FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-276033-04

PROSPECTUS

$961,529,000 (Approximate)

BBCMS Mortgage Trust 2024-5C29

(Central Index Key Number 0002034721)

as Issuing Entity

Barclays Commercial Mortgage Securities LLC

(Central Index Key Number 0001541480)

as Depositor
Barclays Capital Real Estate Inc.

(Central Index Key Number 0001549574)

Argentic Real Estate Finance 2 LLC

(Central Index Key Number 0001968416)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

KeyBank National Association
(Central Index Key Number 0001089877)

Societe Generale Financial Corporation

(Central Index Key Number 0001755531)

German American Capital Corporation
(Central Index Key Number 0001541294)

LMF Commercial, LLC

(Central Index Key Number 0001592182)

UBS AG
(Central Index Key Number 0001685185)

BSPRT CMBS Finance, LLC
(Central Index Key Number 0001722518)

Bank of Montreal
(Central Index Key Number 0000927971)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2024-5C29

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2024-5C29 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2024-5C29. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in October 2024. The rated final distribution date for the offered certificates is the distribution date in September 2057.

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$5,185,000		4.39800%	Fixed(6)	April 2029
Class A-2	$205,825,000		4.73800%	Fixed(6)	August 2029
Class A-3	$534,775,000		5.20800%	Fixed(6)	September 2029
Class X-A	$745,785,000	(7)	1.60022%	Variable(8)	NAP
Class X-B	$215,744,000	(9)	1.01157%	Variable(10)	NAP
Class A-S	$127,848,000		5.62700%	Fixed(6)	September 2029
Class B	$50,607,000		5.85800%	WAC Cap(11)	September 2029
Class C	$37,289,000		5.51200%	Fixed(6)	September 2029

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 57 and page 59, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, Deutsche Bank Securities Inc., UBS Securities LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., Academy Securities, Inc. and Drexel Hamilton, LLC will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 65.7% of each class of offered certificates, KeyBanc Capital Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 10.1% of each class of offered certificates, SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 9.6% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 8.5% of each class of offered certificates, BMO Capital Markets Corp. is acting as co-lead manager and joint bookrunner with respect to approximately 3.3% of each class of offered certificates, Citigroup Global Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 2.8% of each class of offered certificates and UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 0.0% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about September 27, 2024. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately 108.8% of the aggregate certificate balance of the offered certificates, plus accrued interest from September 1, 2024, before deducting expenses payable by the depositor.

Barclays	BMO Capital Markets	Citigroup	Deutsche Bank Securities	KeyBanc Capital Markets	Société Générale	UBS Securities LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities				Drexel Hamilton
Co-Managers

September 16, 2024

BBCMS Mortgage Trust 2024-5C29

Kansas
2 properties
$950,906
0.1% of total
Missouri
2 properties
$913,344
0.1% of total
Illinois
14 properties
$37,286,656
3.5% of total
Indiana
2 properties
$13,949,000
1.3% of total
Michigan
3 properties
$8,004,613
0.8% of total
Pennsylvania
5 properties
$26,130,596
2.5% of total
New York
13 properties
$185,378,947
17.4% of total
Massachusetts
6 properties
$79,540,000
7.5% of total
Ohio
6 properties
$58,952,028
5.5% of total
Connecticut
1 property
$8,450,000
0.8% of total
New Jersey
3 properties
$52,000,000
4.9% of total
Delaware
1 property
$9,000,000
0.8% of total
Maryland
1 property
$446,788
0.0% of total
Virginia
1 property
$14,000,000
1.3% of total
North Carolina
6 properties
$106,852,000
10.0% of total
South Carolina
5 properties
$6,891,763
0.6% of total
Florida
10 properties
$149,141,725
14.0% of total
California
6 properties
$20,171,697
1.9% of total
Arizona
3 properties
$43,612,500
4.1% of total
Colorado
1 property
$6,450,000
0.6% of total
Texas
4 properties
$151,588,370
14.2% of total
Mississippi
1 property
$11,400,000
1.1% of total
Tennessee
3 properties
$35,015,000
3.3% of total
Kentucky
3 properties
$39,281,219
3.7% of total
Percentage of Initial Pool Balance
0.0% – 3.0%
3.1% – 7.0%
7.1% – 17.4%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. Initial Credit Support(3)	Approx. Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Expected Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
A-1	$5,185,000		$5,038,000		$147,000		30.000%	4.39800%	Fixed(6)	April 2029	2.42	10/24-4/29
A-2	$205,825,000		$200,000,000		$5,825,000		30.000%	4.73800%	Fixed(6)	August 2029	4.81	4/29-8/29
A-3	$534,775,000		$519,640,000		$15,135,000		30.000%	5.20800%	Fixed(6)	September 2029	4.93	8/29-9/29
X-A	$745,785,000	(7)	$724,678,000	(7)	$21,107,000	(7)	NAP	1.60022%	Variable(8)	NAP	NAP	NAP
X-B	$215,744,000	(9)	$209,636,000	(9)	$6,108,000	(9)	NAP	1.01157%	Variable(10)	NAP	NAP	NAP
A-S	$127,848,000		$124,229,000		$3,619,000		18.000%	5.62700%	Fixed(6)	September 2029	4.97	9/29-9/29
B	$50,607,000		$49,174,000		$1,433,000		13.250%	5.85800%	WAC Cap(11)	September 2029	4.97	9/29-9/29
C	$37,289,000		$36,233,000		$1,056,000		9.750%	5.51200%	Fixed(6)	September 2029	4.97	9/29-9/29
Non-Offered Certificates
X-D	$29,299,000	(12)	$28,469,000	(12)	$830,000	(12)	NAP	2.67288%	Variable(13)	NAP	NAP	NAP
X-F	$19,977,000	(14)	$19,411,000	(14)	$566,000	(14)	NAP	2.67288%	Variable(15)	NAP	NAP	NAP
D	$18,645,000		$18,117,000		$528,000		8.000%	4.00000%	Fixed(6)	September 2029	4.97	9/29-9/29
E	$10,654,000		$10,352,000		$302,000		7.000%	4.00000%	Fixed(6)	September 2029	4.97	9/29-9/29
F	$19,977,000		$19,411,000		$566,000		5.125%	4.00000%	Fixed(6)	September 2029	4.97	9/29-9/29
G-RR	$10,654,000		$10,352,000		$302,000		4.125%	6.67288%	WAC(16)	September 2029	4.97	9/29-9/29
H-RR	$43,948,151		$42,704,000		$1,244,151		0.000%	6.67288%	WAC(16)	September 2029	4.97	9/29-9/29
S(17)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(18)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	On the closing date, Argentic Real Estate Finance 2 LLC (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters and the initial purchasers the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” and as further described in “Credit Risk Retention—General”. The initial retained amount of each class of certificates will be approximately 2.8301% of the certificate balance, notional amount or percentage interest, as applicable, of each class of certificates (other than the Class R certificates) as of the Closing Date.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are represented in the aggregate.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(6)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-S, Class C, Class D, Class E and Class F certificates (collectively with the Class B, Class G-RR and Class H-RR certificates, the “principal balance certificates”) for any distribution date will be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate as set forth opposite such class in the table.
(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
3

(11)	The pass-through rate for the Class B certificates for any distribution date will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.
(15)	The pass-through rate for the Class X-F certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(16)	The pass-through rate for the Class G-RR and Class H-RR certificates, in each case and on each distribution date, will be a per annum rate (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year of twelve 30-day months).
(17)	The Class S certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will to the extent collected, be allocated to the Class S certificates. The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.
(18)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class S and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in This Prospectus	15
PROHIBITION ON SALES TO EEA RETAIL INVESTORS	17
EU PRODUCT GOVERNANCE	17
PROHIBITION ON SALES TO UK RETAIL INVESTORS	17
UK PRODUCT GOVERNANCE	18
Summary of Terms	25
Summary of Risk Factors	57
Risks Relating to the Mortgage Loans	57
Risks Relating to Conflicts of Interest	58
Other Risks Relating to the Certificates	58
Risk Factors	59
Risks Related to Market Conditions and Other External Factors	59
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	59
Risks Relating to the Mortgage Loans	60
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	60
Risks of Commercial and Multifamily Lending Generally	60
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	62
General 62
A Tenant Concentration May Result in Increased Losses	63
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	64
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	64
Mortgaged Properties Leased to School Tenants Also Have Risks	64
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	65
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain

Attornment Provisions May Have an Adverse Impact at Foreclosure	65
Early Lease Termination Options May Reduce Cash Flow	66
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	67
Multifamily Properties Have Special Risks	67
Retail Properties Have Special Risks	69
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	70
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	70
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	70
Industrial Properties Have Special Risks	71
Office Properties Have Special Risks	73
Mixed Use Properties Have Special Risks	74
Hotel Properties Have Special Risks	74
Risks Relating to Affiliation with a Franchise or Hotel Management Company	76
Manufactured Housing Community Properties Have Special Risks	77
Self Storage Properties Have Special Risks	78
Condominium Ownership May Limit Use and Improvements	79
Parking Properties Have Special Risks	80
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	81
Concentrations Based on Property Type, Geography, Related

5

Borrowers and Other Factors May Disproportionately Increase Losses	82
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	83
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	84
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	85
Risks Related to Zoning Non-Compliance and Use Restrictions	87
Risks Relating to Inspections of Properties	89
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	89
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	89
Insurance May Not Be Available or Adequate	90
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	91
Terrorism Insurance May Not Be Available for All Mortgaged Properties	91
Risks Associated with Blanket Insurance Policies or Self-Insurance	92
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	93
Limited Information Causes Uncertainty	93
Historical Information	93
Ongoing Information	94
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	94
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	94
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	95
Static Pool Data Would Not Be Indicative of the Performance of this Pool	96

Appraisals May Not Reflect Current or Future Market Value of Each Property	96
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	98
The Borrower’s Form of Entity May Cause Special Risks	98
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	100
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	101
Other Financings or Ability to Incur Other Indebtedness Entails Risk	102
Tenancies-in-Common May Hinder Recovery	104
Risks Relating to Enforceability of Cross-Collateralization	104
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	104
Risks Associated with One Action Rules	105
State Law Limitations on Assignments of Leases and Rents May Entail Risks	105
Risks of Anticipated Repayment Date Loans	105
Various Other Laws Could Affect the Exercise of Lender’s Rights	106
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	106
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	107
Risks Related to Ground Leases and Other Leasehold Interests	108
Increases in Real Estate Taxes May Reduce Available Funds	110
Risks Relating to Tax Credits	110
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	111
Risks Related to Conflicts of Interest	111

6

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	111
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	113
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	115
Potential Conflicts of Interest of the Operating Advisor	117
Potential Conflicts of Interest of the Asset Representations Reviewer	117
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	118
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	119
The Servicing of the Non-Serviced Servicing Shift Whole Loan Will Shift to Other Servicers	121
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	121
Other Potential Conflicts of Interest May Affect Your Investment	121
Other Risks Relating to the Certificates	122
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	122
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	124
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	127
General	127
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	128
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	129

Losses and Shortfalls May Change Your Anticipated Yield	129
Risk of Early Termination	130
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	130
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	131
You Have Limited Voting Rights	131
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	131
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.	134
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	134
Risks Relating to Modifications of the Mortgage Loans	136
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	136
Risks Relating to Interest on Advances and Special Servicing Compensation	138
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	138
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	138
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals

7

May Result in an Increased Cost to the Issuing Entity	140
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	140
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	140
Tax Considerations Relating to Foreclosure	140
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	141
REMIC Status	142
Material Federal Tax Considerations Regarding Original Issue Discount	142
The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules	142
General Risks	144
The Certificates May Not Be a Suitable Investment for You	144
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	144
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	144
Other Events May Affect the Value and Liquidity of Your Investment	144
The Certificates Are Limited Obligations	145
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	145
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	146
Description of the Mortgage Pool	147
General	147

Co-Originated and Third-Party Originated Mortgage Loans	149
Certain Calculations and Definitions	149
Definitions	150
Mortgage Pool Characteristics	162
Overview	162
Property Types	163
Multifamily Properties	164
Retail Properties	166
Industrial Properties	167
Office Properties	168
Mixed Use Properties	168
Hotel Properties	168
Manufactured Housing Community Properties	169
Self Storage Properties	170
Parking Properties	170
Specialty Use Concentrations	170
Mortgage Loan Concentrations	171
Top Fifteen Mortgage Loans	171
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	171
Geographic Concentrations	173
Mortgaged Properties with Limited Prior Operating History	173
Tenancies-in-Common or Diversified Ownership	174
Condominium and Other Shared Interests	174
Fee & Leasehold Estates; Ground Leases	174
Environmental Considerations	176
Mortgaged Properties Subject to Local Law 97	180
Redevelopment, Renovation and Expansion	181
Assessment of Property Value and Condition	181
Litigation and Other Considerations	182
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	183
Tenant Issues	184
Tenant Concentrations	184
Lease Expirations and Terminations	185
Expirations	185
Terminations	185
Other	186
Purchase Options and Rights of First Refusal	187
Affiliated Leases	189
Competition from Certain Nearby Properties	190
Insurance Considerations	191
Use Restrictions	192

8

Appraised Value	194
Non-Recourse Carveout Limitations	194
Real Estate and Other Tax Considerations	195
Delinquency Information	198
Certain Terms of the Mortgage Loans	198
Amortization of Principal	198
Due Dates; Mortgage Rates; Calculations of Interest	199
Single Purpose Entity Covenants	200
ARD Loan	201
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	202
Voluntary Prepayments	202
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	204
Defeasance	205
Releases; Partial Releases	205
Escrows	212
Mortgaged Property Accounts	213
Exceptions to Underwriting Guidelines	214
Additional Indebtedness	215
General	215
Whole Loans	215
Mezzanine Indebtedness	215
Other Secured Indebtedness	217
Preferred Equity	217
Other Unsecured Indebtedness	217
The Whole Loans	218
General	218
The Serviced Pari Passu Whole Loans	222
Intercreditor Agreement	223
Control Rights with respect to Serviced Pari Passu Whole Loans	223
Certain Rights of each Non-Controlling Holder	223
Sale of Defaulted Mortgage Loan	224
The Non-Serviced Pari Passu Whole Loans	225
Intercreditor Agreement	225
Control Rights	225
Certain Rights of each Non-Controlling Holder	226
Custody of the Mortgage File	227
Sale of Defaulted Mortgage Loan	227
The Non-Serviced A/B Whole Loans	227
The 277 Park Avenue Whole Loan	227
The BioMed 2024 Portfolio 2 Whole Loan	235

The Bronx Terminal Market Whole Loan	244
Additional Information	255
Transaction Parties	255
The Sponsors and Mortgage Loan Sellers	255
Barclays Capital Real Estate Inc.	256
General	256
Barclays’ Securitization Program	256
Review of Barclays Mortgage Loans	257
Barclays’ Underwriting Guidelines and Processes	259
Compliance with Rule 15Ga-1 under the Exchange Act	261
Retained Interests in This Securitization	262
Argentic Real Estate Finance 2 LLC	262
General	262
Argentic’s Securitization Program	262
Argentic’s Underwriting Standards and Processes	263
Review of Mortgage Loans for Which Argentic is the Sponsor	267
Compliance with Rule 15Ga-1 under the Exchange Act	269
Retained Interests in this Securitization	269
Starwood Mortgage Capital LLC	269
General	269
Starwood’s Securitization Program	270
Review of SMC Mortgage Loans	270
SMC’s Underwriting Guidelines and Processes	271
Exceptions to SMC’s Disclosed Underwriting Guidelines	275
Servicing	275
Compliance with Rule 15Ga-1 under the Exchange Act	276
Retained Interests in This Securitization	276
KeyBank National Association	276
General	276
KeyBank’s Securitization Program	276
Review of KeyBank Mortgage Loans	277
KeyBank’s Underwriting Guidelines and Process	278
Exceptions	281
Compliance with Rule 15Ga-1 under the Exchange Act	281

9

Retained Interests in This Securitization	281
Societe Generale Financial Corporation	281
General	281
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	281
Societe Generale Financial Corporation’s Underwriting Standards	282
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	285
Compliance with Rule 15Ga-1 under the Exchange Act	288
Retained Interests in This Securitization	288
German American Capital Corporation	288
General	288
GACC’s Securitization Program	289
Review of GACC Mortgage Loans	290
DB Originators’ Underwriting Guidelines and Processes	292
Exceptions to DB Originators’ Underwriting Guidelines	296
Compliance with Rule 15Ga-1 under the Exchange Act	296
Retained Interests in This Securitization	296
LMF Commercial, LLC	297
General	297
LMF’s Securitization Program	297
LMF’s Underwriting Standards and Loan Analysis	297
Review of Mortgage Loans for Which LMF is the Sponsor	301
Compliance with Rule 15Ga-1 under the Exchange Act	302
Retained Interests in This Securitization	302
UBS AG, New York Branch	303
General	303
UBS AG, New York Branch’s Securitization Program	303
Review of the UBS AG, New York Branch Mortgage Loans	304
UBS AG, New York Branch’s Underwriting Standards	306
Retained Interests in This Securitization	311
BSPRT CMBS Finance, LLC	311

General	311
BSPRT’s Loan Origination and Acquisition History	311
Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans	311
Review of BSPRT Mortgage Loans	312
BSPRT’s Underwriting Standards	313
Compliance with Rule 15Ga-1 under the Exchange Act	318
Retained Interests in This Securitization	318
Bank of Montreal	318
General	318
BMO’s Commercial Mortgage Origination and Securitization Program	319
Review of the BMO Mortgage Loans	319
BMO’s Origination Procedures and Underwriting Guidelines	322
Compliance with Rule 15Ga-1 under the Exchange Act	325
Retained Interests in This Securitization	326
Citi Real Estate Funding Inc.	326
General	326
CREFI’s Commercial Mortgage Origination and Securitization Program	326
Review of the CREFI Mortgage Loans	327
CREFI’s Underwriting Guidelines and Processes	330
Compliance with Rule 15Ga-1 under the Exchange Act	334
Retained Interests in This Securitization	334
The Depositor	334
The Issuing Entity	335
The Master Servicer	336
The Special Servicer	339
The Affiliated Special Servicer	342
The Certificate Administrator	346
Certificate Administrator	346
Custodian	347
The Trustee	348
The Operating Advisor and Asset Representations Reviewer	349
Credit Risk Retention	352
General	352
Qualifying CRE Loans; Required Credit Risk Retention Percentage	353

10

Material Terms of the Eligible Vertical Interest	353
The Eligible Horizontal Residual Interest	353
The Retaining Party	355
Hedging, Transfer and Financing Restrictions	355
Operating Advisor	356
Representations and Warranties	357
Description of the Certificates	359
General	359
Distributions	361
Method, Timing and Amount	361
Available Funds	362
Priority of Distributions	363
Pass-Through Rates	366
Interest Distribution Amount	368
Principal Distribution Amount	368
Certain Calculations with Respect to Individual Mortgage Loans	370
Excess Interest	371
Application Priority of Mortgage Loan Collections or Whole Loan Collections	371
Allocation of Yield Maintenance Charges and Prepayment Premiums	374
Assumed Final Distribution Date; Rated Final Distribution Date	376
Prepayment Interest Shortfalls	376
Subordination; Allocation of Realized Losses	378
Reports to Certificateholders; Certain Available Information	380
Certificate Administrator Reports	380
Information Available Electronically	386
Voting Rights	391
Delivery, Form, Transfer and Denomination	391
Book-Entry Registration	391
Definitive Certificates	394
Certificateholder Communication	394
Access to Certificateholders’ Names and Addresses	394
Requests to Communicate	394
List of Certificateholders	395
Description of the Mortgage Loan Purchase Agreements	395
General	395
Dispute Resolution Provisions	405
Asset Review Obligations	406
Pooling and Servicing Agreement	406
General	406
Assignment of the Mortgage Loans	406
Servicing Standard	407
Subservicing	408
Advances	409
P&I Advances	409

Servicing Advances	410
Nonrecoverable Advances	411
Recovery of Advances	412
Accounts	413
Withdrawals from the Collection Account	415
Servicing and Other Compensation and Payment of Expenses	417
General	417
Master Servicing Compensation	422
Special Servicing Compensation	425
Disclosable Special Servicer Fees	429
Certificate Administrator and Trustee Compensation	430
Operating Advisor Compensation	430
Asset Representations Reviewer Compensation	431
CREFC® Intellectual Property Royalty License Fee	432
Appraisal Reduction Amounts	432
Maintenance of Insurance	438
Modifications, Waivers and Amendments	441
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	445
Inspections	446
Collection of Operating Information	447
Special Servicing Transfer Event	447
Asset Status Report	449
Realization Upon Mortgage Loans	452
Sale of Defaulted Loans and REO Properties	454
The Directing Certificateholder	457
General	457
Major Decisions	459
Asset Status Report	462
Replacement of the Special Servicer	462
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	462
Servicing Override	464
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	465
Rights of the Holders of Serviced Pari Passu Companion Loans	465
Limitation on Liability of Directing Certificateholder	465
The Operating Advisor	466
General	466
Duties of Operating Advisor at All Times	466
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	469

11

Recommendation of the Replacement of the Special Servicer	469
Eligibility of Operating Advisor	470
Other Obligations of Operating Advisor	470
Delegation of Operating Advisor’s Duties	471
Termination of the Operating Advisor With Cause	471
Rights Upon Operating Advisor Termination Event	472
Waiver of Operating Advisor Termination Event	473
Termination of the Operating Advisor Without Cause	473
Resignation of the Operating Advisor	473
Operating Advisor Compensation	473
The Asset Representations Reviewer	474
Asset Review	474
Asset Review Trigger	474
Asset Review Vote	475
Review Materials	476
Asset Review	477
Eligibility of Asset Representations Reviewer	478
Other Obligations of Asset Representations Reviewer	479
Delegation of Asset Representations Reviewer’s Duties	479
Assignment of Asset Representations Reviewer’s Rights and Obligations	479
Asset Representations Reviewer Termination Events	480
Rights Upon Asset Representations Reviewer Termination Event	481
Termination of the Asset Representations Reviewer Without Cause	481
Resignation of Asset Representations Reviewer	481
Asset Representations Reviewer Compensation	482
The Risk Retention Consultation Party	482
Limitation on Liability of Risk Retention Consultation Party	482
Replacement of the Special Servicer Without Cause	482
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	484
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations

Reviewer Upon Prohibited Risk Retention Affiliation	486
Termination of the Master Servicer or Special Servicer for Cause	486
Servicer Termination Events	486
Rights Upon Servicer Termination Event	487
Waiver of Servicer Termination Event	489
Resignation of the Master Servicer or Special Servicer	489
Limitation on Liability; Indemnification	490
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	492
Dispute Resolution Provisions	493
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	493
Repurchase Request Delivered by a Party to the PSA	493
Resolution of a Repurchase Request	494
Mediation and Arbitration Provisions	496
Servicing of the Non-Serviced Mortgage Loans	497
General	497
Servicing of the 277 Park Avenue Mortgage Loan	500
Servicing of the BioMed 2024 Portfolio 2 Mortgage Loan	501
Servicing of the Bronx Terminal Market Mortgage Loan	501
Rating Agency Confirmations	502
Evidence as to Compliance	504
Limitation on Rights of Certificateholders to Institute a Proceeding	505
Termination; Retirement of Certificates	505
Amendment	506
Resignation and Removal of the Trustee and the Certificate Administrator	509
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	510
Certain Legal Aspects of Mortgage Loans	511
General	513
Types of Mortgage Instruments	513
Leases and Rents	513
Personalty	514
Foreclosure	514
General	514
Foreclosure Procedures Vary from State to State	514
Judicial Foreclosure	514
Equitable and Other Limitations on Enforceability of Certain Provisions	514

12

Nonjudicial Foreclosure/Power of Sale	515
Public Sale	515
Rights of Redemption	516
Anti-Deficiency Legislation	517
Leasehold Considerations	517
Bankruptcy Laws	517
Environmental Considerations	523
General	523
Superlien Laws	524
CERCLA	524
Certain Other Federal and State Laws	524
Additional Considerations	525
Due-on-Sale and Due-on-Encumbrance Provisions	525
Subordinate Financing	525
Default Interest and Limitations on Prepayments	526
Applicability of Usury Laws	526
Americans with Disabilities Act	526
Servicemembers Civil Relief Act	526
Anti-Money Laundering, Economic Sanctions and Bribery	527
Potential Forfeiture of Assets	527
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	528
Pending Legal Proceedings Involving Transaction Parties	531
Use of Proceeds	531
Yield and Maturity Considerations	531
Yield Considerations	531
General	531
Rate and Timing of Principal Payments	531
Losses and Shortfalls	532
Certain Relevant Factors Affecting Loan Payments and Defaults	533
Delay in Payment of Distributions	534
Yield on the Certificates with Notional Amounts	534
Weighted Average Life	534
Pre-Tax Yield to Maturity Tables	538
Material Federal Income Tax Considerations	541
General	541

Qualification as a REMIC	541
Status of Offered Certificates	543
Taxation of Regular Interests	544
General	544
Original Issue Discount	544
Acquisition Premium	546
Market Discount	546
Premium	547
Election To Treat All Interest Under the Constant Yield Method	547
Treatment of Losses	547
Yield Maintenance Charges and Prepayment Premiums	548
Sale or Exchange of Regular Interests	548
Taxes That May Be Imposed on a REMIC	549
Prohibited Transactions	549
Contributions to a REMIC After the Startup Day	549
Net Income from Foreclosure Property	549
REMIC Partnership Representative	550
Taxation of Certain Foreign Investors	550
FATCA	551
Backup Withholding	551
Information Reporting	552
3.8% Medicare Tax on “Net Investment Income”	552
Reporting Requirements	552
Certain State and Local Tax Considerations	553
Method of Distribution (Underwriter)	554
Incorporation of Certain Information by Reference	556
Where You Can Find More Information	557
Financial Information	557
Certain ERISA Considerations	557
General	557
Plan Asset Regulations	558
Administrative Exemptions	559
Insurance Company General Accounts	561
Legal Investment	561
Legal Matters	562
Ratings	562
Index of Defined Terms	565

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
13

Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

14

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

15

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BBCMS 2024-5C29 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.
16

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURER’S TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURER’S TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

17

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS’ TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(B)   it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

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(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” IN THIS PROSPECTUS.

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UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES
REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

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THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

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No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,
●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:
●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;
●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR
●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE

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CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE

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MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2024-5C29, Commercial Mortgage Pass-Through Certificates, Series 2024-5C29.
Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BBCMS Mortgage Trust 2024-5C29, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage Loan Sellers;

Originators	The sponsors of this transaction are:
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	Societe Generale Financial Corporation, a Delaware corporation
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	Bank of Montreal, a Canadian chartered bank
●	German American Capital Corporation, a Maryland corporation
●	KeyBank National Association, a national banking association
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company
●	LMF Commercial, LLC, a Delaware limited liability company
●	Citi Real Estate Funding Inc., a New York corporation

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The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.
Sellers of the Mortgage Loans
Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)	12	$239,225,522	22.5%
Argentic Real Estate Finance 2 LLC	5	165,812,000	15.6
Starwood Mortgage Capital LLC	6	133,078,947	12.5
KeyBank National Association	11	107,978,500	10.1
Societe Generale Financial Corporation(3)	3	101,980,183	9.6
German American Capital Corporation	4	90,800,000	8.5
LMF Commercial, LLC	7	62,450,000	5.9
UBS AG	3	59,782,000	5.6
BSPRT CMBS Finance, LLC	2	38,800,000	3.6
Bank of Montreal	2	35,500,000	3.3
Citi Real Estate Funding Inc.	1	30,000,000	2.8
Total	55	$1,065,407,152	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and one or more unrelated entities or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans does not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the Baybrook Mall mortgage loan (5.7%), Barclays Capital Real Estate Inc. is contributing one or more notes with an aggregate outstanding principal balance of approximately $30,979,522 and Societe Generale Financial Corporation is contributing one or more notes with an outstanding principal balance of approximately $29,980,183.
All of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
The Baybrook Mall mortgage loan (5.7%) consists of notes sold by two or more mortgage loan sellers and is referred to herein as a “jointly sold mortgage loan”.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	KeyBank National Association, a national banking association, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal commercial mortgage master servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300,

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Overland Park, Kansas 66211. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
The master servicer for each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
KeyBank National Association is a sponsor, a mortgage loan seller and an originator and is an affiliate of KeyBanc Capital Markets Inc., an underwriter.
KeyBank National Association is currently the master servicer and the special servicer of the BioMed 2024 Portfolio 2 whole loan under the BX 2024-BIO2 securitization transaction.
Special Servicer	Argentic Services Company LP, a Delaware limited partnership, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of Argentic Services Company LP is located at 500 North Central Expressway, Suite 261, Plano, Texas 75074. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use

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commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
Argentic Services Company LP is expected to be appointed as the special servicer by Argentic Securities Income USA 2 LLC, which, on the closing date, is expected to be appointed as the initial directing certificateholder (other than with respect to any excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder”.
The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Affiliated Special Servicer	LNR Partners, LLC, a Florida limited liability company and the anticipated special servicer under the BMO 2024-5C6 pooling and servicing agreement, which is expected to govern the servicing of the Northbridge Centre whole loan, is an affiliate of Starwood Mortgage Capital LLC, a sponsor, an originator and a mortgage loan seller. See “Transaction Parties—The Affiliated Special Servicer”.
Trustee	U.S. Bank Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located

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at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.
The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.
Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans.
See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans and (ii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan as to which the directing certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event) and with respect to which, the directing certificateholder or

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the holder of the majority of the controlling class certificates (by certificate principal balance) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.
The controlling class will be, as of any date of determination, the most subordinate class of the Class G-RR and Class H-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class H-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.
On the closing date (i) Argentic Securities Holdings 2 Cayman Limited, an affiliate of Argentic Real Estate Finance 2 LLC and Argentic Services Company LP, will be the holder of the “eligible vertical interest” (referred to herein as the “VRR Interest”), the holder of the “eligible horizontal residual interest”, which will be comprised of the Class G-RR and Class H-RR certificates (other than the portion that comprises the VRR Interest as described in “Credit Risk Retention”) and the holder of the Class S certificates, (ii) Argentic Securities Income USA 2 LLC or an affiliate is expected to be the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loans or (b) any excluded loan with respect to the directing certificateholder) and (iii) Argentic CMBS Holdings II Limited will purchase the Class X-F and Class F certificates (in each case, other than the portion that comprises the “VRR Interest” as described in “Credit Risk Retention”).
Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. Argentic Real Estate Finance 2 LLC will retain the right to appoint a risk retention consultation party but will not be appointing a risk retention consultation party on the closing date. For the avoidance of doubt, as of the closing date there will be no risk retention consultation party; provided that if Argentic Services Company LP or an affiliate thereof is appointed as the risk retention consultation party and Argentic Services Company LP, as special servicer, is processing any action that requires consultation with the risk retention consultation party, Argentic Services Company LP, as special servicer, will not be required to consult with the risk retention consultation party.
With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan as to which the risk retention consultation party would otherwise be entitled to exercise consultation rights and with respect to which, such risk retention consultation party (or the holder of the VRR Interest entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations and

Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in September 2024 (or, in the case of any mortgage loan that has its first due date after September 2024, the date that would have been its due date in September 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about September 27, 2024.

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Distribution Date	The 4th business day following each determination date. The first distribution date will be in October 2024.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Florida, Kansas, North Carolina, New York, Ohio, Pennsylvania, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date;

Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	April 2029
Class A-2	August 2029
Class A-3	September 2029
Class X-A	NAP
Class X-B	NAP
Class A-S	September 2029
Class B	September 2029
Class C	September 2029

The rated final distribution date for the offered certificates will be the distribution date in September 2057.
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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below (the following illustration does not take into account the sale of any non-offered certificates):

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2024-5C29:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C
The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class S and Class R certificates (referred to as the “non-offered certificates”). The offered certificates and the non-offered certificates are collectively referred to as the “certificates”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Available Certificate Balance or Notional Amount(1)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(3)
Class A-1	$5,185,000	$5,038,000	$147,000	0.487%	30.000%
Class A-2	$205,825,000	$200,000,000	$5,825,000	19.319%	30.000%
Class A-3	$534,775,000	$519,640,000	$15,135,000	50.194%	30.000%
Class X-A	$745,785,000	$724,678,000	$21,107,000	NAP	NAP
Class X-B	$215,744,000	$209,636,000	$6,108,000	NAP	NAP
Class A-S	$127,848,000	$124,229,000	$3,619,000	12.000%	18.000%
Class B	$50,607,000	$49,174,000	$1,433,000	4.750%	13.250%
Class C	$37,289,000	$36,233,000	$1,056,000	3.500%	9.750%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	On the closing date, Argentic Real Estate Finance 2 LLC (a sponsor and an affiliate of the special servicer) will cause a majority owned affiliate to purchase from the underwriters offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Initial Retained Certificate Balance or Notional Amount” as described in “Credit Risk Retention”.
(3)	The approximate initial credit support with respect to the Class A-1, Class A-2 and Class A-3 certificates represents the approximate initial credit enhancement for the Class A-1, Class A-2 and Class A-3 certificates in the aggregate. See “Credit Risk Retention”.

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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:
Class	Approximate Initial Pass-Through Rate(1)
Class A-1	4.39800%
Class A-2	4.73800%
Class A-3	5.20800%
Class X-A	1.60022%
Class X-B	1.01157%
Class A-S	5.62700%
Class B	5.85800%
Class C	5.51200%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-S and Class C certificates for any distribution date will be a per annum rate equal to a fixed rate as set forth opposite such class in the table. The pass-through rate for the Class B certificates for any distribution date will be a per annum rate equal to a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A, Class X-B, Class X-D and Class X-F certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, excess interest that accrues on a mortgage loan that has an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that

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is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.001875% to 0.12625%.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.
The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00904%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date

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calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan) at a per annum rate equal to 0.00139%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00023%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed

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special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Non-Serviced Mortgage Loans
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
277 Park Avenue	0.000625%	0.25000%
Baybrook Mall	0.00250%	0.25000%
BioMed 2024 Portfolio 2	0.00125%	0.15000%
Stonebriar Centre	0.00125%	0.25000%
Northbridge Centre	0.00125%	0.25000%
Bronx Terminal Market(2)	0.00125%	0.25000%
GNL Industrial Portfolio	0.00125%	0.25000%

(1)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.
(2)	From and after the securitization of the related controlling pari passu companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.

Distributions

A. Amount and Order of

Distributions on Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums and any excess interest attributable to the Class S certificates) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;
Second, to the Class A-1, Class A-2 and Class A-3 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 certificates until the certificate balance of the Class A-2 certificates has been reduced to zero and (c) third, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2 and Class A-3 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class

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A-2 and Class A-3 certificates, pro rata, without regard to the distribution priorities described above;
Third, to the Class A-1, Class A-2 and Class A-3 certificates, to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Seventh, to the non-offered certificates (other than the Class X-D, Class X-F and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.

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For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class S and Class R certificates) can be found in “Description of the Certificates—Distributions— Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of

Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class S and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D and Class X-F certificates although principal payment and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates and, therefore, the amount of interest they accrue.

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Class A-1, Class A-2, Class A-3, Class X-A(1), Class X-B(1), Class X-D(1) and Class X-F(1)

Class A-S

Class B

Class C

Non-offered certificates(2)

(1)	The Class X-A, Class X-B, Class X-D and Class X-F certificates are interest-only certificates and the Class X-D and Class X-F certificates are not offered by this prospectus.
(2)	Other than the Class X-D, Class X-F, Class S and Class R certificates.
Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class S or Class R certificates) will reduce the certificate balance of that class of certificates.
The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

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E. Shortfalls in Available Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.
F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated to the Class S certificates on the related distribution date. See “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date, as applicable, in excess of the regular periodic payment,

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interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.
Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.
See “Pooling and Servicing Agreement—Advances”.
B. Property Protection Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to

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advance amounts determined by such party to be nonrecoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.
The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be fifty-five (55) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred and two (102) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,065,407,152.

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Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the fifty-five (55) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of three (3) mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
277 Park Avenue	$70,000,000	6.6%	$450,000,000	$230,000,000	29.6%	2.72x	19.4%	42.7%	1.89x	13.5%
Baybrook Mall	$60,959,705	5.7%	$158,894,968	N/A	56.0%	1.72x	13.7%	56.0%	1.72x	13.7%
BioMed 2024 Portfolio 2	$30,000,000	2.8%	$519,894,737	$166,842,106	50.1%	2.34x	13.1%	65.3%	1.67x	10.1%
Stonebriar Centre	$30,000,000	2.8%	$225,000,000	N/A	42.1%	2.30x	16.8%	42.1%	2.30x	16.8%
Northbridge Centre	$30,000,000	2.8%	$66,000,000	N/A	60.6%	1.55x	11.3%	60.6%	1.55x	11.3%
Westshore Crossing	$25,000,000	2.3%	$25,400,000	N/A	58.5%	1.30x	8.7%	58.5%	1.30x	8.7%
Bronx Terminal Market	$24,578,947	2.3%	$215,421,053	$140,000,000	43.2%	2.18x	11.9%	68.5%	1.07x	7.5%
Northwoods Apartments	$20,782,000	2.0%	$14,000,000	N/A	66.9%	1.35x	8.7%	66.9%	1.35x	8.7%
GNL Industrial Portfolio	$17,400,000	1.6%	$219,600,000	N/A	53.8%	2.12x	12.6%	53.8%	2.12x	12.6%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.
(2)	Calculated including any related pari passu companion loan(s) and any related subordinate companion loan(s) but excluding any related mezzanine debt.
(3)	In the case of the 277 Park Avenue and Baybrook Mall mortgage loans, the cut-off date LTV ratio was calculated based a value other than an “as-is” value. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” for additional information.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
277 Park Avenue	COMM 2024-277P	6.6%	KeyBank National Association	KeyBank National Association	Computershare Trust Company, National Association
Baybrook Mall	BANK5 2024-5YR9	5.7%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Computershare Trust Company, National Association
BioMed 2024 Portfolio 2	BX 2024-BIO2	2.8%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association
Stonebriar Centre	Benchmark 2024-V9	2.8%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association
Northbridge Centre	BMO 2024-5C6(2)	2.8%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Bronx Terminal Market(3)	BANK5 2024-5YR9	2.3%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Computershare Trust Company, National Association
GNL Industrial Portfolio	BMO 2024-5C4	1.6%	Midland Loan Services, a Division of PNC Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(4)
277 Park Avenue	Deutsche Bank National Trust Company	Deutsche Bank National Trust Company	Park Bridge Lender Services LLC	N/A	PCSD PR Cap V L Private Limited
Baybrook Mall	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Eightfold Real Estate Capital Fund VI, L.P.
BioMed 2024 Portfolio 2	Computershare Trust Company, National Association	Computershare Trust Company, National Association	N/A	N/A	Western Asset Core Plus Bond Fund
Stonebriar Centre	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	3650 Real Estate Investment Trust 2 LLC
Northbridge Centre	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	CMBS 4 Sub 4, LLC
Bronx Terminal Market(3)	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	CPPIB Credit Investments III Inc.
GNL Industrial Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC

(1)	As of the closing date of the related securitization.
(2)	The BMO 2024-5C6 securitization is expected to close on or about September 26, 2024.
(3)	The Bronx Terminal Market mortgage loan (2.3%) (referred to in this prospectus as a “non-serviced servicing shift whole loan”) (i) will be initially serviced and administered by an outside servicer and an outside special servicer pursuant to the BANK5 2024-5YR9 pooling and servicing agreement, and (ii) upon the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, will be serviced and administered by an outside servicer and an outside special servicer pursuant to the outside servicing agreement governing that future commercial mortgage securitization transaction.
(4)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity. Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2).
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$1,065,407,152
Number of mortgage loans	55
Number of mortgaged properties	102
Range of Cut-off Date Balances	$2,990,000 to $74,162,000
Average Cut-off Date Balance	$19,371,039
Range of Mortgage Rates	5.18100% to 8.20000%
Weighted average Mortgage Rate	6.69765%
Range of original terms to maturity(2)	60 months to 60 months
Weighted average original term to maturity(2)	60 months
Range of remaining terms to maturity(2)	55 months to 60 months
Weighted average remaining term to maturity(2)	59 months
Range of original amortization terms(3)	330 months to 360 months
Weighted average original amortization term(3)	356 months
Range of remaining amortization terms(3)	330 months to 360 months
Weighted average remaining amortization term(3)	355 months
Range of Cut-off Date LTV Ratios(4)(5)	29.6% to 72.5%
Weighted average Cut-off Date LTV Ratio(4)(5)	58.3%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)	29.6% to 71.9%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)	58.0%
Range of U/W NCF DSCRs(5)(6)	1.24x to 2.74x
Weighted average U/W NCF DSCR(5)(6)	1.63x
Range of U/W NOI Debt Yields(5)	8.2% to 19.4%
Weighted average U/W NOI Debt Yield(5)	11.5%
Percentage of Initial Pool Balance consisting of:
Interest-only	83.4%
Amortizing Balloon	9.1%
Interest-only, ARD(2)	6.6%
Interest-only, Amortizing Balloon	0.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to one (1) mortgage loan with an anticipated repayment date, secured by the mortgaged property identified on Annex A-1 as 277 Park Avenue (6.6%), calculated as of the related anticipated repayment date.
(3)	Excludes forty-nine (49) mortgage loans (collectively, 89.9%) that are interest-only for the entire term or the anticipated repayment date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date or until the anticipated repayment date, as applicable) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.
(5)	In the case of nine (9) mortgage loans (collectively, 29.0%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s). With respect to the mortgage loan identified as the 277 Park Avenue mortgage loan (6.6%), the loan-to-value ratio and debt yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including the related subordinate companion loans are, 1.89x, 42.7%, 42.7% and 13.5%, respectively. With respect to the mortgage loan identified as the BioMed 2024 Portfolio 2 mortgage loan (2.8%), the loan-to-value ratio and debt yield include

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any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including the related subordinate companion loans are, 1.67x, 65.3%, 65.3% and 10.1%, respectively. With respect to the mortgage loan identified as the Bronx Terminal Market mortgage loan (2.3%), the loan-to-value ratio and debt yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including the related subordinate companion loans are, 1.07x, 68.5%, 68.5% and 7.5%, respectively.
(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.
All of the mortgage loans accrue interest on an actual/360 basis.
None of the mortgage loans accrue interest on a 30/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.
Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.
Three (3) of the mortgage loans (3.4%) were a refinancing of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan.
With respect to the Bronx Terminal Market mortgage loan (2.3%), the prior loan matured on May 6, 2024 and was unpaid as of that date. The borrower and the servicer for the prior loan agreed to a forbearance agreement to permit sufficient time for closing conditions for the current mortgage loan to be satisfied, including, but not limited to, the co-lenders obtaining an acceptable leasehold estoppel from the City of New York. Such prior mortgage loan was repaid in full with the proceeds of the Bronx Terminal Market whole loan upon the origination of the Bronx Terminal Market whole loan on August 6, 2024.
With respect to the Southpointe and Lakecrest mortgage loan (0.7%), the prior loan secured by the mortgaged property matured on June 6, 2024 and went into maturity default. The borrower and servicer entered into a forbearance agreement to permit sufficient time for the borrower to acquire refinancing. The borrower refinanced the prior loan with the mortgage loan on August 30, 2024. Proceeds from the mortgage loan were used to repay the prior loan in full.

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With respect to the 431 Dekalb Avenue mortgage loan (0.4%), the prior loan secured by the mortgaged property matured on July 31, 2024 and went into maturity default. The borrower refinanced the prior loan with the mortgage loan on August 2, 2024. Proceeds from the mortgage loan were used to repay the prior loan in full.
See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Limited Operating Histories	With respect to fourteen (14) of the mortgaged properties (collectively, 15.8%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
With respect to one (1) mortgage loan (0.6%) being contributed by German American Capital Corporation, there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio, underwritten revenue, underwritten management fees, underwritten vacancies, underwritten occupancy, reserves, single purpose entity covenants, etc.).
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting

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Standards and Loan Analysis”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.
Additional Aspects of Certificates
Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Argentic Real Estate Finance 2 LLC, as retaining sponsor, see “Credit Risk Retention”.
None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402, including as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject

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to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd., Recursion Co. and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.key.com/key2cre.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in September 2029 and the 277 Park Avenue mortgage loan (6.6%) is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class S and Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and (iii) the master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

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Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to any jointly sold mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by such mortgage loan seller to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, subject to the consent rights of the holders of the companion loans (if any) under the related co-lender agreement in the case of any mortgage loan that is part of a whole loan, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

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If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s), determines to sell such pari passu companion loan(s), then that special servicer will be required to sell the related non-serviced mortgage loan together with the related pari passu companion loan(s), and, in the case of the 277 Park Avenue whole loan, the BioMed 2024 Portfolio 2 whole loan and the Bronx Terminal Market whole loan, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as two (2) separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.
In addition, (1) the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account will be classified as a “trust” under Treasury Regulations Section 301.7701-4(c) (the “grantor trust”); and (2) the Class S certificates will represent undivided beneficial ownership interests in their respective portions of such entitlement for federal income tax purposes, as further described under “Material Federal Income Tax Considerations”.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the

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Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.
Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).
See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

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See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., multifamily, retail, industrial, office, mixed use, hospitality, manufactured housing and self storage) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
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●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

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Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
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●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	the availability of water in the related geographic area;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
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●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 5 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 5 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.
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In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

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Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Mortgaged Properties Leased to School Tenants Also Have Risks

Certain of the mortgaged properties may be occupied by a tenant operating a school. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors:

●	changing local demographics;
●	competition from other schools;
●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships;
●	poor performance by teachers, administrative staff or students; or
●	mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from students, many of which finance their education by utilizing the federal financial assistance Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed

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legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

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Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or

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re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	outstanding building code violations or tenant complaints at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the proximity of the property to the college or university compared to that of competing properties, whether or not parent guarantees are required, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and the concentration of lease expirations in a short period between school years;
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●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies; and
●	certain multifamily and student housing properties may be master leased in whole or part to a company or educational institution in order to provide housing for employees or students of such company or educational institution. In such event, the non-renewal of the master lease may result in a large number of units at the mortgaged property becoming vacant simultaneously.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

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We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

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Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually

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proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
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●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

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Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may

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principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.
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Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be

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significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements, comfort letters and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real

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estate owned property. Additionally, certain comfort letters that require a replacement comfort letter to be issued to the issuing entity after the closing date of the securitization may not be enforceable by the trust until such time as the replacement comfort letter is issued in the name of the issuing entity.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing community property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

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Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.
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Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We

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cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for

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parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following

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such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Remaining Term to Maturity or ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are multifamily, retail, industrial, office and mixed use. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”. We cannot assure you that any hurricane damage would be covered by insurance.

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Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Texas, Florida, North Carolina, Massachusetts and Ohio. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no

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additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity, or the special servicer assumes operation of the property, the special servicer will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may

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result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.
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In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

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In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive

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to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and

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warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or

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increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty no. 17 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

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The National Flood Insurance Program is scheduled to expire on September 30, 2024. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

In addition, losses from cyberattacks or other security breaches may be excluded from coverage under the insurance policies covering the mortgaged properties. Separate insurance policies covering such losses may not be available or may not be available at commercially reasonable rates. See “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

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The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks, and may not cover cyberattacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other

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properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History”.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

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Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the

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certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, and we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had

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re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. In certain cases, appraisals were obtained a significant amount of time prior to the date hereof, and the market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser

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with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” for additional information

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regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”. See “Description of the Mortgage Pool–Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file

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for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

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In addition, to the extent certain borrowers and the related guarantors have significant recourse obligations, such obligations may increase the risk of consolidation in the event of a bankruptcy of such guarantor or certain principals or affiliates of such borrowers. While a non-consolidation opinion may be delivered in such cases, such opinion may exclude or not expressly address the impact of such guaranteed obligations on the opinion. We cannot assure you that a bankruptcy court would not consider the additional recourse obligations as a reason to consolidate the assets of such borrowers with the guarantor, sponsor or affiliates in a bankruptcy of such guarantor, sponsor or affiliates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s

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recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability

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to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.
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With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty no. 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

CFIUS Review Could Impact Mortgage Loan Structure

The Committee on Foreign Investment in the United States (“CFIUS”) is an interagency committee of the U.S. federal government that is authorized to review for national security risk certain transactions involving foreign investment in either businesses involved in interstate commerce or in specified real estate in the United States. Under the Defense Production Act of 1950, as amended (together with the regulations promulgated thereunder, the “DPA”), CFIUS has jurisdiction to review transactions by which one or more foreign persons that, among other things, could constitute acquisitions of control over any U.S. business (which can include assets and legal entities), investments in certain U.S. businesses that could afford certain non-controlling rights to foreign persons, and purchases or leases of certain property rights with respect to designated real estate in the United States. Such transactions can include “any mergers, acquisitions, minority investments or other transactions.” Under the DPA, certain filings with CFIUS are mandatory, though CFIUS has the authority to review any transaction under its jurisdiction regardless of whether CFIUS was notified of the transaction. If CFIUS determines that a transaction, including any transaction relating to a mortgage loan included in the trust, falls within its jurisdiction and that national security risk arises from such transaction, CFIUS has the authority to negotiate or impose measures to mitigate such national security risk, or CFIUS may refer the transaction to the President of the United States, who can suspend or prohibit the transaction (or, if the transaction has already closed, order the divestiture or other actions by the foreign person). Investors should note that were any such measures taken with respect to any mortgage loan in the trust, such measures could result in losses on, or alter the rate and timing of principal payments made, with respect to the related mortgage loan.

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Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

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Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or, with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

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Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. In addition, the lockbox accounts and certain other accounts for certain of the mortgage loans, including the 501 Hayes mortgage loan (0.6%) have lockbox accounts or other accounts at Flagstar. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged

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properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date. With respect to the BioMed 2024 Portfolio 2 mortgage loan (2.8%), for purposes of calculating interest and other amounts payable on the whole loan, each note was divided into multiple components with varying interest rates. The interest rate of each note (including the BioMed 2024 Portfolio 2 mortgage loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the BioMed 2024 Portfolio 2 whole loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the whole loan.

All the mortgage loans that provide for amortization have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan. In addition, certain of the borrowers may have obtained a reduced interest rate on its mortgage loan by making an upfront payment to the originator at the time of origination. We cannot assure you that any borrower would be able to obtain refinancing at maturity at the interest rate of the related mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily, retail, industrial, office, mixed use, hospitality, manufactured housing community or self storage real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
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●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s

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leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and/or the exceptions, if any, to representation and warranty no. 35 in

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Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the

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expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Capital Real Estate Inc., one of the sponsors and originators, and Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material

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effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.
In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC, the retaining sponsor and a mortgage loan seller, or its majority-owned affiliate is expected to retain the VRR Interest as described in “Credit Risk Retention”, and upon the occurrence of certain conditions as described under “Pooling and Servicing Agreement—Limitation on Liability of Risk Retention Consultation Party”, will have the right to appoint a risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, with respect to any mortgage loan as to which the risk retention consultation party would otherwise be entitled to exercise consultation rights, for so long as any related borrower party is the risk retention consultation party or the holder of the majority of the VRR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as Argentic Securities Holdings 2 Cayman Limited or its affiliates (as holder of the VRR Interest and the “eligible horizontal residual interest”) are a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower

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party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that Argentic Securities Holdings 2 Cayman Limited or its majority-owned affiliates (as holder of the VRR Interest and “eligible horizontal residual interest”) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, Argentic Real Estate Finance 2 LLC, the retaining sponsor and a mortgage loan seller, is an affiliate of (i) Argentic Services Company LP, the expected special servicer, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest, the holder of the “eligible horizontal residual interest” and the holder of the Class S certificates, (iii) Argentic CMBS Holdings II Limited, the entity that will purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial controlling class certificateholder and be appointed as the initial directing certificateholder for the mortgage loans (other than with respect to any excluded mortgage loan).

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their

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own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

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For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or

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any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2024-5C29 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

It is expected that Argentic Securities Income USA 2 LLC will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). Argentic Services Company LP is expected to be appointed by Argentic Securities Income USA 2 LLC to act as the special servicer.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a limited liability company organized under the laws of the State of New York has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a limited liability company organized under the laws of the State of New York has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar

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to the mortgage loans that will be included in the issuing entity. These other mortgage loans and related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Argentic Securities Income USA 2 LLC will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan or any non-serviced mortgage loan as to which it does not have control rights) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans (or, if applicable, a controlling noteholder), may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

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Similarly, the applicable controlling class related to the securitization trust indicated in the chart under “Summary of Terms—The Mortgage Pool—Non-Serviced Whole Loans” above as the controlling noteholder has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan as to which the directing certificateholder or the holder of the majority of the controlling class would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event), referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class S, Class X-F, Class F, Class G-RR and Class H-RR certificates (other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”), which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

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We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, while the B-piece buyer under this transaction is prohibited under the risk retention rules to enter into certain hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the other sponsor as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer and/or directing certificateholder will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and as and to the extent provided in the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”, “—The Non-Serviced A/B Whole Loans—The 277 Park Avenue Whole Loan—Consultation and Control”, “—The Non-Serviced A/B Whole Loans—The BioMed 2024 Portfolio 2 Whole Loan—Consultation and Control” and “—The Non-Serviced A/B Whole Loans—The Bronx Terminal Market Whole Loan—Consultation and Control”.

Argentic Services Company LP, the expected special servicer for this transaction, is an affiliate of (a) Argentic Real Estate Finance 2 LLC, the retaining sponsor and a mortgage loan seller, (b) Argentic Securities Holdings 2 Cayman Limited, which will purchase the VRR Interest as well as the Class G-RR, Class H-RR and Class S certificates, (c) Argentic CMBS Holdings II Limited, the entity that will purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) and (d) Argentic Securities Income USA 2 LLC, which is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan or any excluded loan with respect to the directing certificateholder).

Argentic Services Company LP is expected to act as a special servicer and it or an affiliate assisted Argentic Real Estate Finance 2 LLC and/or one or more of its affiliates with its due diligence of certain of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

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The Servicing of the Non-Serviced Servicing Shift Whole Loan Will Shift to Other Servicers

Initially, the servicing and administration of the Bronx Terminal Market whole loan will be governed by the BANK5 2024-5YR9 pooling and servicing agreement until the securitization of the related lead servicing pari passu companion loan. At that time, the servicing and administration of the related whole loan will shift to the applicable master servicer and the applicable special servicer under the related pooling and servicing agreement and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that govern the securitization of such lead servicing pari passu companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such master servicer or special servicer, nor will they have any assurance as to the particular terms of the pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of related whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the lead servicing pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or (i) any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan and (ii) with respect to or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
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●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the

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Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);
(b)	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on 10 October 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:
(i)	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and
(ii)	if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and
(d)	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due

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diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Credit Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
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●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized

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statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the Pooling and

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Servicing Agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings. Failure to maintain the ongoing rating requirements by the master servicer, certificate administrator or trustee may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those requirements. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the Pooling and Servicing Agreement. In addition, accounts established and maintained under the Pooling and Servicing Agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the Pooling and Servicing Agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the Pooling and Servicing Agreement were downgraded below the applicable eligibility criteria and a Rating Agency Confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the Mortgage Loans and may also adversely impact the performance, ratings, liquidity and/or value of your Certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the offered certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

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In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in

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connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to

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the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first to the Class H-RR certificates, then the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2 and Class A-3 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

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Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or risk retention consultation party, under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class S and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of

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realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent) of the related securitization trust holding the controlling note for the non-serviced whole loans, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of each non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and as and to the extent provided in the related intercreditor agreement and by the operating advisor if a consultation termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling companion loan holder with respect to any A/B whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)            may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)         may act solely in the interests of the holders of the controlling class, the VRR Interest or the controlling companion loan, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of any A/B whole loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)       does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization

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trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of the risk retention consultation party, the retaining sponsor that appointed such risk retention consultation party, or, in the case of any A/B whole loan, the related controlling companion noteholder does not have any duties to any other person;

(iv)       may take actions that favor the interests of the holders of the controlling class, the VRR Interest or the controlling companion loan, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any A/B whole loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)           will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (if any) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any A/B whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if with respect to any mortgage loan or serviced whole loan, when the certificate balance of the horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is reduced to 25% or less of the initial certificate balance of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement or trust and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, “—The Non-Serviced A/B Whole Loans—The 277 Park Avenue Whole Loan—Servicing”, “—The Non-Serviced A/B Whole Loans—The BioMed 2024 Portfolio 2 Whole Loan—Servicing” and “—The Non-Serviced A/B Whole Loans—The Bronx Terminal Market Whole Loan—Servicing”.

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You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement or trust and servicing agreement relating to each non-serviced mortgage loan to the extent that the trust does not hold the controlling note. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans (except in the case of the 277 Park Avenue whole loan and BioMed 2024 Portfolio 2 whole loan), the holders of such companion loan(s) will have the right under certain limited circumstances to cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or

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prepayment premium) the related mortgage loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Non-Serviced A/B Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “Description of the Mortgage Pool—The Non-Serviced A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.
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Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do

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so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc., (ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc. will guarantee the performance of BSPRT CMBS Finance, LLC’s obligations to repurchase or replace defective BSPRT CMBS Finance, LLC Mortgage Loans. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the jointly sold mortgage loan, each related mortgage loan seller (or any other entity so obligated by the related mortgage loan purchase agreement) will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc., (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc., (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale, and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence. In addition, a financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the trust’s enforcement of the mortgage loan seller’s obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties.

See “Description of the Mortgage Loan Purchase Agreements”.

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Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC from its repudiation powers for securitizations sponsored by insured depository institutions. In any event, the FDIC safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or

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the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the FDIC (as conservator or receiver in a bank insolvency proceeding), a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

UBS AG, New York Branch is an uninsured Federal branch of a foreign bank regulated and authorized by the Office of the Comptroller of the Currency (the “OCC”) and also regulated by the Federal Reserve System under the International Banking Act of 1978, as amended (the “IBA”). In the event of the insolvency of UBS AG, as an uninsured Federal branch of a foreign bank, the UBS AG, New York Branch would not be subject to the Bankruptcy Code, the receivership provisions of the FDIA, or the provisions of the OLA (as defined below). Rather, the receivership of Federal branches of foreign banks is governed by the IBA. If UBS AG, New York Branch were to become subject to a receivership, the proceeding would be administered by a receiver appointed by the OCC pursuant to the IBA. We are not aware of any instance in which a Federal branch has been placed in receivership and, as a result, there is no practical guidance regarding who the OCC would appoint as the receiver for an uninsured Federal branch.

Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of BMO or its assets to protect the rights and interests of the depositors and creditors of BMO, including making an application for a winding-up of BMO or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise such powers. Actions taken by such authorities may affect the ability of BMO to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would

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recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of

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a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with applicable Treasury regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the

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underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Argentic Securities Holdings 2 Cayman Limited or any other applicable majority-owned affiliate of Argentic Real Estate Finance 2 LLC (each, an “AREF Repo Seller”), in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between an AREF Repo Seller and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Argentic Real Estate Finance 2 LLC (“AREF”), Argentic Securities Holdings 2 Cayman Limited or such other AREF Repo Seller to finance a portion of the purchase price of the VRR Interest to be acquired by Argentic Securities Holdings 2 Cayman Limited. The VRR Interest will be purchased in order for AREF to satisfy its obligation as retaining sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause AREF, in its capacity as retaining sponsor, or such applicable AREF Repo Seller, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Barclays Capital Real Estate Inc., Bank of Montreal, Societe Generale Financial Corporation, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, BSPRT CMBS Finance, LLC, LMF Commercial, LLC, KeyBank National Association, German American Capital Corporation,

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Starwood Mortgage Capital LLC or Citi Real Estate Funding Inc., makes any representation as to the compliance of AREF or Argentic Securities Holdings 2 Cayman Limited in any respect with the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which AREF is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Argentic Securities Holdings 2 Cayman Limited or any other applicable AREF Repo Seller is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause AREF to fail to comply with the Credit Risk Retention Rules.

In connection with the repurchase financing transaction, the AREF Repo Seller and the repurchase counterparty will acknowledge and agree that the applicable AREF Repo Seller’s obligations under the repurchase financing facility are full recourse to it. The applicable AREF Repo Seller will also represent and warrant to the repurchase counterparty that it and AREF are in compliance with the Credit Risk Retention Rules. In addition, the obligations of such AREF Repo Seller will be secured by the VRR Interest and may be secured by additional CMBS collateral from one or more other transactions or other collateral. Unless accelerated by the repurchase counterparty or terminated early by the applicable AREF Repo Seller or Argentic Securities Holdings 2 Cayman Limited, the end of the term of each repurchase transaction would be on or prior to the assumed final distribution date of the VRR Interest. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral or demand such payments from the applicable AREF Repo Seller. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from the applicable AREF Repo Seller’s failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of such AREF Repo Seller and not transferring legal title to the VRR Interest back to such AREF Repo Seller. In addition, such AREF Repo Seller’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility could result in an event of default for all such repurchase finance facilities. Although under the terms of any repurchase finance facility, the repurchase counterparty will generally agree to not foreclose on the VRR Interest (other than defaults related to insolvency, material misrepresentation and fraud) during the period when the VRR Interest is subject to the Credit Risk Retention Rules, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in AREF, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be transferred to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Argentic Securities Holdings 2 Cayman Limited, AREF or any other AREF Repo Seller upon payment in full of the obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not immediately constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Argentic Securities Holdings 2 Cayman Limited, AREF or the applicable AREF Repo Seller when due would likely cause the applicable regulatory authority to view AREF as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies or (ii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or AREF); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on

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compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, cyber security incidents (domestic or abroad), military conflicts, geopolitical instability, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and
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●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage-backed securities generally. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

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Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities
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such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the risk retention rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the risk retention rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of fifty-five (55) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $1,065,407,152 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in September 2024 (or, in the case of any Mortgage Loan that has its first due date after September 2024, the date that would have been its due date in September 2024 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Nine (9) Mortgage Loans (collectively, 29.0%) are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)”) and (ii) in the case of three (3) Mortgage Loans (collectively, 11.7%), one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan(s)”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment

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of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Number of Mortgaged Properties(2)	Aggregate Cut-Off Date Balance of Mortgage Loans		Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)	12	14	$239,225,522		22.5%
Argentic Real Estate Finance 2 LLC	5	8	165,812,000		15.6
Starwood Mortgage Capital LLC	6	18	133,078,947		12.5
KeyBank National Association	11	32	107,978,500		10.1
Societe Generale Financial Corporation(3)	3	3	101,980,183		9.6
German American Capital Corporation	4	4	90,800,000		8.5
LMF Commercial, LLC	7	9	62,450,000		5.9
UBS AG	3	3	59,782,000		5.6
BSPRT CMBS Finance, LLC	2	2	38,800,000		3.6
Bank of Montreal	2	2	35,500,000		3.3
Citi Real Estate Funding Inc.	1	8	30,000,000		2.8
Total	55	102	$1,065,407,15	2	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties do not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the Baybrook Mall Mortgage Loan (5.7%), Barclays Capital Real Estate Inc. is contributing one or more notes with an aggregate outstanding principal balance of approximately $30,979,522 and Societe Generale Financial Corporation is contributing one or more notes with an outstanding principal balance of approximately $29,980,183.

Other than as described below under “—Co-Originated and Third-Party Originated Mortgage Loans”, all of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee, leasehold and/or fee/leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the

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related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

None of the borrowers, property managers, borrower sponsors or franchisors have reviewed this prospectus, and nothing contained herein should be construed as an endorsement by any borrower-related party.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The Baybrook Mall Mortgage Loan (5.7%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc., Morgan Stanley Bank, N.A. and Societe Generale Financial Corporation. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.
●	The BioMed 2024 Portfolio 2 Mortgage Loan (2.8%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA and Wells Fargo Bank, National Association. Such Mortgage Loan was underwritten pursuant to Citi Real Estate Funding Inc.’s underwriting guidelines.
●	The Stonebriar Centre Mortgage Loan (2.8%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Bank of America, N.A. and Societe Generale Financial Corporation.
●	The Bronx Terminal Market Mortgage Loan (2.3%) is part of a whole loan that was co-originated by German American Capital Corporation, Wells Fargo Bank, National Association, Bank of America, N.A., and Starwood Mortgage Capital LLC.
●	The GNL Industrial Portfolio Mortgage Loan (1.6%) is part of a Whole Loan that was co-originated by Bank of Montreal, Barclays Capital Real Estate Inc., Societe Generale Financial Corporation and KeyBank National Association. Such Mortgage Loan was underwritten pursuant to Bank of Montreal's, Barclays Capital Real Estate Inc.'s, KeyBank National Association’s and Societe Generale Financial Corporation's underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on September 27, 2024 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Baybrook Mall Mortgage Loan or the Baybrook Mall Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the Baybrook Mall Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the

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Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Baybrook Mall Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such

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re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of

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such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below and as described in the following paragraphs, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)(1)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)(1)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)(1)	Maturity Date/ARD LTV Ratio (“As-Is”)(1)	“As-Is” Appraised Value
277 Park Avenue(2)	6.6%	29.6%	29.6%	$1,755,000,000	33.4%	33.4%	$1,555,000,000
Baybrook Mall(3)	5.7%	56.0%	53.0%	$392,659,260	56.4%	53.3%	$390,000,000
Langdon at Walnut Park(4)	5.6%	66.6%	66.6%	$90,100,000	89.4%	89.4%	$67,100,000
161 Meserole Avenue(5)	2.1%	64.3%	64.3%	$34,200,000	65.7%	65.7%	$33,500,000
Fairfield Inn & Suites by Marriott Wilmington(6)	0.8%	65.7%	65.7%	$13,700,000	68.7%	68.7%	$13,100,000
286 East 163rd Street(7)	0.5%	69.4%	69.4%	$7,200,000	70.4%	70.4%	$7,100,000

(1)	LTV calculations include any Pari Passu Companion Loan(s), as applicable, but exclude any related Subordinate Companion Loan(s).
(2)	With respect to the 277 Park Avenue Mortgage Loan (6.6%), the Appraised Value (Other Than “As-Is”) of $1,755,000,000 assumes that $217,228,243 was reserved at origination of the Mortgage Loan, of which $37,228,243 is to be used for existing leasing obligations and $180,000,000 is to be used for future leasing obligations. At origination, the borrower reserved $41,953,098.81 into a future lease rollover reserve for future leasing obligations and $180,000,000 into a lease rollover reserve for existing leasing obligations.
(3)	With respect to the Baybrook Mall Mortgage Loan (5.7%), the Appraised Value (Other Than “As-Is”) of $392,659,260 assumes that $2,659,260 will be reserved for tenant improvements. The Appraised Value without the reserve is $390,000,000. Since the date of the appraisal, some of the outstanding tenant improvements have been paid. At origination, the amount of the outstanding tenant improvements of approximately $1,984,194 was guaranteed by the guarantor pursuant to a guaranty of limited payment in lieu of a reserve.
(4)	With respect to the Langdon at Walnut Park Mortgage Loan (5.6%), the Appraised Value (Other Than “As-Is”) represents the “Hypothetical Market Value with Restricted Rents” value of the leasehold interest for the Mortgaged Property, which assumes the Mortgaged Property is encumbered by a ground lease and rental and income requirements as part of the Pleasanton Housing Finance Corporation program (“PHFC Program”), pursuant to which the Mortgaged Property is expected to benefit from an exemption from all property taxes, and that ongoing payments due in connection with being part of the PHFC Program are subordinate to the Mortgage Loan.
(5)	With respect to the 161 Meserole Avenue Mortgage Loan (2.1%), the Appraised Value (Other Than “As-Is”) of $34,200,000 assumes that the temporary certificate of occupancy and 4,313 square feet of air rights have been obtained. At origination, the borrower deposited into escrow $1,035,120 in connection with the purchase of the 4,313 square feet of air rights which is expected to be completed in late September 2024.
(6)	With respect to the Fairfield Inn & Suites by Marriott Wilmington Mortgage Loan (0.8%), the Appraised Value (Other Than “As-Is”) is a “hypothetical as if stabilized” value, which assumes that the borrower completes the PIP by July 25, 2025. At origination $750,000 was escrowed for the PIP.
(7)	With respect to the 286 East 163rd Street Mortgage Loan (0.5%), the Appraised Value (Other Than “As-Is”) represents the “Prospective As Stabilized” value as of May 20, 2024, based on the assumption that the Mortgaged Property will benefit from a 35-year 421-a tax exemption and that 6 apartments at the Mortgaged Property will be rented as part of the CityFHEPS program. The Mortgaged Property has received approval for the 421-a tax exemption and the borrower currently rents 16 units under the CityFHEPS program.

With respect to the Chicago 12-Property Multifamily Portfolio Mortgage Loan (1.5%), the Appraised Value of $34,100,000 reflects a portfolio premium of approximately 13.6% over the aggregate “As-Is” Appraised Values of the individual Mortgaged Properties. The aggregate of the “As-Is” Appraised Values of the Mortgaged Properties as of June 14, 2024 is $30,030,000.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the

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related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at Maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. See also the footnotes to Annex A-1. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

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The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Jointly Sold Mortgage Loan” means the Baybrook Mall Mortgage Loan.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date ” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of the ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of the ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
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●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of parking garage properties, Occupancy Rate is not applicable. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

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“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of the ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of

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credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In

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addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and

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advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

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“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Pads” or “Beds” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes (or parking spaces for recreational vehicle parks), (d) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds leased to students, or (e) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.8%), the interest rate of the BioMed 2024 Portfolio 2 Whole Loan is the weighted average of the interest rates of the respective components of the BioMed 2024 Portfolio 2 Whole Loan, as follows:

Mortgage Loan Component	Mortgage Rate
Loan Component A	5.4313179%
Loan Component B	5.9172279%
Loan Component C	6.6442479%
Loan Component D	7.7308079%

The Mortgage Rate of the BioMed 2024 Portfolio 2 Mortgage Loan being contributed to this securitization is 5.48759809004295%, representing the weighted average of the interest rates of the Loan Component A and the Loan Component B. Note that the Mortgage Rate of the BioMed 2024 Portfolio 2 Mortgage Loan or Whole Loan may change if any of the individual Mortgaged Properties securing the BioMed 2024 Portfolio 2 Whole Loan is released and any portion of any of the Components is paid down in accordance with the related Whole Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” for additional information related to permitted partial release.

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You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,065,407,152
Number of Mortgage Loans	55
Number of Mortgaged Properties	102
Range of Cut-off Date Balances	$2,990,000 to $74,162,000
Average Cut-off Date Balance	$19,371,039
Range of Mortgage Rates	5.18100% to 8.20000%
Weighted average Mortgage Rate	6.69765%
Range of original terms to maturity(2)	60 months to 60 months
Weighted average original term to maturity(2)	60 months
Range of remaining terms to maturity(2)	55 months to 60 months
Weighted average remaining term to maturity(2)	59 months
Range of original amortization terms(3)	330 months to 360 months
Weighted average original amortization term(3)	356 months
Range of remaining amortization terms(3)	330 months to 360 months
Weighted average remaining amortization term(3)	355 months
Range of Cut-off Date LTV Ratios(4)(5)	29.6% to 72.5%
Weighted average Cut-off Date LTV Ratio(4)(5)	58.3%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)	29.6% to 71.9%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)	58.0%
Range of U/W NCF DSCRs(5)(6)	1.24x to 2.74x
Weighted average U/W NCF DSCR(5)(6)	1.63x
Range of U/W NOI Debt Yields(5)	8.2% to 19.4%
Weighted average U/W NOI Debt Yield(5)	11.5%
Percentage of Initial Pool Balance consisting of:
Interest-only	83.4%
Interest-only, Amortizing Balloon	0.9%
Interest-only, ARD(2)	6.6%
Amortizing Balloon	9.1%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to one (1) Mortgage Loan with an Anticipated Repayment Date, secured by the Mortgaged Property identified on Annex A-1 as 277 Park Avenue (6.6%), calculated as of the related Anticipated Repayment Date.
(3)	Excludes forty-nine (49) Mortgage Loans (collectively, 89.9%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity or ARD, as applicable) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.
(5)	In the case of nine (9) Mortgage Loans (collectively, 29.0%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s). With respect to the Mortgage Loan identified as the 277 Park Avenue Mortgage Loan (6.6%), the LTV Ratio and Debt Yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity or ARD, and U/W NOI DY including the related subordinate companion loans are, 1.89x, 42.7%, 42.7% and 13.5%, respectively. With respect to the Mortgage Loan identified as the BioMed 2024 Portfolio 2 Mortgage Loan (2.8%), the LTV Ratio and Debt Yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity, and U/W NOI DY including the related subordinate companion loans are, 1.67x, 65.3%, 65.3% and 10.1%, respectively. With respect to the Mortgage Loan identified as the Bronx Terminal Market Mortgage Loan (2.3%), the LTV Ratio and Debt Yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity or ARD, and U/W NOI DY including the related subordinate companion loans are, 1.07x, 68.5%, 68.5% and 7.5%, respectively.
(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an
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initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include thirteen (13) Mortgage Loans (collectively, 34.3%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)		Approx. % of Initial Pool Balance
Multifamily	34	$423,644,000		39.8%
Garden	21	339,744,000		31.9
Mid Rise	9	56,855,000		5.3
Student Housing	1	19,800,000		1.9
Low Rise	3	7,245,000		0.7
Retail	8	$196,851,152		18.5%
Anchored	6	105,891,447		9.9
Super Regional Mall	2	90,959,705		8.5
Industrial	26	$158,630,231		14.9%
Storage / Manufacturing	2	62,500,000		5.9
Warehouse / Distribution	12	60,802,224		5.7
Warehouse	2	14,442,834		1.4
Flex	1	8,800,000		0.8
Distribution / Outdoor Storage	1	5,500,000		0.5
Manufacturing	4	3,702,801		0.3
Manufacturing / Flex	1	850,082		0.1
Manufacturing / Warehouse	1	769,028		0.1
Distribution / Flex	1	634,596		0.1
Manufacturing / Distribution	1	628,666		0.1
Office	7	$124,269,769		11.7%
CBD	2	100,000,000		9.4
Suburban	5	24,269,769		2.3
Mixed Use	10	$52,771,053		5.0%
Lab / Office	7	29,171,053		2.7
Office / Retail	1	13,000,000		1.2
Multifamily / Retail	2	10,600,000		1.0
Hospitality	7	$45,450,000		4.3%
Limited Service	2	19,000,000		1.8
Extended Stay	4	17,550,000		1.6
Select Service	1	8,900,000		0.8
Manufactured Housing	5	$39,436,000		3.7%
Self Storage	4	$23,526,000		2.2%
Other	1	$828,947		0.1%
Parking Garage	1	828,947		0.1
Total	102	$1,065,407,15	2	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

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Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the Arch Portfolio Mortgage Loan (7.0%), approximately 176 units (21.6% of the units) are leased to tenants utilizing voucher-based Section 8 subsidies offered primarily through the Housing Authority of Winston-Salem, which vouchers do not run with the Mortgaged Properties. In addition, approximately 13.9% of the occupied units at the Arch Portfolio Properties were on a month-to-month basis primarily as a result of tenants waiting for Section 8 approval on their renewal leases.
●	With respect to the Estates at Palm Bay Mortgage Loan (5.7%), the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property pursuant to a ground lease between the United States of America, as ground lessor, and the borrower, as ground lessee, which is scheduled to expire on January 30, 2066. The terms of the ground lease require that units at the Mortgaged Property can only be leased to prospective non-military tenants if there are no prospective military tenants on the waiting list and any prospective military tenant on the waiting list has declined to lease an available unit offered to them.
●	With respect to the Langdon at Walnut Park Mortgage Loan (5.6%), as a condition to the entry of the Mortgaged Property into the Pleasanton Housing Finance Corporation program (the “PHFC Program”), as part of an application to benefit from an exemption to all property taxes (the “Langdon at Walnut Park Tax Exemption”), the borrowers entered into a regulatory agreement with respect to the Mortgaged Property pursuant to which the Mortgaged Property is required to reserve (a) at least 90% of the units to tenants earning less than 140% of the area median income and (b) at least 50% of the units to tenants earning less than 80% of the area median income (the “PHFC Program Affordable Components”). See “—Real Estate and Other Tax Considerations” below.
●	With respect to The Boulevard at Oakley Station Phase II Mortgage Loan (2.2%), the leasing office and dog park are located in a separate building (“Oakley Phase I”) that is not part of the collateral for the related Mortgage Loan, and no amenity agreement is currently in place. In the event that (i) the related borrower, property manager, tenants of the related Mortgaged Property or prospective tenants fail to have to have commercially reasonable access to the leasing office or any amenity located in Oakley Phase I or (ii) there is a transfer of fee ownership in Oakley Phase I (including foreclosure, deed in lieu thereof or similar enforcement event) or change in control with respect to the owner of fee ownership in Oakley Phase I (clause (i) and clause (ii), collectively, an “Amenities Trigger Event”), then the related borrower will be required to deliver an amenity agreement, acceptable to the related lender in its reasonable discretion and in recordable form for Hamilton County, Ohio, providing the related borrower, property manager, tenants of the Mortgaged Property and prospective tenants of the Mortgaged Property, as applicable, with reasonable legal access to, enjoyment of and use of the amenities in Oakley Phase I. An Amenities Trigger Event (i) is an event of default under the related Mortgage Loan and (ii) if such Amenities Trigger Event is not cured, the related guarantor will be personally liable for $5,937,500 of the Mortgage Loan.

●	With respect to the 161 Meserole Avenue Mortgage Loan (2.1%), the borrower has applied for a 35-year 421-a tax abatement under the Housing Preservation and Development (“HPD”) 421-a tax abatement program. In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30% (which is equal to nine units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. The borrower has opted to reserve 31.03% (which is equal to nine units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income. See “—Real Estate and Other Tax Considerations”.

●	With respect to the 161 Meserole Avenue Mortgage Loan (2.1%), the New York City Department of Buildings issued the temporary certificate of occupancy for the Mortgaged Property before
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completion notice was issued for the off-site property from where the borrower is purchasing 4,313 square feet of air rights. The temporary certificate of occupancy for the Mortgaged Property may have been issued incorrectly and could be revoked by the municipality. In addition, at origination, the borrower deposited into escrow $1,035,120 in connection with the purchase of the 4,313 square feet of air rights. The borrower sponsor is under contract to purchase the air rights and deposited 30% of the purchase price ($310,536). The completion of the air rights sale is expected in late September 2024. Such funds may be released to the borrower upon the satisfaction of certain conditions, including, but not limited to, receipt by the lender of satisfactory evidence that (i) the borrower has acquired at least 4,313 square feet of air rights and (ii) a final certificate of occupancy has been issued for the Mortgaged Property. As described below under “—Single Purpose Entity Covenants”, the borrower sponsor provided a payment guaranty for the full indebtedness under the Mortgage Loan until receipt by the lender of satisfactory evidence that (i) a final certificate of occupancy has been issued for the Mortgaged Property and (ii) the borrower sponsor has obtained 4,313 square feet of air rights. There can be no assurance that the borrower sponsor will have the financial ability, or be willing, to satisfy such obligation if it is required to do so.
●	With respect to the Chicago 12-Property Multifamily Portfolio Mortgage Loan (1.5%), the 7818-7820 South South Shore Drive Mortgaged Property and the 8139-8145 South Maryland Avenue Mortgaged Property are each expected to benefit from a 10-year tax abatement under the Affordable Housing Special Assessment Program of Cook County. In connection with each tax abatement, the borrower will be required to reserve 15% of the units at the Mortgaged Properties for tenants earning no more than 60% of the area median income, subject to certain rental restrictions. Additionally, the 7770-7778 South South Shore Drive Mortgaged Property and the 7956 South Normal Avenue Mortgaged Property are each expected to benefit from a 10-year tax abatement under the Affordable Housing Special Assessment Program of Cook County. In connection with each tax abatement, the borrower will be required to reserve 35% of the units at the Mortgaged Properties for tenants earning no more than 60% of the area median income, subject to certain rental restrictions. See “—Real Estate and Other Tax Considerations”.
●	With respect to the Chicago 12-Property Multifamily Portfolio Mortgage Loan (1.5%), 81 units at the Mortgaged Properties utilize housing vouchers administered by affordable housing programs and charities (the “Chicago 12-Property Multifamily Portfolio Affordable Units”). Additionally, 14 of the Chicago 12-Property Multifamily Portfolio Affordable Units are rented by tenants receiving Section 8 vouchers. If such tenants fail to receive the Section 8 subsidies or other government assistance program rental subsidies, it could result in delinquent rent payments and/or reduced occupancy rates at the Mortgaged Properties.
●	With respect to the Retek New York Portfolio Mortgage Loan (0.7%), according to the borrower sponsor, all rental units at the Mortgaged Properties are leased to tenants that are beneficiaries of Section 8 vouchers or other affordable housing assistance. These voucher payments are specific to the tenants and are not related to the Mortgaged Properties. Should any such tenant vacate an apartment unit at a Mortgaged Property, such Mortgaged Property would no longer benefit from the housing assistance payment applicable to that specific tenant.
●	With respect to the 2758 Creston Avenue Mortgage Loan (0.6%), the Mortgaged Property leases 20 of the 21 apartment units as part of the CityFHEPS program. The program provides property owners with vouchers that cover up to 130% AMI rents. The Mortgage Loan will become full recourse to the borrower and the guarantor if the CityFHEPS program ceases to exist. The Mortgage Loan provides for recourse for losses (i) if the borrower’s rights to receive payments under CityFHEPS terminates, (ii) for any reduction in the amount of payment made to the borrower under the program and (iii) if the borrower and/or the Mortgaged Property fails to remain eligible to receive CityFHEPS payments. See “—Real Estate and Other Tax Considerations” below.
●	With respect to the 286 East 163rd Street Mortgage Loan (0.5%), the Mortgaged Property is currently 100% leased and 16 of 18 multifamily units (89%) are leased under the New York City Family Homelessness & Eviction Prevention Supplement Program (“CityFHEPS”) rental
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assistance program. The program provides property owners with vouchers that cover up to 130% of Area Median Income (“AMI”) rents. The Mortgage Loan will become full recourse if the CityFHEPS program ceases to exist. The Mortgage Loan also provides for recourse for losses incurred (i) if the borrower’s rights to receive payments under CityFHEPS terminates, (ii) as a result of any reduction in the amount of payment made to the borrower under the program and (iii) as a result of the failure of the borrower or the Mortgaged Property to remain eligible to receive CityFHEPS payments. See “—Real Estate and Other Tax Considerations”.
●	With respect to the 431 Dekalb Avenue Mortgage Loan (0.4%), all of the residential units at the Mortgaged Property are rent stabilized and regulated by the New York State Division of Housing and Community Renewal.
●	With respect to the 1668 Bergen Street Mortgage Loan (0.4%), the borrower has applied for a 35-year 421-a tax abatement under the HPD 421-a tax abatement program. In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30% of the units (which is equal to 3 units) at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. The borrower has opted to reserve 60% of the units (which is equal to 6 units) at the Mortgaged Property for tenants earning no more than 130% of the area median income (the “1668 Bergen Street Affordable Units”). See “—Real Estate and Other Tax Considerations”.
●	With respect to the 1668 Bergen Street Mortgage Loan (0.4%), the 1668 Bergen Street Affordable Units utilize housing vouchers provided under the CityFHEPS program, a rental assistance program administered by the New York City Department of Social Services to help tenants find and keep housing. Additionally, the 1668 Bergen Street Affordable Units are rent stabilized and regulated by the New York State Division of Housing and Community Renewal. Additionally, the four market rate units at the Mortgaged Property are rented by tenants receiving Section 8 vouchers. If such tenants fail to receive the Section 8 subsidies or other government assistance program rental subsidies, it could result in delinquent rent payments and/or reduced occupancy rates at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	In the case of the Stonebriar Centre Mortgage Loan (2.8%), the related Mortgaged Property has a Macy’s store as an anchor store at the shopping center at which the Mortgaged Property is situated but Macy’s is not included as collateral for the Mortgage Loan. On February 27, 2024, Macy’s, Inc. (“Macy’s”) announced the closure of approximately 150 locations through 2026 but did not identify the locations that would be closed. There can be no assurance that the Macy’s store at which the Mortgaged Property is situated will remain open for business or that the closing of the Macy’s store will not adversely impact the Mortgaged Property. The closure of the Macy’s store at the Mortgaged Property may trigger co-tenancy provisions of the applicable lease(s).

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, and “—Specialty Use Concentrations” below.

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Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the New Jersey Logistics Mortgage Loan (3.9%), a national of the People’s Republic of China, Wang Xilong, holds an approximate 96.90% indirect ownership interest in the related borrower. Under the related Mortgage Loan documents with respect to the New Jersey Logistics Mortgage Loan, the borrower has represented that the transactions contemplated thereunder are not subject to the mandatory filing rules under the DPA as described under “Risk Factors—CFIUS Review Could Impact Mortgage Loan Structure.” To the extent that the transactions contemplated by the Mortgage Loan documents with respect to the New Jersey Logistics Mortgage Loan, or the applicable borrower’s acquisition of the applicable Mortgaged Property and other property with the amounts loaned under such Mortgage Loan documents, constitute one or more transactions within the jurisdiction of CFIUS, CFIUS would have the authority to review any or all of such transactions for national security risk and, as discussed above under “Risk Factors—CFIUS,” mitigate any such national security risk identified. On July 8, 2024, the U.S. Department of the Treasury issued a notice of proposed rulemaking (the “Proposed Rule”) that, if implemented, would expand CFIUS jurisdiction over purchases or leases of certain property rights by adding various facilities to the existing list of installations around which CFIUS has jurisdiction over certain transactions involving real estate. The Proposed Rule proposes to add Dover Air Force Base to the list of installations that would confer CFIUS jurisdiction over certain transactions in real estate that is located within 100 miles of such installations. Dover Air Force Base is located within approximately 99.5 miles of the related Mortgaged Property, according to the publicly available CFIUS geographic reference tool. As of the date hereof, the Proposed Rule has not yet been implemented and it is not known when, if ever, the Proposed Rule would be implemented or, if implemented, what the final text of such rule would be. Although rules generally do not take effect retroactively, we cannot assure you that in this instance the Proposed Rule, if implemented, will not take effect retroactively with respect to the Mortgaged Property. Furthermore, in connection with the acquisition of the Mortgaged Property, the borrower under the New Jersey Logistics Mortgage Loan acquired certain other assets and rights along with the Mortgaged Property. To the extent that the acquisition of such real property, assets, and rights is considered the acquisition of a U.S. business under the DPA, such acquisition by such borrower or the transactions contemplated by the applicable Mortgage Loan documents could fall under CFIUS jurisdiction to review foreign acquisitions of control of businesses engaged in interstate commerce. The borrower has covenanted that during the term of the Mortgage Loan it will, among other things, (i) make any filing requested by CFIUS related to certain transactions specified under the Mortgage Loan documents, (ii) cooperate with, and fully respond to, any inquiries received from CFIUS or any other governmental authority related to CFIUS’ review and/or investigation related to such transactions, and (iii) not permit any transfer otherwise permitted under the Mortgage Loan documents that would result in a “covered transaction” without the lender’s prior written consent (not to be unreasonably withheld, conditioned or delayed). The Mortgage Loan documents provide recourse to the borrower and Mr. Xilong for any losses to the lender arising out of or in connection with any breach or default of such representations and covenants.
●	With respect to the GNL Industrial Portfolio Mortgage Loan (1.6%), Grupo Antolin, the sole tenant at the Grupo Antolin – Shelby Township, MI Mortgaged Property (0.2%), may request in writing at any time during its lease term that the borrower construct an addition to the building (the “Grupo Antolin Construction”). The lender will permit the commencement of the Grupo Antolin Construction provided that, among other things, (i) no event of default under the Mortgage Loan agreement has occurred or is continuing, (ii) the borrower does not incur any indebtedness in connection with the Grupo Antolin Construction, (iii) the borrower pays the lender’s reasonable out-of-pocket costs and expenses incurred in connection with the Grupo Antolin Construction, and (iv) the customary REMIC requirements are satisfied. Pursuant to the lease, if there are seven or more years remaining on the lease term (including any exercised extension options) following the completion of the Grupo Antolin Construction, such construction will be at the borrower’s cost. In such case, the borrower will be required to deliver a letter of credit to the lender in amount equal to 110% of the construction budget
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pursuant to the Mortgage Loan agreement. The failure to deliver such letter of credit triggers recourse to the borrower and non-recourse carveout guarantor, capped at the amount of the allocated loan amount for the Grupo Antolin - Shelby Township, MI Mortgaged Property. However, there can be no assurance that the borrower and the non-recourse carveout guarantor will satisfy such recourse obligation if called upon to do so. Additionally, there is a losses carveout for any losses the lender incurs due to any exercise by the tenant of its construction right under its lease from the date the lender acquires the Grupo Antolin - Shelby Township, MI Mortgaged Property upon a foreclosure or action in lieu thereof until the lender sells or otherwise transfers title to the Grupo Antolin - Shelby Township, MI Mortgaged Property to an unaffiliated third party. In the event that there are not seven or more years remaining in the lease term and the parties do not agree to extend the lease term, the tenant may elect to construct the addition at tenant’s sole expense using plans and specifications and contractors approved by the borrower and lender, such approval not to be unreasonably withheld, conditioned or delayed.

●	With respect to The Hub Mortgage Loan (0.8%), the Mortgaged Property is a 50,400 square foot converted warehouse that is 100% leased to The Bouldering Project, a fitness tenant that offers indoor rock climbing, fitness and yoga classes.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	With respect to the 80 White Street Mortgage Loan (1.2%), the related Mortgaged Property has not been issued a permanent certificate of occupancy (“PCO”) and its temporary certificate of occupancy (“TCO”) has expired. The sponsor reported that it is currently working to obtain a TCO for the Mortgaged Property. Pursuant to the Mortgage Loan documents, the borrower, as soon as reasonably practicable and at its sole cost and expense, is required to diligently pursue and satisfy all requirements of the applicable government authority to obtain a PCO for the Mortgaged Property’s use as a mixed office and gallery. In addition, the Mortgage Loan (i) is full recourse until the borrower delivers a TCO for the entire Mortgaged Property issued by the New York City Department of Buildings and (ii) will be full recourse if, after the initial issuance of a TCO, the borrower fails to maintain such TCO until such time that a PCO for the entire Mortgaged Property is issued by the New York City Department of Buildings.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 and the footnotes thereto.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.
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The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Holiday Inn Express Indianapolis West Airport	$10,000,000	0.9%	8/29/2033	9/6/2029
Fairfield Inn & Suites by Marriott Wilmington	$9,000,000	0.8%	3/6/2035	8/6/2029
Courtyard by Marriott Bowling Green Convention Center	$8,900,000	0.8%	2/27/2030	7/6/2029
Suburban Extended Stay – Denver Westminster	$6,450,000	0.6%	5/12/2042	9/1/2029
Sandpiper Midwest Portfolio – WoodSpring Suites Fort Wayne	$3,949,000	0.4%	2/2/2038	8/1/2029
Sandpiper Midwest Portfolio – WoodSpring Suites Easton	$3,789,000	0.4%	8/31/2036	8/1/2029
Sandpiper Midwest Portfolio – WoodSpring Suites Fairfield	$3,362,000	0.3%	8/31/2036	8/1/2029

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the Charlotte MHP Portfolio Mortgage Loan (2.8%), 16 homes at the Arrowood Mortgaged Property and 14 homes at the Queen’s Grant Mortgaged Property (collectively, the “Charlotte MHP Owned Homes”) are owned by CH Realty VIII-Pacific Current MHC Charlotte JV, L.L.C., the sole member of each of the co-borrowers (the “Charlotte MHP Master Tenant”), and are located on pads that are subject to a master lease between the applicable borrower and the Charlotte MHP Master Tenant (each, a “Charlotte MHP Master Lease”). The Charlotte MHP Owned Homes are not part of the collateral for the Mortgage Loan. See “—Tenant Issues—Affiliated Leases” for more information.
●	With respect to the Birch Knoll & Saucon Valley Crossing MHP Mortgage Loan (0.6%), 25 homes at the Birch Knoll Mortgaged Property are owned by an affiliate of the borrower, of which 22 homes are subject to rent-to-own leases. The affiliate-owned homes are not part of the collateral for the Mortgage Loan.
●	With respect to the Hamlet MHC Mortgage Loan (0.3%), the related Mortgaged Property has one home owned by an affiliate of the related borrower (the “Hamlet Affiliate Owner”) which is used as a model home and office. The home owned by the Hamlet Affiliate Owner is not part of the collateral for the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

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Self Storage Properties

In the case of the self storage properties set forth above, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Parking Properties

In the case of the parking properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Parking Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 and the footnotes thereto.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Grocery store(1)	6	8.0%
Cold Storage(2)	2	5.9%
Restaurant/Bakery(3)	4	4.4%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities or health management services and/or health professional schools(4)	3	2.9%
Clean room/lab space(5)	7	2.7%
Bank branch(6)	1	2.2%
Gym, fitness center, spa or a health club(7)	2	2.0%

(1)	Includes the Mortgaged Properties identified on Annex A-1 as Bronx Terminal Market, Cherrywood Shopping Center, Fountain Hills Plaza, Feasterville Plaza, Strawberry Square Shopping Center and 431 Dekalb.
(2)	Includes the Mortgaged Properties identified on Annex A-1 as Artisan Foods Portfolio – 201 Merrimack Street and Artisan Foods Portfolio - 117 Water Street.
(3)	Includes the Mortgaged Properties identified on Annex A-1 as Cherrywood Shopping Center, Feasterville Plaza, 501 Hayes and 431 Dekalb Avenue.
(4)	Includes the Mortgaged Properties identified on Annex A-1 as Fountain Hills Plaza, Crown Center and Strawberry Square Shopping Center.
(5)	Includes the Mortgaged Properties identified on Annex A-1 as BioMed 2024 Portfolio 2 – 200 Sidney, BioMed 2024 Portfolio 2 – Lincoln Centre, BioMed 2024 Portfolio 2 – 40 Erie Street, BioMed 2024 Portfolio 2 – 4570 Executive Drive, BioMed 2024 Portfolio 2 – 9360-9390 Towne Centre Drive, BioMed 2024 Portfolio 2 – 21 Erie Street and BioMed 2024 Portfolio 2 – Eastgate Mall.
(6)	Includes the Mortgaged Property identified on Annex A-1 as Cherrywood Shopping Center.
(7)	Includes the Mortgaged Properties identified on Annex A-1 as Feasterville Plaza and The Hub.

In addition, the 140-150 Access Road Mortgaged Property (0.5%) includes a tenant that uses a portion of the Mortgaged Property as an on-site truck servicing and maintenance facility; however, such use is ancillary to such tenant’s primary use of the Mortgaged Property as a warehousing and distribution facility.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Arch Portfolio	$74,162,000	7.0%	$91,220	1.42x	62.9%	Multifamily
277 Park Avenue(2)	$70,000,000	6.6%	$276	2.72x	29.6%	Office
Artisan Foods Portfolio	$62,500,000	5.9%	$182	1.64x	60.9%	Industrial
Estates at Palm Bay	$61,000,000	5.7%	$203,333	1.29x	70.0%	Multifamily
Baybrook Mall(2)	$60,959,705	5.7%	$406	1.72x	56.0%	Retail
Langdon at Walnut Park(2)	$60,000,000	5.6%	$216,606	1.29x	66.6%	Multifamily
New Jersey Logistics	$42,000,000	3.9%	$114	1.81x	52.3%	Industrial
BioMed 2024 Portfolio 2	$30,000,000	2.8%	$552	2.34x	50.1%	Various
Stonebriar Centre	$30,000,000	2.8%	$232	2.30x	42.1%	Retail
Northbridge Centre	$30,000,000	2.8%	$326	1.55x	60.6%	Office
Patriot Crossing	$29,800,000	2.8%	$82,320	1.27x	62.9%	Multifamily
Charlotte MHP Portfolio	$29,700,000	2.8%	$73,881	1.26x	62.3%	Manufactured Housing
Westshore Crossing	$25,000,000	2.3%	$149,555	1.30x	58.5%	Multifamily
Oak Ridge City Center	$25,000,000	2.3%	$87	1.33x	69.6%	Retail
Bronx Terminal Market	$24,578,947	2.3%	$261	2.18x	43.2%	Retail
Top 3 Total/Weighted Average	$206,662,000	19.4%		1.93x	51.0%
Top 5 Total/Weighted Average	$328,621,705	30.8%		1.77x	55.5%
Top 15 Total/Weighted Average	$654,700,652	61.5%		1.70x	56.5%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate, but excluded any Subordinate Companion Loan(s).
(2)	In the case of the 277 Park Avenue, Baybrook Mall and Langdon at Walnut Park mortgage loans, the Cut-off Date LTV Ratio was calculated based a value other than an “as-is” value. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” for additional information.

See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.2% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

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The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Arch Portfolio	$74,162,000	7.0%
Artisan Foods Portfolio	$62,500,000	5.9%
BioMed 2024 Portfolio 2	$30,000,000	2.8%
Charlotte MHP Portfolio	$29,700,000	2.8%
GNL Industrial Portfolio	$17,400,000	1.6%
Chicago 12-Property Multifamily Portfolio	$16,000,000	1.5%
Sandpiper Midwest Portfolio	$11,100,000	1.0%
Southpointe and Lakecrest	$7,250,000	0.7%
Retek New York Portfolio	$7,245,000	0.7%
Birch Knoll & Saucon Valley Crossing MHP	$6,746,000	0.6%
Total	$262,103000	24.6%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may comprise Mortgaged Properties owned by separate borrowers. For example, with respect to the Dekalb Student Housing Mortgaged Property (1.9%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Baybrook Mall	1	$60,959,705	5.7%
Stonebriar Centre	1	30,000,000	2.8
Total for Group 1:	2	$90,959,705	8.5%
Group 2:
US Storage – Delray Beach	1	$5,111,000	0.5%
US Storage – Nashville	1	5,015,000	0.5
US Storage – Clarksville	1	5,000,000	0.5
Total for Group 2:	3	$15,126,000	1.4%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	13	$185,378,947	17.4%
Texas	4	$151,588,370	14.2%
Florida	10	$149,141,725	14.0%
North Carolina	6	$106,852,000	10.0%
Massachusetts	6	$79,540,000	7.5%
Ohio	6	$58,952,028	5.5%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout eighteen (18) other states, with no more than approximately 4.9% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Seven (7) Mortgaged Properties (collectively, 1.9%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property located in seismic zones 3 or 4 has a seismic expected loss greater than 13% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).
●	Ten (10) Mortgaged Properties (collectively, 14.0%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Alabama, Florida, Georgia, South Carolina, North Carolina, Texas, Virginia, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representations and warranties no. 17 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties with Limited Prior Operating History

Fourteen (14) of the Mortgaged Properties (collectively, 15.8%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

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Tenancies-in-Common or Diversified Ownership

Two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Fountain Hills Plaza and Langdon at Walnut Park (collectively, 6.9%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

The 277 Park Avenue and Enfield Industrial Mortgage Loans (collectively, 7.4%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans, the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	98	$908,328,205	85.3%
Leasehold	3	$97,078,947	9.1%
Fee/Leasehold(3)	1	$60,000,000	5.6%
Total	102	$ 1,065,407,152	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties or a combination of the fee estate and leasehold estate in the same commercial property owned by unaffiliated entities.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

●	With respect to the Langdon at Walnut Park Mortgage Loan (5.6%), at origination of the Langdon at Walnut Park Mortgage Loan, (i) the borrowers entered into a ground lease between the Pleasanton Housing Finance Corporation, a Texas nonprofit public housing finance corporation (“PHFC”), as ground lessor, and the borrowers, as ground lessee, (ii) PHFC Walnut LLC, an entity wholly-owned and controlled by PHFC (“PHFC Manager” and together with PHFC, the “PHFC Entities”) was
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appointed as the managing member of the borrowers (0.01% membership interest in each borrower) and (iii) Walnut Manager, LLC, an affiliate of the borrower sponsor (“Langdon at Walnut Park Special Member”) was appointed as the special members of the borrowers (0.01% membership interest in each borrower) in connection with an exemption from all property taxes expected to benefit the Mortgaged Property. Pursuant to the ground lease, which is scheduled to terminate on September 30, 2123, with no extensions, the borrowers are required to pay to the PHFC, among other amounts, as applicable, (i) an annual oversight and compliance fee equal to the sum of $100 per unit, subject to annual increases of 2% (the “Compliance Fee”) and (ii) an annual payment in the amount of 10% of the annual property tax savings received by the borrowers pursuant to the Langdon at Walnut Park Tax Exemption (“Tax Savings Payment” and, together with the Compliance Fee, the “PHFC Payments”). In addition, pursuant to a fee agreement among the PHFC Entities and the borrowers, so long as the Langdon at Walnut Park Tax Exemption remains in effect, all fees required under the PHFC documents, including the PHFC Payments, are to be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the Langdon at Walnut Park Mortgage Loan and operating expenses due and owing. The lender has established a reserve for the PHFC Payments, provided that, absent a continuing event of default under the Langdon at Walnut Park Mortgage Loan, there is no obligation to make deposits into the PHFC Payments reserve unless the borrower fails to provide evidence of timely payment. The lender has a lien on both the leasehold interest, held by the borrowers, and the fee interest, held by the PHFC, in the Mortgaged Property.

●	With respect to the Bronx Terminal Market Mortgage Loan (2.3%), the Mortgage Loan is secured by the borrower’s leasehold interest in a ground lease with the City of New York, as ground lessor (the “Bronx Terminal Market Ground Lease”). The holder of the Mortgage Loan is required to be a person that is not a Prohibited Person (as defined below). In connection with a proposed assignment of the leasehold interest, the ground lessor’s consent is not required if the assignee is not a Prohibited Person, but 30 days’ advance notice is required to enable the ground lessor to make that determination. If the proposed assignee is a Prohibited Person, the consent of the City of New York to the assignment is required. The Bronx Terminal Market Ground Lease further requires that a subtenant under any sublease must be a person that is not a Prohibited Person. Generally, a “Prohibited Person” includes (i) persons, including related control parties, that are in default of any agreements with the City of New York or the New York City Economic Development Corporation; (ii) persons, including related control parties, that have been convicted of a felony or crime of moral turpitude, or are involved in organized crime; (iii) foreign governments, or parties controlled by foreign governments, in violation of the Export Administration Act of 1979 or related regulations; (iv) foreign governments, or parties controlled by foreign governments, whose activities are regulated or controlled by the U.S. Treasury Department or executive orders of the President of the United States of America issued pursuant to the Trading with the Enemy Act of 1917, as amended; (v) persons having received a notice of default for non-payment from New York City in an amount over $10,000 unless contested in court proceedings; and (vi) except in the case of a “Recognized Mortgagee” or its “Control Affiliate” or designee, any person that has owned at any time in the preceding three years any property which has been the subject of an in rem tax foreclosure by the City of New York unless otherwise released pursuant to the City’s Administrative Code. A “Recognized Mortgagee” means the holder of a Recognized Mortgage, and a “Recognized Mortgage,” as more fully defined in the Bronx Terminal Market Ground Lease, means a mortgage which is held by any person or entity other than a Prohibited Person, which complies with specified provisions of the Bronx Terminal Market Ground Lease, and a photostatic copy of which has been delivered to the ground lessor, together with a certification that it is a true copy, and the name and post office address of the holder thereof, and which is recorded or delivered for recording in the Office of the City Register, Bronx County. A “Control Affiliate” of a mortgagee means any person or entity controlling, controlled by or under common control with it, provided that no person will be deemed to control another person or entity unless it owns more than 50% of such controlled person beneficially and of record. In addition, under the Bronx Terminal Market Ground Lease, if the borrower or any principal of the borrower is indicted by a grand jury with having committed an intentional felony in connection with the Mortgaged Property or any other matter, the
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City may require an assignment of the ground leasehold interest to an assignee reasonably satisfactory to the City, which may include a Recognized Mortgagee.

●	With respect to the Crown Center Mortgage Loan (1.1%), the related Mortgage Loan is secured by a ground lease (the “Crown Center Ground Lease”) between the City of Fort Lauderdale, Florida, as ground lessor (the “Crown Ground Lessor”) and the related borrower, as ground lessee. Pursuant to the terms of the Crown Center Ground Lease, following a foreclosure or deed-in-lieu of foreclosure, any subsequent transfer of the Crown Center Ground Lease by lender to another party will be subject to the ground lessor’s consent unless such party is an institutional assignee which is defined as any (a) savings bank, (b) private banker, (c) institutional lender, (d) investment bank, (e) national bank, trust company or other federally-chartered or federally-regulated savings and loan association, credit union or other banking institution, (f) foreign banking corporation licensed by an applicable federal or state banking authority to transact business in the State of Florida, (g) trust established under the laws of the United States or any state in connection with the securitization of mortgage loans, or (h) subsidiary or affiliate or any entities listed in (a) through (g) above. Furthermore, the related borrower has subleased a portion of the parking area at the related Mortgaged Property (the “Crown Center Sublease”) to an affiliated entity (the “Crown Center Sublessee”) for the purposes constructing a retail site and/or a parking garage (the “Crown Center Addition”). The Crown Center Sublease (i) is fully subordinate to the related Mortgage Loan and under the Crown Center Sublease the sublessee is required to pay rent in an amount equal to 26% of the rent owed under the Crown Center Ground Lease (the “Crown Center Sublease Rent”); provided, however, for as long as the Crown Center Sublease is in effect, the related borrower will be personally liable for the Crown Center Sublease Rent payable under the Crown Center Sublease. Furthermore, pursuant to the Mortgage Loan documents, for so long as the Crown Center Sublease is in effect, (i) the related borrower and guarantor will be personally liable for the monthly rent payable by the sublessee under the Crown Center Sublease and (ii) will be subject to the terms and conditions of an existing easement agreement between the Crown Center Ground Lessor and the related borrower. Pursuant to the Mortgage Loan documents, the related borrower is prohibited from constructing the Crown Center Addition during the term of the related Mortgage Loan; provided, however, the related Mortgage Loan documents do allow the Crown Center Sublessee to pursue all licenses, permits and approvals required from any governmental for the construction of Crown Center Addition subject to certain conditions.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than six (6) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.8%), in connection with the 47 Erie Street Parking Structure Mortgaged Property, the Phase I environmental site assessment obtained at origination of the Mortgage Loan identified a controlled recognized environmental condition (“CREC”) associated with contaminated soils arising from the removal of three underground storage tanks from 1997-1999. Impacted soil was removed from the site for off-site disposal. The remaining soil in place consists primarily of urban fill containing low concentrations of total petroleum hydrocarbons, polycyclic aromatic hydrocarbons and metals. Groundwater testing resulted in a “No Significant Risk” determination for current and foreseeable uses by the Massachusetts Department of Environmental Protection. The related Mortgaged Property is subject to activity and use limitations (“AUL”) to minimize exposure to impacted soil during construction activities or specific futures uses. The AUL conditions include preparation of a Soil Management Plan (“SMP”) prior to excavation, implementation of a construction health and safety plan for longer-term construction projects, installation of a vapor barrier for construction projects involving enclosed, occupied spaces on the ground floor, and an obligation to perform repairs on and replace the foundation as necessary to maintain integrity of the protective cap. Regulatory closure was achieved with the filing of a Class A-3 Response Action Outcome Statement (a Permanent Solution) in 2001. The AUL was amended in 2016, which included a revised sketch plan delineating the locations of pavement, building foundations, and parking garage that comprise the protective cover for the AUL area. The lender obtained a $10,000,000 pollution legal liability (“PLL”) environmental insurance policy covering the related Mortgaged Property, among other collateral and non-collateral properties, with a $5,000,000 sublimit per claim from Allied World Assurance Company (U.S.) Inc. with a 9-year term ending May 9, 2027 (the Mortgage Loan matures August 9, 2029) and having a $50,000 deductible per claim. Allied World Assurance Company (U.S.) Inc. has an S & P rating of “A+”.
●	With respect to the Northbridge Centre Mortgage Loan (2.8%), the related ESA identified a CREC at the Mortgaged Property due to a residual contamination of groundwater attributed to an off-site source. According to the ESA, documentation obtained from the Florida Department of Environmental Protection (“FDEP”) indicated that a subsurface investigation was conducted at the Mortgaged Property to investigate the former use of a gasoline service station at a portion of the Mortgaged Property where the current parking garage is located. Soil and groundwater samples were collected and analyzed and tetrachloroethylene (“PCE”) was detected in the groundwater samples exceeding the State of Florida groundwater cleanup target levels. According to the ESA, the concentrations of PCE was attributed to an off-site source. Additional comprehensive deeper groundwater sampling was continued through 2018. In February 2019, the Mortgaged Property was issued a “site rehabilitation completion order” by the FDEP after PCE levels were demonstrated to be below groundwater cleanup target levels. Accordingly, the related ESA does not recommend any further investigation of the Mortgaged Property.
●	With respect to the Bronx Terminal Market Mortgage Loan (2.3%), the related ESA identified a CREC related to the prior on-site industrial uses at the Mortgaged Property for which a New York State Brownfield Cleanup Program was entered into. In 2009, following remediation, a certificate of completion was issued, imposing engineering and institutional controls on the Mortgaged Property pursuant to a site management plan, including the maintenance of existing engineering controls with a cover system using concrete, asphalt, and clean soil, and sub-slab depressurization systems and vapor barriers. The ESA recommends continued compliance with the site management plan and required monitoring activities, which include site-wide inspections performed on a regular schedule at least once a year and the submission of a periodic review report to certify that the Mortgaged Property is in compliance with the site management plan.
●	With respect to The Boulevard at Oakley Station Phase II Mortgage Loan (2.2%), the related ESA identified a CREC at the related Mortgaged Property in connection with the fact that the related Mortgaged Property has been identified as being (i) part of voluntary cleanup program and a (ii)
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Ohio brownfield site. The related Mortgaged Property is part of a 16.41-acre site (the “Oakley Site”), which was historically occupied by manufacturing facilities from as early as 1898 to the early 2010s. According to a subsurface investigation conducted in June 2011 (the “2011 Phase II”), various RECs were identified in connection with the former industrial use of the site. The 2011 Phase II incorporated results from prior investigations conducted in 2003, 2005, 2006, and 2010 which found a number of volatile organic compounds, semi-volatile organic compounds, polynuclear aromatic hydrocarbons, inorganic constituents (metals), and total petroleum hydrocarbons above applicable regulatory levels in soil samples throughout the site. Based on the 2011 Phase II, the Ohio Environmental Protection Agency determined that no additional remedial action was necessary at the Oakley North Redevelopment site and issued a no further action determination, contingent on the application of various activity and use limitations (the “Oakley Environmental Covenant”), which includes, among other things, (i) that the Oakley Site to be limited to commercial (including multifamily) and industrial use, (ii) the groundwater not be used and (iii) a requirement that all new buildings include a remedy that eliminates indoor air vapor intrusion exposure to hazardous substances or petroleum in soil or ground water. Given that a no further action determination has been obtained with respect to the related Mortgaged Property, the environmental engineer recommended that no further action be taken at the related Mortgaged Property.

●	With respect to Cherrywood Shopping Center Mortgage Loan (2.2%), the Phase I ESA identified a REC in connection with the former operation of a dry cleaner at the Mortgaged Property. Previous investigations identified groundwater contamination at concentrations above regulatory levels with higher concentrations detected closer in proximity to the site of the former dry cleaner. The environmental consultant reported that dry cleaning operations ceased at the Mortgaged Property in 2018 and the tenant space was converted to a laundromat. Although a limited Phase II investigation conducted in July 2024 and reported in August 2024 identified groundwater contamination at concentrations above regulatory levels, the environmental consultant recommended no further action with respect to such contamination as the environmental consultant determined that the groundwater contamination is expected to continue attenuating naturally. Regarding the indoor air contamination within the tenant space where the dry cleaner was operated, the environmental consultant recommended installing a sub-slab depressurization system to mitigate the contamination until soil vapor and indoor air levels satisfy regulatory requirements. In connection with the origination of the Mortgage Loan, the borrower was required to obtain an environmental insurance policy, which must be maintained for so long as the debt remains outstanding, and to deposit approximately $57,209 into a reserve, which funds (less any amounts deposited into the excess cash flow account during a cash management trigger period) will be released once the recommended sub-slab depressurization system is installed and the borrower provides a Phase I report evidencing no vapor encroachment conditions or the upward migration of contaminant vapors at the Mortgaged Property.
●	With respect to the Chicago 12-Property Multifamily Portfolio Mortgage Loan (1.5%), the related ESA identified the former presence of a gas station at the 9017-9025 South Cottage Grove Avenue Mortgaged Property. In addition, the environmental engineer identified that the 9017-9025 South Cottage Grove Avenue Mortgaged Property was formerly equipped with two generations of underground storage tanks, but the documentation regarding the removal of both generations of underground storage tanks and the related post-removal soil or groundwater sampling was inconsistent or not available. The environmental engineer considered the lack of information regarding the former gas station operations, removal of underground storage tanks and soil or groundwater sampling to be a REC. The environmental engineer recommended a ground penetrating radar survey to confirm if any underground storage tanks remain onsite and removal in accordance with applicable regulations if they are identified onsite. In addition, the environmental engineer recommended soil and/or groundwater sampling to determine if historical operations have impacted the 9017-9025 South Cottage Grove Avenue Mortgaged Property. The environmental engineer estimated a cost of $500,000 at most. In addition, the related ESA identified the historical presence of an underground storage tank at the 7770-7778 South South Shore Drive Mortgaged Property, but documentation regarding the removal of the underground storage tank and related
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post-removal soil or groundwater sampling was not available. The environmental engineer considered the historical presence of an underground storage tank to be a REC due to the lack of records available. The environmental engineer recommended a ground penetrating radar survey to confirm if any underground storage tanks remain onsite and removal in accordance with applicable regulations if they are identified onsite. In addition, the environmental engineer recommended soil and/or groundwater sampling to determine if historical operations have impacted the 7770-7778 South South Shore Drive Mortgaged Property. The environmental engineer estimated a cost of $150,000 at most. In lieu of further investigation, the borrower obtained a lender’s PLL insurance policy from Indian Harbor Insurance Company, listing the lender as first named insured, with a per incident limit of $1,000,000 and in the aggregate, except for a self-insured retention amount of $25,000. Indian Harbor Insurance Company is rated “A+” by A.M. Best. The policy expires August 29, 2032, which is approximately three years past the maturity date of the Mortgage Loan.

●	With respect to the GNL Industrial Portfolio Mortgage Loan (1.6%):
●	The ESA identified CRECs at the FCA USA - Detroit, MI Mortgaged Property (0.5%) in connection with the (i) former operations and occupants at the Mortgaged Property, which included numerous commercial and industrial businesses that likely included the use, storage and disposal of hazardous and petroleum products, and (ii) environmental documentation available for the Mortgaged Property. In addition, numerous commercial and industrial businesses that likely included the use, storage and disposal of hazardous and petroleum products have operated on a portion of the Mortgaged Property from at least the 1920s to the 1990s. Considering the duration of these operations, undocumented releases likely occurred that potentially resulted in subsurface contamination according to the ESA. Furthermore, prior RECs have been identified for the prior uses and impacts that remain at the Mortgaged Property by prior owners. Accordingly, the Mortgaged Property has been redeveloped in consideration of these impacts with the implementation of a Baseline Environmental Assessment (“BEA”) and Due Care (“DC”). The borrower is not the responsible party for the contaminants identified and the BEA provides liability relief for these impacts while allowing the Mortgaged Property to be redeveloped and economically used. The DC outlines requirements to be adhered to for the Mortgaged Property. The BEA and DC for the Mortgaged Property have been implemented by the borrower under Michigan Department of Environmental, Great Lakes and Energy (“MIEGLE”) requirements. The environmental consultant recommends that the borrower continue to adhere to the BEA and DC and the Mortgage Loan documents require that the borrower continue to adhere to the DC.
●	The ESA identified CRECs at the Kuka - Sterling Heights, MI Mortgaged Property (0.1%) in connection with the (i) former operations of the Mortgaged Property as an automobile equipment facility and (ii) environmental documentation available for the Mortgaged Property. The Mortgaged Property was also used for the stockpiling of impacted soils from adjacent industrial properties from the 1970s to 2000s. According to a prior ESA and Phase II investigation, concentrations of arsenic in soil were detected at levels above regulatory and health-based thresholds. A BEA and DC were prepared for the Mortgaged Property by Nova Group in 2014/2015. According to the ESA, the borrower was not responsible for the introduction to the Mortgaged Property of the contaminants identified. The BEA in place provides liability relief for these impacts while allowing the Mortgaged Property to be redeveloped and economically used. The DC outlines requirements to be adhered to for the Mortgaged Property. The BEA and DC for the Mortgaged Property have been implemented by the borrower under MIEGLE requirements. The environmental consultant recommends, and the Mortgage Loan documents require, that the borrower continue to adhere to the DC.
●	The ESA identified CRECs at the CSTK - St. Louis, MO Mortgaged Property (0.0%) in connection with the prior use of the Mortgaged Property as a railroad facility. Due to the prior use of the Mortgaged Property and based on results of prior subsurface investigations revealing contaminants of concern above risk-based target levels, the Mortgaged Property was enrolled in the Missouri Department of Natural Resources (“MDNR”) cleanup program. Based
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on these exceedances, an Environmental Covenant (“EC”) was prepared and recorded with the City of St. Louis in June 2018 that restricts use of the Mortgaged Property to non-residential use only. In addition, engineering controls have been established for soil, which is managed under a soil management plan that was prepared in 2017. As part of the required engineering controls, asphalt and concrete as well as a soil cap and rip-rap over the drainage basin on the western portion of the Mortgaged Property must be regularly inspected to ensure the pathways remain incomplete. Additionally, notification is required prior to any construction work that impacts soils below grade with additional requirements for management and disposal if excavated or disturbed. Based on review of the previous assessments and EC, the MDNR issued a certificate of completion for the Mortgaged Property with an EC on August 2, 2018. The environmental consultant recommends and the Mortgage Loan documents require compliance with the terms of the soil management plan and the activity and use limitations detailed in the EC.

●	The ESA identified a CREC at the AM Castle - Wichita, KS Mortgaged Property (0.0%) in connection with the Mortgaged Property’s location in the Gilbert and Mosley project area, which is an area of ongoing groundwater remediation for multiple industrial facilities. The City of Wichita has reestablished financial lending in the Gilbert and Mosley areas through a legal agreement with local lending institutions. The agreement states that the institutions will not refuse to lend on the security of real properties located within the Gilbert and Mosley site which are owned or operated by persons or entities who have obtained a Certificate and Release for Environmental Conditions. Certificate and Releases are granted by the City of Wichita to property owners who have demonstrated through documentation or investigation that they have not contributed to the contamination in the Gilbert and Mosley site. The environmental consultant recommends that the borrower submit an application for a Certificate and Release for Environmental Conditions a (“Wichita Certificate and Release”).The Mortgage Loan documents require the borrower to communicate to the applicable tenant a request, pursuant to such tenant’s lease, that such tenant submit an application for a Wichita Certificate and Release.
●	With respect to the 140-150 Access Road Mortgage Loan (0.5%), the Mortgaged Property has operated as a truck repair facility since 1972. According to the ESA, there are business environmental risk concerns associated with these operations, which include the storage, treatment and disposal of hazardous substances, tanks, inground hydraulic lifts, and the presence of an oil/water separator. Additionally, there is a trench drain at the Mortgaged Property with reported back up, an oil/water separator and a lift station with no information as to servicing or point of discharge. There is also significant staining on interior flooring and improper exterior storage of totes and drums with no secondary containment or labeling. A limited environmental assessment performed by ECS Southeast in January 2024, which included the collection and analysis of soil and groundwater samples, did not identify any soil and groundwater impacts above the applicable regulatory reporting criteria. According to the ESA, based on the aggregate capacities of stored oil and other vehicle fluids a Spill Prevention Control and Countermeasure (“SPCC”) Plan and stormwater permit may be required. The Mortgage Loan documents require the borrower to correct (or cause the tenants to correct) these environmental concerns and retain a consultant to determine the need for a stormwater permit or a SPCC Plan with 90 days of the origination date.

See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Mortgaged Properties Subject to Local Law 97

With respect to the 277 Park Avenue, Bronx Terminal Market, 161 Meserole Avenue and 80 White Street Mortgage Loans (collectively, 12.2%), the related Mortgaged Property is located in New York City and is subject to Local Law 97. See “Risk Factors—Risks Relating to the Mortgage Loans— Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool”.

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Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with material redevelopment, renovation, expansion or PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the Artisan Foods Portfolio Mortgage Loan (5.9%), the 201 Merrimack Street Mortgaged Property is currently being used as a dry storage facility. The borrower sponsors deposited $15,000,000 into a reserve account at origination for the purpose of renovating the 201 Merrimack Street Mortgaged Property into a USDA-grade food production facility. The renovations are expected to be completed by September 1, 2025.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than eighteen (18) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

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Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Arch Portfolio Mortgage Loan (7.0%), from 2022 to 2023, the borrower sponsors were subject to rent strikes, organized by a tenant advocacy group, at several sponsor-affiliated properties unrelated to the Mortgaged Property. The borrower sponsors disclosed that all issues with the related advocacy group have been resolved and that such advocacy group has since issued a positive press release encouraging all tenants to abide by their related lease obligations. The Mortgaged Properties were not impacted by the tenant disputes.
●	With respect to Cherrywood Shopping Center Mortgage Loan (2.2%), the borrower sponsor is subject to ongoing foreclosure proceedings in connection with an office property in New York, New York that secured a loan in the amount of $30,000,000. The office property was unable to recover from the impacts of the COVID-19 pandemic, as monthly income dropped to $0 starting in April 2020. Although the related borrower was initially able to work out certain arrangements with the related lender, the area where the office property is located has been unable to recover from the effects of the COVID-19 pandemic and the lender commenced foreclosure proceedings in January 2022. In March 2024, the trial court granted summary judgment in favor of the lender and appointed a referee to compute amounts due under the related loan. The referee’s proposed report remains pending; however, the borrower sponsor estimated the foreclosure amount to be $41 million. In addition, the borrower sponsor is subject to claims of breach of contract in connection with the guaranty of rent payments under a master lease for the same property subject to foreclosure proceedings. An affiliate of the borrower sponsor operated the property as master tenant under a master lease and subleased the property to 22 sub-tenants. The borrower sponsor estimated its maximum potential liability under the guaranty to be approximately $2.5 million plus legal fees.
●	With respect to the DeKalb Student Housing Mortgage Loan (1.9%), one of the guarantors is subject to ongoing litigation for claims related to a healthcare property and unrelated to the mortgaged property. The plaintiff initiated the lawsuit against the healthcare property operator for a loan in the amount of $10,327,000 and pursued related claims against the guarantor in connection with its guaranty for the loan in the amount of $3,500,000. The borrower sponsor reported that the case remains pending and settlement discussions are ongoing.
●	With respect to the Holiday Inn Express Indianapolis West Airport Mortgage Loan (0.9%), one of the guarantors is subject to ongoing litigation in connection with the guaranty of a lease on a warehouse property near the Port of Los Angeles, California. The related landlord is seeking damages in excess of $5 million, representing the remaining rent payment due over the entire lease term; however, the guarantor anticipates settling the matter for approximately $250,000, as the leased property is expected to be re-let to a new tenant thereby reducing potential damages.
●	With respect to the Storage Sense Orlando Mortgage Loan (0.8%), one of the guarantors is subject to ongoing litigation in connection with claims of breach of contract, unjust enrichment and breach of the covenant of good faith and fair dealing by a former business partner. The plaintiff alleged that the guarantor and the other defendants concealed a certain company’s revenue in violation of the parties’ profit-sharing arrangement. The plaintiff is seeking damages in excess of $1 million for each cause of action and a declaration that the parties’ contract entitled the plaintiff to receive 50% of the gross revenue generated by transactions originated by the plaintiff.
●	With respect to the 286 East 163rd Street Mortgage Loan (0.5%), the borrower is currently subject to a lawsuit that is not covered by the borrower’s insurance. An adjacent property owner brought an action against the borrower alleging damage to the adjacent property during construction of the Mortgaged Property. The plaintiff alleged damages in an amount not less than $1.5 million, which is
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disputed by the borrower. The construction contract contains broad indemnities in favor of the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Forty-six (46) of the Mortgage Loans (collectively, 89.5%) were originated in connection with borrower’s refinancing of a previous mortgage loan.
●	Nine (9) of the Mortgage Loans (collectively, 10.5%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	With respect to the Bronx Terminal Market Mortgage Loan (2.3%), the prior loan matured on May 6, 2024 and was unpaid as of that date. The borrower and the servicer for the prior loan agreed to a forbearance agreement to permit sufficient time for closing conditions for the current Mortgage Loan to be satisfied, including, but not limited to, the co-lenders obtaining an acceptable leasehold estoppel from the City of New York. Such prior mortgage loan was repaid in full with the proceeds of the Bronx Terminal Market Whole Loan upon the origination of the Bronx Terminal Market Whole Loan on August 6, 2024.
●	With respect to the Southpointe and Lakecrest Mortgage Loan (0.7%), the prior loan secured by the mortgaged property matured on June 6, 2024 and went into maturity default. The borrower and servicer entered into a forbearance agreement to permit sufficient time for the borrower to acquire refinancing. The borrower refinanced the prior loan with the Mortgage Loan on August 30, 2024. Proceeds from the Mortgage Loan were used to repay the prior loan in full.
●	With respect to the 431 Dekalb Avenue Mortgage Loan (0.4%), the prior loan secured by the Mortgaged Property matured on July 31, 2024 and went into maturity default. The borrower refinanced the prior loan with the Mortgage Loan on August 2, 2024. Proceeds from the Mortgage Loan were used to repay the prior loan in full.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the Arch Portfolio, Baybrook Mall, Stonebriar Centre, BioMed 2024 Portfolio 2, Bronx Terminal Market, The Boulevard at Oakley Station Phase II, Cherrywood Shopping Center, The Palisades, 80 White Street, Feasterville Plaza and Birch Knoll & Saucon Valley Crossing MHP Mortgage Loans (collectively, 30.1%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the
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Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Arch Portfolio Mortgage Loan (7.0%), the borrower sponsors and non-recourse carveout guarantors have experienced prior defaults. The borrower sponsors disclosed that in May 2024, they received default notices regarding two separate loans unrelated to the Arch Portfolio Mortgage Loan, each secured by a separate multifamily property located in Springfield, Massachusetts, citing late monthly debt service payments and certain other failures to comply with the related loan documents. However, the borrower sponsors disclosed that (i) one such property was sold on June 28, 2024 through a loan assumption and that the related loan was paid in full, and (ii) the sponsors are under contract to sell the second such property with an estimated closing date in September 2024 and expect to pay off the related loan in full.
●	With respect to the Baybrook Mall Mortgage Loan (5.7%) and Stonebriar Centre Mortgage Loan (2.8%), affiliates of one of the related borrower sponsors (an affiliate of Brookfield Corporation) have experienced prior defaults, including a default in February 2023 on commercial mortgage loans secured by two office properties in downtown Los Angeles having existing debt of approximately $784 million. In addition, in or around April 2023, an affiliate of such borrower sponsor defaulted on a securitized commercial mortgage loan in the amount of approximately $161 million secured by multiple office buildings located mostly in the Washington, D.C. area.
●	With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.8%), affiliates of the borrower sponsor have sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and/or deeds-in-lieu of foreclosure.
●	With respect to the Bronx Terminal Market Mortgage Loan (2.3%), the borrower sponsor, The Related Companies, L.P., has sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and/or deeds-in-lieu of foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Twenty-seven (27) of the Mortgaged Properties (collectively, 13.1%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1.
●	Six (6) of the Mortgaged Properties (collectively, 4.5%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration

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May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as 277 Park Avenue, Baybrook Mall, BioMed 2024 Portfolio 2, Northbridge Centre and Oak Ridge City Center.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date (in the case of Mortgage Loans that are not ARD Loans) or Anticipated Repayment Date (in the case of the ARD Loan), as applicable.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
BioMed 2024 Portfolio 2 – Eastgate Mall	0.0%	No	12/31/2029	8/9/2029
GNL Industrial Portfolio – Follett School - McHenry, IL	0.1%	No	12/31/2029	4/6/2029
GNL Industrial Portfolio - Hannibal - Houston, TX	0.1%	No	9/30/2029	4/6/2029
GNL Industrial Portfolio - Cott Beverage Inc - Sikeston, MO	0.0%	No	1/31/2027	4/6/2029
GNL Industrial Portfolio - CSTK - St. Louis, MO	0.0%	No	3/25/2030	4/6/2029
GNL Industrial Portfolio - AM Castle - Wichita, KS	0.0%	No	10/31/2029	4/6/2029

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow”

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that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as the 277 Park Avenue Mortgaged Property, the Baybrook Mall Mortgaged Property, the BioMed 2024 Portfolio 2 - 9360-9390 Towne Centre Drive Mortgaged Property, the BioMed 2024 Portfolio 2 - Eastgate Mall Mortgaged Property, the 51 Haddonfield Mortgaged Property, the Northbridge Centre Mortgaged Property and Oak Ridge City Center Mortgaged Property.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
Southpointe and Lakecrest – Lakecrest	0.4%	Department of Juvenile Justice	8.3%	10.1%
51 Haddonfield	0.5%	GSA IRS(1)	20.5%	21.4%
51 Haddonfield	0.5%	GSA DHS (2)	10.9%	9.2%

(1)	GSA IRS tenant has the right to terminate its lease at any time after December 15, 2027 with 180 prior days’ written notice.
(2)	GSA Department of Homeland Security tenant has the right to terminate the lease at any time upon 180 days’ prior written notice.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the New Jersey Logistics Mortgage Loan (3.9%), the sole tenant at the related Mortgaged Property, EDA International, Inc., has taken legal possession of its space and commenced paying rent. However, EDA International, Inc. is not yet in full occupancy pending the completion of the build-out of its related space. It is anticipated that EDA International, Inc. will be in utilization of its entire floor space to begin receiving and shipping products by the end of September 2024.
●	With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.8%), the sole tenant at the Lincoln Centre Mortgaged Property, Illumina, Inc., has subleased (i) 87,205 square feet of its leased space at the related Mortgaged Property (approximately 24.2% of the net rentable area at the related Mortgaged Property and 8.8% of the net rentable area at the portfolio of Mortgaged Properties) and (ii) 41,600 square feet (approximately 11.6% of the net rentable area at the related Mortgaged Property and 4.2% of the net rentable area at the portfolio of Mortgaged Properties). The second largest tenant at the 4570 Executive Drive individual Mortgaged Property, Human Longevity, Inc., has subleased 25,394 square feet of its leased space at the related Mortgaged Property (approximately 20.2% of the net rentable area at the related Mortgaged Property and 2.6% of the net rentable area at the portfolio of Mortgaged Properties) to Neogenomics at a rental rate of $64.56 per square foot on a triple net basis.
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●	With respect to the Northbridge Centre Mortgage Loan (2.8%), the fourth largest tenant at the Mortgaged Property, GSA (U.S. Secret Service), is not yet in occupancy but is expected to take occupancy and commence paying rent in June 2025 after the completion of the build-out of its space . At origination, the borrower reserved approximately $1,169,336 in a gap rent reserve to cover the rent amount from the origination date until the estimated occupancy date. Additionally, GSA (U.S. Secret Service) is entitled to $934,125.98 in total free rent ($103,791.78 to be paid each month for the first three months of the first three years in the lease term (i.e. June through August 2025, June through August 2026 and June through August 2027)). The fifth largest tenant, Focus Financial Partners, is entitled to $90,101.27 in total free rent ($15,866.89 to be paid each month in September 2024 through January 2025 and $10,766.82 to be paid in February 2025). At origination, the borrower reserved approximately $1,453,179 in a free rent reserve.

In addition, certain tenants may have taken occupancy but ceased to use all or a portion of their space. Properties with “dark” or partially “dark” tenants include, but are not limited to:

●	With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.8%), (a) the sole tenant at the Lincoln Centre individual Mortgaged Property, Illumina, Inc., has “gone dark” with respect to 68,400 square feet (approximately 19% of the net rentable area at the related individual Mortgaged Property and 6.9% of the net rentable area at the portfolio of Mortgaged Properties) of the 360,000 square feet of its leased space; however, such tenant continues to pay rent and is operating at some portion of its leased space. Given that Illumina, Inc. is still utilizing space at the Mortgaged Property and continues to pay rent, actual dark space may be subject to change and the disclosure above is based on available information as of the origination date; and (b) the third largest tenant at the 40 Erie Street individual Mortgaged Property, Gritstone Bio, Inc., which leases approximately 13,907 square feet at the related individual Mortgaged Property (approximately 8.8% of the net rentable area at the related individual Mortgaged Property and 1.4% of the net rentable area at the portfolio of Mortgaged Properties), has “gone dark” with respect to its leased space. There may be other tenants in addition to those described above whose leased space is “dark” or subject to a sublease in whole or in part.

For more information see Annex A-3 and the accompanying footnotes, in particular those related to the Mortgaged Properties identified on Annex A-1 as 277 Park Avenue, Lincoln Centre and 40 Erie Street.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The GNL Industrial Portfolio - FCA USA - Detroit, MI, London Bridge Industrial, Fountain Hills Plaza, BioMed 2024 Portfolio 2 - Lincoln Centre, Feasterville Plaza, Strawberry Square Shopping Center, Langdon at Walnut Park and the Fairfield Inn & Suites by Marriott Wilmington Mortgaged Properties (collectively, 11.9%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender, the owner of the related fee interest or another third party. See “Yield and Maturity Considerations” in this prospectus. See representations and warranties no. 6 and no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).
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In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-1, we note the following:

●	With respect to the Langdon at Walnut Park Mortgage Loan (5.6%), pursuant to a Purchase Option and Right of First Refusal Agreement (the “Langdon at Walnut Park Purchase Option and ROFR Agreement”), at any time during the term of the related ground lease, upon 30 days' notice to the borrower and each of its members, PHFC has the option to purchase the Mortgaged Property (the “Langdon at Walnut Park Purchase Option”), subject to the terms and conditions of the Langdon at Walnut Park Purchase Option and ROFR Agreement. The purchase price for the Langdon at Walnut Park Purchase Option is an amount equal to the fair market value of the Mortgaged Property plus the diminution of economic value to the Langdon at Walnut Park Special Member and certain investor members of the borrowers as result of the exercise of the Langdon at Walnut Park Purchase Option, which amount includes, among other things, (i) 125% of all capital contributions of such members under the borrower operating agreements and all advances made by such members to the borrowers, (ii) the present value of the net cash flow due to such members under the borrower operating agreements, using a discount of 5%, (iii) the outstanding balance of all loans (including any accrued interest and yield maintenance thereon) made by such members or their affiliates, the guarantors of the related Mortgage Loan and/or any other lenders which will not otherwise be repaid at the time of purchase, (iv) any accrued and unpaid fees owed to the Langdon at Walnut Park Special Member and (v) all losses, costs, damages, transfer taxes and similar assessments, interest and penalties incurred or payable by such members with respect to (a) investments in the borrowers, or (b) the exercise of the Langdon at Walnut Park Purchase Option and ROFR Agreement.

In addition, provided that the PHFC Manager has not been removed or has not withdrawn as the managing member of the borrowers, in the event that the Langdon at Walnut Park Special Member receives from a ready, willing, and able third-party purchaser an acceptable bona fide offer to purchase the Mortgaged Property or the borrower's leasehold interest in the Mortgaged Property (the “Third-Party Offer”), then the PHFC will have an irrevocable and exclusive right of first refusal (the “PHFC ROFR”) to purchase the Mortgaged Property or leasehold interest of the borrowers, as applicable, on terms not less favorable than those set forth in the Third-Party Offer (including but not limited to price, conditions to closing, and timing for closing), and subject to the terms and conditions set forth in the Langdon at Walnut Park Purchase Option and ROFR Agreement. To exercise such right, the PHFC must deliver written notice of its intent to exercise the PHFC ROFR on terms not less favorable than those set forth in such Third-Party Offer within thirty (30) days following receipt of notice from the Langdon at Walnut Park Special Member of such Third-Party Offer. The PHFC has agreed that (i) the exercise of its rights under the Langdon at Walnut Park Purchase Option and ROFR Agreement are subject to the terms and restrictions set forth in the Mortgage Loan documents, including the satisfaction of any conditions precedent to prepay, defease or assume the payment of the Mortgage Loan, (ii) any right requiring termination of the related ground lease and ownership of the Mortgaged Property to be transferred by PHFC will not apply to any acquisition by the lender, its designee or any other party pursuant to a foreclosure, deed in lieu of foreclosure or other exercise of remedies under the Mortgage Loan documents and (iii) the lender and its designee (including a securitization trust) are pre-approved to acquire the membership interests in the borrowers pursuant to a foreclosure, deed in lieu of foreclosure or other exercise of remedies under the Mortgage Loan documents. To the extent the membership interest in the borrowers is acquired by lender or a single-purpose entity controlled by lender, PHFC Manager will not be permitted to withdraw as the managing member of borrowers.

●	With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.8%), the sole tenant at the Lincoln Centre Mortgaged Property, Illumina, Inc., has a right of first refusal to purchase the entire related Mortgaged Property or any individual building at the related Mortgaged Property (the “ROFR Property”) if the landlord receives an offer to purchase the related Mortgaged Property or any individual building thereof on terms which the landlord would agree to sell such ROFR Property; provided, that the landlord is required to provide Illumina, Inc. with a summary of the pertinent economic and non-economic terms of such offer, including the purchase price and any earnest
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money deposits required (the “Offer Summary”). Illumina, Inc. will then have 10 business days from receipt of the Offer Summary to notify the landlord of its election to exercise such right of first refusal option. Pursuant to a subordination, non-disturbance and attornment agreement, the tenant has agreed that such right of first refusal will not apply to a foreclosure or deed-in-lieu of foreclosure or the first transfer of title by the lender or its nominee subsequent thereto. However, such right would apply to subsequent transfers.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Artisan Foods Portfolio Mortgage Loan (5.9%), the sole tenant at each of the 117 Water Street Mortgaged Property and the 201 Merrimack Street Mortgaged Property, Artisan Chef Manufacturing, is an affiliate of the borrower sponsors. Each lease expires on August 24, 2039 and the borrower sponsors have guaranteed the tenant’s payment obligations under both leases. Notwithstanding the foregoing, there can be no assurance that the borrower sponsors will have the financial capacity to meet the obligations that arise under the guaranty.
●	With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.8%), BioMed Realty, L.P., an affiliate of the borrower, leases 49,912 square feet (39.8% of square feet) at the 4570 Executive Drive Mortgaged Property and also subleases 25,391 square feet (17.2% of square feet) at the 9360-9390 Towne Center Drive Mortgaged Property.
●	With respect to the Charlotte MHP Portfolio Mortgage Loan (2.8%), 31 pads at the Arrowood Mortgaged Property and 37 pads at the Queen’s Grant Mortgaged Property are leased to the Charlotte MHP Master Tenant pursuant to the Charlotte MHP Master Leases. Under the terms of each Charlotte MHP Master Lease, on or prior to the 15th day of each calendar month during the term of the Charlotte MHP Master Lease, the Charlotte MHP Master Tenant is required to pay the borrower rent in an amount initially equal to $600 per month per pad leased to the Charlotte MHP Master Tenant under the Charlotte MHP Master Lease, regardless of whether such pad is vacant or occupied, without offset or abatement. Such monthly amount of rent must be adjusted every 12 months to the highest rate being charged by the borrower to a tenant leasing a pad at the Mortgaged Property directly from the borrower, but in no case can it be less than $600 per month.
●	With respect to the 161 Meserole Avenue Mortgage Loan (2.1%), 24.14% of the units (which equals seven units) at the Mortgaged Property are not yet leased and are subject to a master lease between the borrower, as lessor, and the borrower sponsor, as tenant. The master lease is scheduled to expire on August 31, 2032. The master lease may be terminated upon the satisfaction of certain conditions including, but not limited to, the lender’s receipt of (i) a certified rent roll showing the residential units at the Mortgaged Property are 100% leased and occupied by residential tenants (excluding any tenants under the master lease), (ii) fully executed leases for all nine of the affordable units at the Mortgaged Property and (iii) the debt service coverage ratio (as calculated by the lender utilizing trailing one-month income and underwritten expenses equal to $163,477) being equal to or greater than 1.30x.
●	With respect to the Southpointe and Lakecrest Mortgage Loan (0.7%), at origination of the Mortgage Loan, Lakecrest Acquisition, LLC and 5650 Tampa Acquisitions, LLC (co-borrowers)
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entered into a lease agreement with RE2011, Corp. (a borrower affiliate) covering four suites at the Lakecrest Mortgaged Property (32.4% NRA) and 1 suite at the Southpointe Mortgaged Property (5.8% NRA) (the “Southpointe and Lake Crest Affiliate Lease”) which are currently leased by existing tenants at the Mortgaged Properties pursuant to leases that are scheduled to expire within six months of origination of the related Mortgage Loan, excluding the Roskamp Institute, Inc. lease, which is scheduled to expire in November 2026. As to any space under the existing tenant leases, The Southpoint and Lake Crest Affiliate Lease will commence upon the earlier of (i) the expiration date of any existing tenant lease or (ii) the date any existing tenant ceases to pay rent under the terms of its existing lease, and will continue for a term of twelve (12) months unless terminated earlier pursuant to the terms of the Southpointe and Lake Crest Affiliate Lease. The Southpointe and Lake Crest Affiliate Lease (a) will terminate in full upon repayment of the related Mortgage Loan and (b) will terminate in part, as to any existing tenant space, if among other things (i) the tenant under any existing lease executes a renewal for such lease with a minimum term of twelve (12) months beyond the then-current expiration date of such lease or (ii) the borrower enters into a replacement lease with a new tenant for the same space, in each case subject to satisfaction of the requirements set forth in the Southpointe and Lake Crest Affiliate Lease and the Southpoint and Lakecrest Mortgage Loan documents.

●	With respect to the Birch Knoll & Saucon Valley Crossing MHP Mortgage Loan (0.6%), 25 pads at the Birch Knoll Mortgaged Property are leased to FM MHC Homes III, LLC, an affiliate of the borrowers, as master tenant, pursuant to a master lease with the related borrower (the “FM Master Lease”). The FM Master Lease has an initial term of one year and will automatically renew each year upon the same terms and conditions as the first. The FM Master Lease may be terminated if: (i) either of the borrower or the master tenant elects to terminate the FM Master Lease by written notice delivered to the other party no less than 60 days in advance of the expiration of the then current term, during which the master tenant will be required to pay rent to the lessor in an amount equal to the rent collected by the master tenant from the third-party tenants or occupants of the pads subject to the FM Master Lease and (ii) provided that such rent payable to the borrower will not exceed the amount of rent attributable to the applicable pad which at a minimum will be no less than $445 per pad.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Artisan Foods Portfolio Mortgage Loan (5.9%), the borrower sponsor owns multiple competing properties in the same metropolitan area as the Mortgaged Property.
●	With respect to the Baybrook Mall Mortgage Loan (5.7%), the Mortgaged Property is part of a larger shopping center, which includes a non-collateral adjacent lifestyle and power center owned by the borrower sponsor, which may be competitive with the Mortgaged Property.
●	With respect to the Northbridge Centre Mortgage Loan (2.8%), the borrower sponsors have an ownership interest in one other competitive property approximately 7.5 miles from the Mortgaged Property.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

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Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Seven (7) of the Mortgaged Properties (collectively, 1.9%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties and based on those reports, no Mortgaged Property has a probable maximum loss greater than 13% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to twenty-nine (29) Mortgage Loans (collectively, 61.8%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the GNL Industrial Portfolio Mortgage Loan (1.6%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty no. 17 and no. 30 in Annex D-1 and the exceptions, if any, to representation and warranty no. 17 and no. 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to

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Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”. For example:

●	With respect to the Northbridge Centre Mortgage Loan (2.8%), the Mortgaged Property was developed as part of the Northbridge Center Downtown Planned Unit Development (“DPUD”), which was approved by the West Palm Beach City Commission on October 7th, 1982. As part of the DPUD, the Mortgaged Property must maintain compliance with the site plan that was approved for the Mortgaged Property. The site plan controls requirements that would typically be covered by local zoning ordinances (parking, density, etc.). Additionally, the Mortgaged Property is subject to that certain Reciprocal Easement and Development Agreement recorded in Book 4433, Page 662 of Official Records of Palm Beach County, Florida (the “Official Records”); as affected by Amendment to Reciprocal Easement and Development Agreement, recorded in Book 8894, Page 1368 of Official Records; as affected by Second Amendment to Reciprocal Easement and Development Agreement, recorded in Book 28149, Page 1563 of Official Records; and as affected by that certain Assignment of Lease, recorded in Book 28149, Page 1568 of Official Records (collectively, the “Development Agreement”). The Development Agreement grants the borrower use of certain adjacent tracts of land for, among other things, green space, an overhead walkway between the parking structure that is part of the collateral and the office building, vehicular access to the primary entrance to the office building and additional street-level parking in areas visible to the primary entrance to the improvements. The majority of the rights granted under the Development Agreement are perpetual. This includes use of the access drive known as Flagler Court Drive between 4th and 5th Streets and the use of the street-level parking along Flagler Court Drive closest to 5th Street. In addition, the borrower has access to an additional six parking spaces along Flagler Court Drive near 4th Street. The use of this area is granted pursuant to rights under the Development Agreement and currently expires in 2031. If the related rights are not extended, the Mortgaged Property would lose the use of these parking spaces but the Mortgaged Property would still satisfy all applicable zoning requirements (i.e., 773 existing parking spaces including the six spaces noted above with 675 parking spaces required by zoning). Pursuant to the Development Agreement, the borrower is obligated to maintain the areas to which it has access resulting in additional expenses for the operation of the Mortgaged Property. An annual easement expense of $16,871 was included in underwriting for the Mortgage Loan.
●	With respect to The Boulevard at Oakley Station Phase II (2.2%), the related Mortgaged Property is subject to the Oakley Environmental Covenant which imposes certain activity and use limitations. See “Mortgage Pool Characteristics—Environmental Considerations” above for more information.
●	With respect to Cherrywood Shopping Center Mortgage Loan (2.2%), the Mortgaged Property is legally conforming as to parking under the related zoning code, which requires 323 parking spaces for the Mortgaged Property; however the two parking lots serving the Mortgaged Property are not part of the collateral for the Mortgage Loan. The parking lots are owned by the East End Turnpike
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Public Parking District to operate as parking for public use in the Town of Hempstead, New York. In connection with the operation and use of the Mortgaged Property, the borrower and the tenants have the non-exclusive right to use at least 377 public parking spaces (the “Parking Area”). Although the related documents granting such right were not located, the legal description of the Mortgaged Property in the deed confirms that the borrower has the non-exclusive right to use the Parking Area so long as it is dedicated for public use, and the title policy insures the same. Further, any modification of the parking restrictions for the Parking Area affecting the use of the same by the borrower and tenants at the Mortgaged Property would require a public hearing and a town board vote. Pursuant to the zoning code, however, should a property fail to maintain parking facilities as provided in the zoning, the town board is permitted to revoke any certificate of occupancy issued for any structure on such premises. In addition to notice requirements, the Mortgage Loan documents require the borrower to comply with all legal requirements applicable to the Mortgaged Property, itself and/or the tenants at the Mortgaged Property with respect to the Parking Area. The Mortgage Loan documents also provide recourse to the borrower and the guarantor for losses as result of a reduction by the Town of Hempstead or any applicable governmental authority in the number of public parking spaces for use by the borrower and the tenants in connection with the operation and use of the Mortgaged Property; or the borrower fails to comply with the same.

●	With respect to the Chicago 12-Property Multifamily Portfolio Mortgage Loan (1.5%), the 535 East 102nd Street Mortgaged Property, the 6516 South Stony Island Avenue Mortgaged Property, the 9017-9025 South Cottage Grove Avenue Mortgaged Property and the 7956 South Normal Avenue Mortgaged Property were each constructed prior to the adoption of the current zoning code and are considered pre-existing legal non-conforming uses. If a building or structure containing such legal non-conforming elements is removed or intentionally destroyed, the reestablishment of such non-conforming elements is prohibited. In addition, if a structure with such non-conforming elements is partially damaged or totally destroyed by fire or other causes beyond the control of the property owner, the structure may be rebuilt provided that a building permit to replace the structure is obtained within 18 months of the date of the damage or destruction.
●	With respect to the Feasterville Plaza Mortgage Loan (1.2%), the use of the Mortgaged Property for retail predates the current zoning code, which requires that conditional use approval be obtained for large retail centers. The current zoning code permits any lawful nonconforming use to continue and provides that the Mortgaged Property’s use may not be altered, reconstructed or extended, except as approved by the applicable zoning hearing board and the satisfaction of certain other requirements. In the event the nonconforming use has been abandoned or discontinued for one year, such use may not thereafter be reestablished and any future use must be in conformity with the current zoning uses. Pursuant to the Mortgage Loan documents, the borrower obtained law and ordinance insurance.
●	With respect to the Birch Knoll & Saucon Valley Crossing MHP Mortgage Loan (0.6%), the use of each of the Mortgaged Properties for manufactured housing predates the current zoning code. The current zoning code permits any lawful nonconforming use to continue and any nonconforming structure to be rebuilt in the event that it is entirely destroyed or damaged as before the destruction or damage, provided that, among other requirements, the reconstructed structure does not increase any dimensional nonconformity that existed before the destruction or damage. In the event the nonconforming use has been abandoned or discontinued for one year, such use may not thereafter be reestablished and any future use must be in conformity with the current zoning uses. Pursuant to the Mortgage Loan documents, the borrower obtained law and ordinance insurance.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost

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future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to the Westshore Crossing Mortgage Loan (2.3%), there is a shortfall in the law and ordinance coverage required to be maintained at the Mortgaged Property in connection with the following legal non-conforming improvements: (a) minimum lot area per dwelling unit, which is deficient by 28,596 feet and (b) maximum density, which is exceeded by 1.17 units per acre. The Mortgage Loan is recourse to the borrower and guarantor for such shortfall.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty no. 7 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the 80 White Street Mortgage Loan (1.2%), the related Mortgaged Property is located in a specified historic district in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the 277 Park Avenue Mortgage Loan (6.6%), the related Mortgage Loan documents do not provide for a separate carveout guarantor or environmental indemnitor that is distinct from the borrower.
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●	With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.8%), the Mortgage Loan documents provide that the guarantor’s springing recourse liability for bankruptcy events is limited to 15% of the outstanding loan amount, plus costs of enforcement. In addition, the Mortgage Loan documents provide that the guarantor’s loss-recourse liability for environmental matters is limited to the aggregate PLL environmental insurance policy minimum limits applicable to the related properties ($5 million per incident and $10 million in the aggregate, or $20 million per incident and $25 million in the aggregate) if the term of the related PLL policy does not extend 2 years past loan maturity. Currently there are two PLL environmental insurance policies that cover various Mortgaged Properties, (A) a policy with $20 million per incident and $25 million aggregate limits expiring March 12, 2026, and (B) a policy with $5 million per incident and $10 million aggregate limits expiring May 9, 2027. The Mortgage Loan documents also provide for loss recourse, rather than full recourse, for prohibited transfers of the Mortgaged Properties or equity interests in the borrowers.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Langdon at Walnut Park Mortgage Loan (5.6%), as a condition to the entry of the related Mortgaged Property in the PHFC Program, pursuant to which, in the State of Texas, a property will be exempt from all property taxes and concurrent with the origination of the related Mortgage Loan, (i) the borrowers transferred the fee interest in the Mortgaged Property to the PHFC, (ii) the PHFC ground leased the Mortgaged Property back to the borrowers and (iii) the borrowers entered into a regulatory agreement with the PHFC, pursuant to which the Mortgaged Property is required to satisfy the PHFC Program Affordable Components.

Although the borrower sponsor has represented that all necessary documentation for admission into the PHFC Program has been effectuated, the Langdon at Walnut Park Tax Exemption has not yet been granted by the applicable central appraisal district. The Langdon at Walnut Park Mortgage Loan provides partial recourse to the guarantor in an amount equal to the PHFC Termination Prepayment (as defined below) until such time as the Langdon at Walnut Park Tax Exemption is approved and made effective with the applicable central appraisal district. Once issued, the Langdon at Walnut Park Tax Exemption is expected to be retroactive to the date fee ownership in the Mortgaged Property was transferred by the borrowers to the PHFC (August 29, 2024) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the PHFC Program. We cannot assure you that the Langdon at Walnut Park Tax Exemption will be obtained as expected or at all.

In addition, the Langdon at Walnut Park Mortgage Loan documents require the borrowers to partially prepay (together with any applicable yield maintenance premium) the Mortgage Loan within 30 days in the amount necessary for the Mortgaged Property to satisfy a debt service coverage ratio of 1.28x and a debt yield of 8.13% (the “PHFC Termination Prepayment”), if, in relation to the Mortgaged Property, either (i) the Langdon at Walnut Park Tax Exemption is not granted by August 29, 2025 or (ii) the PHFC Program documents are terminated, the Langdon at Walnut Park Tax Exemption is lost and/or the borrowers otherwise surrender the leasehold estate created by the related ground lease with the PHFC and the borrowers acquire the fee interest in the Mortgaged Property. The Langdon at Walnut Park Mortgage Loan documents provide recourse to the guarantor for the PHFC Termination Prepayment.

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In addition, the PHFC Program documents provide that the PHFC or its affiliate will serve as general contractor in connection with any rehabilitation of the Mortgaged Property and will receive an amount equal to 25% of any sales tax savings during any such rehabilitation, to be paid only after debt service on the Langdon at Walnut Park Mortgage Loan.

●	With respect to the Bronx Terminal Market Mortgage Loan (2.3%), the Mortgaged Property benefits from a payment in lieu of taxes (the “Bronx Terminal Market PILOT”) arrangement with the City of New York that expires in the 2033/2034 tax year. The exemption amount is 100% in tax year 2023/2024, and reduces by 10% per year through expiration. The Bronx Terminal Market Mortgage Loan matures in 2029. In tax year 2023/2024, unabated taxes were estimated to be $13,436,971. Underwritten property taxes were $3,261,247, based on the borrower’s budgeted amount, which takes into account the Bronx Terminal Market PILOT exemption. When the Bronx Terminal Market PILOT expires, the borrower, as the ground lessee of the Mortgaged Property, will be required to pay property taxes. If the Mortgaged Property is tax-exempt at that time due to the ownership of the fee interest in the Mortgaged Property by New York City, the borrower, as ground lessee, will be required to pay taxes that would be assessed if the Mortgaged Property were not exempt.
●	With respect to The Boulevard at Oakley Station Phase II Mortgage Loan (2.2%), in connection with the development of the related Mortgaged Property, the related borrower received a 15-year tax abatement (the “Oakley PILOT”) which runs through tax year 2032 and payable in 2033. The Oakley PILOT was predicated upon the Mortgaged Property receiving a leadership in energy and environmental design certification, which was achieved. The improvements at the related Mortgaged Property are abated at 100% of their value but there is still a 25% tax liability (a “School Tax Payment”) on the improvements that is payable to the Cincinnati public school system. The related Mortgage Loan documents include a non-recourse carveout for any losses sustained due to any failure of the related borrower to make a School Tax Payment. The related Mortgaged Property is also part of a tax increment finance district (the “Oakley TIF”). Under the Oakley TIF, (i) the related Mortgaged Property is subject to an exemption for real estate taxes that runs from tax year 2013 through tax year 2042 and (ii) the related borrower is required to pay service payments in lieu of taxes on the increased value of both the land and improvements (the “Oakley TIF Payments”). The Oakley TIF Payments are pledged to the payment of the related Oakley TIF bonds.
●	With respect to the 161 Meserole Avenue Mortgage Loan (2.1%), the borrower has applied for a 35-year 421-a tax abatement under the HPD 421-a tax abatement program. In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30% (which is equal to nine units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. The borrower has opted to reserve 31.03% of the units (which is equal to nine units) at the Mortgaged Property for tenants earning no more than 130% of the area median income. The 421-a tax abatement provides (i) a 100% tax exemption for the first 25 years and (ii) a 31.03% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending and the abatement period has not yet started. The full unabated estimated taxes for the 2024/2025 tax year are $288,486 compared to the underwritten abated taxes of $10,586.
●	With respect to the GNL Industrial Portfolio Mortgage Loan (1.6%), the CSTK – St. Louis, MO Mortgaged Property is subject to tax increment financing (“TIF”) in which the City of St. Louis issued bonds and reimbursed the prior owner for costs expended to develop the related Mortgaged Property before the related borrower acquired it in 2020. The city services those bond payments through tax increment and payment in lieu of taxes (“GNL Industrial Portfolio PILOT”) payments collected from the borrower. The TIF structure does not create any additional or ongoing obligations on the part of the related borrower or the related Mortgaged Property (other than the GNL Industrial Portfolio PILOT payments). The related borrower is required to make GNL Industrial Portfolio PILOT payments when they become due, and the GNL Industrial Portfolio PILOT program terminates on January 30, 2037.
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●	With respect to the 286 East 163rd Street Mortgage Loan (0.5%), the borrower has received approval for a 421-a (16) tax exemption option C, which is a 35-year abatement which provides (A) for the first 25 years of its term a 100% exemption of taxes assessed in excess of the base year (the “Base Year”), and (B) for the final 10 years of its term in the amount of 33.33% of any increase in the assessed value of the Mortgaged Property from and after the Base Year.
●	With respect to the 60 Cottage Street Mortgage Loan (0.4%), the Mortgaged Property is under a 5-year tax-exemption program (“60 Cottage Street PILOT”) with the City of Jersey City, a municipal corporation organized under the laws of the State of New Jersey, which commenced in July 2021 and terminates during the Mortgage Loan term on July 30, 2026. During the 60 Cottage Street PILOT term, the tax assessed value of the Mortgaged Property is “frozen” at $1,890,000 and 60 Cottage Street PILOT payments are payable in lieu of real estate taxes in an amount equal to the following amounts: (i) year one – no payment in lieu of taxes, (ii) year two – 20% of the taxes due based on the frozen assessed value (the “Frozen Tax Amount”), (iii) year three – 40% of the Frozen Tax Amount, (iv) year four – 60% of the Frozen Tax Amount, and (v) year five – 80% of the Frozen Tax Amount. The Mortgage Loan is recourse to the borrower and the guarantor for any losses arising from a breach of the 60 Cottage Street PILOT documents and full recourse if the 60 Cottage Street PILOT documents are amended, modified or terminated without the lender’s prior written consent. The lender underwrote the 5-year average of the real estate taxes due under the 60 Cottage Street PILOT ($84,977). The unabated tax amount at the actual assessed value is $91,477.
●	With respect to the Chicago 12-Property Multifamily Portfolio Mortgage Loan (1.5%), the 7818-7820 South South Shore Drive Mortgaged Property and the 8139-8145 South Maryland Avenue Mortgaged Property are each expected to benefit from a 10-year tax abatement under the Affordable Housing Special Assessment Program of Cook County. In connection with the expected tax abatement, the borrower will be required to reserve 15% of the units at the Mortgaged Properties for tenants earning no more than 60% of the area median income, subject to certain rental restrictions. Each tax abatement contains two 10-year renewal options. The full unabated real estate taxes have been underwritten. Additionally, the 7770-7778 South South Shore Drive Mortgaged Property and the 7956 South Normal Avenue Mortgaged Property are each expected to benefit from a 10-year tax abatement under the Affordable Housing Special Assessment Program of Cook County. In connection with the expected tax abatement, the borrower will be required to reserve 35% of the units at the Mortgaged Properties for tenants earning no more than 60% of the area median income, subject to certain rental restrictions. Each tax abatement contains two 10-year renewal options. The full unabated real estate taxes have been underwritten.
●	With respect to the 1668 Bergen Street Mortgage Loan (0.4%), the borrower has applied for a 35-year 421-a tax abatement under the HPD 421-a tax abatement program. In connection with a 421-a tax abatement, the borrower would be required to reserve at least 30% of the units (which is equal to three units) at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. The borrower has opted to reserve 60% of the units (which is equal to six units) at the Mortgaged Property for tenants earning no more than 130% of the area median income. The 421-a tax abatement would provide (i) a 100% tax exemption for the first 25 years and (ii) a 60% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The full unabated estimated taxes for the 2024/2025 tax year are $59,838 compared to the underwritten abated taxes of $1,226.
●	With respect to the 2758 Creston Avenue Mortgage Loan (0.6%), the Mortgaged Property is subject to a 421-a tax abatement under the NYC Department of Housing Preservation & Development. The abatement commenced in March 2024, is for a period of 35 years and consists of a 100% exemption of taxes assessed in excess of the base year over the first 25 years and a 95.24% exemption over the remaining 10 years. In year 36 the Mortgaged Property becomes fully taxable. In connection with exemption terms, 30% of the total units are required to be set aside for affordable housing at a rent that is no more than 130% of AMI. The full unabated estimated taxes for the 2025/2026 tax year are $73,704 compared to the underwritten abated taxes of $2,144.
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In addition, certain Mortgaged Properties may benefit from Section 421-a tax abatements as described in “Property Types—Multifamily Properties”. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

●	Forty-eight (48) Mortgage Loans (collectively, 83.4%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.
●	Five (5) Mortgage Loans (collectively, 9.1%) require monthly payments of principal and interest for the entire term to stated maturity.
●	One (1) Mortgage Loan (6.6%) provides for interest-only payments for the entire term to Anticipated Repayment Date, with no scheduled amortization prior to that date; provided that if such Mortgage Loan is outstanding from and after the related Anticipated Repayment Date occurring approximately ten years following the related origination date, interest will accrue at the related Revised Rate.
●	One (1) Mortgage Loan (0.9%) provides for an initial interest-only period that expires 12 months following the related origination date and thereafter requires monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	48	$888,117,447	83.4%
Amortizing Balloon	5	97,289,705	9.1
Interest-Only, ARD	1	70,000,000	6.6
Interest Only, Amortizing Balloon	1	10,000,000	0.9
Total	55	$ 1,065,407,152	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

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Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	13	$223,538,205	21.0%
6	41	811,868,947	76.2
9	1	30,000,000	2.8
Total	55	$1,065,407,152	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	48	$971,868,652	91.2%
5	7	93,538,500	8.8
Total	55	$1,065,407,152	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee, fee/leasehold and/or leasehold interest or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

None of the Mortgage Loans accrue interest assuming a 30-day month, assuming a 360-day year.

With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.8%), for purposes of calculating interest and other amounts payable on the BioMed 2024 Portfolio 2 Whole Loan, each note was divided into multiple components (each, a “Component”) with varying interest rates. The interest rate of each note (including the BioMed 2024 Portfolio 2 Mortgage Loan) represents the weighted average interest rate of the related Components. Prepayments of each note will be applied to the related Components in sequential order. As a result of the Components having different interest rates and the allocation of prepayments to sequentially reduce the Components, the per annum weighted average interest rate of the Components (and, therefore, the interest rate of the BioMed 2024 Portfolio 2 Mortgage Loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the BioMed 2024 Portfolio 2 Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amounts are withheld, but prior to the Withheld Amounts’ inclusion in the Net Mortgage Rate, then the Withheld Amounts may not reflect the increased interest rate when the Withheld Amounts are included in the calculation of the Net Mortgage Rate.

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Single Purpose Entity Covenants

With respect to The Boulevard at Oakley Station Phase II Mortgage Loan (2.2%), in the event an Amenities Trigger Event occurs, the related guarantor has provided a payment guaranty for a portion of the indebtedness in the amount of $5,937,500, representing approximately 24% of the original Mortgage Loan balance. There can be no assurance that the guarantor will satisfy such obligation in the event it is called upon to do so and there can be no assurance that the existence of this payment guaranty will not increase the risk of consolidation of the borrower with its equity owners. See “Mortgage Pool Characteristics— Property Types—Multifamily Properties” above for more information.

With respect to The Boulevard at Oakley Station Phase II Mortgage Loan (2.2%), the original principal balance of such Mortgage Loan is greater than $20,000,000 and the related borrower did not deliver a non-consolidation opinion in connection with the origination of the Mortgage Loan.

With respect to the 161 Meserole Avenue Mortgage Loan (2.1%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $5,500,000, representing 25% of the original principal balance of the Mortgage Loan. Additionally, the borrower sponsor provided a payment guaranty for the full indebtedness under the Mortgage Loan until receipt by the lender of satisfactory evidence that (i) a final certificate of occupancy has been issued for the Mortgaged Property, (ii) the borrower sponsor has obtained 4,313 square feet of air rights, (iii) certain additional conditions have been met, including, but not limited to, the lender’s receipt of (A) a certified rent roll showing the residential units at the Mortgaged Property are 100% leased and occupied by residential tenants (excluding any tenants under the master lease), (B) fully executed leases for all nine of the affordable units at the Mortgaged Property and (C) the debt service coverage ratio (as calculated by the lender utilizing trailing one-month income and underwritten expenses equal to $163,477) being equal to or greater than 1.30x, and (iv) the Mortgaged Property benefits from a tax abatement pursuant to Section 421-a of the New York State Real Property Tax Law, including, without limitation, a final certificate of eligibility and a tax bill for the Mortgaged Property reflecting such tax abatement. There can be no assurance that the borrower sponsor will satisfy such obligation in the event it is called upon to do.

With respect to the Courtyard by Marriott Bowling Green Convention Center Mortgage Loan (0.8%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $2,225,000, representing 25% of the original Mortgage Loan balance. There can be no assurance that the borrower sponsor will satisfy such obligation in the event it is called upon to do.

With respect to the 824 Classon Avenue Mortgage Loan (0.5%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $1,306,250, representing 25% of the original Mortgage Loan balance. There can be no assurance that the borrower sponsor will satisfy such obligation in the event it is called upon to do.

With respect to the 431 Dekalb Avenue Mortgage Loan (0.4%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $1,025,000, representing 25% of the original Mortgage Loan balance. There can be no assurance that the borrower sponsor will satisfy such obligation in the event it is called upon to do.

With respect to the 1668 Bergen Street Mortgage Loan (0.4%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $975,000, representing 25% of the original Mortgage Loan balance. Additionally, the borrower sponsor provided a payment guaranty for the full indebtedness under the Mortgage Loan until receipt by the lender of satisfactory evidence that the Mortgaged Property benefits from a tax abatement pursuant to Section 421-a of the New York State Real Property Tax Law, including, without limitation, a final certificate of eligibility and a tax bill for the Mortgaged Property reflecting such tax abatement. There can be no assurance that the borrower sponsor will satisfy such obligation in the event it is called upon to do so.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

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ARD Loan

One (1) Mortgage Loan secured by the 277 Park Avenue Mortgaged Property (6.6%) (the “ARD Loan”), provides that, after a certain date (the “Anticipated Repayment Date” or “ARD”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”) and any monthly additional interest amounts (i.e. interest at the Revised Rate minus the scheduled monthly debt service payment) not paid (or the failure to have sufficient funds available in the excess cash flow account) will be added to the principal balance of the Mortgage Loan except as described below. See Annex A-1 for the Anticipated Repayment Date for the ARD Loan.

With respect to the 277 Park Avenue Mortgage Loan (6.6%), on each payment date after the related Anticipated Repayment Date, interest will accrue on the Mortgage Loan at the higher adjusted interest rate, and the borrower will continue to be obligated to make payments of interest in monthly installments. Following the related Anticipated Repayment Date, on each payment date thereafter up to and including the related maturity date, the borrower will be required to pay to the lender, (i) first, an amount equal to the scheduled monthly debt service payment amount and (ii) second, to the extent of funds available in the excess cash flow reserve account, an amount equal to the monthly additional interest amount (i.e., the amount accrued at the adjusted interest rate minus the amount of interest due as the scheduled monthly debt service payment). The failure to make the payment in clause (i) immediately above as and when due constitutes a Mortgage Loan event of default, but the failure to make the payment in clause (ii) immediately above (or the failure to have sufficient funds available in the excess cash flow reserve account to make such payment) as and when due will not constitute a Mortgage Loan event of default. If the borrower does not pay any such monthly additional interest amount (such amount not paid, together with interest accrued thereon at the adjusted interest rate, the “Accrued Interest”), the Accrued Interest will remain an obligation of borrower but borrower’s obligation to pay such Accrued Interest will be deferred and such Accrued Interest will be added to the principal balance of the related note (such additional principal, the “Accrued and Deferred Principal”) and will be paid on the maturity date to the extent not sooner paid pursuant to the related Mortgage Loan agreement.

With respect to the 277 Park Avenue Mortgage Loan (6.6%), the related Revised Rate is equal to the greater of (i) 9.5100% and (ii) the sum of (x) 5.27% plus (y) the lender’s determination as of the Anticipated Repayment Date (or the preceding business day if the Anticipated Repayment Date is not a business day) of the then on-the-run 5-year U.S. Treasury (or, when applicable pursuant to the Mortgage Loan documents (and regardless of whether clause (i) or clause (ii) of this definition applies), the 277 Park Avenue Default Interest Rate (as defined in “—The Non-Serviced A/B Whole Loans—The 277 Park Avenue Whole Loan”)).

The ARD Loan (6.6%) is interest-only until its Anticipated Repayment Date. Consequently, the repayment of the ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that the ARD Loan is repaid prior thereto).

The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that the ARD Loan will be repaid on its Anticipated Repayment Date.

The ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class S certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

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Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Thirty-seven (37) of the Mortgage Loans (collectively, 72.5%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
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●	Fourteen (14) of the Mortgage Loans (collectively, 17.9%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	Two (2) of the Mortgage Loans (collectively, 3.9%) each prohibit voluntary principal prepayments during the Lock-out Period, and following such Lock-out Period, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or ARD, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of the Anticipated Repayment Date or commencement of the open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) of the Mortgage Loans (2.8%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) of the Mortgage Loans (2.8%) permits the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable) and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	6	9.5%
4	22	44.5
5	1	0.6
6	6	8.7
7	20	36.6
Total	55	100.0%
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See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Defeasance

The terms of forty-one (41) Mortgage Loans (the “Defeasance Loans”) (collectively, 82.1%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 10 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), then due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan (or Whole Loan) with a balloon payment due at maturity, or anticipated to be outstanding on the related Anticipated Repayment Date or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities (or in some cases, the borrower is obligated to purchase such securities directly, rather than providing a Defeasance Deposit), and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and/or, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Arch Portfolio Mortgage Loan (7.0%), at any time after the date that is two years from the date the Mortgage Loan is securitized, the borrowers may, from time to time in one or more
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occurrences, obtain a release of any individual property securing the Mortgage Loan in connection with a partial defeasance, subject to satisfaction of conditions set forth in the related Mortgage Loan documents including, among others: (i) no event of default has occurred and is continuing; (ii) the Mortgage Loan documents are modified to amend and restate the related promissory note and issue two substitute notes, one note (the “Defeased Note”) having a principal balance equal to the greatest of (a) 125% of the allocated loan amount for the property being released, (b) 100% of net sales proceeds and (c) an amount sufficient to comply with the REMIC requirements such that the Mortgage Loan will not fail to maintain its status as a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and the other note having a principal balance equal to the excess of (1) the principal amount of the Mortgage Loan documents immediately prior to the applicable partial defeasance, over (2) the amount of the Defeased Note; (iii) the borrowers pay to the lender the principal amount of the Defeased Note plus an additional amount sufficient to purchase defeasance collateral in satisfaction of the terms of the Arch Portfolio Mortgage Loan documents; and (iv) after giving effect to the release, (a) the debt service coverage ratio is not less than the greater of (1) the debt service coverage ratio on the loan origination date and (2) the debt service coverage ratio on the date immediately prior to the release, and (b) the debt yield is not less than the greater of (I) the debt yield on the loan origination date and (II) the debt yield on the date immediately prior to the release.

●	With respect to the Baybrook Mall Mortgage Loan (5.7%), the borrower may obtain the release of (A) one or more parcels (including “air rights” parcels but excluding the parcels leased to JCPenney or owned by Macy’s, Dillard’s or Living Spaces, as of the origination date (each, an “Anchor Parcel”)) or outlots, or (B) one or more Baybrook Mall Acquired Parcels or Expansion Parcels (each as defined below), including, if applicable, any Anchor Parcel that is an Expansion Parcel (each, a “Baybrook Mall Release Parcel”), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the Baybrook Mall Release Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are not required for the use of the remaining Mortgaged Property (the “Remaining Property”) or are either readily re-locatable or will continue to service the Remaining Property, or non-income producing surface parking areas, (iii) the borrower delivers evidence that the parcel subject to release is not necessary for the operation or use of the Remaining Property and may be readily separated from the Remaining Property without a material diminution in value, (iv) the parcel subject to release has been legally subdivided from the Remaining Property and after giving effect to such transfer, the Baybrook Mall Release Parcel and the Remaining Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (v) the parcel subject to the release is not necessary for the Remaining Property to comply with zoning or legal requirements, (vi) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or has neither granted nor declined in writing to grant such confirmation within 30 days of a request for such confirmation), and (vii) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the Baybrook Mall Whole Loan to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the Baybrook Mall Release Parcel.

The borrower under the Baybrook Mall Mortgage Loan is also permitted to obtain the release of collateral parcels (each, a “Baybrook Mall Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest at or adjacent to the shopping center of which the Baybrook Mall Exchange Parcel is a part (each, an “Baybrook Mall Acquired Parcel”) as collateral for the Baybrook Mall Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) there is no event of default, (ii) the Baybrook Mall Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are not required for the use of the Remaining Property or are readily re-locatable or will continue to serve the Remaining Property (and the

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borrower is able to make certain zoning representations as to the Baybrook Mall Acquired Parcel to the same extent as made with respect to the Baybrook Mall Exchange Parcel), (iii) the Baybrook Mall Acquired Parcel is reasonably equivalent in value to the Baybrook Mall Exchange Parcel, as established by a letter of value from the appraiser which appraised the Baybrook Mall Property or an appraiser of comparable experience selected by the borrower, (iv) with respect to the Baybrook Mall Acquired Parcel, the borrower has delivered, among other things (a) unless the Baybrook Mall Acquired Parcel is already covered by the environmental report delivered at origination, an addendum or supplement to such environmental report or new environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Baybrook Mall Acquired Parcel, and title insurance, (c) if the Baybrook Mall Acquired Parcel is improved, subject to certain exceptions (including if the borrower certifies that it intends to demolish the improvements within a year), a property condition report indicating that the Baybrook Mall Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Baybrook Mall Acquired Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $11,750,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the related Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Baybrook Mall Whole Loan in order to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution, and (f) the lender has received a rating agency confirmation from the applicable rating agencies (unless the rating agencies waive review).

●	With respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.8%), the borrowers may at any time obtain the release of an individual Mortgaged Property from the lien of the Whole Loan and the release of the applicable borrower’s obligations under the Whole Loan documents with respect to the individual Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to, (i) payment of the applicable Release Amount (as defined below) together with any yield maintenance premium then required, or, after the defeasance lockout period, defeasance of the applicable Release Amount, (ii) after giving effect to such release, the debt yield of the Whole Loan as of the determination date immediately preceding such release is greater than or equal to 9.66% and (iii) compliance with certain REMIC provisions. Notwithstanding the foregoing, if the foregoing debt yield requirement is not satisfied and the release of such individual Mortgaged Property is in connection with an arms-length transaction to a third party (provided that if a Blackstone entity controls the borrower, such transfer may be to an affiliate in certain circumstances), or pursuant to a tenant purchase option, the borrowers may obtain the release of such individual Mortgaged Property upon payment to the lender of an amount equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such individual Mortgaged Property and (ii) the greater of (x) the applicable Release Amount for such individual Mortgaged Property together with any yield maintenance premium then required and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt yield requirement, together with any yield maintenance premium then required. In connection with any release where the amount to be prepaid is less than the Mortgage ALA (as defined below) for such individual Mortgaged Property, the Mortgage ALA for each individual Mortgaged Property that will remain subject to the lien of the Whole Loan documents will each be increased on a pro rata basis by the amount of such shortfall, provided that to the extent such increase will require amending any mortgage which contains a cap on the amount secured by such mortgage that is less than the reallocated Mortgage ALA, the borrowers will pay the cost of any mortgage recording tax. The “Release Amount” means, for an individual Mortgaged Property, the lesser of (a) the outstanding principal amount of the Whole Loan (plus interest and any other amounts that may be due) and (b) the product of the allocated mortgage loan amount (“Mortgage ALA”) for such individual Mortgaged Property (as adjusted pursuant to the Whole Loan documents if applicable), multiplied by (i) 105%, until such time as the outstanding Whole Loan amount has been reduced to $501,715,790, and (ii) thereafter, 110%.
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●	In addition, with respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.8%), a partial release may be made in order to cure an event of default relating to an individual Mortgaged Property (a “BioMed Default Release”), provided that (i) either (x) borrower demonstrates to the lender that it has in good faith pursued a cure of such event of default (which efforts do not require any capital contributions to be made to the borrower or the use of any income or rents from any other Mortgaged Property to effectuate the cure) or (y) the default relates to an environmental condition and (ii) the default was not caused by the borrower or an affiliate in bad faith to circumvent the requirements of the loan agreement partial release provisions. In connection with a BioMed Default Release, the borrower must generally satisfy the conditions set forth above, except that (i) the borrower will not be required to satisfy the debt yield test above, and (ii) if the Release Amount is prepaid, the borrower will not be required to pay a yield maintenance premium.
●	In addition, with respect to the BioMed 2024 Portfolio 2 Mortgage Loan (2.8%), the Mortgage Loan documents permit the free release (without defeasance or prepayment) of (i) unimproved non-income producing land located at a Mortgaged Property, (ii) land which does not generate material income and such income was not taken into account for purposes of the appraisals obtained in connection with the closing of the Mortgage Loan, (iii) any air rights, development rights, mineral rights or water rights relating to a Mortgaged Property which are not necessary for operation of the Mortgaged Property, and (iv) any land in which the value thereof and income generated thereby was not taken into account for purposes of the appraisals obtained in connection with the closing of the Mortgage Loan, in each case subject to conditions set forth in the loan agreement, including that the released land or rights is not required to be part of the collateral pursuant to a lease, and not necessary under leases, legal requirements or other property documents for parking, access, ingress/egress, or storage (unless the related Mortgaged Property can be reconfigured at de minimis cost to provide for the foregoing), and satisfaction of conditions related to REMIC compliance and separate tax and zoning lots (or application therefor).
●	With respect to the Stonebriar Centre Mortgage Loan (2.8%), the related borrowers may obtain the release of (A) one or more parcels (including “air rights” parcels) or out lots, or (B) one or more Stonebriar Centre Acquired Parcels or Expansion Parcels, including, if applicable, any anchor parcel as defined under the related Mortgage Loan documents (each, a “Release Parcel”), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the Release Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are either readily re-locatable or will continue to service the remaining Mortgaged Property or surface parking areas, (iii) the borrowers deliver evidence that the parcel subject to release is not necessary for the borrowers’ operation or use of the remaining Mortgaged Property and may be readily separated from the Mortgaged Property without a material diminution in value, (iv) the parcel subject to release has been legally subdivided from the Mortgaged Property and after giving effect to such transfer, the Release Parcel and the remaining Mortgaged Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (v) the parcel subject to the release is not necessary for the remaining portion of the Mortgaged Property to comply with zoning or legal requirements, (vi) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), and (vii) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrowers may prepay the related Whole Loan to meet such condition, with payment of a yield maintenance premium calculated based upon the amount prepaid, unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the Release Parcel.
●	With respect to the Stonebriar Centre Mortgage Loan (2.8%), the related borrowers are permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrowers acquire a fee or leasehold interest (each, a “Stonebriar Centre Acquired Parcel”) as collateral for the related Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among
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other things, that: (i) the Exchange Parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily re-locatable or that will continue to serve the Mortgaged Property or surface parking (and the borrowers are able to make certain zoning representations as to the Stonebriar Centre Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (ii) the Stonebriar Centre Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Mortgaged Property or an appraiser of comparable experience selected by the borrowers, (iii) with respect to the Stonebriar Centre Acquired Parcel, the borrowers have delivered, among other things (a) unless the Stonebriar Centre Acquired Parcel is already covered by the environmental report delivered at origination, an environmental report indicating that the Stonebriar Centre Acquired Parcel contains no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Stonebriar Centre Acquired Parcel, and title insurance, (c) if the Stonebriar Centre Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Stonebriar Centre Acquired Parcel, and the cost of such repairs or remediation is likely to exceed 10% of the original principal balance of the related Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the related Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrowers may prepay the related Whole Loan in order to meet such condition, with payment of a yield maintenance premium calculated based upon the amount prepaid, unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution, and (f) the lender has received a rating agency confirmation from the applicable rating agencies.

●	With respect to the Oak Ridge City Center Mortgage Loan (2.3%), the borrower has the right at any time after August 15, 2025 and prior to March 6, 2029 to obtain the release of a portion of the Mortgaged Property currently used as a parking lot from the lien of the Mortgage Loan provided, among other conditions, (i) the borrower makes a partial prepayment in an amount equal to the greater of (a) $800,000 (which represents 125% of the $640,000 allocated loan amount for such parcel) or (b) in the event the release parcel is being sold to an unaffiliated third-party buyer in an arm’s length sale, the net sales proceeds the borrower receives from the sale of the release parcel; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the Mortgaged Property remaining subject to the lien of the Mortgage Loan is not less than 1.19x and (b) the loan-to-value ratio is not greater than the lesser of (1) 69.6% and (2) the loan-to-value ratio as of the date immediately preceding such release; and (iii) the REMIC release requirements are satisfied.
●	With respect to the Bronx Terminal Market Mortgage Loan (2.3%), on any business day after February 6, 2025, provided that no cash sweep event period is continuing under the related Whole Loan documents, the borrower is permitted to obtain the free release (without prepayment or defeasance) of a parcel of the Bronx Terminal Market Property identified in the related ground lease as the “Hotel Site” without prepayment or defeasance provided that, among other conditions, (i) the Hotel Site is a legally subdivided parcel separate from the remainder of the Bronx Terminal Market Property and is on a separate tax lot from the remainder of the Bronx Terminal Market Property; (ii) the Hotel Site is severed from the Bronx Terminal Market Ground Lease in accordance with the terms thereof and leased by the ground lessor to another tenant other than the borrower; and (iii) the lender receives a REMIC opinion with respect to the release.
●	With respect to the GNL Industrial Portfolio Mortgage Loan (1.6%), on any payment date following (a) April 5, 2025 (with payment of a yield maintenance premium) or (b) the earlier of two years following the last note to be securitized or April 5, 2027 (with a partial defeasance), the borrowers may obtain the release of any of the GNL Industrial Portfolio Mortgaged Properties with 15 days’
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notice if the following conditions (among others) are met: (i) no event of default under the Whole Loan documents has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the GNL Industrial Portfolio Whole Loan documents; (iii) as of the date of consummation of the partial release, (a) the debt service coverage ratio with respect to the remaining GNL Industrial Portfolio Mortgaged Properties (as determined in accordance with the terms of the GNL Industrial Portfolio Whole Loan agreement) will be no less than 2.12x (i.e., the debt service coverage ratio as of the origination date) or (b) if the released GNL Industrial Portfolio Mortgaged Property is an individual property, that as of the proposed partial release date for such property, and as reasonably determined by the lender, (i) is vacant and/or (ii) at which the tenant is not paying rent in violation of the applicable lease (such property, a “Distressed Property”), then such debt service coverage ratio with respect to the remaining individual GNL Industrial Portfolio Mortgaged Properties will be no less than 1.80x; (iv) as of the date of consummation of the partial release, (a) the debt yield with respect to the remaining individual GNL Industrial Portfolio Mortgaged Properties (as determined in accordance with the terms of the GNL Industrial Portfolio Whole Loan agreement) will be no less than 12.63% (i.e., the debt yield as of the origination date) or (b) if the released property is a Distressed Property, then such debt yield with respect to the remaining individual GNL Industrial Portfolio Mortgaged Properties will be no less than 10.75%; (v) payment of the release amount equal to (a) 130% of the allocated loan amount for such individual GNL Industrial Portfolio Mortgaged Property if such individual property is a Distressed Property and (b) 115% of the allocated loan amount for such individual GNL Industrial Portfolio Mortgaged Property for all other individual properties (including any applicable yield maintenance premium); and (vi) satisfaction of customary REMIC requirements. If the related borrower effectuates a partial release of the 9 Old Mill Road Mortgaged Property while the 728 North Main Street Mortgaged Property remains subject to the lien of the security instrument, then as a condition to the partial release of the 9 Old Mill Road Mortgaged Property, such borrower is required to enter into and record a reciprocal easement agreement that grants ingress and egress rights and easements for parking and access that provide the 728 North Main Street Mortgaged Property with ingress, egress, parking and access comparable to that existing as of the origination date.

●	With respect to the Sandpiper Midwest Portfolio Mortgage Loan (1.0%), if a material casualty or condemnation of a related Mortgaged Property has occurred and the lender applies all insurance proceeds or government compensation derived from such casualty or condemnation to the payment of the debt in accordance with the provisions of the related Mortgage Loan documents, then on or after the second anniversary of the closing date of this securitization, the related borrowers have the right to obtain the release through partial defeasance of any individual Mortgaged Property or all of the Mortgaged Properties in the aggregate, provided that, among other things, (i) the related borrower defeases an amount equal to the greater of (a) 125% of the Sandpiper Allocated Loan Amount (as defined below), (ii) after giving effect to the release of the applicable Mortgaged Property(ies), the debt service coverage ratio for the remaining Mortgaged Property(ies) (based on the trailing three month period immediately preceding the release of the applicable Mortgaged Property(ies)) is no less than the greater of (a) 1.73x and (b) the debt service coverage ratio for the Mortgaged Property(ies) immediately preceding the release, (iii) after giving effect to the release of the applicable individual Mortgaged Property(ies) the loan-to-value ratio is no greater than the lesser of (a) 53.40% and (b) the loan-to-value ratio for the Mortgaged Property(ies) immediately preceding the release, (iv) the related borrower creates two substitute notes, one note having a principal balance equal to the undefeased portion of the original promissory note and another note having a principal balance equal to 125% of the defeased portion of the original promissory note, and (v) all necessary REMIC requirements are satisfied. The allocated loan amount for the WoodSpring Suites Fairfield Mortgaged Property is $3,362,000, the allocated loan amount WoodSpring Suites Easton Mortgaged Property is $3,789,000 and the allocated loan amount WoodSpring Suites Fort Wayne Mortgaged Property is $3,949,000 (individually or collectively as the context requires, the “Sandpiper Allocated Loan Amount”).
●	With respect to the Retek New York Portfolio Mortgage Loan (0.7%), the borrowers have the right at any time after August 26, 2025, and prior to March 6, 2029, to obtain the release of an individual
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Mortgaged Property from the lien of the Mortgage Loan provided, among other conditions, (i) the borrowers make a partial prepayment in an amount equal to 125% of the allocated loan amount for such individual Mortgaged Property, together with any applicable yield maintenance premium; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.23x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 69.0% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

In addition, certain Mortgage Loans permit the addition of new collateral. For example:

●	With respect to each of the Baybrook Mall and Stonebriar Centre Mortgage Loans (collectively, 8.5%), the related borrowers have the right, at their own expense, to acquire any parcel of land, together with any improvements located thereon, that constitutes an integral part of, or adjoins, or is proximately located near, the shopping center of which the Mortgaged Property is a part, which land was not owned by the borrowers on the origination date and is not a Baybrook Mall Acquired Parcel or a Stonebriar Centre Acquired Parcel (such acquired land, an “Expansion Parcel”), to become additional collateral for the related Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrowers acquire a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrowers deliver, among other things, (a) unless the Expansion Parcel is already covered by the environmental report delivered at origination, an environmental report indicating that the Expansion Parcel contains no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Expansion Parcel, and title insurance, (c) if the Expansion Parcel is improved, subject to certain exceptions, a property condition report indicating that the Expansion Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed 10% of the original principal balance of the related Whole Loan (or with respect to the Baybrook Mall Mortgage Loan, $11,750,000), cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

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Escrows

Fifty-one (51) Mortgage Loans (collectively, 86.3%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Fifty (50) Mortgage Loans (collectively, 84.7%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty-nine (39) Mortgage Loans (collectively, 57.8%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Eighteen (18) Mortgage Loans (collectively, 32.6%) are secured in whole or in part by retail, office, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed use and other properties only.

Seven (7) Mortgage Loans (collectively, 19.4%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

One (1) Mortgage Loan (0.6%) provides for upfront escrows that may be applied to pay down principal if certain performance criteria are not satisfied.

With respect to the Bronx Terminal Market Mortgage Loan (2.3%), which is a part of the Bronx Terminal Market Whole Loan, at origination, the related borrower deposited $9,000,000 with the lender (the “DMV Space Funds Reserve”), in connection with an anticipated lease with the New York State Department of Motor Vehicles (“DMV”) that was being negotiated as of the origination date. If the DMV lease is fully executed by February 2, 2025, the Mortgage Loan documents require that the DMV Space Funds Reserve be returned to the borrower (or, if a cash sweep event has occurred, the lender is required to disburse funds to pay for DMV leasing expenses). If the DMV lease is not executed by February 2, 2025, unless the borrower elects to use such reserve to prepay the Bronx Terminal Market Subordinate Companion Loan, as described below, the lender is required to disburse funds for leasing expenses related to one or more qualifying substitute leases. When the applicable leasing expenses have been paid in full, remaining funds are required to be disbursed to the borrower so long as no cash sweep period has occurred and is continuing. If the DMV lease is not fully executed by the earlier of (A) February 2, 2025 or (B) the date it is determined that the DMV lease will not be executed (the “DMV Negotiation End Date”), upon five days’ notice, the borrower can use the DMV Space Funds Reserve to prepay the Bronx Terminal Market Subordinate Companion Loan without payment of yield maintenance provided that the prepayment is made within 30 days of the DMV Negotiation End Date. While amounts remaining in the DMV Space Funds Reserve at the time of an event of default could be applied to the senior notes, we cannot assure you that any available funds would not be earlier applied to leasing expenses or prepayment of the Bronx Terminal Market Subordinate Companion Loan in a non-default scenario or, subject to the servicing standard, retained for leasing expenses and not applied to the senior debt in a default scenario. See Annex A-3 for more information regarding the DMV Space Funds Reserve.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger, and in certain cases, the borrower sponsor may have been permitted to provide a guaranty in lieu of a reserve.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

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See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing Cash Management	25	$ 391,640,000	36.8%
Hard/Springing Cash Management	18	387,651,152	36.4
Soft/Springing Cash Management	7	187,990,000	17.6
Hard/In Place Cash Management	2	83,000,000	7.8
None	3	15,126,000	1.4
Total:	55	$1,065,407,152	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Springing Cash Management. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the
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occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

One (1) Mortgage Loan (0.6%) was originated or acquired by German American Capital Corporation with an exception to the related mortgage loan seller’s underwriting guidelines as described in the following bullet point:

●	With respect to the 501 Hayes Mortgage Loan (0.6%), the Mortgage Loan is interest-only and the loan-to-value ratio is greater than 65%, which is an exception to German American Capital Corporation’s underwriting guidelines. German American Capital Corporation’s decision to include the Mortgage Loan notwithstanding this exception is supported by the following: (i) the Mortgaged Property is located in an infill location in a submarket with an occupancy rate of 95.5%; (ii) the Mortgage Loan has an Underwritten NCF Debt Yield of 9.1%; (iii) the borrower sponsor has
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experience in the Mortgaged Property’s submarket and (iv) the borrower sponsor contributed approximately $3.86 million at loan origination. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, German American Capital Corporation approved inclusion of the Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

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The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR		Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
BioMed 2024 Portfolio 2	$30,000,000	N/A	65.3%	N/A		9.66%	Yes	No
Retek New York Portfolio	$7,245,000	N/A	69.0%	1.23	x	N/A	Yes	Yes
2758 Creston Avenue	$6,580,000	N/A	63.3%	1.24	x	N/A	Yes	Yes
60 Cottage Street	$4,500,000	N/A	68.2%	1.13	x	N/A	Yes	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

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Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●	With respect to the DeKalb Student Housing Mortgage Loan (1.9%), Capital Premium Financing, LLC finances certain insurance premiums for policies covering the Mortgaged Property. At origination, the borrower deposited approximately $48,167 into a reserve, which upon an event of default, can be used by the lender to obtain insurance coverage (or towards the payment of the debt, together with any prepayment or yield maintenance premium and certain other fees, as applicable). Provided that no event of default is then continuing and the borrower has satisfied certain conditions under the Mortgage Loan documents, including providing evidence to the lender that (i) the current premium financing has been indefeasibly paid in full, (ii) the borrower has obtained a renewal policy that does not include premium financing, (iii) there is no other premium financing in place with respect to the insurance premiums and (iv) if required, the borrower is reserving for insurance premiums as required pursuant to the Mortgage Loan documents, the amount on deposit in the reserve will be disbursed first to payment of amounts owed under a renewal policy that does not have any insurance premium financing, and then any amounts after such payment will be disbursed to the borrower. The borrower is also required to provide monthly statements showing the insurance premiums and all premium financing payments have been paid. The Mortgage Loans documents provide recourse for any losses the lender incurs in connection with the premium financing or borrower’s failure to give the lender notice at least 10 days prior to the cancellation of any insurance policies, including cancellation of policies by Capital Premium Financing, LLC. In addition, a cash sweep will be triggered if the borrower does not provide evidence to the lender that such premium financing has been indefeasibly paid in full on or before October 24, 2024 until the occurrence of a cure under the mortgage loan documents.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

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The Whole Loans

General

Each of the 277 Park Avenue, the Baybrook Mall, BioMed 2024 Portfolio 2, the Stonebriar Centre, the Northbridge Centre, the Westshore Crossing, the Bronx Terminal Market, the Northwoods Apartments and the GNL Industrial Portfolio Mortgage Loans are part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“A/B Whole Loan” means any of the Non-Serviced A/B Whole Loans.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means the 277 Park Avenue Whole Loan, the BioMed 2024 Portfolio 2 Whole Loan and the Bronx Terminal Market Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

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“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above.

“Non-Serviced Servicing Shift Whole Loan” means the Bronx Terminal Market Whole Loan.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced A/B Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the

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column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type/Lead PSA	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
277 Park Avenue(2)	Non-Serviced (COMM 2024-277P)	Note A-1	Non-Control	$370,000,000	COMM 2024-277P
		Note A-2	Non-Control	$10,000,000	GACC
		Note A-3	Non-Control	$10,000,000	GACC
		Note A-4-1	Non-Control	$10,000,000	GACC
		Note A-4-2	Non-Control	$5,000,000	BBCMS 2024-5C29
		Note A-5	Non-Control	$25,000,000	BBCMS 2024-5C29
		Note A-6	Non-Control	$40,000,000	BBCMS 2024-5C29
		Note A-7	Non-Control	$50,000,000	COMM 2024-277P
		Note B-1	Control	$230,000,000	COMM 2024-277P

Baybrook Mall	Non-Serviced (BANK5 2024-5YR9)	Note A-1	Control	$60,000,000	BANK5 2024-5YR9
		Note A-2	Non-Control	$28,000,000	BANK5 2024-5YR9
		Note A-3	Non-Control	$10,000,000	Morgan Stanley Bank, N.A. or an affiliate
		Note A-4	Non-Control	$10,000,000	Morgan Stanley Bank, N.A. or an affiliate
		Note A-5	Non-Control	$25,000,000	Benchmark 2024-V9
		Note A-6	Non-Control	$18,000,000	BBCMS 2024-5C29
		Note A-7	Non-Control	$8,000,000	BBCMS 2024-5C29
		Note A-8	Non-Control	$5,000,000	BBCMS 2024-5C29
		Note A-9	Non-Control	$30,000,000	BBCMS 2024-5C29
		Note A-10	Non-Control	$16,000,000	SGFC
		Note A-11	Non-Control	$10,000,000	SGFC

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BioMed 2024 Portfolio 2(3)	Non-Serviced (BX 2024-BIO2)	Note A-1	Control	$139,957,896	BX 2024-BIO2
		Note A-2	Non-Control	$69,978,947	BX 2024-BIO2
		Note A-3	Non-Control	$69,978,947	BX 2024-BIO2
		Note A-4	Non-Control	$69,978,947	BX 2024-BIO2
		Note A-5-1	Non-Control	$45,000,000	CREFI
		Note A-5-2	Non-Control	$30,000,000	BBCMS 2024-5C29
		Note A-5-3	Non-Control	$5,000,000	CREFI
		Note A-6	Non-Control	$40,000,000	BANK5 2024-5YR9
		Note A-7	Non-Control	$40,000,000	Goldman Sachs Bank USA
		Note A-8	Non-Control	$40,000,000	BANK5 2024-5YR9
		Note B-1	Non-Control	$66,736,843	BX 2024-BIO2
		Note B-2	Non-Control	$33,368,421	BX 2024-BIO2
		Note B-3	Non-Control	$33,368,421	BX 2024-BIO2
		Note B-4	Non-Control	$33,368,421	BX 2024-BIO2

Stonebriar Centre	Non-Serviced (Benchmark 2024-V9)	Note A-1-1	Control	$25,000,000	Benchmark 2024-V9
		Note A-1-2	Non-Control	$20,000,000	BMO 2024-5C5
		Note A-1-3	Non-Control	$16,000,000	Goldman Sachs Mortgage Company
		Note A-1-4	Non-Control	$40,000,000	Benchmark 2024-V9
		Note A-1-5	Non-Control	$24,000,000	Benchmark 2024-V9
		Note A-2-1	Non-Control	$30,000,000	BBCMS 2024-5C29
		Note A-2-2	Non-Control	$20,000,000	BMO 2024-5C5
		Note A-2-3	Non-Control	$15,000,000	BMO 2024-5C6
		Note A-3-1	Non-Control	$65,000,000	BANK 2024-5YR8

Northbridge Centre	Non-Serviced (BMO 2024-5C6)(3)	Note A-1	Control	$53,000,000	BMO 2024-5C6
		Note A-2	Non-Control	$30,000,000	BBCMS 2024-5C29
		Note A-3	Non-Control	$13,000,000	BMO

Westshore Crossing	Serviced (BBCMS 2024-5C29)	Note A-1-A	Non-Control	$15,000,000	BMO 2024-5C5
		Note A-1-B	Non-Control	$5,000,000	UBS AG
		Note A-2-A	Control	$25,000,000	BBCMS 2024-5C29
		Note A-2-B	Non-Control	$5,400,000	UBS AG

Bronx Terminal Market(3)(4)	Non-Serviced (BANK5 2024-5YR9)	Note A-1	Non-Control	$40,000,000	GACC
		Note A-2	Non-Control	$20,000,000	BMO 2024-5C6
		Note A-3	Non-Control	$15,000,000	GACC
		Note A-4	Non-Control	$11,578,947	BMO 2024-5C6
		Note A-5	Non-Control	$5,000,000	GACC
		Note A-6	Non-Control	$10,000,000	BMO 2024-5C6
		Note A-7	Non-Control	$10,000,000	BMO 2024-5C6
		Note A-8	Non-Control	$10,000,000	BBCMS 2024-5C29
		Note A-9	Non-Control	$10,000,000	BBCMS 2024-5C29
		Note A-10	Non-Control	$3,421,053	BMO 2024-5C6
		Note A-11	Non-Control	$4,578,947	BBCMS 2024-5C29
		Note A-12	Non-Control	$30,000,000	BANK5 2024-5YR9
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		Note A-13	Non-Control	$10,000,000	BANK5 2024-5YR9
		Note A-14	Non-Control	$4,500,000	BANK5 2024-5YR9
		Note A-15	Non-Control	$3,210,526	BANK5 2024-5YR9
		Note A-16	Non-Control	$2,500,000	BANK5 2024-5YR9
		Note A-17	Non-Control	$30,000,000	BANA
		Note A-18	Non-Control	$10,000,000	BANA
		Note A-19	Non-Control	$4,500,000	BANA
		Note A-20	Non-Control	$3,210,526	BANA
		Note A-21	Non-Control	$2,500,000	BANA
		Note B	Control	$140,000,000	CPPIB Credit Investments III Inc.

Northwoods Apartments	Serviced (BBCMS 2024-5C29)	Note A-1	Control	$20,782,000	BBCMS 2024-5C29
		Note A-2	Non-Control	$14,000,000	BMO 2024-5C6

GNL Industrial Portfolio	Non-Serviced (BMO 2024-5C4)	Note A-1	Control	$70,000,000	BMO 2024-5C4
		Note A-2	Non-Control	$15,000,000	BBCMS 2024-5C27
		Note A-3	Non-Control	$11,000,000	Benchmark 2024-V7
		Note A-4	Non-Control	$ 8,000,000	Benchmark 2024-V8
		Note A-5	Non-Control	$ 2,650,000	Benchmark 2024-V8
		Note A-6	Non-Control	$16,500,000	Benchmark 2024-V7
		Note A-7	Non-Control	$12,500,000	Benchmark 2024-V7
		Note A-8	Non-Control	$ 8,000,000	BBCMS 2024-5C27
		Note A-9	Non-Control	$ 6,400,000	BBCMS 2024-5C27
		Note A-10	Non-Control	$ 4,000,000	BBCMS 2024-5C27
		Note A-11	Non-Control	$15,000,000	BBCMS 2024-5C27
		Note A-12	Non-Control	$10,550,000	BMO 2024-5C5
		Note A-13	Non-Control	$10,000,000	BMO 2024-5C5
		Note A-14	Non-Control	$20,000,000	BBCMS 2024-5C27
		Note A-15	Non-Control	$12,000,000	BBCMS 2024-5C29
		Note A-16	Non-Control	$10,000,000	BBCMS 2024-5C27
		Note A-17	Non-Control	$ 5,400,000	BBCMS 2024-5C29

(1)	With respect to the A/B Whole Loans, the initial Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related A/B Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans”.
(2)	With respect to the 277 Park Avenue Whole Loan, the initial Control Note is Note B-1. During the continuance of certain control appraisal periods, Note A-1 will be the Control Note. See “—The Non-Serviced A/B Whole Loans—The 277 Park Avenue Whole Loan” below.
(3)	The BMO 2024-5C6 securitization is expected to close on September 26, 2024.
(4)	With respect to the Bronx Terminal Market Whole Loan, the initial Control Note is Note B. During the continuance of certain control appraisal periods, Note A-1 will be the Control Note. See “—The Non-Serviced A/B Whole Loans—The Bronx Terminal Market Whole Loan” below.
(5)	The Bronx Terminal Market Whole Loan will be initially serviced under the BANK5 2024-5YR9 pooling and servicing agreement. From and after the securitization of the related lead servicing pari passu note, the Bronx Terminal Market Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer

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or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an

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affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

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The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and

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Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing

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standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced A/B Whole Loans

The 277 Park Avenue Whole Loan

General

The 277 Park Avenue Whole Loan is evidenced by:

(i)           three senior promissory notes designated as Note A-4-2, Note A-5 and Note A-6 with an aggregate Cut-off Date Balance of $70,000,000 (the “277 Park Avenue Mortgage Loan”), that will be deposited into the issuing entity;

(ii)        five senior promissory notes designated as Note A-1, Note A-2, Note A-3, Note A-4-1 and Note A-7, having an aggregate Cut-off Date Balance of $450,000,000 (collectively, the “277 Park

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Avenue Pari Passu Companion Loans” and, together with the 277 Park Avenue Mortgage Loan, the “277 Park Avenue Senior Notes”) (the holders of such 277 Park Avenue Senior Notes, the “277 Park Avenue Senior Note Holders”), that will not be included in the issuing entity; and

(iii)    one promissory note designated as Note B-1, having a Cut-off Date Balance of $230,000,000 (the “277 Park Avenue Subordinate Note” and, together with the 277 Park Avenue Senior Notes, the “277 Park Avenue Notes”) (the holder of the 277 Park Avenue Subordinate Note, the “277 Park Avenue Subordinate Note Holder”; collectively, with the 277 Park Avenue Senior Note Holders and the 277 Park Avenue Subordinate Note Holder, the “277 Park Avenue Note Holders”), that were included in the COMM 2024-277P securitization transaction.

The 277 Park Avenue Mortgage Loan, the 277 Park Avenue Pari Passu Companion Loans and the 277 Park Avenue Subordinate Loans are collectively referred to in this prospectus as the “277 Park Avenue Whole Loan”. Note A-1, Note A-7 and Note B-1 are collectively referred to in this prospectus as the “277 Park Avenue SASB Portion”. Each holder of a note in the 277 Park Avenue Whole Loan that is not part of the 277 Park Avenue Portfolio SASB Portion is referred to in this prospectus as a “277 Park Avenue Non-SASB Holder”.

The rights of the issuing entity as the holder of the 277 Park Avenue Mortgage Loan, the rights of the holders of the 277 Park Avenue Pari Passu Companion Loans and the rights of the holder of the 277 Park Avenue Subordinate Loans are subject to a Co-Lender Agreement (the “277 Park Avenue Co-Lender Agreement”). The following summaries describe certain provisions of the 277 Park Avenue Co-Lender Agreement.
Servicing

The 277 Park Avenue Whole Loan and any related REO Property will be serviced and administered by the master servicer of the COMM 2024-277P transaction (the “277 Park Avenue Master Servicer”) and, if necessary, the special servicer of the COMM 2024-277P transaction (the “277 Park Avenue Special Servicer”), pursuant to the trust and servicing agreement for the COMM 2024-277P transaction (the “COMM 2024-277P TSA”), in the manner described in the COMM 2024-277P TSA, but subject to the terms of the 277 Park Avenue Co-Lender Agreement, in accordance with the servicing standard. In servicing the 277 Park Avenue Whole Loan, the servicing standard set forth in the COMM 2024-277P TSA will require the master servicer and the special servicer to take into account the interests, as a collective whole, of both the certificateholders and the holder of the 277 Park Avenue Pari Passu Companion Loans. Amounts payable to the trust as holder of the 277 Park Avenue SASB Portion pursuant to the 277 Park Avenue Co-Lender Agreement will be included in the available funds for the related distribution date to the extent described in the COMM 2024-277P offering circular, and amounts payable to the holder of the 277 Park Avenue Pari Passu Companion Loans will be distributed to the holder of the 277 Park Avenue Pari Passu Companion Loans net of certain fees and expenses on the 277 Park Avenue Pari Passu Companion Loans as set forth in the 277 Park Avenue Co-Lender Agreement and will not be available for distributions on the certificates.

Application of Payments

If no (i) mortgage loan event of default with respect to an obligation of the borrower to pay money due under the 277 Park Avenue Whole Loan or (ii) non-monetary mortgage loan event of default pursuant to which the 277 Park Avenue Whole Loan becomes a Specially Serviced Mortgage Loan (a “277 Park Avenue Triggering Event of Default”) has occurred or if a 277 Park Avenue Triggering Event of Default has occurred but is no longer continuing, then all amounts tendered by the borrower (the “277 Park Avenue Borrower”) (net of certain amounts payable or reimbursable to the 277 Park Avenue Master Servicer or the 277 Park Avenue Special Servicer, as applicable) will be distributed as follows:

(i)              first, (A) initially, to the 277 Park Avenue SASB Portion (or the 277 Park Avenue Master Servicer or the back-up advancing agent of the COMM 2024-277P transaction (the “277 Park Avenue Back-Up Advancing Agent”)) and, if applicable, to the 277 Park Avenue Non-SASB Portion (or the master servicer of the related non-lead securitization), on a pro rata and pari passu basis

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(based on their respective outstanding principal balances), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any non-lead securitization, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent from general collections of the related non-lead securitization trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) then, to the 277 Park Avenue Senior Notes (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent and, if applicable, the master servicers of the related nonlead securitizations), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable P&I Advances or analogous concept under the non-lead securitizations, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous advance rate under such non-lead securitization), (C) then, to the 277 Park Avenue Subordinate Note (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent), up to the amount of any nonrecoverable P&I Advances that remain unreimbursed (together thereon at the applicable advance rate), and (D) finally, on a pro rata and pari passu basis (based on the aggregate outstanding principal balance of the 277 Park Avenue SASB Portions), to the 277 Park Avenue SASB Portions (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)           second, to the 277 Park Avenue SASB Portions (or the 277 Park Avenue Master Servicer, 277 Park Avenue Special Servicer or the 277 Park Avenue Back-Up Advancing Agent, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such Notes (or the 277 Park Avenue Master Servicer, 277 Park Avenue Special Servicer or the 277 Park Avenue Back-Up Advancing Agent, as applicable), with respect to the 277 Park Avenue Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the COMM 2024-277P TSA;

(iii)        third, (A) initially, to the 277 Park Avenue Senior Notes and the 277 Park Avenue Subordinate Note (or the 277 Park Avenue Master Servicer), the applicable accrued and unpaid Servicing Fee on the related 277 Park Avenue Senior Note or 277 Park Avenue Subordinate Note (without duplication of any portion of the Servicing Fee paid by the 277 Park Avenue Borrower), as the case may be, and (B) then, to the 277 Park Avenue Senior Notes and the 277 Park Avenue Subordinate Note (or the 277 Park Avenue Special Servicer), any special servicing fees, any workout fees and liquidation fees earned by it with respect to the 277 Park Avenue Whole Loan under the COMM 2024-277P TSA;

(iv)           fourth, pari passu to the 277 Park Avenue Senior Notes, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such 277 Park Avenue Senior Note, net of the servicing fee rate, with the aggregate amount so payable to be allocated between 277 Park Avenue Senior Notes on a pro rata basis according to the amount of accrued and unpaid interest due to each such 277 Park Avenue Senior Note;

(v)              fifth, pari passu, in respect of principal, to the 277 Park Avenue Senior Notes all payments and prepayments of amounts allocable to the reduction of the principal balance of the 277 Park Avenue Whole Loan (including amounts allocable as principal on the 277 Park Avenue Whole Loan and any portion of casualty or condemnation proceeds received and allocable as principal on the 277 Park Avenue Whole Loan) in accordance with the Mortgage Loan Agreement until the principal balances of the 277 Park Avenue Senior Notes have been reduced to zero, with the aggregate amount so payable to be allocated between 277 Park Avenue Senior Notes on a pro rata basis (based on their respective outstanding principal balances);

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(vi)           sixth, if the proceeds of any foreclosure sale or any liquidation of the 277 Park Avenue Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v), pari passu to each 277 Park Avenue Senior Note, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such 277 Park Avenue Senior Note, plus interest thereon at the related note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between 277 Park Avenue Senior Notes on a pro rata basis according to the amount of realized losses previously allocated to each such 277 Park Avenue Senior Note;

(vii)        seventh, to the 277 Park Avenue Subordinate Note if the 277 Park Avenue Subordinate Note is no longer included in the lead securitization (or any servicer or trustee, as applicable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the 277 Park Avenue Subordinate Note (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent), with respect to the 277 Park Avenue Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the COMM 2024-277P TSA;

(viii)     eighth, to the 277 Park Avenue Subordinate Note, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on the 277 Park Avenue Subordinate Note, net of the servicing fee rate;

(ix)         ninth, in respect of principal to the 277 Park Avenue Subordinate Note, all payments and prepayments of amounts allocable to the reduction of the principal balance of the 277 Park Avenue Whole Loan (including any portion of casualty or condemnation proceeds received and allocable as principal on the 277 Park Avenue Whole Loan) in accordance with the Mortgage Loan Agreement until the principal balance of the 277 Park Avenue Subordinate Note has been reduced to zero;

(x)            tenth, if the proceeds of any foreclosure sale or any liquidation of the 277 Park Avenue Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix), to the 277 Park Avenue Subordinate Note, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the 277 Park Avenue Subordinate Note, plus interest thereon at the related note interest rate minus the servicing fee;

(xi)         eleventh, any interest accrued at the 277 Park Avenue Default Interest Rate on the principal balance of the 277 Park Avenue Whole Loan to the extent such default interest amount is (i) actually paid by the 277 Park Avenue Borrower, (ii) in excess of interest accrued on the principal balance of the 277 Park Avenue Whole Loan at the 277 Park Avenue Whole Loan Interest Rate and (iii) not required to be paid to the 277 Park Avenue Master Servicer, the 277 Park Avenue Back-Up Advancing Agent or the 277 Park Avenue Special Servicer, or the master servicer or trustee under a servicing agreement relating to any Companion Loan securitization, pari passu, to each 277 Park Avenue Senior Note and the 277 Park Avenue Subordinate Note in an amount calculated on the principal balance of the related note at the excess of (x) the related realized losses for such note over (y) the interest rate for such note with the aggregate amount so payable to be allocated between the notes on a pro rata basis according to the respective amounts due to such notes under this clause (xi);

(xii)      twelfth, pro rata and pari passu, to each 277 Park Avenue Senior Note, any prepayment charge, to the extent actually paid by the 277 Park Avenue Borrower and allocable to any prepayment of the related 277 Park Avenue Senior Note under the Mortgage Loan Documents pro rata based on the Prepayment Charge Entitlement of such 277 Park Avenue Senior Note, with the aggregate amount so payable to be allocated between the 277 Park Avenue Senior Notes according to the respective amounts due to them under this clause (xii);

(xiii)   thirteenth, to the 277 Park Avenue Subordinate Note, any prepayment charge, to the extent actually paid by the 277 Park Avenue Borrower and allocable to any prepayment of the 277

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Park Avenue Subordinate Note under the Mortgage Loan Documents based on the Prepayment Charge Entitlement of the 277 Park Avenue Subordinate Note;

(xiv)      fourteenth, pro rata and pari passu, to each 277 Park Avenue Senior Note up to an amount equal to the unpaid excess interest accrued on the related principal balance, with the aggregate amount so payable to be allocated between 277 Park Avenue Senior Notes on a pro rata and pari passu according to the amount of accrued and unpaid excess interest due to each such noteholder;

(xv)         fifteenth, to the 277 Park Avenue Subordinate Note, up to an amount equal to the unpaid excess interest accrued on the principal balance of the 277 Park Avenue Subordinate Note;

(xvi)     sixteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the 277 Park Avenue Master Servicer, the 277 Park Avenue Back-Up Advancing Agent or the 277 Park Avenue Special Servicer or the master servicer or trustee under a trust and servicing agreement relating to any Companion Loan securitization), to each 277 Park Avenue Senior Note and the 277 Park Avenue Subordinate Note its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the 277 Park Avenue Borrower; and

(xvii)   seventeenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) – (xvi) above to the holders pro rata and pari passu in accordance with their respective initial percentage interests.

Notwithstanding clause (xvi) above, to the extent that the 277 Park Avenue Borrower actually pays any assumption fees, such assumption fees otherwise allocable to the Notes instead will be payable as additional servicing compensation as provided in the COMM 2024-277P TSA.

The 277 Park Avenue Master Servicer and the 277 Park Avenue Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the Collection Account or REO Account, as applicable, and are entitled to retain any such amount that such party is entitled to under the COMM 2024-277P TSA.

After the occurrence of and during the continuance of a 277 Park Avenue Triggering Event of Default, all amounts tendered by the 277 Park Avenue Borrower (net of certain amounts payable or reimbursable to the 277 Park Avenue Master Servicer or the 277 Park Avenue Special Servicer, as applicable) will be distributed as follows:

(i)                   first, (A) initially, to the 277 Park Avenue SASB Portions (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent) and, if applicable, to the 277 Park Avenue Non-SASB Portions (or the master servicer of the related non-lead securitization), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any non-lead securitization, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent from general collections of the related non-lead securitization trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) then, to the 277 Park Avenue Senior Notes (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent and, if applicable, the master servicers of the related non-lead securitizations), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable P&I Advances or analogous concept under the non-lead securitizations, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous advance rate under such non-lead securitization), (C) then, to the 277 Park Avenue Subordinate Note (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent), up to the amount of any nonrecoverable P&I Advances that remain unreimbursed (together thereon at the applicable advance rate), and (D) finally, on a pro rata and pari passu basis (based on the aggregate outstanding principal balance of the 277 Park Avenue SASB Portions), to the 277 Park Avenue SASB Portions (or the 277 Park

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Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)                second, to the 277 Park Avenue SASB Portions (or the 277 Park Avenue Master Servicer, 277 Park Avenue Special Servicer or the 277 Park Avenue Back-Up Advancing Agent, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such Notes (or the 277 Park Avenue Master Servicer, 277 Park Avenue Special Servicer or the 277 Park Avenue Back-Up Advancing Agent, as applicable), with respect to the 277 Park Avenue Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the COMM 2024-277P TSA;

(iii)             third, (A) initially, to the 277 Park Avenue Senior Notes and the 277 Park Avenue Subordinate Note (or the 277 Park Avenue Master Servicer), the applicable accrued and unpaid servicing fee on the related 277 Park Avenue Senior Note or 277 Park Avenue Subordinate Note (without duplication of any portion of the servicing fee paid by the 277 Park Avenue Borrower), as the case may be, and (B) then, to the 277 Park Avenue Senior Notes and the 277 Park Avenue Subordinate Note (or the 277 Park Avenue Special Servicer), any special servicing fees, any workout fees and liquidation fees earned by it with respect to the 277 Park Avenue Whole Loan under the COMM 2024-277P TSA;

(iv)              fourth, pari passu to the 277 Park Avenue Senior Notes, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such 277 Park Avenue Senior Note, net of the servicing fee rate, with the aggregate amount so payable to be allocated between 277 Park Avenue Senior Notes on a pro rata basis according to the amount of accrued and unpaid interest due to each such 277 Park Avenue Senior Note;

(v)                 fifth, to the 277 Park Avenue Subordinate Note, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on the 277 Park Avenue Subordinate Note, net of the servicing fee rate;

(vi)              sixth, pari passu, in respect of principal, to the 277 Park Avenue Senior Notes, all remaining funds until the principal balances of the 277 Park Avenue Senior Notes have been reduced to zero, with the aggregate amount so payable to be allocated between 277 Park Avenue Senior Notes on a pro rata basis (based on their respective outstanding principal balances);

(vii)           seventh, if the proceeds of any foreclosure sale or any liquidation of the 277 Park Avenue Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vi), pari passu to each 277 Park Avenue Senior Note, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such 277 Park Avenue Senior Note, plus interest thereon at the related note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between 277 Park Avenue Senior Notes on a pro rata basis according to the amount of realized losses previously allocated to each such 277 Park Avenue Senior Note;

(viii)        eighth, to the 277 Park Avenue Subordinate Note if the 277 Park Avenue Subordinate Note is no longer included in the lead securitization (or any servicer or trustee, as applicable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such 277 Park Avenue Subordinate Note (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent), with respect to the 277 Park Avenue Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the COMM 2024-277P TSA;

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(ix)            ninth, in respect of principal to the 277 Park Avenue Subordinate Note, all remaining funds until the principal balance of the 277 Park Avenue Subordinate Note has been reduced to zero;

(x)               tenth, if the proceeds of any foreclosure sale or any liquidation of the 277 Park Avenue Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix), to the 277 Park Avenue Subordinate Note, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the 277 Park Avenue Subordinate Note, plus interest thereon at the related note interest rate minus the servicing fee;

(xi)            eleventh, pro rata and pari passu, to each 277 Park Avenue Senior Note, any prepayment charge, to the extent actually paid by the 277 Park Avenue Borrower and allocable to any prepayment of the related 277 Park Avenue Senior Note under the Mortgage Loan Documents pro rata based on the Prepayment Charge Entitlement of such 277 Park Avenue Senior Note, with the aggregate amount so payable to be allocated between the 277 Park Avenue Senior Notes according to the respective amounts due to them under this clause (xi);

(xii)         twelfth, to the 277 Park Avenue Subordinate Note, any prepayment charge, to the extent actually paid by the 277 Park Avenue Borrower and allocable to any prepayment of the 277 Park Avenue Subordinate Note under the Mortgage Loan Documents based on the Prepayment Charge Entitlement of the 277 Park Avenue Subordinate Note;

(xiii)      thirteenth, any interest accrued at the 277 Park Avenue Default Interest Rate on the principal balance of the 277 Park Avenue Whole Loan to the extent such default interest amount is (i) actually paid by the 277 Park Avenue Borrower, (ii) in excess of interest accrued on the principal balance of the 277 Park Avenue Whole Loan at the 277 Park Avenue Whole Loan Interest Rate and (iii) not required to be paid to the 277 Park Avenue Master Servicer, the 277 Park Avenue Back-Up Advancing Agent or the 277 Park Avenue Special Servicer, or the master servicer or trustee under a servicing agreement relating to any Companion Loan securitization, pari passu, to each 277 Park Avenue Senior Note and the 277 Park Avenue Subordinate Note in an amount calculated on the principal balance of the related Note at the excess of (x) the related realized losses for such Note over (y) the interest rate for such Note with the aggregate amount so payable to be allocated between the Notes on a pro rata basis according to the respective amounts due to such Notes under this clause (xiii);

(xiv)       fourteenth, pro rata and pari passu, to each 277 Park Avenue Senior Note up to an amount equal to the unpaid excess interest accrued on the related principal balance, with the aggregate amount so payable to be allocated between 277 Park Avenue Senior Notes on a pro rata and pari passu according to the amount of accrued and unpaid excess interest due to each such noteholder;

(xv)          fifteenth, to the 277 Park Avenue Subordinate Note, up to an amount equal to the unpaid excess interest accrued on the principal balance of the 277 Park Avenue Subordinate Note;

(xvi)       sixteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the 277 Park Avenue Master Servicer, the 277 Park Avenue Back-Up Advancing Agent or the 277 Park Avenue Special Servicer or the master servicer or trustee under a trust and servicing agreement relating to any Companion Loan securitization), to each 277 Park Avenue Senior Note and the 277 Park Avenue Subordinate Note its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the 277 Park Avenue Borrower; and

(xvii)    seventeenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) – (xvi) above will be distributed to the holders pro rata and pari passu in accordance with their respective initial percentage interests.

Notwithstanding clause (xvi) above, to the extent that the 277 Park Avenue Borrower actually pays any assumption fees, such assumption fees otherwise allocable to the Notes instead will be payable as additional servicing compensation as provided in the COMM 2024-277P TSA.

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Any shortfalls in respect of excess interest due on the 277 Park Avenue Whole Loan will be deemed distributable, first, to the 277 Park Avenue Subordinate Note, and then, to the 277 Park Avenue Senior Notes, on a pro rata and pari passu basis according to the amount of accrued and unpaid excess interest due to each such noteholder.

“277 Park Avenue Default Interest Rate” means with respect to any Note, the per annum rate at which interest accrues thereon following any mortgage loan event of default under the Mortgage Loan Documents, including a default in the payment of a monthly payment or a balloon payment.

“Prepayment Charge Entitlement” means with respect to any prepayment made with a prepayment charge and respect to any Note, the product of: (A) a fraction whose numerator is the amount of such prepayment and whose denominator is the outstanding principal balance of such Note before giving effect to such prepayment, times (B) the amount by which (1) the sum of the respective present values, computed as of the date of such prepayment, of the remaining scheduled payments of principal and interest with respect to such Note, including the balloon payment on the commencement of the open prepayment date (assuming no other prepayments or acceleration of the 277 Park Avenue Whole Loan), determined by discounting such payments at the Discount Rate (as defined in the Mortgage Loan Agreement), exceeds (2) the outstanding principal balance of such Note on such date immediately prior to such prepayment.

“277 Park Avenue Whole Loan Interest Rate” means the per annum rate at which interest accrues on the 277 Park Avenue Whole Loan (without giving effect to the 277 Park Avenue Default Interest Rate).

Consultation and Control

The “controlling holder” under the 277 Park Avenue Co-Lender Agreement will be the issuing entity of the COMM 2024-277P transaction (the “COMM 2024-277P Issuer”), whose rights in such capacity will be generally exercised by the directing holder so long as a subordinate control period is in effect (subject to other terms and conditions described under the COMM 2024-277P offering documents). At any time a subordinate control period is not in effect, the rights of the “controlling holder” under the 277 Park Avenue Co-Lender Agreement will be generally exercised by the 277 Park Avenue Special Servicer or the certificateholders. For the avoidance of doubt, so long as the 277 Park Avenue Subordinate Note is included in the COMM 2024-277P Issuer, any purchase option or cure rights of the holder of the 277 Park Avenue Subordinate Note under the 277 Park Avenue Co-Lender Agreement will not apply.

In addition, the holders of the 277 Park Avenue Pari Passu Companion Loans (or its representative which, at any time the related 277 Park Avenue Pari Passu Companion Loan is included in a securitization, may be the controlling class certificateholder for that securitization or any other party assigned the rights to exercise the rights of the holders of the 277 Park Avenue Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will have the right under the COMM 2024-277P TSA (i) to receive all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information provided to the certificateholders, and (ii) to consult with the 277 Park Avenue Special Servicer on a non-binding basis, with respect to any major decisions.

No objection, direction or advice by any noteholder under the 277 Park Avenue Co-Lender Agreement may require or cause the 277 Park Avenue Master Servicer or the 277 Park Avenue Special Servicer, as applicable, to violate any provision of the Mortgage Loan Documents, applicable law, the COMM 2024-277P TSA, the 277 Park Avenue Co-Lender Agreement, the REMIC provisions of the Code or the 277 Park Avenue Master Servicer or 277 Park Avenue Special Servicer’s obligation to act in accordance with the servicing standard.

Sale of the Defaulted Mortgage Loan

Pursuant to the terms of the 277 Park Avenue Co-Lender Agreement, if the 277 Park Avenue Whole Loan becomes a defaulted mortgage loan, and if the 277 Park Avenue Special Servicer determines to sell the 277 Park Avenue Whole Loan that has become a specially serviced mortgage loan in accordance with the COMM 2024-277P TSA, then the 277 Park Avenue Special Servicer will be required to sell the 277 Park Avenue SASB Portion and the 277 Park Avenue Pari Passu Companion Loans together as one whole loan.

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The 277 Park Avenue Special Servicer is required to give the holders of the 277 Park Avenue Pari Passu Companion Loan 10 business days’ notice of its intention to sell the 277 Park Avenue Whole Loan. In connection with any such sale, the 277 Park Avenue Special Servicer will be required to follow the procedures described in the COMM 2024-277P TSA.

Special Servicer Appointment Rights

Pursuant to the terms of the 277 Park Avenue Co-Lender Agreement, the “controlling noteholder” with respect to the 277 Park Avenue Whole Loan (which will be the COMM 2024-277P Issuer) will have the right, with or without cause, to replace the special servicer then acting with respect to the 277 Park Avenue Whole Loan and appoint a replacement special servicer without the consent of the holder of the 277 Park Avenue Pari Passu Companion Loan. The directing holder (during a subordinate control period), and the applicable certificateholders with the requisite percentage of voting rights (after a subordinate control period) will exercise the rights of the COMM 2024-277P Issuer as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the 277 Park Avenue Whole Loan and appoint a replacement special servicer.

Workout

Notwithstanding anything to the contrary, if the 277 Park Avenue Special Servicer in connection with a workout or proposed workout of the 277 Park Avenue Whole Loan, modifies the terms thereof such that (i) the principal balance of the 277 Park Avenue Whole Loan is decreased, (ii) the 277 Park Avenue Whole Loan interest rate (or the interest rate for any Note) is reduced, (iii) payments of interest or principal on the 277 Park Avenue Whole Loan are waived, reduced or deferred (other than due solely to an extension of the maturity date (that is not a forbearance) pursuant to an executed extension agreement between the mortgage lender and the 277 Park Avenue Borrower, so long as no other modification under the 277 Park Avenue Co-Lender Agreement has occurred), or (iv) any other adjustment is made to any of the payment terms of the 277 Park Avenue Whole Loan, all payments to each 277 Park Avenue Senior Note will be made as though such workout did not occur, with the payment terms of each 277 Park Avenue Senior Note remaining the same as they are on the closing date of the COMM 2024-277P transaction, and the full economic effect of all waivers, reductions or deferrals of amounts due on the 277 Park Avenue Whole Loan attributable to such workout will be borne, first, by the 277 Park Avenue Subordinate Note (up to the principal balance of the 277 Park Avenue Subordinate Note, together with accrued interest thereon at the related Note interest rate and any other amounts due to the 277 Park Avenue Subordinate Note), and second, pro rata by the 277 Park Avenue Senior Note Holders (in each case up to the principal balance of the related 277 Park Avenue Senior Note, together with accrued interest thereon at the related note interest rate, and any other amounts due to such 277 Park Avenue Senior Note). If the Mortgaged Property becomes an REO Property, the REO Property will be acquired, managed and operated in substantially the manner provided in the COMM 2024-277P TSA, and the priority of distributions among the 277 Park Avenue Senior Notes and the 277 Park Avenue Subordinate Note will continue to be made in accordance with the terms of described under “—Application of Payments” in the COMM 2024-277P offering documents that would be applicable following the occurrence and during the continuation of a 277 Park Avenue Triggering Event of Default (whether or not the applicable Mortgage Loan Documents then remain in effect), with distributions on account of scheduled interest payments being deemed to be assumed scheduled payments for such purpose.

The BioMed 2024 Portfolio 2 Whole Loan

General

The BioMed 2024 Portfolio 2 Whole Loan is evidenced by:

(i)            one senior promissory note designated as Note A-5-2, with a Cut-off Date Balance of $30,000,000 (the “BioMed 2024 Portfolio 2 Mortgage Loan”), that will be deposited into the issuing entity;

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(ii)         nine senior promissory notes designated as Note A-1, Note A-2, Note A-3, Note A-4, Note A-5-1, Note A-5-3, Note A-6, Note A-7 and Note A-8, having an aggregate Cut-off Date Balance of $519,894,737.00 (collectively, the “BioMed 2024 Portfolio 2 Pari Passu Companion Loans” and, together with the BioMed 2024 Portfolio 2 Mortgage Loan, the “BioMed 2024 Portfolio 2 Senior Notes”) (the holders of such BioMed 2024 Portfolio 2 Senior Notes, the “BioMed 2024 Portfolio 2 Senior Note Holders”), that will not be included in the issuing entity; and

(iii)      four promissory notes designated as Note B-1, Note B-2, Note B-3, and Note B-4, having an aggregate Cut-off Date Balance of $166,842,106 (the “BioMed 2024 Portfolio 2 Subordinate Notes” and, together with the BioMed 2024 Portfolio 2 Senior Notes, the “BioMed 2024 Portfolio 2 Notes”) (the holder of the BioMed 2024 Portfolio 2 Subordinate Notes, the “BioMed 2024 Portfolio 2 Subordinate Note Holder”; collectively, with the BioMed 2024 Portfolio 2 Senior Note Holders and the BioMed 2024 Portfolio 2 Subordinate Note Holder, the “BioMed 2024 Portfolio 2 Note Holders”), that were included in the BX 2024-BIO2 securitization transaction.

The BioMed 2024 Portfolio 2 Mortgage Loan, the BioMed 2024 Portfolio 2 Pari Passu Companion Loans and the BioMed 2024 Portfolio 2 Subordinate Loans are collectively referred to in this prospectus as the “BioMed 2024 Portfolio 2 Whole Loan”. Note A-1, Note A-2, Note A-3, Note A-4, Note B-1, Note B-2, Note B-3 and Note B-4 are collectively referred to in this prospectus as the “BioMed 2024 Portfolio 2 SASB Portion”. Each holder of a note in the BioMed 2024 Portfolio 2 Whole Loan that is not part of the BioMed 2024 Portfolio SASB Portion is referred to in this prospectus as a “BioMed 2024 Portfolio 2 Non-SASB Holder”.

The rights of the issuing entity as the holder of the BioMed 2024 Portfolio 2 Mortgage Loan, the rights of the holders of the BioMed 2024 Portfolio 2 Pari Passu Companion Loans and the rights of the holder of the BioMed 2024 Portfolio 2 Subordinate Loans are subject to a Co-Lender Agreement (the “BioMed 2024 Portfolio 2 Co-Lender Agreement”). The following summaries describe certain provisions of the BioMed 2024 Portfolio 2 Co-Lender Agreement.

Servicing

The BioMed Bio 2024 Portfolio 2 Whole Loan will be serviced pursuant to the BX 2024-BIO2 Trust and Servicing Agreement (the “BX 2024-BIO2 TSA”) in accordance with the terms of the BX 2024-BIO2 TSA and the BioMed 2024 Portfolio 2 Co-Lender Agreement by the master servicer under the BX 2024-BIO2 TSA (the “BioMed 2024 Portfolio 2 Master Servicer”) and the special servicer under the BX 2024-BIO2 TSA (the “BioMed 2024 Portfolio 2 Special Servicer”).

Application of Payments

All amounts tendered by the related borrowers (the “BioMed 2024 Portfolio 2 Borrowers”) or otherwise available for payment on or with respect to or in connection with the BioMed 2024 Portfolio 2 Whole Loan or the properties securing the BioMed 2024 Portfolio 2 Whole Loan (the “BioMed 2024 Portfolio 2 Properties”) or amounts realized as proceeds thereof, whether received in the form of monthly payments, the balloon payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the BioMed 2024 Portfolio 2 Whole Loan, or insurance proceeds or condemnation awards (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the BioMed 2024 Portfolio 2 Properties or released to the BioMed 2024 Portfolio 2 Borrowers in accordance with the terms of the BioMed 2024 Portfolio 2 Whole Loan documents, to the extent permitted by the REMIC provisions of the Code), but excluding (x) all amounts for required reserves or escrows required by the BioMed 2024 Portfolio 2 Whole Loan documents (to the extent, in accordance with the terms of the BioMed 2024 Portfolio 2 Whole Loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the BioMed 2024 Portfolio 2 Master Servicer, the trustee under the BX 2024-BIO2 TSA (the “BioMed 2024 Portfolio 2 Trustee”) or other BioMed 2024 Portfolio 2 Back-Up Advancing Agent, as applicable, under the BX 2024-BIO2 TSA, and (y) all amounts that are then due, payable or reimbursable to the BioMed 2024 Portfolio 2 Master Servicer, BioMed 2024 Portfolio 2 Special Servicer, BioMed 2024 Portfolio 2 Trustee, the certificate administrator under the BX 2024-BIO2 TSA or any successor back-up advancing agent

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appointed pursuant to the BX 2024-BIO2 TSA (the “BioMed 2024 Portfolio 2 Back-Up Advancing Agent”) with respect to the BioMed 2024 Portfolio 2 Whole Loan pursuant to the BX 2024-BIO2 TSA (excluding (i) master servicing fees, trustee fees, certificate administrator fees and principal and interest advances, all of which will be payable to such party on a first priority basis from collections allocable to the respective holders of the BioMed 2024 Portfolio 2 Senior Notes or the BioMed 2024 Portfolio 2 Junior Notes in respect of which such fees accrued or such advances were made, in each case prior to any distributions made to any BioMed 2024 Portfolio 2 Note Holders in respect of each such BioMed 2024 Portfolio 2 Note, respectively (or, as and to the extent provided in the BX 2024-BIO2 TSA, out of default interest and late payment charges collected on the BioMed 2024 Portfolio 2 Whole Loan), (ii) interest on principal and interest advances which are reimbursable pursuant to the following paragraph, (iii) any fees payable to the BioMed 2024 Portfolio 2 Master Servicer or the BioMed 2024 Portfolio 2 Special Servicer which are payable solely to the extent paid by the BioMed 2024 Portfolio 2 Borrowers, and (iv) default interest which is to be applied in accordance with the BX 2024-BIO2 TSA), will be distributed by the BX 2024-BIO2 TSA Master Servicer in the following order of priority without duplication (and payments will be made at such times as are set forth in the BX 2024-BIO2 TSA):

(i)                first, to the holders of the BioMed 2024 Portfolio 2 Senior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a BX 2024-BIO2 TSA Senior Note, an amount equal to the accrued and unpaid interest on the principal balance for the related BioMed 2024 Portfolio 2 Senior Note at the applicable interest rate, net of the primary servicing fee rate;

(ii)            second, to the holders of the BioMed 2024 Portfolio 2 Junior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a BioMed 2024 Portfolio 2 Junior Note, an amount equal to the accrued and unpaid interest on the principal balance of the related BioMed 2024 Portfolio 2 Junior Note at the applicable interest rate, net of the primary servicing fee rate;

(iii)          third, to the holders of the BioMed 2024 Portfolio 2 Senior Notes, on a pro rata and pari passu basis based on the respective principal balances of the BioMed 2024 Portfolio 2 Senior Notes, (i) at any time that no Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, with respect to the applicable monthly payment date with respect to the BioMed 2024 Portfolio 2 Whole Loan, until the principal balance for each BioMed 2024 Portfolio 2 Senior Note has been reduced to zero, and (ii) at any time that a Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each BioMed 2024 Portfolio 2 Senior Note has been reduced to zero;

(iv)           fourth, to the holders of the BioMed 2024 Portfolio 2 Junior Notes, on a pro rata and pari passu basis based on the respective principal balances of the BioMed 2024 Portfolio 2 Junior Notes, (i) at any time that no Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the remaining principal payments received, if any, with respect to the applicable monthly payment date with respect to the BioMed 2024 Portfolio 2 Whole Loan, until the principal balance for each BioMed 2024 Portfolio 2 Junior Note has been reduced to zero, and (ii) at any time that a Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each BioMed 2024 Portfolio 2 Junior Note has been reduced to zero;

(v)               fifth, if the proceeds of any foreclosure sale or any liquidation of the BioMed 2024 Portfolio 2 Whole Loan or the BioMed 2024 Portfolio 2 Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a workout the principal balances for the BioMed 2024 Portfolio 2 Senior Notes have been reduced, such excess amount will be paid to the holders of the BioMed 2024 Portfolio 2 Senior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a BioMed 2024 Portfolio 2 Senior Note, an amount equal to the reduction, if any, of the principal balance for the related BioMed 2024 Portfolio 2 Senior Note as a result of such workout, plus interest on such amount at the applicable interest rate, net of the primary servicing fee rate;

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(vi)           sixth, if the proceeds of any foreclosure sale or any liquidation of the BioMed 2024 Portfolio 2 Whole Loan or the BioMed 2024 Portfolio 2 Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v) and, as a result of a workout the principal balances for the BioMed 2024 Portfolio 2 Junior Notes have been reduced, such excess amount will be paid to the holders of the BioMed 2024 Portfolio 2 Junior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a BioMed 2024 Portfolio 2 Junior Note, an amount equal to the reduction, if any, of the principal balance for the related BioMed 2024 Portfolio 2 Junior Note as a result of such workout, plus interest on such amount at the applicable interest rate, net of the primary servicing fee rate;

(vii)        seventh, to the holders of the BioMed 2024 Portfolio 2 Senior Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a BioMed 2024 Portfolio 2 Senior Note, an amount equal to all yield maintenance premiums allocated to the related BioMed 2024 Portfolio 2 Senior Note in accordance with the BioMed 2024 Portfolio 2 Whole Loan documents;

(viii)      eighth, to the holders of the BioMed 2024 Portfolio 2 Junior Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a BioMed 2024 Portfolio 2 Junior Note, an amount equal to all yield maintenance premiums allocated to the related BioMed 2024 Portfolio 2 Junior Note in accordance with the BioMed 2024 Portfolio 2 Whole Loan documents;

(ix)          ninth, to the extent assumption or transfer fees actually paid by the BioMed 2024 Portfolio 2 Borrowers are not required to be otherwise applied under the BX 2024-BIO2 TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BioMed 2024 Portfolio 2 Master Servicer or the BioMed 2024 Portfolio 2 Special Servicer (in each case provided that such reimbursements or payments relate to the BioMed 2024 Portfolio 2 Whole Loan), any such assumption or transfer fees, to the extent actually paid by the BioMed 2024 Portfolio 2 Borrowers, will be paid to the holders of the BioMed 2024 Portfolio 2 Senior Notes, pro rata, based on their respective percentage interests, and the holders of the BioMed 2024 Portfolio 2 Junior Notes, pro rata, based on their respective percentage interests;

(x)            tenth, as a recovery of any default interest or late charges then due and owing under the BioMed 2024 Portfolio 2 Whole Loan (to be applied as contemplated by the BX 2024-BIO2 TSA);

(xi)          eleventh, as payment of all fees payable to the BioMed 2024 Portfolio 2 Master Servicer and the BioMed 2024 Portfolio 2 Special Servicer, payable in accordance with the BX 2024-BIO2 TSA and the BioMed 2024 Portfolio 2 Whole Loan documents, to the extent not paid above; and

(xii)      twelfth, if any excess amount is available to be distributed in respect of the BioMed 2024 Portfolio 2 Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid to the holders of the BioMed 2024 Portfolio 2 Senior Notes and BioMed 2024 Portfolio 2 Junior Notes, pro rata, based on their respective initial percentage interests in the BioMed 2024 Portfolio 2 Whole Loan.

All expenses and losses relating to the BioMed 2024 Portfolio 2 Whole Loan and the BioMed 2024 Portfolio 2 Properties (including, without limitation, losses of principal and interest, property protection advances, interest on advances, special servicing fees, liquidation fees and workout fees), appraisal reduction amounts and certain other trust expenses, will be allocated, first, to the BioMed 2024 Portfolio 2 Junior Notes, on a pro rata and pari passu basis based on the respective principal balances of such BioMed 2024 Portfolio 2 Junior Notes, until the principal balance of each such BioMed 2024 Portfolio 2 Junior Note is reduced to zero, and then, to the BioMed 2024 Portfolio 2 Senior Notes, on a pro rata and pari passu basis based on the respective principal balances of such BioMed 2024 Portfolio 2 Senior Notes, until the principal balance of each such BioMed 2024 Portfolio 2 Senior Note is reduced to zero. Notwithstanding anything to the contrary in the BioMed 2024 Portfolio 2 Co-Lender Agreement, if an advance of principal or interest is made with respect to any BioMed 2024 Portfolio 2 Note, then interest on such advance will only

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be reimbursed from default interest and late payment charges collected on the BioMed 2024 Portfolio 2 Whole Loan, as and to the extent provided in the BX 2024-BIO2 TSA, from amounts paid by the BioMed 2024 Portfolio 2 Borrowers to cover such interest on advances and otherwise (i) in the case of the BioMed 2024 Portfolio 2 Senior Notes, first, out of any amounts received with respect to the BioMed 2024 Portfolio 2 Whole Loan that would otherwise be distributable to the holders of the BioMed 2024 Portfolio 2 Junior Notes, and second, out of any amounts received with respect to the BioMed 2024 Portfolio 2 Whole Loan that would otherwise be distributable to the holder of such BioMed 2024 Portfolio 2 Note as to which the advance of principal or interest was made, and (ii) in the case of the BioMed 2024 Portfolio 2 Junior Notes, out of any amounts received with respect to the BioMed 2024 Portfolio 2 Whole Loan that would otherwise be distributable to the holder of such BioMed 2024 Portfolio 2 Note as to which the advance of principal or interest was made.

“Triggering Event of Default” means (i) any event of default under the BioMed 2024 Portfolio 2 Whole Loan (each, a “Whole Loan Event of Default” with respect to an obligation of the BioMed 2024 Portfolio 2 Borrowers to pay money due under the BioMed 2024 Portfolio 2 Whole Loan or (ii) any non-monetary Whole Loan Event of Default as a result of which the BioMed 2024 Portfolio 2 Whole Loan becomes a specially serviced whole loan (which, for clarification, will not include any imminent Whole Loan Event of Default).

Consultation and Control

The controlling note holder under the BioMed 2024 Portfolio 2 Co-Lender Agreement will be the BioMed 2024 Portfolio 2 Trustee, as holder of Note A-1 (such party, the “BioMed 2024 Portfolio 2 Controlling Note Holder”). Pursuant to the BX 2024-BIO2 TSA, the BX 2024-BIO2 Consenting Party will be entitled to exercise the rights of the BioMed 2024 Portfolio 2 Controlling Note Holder under the BioMed 2024 Portfolio 2 Co-Lender Agreement. Accordingly, any BioMed 2024 Portfolio 2 Major Decisions to be made with respect to the BioMed 2024 Portfolio 2 Whole Loan will require the approval of the BX 2024-BIO2 Consenting Party.

“BX 2024-BIO2 Consenting Party” means, solely during a BX 2024-BIO2 CCR Control Period, the controlling class representative under the BX 2024-BIO2 TSA (the “BX 2024-BIO2 CCR”). For the avoidance of doubt, the BX 2024-BIO2 CCR will not be a BX 2024-BIO2 Consenting Party (and there will be no BX 2024-BIO2 Consenting Party) if and for so long as a BX 2024-BIO2 CCR Control Termination Event is in effect.

“BX 2024-BIO2 Consulting Party” means each of: (i) solely during a BX 2024-BIO2 CCR Consultation Period, the BX 2024-BIO2 CCR; (ii) at any time, each BioMed 2024 Portfolio 2 Non-SASB Holder (to the extent such BioMed 2024 Portfolio 2 Non-SASB Holder is entitled to exercise such consultation rights under the BioMed 2024 Portfolio 2 Co-Lender Agreement; and (iii) at any time, each risk retention consultation party under the BX 2024-BIO2 TSA. For the avoidance of doubt, the BX 2024-BIO2 CCR will not be a BX 2024-BIO2 Consulting Party if and for so long as a BX 2024-BIO2 CCR Consultation Termination Event is in effect, and any consultation rights of a BioMed 2024 Portfolio 2 Non-SASB Holder will be subject to the terms of the BioMed 2024 Portfolio 2 Co-Lender Agreement.

“BX 2024-BIO2 CCR Consultation Period” means any period when both: (i) a BX 2024-BIO2 CCR Control Termination Event has occurred and is continuing; and (ii) a BX 2024-BIO2 CCR Consultation Termination Event has not yet occurred or has occurred but is no longer continuing.

“BX 2024-BIO2 CCR Consultation Termination Event” means the event that occurs when (i) no class of control eligible certificates under the BX 2024-BIO2 TSA has a certificate balance (without regard to the application of any cumulative appraisal reduction amount then allocable to such class of certificates to notionally reduce the certificate balance of such class of certificates) that is equal to or greater than 25% of the initial certificate balance of such class of certificates, or (ii) the BX 2024-BIO2 CCR or the majority controlling class certificateholder under the BX 2024-BIO2 TSA are Borrower Restricted Parties.

“BX 2024-BIO2 CCR Consultation Termination Period” means any period when a BX 2024-BIO2 CCR Consultation Termination Event has occurred and is continuing.

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“BX 2024-BIO2 CCR Control Period” means any period during which a BX 2024-BIO2 CCR Control Termination Event (i) has not yet occurred or (ii) has occurred but is no longer continuing.

“BX 2024-BIO2 CCR Control Termination Event” means the event that occurs when (i) no class of control eligible certificates under the BX 2024-BIO2 TSA has a certificate balance (taking into account the application of any cumulative appraisal reduction amount to notionally reduce the certificate balance of such class of certificates) that is equal to or greater than 25% of the initial certificate balance of such class of certificates, or (ii) the BX 2024-BIO2 CCR or the majority controlling class certificateholder under the BX 2024-BIO2 TSA are Borrower Restricted Parties.

Notwithstanding the foregoing, no BX 2024-BIO2 Consenting Party or BX 2024-BIO2 Consulting Party can be a Borrower Restricted Party as defined below.

“BioMed 2024 Portfolio 2 Major Decision” means, so long as the BioMed 2024 Portfolio 2 Whole Loan is serviced under the BX 2024-BIO2 TSA, each of the following:

(i)                  any substitution or release of real property that is material collateral for the Mortgage Loan (other than (a) letters of credit, (b) substitutions or releases of immaterial and non-income producing real property collateral or in connection with a condemnation action or other similar takings or easements, (c) immaterial transfer/releases (as defined in the loan agreement), (d) partial releases or releases of an outparcel, (e) immaterial easements, right of way or similar agreement or (f) except as expressly permitted by the loan documents without the exercise of material mortgage lender discretion (the items described in (b) through (e), the “Immaterial Releases”);

(ii)               any waiver or consent to a waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the BioMed 2024 Portfolio 2 SASB Portion, other than (a) any waiver related to Immaterial Releases, (b) if such clause is not exercisable under applicable law or (c) such exercise is reasonably likely to result in successful legal action by a BioMed 2024 Portfolio 2 Borrower;

(iii)             following a Whole Loan Event of Default, any material exercise of remedies, including the acceleration of the BioMed 2024 Portfolio 2 Whole Loan or initial of judicial, bankruptcy or similar proceedings under the loan documents or with respect to any BioMed 2024 Portfolio 2 Borrower or any BioMed 2024 Portfolio 2 Property;

(iv)             other than with respect to the mezzanine loan permitted under the loan documents, any consent to the incurrence of additional debt by any BioMed 2024 Portfolio 2 Borrower or by a direct or indirect parent of any BioMed 2024 Portfolio 2 Borrower;

(v)                 any change to a property manager or modifications, waivers or amendments to any management agreement (excluding, for the avoidance of doubt, approval of any replacement management subordination and replacement of the property manager with a qualified manager or successor manager as permitted under the loan documents;

(vi)              any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of a foreclosed property) of the ownership of the BioMed 2024 Portfolio 2 Properties;

(vii)           any modification, consent to a modification or waiver of any monetary term (other than late fees, penalty charges and default interest, but including, without limitation, the timing of payments and acceptance of discounted pay-offs) or any material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs, but excluding the waiver of penalty charges) of the BioMed 2024 Portfolio 2 Whole Loan or any extension of the maturity date of the BioMed 2024 Portfolio 2 Whole Loan that is not expressly permitted pursuant to the terms of the loan documents without the consent of the mortgage lender;

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(viii)       any sale of the BioMed 2024 Portfolio 2 SASB Portion if it becomes a defaulted mortgage loan or sale of a foreclosed property, in each case for less than the repurchase price as set forth in the BX 2024-BIO2 TSA;

(ix)           any determination to bring a BioMed 2024 Portfolio 2 Property or a foreclosed property into compliance with applicable environmental laws or to otherwise address hazardous material located at a BioMed 2024 Portfolio 2 Property or a foreclosed property;

(x)              (A) any material modification, waiver or amendment of any mezzanine intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the BioMed 2024 Portfolio 2 Whole Loan, or (B) an action to enforce rights under any such agreement;

(xi)            releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those releases required pursuant to the specific terms of the BioMed 2024 Portfolio 2 Whole Loan; provided, that for the avoidance of doubt, any request for the funding or disbursement of any reserve funds or any other ordinary course impounds, repair and replacement funds, in accordance with the annual budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the loan documents, will not constitute a BioMed 2024 Portfolio 2 Major Decision;

(xii)         any agreement releasing a BioMed 2024 Portfolio 2 Borrower or a guarantor from material monetary liability under the BioMed 2024 Portfolio 2 Whole Loan other than pursuant to the specific terms of such loan documents;

(xiii)      any determination of an acceptable insurance default under the loan documents; and

(xiv)       the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of any BioMed 2024 Portfolio 2 Borrower, only to the extent lender approval is required by the loan documents;

provided, that notwithstanding the foregoing, an action will only constitute a BioMed 2024 Portfolio 2 Major Decision to the extent mortgage lender approval is required by the loan documents; provided, further, that the BioMed 2024 Portfolio 2 Special Servicer will be required to consult, solely on a non-binding basis with (and to consider alternative actions recommended by) any applicable BX 2024-BIO2 Consulting Party with respect to any of the BioMed 2024 Portfolio 2 Major Decisions listed above and any other matter as to which consent of any BX 2024-BIO2 Consenting Party is required (or, if there is no longer an applicable BX 2024-BIO2 Consenting Party, would have been required if a BX 2024-BIO2 Consenting Party existed) (provided, that any such consultation is not binding on the BioMed 2024 Portfolio 2 Special Servicer); provided, further, that if the BioMed 2024 Portfolio 2 Special Servicer or the BioMed 2024 Portfolio 2 Master Servicer (whichever is authorized by the BX 2024-BIO2 TSA to take the subject action), as applicable, determines that immediate action, with respect to a BioMed 2024 Portfolio 2 Major Decision or any other matter requiring consent of a BX 2024-BIO2 Consenting Party or consultation with a BX 2024-BIO2 Consulting Party is necessary to protect the interests of the certificateholders under the BX 2024-BIO2 TSA and the BioMed 2024 Portfolio 2 Non-SASB Holders, the BioMed 2024 Portfolio 2 Special Servicer or the BioMed 2024 Portfolio 2 Master Servicer, as applicable, may take any such action without waiting for the response of such BX 2024-BIO2 Consenting Party or BX 2024-BIO2 Consulting Party, as applicable, so long as the BioMed 2024 Portfolio 2 Special Servicer or the BioMed 2024 Portfolio 2 Master Servicer, as applicable, has made a reasonable effort to contact such BX 2024-BIO2 Consenting Party or BX 2024-BIO2 Consulting Party, as applicable, to inform it of such need; and provided, further, that no BX 2024-BIO2 Consenting Party or BX 2024-BIO2 Consulting Party will have any rights under clause (xi) or clause (xix) of the definition of “BioMed 2024 Portfolio 2 Major Decision” above, if such BX 2024-BIO2 Consenting Party or BX 2024-BIO2 Consulting Party, as applicable, or an affiliate thereof is a holder of any interest in any related mezzanine loan. Notwithstanding the foregoing, the BioMed 2024 Portfolio 2 Master Servicer and (if a Special Servicing Loan Event (as defined under the BX 2024-BIO2 TSA) is continuing) the BioMed 2024 Portfolio 2 Special Servicer may in accordance with accepted servicing practices (but without any rating agency confirmation or consent of any applicable BX 2024-BIO2 Consenting Party) grant a BioMed 2024

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Portfolio 2 Borrower’s request for consent to subject a BioMed 2024 Portfolio 2 Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another similar purpose and may consent to subordination of the BioMed 2024 Portfolio 2 Whole Loan to such easement, right-of-way or similar agreement.

Pursuant to the BioMed 2024 Portfolio 2 Co-Lender Agreement, with respect to any consent, modification, amendment or waiver under or other action in respect of the BioMed 2024 Portfolio 2 Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a BioMed 2024 Portfolio 2 Major Decision, the BioMed 2024 Portfolio 2 Master Servicer will be required to provide the BioMed 2024 Portfolio 2 Controlling Note Holder (or its representative) with at least ten (10) business days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested BioMed 2024 Portfolio 2 Major Decision. The BioMed 2024 Portfolio 2 Master Servicer or the BioMed 2024 Portfolio 2 Special Servicer, as applicable, is not permitted to take any action with respect to such BioMed 2024 Portfolio 2 Major Decision (or make a determination not to take action with respect to such BioMed 2024 Portfolio 2 Major Decision), unless and until the BioMed 2024 Portfolio 2 Special Servicer receives the written consent of BioMed 2024 Portfolio 2 Controlling Note Holder (or its representative) before implementing a decision with respect to such BioMed 2024 Portfolio 2 Major Decision; provided that following the securitization of the BioMed 2024 Portfolio 2 Junior Notes, the provisions of the BX 2024-BIO2 TSA will govern the consent and consultation rights under the BioMed 2024 Portfolio 2 Co-Lender Agreement.

Notwithstanding the foregoing, the holder of Note A-1 (the “BioMed 2024 Portfolio 2 Lead Securitization Note”), as the lead securitization note holder (or any servicer acting on its behalf) (the “BioMed 2024 Portfolio 2 Lead Securitization Noteholder”) will not be permitted to follow any advice or consultation provided by the BioMed 2024 Portfolio 2 Controlling Note Holder (or its representative) that would require or cause the BioMed 2024 Portfolio 2 Lead Securitization Noteholder (or any servicer acting on its behalf) to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the accepted servicing practices, require or cause the BioMed 2024 Portfolio 2 Lead Securitization Noteholder (or any servicer acting on its behalf) to violate provisions of the BioMed 2024 Portfolio 2 Co-Lender Agreement or the BX 2024-BIO2 TSA, require or cause the BioMed 2024 Portfolio 2 Lead Securitization Noteholder (or any servicer acting on its behalf) to violate the terms of the BioMed 2024 Portfolio 2 Whole Loan, or materially expand the scope of the BioMed 2024 Portfolio 2 Lead Securitization Noteholder’s (or any servicer’s) responsibilities under the BioMed 2024 Portfolio 2 Co-Lender Agreement or the BX 2024-BIO2 TSA.

The BioMed 2024 Portfolio 2 Special Servicer will be required to provide copies to each BioMed 2024 Portfolio 2 Senior Note Holder that is a holder of a non-controlling note (each, a “BioMed 2024 Portfolio 2 Non-Controlling Note”, each holder thereof, a “BioMed 2024 Portfolio 2 Non-Controlling Note Holder”) of any notice, information and report that is (or, without regard to the occurrence of any control termination event, consultation termination event or similar event, would be) required to be provided to the BX 2024-BIO2 Consenting Party pursuant to the BX 2024-BIO2 TSA with respect to any BioMed 2024 Portfolio 2 Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is (or, if applicable, would be) required to be provided to the consenting party. The BioMed 2024 Portfolio 2 Special Servicer will be required to consult with each BioMed 2024 Portfolio 2 Non-Controlling Note Holder on a strictly non-binding basis, if after having received such notices, information and reports, any such BioMed 2024 Portfolio 2 Non-Controlling Note Holder requests consultation with respect to any such BioMed 2024 Portfolio 2 Major Decisions or the implementation of any recommended actions outlined in an asset status report, and the BioMed 2024 Portfolio 2 Special Servicer will be required to consider alternative actions recommended by such BioMed 2024 Portfolio 2 Non-Controlling Note Holder; provided that after the expiration of a period of ten (10) Business Days from the delivery to any such BioMed 2024 Portfolio 2 Non-Controlling Note Holder by the BioMed 2024 Portfolio 2 Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the BioMed 2024 Portfolio 2 Special Servicer will no longer be obligated to consult with such BioMed 2024 Portfolio 2 Non-Controlling Note Holder, whether or not such BioMed 2024 Portfolio 2 Non-Controlling Note Holder has responded within such ten (10) business day period. If a BioMed 2024 Portfolio 2 Non-Controlling Note is held in a securitization, then the controlling

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class representative of such securitization will be entitled to exercise the rights of the related BioMed Portfolio 2 Non-Controlling Note Holder (unless the holder of such BioMed 2024 Portfolio 2 Non-Controlling Note or such controlling class representative is a Borrower Restricted Party).

Sale of the Defaulted Mortgage Loan

If the BioMed 2024 Portfolio 2 Whole Loan becomes a Defaulted Mortgage Loan (as defined in the BX 2024-BIO2 TSA), and if the BioMed 2024 Portfolio 2 Special Servicer decides to sell the BioMed 2024 Portfolio 2 Lead Securitization Note, the BioMed 2024 Portfolio 2 Special Servicer will be required to sell all of the BioMed 2024 Portfolio 2 Notes, together as interests evidencing one whole loan. Notwithstanding the foregoing, the BioMed 2024 Portfolio 2 Special Servicer will not be permitted to sell the BioMed 2024 Portfolio 2 Whole Loan without the consent of or consultation with each BioMed 2024 Portfolio 2 Non-Controlling Note Holder (unless such holder is a Borrower Restricted Party) unless it has delivered to each such holder (a) at least fifteen (15) business days’ prior written notice of any decision to attempt to sell such BioMed 2024 Portfolio 2 Non-Controlling Note, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BioMed 2024 Portfolio 2 Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if reasonably requested by the BioMed 2024 Portfolio 2 Non-Controlling Note Holder), (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for the BioMed 2024 Portfolio 2 Whole Loan, and any documents in the servicing file maintained by the BioMed 2024 Portfolio 2 Master Servicer and/or BioMed 2024 Portfolio 2 Special Servicer with respect to the BioMed 2024 Portfolio 2 Whole Loan reasonably requested by the BioMed 2024 Portfolio 2 Non-Controlling Note Holder that are material to the price of the related BioMed 2024 Portfolio 2 Non-Controlling Notes and (d) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the BioMed 2024 Portfolio 2 Controlling Note Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the BioMed 2024 Portfolio 2 Special Servicer in connection with the proposed sale.

Special Servicer Appointment Rights

Subject to the terms of the BioMed 2024 Portfolio 2 Co-Lender Agreement and the BX 2024-BIO2 TSA, the BioMed 2024 Portfolio 2 Controlling Note Holder (or its representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and costs and expenses of the terminated special servicer), will have the right, at any time from time to time, to appoint a replacement special servicer with respect to the BioMed 2024 Portfolio 2 Whole Loan. The BioMed 2024 Portfolio 2 Controlling Note Holder (or its representative) will be entitled to terminate the rights and obligations of the BioMed 2024 Portfolio 2 Special Servicer under the BX 2024-BIO2 TSA, with or without cause, upon at least ten (10) business days’ prior written notice to the BioMed 2024 Portfolio 2 Special Servicer (provided, however, that the BioMed 2024 Portfolio 2 Controlling Note Holder and/or its representative will not be liable for any termination or similar fee in connection with the removal of the BioMed 2024 Portfolio 2 Special Servicer in accordance with the BioMed 2024 Portfolio 2 Co-Lender Agreement); such termination will not be effective unless and until (A) such rating agency confirmations as are required under the BX 2024-BIO2 TSA are obtained; (B) the initial or successor special servicer has assumed in writing (from and after the date such successor special servicer becomes the BioMed 2024 Portfolio 2 Special Servicer) all of the responsibilities, duties and liabilities of the BioMed 2024 Portfolio 2 Special Servicer under the BX 2024-BIO2 TSA from and after the date it becomes the BioMed 2024 Portfolio 2 Special Servicer as they relate to the BioMed 2024 Portfolio 2 Whole Loan pursuant to an assumption agreement reasonably satisfactory to the BioMed 2024 Portfolio 2 Trustee; and (C) the BioMed 2024 Portfolio 2 Trustee has received an opinion of counsel reasonably satisfactory to the BioMed 2024 Portfolio 2 Trustee to the effect that (x) the designation of such replacement to serve as BioMed 2024 Portfolio 2 Special Servicer is in compliance with the BX 2024-BIO2 TSA, (y) such replacement will be bound by the terms of the BX 2024-BIO2 TSA with respect to the BioMed 2024 Portfolio 2 Whole Loan and (z) subject to customary qualifications and exceptions, the BX 2024-BIO2 TSA will be enforceable against such replacement in accordance with its terms. Under the BX 2024-BIO2 TSA, during a BX 2024-BIO2 CCR Control Period, the right to replace the BioMed 2024 Portfolio 2 Special Servicer may be exercised by the BX 2024-BIO2 Consenting Party. During a BX 2024-BIO2 CCR Consultation Period or BX 2024-BIO2

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CCR Consultation Termination Period, the BioMed 2024 Portfolio 2 Special Servicer may be replaced upon the affirmative vote of a specified percentage of holders of principal balance certificates under the BX 2024-BIO2 TSA, provided that certain conditions are satisfied, including rating agency confirmations for the proposed replacement special servicer.

Transfer of Companion Loan Notes

Each of the BioMed 2024 Portfolio 2 Senior Note Holders will have the right to transfer all or any portion of its BioMed 2024 Portfolio 2 Note(s) without the prior consent of any other BioMed 2024 Portfolio 2 Noteholder (i) with respect to each BioMed 2024 Portfolio 2 Senior Note prior to an event of default under the BioMed 2024 Portfolio 2 Whole Loan, to any party other than a Borrower Restricted Party and (ii) after a Whole Loan Event of Default, to any party, including a Borrower Restricted Party; provided, however, that the BioMed 2024 Portfolio 2 Senior Note Holder must notify, among others, each applicable rating agency and each other Noteholder before any transfer to a Borrower Restricted Party.

“Borrower Restricted Party” means, individually or collectively, as the context may require, (i) any BioMed 2024 Portfolio 2 Borrower, any sponsor of a BioMed 2024 Portfolio 2 Borrower, any borrower under a related mezzanine loan, any guarantor under the BioMed 2024 Portfolio 2 Whole Loan or a related mezzanine loan, any operating lessee or property manager of a BioMed 2024 Portfolio 2 Property, or any of their respective managers, servicers, agents or affiliates, (ii) a Restricted Holder, (iii) any person controlling or controlled by or under common control with a BioMed 2024 Portfolio 2 Borrower, any sponsor of a BioMed 2024 Portfolio 2 Borrower, any borrower under a related mezzanine loan, any guarantor under the BioMed 2024 Portfolio 2 Whole Loan or a related mezzanine loan, any operating lessee or property manager of a BioMed 2024 Portfolio 2 Property, or a Restricted Holder, as applicable, or (iv) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any interest in a BioMed 2024 Portfolio 2 Borrower, any sponsor of a BioMed 2024 Portfolio 2 Borrower, any borrower under a related mezzanine loan, any guarantor under the BioMed 2024 Portfolio 2 Whole Loan or a related mezzanine loan, any operating lessee or property manager of a BioMed 2024 Portfolio 2 Property, or a Restricted Holder (other than any shareholder, partner, member or owner owning less than a 10% non-controlling direct or indirect legal or beneficial interest in any of the foregoing). For the purposes of this definition, “control” when used with respect to any specific person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Restricted Holder” means any holder of a related mezzanine loan (or any affiliate, manager or agent thereof) or an owner of any interest in any related mezzanine loan (whether legally, beneficially or otherwise, including as a holder of a note evidencing a related mezzanine loan, a holder of a participation interest in a related mezzanine loan or a beneficial owner of any interest in a related mezzanine loan or any securities collateralized by a related mezzanine loan) (a) as to which an event of default has occurred under such mezzanine loan giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan or (b) as to which foreclosure proceedings against the related collateral have been initiated.

The Bronx Terminal Market Whole Loan

General

The Bronx Terminal Market Mortgage Loan (2.3%), is part of a split loan structure comprised of 21 senior promissory notes and a subordinate promissory note, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $380,000,000. Three such senior promissory notes, note A-8, note A-9 and note A-11, which have an aggregate initial principal balance of approximately $24,578,947 (collectively, the “Bronx Terminal Market Mortgage Loan”), will be deposited into this securitization.

The Bronx Terminal Market Whole Loan (as defined below), is evidenced by (i) the Bronx Terminal Market Mortgage Loan, (ii) 18 senior promissory notes designated as note A-1, note A-2, note A-3, note

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A-4, note A-5, note A-6, note A-7, note A-10, note A-12, note A-13, note A-14, note A-15, note A-16, note A-17, note A-18, note A-19, note A-20 and note A-21 (the “Bronx Terminal Market Senior Pari Passu Companion Loans”), which have an aggregate initial principal balance of approximately $215,421,053; and (iii) one subordinate promissory note designated as note B (the “Bronx Terminal Market Subordinate Companion Loan”), which has an initial principal balance of $140,000,000.

The Bronx Terminal Market Mortgage Loan, the Bronx Terminal Market Senior Pari Passu Companion Loans and the Bronx Terminal Market Subordinate Companion Loan are referred to herein, collectively, as the “Bronx Terminal Market Whole Loan”, and the Bronx Terminal Market Senior Pari Passu Companion Loans and the Bronx Terminal Market Subordinate Companion Loan are referred to herein as the “Bronx Terminal Market Companion Loans”. The Bronx Terminal Market Senior Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Bronx Terminal Market Mortgage Loan and together are referred to herein as the “Bronx Terminal Market A Notes”. The Bronx Terminal Market Subordinate Companion Loan is subordinate in right of payment with respect to the Bronx Terminal Market A Notes.

Interest is payable on the Bronx Terminal Market Mortgage Loan and the Bronx Terminal Market Senior Pari Passu Companion Loans at a rate equal to 5.1810% per annum and on the Bronx Terminal Market Subordinate Companion Loan at a rate equal to 9.2000% per annum.

Only the Bronx Terminal Market Mortgage Loan is included in the issuing entity. Note A-2, note A-4, note A-6, note A-7 and note A-10 were contributed to the BMO 2024-5C6 securitization. Note A-12, note A-13, note A-14, note A-15 and note A-16 were contributed to the BANK5 2024-5YR9 securitization. The remaining Bronx Terminal Market Senior Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized promissory notes are under no obligation to do so. The Bronx Terminal Market Subordinate Companion Loan is currently held by CPPIB Credit Investments III Inc., but may be transferred to a third-party at a later date.

The rights of the holders of the promissory notes evidencing the Bronx Terminal Market Whole Loan (the “Bronx Terminal Market Noteholders”) are subject to an Intercreditor Agreement (the “Bronx Terminal Market Intercreditor Agreement”). The following summaries describe certain provisions of the Bronx Terminal Market Intercreditor Agreement.

Servicing

The Bronx Terminal Market Whole Loan (including the Bronx Terminal Market Mortgage Loan) will be serviced and administered in accordance with the terms of the Bronx Terminal Market Intercreditor Agreement and pursuant to the terms of the BANK5 2024-5YR9 PSA by Wells Fargo Bank, National Association, as master servicer, and Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, until the securitization of the Bronx Terminal Market note A-1 Pari Passu Companion Loan. At that time, the servicing and administration of the Bronx Terminal Market Whole Loan will shift to the applicable master servicer and the applicable special servicer under the pooling and servicing agreement that governs the securitization of the Bronx Terminal Market note A-1 Pari Passu Companion Loan and will be governed exclusively by such pooling and servicing agreement (the “Bronx Terminal Market Servicing Shift PSA”) and the Bronx Terminal Market Intercreditor Agreement. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Serviced Mortgage Loans”. The BANK5 2024-5YR9 PSA (prior to the securitization of the Bronx Terminal Market note A-1 Pari Passu Companion Loan) and, from and after the securitization of the Bronx Terminal Market note A-1 Pari Passu Companion Loan, the Bronx Terminal Market Servicing Shift PSA, are hereinafter referred to as the “Bronx Terminal Market PSA”.

Application of Payments Prior to a Bronx Terminal Market Sequential Pay Event

Generally, as long as no monetary event of default, any other event of default for which the Bronx Terminal Market Whole Loan is actually accelerated or any other event of default which causes the Bronx Terminal Market Whole Loan to become specially serviced, or any bankruptcy or insolvency event that

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constitutes an event of default (a “Bronx Terminal Market Sequential Pay Event”) has occurred and is continuing, all amounts available for payment on the Bronx Terminal Market Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related mortgage loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the applicable master servicer or the applicable special servicer and (iii) certain amounts payable or reimbursable to the applicable master servicer and applicable special servicer), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Bronx Terminal Market Intercreditor Agreement, as follows:

(a)   first, to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of their respective Bronx Terminal Market A Notes;

(b)   second, to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan, on a pro rata and pari passu basis, based on their respective principal balances, in each case in an amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to a monthly payment date allocated as principal until the principal balances of the Bronx Terminal Market A Notes have been reduced to zero;

(c)   third, to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan, on a pro rata and pari passu basis, based on their respective entitlements, up to the amount of any unreimbursed out-of-pocket costs and expenses paid or incurred by such holder of a Bronx Terminal Market A Note with respect to the Bronx Terminal Market Whole Loan;

(d)   fourth, if the proceeds of any foreclosure sale or any liquidation of the Bronx Terminal Market Whole Loan exceed the amounts required to be applied in accordance with clauses (a) through (c) above, and, as a result of a workout the aggregate principal balances of the Bronx Terminal Market A Notes have been reduced, such excess amount will be paid to the holders of the Bronx Terminal Market A Notes in an aggregate amount up to the amount of such reduction, plus interest on such aggregate amount at the related interest rate applicable to the Bronx Terminal Market A Notes;

(e)   fifth, to the extent a holder of the Bronx Terminal Market Subordinate Companion Loan has made any payments or advances to cure defaults as described below under “—Cure Rights”, to reimburse such noteholder for all such cure payments;

(f)    sixth, to the holder of the Bronx Terminal Market Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance of the Bronx Terminal Market Subordinate Companion Loan;

(g)   seventh, to the holder of the Bronx Terminal Market Subordinate Companion Loan, in an amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to a monthly payment date allocated as principal until the principal balance of the Bronx Terminal Market Subordinate Companion Loan has been reduced to zero;

(h)   eighth, if the proceeds of any foreclosure sale or any liquidation of the Bronx Terminal Market Whole Loan exceed the amounts required to be applied in accordance with clauses (a) through (g) above, and, as a result of a workout the principal balances of the Bronx Terminal Market Subordinate Companion Loan has been reduced such excess amount will be paid to the holders of the Bronx Terminal Market Subordinate Companion, Loan in an aggregate amount up to the amount of such reduction, plus interest on such aggregate amount at the related interest applicable to the Bronx Terminal Market Subordinate Companion Loan;

(i)    ninth, to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and to the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan, on a pro rata and pari passu

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basis, in an aggregate amount equal to their respective percentage interests in any prepayment premium paid by the mortgage borrower;

(j)    tenth, to the holder of the Bronx Terminal Subordinate Companion Loan in an amount equal to its percentage interest in any prepayment premium paid by the mortgage borrower;

(k)   eleventh, any assumption or transfer fees, to the extent actually paid by the mortgage borrower, pro rata to the Bronx Terminal Market Noteholders, in accordance with their respective percentage interests; and

(l)    twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Bronx Terminal Market Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a) through (k), pro rata to the Bronx Terminal Market Noteholders, in accordance with their respective percentage interests.

Application of Payments After a Bronx Terminal Market Sequential Pay Event

Generally, for so long as a Bronx Terminal Market Sequential Pay Event has occurred and is continuing, all amounts available for payment on The Bronx Terminal Market Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related mortgage loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the applicable master servicer or the applicable special servicer and (iii) certain amounts payable or reimbursable to the applicable master servicer and applicable special servicer), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Bronx Terminal Market Intercreditor Agreement, as follows:

(a)   first, to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balances of their respective Bronx Terminal Market A Notes (calculated at a rate net of the primary servicing fee rate);

(b)   second, pro rata, to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and to the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan, to apply to the principal balances of the Bronx Terminal Market Senior Pari Passu Companion Loans and the Bronx Terminal Market Mortgage Loan until their principal balances have been reduced to zero;

(c)   third, to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the applicable master servicer, the applicable special servicer or the trustee, as applicable) with respect to the Bronx Terminal Market Whole Loan pursuant to the terms of the Bronx Terminal Market Intercreditor Agreement or the Bronx Terminal Market PSA, as applicable;

(d)   fourth, to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan, pro rata, any prepayment or yield maintenance premium allocable to the Bronx Terminal Market A Notes, to the extent paid by the Bronx Terminal Market Borrower;

(e)   fifth, if the proceeds of any foreclosure sale or any liquidation of the Bronx Terminal Market Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a) through (d) and, as a result of a workout the aggregate principal balances of the Bronx Terminal Market A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the Bronx Terminal Market PSA by reason of the insufficiency of the Bronx Terminal Market Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and the issuing entity, as holder of The Bronx Terminal Market

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Mortgage Loan, on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Bronx Terminal Market A Notes;

(f)    sixth, to the extent the holder of the Bronx Terminal Subordinate Companion Loan has made any payments or advances to cure defaults as described below under “—Cure Rights”, to reimburse the holder of the Bronx Terminal Market Subordinate Companion Loan for all such cure payments; and to the holder of the Bronx Terminal Market Subordinate Companion Loan in the amount of any other unreimbursed, reasonable out-of-pocket costs and expenses paid or incurred by such holder, in each case to the extent reimbursable, but not previously reimbursed, by the Bronx Terminal Market Borrower;

(g)   seventh, to the holder of the Bronx Terminal Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the Bronx Terminal Market Subordinate Companion Loan (calculated at a rate net of the primary servicing fee rate);

(h)   eighth, to the holder of the Bronx Terminal Subordinate Companion Loan, in reduction of the principal balance of the Bronx Terminal Market Subordinate Companion Loan until its principal balance has been reduced to zero;

(i)    ninth, to the holders of the Bronx Terminal Subordinate Companion Loans, any prepayment or yield maintenance premium allocable to the Bronx Terminal Market Subordination Companion Loan, to the extent paid by the Bronx Terminal Market Borrower;

(j)    tenth, if the proceeds of any foreclosure sale or any liquidation of the Bronx Terminal Market Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a) through (i) and, as a result of a workout the principal balance of the Bronx Terminal Market Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the Bronx Terminal Market Subordinate Companion Loan (x) in an amount up to the reduction, if any, of the principal balance of the Bronx Terminal Market Subordinate Companion Loan as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Bronx Terminal Market Subordinate Companion Loan;

(k)   eleventh, to the Bronx Terminal Market Noteholders, on a pro rata basis based on their respective interest entitlements, any assumption or transfer fees, to the extent actually paid by the Bronx Terminal Market Borrower; and

(l)    twelfth, if any excess amount, including without limitation, default interest, is available to be distributed in respect of the Bronx Terminal Market Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a) through (k), any remaining amounts, if not otherwise subject to allocation pursuant to the terms of the Bronx Terminal Market PSA, will be paid pro rata to the Bronx Terminal Market Noteholders.

Consultation and Control

The controlling noteholder under the Bronx Terminal Market Intercreditor Agreement (the “Bronx Terminal Market Controlling Noteholder”) will initially be the holder of the majority of the Bronx Terminal Market Subordinate Companion Loan (by principal balance). If a Bronx Terminal Market Control Appraisal Period with respect to the Bronx Terminal Market Subordinate Companion Loan occurs and is continuing, the holder of promissory note A-1 will become the Bronx Terminal Market Controlling Noteholder. If the holder of the Bronx Terminal Market Subordinate Companion Loan would be the Bronx Terminal Market Controlling Noteholder with respect to the Bronx Terminal Market Whole Loan, but any interest in such Bronx Terminal Market Subordinate Companion Loan is held by a borrower party, or a borrower party would otherwise be entitled to exercise the rights of the Bronx Terminal Market Controlling Noteholder in respect to the Bronx Terminal Market Subordinate Companion Loan, then a Bronx Terminal Market Control

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Appraisal Period will be deemed to have occurred with respect to such Bronx Terminal Market Subordinate Companion Loan. The Bronx Terminal Market Controlling Noteholder will have consent and/or consultation rights with respect to the Bronx Terminal Market Whole Loan similar, but not necessarily identical, to those held by the directing certificateholder under the terms of the Pooling and Servicing Agreement. Accordingly, any Bronx Terminal Market Major Decisions to be made with respect to the Bronx Terminal Market Whole Loan will require the approval of CPPIB Credit Investments III Inc.

A “Bronx Terminal Major Decision” means any of the following:

(i) any substitution or addition of collateral or release of collateral for the Bronx Terminal Market Whole Loan (other than immaterial condemnation actions, other similar immaterial takings, or immaterial easements) or any consent to any of the foregoing, except as expressly required or permitted by the Mortgage Loan documents without the consent or discretion of the lender;

(ii) any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless (a) such clause is not exercisable under applicable law, (b) any such waiver is related to an immaterial easement, right of way or similar agreement, or (c) such exercise is reasonably likely to result in successful legal action by the related borrower (the “Bronx Terminal Market Borrower”);

(iii) any transfer of the Mortgaged Property or a portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower to the extent lender consent under the Mortgage Loan documents is required, or in connection with a pending immaterial condemnation, or related to an immaterial easement, immaterial right of way or similar agreement, including any approval of a person as a “Qualified Equityholder” or any other approval or consent by the lender pursuant to Section 8 of the related loan agreement;

(iv) any consent to the incurrence of additional debt by the Bronx Terminal Market Borrower or subsidiary of the Bronx Terminal Market Borrower or mezzanine debt by a direct or indirect parent of the Bronx Terminal Market Borrower, including entering into any document evidencing or securing any such additional debt and any intercreditor or subordination agreement executed in connection therewith, and any waiver of or amendment or modification to the terms of any such document or agreement, in each case to the extent lender approval is required by the Mortgage Loan documents or the applicable intercreditor agreement, unless the Bronx Terminal Market Controlling Noteholder is affiliated with the lender of such additional or mezzanine debt;

(v) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of REO Property) of the ownership of the Mortgaged Property, including by means of deed in lieu of foreclosure;

(vi) any modification, consent to a modification or waiver of, or consent to any deferral of compliance with, any monetary term (other than late fees but including, without limitation, the timing or amount of payments and the acceptance of discounted payoffs) or material non-monetary term (including, without limitation, any special purpose entity requirements or affiliate lender provisions) of the Bronx Terminal Market Whole Loan or any extension of the maturity date of the Bronx Terminal Market Whole Loan to the extent lender approval is required under the Mortgage Loan documents;

(vii) following a default or an event of default with respect to the Bronx Terminal Market Whole Loan, any material exercise of remedies, including the acceleration of the Bronx Terminal Market Whole Loan or initiation of judicial, bankruptcy or similar proceedings under the Mortgage Loan documents or with respect to the Bronx Terminal Market Borrower or the Mortgaged Property;

(viii) any sale or other disposition of the Bronx Terminal Market Whole Loan for less than the purchase price (as defined in the related pooling and servicing agreement);

(ix) any determination to bring the Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials (as defined in the related pooling and servicing agreement) located at the Mortgaged Property or REO Property;

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(x) any change to a property manager with respect to the Mortgaged Property, any amendment, modification or waiver of the terms of, or replacement of, any property management agreement, to the extent lender approval is required by the Mortgage Loan documents;

(xi) any modifications, waivers or amendments to any operations agreement (as defined in the related loan agreement) or any consent to any of the foregoing, in each case, to the extent lender approval is required by the Mortgage Loan documents;

(xii) releases of any material amounts from any escrow accounts, reserve accounts or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the Bronx Terminal Market Whole Loan and for which there is no material lender discretion; provided, for the avoidance of doubt, that any request for the funding or disbursement of any ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses and tenant improvements pursuant to an approved lease will not constitute a Bronx Terminal Market Major Decision;

(xiii) any acceptance of an assumption agreement releasing the Bronx Terminal Market Borrower, any guarantor or other obligor from liability under the Bronx Terminal Market Whole Loan or the Mortgage Loan documents other than as required or permitted pursuant to the specific terms of such Mortgage Loan documents and for which there is no lender discretion;

(xiv) any determination of an acceptable insurance default (as defined in the related pooling and servicing agreement) under the Mortgage Loan documents; any proposed modification or waiver of any material provisions in the Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the Bronx Terminal Market Borrower; any approval of any casualty, insurance settlements or condemnation settlements, and except to the extent lender approval is required by the Mortgage Loan documents, any determination to apply casualty proceeds or condemnation awards to the reduction of debt rather than to the restoration of the Mortgaged Property;

(xv) the execution, termination, modification, amendment, surrender or renewal of any lease or ground lease, to the extent lender approval is required under the Mortgage Loan documents, including entering into any subordination, nondisturbance and attornment agreement and any decision by lender to exercise any cure rights under a ground lease;

(xvi) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Bronx Terminal Market Borrower, only to the extent lender approval is required by the Mortgage Loan documents;

(xvii) any determination by the applicable special servicer to transfer the Bronx Terminal Market Whole Loan to special servicing under the circumstances where the applicable special servicer determines, in its reasonable business judgment, exercised in accordance with the servicing standard, that (a) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (b) any other default that is likely to impair the use or marketability of the Mortgaged Property or the value of the Mortgaged Property as security for the Bronx Terminal Market Whole Loan is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the Bronx Terminal Market Borrower within 60 days or, in the case of a balloon payment, for at least 30 days, or such other analogous event described in the definition of “Specially Serviced Loan” or analogous term under the related pooling and servicing agreement;

(xviii) any determination by the applicable special servicer to transfer the Bronx Terminal Market Whole Loan to special servicing under the circumstances where a default, of which the applicable master servicer or applicable special servicer has notice (other than a failure by the Borrowers to pay principal or interest) and which in the opinion of the applicable special servicer materially and adversely affects the interests of the noteholders, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan documents (or if no grace period is specified for those defaults which are capable of cure, 60 days), or

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such other analogous event described in the definition of “Specially Serviced Loan” or analogous term under the Servicing Agreement;

(xix)         any approval of the annual budget for which lender consent is required under the Mortgage Loan documents;

(xx)            any modification, waiver or amendment, in any material respect, of any guaranty, environmental indemnity or environmental insurance policy related to the Mortgage Loan documents, in each case, to the extent lender approval is required by the Mortgage Loan documents;

(xxi)          if the Mortgaged Property is an REO Property, approval of any operating and business plans or asset sale and disposition plans of the Mortgaged Property (including incurring financing, restructuring or refinancing debt, engaging or replacing the manager or leasing agent, decisions with respect to operating and capital expenses, etc.) proposed by the applicable special servicer with respect to such REO Property;

(xxii)      any calculation of debt yield or determination of whether a cash sweep event or cash sweep event cure (as such terms are defined in the related loan agreement) has occurred, solely to the extent such calculation or determination waives a requirement of the Mortgage Loan documents in any material respect or reflects a material change in the methodology of the applicable calculation or determination;

(xxiii)   any modification, waiver or amendment of a co-lender agreement, intercreditor agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Bronx Terminal Market Whole Loan, or any exercise of rights or remedies with respect thereto, in each case in a manner that materially and adversely affects the Bronx Terminal Market Controlling Noteholder (to the extent that, in the case of any mezzanine intercreditor agreement with such mezzanine lender, neither the Bronx Terminal Market Controlling Noteholder, nor any affiliate or agent thereof, is a holder of a controlling interest in the applicable mezzanine loan or any beneficial owner of a controlling interest in such mezzanine loan);

(xxiv)    any filing of a bankruptcy or similar action against the Bronx Terminal Market Borrower or guarantor or the election of any action in a bankruptcy or insolvency proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing, seeking or opposing an order for adequate protection, adequate assurance, a § 363 sale, order shortening time or similar motion of procedure in an insolvency proceeding or making an §1111(b)(2) election on behalf of the noteholders;

(xxv)       approving any proposed construction or alteration to the Mortgaged Property, to the extent lender approval is required by the Mortgage Loan documents; or

(xxvi)    any enforcement of any cure right or exercise of any remedies by lender under the Mortgage Loan documents with respect to any property management agreement or operations agreement.

“Bronx Terminal Market Borrower Related Party” means, with respect to the Bronx Terminal Market Whole Loan, (a) the related borrower, (b) any manager of the Bronx Terminal Market Mortgaged Property, (c) any Accelerated Mezzanine Loan lender with respect to the Bronx Terminal Market Whole Loan or (d) any borrower party affiliate (as defined in the Bronx Terminal Market Intercreditor Agreement).

A “Bronx Terminal Market Control Appraisal Period” means any period with respect to the Bronx Terminal Market Whole Loan, if and for so long as: (a) (1) the initial principal balance of the Bronx Terminal Market Subordinate Companion Loan, minus, (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on the Bronx Terminal Market Subordinate Companion Loan, after the date of creation of the Bronx Terminal Market Subordinate Companion Loan, (y) any appraisal reduction amount or collateral deficiency amount, as applicable, for the Bronx Terminal Market Whole Loan that is allocated to the Bronx Terminal Market Subordinate Companion Loan, and (z) any losses realized with respect to the Bronx Terminal Market Mortgaged Property or the Bronx Terminal Market Whole Loan that are allocated to the Bronx Terminal Market Subordinate Companion Loan, is less than (b) 25% of the remainder of (i) the sum of the initial principal balance of the Bronx Terminal Market Subordinate Companion Loan, less (ii) any payments of principal (whether as

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principal prepayments or otherwise) allocated to, and received by, the holders of the Bronx Terminal Market Subordinate Companion Loan, after the date of creation of the Bronx Terminal Market Subordinate Companion Loan, provided that a Bronx Terminal Market Control Appraisal Period will terminate upon the occurrence of a Bronx Terminal Market Threshold Event Cure (as defined below) by the holder of the Bronx Terminal Market Subordinate Companion Loan.

A “Bronx Terminal Market Threshold Event Cure” means the right of the holder of the Bronx Terminal Market Subordinate Companion Loan to avoid (or terminate) a Bronx Terminal Market Control Appraisal Period by providing Bronx Terminal Market Threshold Event Collateral in an amount which, when added to 90% of the appraised value of the Bronx Terminal Market Mortgaged Property as determined pursuant to the Bronx Terminal Market PSA and any Bronx Terminal Market Threshold Event Collateral then held by the servicer would cause the applicable Bronx Terminal Market Control Appraisal Period not to be in effect.

“Bronx Terminal Market Threshold Event Collateral” means either (a) cash collateral for the benefit of, and acceptable to, the applicable master servicer or (b) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution meeting the ratings requirements as described in the Bronx Terminal Market Intercreditor Agreement to be held by the applicable master servicer or applicable special servicer.

Pursuant to the terms of the Bronx Terminal Market Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Bronx Terminal Market Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a “major decision” under the Bronx Terminal Market Intercreditor Agreement (a “Bronx Terminal Market Major Decision”) has been requested or proposed or any fact or circumstance has occurred requiring that a Bronx Terminal Market Major Decision be made, or if the applicable master servicer or the applicable special servicer, as applicable, otherwise intends to make a Bronx Terminal Market Major Decision, at least 10 business days (30 days with respect to any proposed modification or waiver of any material provision governing the type, nature or amount of insurance coverage required to be obtained and maintained by the Bronx Terminal Market Borrower) prior to taking action with respect to such Bronx Terminal Market Major Decision, the applicable master servicer or applicable special servicer, as applicable, must receive the written consent of the Bronx Terminal Market Controlling Noteholder (or its representative) before implementing a decision with respect to such Bronx Terminal Market Major Decision; provided, that if the applicable master servicer or applicable special servicer, as the case may be, does not receive a response within 5 business days of its delivery of notice of a Bronx Terminal Market Major Decision, the applicable master servicer or applicable special servicer, as applicable, is required to deliver a second notice to the Bronx Terminal Market Controlling Noteholder, and if the Bronx Terminal Market Controlling Noteholder does not respond within 5 business days of receipt of such second notice, it will have no further consent rights with respect to the specific action set forth in such notice and the Bronx Terminal Market controlling noteholder’s consent will be deemed to have been given; provided, further, that such failure to reply will not affect the rights of the Bronx Terminal Market controlling noteholder to consent to any future actions. Notwithstanding the foregoing, if a failure to take any such action at such time would be inconsistent with the servicing standard set forth in the Bronx Terminal Market PSA, the applicable master servicer or applicable special servicer, as the case may be, may take actions with respect to the Bronx Terminal Market Mortgaged Property before obtaining the consent of the Bronx Terminal Market Controlling Noteholder (or its representative) if the applicable special servicer reasonably determines in accordance with the such servicing standard that immediate action is necessary to protect the interests of the Bronx Terminal Market Noteholders.

At any time that the holder of the Bronx Terminal Market Subordinate Companion Loan is the Bronx Terminal Market Controlling Noteholder, if the Bronx Terminal Market Borrower submits a DMV Lease Reserve Release Request (as defined below), then the master servicer or special servicer, as applicable, must deliver notice thereof and all accompanying documentation to the Bronx Terminal Market Controlling Noteholder and its controlling noteholder representative, if any, and not process or implement any decision with respect to such request (or make a determination not to take action with respect to such request) unless and until it has received written instruction from the Bronx Terminal Market Controlling Noteholder. Upon receipt of such written instruction, the master servicer or special servicer, as applicable, is to follow

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such instruction and release or disburse funds from the DMV Lease Reserve (or not release or disburse such funds, as applicable) in accordance with the instructions. If the master servicer or special servicer, as applicable, has not received a response from the Bronx Terminal Market Controlling Noteholder within 5 business days after delivery of the notice thereof, the master servicer or special servicer, as applicable, must deliver an additional notice and if the Bronx Terminal Market Controlling Noteholder fails to respond to the master servicer or special servicer, as applicable, within 5 business days after receipt of such second notice, the master servicer or special servicer, as applicable, may process and take action (or make a determination not to take action) without obtaining the consent or awaiting the instruction of the Bronx Terminal Market Controlling Noteholder.

“DMV Lease Reserve Release Request” means a request from the Bronx Terminal Market Borrower to release or disburse to the Bronx Terminal Market Borrower all or any portion of the funds then remaining in the related reserve established under the Bronx Terminal Market loan documents, including any request that includes a request to waive or modify any of the conditions or requirements for release or disbursement set forth in the applicable provisions of the Bronx Terminal Market loan documents.

Notwithstanding the foregoing, the applicable master servicer and applicable special servicer, as the case may be, are not required to follow any advice or consultation provided by the Bronx Terminal Market Controlling Noteholder (or its representative) that would be inconsistent with the servicing standard set forth in the Bronx Terminal Market PSA, require or cause the applicable master servicer or applicable special servicer to violate provisions of the Bronx Terminal Market Intercreditor Agreement or the Bronx Terminal Market PSA, require or cause a violation of the terms of the Bronx Terminal Market Whole Loan or materially expand the scope of the applicable master servicer’s or applicable special servicer’s responsibilities under the Bronx Terminal Market PSA or the Bronx Terminal Market Intercreditor Agreement.

In addition, pursuant to the terms of the Bronx Terminal Market Intercreditor Agreement, the issuing entity, as a non-controlling note holder of a Bronx Terminal Market A Note will have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain Bronx Terminal Market Major Decisions or the implementation of any recommended action outlined in an asset status report relating to the Bronx Terminal Market Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if, the applicable master servicer or applicable special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the applicable master servicer or applicable special servicer, as applicable, is permitted to make any Bronx Terminal Market Major Decisions or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Bronx Terminal Market Noteholders. Neither the applicable master servicer nor applicable special servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the issuing entity as holder of the Bronx Terminal Market Mortgage Loan (or its representative).

The directing certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the operating advisor, following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described above.

Sale of Defaulted Bronx Terminal Market Whole Loan

Pursuant to the terms of the Bronx Terminal Market Intercreditor Agreement, if the Bronx Terminal Market Whole Loan becomes a defaulted loan pursuant to the terms of the Bronx Terminal Market PSA, the applicable special servicer may elect to sell (1) the Bronx Terminal Market Whole Loan, subject to the consent right of the Bronx Terminal Market Controlling Noteholder, in which case such sale would include each of Bronx Terminal Market A Notes and the Bronx Terminal Market Subordinate Companion Loan as determined by the applicable special servicer in accordance with the servicing standard under the Bronx

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Terminal Market PSA (taking into account the subordinate nature of the Bronx Terminal Market Subordinate Companion Loan), or (2) the Bronx Terminal Market Mortgage Loan together with the Bronx Terminal Market Senior Pari Passu Companion Loans and in the event of a sale under this clause (2), and subject to the terms of the Bronx Terminal Market PSA, the holder of the Bronx Terminal Market Mortgage Loan (or its representative) will be permitted to submit an offer on any sale of the Bronx Terminal Market Senior Pari Passu Companion Loans so long as such holder of the Bronx Terminal Market Mortgage Loan is not the Bronx Terminal Market Controlling Noteholder. In connection with any such sale, the applicable special servicer will be required to follow the procedures set forth under the Bronx Terminal Market PSA. Proceeds of the sale of the Bronx Terminal Market Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments after a Bronx Terminal Market Sequential Pay Event” above.

Purchase Option

The holder of the Bronx Terminal Market Subordinate Companion Loan will have the right to purchase, in whole but not in part, the Bronx Terminal Market A Notes at the applicable defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is a Bronx Terminal Market Borrower Related Party) of the Bronx Terminal Market A Notes that are being purchased, by delivery of written notice (a “Bronx Terminal Market Purchase Notice”) during an event of default under the related mortgage loan documents or a servicing transfer event under the Bronx Terminal Market PSA, as applicable. Such purchase is required to comply with all requirements of the Bronx Terminal Market PSA and all actual costs and expenses related thereto will be paid by the purchasing noteholder. Upon delivery of the Bronx Terminal Market Purchase Notice to the selling Bronx Terminal Market Noteholders, such Bronx Terminal Market Noteholders will be required to sell (and the holder of the Bronx Terminal Market Subordinate Companion Loan delivering the Bronx Terminal Market Purchase Notice will be required to purchase) the applicable Bronx Terminal Market A Notes at the applicable defaulted mortgage loan purchase price, on a date (the “Defaulted Bronx Terminal Market Purchase Date”) not less than 10 and not more than 60 days after the date of the Bronx Terminal Market Purchase Notice. The failure of the holder of the Bronx Terminal Market Subordinate Companion Loan to purchase the Bronx Terminal Market A Notes on the Defaulted Bronx Terminal Market Purchase Date will result in the termination of such right with respect to the event that gave rise to such right.

The right of the holder of the Bronx Terminal Market Subordinate Companion Loan to purchase the Bronx Terminal Market A Notes as described in this section will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Bronx Terminal Market Mortgaged Property.

Cure Rights

In the event that there is (a) a monetary event of default beyond applicable notice and grace periods with respect to the Bronx Terminal Market Whole Loan or (b) a non-monetary event of default beyond applicable notice and grace periods with respect to the Bronx Terminal Market Whole Loan, then the holder of the Bronx Terminal Market Subordinate Companion Loan will have the right, but not the obligation, to: (A) cure such monetary event of default within 7 business days following the receipt of notice of such default and (B) cure such non-monetary event of default within the later of (i) the expiration date of the cure period afforded to the borrower under the mortgage loan documents and (ii) 30 days following receipt of notice of such default; provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to 90 days. If the holder of the Bronx Terminal Market Subordinate Companion Loan elects to cure a default by way of a payment of money (a “Bronx Terminal Market Cure Payment”), the holder of the Bronx Terminal Market Subordinate Companion Loan will be required to also pay, in addition to such Bronx Terminal Market Cure Payment, all out-of-pocket costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the applicable master servicer or applicable special servicer or the holders of the applicable Bronx Terminal Market A Notes, including all unreimbursed advances and any interest charged thereon. So long as an event of default exists that is being cured by the holder of the Bronx Terminal Market Subordinate Companion Loan and the applicable cure period has not expired, the default will not be treated as a Bronx

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Terminal Market Sequential Pay Event (i) for purposes of “—Application of Payments after a Bronx Terminal Market Sequential Pay Event” above, (ii) modifying, amending or waiving any provisions of the related mortgage loan documents, (iii) for purposes of triggering an acceleration of the Bronx Terminal Market Whole Loan or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Property, or (iv) for purposes of treating the Bronx Terminal Market Whole Loan as a specially serviced loan. Notwithstanding the foregoing, such right to cure is limited to a combined total of six (6) monetary defaults, no more than four (4) of which may be consecutive, and six (6) non-monetary defaults.

Special Servicer Appointment Rights

Pursuant to the terms of the Bronx Terminal Market Intercreditor Agreement, the Bronx Terminal Market Controlling Noteholder will have the right, with or without cause, to replace the special servicer then acting with respect to the Bronx Terminal Market Whole Loan and appoint a replacement special servicer in in lieu thereof without the consent of the holders of the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan or the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans (or their representatives) in a manner that is substantially similar to that as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in August 2024 and ending on the hypothetical Determination Date in September 2024. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Argentic Real Estate Finance 2 LLC, Starwood Mortgage Capital LLC, KeyBank National Association, Societe Generale Financial Corporation, German American Capital Corporation, LMF Commercial, LLC, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, BSPRT CMBS Finance, LLC, Bank of Montreal, Citi Real Estate Funding Inc., DBR Investments Co. Limited, Morgan Stanley Bank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association and Bank of America, N.A. are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from

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Barclays Capital Real Estate Inc., Argentic Real Estate Finance 2 LLC, Starwood Mortgage Capital LLC, KeyBank National Association, Societe Generale Financial Corporation, German American Capital Corporation, LMF Commercial, LLC, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, BSPRT CMBS Finance, LLC, Bank of Montreal and Citi Real Estate Funding Inc. on or about September 27, 2024 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

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Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on August 31, 2024, Barclays or its affiliates were the loan sellers in approximately 230 commercial mortgage-backed securitization transactions. Approximately $60.5 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023 and through August 31, 2024.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2024*	$4,383,243,554
2023	$2,492,806,501
2022	$5,480,581,529
2021	$7,252,313,300
2020	$3,115,245,750
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

 * Through August 31, 2024.

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

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Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

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Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are generally required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

In addition, Barclays may in some instances have reduced the term interest rate that Barclays would otherwise charge on a Barclays mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Barclays mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have

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correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Barclays mortgage loan satisfied Barclays’ minimum debt service coverage ratio underwriting requirements for such Barclays mortgage loan.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.
●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item
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that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Midland Loan Services, a Division of PNC Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above.

In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on August 13, 2024 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of June 30, 2024, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

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Retained Interests in This Securitization

As of the Closing Date, neither Barclays nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Argentic Real Estate Finance 2 LLC

General

Argentic Real Estate Finance 2 LLC (“Argentic”) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2023 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2023, Argentic has securitized approximately 74 commercial and multifamily mortgage loans with an aggregate principal balance of approximately $1.74 billion.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and

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warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loans may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loans originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any

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prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an
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amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as before a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.
●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.
●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.
●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

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In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts
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that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

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Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Argentic engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting

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Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standards and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on January 24, 2024. Argentic’s Central Index Key is 0001968416. With respect to the period from and including April 27, 2023 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including June 30, 2024, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in this Securitization

Argentic is an affiliate of (i) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than with respect to any Excluded Loan), (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the remaining Class G-RR, H-RR certificates and the Class S certificates and (iii) Argentic CMBS Holdings II Limited, the entity that will purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”). Except as described above, neither Argentic nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than the VRR Interest and the Horizontal Risk Retention Certificates) at any time.

The information set forth under “—Argentic Real Estate Finance 2 LLC” has been provided by Argentic.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of LNR Partners, LLC, the special servicer under the BMO 2024-5C6 pooling and servicing agreement which governs the servicing of the Northbridge Centre Whole Loan.

In addition, Barclays Bank PLC, an affiliate of the depositor, an underwriter and a sponsor and mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, four of the SMC Mortgage Loans (8.9%) are subject to such master repurchase facility. SMC and its affiliates are using the proceeds from its sale of the SMC Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Barclays Bank PLC, free and clear of any liens.

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In addition, pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to four (4) of the SMC Mortgage Loans (8.9%).

In addition, pursuant to interim custodial agreements between U.S. Bank National Association and SMC, U.S. Bank National Association acts as interim custodian with respect to two (2) of the SMC Mortgage Loans (3.6%).

Starwood’s Securitization Program

This is the 131st commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $17.49 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

With respect to the Bronx Terminal Market Mortgage Loan (2.3%), which was co-originated by GACC, Wells Fargo Bank, National Association, Bank of America, N.A. and SMC, portions of which are being sold by SMC, the GACC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

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Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “— Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

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Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

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In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.
●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters
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from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the
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related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above in this “—Exceptions to SMC’s Disclosed Underwriting Guidelines” section, none of the SMC Mortgage Loans were originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

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Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 31, 2024. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 10.1% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2023, KeyBank’s Real Estate Capital Group originated a total of $12.3 billion in permanent, bridge, development and construction commercial mortgage loans from 28 offices nationwide. Of this total, $8.2 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or arranged financing for life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of June 30, 2024, KeyBank had originated approximately $21.952 billion of commercial mortgage loans that have been securitized in 119 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

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Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;
●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

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The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation

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will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

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Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.
●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain
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anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 1, 2024 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2023 as a sponsor of commercial mortgage loan securitizations.  KeyBank’s Central Index Key is 0001089877.  With respect to the period from and including October 1, 2015 to and including June 30, 2024, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor and a mortgage loan seller in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following

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is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self-storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2023, Societe Generale Financial Corporation securitized 177 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $7.1 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

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General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

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Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).
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Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage

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Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

With respect to the Baybrook Mall Mortgage Loan (5.7%), the Mortgage Loan is part of a Whole Loan that was co-originated by Barclays, Morgan Stanley Bank, N.A. and Societe Generale Financial Corporation, portions of which are being sold by Barclays and Societe Generale Financial Corporation, the Barclays Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.
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Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

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Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 9, 2024. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including June 30, 2024 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 9, 2024. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including June 30, 2024, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time. See “Credit Risk Retention”.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, an originator and a mortgage loan seller in this securitization transaction. GACC and DBR Investments Co. Limited (“DBRI”), an affiliate of GACC, originated or co-originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool— Co-Originated and Third-Party Originated Mortgage Loans” for which GACC is identified as a mortgage loan seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBRI, an originator and (ii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. It is expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

With respect to The Hub Mortgage Loan (0.8%), DBRI purchased a 100% equity participation interest in the related promissory note (the “The Hub Note”) from its affiliate, GACC. DBRI is expected to transfer its

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interest in The Hub Note to its affiliate, GACC, on or prior to the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of The Hub Note.

With respect to the 51 Haddonfield Mortgage Loan (0.5%), DBRI purchased a 100% equity participation interest in the related promissory note (“51 Haddonfield Note”) from its affiliate, GACC. DBRI is expected to transfer its interest in the 51 Haddonfield Note to its affiliate, GACC, on or prior to the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of the 51 Haddonfield Note.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. .. . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Neither GACC nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against GACC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by GACC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II, J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc, and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through December 31, 2023 is approximately $107.249 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or

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such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

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●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

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DB Originators’ Underwriting Guidelines and Processes

General. DBRI and GACC are each an originator and are affiliated with one another and Deutsche Bank Securities Inc., one of the underwriters. DBRI and GACC are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In

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addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (a report dated within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation

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activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance,

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environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
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●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to DB Originators’ Underwriting Guidelines

Disclosed above are the DB Originator’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above, except as described in “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 12, 2024. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including July 1, 2020 to and including June 30, 2024, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates at any time.

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The information set forth under “—German American Capital Corporation” has been provided by GACC.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

LMF is a sponsor, mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for the Mortgage Loan originated by LMF that is being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $34,500,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, Computershare Trust Company, National Association is the interim custodian with respect to the loan files for the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the 109th commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million, $811 million, $716 million and $431 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the

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analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

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Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

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Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may

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accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. The LMF Mortgage Loans were not originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to seven (7) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
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●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 1, 2024. LMF’s Central Index Key number is 0001592182. With respect to the period from and including July 1, 2021 to and including June 30, 2024, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

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The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $22,548,913,875 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject

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defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

(i)              comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

(ii)           comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

(iii)        recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New

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York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

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UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

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Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses,

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replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2024. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including June 30, 2024, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949.00	59.5%	1	30,000,000.00	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780.00	47.8%	1	55,000,000.00	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000.00	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
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8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”) is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote all of the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1345 Avenue of the Americas, Suite 32A, New York, NY 10105.

BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires from both affiliated and unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of March 31, 2024.

Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	405	$5,776,372,894

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

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BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review procedures described below were employed with respect to all of the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSPRT Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to such BSPRT Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding each BSPRT Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Validation and Recalculation. BSPRT engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

●	comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;
●	comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSPRT Mortgage Loan, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSPRT Mortgage Loan reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for each BSPRT Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSPRT Mortgage Loans.

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Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of any BSPRT Mortgage Loan, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the related BSPRT Mortgage Loan to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether any BSPRT Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

BSPRT’s Underwriting Standards

Each of the BSPRT Mortgage Loans was originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals,

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as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be
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utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially

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reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

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Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
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●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A-1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2024. BSPRT’s Central Index Key Number is 0001722518. As of June 30, 2024, BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the Closing Date, neither BSPRT nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans or portions thereof that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been chartered as a United States branch of BMO with the Illinois Department of Financial and Professional Regulation (“IDFPR”) and, accordingly, is regulated by the IDFPR and the Federal Reserve Board under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 320 South Canal Street, 8th Floor, Chicago, Illinois 60606.

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In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters and a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 1,000 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Bank, N.A. (“BBNA”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BBNA has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BBNA acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BBNA and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through March 31, 2024 is approximately $10.3 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

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Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by BMO’s deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3) of information regarding the BMO Mortgage Loans.

Data Comparison and Recalculation. BMO engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization

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counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO

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Mortgage Loans were originated (or acquired and reunderwritten) in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports”, “—Appraisal”, “—Environmental Report” and “—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market. In the case of a mortgage loan acquired by BMO from a third-party originator, a member of BMO’s deal team or one of its agents or designees will either perform an inspection of the property or review a third party inspection report.

BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

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Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

In addition, BMO may in some instances have reduced the term interest rate that BMO would otherwise charge on a BMO Mortgage Loan based on the credit and collateral characteristics of the related Mortgaged Property and structural features of the BMO Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related BMO Mortgage Loan satisfied BMO’s minimum debt service coverage ratio underwriting requirements for such BMO Mortgage Loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an
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affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office, mixed use and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the sponsor representation and warranty set forth in paragraph (7) on Annex D-1 without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the sponsor representations and warranties in paragraphs (17) and (30) on Annex D-1 without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third

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party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) obtains an appraisal meeting the requirements described in the sponsor representation and warranty set forth in paragraph (42) on Annex D-1 without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the sponsor representation and warranty set forth in paragraph (41) on Annex D-1 without any exceptions that BMO deems material.

Property Condition Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines. One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 12, 2024. BMO’s Central Index Key is 0000927971. As of June 30, 2024, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Bank of Montreal” has been provided by BMO.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. CREFI originated or co-originated all of the mortgage loans that it is contributing to this securitization (the “CREFI Mortgage Loans”). CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc., one of the underwriters. CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion and $6.7 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

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CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the CREFI Mortgage Loans. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.
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Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
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●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related

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borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various

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conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

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Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
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●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party. For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph 7 on Annex D-1 without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 17 and 30 on Annex D-1 without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 42 on Annex D-1 without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph 41 on Annex D-1 without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In

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cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 9, 2024. CREFI’s Central Index Key is 0001701238. With respect to the period from and including July 1, 2021 to and including June 30, 2024, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that an affiliate of CREFI will acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain other Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

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The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2024-5C29 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Master Servicer”, “—The Special Servicer”, “—The Certificate Administrator”, “—The Trustee” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

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The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Master Servicer

KeyBank National Association, a national banking association (“KeyBank”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and the Serviced Companion Loans.

KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is an affiliate of KeyBanc Capital Markets, Inc., one of the underwriters. KeyBank is not an affiliate of the issuing entity, the depositor, the certificate administrator, the operating advisor, the asset representations reviewer, the special servicer or the trustee. KeyBank is also a mortgage loan seller, but KeyBank is not an affiliate of any other mortgage loan seller. KeyBank is the master servicer and the special servicer of the BioMed 2024 Portfolio 2 Whole Loan under the BX 2024-BIO2 securitization transaction.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2021	12/31/2022	12/31/2023	06/30/2024
By Approximate Number	18,122	18,346	18,238	21,594
By Approximate Aggregate Principal Balance (in billions)	$379.3	$426.9	$442.1	$474.1

Within this servicing portfolio are, as of June 30, 2024, approximately 12,945 loans with a total principal balance of approximately $300.4 billion that are included in approximately 952 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2023, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”), Fitch Ratings, Inc. (“Fitch”), and DBRS, Inc. (“Morningstar DBRS”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1-” as a primary servicer, and “CSS1-” as a special servicer. Morningstar DBRS has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar DBRS’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various

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reports. KeyBank generally uses the CREFC format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations	BBB+	BBB+	Baa1
Short-Term Debt Obligations	A-2	F2	P-2
Long-Term Deposits	N/A	A-	A2
Short-Term Deposits	N/A	F2	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer, generally responsible for the master servicing and primary servicing functions with respect to the Serviced Mortgage Loans and Serviced Companion Loans and any foreclosed property. KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the PSA pursuant to one or more sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any foreclosed property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loan are to be maintained is described in “Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account” in this prospectus. Generally, all amounts received by KeyBank on the mortgage loans will be initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the PSA.

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Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time, KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

KeyBank will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Serviced Mortgage Loans and Serviced Companion Loans or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may retain certain classes of certificates in the future. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding KeyBank under this heading “—The Master Servicer” has been provided by KeyBank.

For a description of any material affiliations, relationships and related transactions between KeyBank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

KeyBank will have various duties under the PSA. Certain duties and obligations of KeyBank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

KeyBank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination

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Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

Argentic Services Company LP, a Delaware limited partnership (“ASC”) and will act as the special servicer (in such capacity, the “Special Servicer”) under the pooling and servicing agreement (the “PSA”). ASC will be responsible for special servicing and administration if such loans were to become a “specially serviced loan” or “REO property” pursuant to the PSA. ASC maintains its principal servicing office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial special servicer rating of “CSS2-” by Fitch, a commercial loan special servicer rating of “Average” by S&P and a Morningstar DBRS Commercial Mortgage Special Servicer Ranking of MOR CS2.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (collectively, “Elliott”). As of December 31, 2023, Elliott manages approximately $65.5 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the mortgage loan seller, originator, sponsor and the retaining sponsor, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest and the remaining Class G-RR, H-RR certificates and the Class S certificates, (iii) Argentic CMBS Holdings II Limited, the entity that will purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention” in this prospectus) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loans or any Excluded Loan). ASC will also act as the special servicer with respect to the GNL Industrial Portfolio Whole Loan, which is serviced under the BMO 2024-5C4 pooling and servicing agreement.

Except as disclosed in the previous paragraph, neither ASC nor any of its affiliates intends to retain any other certificates issued by the issuing entity or any other economic interest in this securitization. However, ASC or its affiliates may retain or own in the future, after the Closing Date, certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the portion of the risk retention interest) at any time. Argentic Securities Holdings 2 Cayman Limited will be required to retain its portion of the risk retention risk for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

The following table sets forth information about ASC’s total portfolio of named special servicing for commercial and multifamily mortgage loans as of the dates indicated:

Named Special Servicing	12/31/2021	12/31/2022	12/31/2023
By Approximate Number	1,065	1,206	1,346
By Approximate Aggregate Unpaid Principal Balance (in billions)	$24.353	$24.508	$31.507

As of June 30, 2024, ASC had twenty two (22) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging 35 years of industry experience. ASC was named special servicer on 57 securitized pools (52 commercial mortgage-backed securities pools and 5 collateralized loan obligation pools) including 1,347 loans secured by 2,006 properties with an unpaid balance of approximately $33.12 billion as of June 30, 2024. As of June 30, 2024, ASC was actively managing 32 commercial mortgage-backed securities loans, secured by 46 properties (including 4 REO properties) with an approximate unpaid balance of $1.192 billion.

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ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology.

As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the PCAOB, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the applicable pooling and servicing agreement and, accordingly, will not have any material impact on the performance of the mortgage loans or the certificates.

ASC, in its role as a Special Servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the loan, but may from time to time have custody of certain such documents as necessary for enforcement actions or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the PSA.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the

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aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificate holders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable directing certificate holder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the Special Servicer and to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Special Servicer under the PSA and any related intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicer” has been provided by ASC.

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of Argentic Services Company LP as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” and “—Inspections” in this prospectus. Argentic Services Company LP’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

Argentic Services Company LP, in its capacity as special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

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The Affiliated Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, is expected to be the special servicer under the BMO 2024-5C6 pooling and servicing agreement, which is expected to govern the servicing of the Northbridge Centre Whole Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the BMO 2024-5C6 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 26 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 178 as of June 30, 2024. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
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●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion;
●	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion;
●	178 domestic commercial mortgage backed securitization pools as of December 31, 2023 with a then current face value in excess of $101.9 billion; and
●	178 domestic commercial mortgage backed securitization pools as of June 30, 2024 with a then current face value in excess of $99.7 billion.

As of June 30, 2024, LNR Partners has resolved approximately $88.9 billion of U.S. commercial and multifamily loans over the past 26 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during

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2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, approximately $3 billion of U.S. commercial and multifamily mortgage loans during 2022, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2023, and approximately $1 billion of U.S. commercial and multifamily mortgage loans through June 30, 2024.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of June 30, 2024, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,046 assets across the United States with a then current face value of approximately $99.7 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P (Strong), Fitch (CSS1), and Morningstar DBRS (CS1).

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the BMO 2024-5C6 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the BMO 2024-5C6 pooling and servicing agreement and, accordingly, will not have any material impact on the performance of the Mortgage Loans it services or the performance of the certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make

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property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Northbridge Centre Whole Loan. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular such mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the applicable servicing standards under the BMO 2024-5C6 pooling and servicing agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the BMO 2024-5C6 securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC), any mortgage loan seller (other than SMC).

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer under the BMO 2024-5C6 pooling and servicing agreement, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

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Except as described above, neither LNR Partners nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation under the BMO 2024-5C6 pooling and servicing agreement). However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under this heading “—The Affiliated Special Servicer” regarding LNR Partners has been provided by LNR Partners.

The Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator and custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.1 billion (USD) in assets as of June 30, 2024. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and grantor trust tax returns on behalf of the Grantor Trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2024, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,261 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $716 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the Certificate Administrator is required to maintain pursuant to the PSA will be held by

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one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2024, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 429,158 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2023 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2023 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed that certain classes were underpaid and other classes overpaid for two consecutive months. The payment error was caused by an administrative error relating to the reimbursement of non-recoverable advances. Computershare Trust Company corrected the error in the next month.

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the servicer’s report where funds received in connection with a principal adjustment on a liquidated loan were not distributed to holders resulting in an underpayment to one class. Computershare Trust Company revised the distribution to correct the payment error three months after the payment error occurred.

For each of the two CMBS transactions, the related Subject 2023 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, each of Computershare Trust Company and its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. .

The current long-term issuer ratings of Computershare are “BBB” by Morningstar DBRS, “BBB” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P. Such ratings are subject to change by the rating agencies and are only provided as of the date hereof.

The foregoing information regarding Computershare Trust Company set forth under this heading “—The Certificate Administrator” has been provided by Computershare Trust Company. None of the

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depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Trustee

U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank Trust Co.”), will act as trustee. U.S. Bank National Association (“U.S. Bank N.A.”) made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank”). Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it became a wholly owned subsidiary of U.S. Bank N.A.

U.S. Bancorp, with total assets exceeding $680 billion as of June 30, 2024, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States. As of June 30, 2024, U.S. Bancorp operated over 2,200 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 49 domestic and 3 international cities. The pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2024, U.S. Bank was acting as trustee with respect to over 149,000 issuances of securities with an aggregate outstanding principal balance of over $6.2 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of June 30, 2024, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 519 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $358,610,300,000.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank Trust Co. is generally required to make an advance if the related master servicer fails to make a required advance. In the past three years, U.S. Bank Trust Co., in its capacity as trustee, has not been required to make an advance on a U.S. domestic CMBS transaction.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

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U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

The foregoing information regarding U.S. Bank Trust Co. set forth under this heading “—The Trustee” has been provided by U.S. Bank Trust Co. None of the depositor, the underwriters or any other person, other than U.S. Bank Trust Co., makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the and trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as the operating advisor (in such capacity, the “Operating Advisor”) under the PSA. Park Bridge Lender Services will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the PSA. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

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Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2024, Park Bridge Lender Services was acting as operating advisor or trust advisor for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $378.8 billion issued in 440 transactions.

As of June 30, 2024, Park Bridge Lender Services was acting as asset representations reviewer for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $166.9 billion issued in 187 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of the Rating Agencies and none of those Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the representations and warranties as operating advisor set forth in the PSA; (c) is not (and is neither affiliated nor Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates or Risk Retention Affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

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Credit Risk Retention

General

Pursuant to Section 15G of the Exchange Act as added by Section 931 of the Dodd-Frank Act and implemented by Regulation RR (15 U.S.C. §78o-11) (the “Credit Risk Retention Rules”), a sponsor of certain types of asset-backed securities is required, either directly or through one or more majority-owned affiliates, to retain a portion of the credit risk of the asset-backed securities transaction. As a consequence of the Credit Risk Retention Rules, Argentic Real Estate Finance 2 LLC, one of the sponsors of this transaction (and an affiliate of Argentic Services Company LP, the special servicer) has agreed to act as the retaining sponsor (in such capacity, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules (but only for so long as such rules remain in effect). The Retaining Sponsor intends to satisfy its risk retention requirements with respect to the Certificates through a combination of the following on the Closing Date:

●	the purchase by its MOA, which is expected to be Argentic Securities Holdings 2 Cayman Limited (the “Retaining Party”), of an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules), in the form of certificates which will be comprised of the Class G-RR and Class H-RR certificates (other than the portion that comprises the VRR Interest) representing approximately 2.2093% of the fair value, as of the Closing Date, of all of the ABS interests issued and determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and
●	the purchase by its MOA, which is expected to be the Retaining Party, of an “eligible vertical interest” (as defined in the Credit Risk Retention Rules, the “VRR Interest”) comprised of approximately 2.8301% of the Certificate Balance, the Notional Amount or Percentage Interest, as applicable, as of the Closing Date, of each class of Certificates (other than the Class R certificates) in such amounts as set forth below:
Class	Approx. Initial Certificate Balance/Notional Amount/Percentage Interest to be Retained(1)
Class A-1	$147,000
Class A-2	$5,825,000
Class A-3	$15,135,000
Class X-A	$21,107,000
Class X-B	$6,108,000
Class X-D	$830,000
Class X-F	$566,000
Class A-S	$3,619,000
Class B	$1,433,000
Class C	$1,056,000
Class D	$528,000
Class E	$302,000
Class F	$566,000
Class G-RR	$302,000
Class H-RR	$1,244,151
Class S	2.8301%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The certificates described above are referred to in this prospectus collectively as the “VRR Interest”. The VRR Interest is intended to meet the definition of an “eligible vertical interest,” as such term is defined in the Credit Risk Retention Rules.

The Class G-RR and Class H-RR certificates (other than the portion that comprises the VRR Interest) are referred to in this prospectus collectively as the “Horizontal Risk Retention Certificates”. The Horizontal Risk Retention Certificates are intended to meet the definition of an “eligible horizontal residual interest,” as such term is defined in the Credit Risk Retention Rules.

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Argentic Real Estate Finance 2 LLC will acquire and contribute Mortgage Loans with a principal balance of approximately 15.6% of the aggregate Initial Pool Balance.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Retaining Party of the Horizontal Risk Retention Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in the Credit Risk Retention Rules) (for so long as it holds such Horizontal Risk Retention Certificates, a “Subsequent Third Party Purchaser”) at any time on or after September 27, 2029. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

The Eligible Horizontal Residual Interest

Argentic Securities Holdings 2 Cayman Limited will purchase the certificates identified in the table below that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Horizontal Risk Retention Certificates	Initial Certificate Balance of Horizontal Risk Retention Certificates	Initial Available Certificate Balance of Horizontal Risk Retention Certificates(1)	Fair Values of Horizontal Risk Retention Certificates (in % and $)	Purchase Price(2)
Class G-RR	$ 10,654,000	$ 10,352,000	0.4311% / $4,810,661	46.47084%
Class H-RR	$ 43,948,151	$ 42,704,000	1.7782% / $19,844,908	46.47084%

(1)	This amount does not include the expected initial Certificate Balance of the Class G-RR and Class H-RR certificates that are a part of the VRR Interest.
(2)	Expressed as a percentage of the initial available Certificate Balance of the Class G-RR and Class H-RR certificates, excluding accrued interest. The aggregate purchase price to be paid for the Horizontal Risk Retention Certificates to be acquired by Argentic Securities Holdings 2 Cayman Limited is approximately $24,655,569 excluding accrued interest.
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The aggregate fair value of the Horizontal Risk Retention Certificates is equal to approximately 2.2093% of the aggregate fair value, as of the Closing Date, of all of the Certificates (other than the Class R certificates).

The Retaining Sponsor estimates that, relying solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, the Retaining Sponsor would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $55,800,380 representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the Classes of Certificates (other than the Class R Certificates), excluding accrued interest.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of Certificates (other than the Class R certificates) and as a dollar amount) of the Class G-RR and Class H-RR Certificates that were retained by Argentic Securities Holdings 2 Cayman Limited based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of Certificates (other than the Class R certificates) and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the Certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

The approximate fair value of each Class of Certificates (other than the Class R certificates) based on actual sales prices and final tranche sizes is set forth below:

Class	Fair Value
Class A-1	$5,184,958
Class A-2	$207,876,725
Class A-3	$550,798,731
Class X-A	$50,864,849
Class X-B	$10,182,211
Class X-D	$3,450,233
Class X-F	$2,068,435
Class A-S	$131,681,765
Class B	$52,123,884
Class C	$37,287,482
Class D	$16,435,685
Class E	$8,803,811
Class F	$13,874,746
Class G-RR	$4,951,003
Class H-RR	$20,423,075
Class S	$0

The aggregate fair value of all the Classes of Certificates (other than the Class R certificates) is approximately $1,116,007,593, excluding accrued interest.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus, dated September 11, 2024, under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the

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Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2 and Class A-3 certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Class X-F, Class F, Class G-RR and Class H-RR certificates identified in the table above in “—General”, see “Description of the Certificates”.

The Retaining Party

On the Closing Date, Argentic Securities Holdings 2 Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability (“ASH 2”) and a majority-owned affiliate of the Retaining Sponsor will purchase for cash the VRR Interest and the remaining Class G-RR and Class H-RR certificates. ASH 2 will also purchase the Class S certificates. Argentic CMBS Holdings II Limited, the entity that will purchase the Class X-F and Class F Certificates, and Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loan), are affiliates of ASH 2.

ASH 2 was formed primarily to invest in junior tranches of commercial mortgage backed securities (“CMBS B-piece Securities”). As of July 31, 2024, ASH 2 has purchased seven CMBS B-piece Securities, however, affiliates of ASH 2 have made over 25 purchases of CMBS B-piece Securities.

ASH 2 is managed by Argentic Investment Management LLC (“Argentic Investment Management”). Certain senior members of Argentic Investment Management’s real estate credit team have over 20 years of CMBS experience. Investment vehicles managed by Argentic Investment Management have made investments in fixed and floating rate whole loans, subordinate debt, preferred equity and commercial mortgage-backed securities.

ASH 2 and Argentic Investment Management are affiliates of the Special Servicer and the Retaining Sponsor, which is a sponsor, a mortgage loan seller and an originator

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in the Credit Risk Retention Rules) and to hold or cause the VRR Interest and the Horizontal Risk Retention Certificates to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the Horizontal Risk Retention Certificates. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in, and in accordance with, the Credit Risk Retention Rules) and may transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in, and in accordance with the Credit Risk Retention Rules) or another “majority-owned affiliate”, (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions (except as permitted pursuant to the Credit Risk Retention Rules) if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and the hedge position would limit the financial exposure to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the Horizontal Risk Retention Certificates as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk

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Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules”.

Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) solely with respect to the Horizontal Risk Retention Certificates to the extent that such Certificates have been transferred to a Subsequent Third Party Purchaser, the date on which all of the Mortgage Loans have been defeased in accordance with 17 C.F.R. §246.7(b)(8)(i) of the Credit Risk Retention Rules and (C) any date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules (such period, the “Transfer Restriction Period”).

Operating Advisor

The operating advisor for this securitization transaction will be Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans, to the extent set forth in the PSA;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan (other than a non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the Operating Advisor was entitled to consult with the Special Servicer with respect to any Major Decision during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage

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Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur with respect to any Mortgage Loan or Serviced Whole Loan, when the Certificate Balance of the Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is reduced to 25% or less of the initial Certificate Balance of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Park Bridge Lender Services LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Park Bridge Lender Services LLC under the PSA and satisfaction that no payments have been paid by any special servicer to Park Bridge Lender Services LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Park Bridge Lender Services LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Barclays, Argentic, KeyBank, Societe Generale Financial Corporation, UBS AG, BSPRT, LMF, Bank of Montreal, GACC, SMC and CREFI will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2 (the “Exception Schedules”).

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, Societe Generale Financial Corporation, UBS AG, BMO, GACC, SMC, LMF and CREFI determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any

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requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, Societe Generale Financial Corporation, UBS AG, BMO, GACC, SMC, LMF and CREFI, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, Societe Generale Financial Corporation, UBS AG, BMO, GACC, SMC, LMF and CREFI, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, Societe Generale Financial Corporation, UBS AG, BMO, GACC, SMC, LMF and CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time the decision to include its Mortgage Loans in this transaction, Argentic determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 would not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on its related security interest in such Mortgaged Property, or were mitigated in a manner consistent with customary or otherwise appropriate lending practices by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property or otherwise favorable lease provisions pertaining to the related risk, or the likelihood of near-term curative action within foreseeable cost parameters. However, there can be no assurance that the compensating factors or other circumstances upon which Argentic based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include its Mortgage Loans in this transaction, each of KeyBank and BSPRT determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the borrower sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by KeyBank or BSPRT, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by KeyBank or BSPRT, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which KeyBank or BSPRT, as applicable, based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such

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exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “Pooling and Servicing Agreement” or “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2024-5C29 will consist of the following classes: the Class A-1, Class A-2 and Class A-3 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR, Class S and Class R certificates.

The Class X-A, Class X-B, Class X-D and Class X-F certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates (other than the Class X-D and Class X-F Certificates) and the Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Senior Certificates, the Subordinate Certificates, the Class S Certificates and the Class R Certificates are collectively referred to in this prospectus as the “Certificates”.

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Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$5,185,000
A-2	$205,825,000
A-3	$534,775,000
X-A	$745,785,000
X-B	$215,744,000
A-S	$127,848,000
B	$50,607,000
C	$37,289,000
Non-Offered Certificates
X-D	$29,299,000
X-F	$19,977,000
D	$18,645,000
E	$10,654,000
F	$19,977,000
G-RR	$10,654,000
H-RR	$43,948,151
S	NAP
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $745,785,000. The Notional Amount of the Class X-B certificates will equal the aggregate Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $215,744,000. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $29,299,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $19,977,000.

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The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive the Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class S certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class S certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in October 2024.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

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Available Funds

The aggregate amount available for distribution to holders of the Certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates);
●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the Gain-on-Sale Remittance Amount for such Distribution Date.

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The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date,
(a)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero,
(b)	to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,
(c)	to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,
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(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

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Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Certificates (other than the Class S and Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 4.39800%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 4.73800%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 5.20800%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 5.62700%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 5.85800%, subject to a maximum rate equal to the WAC Rate for such Distribution Rate.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to 5.51200%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 4.00000%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to 4.00000%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to 4.00000%.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-3 certificates for such

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Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Class R Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than any Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan), each Component and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan or Component will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan or Component, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans or any Component that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan or Component for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan or Component during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate,

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the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), Component or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan, Component or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan (or, in the case of the Components, the related Mortgage Loan documents) without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of Certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the Certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Scheduled Principal Distribution Amount for that Distribution Date,

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Principal Shortfall for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date,

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provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date, or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date, or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds and, if applicable, income, rents, and profits from REO Property or otherwise, received with respect to such Mortgage Loan and any REO Property on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to “Pooling and Servicing Agreement—Advances” in respect of a preceding Distribution Date; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the issuing entity incurred in connection with the related Mortgage Loan.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

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Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)           the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)       all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)     the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)      any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)           the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)        the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO

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Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA or with respect to any Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute to the holders of the Class S Certificates any Excess Interest received by the issuing entity with respect to the ARD Loan on or prior to the related Determination Date. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the BioMed 2024 Portfolio 2 Mortgage Loan, on each Component) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan (or such Component, as applicable) at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i)

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of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Component, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan (or such Component, as applicable) that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Component, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to the BioMed 2024 Portfolio 2 Mortgage Loan, such accrued and unpaid interest as between the Components to be applied sequentially);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to the BioMed 2024 Portfolio 2 Mortgage Loan, such principal to be applied to the Components sequentially, in each case until the outstanding principal balance of each such Component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the BioMed 2024 Portfolio 2 Mortgage Loan, on each Component) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Component, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to the BioMed 2024 Portfolio 2 Mortgage Loan, such accrued and unpaid interest as between the Components to be applied sequentially);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

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Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to the BioMed 2024 Portfolio 2 Mortgage Loan, such principal to be applied to the Components sequentially, in each case until the outstanding principal balance of each such Component is reduced to zero); and

Thirteenth, in the case of the ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the BioMed 2024 Portfolio 2 Mortgage Loan, on each Component) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan (or such Component, as applicable) at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Component, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan (or such Component, as applicable) that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Component, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to the BioMed 2024 Portfolio 2 Mortgage Loan, such accrued and unpaid interest as between the Components to be applied sequentially);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect

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to the BioMed 2024 Portfolio 2 Mortgage Loan, such principal to be applied to the Components sequentially, in each case until the outstanding principal balance of each such Component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the BioMed 2024 Portfolio 2 Mortgage Loan, on each Component) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Component, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Component, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to the BioMed 2024 Portfolio 2 Mortgage Loan, such accrued and unpaid interest as between the Components to be applied sequentially);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;
Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of the ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2 and Class A-3 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-3 certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b)

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the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, (4) to the Class X-D certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D and Class E Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class D and Class E Certificates as described above, and (5) to the Class X-F certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal

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prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class S or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	April 2029
Class A-2	August 2029
Class A-3	September 2029
Class X-A	NAP
Class X-B	NAP
Class A-S	September 2029
Class B	September 2029
Class C	September 2029

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in September 2057. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a

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“Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)           the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)        the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage

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Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan, any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as an “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G-RR and Class H-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable allocable to the Certificates to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-3 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances) until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate

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Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Certificate Balance of the Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S or Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction

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Parties—The Certificate Administrator” and “—The Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the Non-Serviced A/B Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. The Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)   a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

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(2)   a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)   a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)   a CREFC® advance recovery report;

(5)   a CREFC® total loan report;

(6)   a CREFC® operating statement analysis report;

(7)   a CREFC® comparative financial status report;

(8)   a CREFC® net operating income adjustment worksheet;

(9)   a CREFC® real estate owned status report;

(10)  a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)  a CREFC® property file;

(13)  a CREFC® financial file;

(14)  a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)  a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® loan periodic update file;
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and
●	No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.
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In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2025, a CREFC® operating statement analysis report prepared with respect to each Mortgaged Property or in the aggregate for the portfolio of Mortgaged Properties but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2024, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer or Risk Retention Consultation Party) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate

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administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by the holders of more than 50% of the VRR Interest by Certificate Balance. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. As of the closing date, there will be no Risk Retention Consultation Party.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Controlling Class Loan with respect to this securitization.

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“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means any Mortgage Loan or Whole Loan:

(1) with respect to the Directing Certificateholder, a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination;

(a) the Directing Certificateholder is a Borrower Party; or

(b) the holder of the majority of the Controlling Class is a Borrower Party; or

(2) with respect to the Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any

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Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd., Recursion Co. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially-Serviced Loans) will provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the

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master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer will be required to deliver or make available electronic copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders (except, with respect to a mortgage loan seller, to the extent necessary for such party to comply with its obligations under the related MLPA, and except for the master servicer, the special servicer and the certificate administrator, acting in such capacities) will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

In the case of a Non-Serviced Mortgage Loan as to which the Directing Certificateholder or the holder of the majority of the Controlling Class has consultation rights, such party may be required to certify that they are not a borrower party, borrower restricted party, restricted holder or any other similar term as defined under the related Intercreditor Agreement, and for such purposes references to “Borrower Party” will be deemed to refer to such analogous term in the related Intercreditor Agreement.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and
●	the annual reports as provided by the operating advisor;
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●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report;
●	any CREFC® appraisal reduction template received by the certificate administrator; and
●	any notice or documents provided to the certificate administrator by the depositor, master servicer or special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
●	any notice of resignation or termination of the master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;
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●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any Attestation Reports delivered to the certificate administrator;
●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab; and
●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder, such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of

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the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates.

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None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

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Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. The Class S and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

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Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and

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information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders”, “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the

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underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class S and Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10-D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or

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Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—BBCMS 2024-5C29

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which joint Mortgage Loan Sellers are selling Mortgage Loans and the related discussion below, any Jointly Sold Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by each respective Mortgage Loan Seller, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each

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Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                     the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                  the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)               an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)               the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                 an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)               the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)            originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)          the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)              any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                 an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)              the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)           the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

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(xiii)         the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)         the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)            the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)         the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)      the original or a copy of any related mezzanine intercreditor agreement;

(xviii)   the original or a copy of all related environmental insurance policies; and

(xix)        a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

Notwithstanding anything to the contrary contained herein, with respect to any Jointly Sold Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; provided, however, delivery of such remaining documents by any of the applicable mortgage loan sellers will satisfy the delivery requirements for any of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)                   the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

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(iii)             any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)            all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)               the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)            any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)         any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)      any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)            any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)               any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)            any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)         any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)      all related environmental reports; and

(xiv)     all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

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(f)         a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)         a copy of the applicable mortgage loan seller’s asset summary;

(j)         a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)         a copy of financial statements of the related mortgagor;

(m)          a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and

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warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)      cure such Material Defect in all material respects, at its own expense,

(B)      repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)      substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof), and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the

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special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will not be obligated to repurchase the Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc., as guarantor of the

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repurchase and substitution obligations of BSPRT CMBS Finance, LLC) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc. to the same extent as BSPRT CMBS Finance, LLC) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will be responsible for any remedies solely in respect of the note(s) sold by it as if each note evidencing any Jointly Sold Mortgage Loan was a separate Mortgage Loan.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the

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repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Jointly Sold Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

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(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)     not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings, (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale and (iii) in the case of BSPRT CMBS Finance, LLC, any of that mortgage loan seller and Franklin BSP Realty Trust, Inc.) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of

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immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays, Societe Generale Financial Corporation and BSPRT CMBS Finance, LLC) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable Mortgage Loan Sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those Mortgage Loan Sellers repurchases its interest in such Mortgage Loan and the other Mortgage Loan Seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing Mortgage Loan Seller’s interest in such Mortgage Loan will be deemed to constitute a “Serviced Pari Passu Companion Loan” or “Non-Serviced Pari Passu Companion Loan”, as applicable, with respect to such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the Pooling and Servicing Agreement or related Non-Serviced PSA, as applicable, and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing Mortgage Loan Seller and the other related Companion Holders and (iv) the repurchasing Mortgage Loan Seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

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Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the

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benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make Advances;

(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

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(E)      the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing

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Agreement or to the master servicer, the certificate administrator or the depositor, under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under any other pooling and servicing agreement governing any related Serviced Companion Loan. The master servicer or special servicer, as applicable, will be required to (A) monitor the performance of sub-servicers retained by it and (B) will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause). However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

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If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

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The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance. If the special servicer makes such a determination, it must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer who will deliver such notice to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, to the master servicer who will deliver such notice to the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a)(i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the special servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the

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trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the nonrecoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the determination by the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed payment advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to

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the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the Serviced Companion Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or Serviced Companion Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan distributable to Certificateholders will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the Serviced Companion Loans pursuant to the related Intercreditor Agreement.

The master servicer or its sub-servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and, within two business days following the master servicer’s receipt of properly identified funds (to the extent consistent with the related Intercreditor

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Agreement), deposit amounts collected in respect of each Serviced Whole Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA pursuant to the terms of the related Co-Lender Agreement. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions —Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans (and, in the case of the BioMed 2024 Portfolio 2 Mortgage Loan, the Components) that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans, and on the Closing Date, the Depositor will be required to remit to the Certificate Administrator, and the Certificate Administrator will be required to deposit into the Interest Reserve Account for each Actual/360 Mortgage Loan (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class S certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited

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into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA include one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                       to remit on or before each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)                    to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                 to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                 to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

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(v)                    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                 to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)              to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)           to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                   to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)                to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)             to recoup any amounts deposited in the Collection Account in error;

(xiii)          to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)          to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)             to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)          to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)       to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)    to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

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(xix)          to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)             to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)          to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer or the special servicer (with respect to Specially Serviced Loans) must use such efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, the master servicer must use efforts to collect such amount from the holder or holders of the related Serviced Companion Loan regardless of whether such Serviced Companion Loan is a Specially Serviced Loan or Non-Specially Serviced Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any Liquidation Proceeds, Insurance and Condemnation Proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the special servicer obtains any	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Remittance Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) for which the Operating	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Advisor has consultation obligations pursuant to the PSA or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections with respect to the Mortgage Loans on deposit in the Collection Account.
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit with respect to the Mortgage Loans in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, the sum of: (i) $21,150 multiplied by the number of Delinquent Loans subject to any Asset Review, plus (ii) $2,125 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,800 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,550 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year end Consumer Price Index for All Urban Consumers, or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year of the occurrence of such Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan, and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may	Based on third party charges.	First from collections on the related Mortgage Loan (income	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)		on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer with respect to a serviced Mortgage Loan or Serviced Whole Loan (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or REO Loan, equal to (1) with respect to each serviced Mortgage Loan, a per annum rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate ranging from 0.00125% to 0.12500% per annum; (2) with respect to each Non-Serviced Mortgage Loan, a master servicing fee rate equal to 0.00125% per annum; and (3) with respect to each Serviced Companion Loan, a primary servicing fee rate equal to 0.00125% per annum. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	(x) 50% of Excess Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that is a Major
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Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action) and (y) 100% of Excess Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that does not involve a Major Decision or Special Servicer Decision;

●	(x) 100% of all assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that does not involve a Major Decision or a Special Servicer Decision, and (y) 50% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);
●	100% of assumption application fees and other similar fees collected during the related collection period with respect to Serviced Mortgage Loans (and any related Serviced Companion Loan); for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);
●	(x) 100% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that does not involve a Major Decision or a Special Servicer Decision, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);
●	with respect to accounts held by the master servicer, any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers relating to the accounts held by the master servicer pursuant to the PSA or the Mortgage Loan documents;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan;
●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and
●	penalty charges, including 100% of any late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event.

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With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than with respect to penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than with respect to penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payment as compensation.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, Companion Distribution Account and any other servicing, escrow or reserve accounts in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of

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the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, KeyBank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that KeyBank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, KeyBank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. If such fees are paid by borrower and subservicers do not retain their fees but pay them to the master servicer, the master servicer will be responsible for such borrower-paid fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a Special Servicing Fee of $5,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds and collections in respect of the related REO Property or Specially Serviced Loan, and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or on the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout

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Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee with respect to each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds (exclusive of default interest) in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation

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Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan)) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.0% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                   within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)                the purchase of (A) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) a Mortgage Loan by the holder of a related Subordinate Companion Loan after it has become a Specially Serviced Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)             the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)              with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                 the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)              if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received

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within 90 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)                  100% of all Excess Modification Fees actually collected during the related collection period with respect to any Specially Serviced Loan (to the extent not prohibited by the related Intercreditor Agreement) or any successor REO Loan;

(ii)                50% of Excess Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(iii)             (x) 100% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Loans (and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) and (y) 50% of assumption fees, waiver fees, loan service transaction fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(iv)             100% of assumption application fees and other similar fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)                 (x) 100% of consent fees on Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) or that are Mortgages Loans that are not Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) that is a Special Servicer Decision processed by the Special Servicer, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that involves a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(vi)             100% of charges for beneficiary statements and demand charges actually paid by the related borrowers relating to the accounts held by the special servicer pursuant to the PSA or the Mortgage Loan Documents to the extent such beneficiary statements or demand charges were prepared by the special servicer;

(vii)           with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds; and

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(viii)         late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loans since the Closing Date.

For the avoidance of doubt, the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than with respect to penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than with respect to penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must

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deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency), property condition report fee and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00904% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00139% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the Mortgage Loans and any REO Loans (but excluding each Companion Loan) and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with

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respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fee not specified in the Mortgage Loan documents owed to it, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00023% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $21,150 multiplied by the number of Delinquent Loans, plus (ii) $2,125 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,800 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,550 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end Consumer Price Index for All Urban Consumers, or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year of the occurrence of such Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”.

The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan

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seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

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(6)       a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payments, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives the related appraisal or conducts a valuation described below, equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.     the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) an MAI appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan

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with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

c)       all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.     the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the special servicer’s receipt of the MAI appraisal or the valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the special servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, then (other than for purposes of determining the identity of the Directing Certificateholder or whether a Control Termination Event has occurred and is continuing), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special

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servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the special servicer receives such MAI appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the special servicer. With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated, first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and

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allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer will be required to deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request. None of the master servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s)

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did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce its Certificate Balance until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F Certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, and finally, to the Class A-S certificates).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan that is a Mortgage Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, and second, to the Class G-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this and the prior paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to

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cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to

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the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (in respect of any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such

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insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to Specially Serviced Loans) or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent or consultation, as applicable; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (if the master servicer and the special servicer mutually agree that the master servicer is required to make the determinations described above) and the special servicer (at the expense of the trust fund) will be entitled to rely on insurance consultants in making the determinations described above, and if the master servicer is making such determination, the master servicer will be required to make such determination in the same manner and subject to the same rights and obligations as if the special servicer were to make such determination.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

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The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or that otherwise does not (i) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (ii) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Decisions or Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the master servicer is processing such modification, waiver or amendment and special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to any non-Specially Serviced Loan except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each, a “Special Servicer Decision”):

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(1)   approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(2)   approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(3)   any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents as mutually agreed upon by the master servicer and the special servicer or any other funding or disbursement, will not constitute a Special Servicer Decision);

(4)   any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, except as provided in clause (9) below; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(5)   approving any transfer of an interest in the borrower under a serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(6)   requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(7)   approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(8)   approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(9)   agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would

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permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; and

(10)   determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease).

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan; provided further that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Special Servicer Decision described in subclauses (a) and (b) of clause (9) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

With respect to non-Specially Serviced Loans except as set forth in the next sentence in this paragraph, the master servicer will not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision but will refer such request to the special servicer. Generally, the special servicer will process the request directly and make the determination whether or not to consent to or approve such request. However, if the master servicer and special servicer mutually agree that the master servicer will process such request, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision or Special Servicer Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any Excess Modification Fees and assumption, loan service transaction, consent and earnout fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters, whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y)(a) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder), (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder) and (c) with respect to any Major Decision, after the occurrence and during the continuance of a Control Termination Event (or as otherwise required after the occurrence and during the continuance of an Operating Advisor Consultation Event), non-binding consultation with the Operating Advisor, in each case as provided in the PSA and described in this prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the

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rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by applicable Treasury regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and prior to the occurrence of a Consultation Termination Event) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such

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Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Companion Loan, the Operating Advisor and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon consultation with the Directing Certificateholder) and with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to such party, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to such party, has consulted with the Directing Certificateholder) and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such

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Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $35,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2025, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

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Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2025 and the calendar year ending on December 31, 2024 and to review such items in connection with the preparation of the CREFC® operating statement analysis reports and the CREFC® NOI adjustment worksheets. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, documentation that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such documentation to the other such party), which provides that a refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payments on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing or sale documentation), or (iii) the related refinancing, purchase agreement or sale documentation is terminated before the refinancing or sale is scheduled to occur;

(2)   as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)   as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject

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of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)   as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)   as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)   as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan with respect to such party and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)   as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing, the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above (each of clause (1) through (7), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

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If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer (or, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Special Servicer) will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), and, if applicable, any Serviced Whole Loan that becomes and remains a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence of a Consultation Termination Event);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
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●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Specially Serviced Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has

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occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10-business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the related Asset Status Report required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final by the Special Servicer.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following the completion of Directing Certificateholder Approval Process. See “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status

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Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)). For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then after a Servicing Transfer Event with respect to such defaulted Mortgage Loan, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be

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considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC, the Grantor Trust or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such

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property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and applicable Treasury regulations. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu nature of any Companion Loans, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and

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any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party such Non-Serviced Mortgage Loan) if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a Liquidation Fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to the Purchase Price, the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan or REO Property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party, not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan or REO Property, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its

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option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person within 30 days of request therefor, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan as to such party, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event exists) and (ii) the Risk Retention Consultation Party and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

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In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Pari Passu Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a non-binding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, as to all matters constituting Major Decisions, will have the right to replace the special servicer with or without cause and will have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the master servicer or the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence

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and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be Argentic Securities Income USA 2 LLC.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class G-RR and Class H-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate

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administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (i) with respect to any Major Decision other than clause (xi) below, within 10 business days and (ii) within 30 days with respect to clause (xi) below, in each case, after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within such five-business-day, ten-business-day or 30-day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)                      any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)                   any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)                 following a default or an event of default with respect to a serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted loan that is a Non-Serviced Mortgage

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Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(v)                   any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)                any release of material collateral or any acceptance of substitute or additional collateral for a serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (1) the release of collateral securing any Mortgage Loan in connection with a defeasance, (2) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (3) immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)             any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(viii)          any property management company changes with respect to a serviced Mortgage Loan with a principal balance greater than $2,500,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(ix)                releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion;

(x)                   any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)                any determination of an Acceptable Insurance Default;

(xii)             any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)          any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof; provided, however, that any such modification or amendment that would (a) materially increase the scope of the master servicer’s obligations under the subject agreement or the Pooling and Servicing Agreement, (b) reduce any compensation due to master servicer or modify the obligations of noteholders to pay their pro rata share of compensation due to the master servicer, under the subject agreement or the Pooling and Servicing Agreement, (c) change the terms related

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to any advancing obligations or right to reimbursement, including related to reimbursement of advances, or interest on advances, or the obligations of noteholders to pay their pro rata share of such advances or interest thereon, under the subject agreement or the Pooling and Servicing Agreement, (d) modify the master servicer’s right to reimbursement of any expense or the obligations of noteholders to pay their pro rata share of expenses as provided for in the subject agreement or the Pooling and Servicing Agreement, or cause the master servicer to incur additional expenses other than as provided for in the subject agreement or the Pooling and Servicing Agreement, or (e) modify the timing of reports or remittances required to be delivered by the master servicer under the subject agreement or the Pooling and Servicing Agreement, will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiv)         any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(xv)            any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan under the circumstances described in clause (5) of the definition of “Specially Serviced Loans”;

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (i) through (xii) with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modifications, Waivers and Amendments” in this prospectus).

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input

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regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended, which may, in the case of a Major Decision processed by the special servicer, at the special servicer’s discretion take the form of an Asset Status Report.

Asset Status Report

With respect to any Specially Serviced Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan (other than an Excluded Loan), so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to appoint (and may remove and replace with or without cause) an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the

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continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability for the identity or actions of the newly appointed Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

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A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans. With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or the holder of the Subordinate Companion Loan’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Operating Advisor, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

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Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan to the extent described above, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity as and to the extent provided in the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related

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Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan or their designees (e.g. the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder or any third party. The operating advisor is not providing special servicing or sub-servicing services and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. Potential investors should be aware that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to a Non-Serviced PSA) or any related REO Properties. However, Park Bridge Lender Services LLC is also the operating advisor under the COMM 2024-277P trust and servicing agreement and the Benchmark 2024-V9 pooling and servicing agreement and, in that capacity with respect to each, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to each such pooling and servicing agreement, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)   reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)   reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations

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under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)   reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)   preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)                 after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information either in the special servicer’s possession or reasonably obtainable by the special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)               if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)            if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations, Cumulative Appraisal Reduction Amount, Appraisal Reduction Amounts or Collateral Deficiency Amounts, as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuation of an Operating Advisor

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Consultation Event, the Operating Advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report.

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or any approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor (a) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (b) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision, prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package,

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Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the

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best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                 that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action;

(ii)              that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)           that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party, the Retaining Parties, a Subsequent Third Party Purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)            that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)               that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)            that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing

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Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege (and which the special servicer has labeled or otherwise communicated as being subject to privilege) and (iv) any Asset Status Report.

The operating advisor will be required to keep all such Privileged Information confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on advice of legal counsel), and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of

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certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

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Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

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The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after June 1, 2015 (excluding pools with 20% or less of the initial balance remaining), the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between August 1, 2019 and August 31, 2024 was approximately 35.1%. Additionally, the average of the highest delinquency percentages (based on aggregate outstanding principal balance of mortgage loans that were delinquent at least 60 days and inclusive of all Barclays sponsored deals regardless of outstanding loan amount as a percentage of original cut-off balance loan amount) for any reporting period in each of the Barclays sponsored CMBS transactions between August 1, 2019 and August 31, 2024 was approximately 6.0%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent approximately 19.4% of the

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Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

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An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)             a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)          a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)           copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)              a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)           a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)         copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of any Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, will promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and

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will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials or (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any

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missing information or documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the master servicer, the special servicer and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to the non-Specially Serviced Loans), the special servicer (with respect to the Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10-D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch, KBRA, Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset

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representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that, solely if the asset representations reviewer is not acting as the operating advisor, such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, resulting from a merger, consolidation or succession that is permitted under the

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PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights of all the then-outstanding Certificates; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)             any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)          any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)               the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)            the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

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Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Principal Balance Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Principal Balance Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and each Rating Agency. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

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Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

The Risk Retention Consultation Party

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). As of the closing date, there will be no Risk Retention Consultation Party.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party in its capacity as Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the owner of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the owner of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)      may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)      may act solely in the interests of the owner of the VRR Interest;

(c)      does not have any liability or duties to the holders of any class of certificates other than the owner of the VRR Interest;

(d)      may take actions that favor the interests of the holders of one or more classes of certificates over the interests of the holders of one or more other classes of certificates; and

(e)      will have no liability whatsoever (other than to the owner of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may

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generally be replaced, prior to the occurrence and continuance of a Control Termination Event, for cause at any time, and without cause by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

With respect to each Serviced Whole Loan, after the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any

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Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which commercial mortgage-backed securities transaction there are outstanding a commercial mortgage-backed securities rated by Moody’s), and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the

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trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter (provided that the holders of the Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by such Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) or the holder of the related Subordinate Companion Loan to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

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Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of any the Subsequent Third Party Purchaser (an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of any Subsequent Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of any Subsequent Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting (after any applicable grace periods) required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

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(d)   any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency, as applicable), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), Moody’s or KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer, as the case may be, under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of the holders of Voting Rights evidencing at least 25% of the Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written direction of the holders of Voting Rights evidencing at least 25% of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the

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applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Whole Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the

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master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66 2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations

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reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust, either Trust REMIC or the Grantor Trust under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable non-serviced securitization trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in

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connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of

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the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or if each class is an affected class, of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to its enforcement of its indemnification under the PSA or relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to it in each capacity for which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable

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mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Certificateholder Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value

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Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request, along with the servicing file and all documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate

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Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner

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will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates (other than the Directing Certificateholder or any of its affiliates) will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party;

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provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing
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Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS Mortgage Trust 2024-5C29 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts or caps).
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
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●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less), and not all Non-Serviced PSAs require the related Non-Serviced Master Servicer to make Compensating Interest Payments; in the case of the Non-Serviced PSA for the 277 Park Avenue Whole Loan, the related Non-Serviced PSA does not provide for Compensating Interest Payments.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2024-5C29 mortgage pool, if necessary).
●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the
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performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to the BioMed 2024 Portfolio 2 Whole Loan, there is no operating advisor under the related Non-Serviced PSA.
●	With respect to the BioMed 2024 Portfolio 2 Whole Loan (i) there is no asset representations reviewer under the related Non-Serviced PSA and (ii) there are no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the 277 Park Avenue Mortgage Loan

The 277 Park Avenue Mortgage Loan is being serviced pursuant to the COMM 2024-277P trust and servicing agreement. The servicing terms of the COMM 2024-277P trust and servicing agreement are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the COMM 2024-277P pooling and servicing agreement earns a primary servicing fee with respect to the 277 Park Avenue Mortgage Loan equal to 0.000625% per annum.
●	Upon the 277 Park Avenue Mortgage Loan becoming a specially serviced loan under the COMM 2024-277P pooling and servicing agreement, the related Non-Serviced Special Servicer under the COMM 2024-277P pooling and servicing agreement will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25%.
●	The related Non-Serviced Special Servicer under the COMM 2024-277P pooling and servicing agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%.
●	The related Non-Serviced Special Servicer under the COMM 2024-277P pooling and servicing agreement will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.
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See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The 277 Park Avenue Whole Loan”.

Servicing of the BioMed 2024 Portfolio 2 Mortgage Loan

The BioMed 2024 Portfolio 2 Mortgage Loan is being serviced pursuant to the BX 2024-BIO2 TSA. The servicing terms of the BX 2024-BIO2 TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The BioMed 2024 Portfolio 2 Master Servicer under the BX 2024-BIO2 TSA earns a primary servicing fee with respect to the BioMed 2024 Portfolio 2 Mortgage Loan equal to 0.00125% per annum.
●	Upon the BioMed 2024 Portfolio 2 Whole Loan becoming a specially serviced loan under the BX 2024-BIO2 TSA, the BioMed 2024 Portfolio 2 Special Servicer will earn a special servicing fee payable monthly with respect to the BioMed 2024 Portfolio 2 Whole Loan accruing at a rate equal to 0.15% per annum, until such time as the BioMed 2024 Portfolio 2 Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.
●	The BioMed 2024 Portfolio 2 Special Servicer is entitled to a workout fee equal to 0.25% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the BioMed 2024 Portfolio 2 Whole Loan. The workout fee is not subject to any cap or minimum fee.
●	The BioMed 2024 Portfolio 2 Special Servicer is entitled to a liquidation fee equal to 0.25% of net liquidation proceeds received in connection with the liquidation of the BioMed 2024 Portfolio 2 Whole Loan or the related Mortgaged Properties. The liquidation fee is not subject to any cap or minimum fee.
●	The BX 2024-BIO2 TSA provides for certain non-binding consultation rights in respect of the BioMed 2024 Portfolio 2 Whole Loan to representatives of the holders of the vertical credit risk retention interests issued pursuant to the BX 2024-BIO2 TSA.

Prospective investors are encouraged to review the full provisions of the BX 2024-BIO2 TSA, which is available via request from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The BioMed 2024 Portfolio 2 Whole Loan”.

Servicing of the Bronx Terminal Market Mortgage Loan

The Bronx Terminal Market Mortgage Loan is currently being serviced pursuant to the BANK5 2024-5YR9 pooling and servicing agreement until the securitization of its lead servicing pari passu note. The servicing terms of the BANK5 2024-5YR9 pooling and servicing agreement are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BANK5 2024-5YR9 pooling and servicing agreement earns a primary servicing fee with respect to the Bronx Terminal Market Mortgage Loan equal to 0.00125% per annum.
●	Upon the Bronx Terminal Market Mortgage Loan becoming a specially serviced loan under the BANK5 2024-5YR9 pooling and servicing agreement, the related Non-Serviced Special Servicer under the BANK5 2024-5YR9 pooling and servicing agreement will earn a special servicing fee
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payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% with respect to the Bronx Terminal Market Whole Loan.

●	The related Non-Serviced Special Servicer under the BANK5 2024-5YR9 pooling and servicing agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00%, subject to a minimum amount of $25,000; provided, that, in no event will the workout fee with respect to the Bronx Terminal Market Whole Loan, with respect to each applicable principal and interest collection, exceed $1,000,000.
●	The related Non-Serviced Special Servicer under the BANK5 2024-5YR9 pooling and servicing agreement will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.00%, subject to a minimum amount of $25,000; provided, that, in no event will the liquidation fee with respect to the Bronx Terminal Market Whole Loan, with respect to the applicable liquidation proceeds, exceed $1,000,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Bronx Terminal Market Whole Loan”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial Mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly

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cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

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To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.
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Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the

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17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1% of the Cut-off Date Balance (solely for the purposes of this calculation, if such right is being exercised after the Distribution Date in September 2029 and the 277 Park Avenue Mortgage Loan (6.6%) is still an asset of the issuing entity, then such Mortgage Loan will be excluded from the then-aggregate Stated Principal Balance of the pool of Mortgage Loans and from the aggregate Cut-off Date Balance). The voluntary exchange of certificates (other than the Class S and Class R certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3) if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

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(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, either Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency

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Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event of the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; or

(k)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller, related additional obligor; under the MLPA or related additional obligor under the MLPA or otherwise change any rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, related additional obligor under the MLPA or related guarantor or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller, related additional obligor under the MLPA or related guarantor under any MLPA or otherwise change the rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller, related additional obligor or related guarantor. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset

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representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt or an issuer rating is at least “A2” by Moody’s or which has a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s if the master servicer is an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s or whose long-term counterparty risk assessment is rated at least “A2(cr)” by Moody’s), “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a long-term issuer rating of at least “BBB-” by Fitch as long as the master servicer has a long term unsecured debt rating of “A” by Fitch or a short term rating of “F1” by Fitch) and, if rated by KBRA, “BBB” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt is rated at least “Baa3” by Moody’s or which has an issuer rating of “Baa3” by Moody’s and, if rated by KBRA, whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include Moody’s or Fitch) and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator and, prior to the occurrence and continuance of a Control Termination Event, acceptable to the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate

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administrator. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

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Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Thirteen (13) Mortgaged Properties (17.4%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Texas. Four (4) Mortgaged Properties (14.2%) are located in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor's last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the

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amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Florida. Ten (10) Mortgaged Properties (14.0%) are located in Florida. In Florida, loans involving real property may be mortgaged in order to secure a borrower’s obligations under the loan. The mortgage is the security instrument that is a lien on and encumbers the real property that is the collateral for the indebtedness evidenced by the promissory note. Accordingly, there is no power of sale in Florida, but rather judicial foreclosure. Under Florida law, ownership of the mortgage follows the promissory note and the plaintiff must be the holder of the promissory note and the mortgage in order to have standing to bring a foreclosure action. After an action for foreclosure is filed with the court and the lender obtains a final judgment of foreclosure, such foreclosure judgment will require that the property be sold at a public judicial sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled foreclosure sale. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. Section 45.031, Florida Statutes, requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the date of judgment is entered, unless plaintiff agrees otherwise. Notwithstanding, due to a back-log of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute.

Any party can exercise right of redemption by paying full judgment amount at any time before the filing of the Certificate of Sale or the time specified in the foreclosure judgment, whichever is later. Once the Certificate of Sale has been entered, the mortgagor’s right of redemption terminates. Upon completion of the foreclosure sale and the filing of the Certificate of Title, there is no right of redemption. A Certificate of Title transferring title to the foreclosed property is not issued less than 10 days after the foreclosure sale. Objections and challenges to the foreclosure sale are permitted within the referenced 10-day period. However, due to the glut of foreclosure cases over the recent prior years, in many circuits Certificate of Title are delayed, thereby extending the referenced 10 day time period for filing objections. Florida does not have a “one action rule” or “anti-deficiency legislation” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. After a foreclosure sale, however, and provided the court has reserved jurisdiction for deficiency judgment, a lender is required to prove the fair market value of the property as of the date of foreclosure sale in order to recover a deficiency. Generally, a deficiency judgment is calculated based on the difference between the amount owed on the final judgment and the fair market value of the property on the date of the foreclosure sale. Further, deficiency judgments are within the discretion of the trial court. Also, the appointment of a receiver is not a matter of right, but rather is an extraordinary remedy available under certain limited circumstances if the lender elects to have a receiver appointed during the pendency of the foreclosure action.

North Carolina. Six (6) Mortgaged Properties (10.0%) are located in North Carolina. Mortgage loans in North Carolina are usually secured by deeds of trust. Under North Carolina law, deeds of trust are usually foreclosed pursuant to power of sale set forth in the instrument and governed by statute, but judicial foreclosure by action is also available. Power of sale foreclosure results in a hearing before the clerk of superior court, which can be waived pursuant to statute. The mortgage indebtedness can be paid at any time before the foreclosure sale is final (including the last resale in the event of an upset bid, which may be made within 10 days after foreclosure). There is no statutory or common law right of redemption after the foreclosure sale or last resale is final. The liens for ad valorem personal property taxes, ad valorem real property taxes, and municipal and county assessments have statutory priority over previously recorded deeds of trust. Pursuant to statutory power of sale rules, the security can be sold subject to or together with a subordinate lien, lease or other right or interest, instead of free and clear of the same, if the notice of sale so specifies. If a subordinate interest holder files a request for notice of foreclosure sale statutory notice must be given to the interest holder. Judgment can be rendered against the borrower for the debt, which judgment can be obtained in lieu of foreclosure, which can result in a statutory execution sale. A deficiency judgment can be obtained after foreclosure sale unless the deed of trust is to secure purchase money owed to the vendor.

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General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless

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the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice,

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undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the

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terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

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Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens,

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claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute

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“cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the

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lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy

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Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the

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bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership

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agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or

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disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can

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result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally

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burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was
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in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the

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mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving
Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the offered certificates. However, such affiliate of Barclays intends to sell such Companion Loans in connection with one or more future securitizations in which Barclays is a loan seller.

Computershare Trust Company, National Association, the certificate administrator and custodian is (a) also the certificate administrator, trustee and custodian (i) under the COMM 2024-277P trust and servicing agreement, pursuant to which the 277 Park Avenue Whole Loan is serviced, (ii) under the BANK5 2024-5YR9 pooling and servicing agreement, pursuant to which each of the Baybrook Mall Whole Loan and Bronx Terminal Market Whole Loan are serviced, (iii) under the Benchmark 2024-V9 pooling and servicing agreement, pursuant to which the Stonebriar Centre Whole Loan is serviced, (iv) under the BMO 2024-5C4 pooling and servicing agreement, pursuant to which the GNL Industrial Portfolio Whole Loan is serviced and (v) under the BMO 2024-5C6 pooling and servicing agreement, pursuant to which the Northbridge Centre Whole Loan is expected to be serviced and (b) also the certificate administrator and custodian under the BX 2024-BIO2 trust and servicing agreement pursuant to which the BioMed 2024 Portfolio 2 Whole Loan is serviced.

Park Bridge Lender Services LLC is also the operating advisor under the COMM 2024-277P trust and servicing agreement pursuant to which the 277 Park Avenue Whole Loan is serviced and the operating advisor and asset representations reviewer under the Benchmark 2024-V9 pooling and servicing agreement pursuant to which the Stonebriar Centre Whole Loan is serviced.

Argentic Services Company LP, the special servicer, is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the Retaining Sponsor and a Mortgage Loan Seller, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest, and the Class G-RR, Class H-RR and Class S certificates, (iii) Argentic CMBS Holdings II Limited, the entity that will purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than with respect to any Excluded Loan).

In the case of the repurchase facilities provided to Argentic, Barclays Bank PLC has agreed to purchase mortgage loans from Argentic’s subsidiaries on a revolving basis. Argentic guarantees the performance by its wholly-owned subsidiaries of certain obligations under the repurchase facilities. The aggregate Cut-off Date Balance of the Argentic Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to these repurchase facilities is projected to equal approximately $20,250,000. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiaries, from Barclays Bank PLC, each of the Argentic Mortgage Loans subject to such repurchase facilities, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Bank of Montreal, a sponsor, an originator and a mortgage loan seller, is an affiliate of BMO Capital Markets Corp., one of the underwriters. In addition, Bank of Montreal currently holds one or more of the Northbridge Centre Companion Loans. However, Bank of Montreal intends to sell such Companion Loans in connection with one or more future securitizations.

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KeyBank National Association, a sponsor, a mortgage loan seller, the Master Servicer and an originator, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank National Association is also the master servicer and the special servicer with respect to (i) the 277 Park Avenue Mortgage Loan, which is serviced under the COMM 2024-277P trust and servicing agreement and (ii) the BioMed 2024 Portfolio 2 Whole Loan, which is serviced under the BX 2024-BIO2 TSA. KeyBank National Association is the interim custodian of the loan files and the interim servicer for some or all of the KeyBank Mortgage Loans.

LMF is a sponsor, a mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for the Mortgage Loan originated by LMF that is being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, is expected to be) subject to the related warehouse facility is projected to equal approximately $34,500,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator, is an affiliate of SG Americas Securities, LLC, one of the underwriters. In addition, Societe Generale Financial Corporation currently holds certain of the Baybrook Mall Companion Loans.

BSPRT is a sponsor, a mortgage loan seller and an originator.

UBS AG, New York Branch, a sponsor, an originator and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters. In addition, UBS AG, New York Branch is the holder of the Westshore Crossing Companion Loans.

GACC, a sponsor, an originator and a mortgage loan seller, is an affiliate of DBR Investments Co. Limited, an originator, and Deutsche Bank Securities Inc., one of the underwriters.

CREFI, a sponsor, an originator and a mortgage loan seller, is an affiliate of Citigroup Global Markets Inc., one of the underwriters. In addition, CREFI currently holds certain of the BioMed 2024 Portfolio 2 Pari Passu Companion Loans.

Barclays Bank PLC, an affiliate of the depositor, an underwriter and a sponsor and mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, four of the SMC Mortgage Loans (8.9%) are subject to such master repurchase facility. SMC and its affiliates are using the proceeds from its sale of the SMC Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Barclays Bank PLC, free and clear of any liens.

SMC, a mortgage loan seller, a sponsor and an originator, is an affiliate of LNR Partners, LLC, the special servicer under the BMO 2024-5C6 pooling and servicing agreement which governs the servicing of the Northbridge Centre Whole Loan.

Pursuant to interim custodial arrangements between U.S. Bank National Association and SMC, U.S. Bank National Association acts as interim custodian with respect to two (2) of the SMC Mortgage Loans (3.6%) (with an aggregate Cut-off Date Balance of approximately $38,000,000).

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and Barclays, Computershare Trust Company, National Association acts as interim custodian with respect to all of the Barclays Mortgage Loans (22.5%) (with an aggregate Cut-off Date Balance of approximately $239,225,522).

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and AREF2, Computershare Trust Company, National Association acts as interim custodian

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with respect to all of the AREF2 Mortgage Loans (15.6%) (with an aggregate Cut-off Date Balance of approximately $165,812,000).

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and SMC, Computershare Trust Company, National Association acts as interim custodian with respect to four (4) of the SMC Mortgage Loans (8.9%) (with an aggregate Cut-off Date Balance of approximately $95,078,947).

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and Societe Generale Financial Corporation, Computershare Trust Company, National Association acts as interim custodian with respect to all of the SGFC Mortgage Loans (9.6%) (with an aggregate Cut-off Date Balance of approximately $101,980,183).

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and GACC, Computershare Trust Company, National Association acts as interim custodian with respect to all of the GACC Mortgage Loans (8.5%) (with an aggregate Cut-off Date Balance of approximately $90,800,000).

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and LMF, Computershare Trust Company, National Association acts as interim custodian with respect to all of the LMF Mortgage Loans (5.9%) (with an aggregate Cut-off Date Balance of approximately $62,450,000).

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and BSPRT, Computershare Trust Company, National Association acts as interim custodian with respect to all of the BSPRT Mortgage Loans (3.6%) (with an aggregate Cut-off Date Balance of approximately $38,800,000).

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and Bank of Montreal, Computershare Trust Company, National Association acts as interim custodian with respect to all of the BMO Mortgage Loans (3.3%) (with an aggregate Cut-off Date Balance of approximately $35,500,000).

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

KeyBank National Association is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

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Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay the ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to

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prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under the ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a

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modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of Certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$745,785,000	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	$215,744,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments or performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

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We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$745,785,000	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	$215,744,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and

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any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-2 and Class A-3 certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in October 2024;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date and will be adjusted as required pursuant to the definition of Mortgage Rate and that the BioMed 2024 Portfolio 2 Mortgage Loan will not experience any changes to its weighted average Mortgage Rate as a result of partial prepayment;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;
●	the Closing Date occurs on or about September 27, 2024;
●	each ARD Loan prepays in full on the related Anticipated Repayment Date (in the case of a 0% CPR scenario);
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised;
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●	there are no modifications or maturity date extensions in respect of the Mortgage Loans; and
●	with respect to each Mortgage Loan with a related Subordinate Companion Loan, for purposes of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Mortgage Loan.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2025	82%	82%	82%	82%	82%
September 2026	61%	61%	61%	61%	61%
September 2027	38%	38%	38%	38%	38%
September 2028	14%	14%	14%	14%	14%
September 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.42	2.39	2.39	2.39	2.39

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028	100%	100%	100%	100%	100%
September 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.81	4.72	4.63	4.54	4.35

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Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028	100%	100%	100%	100%	100%
September 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.93	4.92	4.90	4.85	4.56

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028	100%	100%	100%	100%	100%
September 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.97	4.97	4.97	4.97	4.72

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028	100%	100%	100%	100%	100%
September 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.97	4.97	4.97	4.97	4.72

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028	100%	100%	100%	100%	100%
September 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.97	4.97	4.97	4.97	4.72

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Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from September 1, 2024 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.0000%	5.274%	5.283%	5.284%	5.284%	5.284%
98.5000%	5.043%	5.050%	5.051%	5.051%	5.051%
99.0000%	4.814%	4.818%	4.819%	4.819%	4.819%
99.5000%	4.587%	4.589%	4.589%	4.589%	4.589%
100.0000%	4.362%	4.361%	4.361%	4.361%	4.361%
100.5000%	4.138%	4.134%	4.134%	4.134%	4.134%
101.0000%	3.916%	3.910%	3.909%	3.909%	3.909%
101.5000%	3.696%	3.687%	3.686%	3.686%	3.686%
102.0000%	3.477%	3.466%	3.465%	3.465%	3.465%

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Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
97.0000%	5.465%	5.477%	5.489%	5.501%	5.530%
98.0000%	5.221%	5.228%	5.236%	5.244%	5.262%
99.0000%	4.980%	4.983%	4.987%	4.990%	4.998%
100.0000%	4.741%	4.741%	4.740%	4.739%	4.737%
101.0000%	4.506%	4.501%	4.496%	4.491%	4.479%
102.0000%	4.273%	4.264%	4.255%	4.246%	4.224%
103.0000%	4.043%	4.030%	4.017%	4.003%	3.973%
104.0000%	3.816%	3.799%	3.781%	3.764%	3.724%
105.0000%	3.591%	3.570%	3.548%	3.527%	3.477%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	5.453%	5.454%	5.454%	5.456%	5.467%
100.0000%	5.217%	5.217%	5.217%	5.216%	5.214%
101.0000%	4.984%	4.983%	4.982%	4.980%	4.963%
102.0000%	4.753%	4.752%	4.750%	4.746%	4.716%
103.0000%	4.525%	4.524%	4.521%	4.514%	4.472%
104.0000%	4.300%	4.298%	4.295%	4.286%	4.230%
105.0000%	4.077%	4.075%	4.071%	4.060%	3.991%
106.0000%	3.857%	3.855%	3.849%	3.836%	3.755%
107.0000%	3.639%	3.637%	3.630%	3.616%	3.522%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
6.4200%	10.398%	10.114%	9.762%	9.267%	7.067%
6.5200%	9.698%	9.412%	9.058%	8.559%	6.341%
6.6200%	9.016%	8.727%	8.370%	7.867%	5.632%
6.7200%	8.349%	8.058%	7.699%	7.192%	4.939%
6.8200%	7.697%	7.405%	7.042%	6.532%	4.262%
6.9200%	7.060%	6.766%	6.401%	5.887%	3.601%
7.0200%	6.438%	6.141%	5.774%	5.256%	2.954%
7.1200%	5.829%	5.530%	5.161%	4.639%	2.321%
7.2200%	5.233%	4.933%	4.560%	4.036%	1.702%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
3.7200%	16.748%	16.752%	16.758%	16.767%	14.988%
3.9700%	13.657%	13.662%	13.668%	13.677%	11.827%
4.2200%	10.862%	10.867%	10.873%	10.883%	8.968%
4.4700%	8.317%	8.322%	8.328%	8.338%	6.363%
4.7200%	5.984%	5.989%	5.996%	6.006%	3.975%
4.9700%	3.835%	3.840%	3.847%	3.857%	1.774%
5.2200%	1.845%	1.850%	1.857%	1.867%	-0.264%
5.4700%	-0.005%	0.000%	0.007%	0.017%	-2.160%
5.7200%	-1.732%	-1.727%	-1.720%	-1.710%	-3.930%
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Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	5.879%	5.879%	5.879%	5.879%	5.888%
100.0000%	5.642%	5.642%	5.642%	5.642%	5.639%
101.0000%	5.407%	5.407%	5.407%	5.407%	5.394%
102.0000%	5.175%	5.175%	5.175%	5.175%	5.151%
103.0000%	4.946%	4.946%	4.946%	4.946%	4.911%
104.0000%	4.719%	4.719%	4.719%	4.719%	4.674%
105.0000%	4.495%	4.495%	4.495%	4.495%	4.440%
106.0000%	4.274%	4.274%	4.274%	4.274%	4.209%
107.0000%	4.055%	4.055%	4.055%	4.055%	3.980%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	6.115%	6.115%	6.115%	6.115%	6.123%
100.0000%	5.876%	5.876%	5.876%	5.876%	5.873%
101.0000%	5.639%	5.639%	5.639%	5.639%	5.626%
102.0000%	5.406%	5.406%	5.406%	5.406%	5.382%
103.0000%	5.175%	5.175%	5.175%	5.175%	5.141%
104.0000%	4.948%	4.948%	4.948%	4.948%	4.903%
105.0000%	4.722%	4.722%	4.722%	4.722%	4.667%
106.0000%	4.499%	4.499%	4.499%	4.499%	4.434%
107.0000%	4.279%	4.279%	4.279%	4.279%	4.204%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	6.490%	6.490%	6.490%	6.490%	6.532%
97.0000%	6.244%	6.244%	6.244%	6.244%	6.275%
98.0000%	6.002%	6.002%	6.002%	6.002%	6.021%
99.0000%	5.762%	5.762%	5.762%	5.762%	5.770%
100.0000%	5.525%	5.525%	5.525%	5.525%	5.523%
101.0000%	5.291%	5.291%	5.291%	5.291%	5.278%
102.0000%	5.060%	5.060%	5.060%	5.060%	5.036%
103.0000%	4.831%	4.831%	4.831%	4.831%	4.797%
104.0000%	4.606%	4.606%	4.606%	4.606%	4.561%

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, collectively, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to collections of Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each class of Lower-Tier Regular Interests will constitute a class of “regular interests” in the Lower-Tier REMIC, (c) each class of Regular Interests will constitute a class of “regular interests” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each of the Upper-Tier REMIC and Lower-Tier REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) the portion of the issuing entity consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code and (b) the Class S certificates will represent undivided beneficial interests in the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date

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of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the Startup Day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

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In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount (“OID”)) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans... secured by an interest in real property which is... residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, thirty-six (36) of the Mortgaged Properties (collectively, 40.8%) securing or partially securing twenty-one (21) Mortgage Loans are, in whole or in part, multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or

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residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

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It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPY; provided that it is assumed that any ARD Loan repays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature

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of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis

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market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are

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cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Regular Interestholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular

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Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an

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REO Property with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the Trust REMICs and the Pooling and Servicing Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS

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Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

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Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee, at the written direction of the certificate administrator, will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury Regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class S certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any OID to (i) exempt recipients (including

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middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

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Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class X-A
Barclays Capital Inc.	$5,185,000	$205,825,000	$534,775,000	$745,785,000
KeyBanc Capital Markets Inc.	$0	$0	$0	$0
SG Americas Securities, LLC	$0	$0	$0	$0
Deutsche Bank Securities Inc.	$0	$0	$0	$0
UBS Securities LLC	$0	$0	$0	$0
BMO Capital Markets Corp.	$0	$0	$0	$0
Citigroup Global Markets Inc.	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Total	$5,185,000	$205,825,000	$534,775,000	$745,785,000
Underwriter	Class X-B	Class A-S	Class B	Class C
Barclays Capital Inc.	$215,744,000	$126,848,000	$50,107,000	$36,289,000
KeyBanc Capital Markets Inc.	$0	$0	$0	$0
SG Americas Securities, LLC	$0	$0	$0	$0
Deutsche Bank Securities Inc.	$0	$0	$0	$0
UBS Securities LLC	$0	$0	$0	$0
BMO Capital Markets Corp.	$0	$1,000,000	$500,000	$1,000,000
Citigroup Global Markets Inc.	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Total	$215,744,000	$127,848,000	$50,607,000	$37,289,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 108.8% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from September 1, 2024, before deducting expenses payable by the depositor (such expenses estimated at $10,283,882.97, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and

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resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor and an affiliate of Barclays, which is a sponsor, an originator and a mortgage loan seller. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Baybrook Mall Companion Loans. BMO Capital Markets Corp., one of the underwriters, is an affiliate of Bank of Montreal, which is a sponsor, an originator, a mortgage loan seller and the holder of one or more of the Northbridge Centre Companion Loans. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, which is an originator, a sponsor and a mortgage loan seller, and DBR Investments Co. Limited, an originator and the holder of certain of the 277 Park Avenue Companion Loans. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is a sponsor, the Master Servicer, a mortgage loan seller, an originator and the master servicer and the special servicer with respect to the 277 Park Avenue Mortgage Loan and the BioMed 2024 Portfolio 2 Mortgage Loan. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor, an originator, a mortgage loan seller and the holder of certain Westshore Crossing Companion Loans. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the BioMed 2024 Portfolio 2 Pari Passu Companion Loans.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of KeyBanc Capital Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of BMO Capital Markets Corp., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Deutsche Bank Securities Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of Citigroup Global Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)     the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

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(2)     the payment by the depositor to Bank of Montreal, an affiliate of BMO Capital Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Bank of Montreal Mortgage Loans;

(3)     the payment by the depositor to KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the KeyBank National Association Mortgage Loans;

(4)     the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans;

(5)     the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG, New York Branch Mortgage Loans;

(6)     the payment by each of LMF, Argentic and SMC (if applicable) or, in each case, an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with the subject mortgage loan seller, or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by the subject mortgage loan seller, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to the subject mortgage loan seller in connection with the sale of those Mortgage Loans to the depositor by the subject mortgage loan seller;

(7)     the payment by the depositor to German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the German American Capital Corporation Mortgage Loans; and

(8)     the payment by the depositor to Citi Real Estate Funding Inc., an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Citi Real Estate Funding Inc. Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., BMO Capital Markets Corp., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, UBS Securities LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-276033-04)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering

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that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-276033) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code.

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Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

With respect to the Stonebriar Centre Mortgage Loan (2.8%), one of the borrower sponsors is the New York State Common Retirement Fund. Persons who have an ongoing relationship with the New York State Common Retirement Fund should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

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Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

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If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the Plan or the fiduciary making the investment decision for the Plan in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

560

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for

561

purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from two of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in

562

September 2057. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

563

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
1668 Bergen Street Affordable Units	166
17g-5 Information Provider	390
1986 Act	543
1996 Act	524
2
2011 Phase II	178
277 Park Avenue Back-Up Advancing Agent	228
277 Park Avenue Borrower	228
277 Park Avenue Co-Lender Agreement	228
277 Park Avenue Default Interest Rate	234
277 Park Avenue Master Servicer	228
277 Park Avenue Mortgage Loan	227
277 Park Avenue Non-SASB Holder	228
277 Park Avenue Note Holders	228
277 Park Avenue Notes	228
277 Park Avenue Pari Passu Companion Loans	228
277 Park Avenue SASB Portion	228
277 Park Avenue Senior Note Holders	228
277 Park Avenue Senior Notes	228
277 Park Avenue Special Servicer	228
277 Park Avenue Subordinate Note	228
277 Park Avenue Subordinate Note Holder	228
277 Park Avenue Triggering Event of Default	228
277 Park Avenue Whole Loan	228
277 Park Avenue Whole Loan Interest Rate	234
3
30/360 Basis	425
4
401(c) Regulations	561
5
51 Haddonfield Note	289

6
60 Cottage Street PILOT	197
A
A/B Whole Loan	218
AB Modified Loan	436
Accelerated Mezzanine Loan Lender	383
Acceptable Insurance Default	440
Accrued and Deferred Principal	201
Accrued Interest	201
Acting General Counsel’s Letter	139
Actual/360 Basis	199
Actual/360 Loans	414
ADA	526
Additional Exclusions	439
Administrative Cost Rate	367
ADR	150
Advances	410
Affirmative Asset Review Vote	475
AIM	339
ALTA	285
Amenities Trigger Event	164
AMI	166
Anchor Parcel	206
Annual Debt Service	150
Anticipated Repayment Date	201
Appraisal Reduction Amount	433
Appraisal Reduction Event	432
Appraised Value	150
Appraised-Out Class	437
ARD	201
ARD Loan	201
AREF	142
AREF Repo Seller	142
Argentic	262
Argentic Data Tape	268
Argentic Mortgage Loans	262
Argentic Review Team	267
ASC	339
Assessment of Compliance Report	504
Asset Representations Reviewer	349
Asset Representations Reviewer Asset Review Fee	431
Asset Representations Reviewer Fee	431
Asset Representations Reviewer Fee Rate	431
Asset Representations Reviewer Termination Event	480

565

Asset Representations Reviewer Upfront Fee	431
Asset Review	477
Asset Review Notice	476
Asset Review Quorum	476
Asset Review Report	478
Asset Review Report Summary	478
Asset Review Standard	477
Asset Review Trigger	474
Asset Review Vote Election	475
Asset Status Report	449
Assumed Final Distribution Date	376
Assumed Scheduled Payment	369
Attestation Report	504
AUL	177
Available Funds	362
B
Balloon or ARD LTV Ratio	154
Balloon or ARD Payment	154
Bank Act	318
Bankruptcy Code	65
Barclays	256
Barclays Data Tape	257
Barclays Holdings	256
Barclays Mortgage Loans	257
Barclays Review Team	257
Base Interest Fraction	375
Base Year	197
Baybrook Mall Acquired Parcel	206
Baybrook Mall Exchange Parcel	206
Baybrook Mall Release Parcel	206
BBNA	319
BEA	179
Beds	160
BioMed 2024 Portfolio 2 Back-Up Advancing Agent	237
BioMed 2024 Portfolio 2 Borrowers	236
BioMed 2024 Portfolio 2 Co-Lender Agreement	236
BioMed 2024 Portfolio 2 Controlling Note Holder	239
BioMed 2024 Portfolio 2 Lead Securitization Note	242
BioMed 2024 Portfolio 2 Lead Securitization Noteholder	242
BioMed 2024 Portfolio 2 Major Decision	240
BioMed 2024 Portfolio 2 Master Servicer	236
BioMed 2024 Portfolio 2 Mortgage Loan	235
BioMed 2024 Portfolio 2 Non-Controlling Note	242

BioMed 2024 Portfolio 2 Non-Controlling Note Holder	242
BioMed 2024 Portfolio 2 Non-SASB Holder	236
BioMed 2024 Portfolio 2 Note Holders	236
BioMed 2024 Portfolio 2 Notes	236
BioMed 2024 Portfolio 2 Pari Passu Companion Loans	236
BioMed 2024 Portfolio 2 Properties	236
BioMed 2024 Portfolio 2 SASB Portion	236
BioMed 2024 Portfolio 2 Senior Note Holders	236
BioMed 2024 Portfolio 2 Senior Notes	236
BioMed 2024 Portfolio 2 Special Servicer	236
BioMed 2024 Portfolio 2 Subordinate Note Holder	236
BioMed 2024 Portfolio 2 Subordinate Notes	236
BioMed 2024 Portfolio 2 Trustee	236
BioMed 2024 Portfolio 2 Whole Loan	236
BioMed Default Release	208
BMO	318
BMO Data File	320
BMO Financial	319
BMO Mortgage Loans	318
BMO Securitization Database	320
Borrower Party	383
Borrower Party Affiliate	383
Borrower Restricted Party	244
Breach Notice	400
Bridge Bank	106
Bronx Terminal Major Decision	249
Bronx Terminal Market A Notes	245
Bronx Terminal Market Borrower	249
Bronx Terminal Market Borrower Related Party	251
Bronx Terminal Market Companion Loans	245
Bronx Terminal Market Control Appraisal Period	251
Bronx Terminal Market Controlling Noteholder	248
Bronx Terminal Market Cure Payment	254
Bronx Terminal Market Ground Lease	175
Bronx Terminal Market Intercreditor Agreement	245
Bronx Terminal Market Major Decision	252
Bronx Terminal Market Mortgage Loan	244
Bronx Terminal Market Noteholders	245
Bronx Terminal Market PILOT	196
Bronx Terminal Market PSA	245
Bronx Terminal Market Purchase Notice	254

566

Bronx Terminal Market Senior Pari Passu Companion Loans	245
Bronx Terminal Market Sequential Pay Event	246
Bronx Terminal Market Servicing Shift PSA	245
Bronx Terminal Market Subordinate Companion Loan	245
Bronx Terminal Market Threshold Event Collateral	252
Bronx Terminal Market Threshold Event Cure	252
Bronx Terminal Market Whole Loan	245
BSPRT	311
BSPRT Data Tape	312
BSPRT Mortgage Loans	311
BSPRT Review Team	312
BX 2024-BIO2 CCR	239
BX 2024-BIO2 CCR Consultation Period	239
BX 2024-BIO2 CCR Consultation Termination Event	239
BX 2024-BIO2 CCR Consultation Termination Period	239
BX 2024-BIO2 CCR Control Period	240
BX 2024-BIO2 CCR Control Termination Event	240
BX 2024-BIO2 Consenting Party	239
BX 2024-BIO2 Consulting Party	239
BX 2024-BIO2 TSA	236
C
C(WUMP)O	21
Cash Flow Analysis	151
CERCLA	524
Certificate Administrator/Trustee Fee	430
Certificate Administrator/Trustee Fee Rate	430
Certificate Balance	360
Certificate Owners	392
Certificateholder	384
Certificateholder Quorum	483
Certificateholder Repurchase Request	493
Certificates	359
CFIUS	103
CGMRC	326
Charlotte MHP Master Lease	169
Charlotte MHP Master Tenant	169
Charlotte MHP Owned Homes	169
Chicago 12-Property Multifamily Portfolio Affordable Units	165
CityFHEPS	165
Class A Certificates	359
Class X Certificates	359
Clearstream	391

Clearstream Participants	393
Closing Date	149, 256
CMBS	144
Code	142, 541
Collateral Deficiency Amount	437
Collection Account	413
Collection Period	363
COMM 2024-277P Issuer	234
COMM 2024-277P TSA	228
Communication Request	395
Companion Distribution Account	413
Companion Holder	218
Companion Holders	218
Companion Loan	45
Companion Loan Rating Agency	218
Companion Loan(s)	147
Compensating Interest Payment	377
Compliance Fee	175
Component	199
Computershare	346
Computershare Limited	346
Computershare Trust Company	346
Constant Prepayment Rate	534
Consultation Termination Event	464
Control Eligible Certificates	458
Control Note	218
Control Termination Event	464
Controlling Class	458
Controlling Class Certificateholder	458
Controlling Holder	218
Corrected Loan	449
CPR	534
CPY	534
CREC	177
Credit Risk Retention Rules	352
CREFC®	381
CREFC® Intellectual Property Royalty License Fee	432
CREFC® Intellectual Property Royalty License Fee Rate	432
CREFC® Reports	380
CREFI	326
CREFI Data File	327
CREFI Mortgage Loans	326
CREFI Securitization Database	327
Cross-Over Date	366
Crown Center Addition	176
Crown Center Ground Lease	176
Crown Center Sublease	176
Crown Center Sublease Rent	176
Crown Center Sublessee	176
Crown Ground Lessor	176
CRR	122
CTS	346
Cumulative Appraisal Reduction Amount	436, 437

567

Cure/Contest Period	477
Cut-off Date	147
Cut-off Date Balance	152
Cut-off Date Loan-to-Value Ratio	153
Cut-off Date LTV Ratio	153
D
D or @%(#)	156
D or YM(#)	156
D or YM@(#)	156
D(#)	155
DBRI	288
DC	179
Debt Service Coverage Ratio	153
Defaulted Bronx Terminal Market Purchase Date	254
Defaulted Loan	455
Defeasance Deposit	205
Defeasance Loans	205
Defeasance Lock-Out Period	205
Defeasance Option	205
Defeased Note	206
Definitive Certificate	391
Delinquent Loan	475
Depositaries	392
Determination Date	361
Deutsche Bank	289
Development Agreement	192
Diligence File	397
Directing Certificateholder	458
Directing Certificateholder Approval Process	451
Disclosable Special Servicer Fees	430
Discount Rate	375
Dispute Resolution Consultation	495
Dispute Resolution Cut-off Date	495
Distressed Property	210
Distribution Accounts	414
Distribution Date	361
Distribution Date Statement	380
Distributor	17
DISTRIBUTOR	18
DMARC	289
DMV	212
DMV Lease Reserve Release Request	253
DMV Negotiation End Date	212
DMV Space Funds Reserve	212
Dodd-Frank Act	146
DOJ	289
DOL	558
DPA	103
DPUD	192
DSCR	153
DSTs	349

DTC	391
DTC Participants	392
DTC Rules	393
Due Date	199
Due Diligence Questionnaire	320, 328
Due Diligence Requirements	122
E
EC	180
EDGAR	557
EEA	17
EEA Retail Investor	17
Effective Gross Income	151
Eligible Asset Representations Reviewer	478
Eligible Operating Advisor	470
Elliott	339
Enforcing Party	493
Enforcing Servicer	493
ESA	176, 293
Escrow/Reserve Mitigating Circumstances	261, 296
EU Due Diligence Requirements	122
EU Institutional Investor	122
EU PRIIPS Regulation	17
EU Prospectus Regulation	17
EU Securitization Regulation	19
EU Transparency Requirements	123
Euroclear	391
Euroclear Operator	393
Euroclear Participants	393
EUWA	17, 19
Exception Schedules	357
Excess Interest	361
Excess Interest Distribution Account	414
Excess Modification Fee Amount	426
Excess Modification Fees	424
Excess Prepayment Interest Shortfall	378
Exchange Act	255, 296
Exchange Parcel	208
Excluded Controlling Class Holder	382
Excluded Controlling Class Loan	383
Excluded Information	384
Excluded Loan	384
Excluded Plan	560
Excluded Special Servicer	483
excluded special servicer loan	115
Excluded Special Servicer Loan	483
Exemption	559
Exemption Rating Agency	559
Expansion Parcel	211
F
FATCA	551

568

FDEP	177
FDIA	138
FDIC	106
FIEL	23
Final Asset Status Report	451
Final Dispute Resolution Election Notice	495
Financial Market Publisher	385
Financial Promotion Order	20
FIRREA	140, 293
Fitch	336, 503
Flagstar	106
FM Master Lease	190
FPO Persons	20
Frozen Tax Amount	197
FSMA	17, 19
G
GAAP	352
GACC	288
GACC Data Tape	290
GACC Deal Team	290
GACC Mortgage Loans	290
Gain-on-Sale Entitlement Amount	363
Gain-on-Sale Remittance Amount	363
Gain-on-Sale Reserve Account	414
Garn Act	525
GLA	154
GNL Industrial Portfolio PILOT	196
Government Securities	202
Grantor Trust	361
Grupo Antolin Construction	167
H
Hamlet Affiliate Owner	169
Horizontal Risk Retention Certificates	352
HPD	164
HSTP Act	68
I
IBA	139
IDFPR	318
Immaterial Releases	240
Impermissible Risk Retention Affiliate	486
Impermissible TPP Affiliate	486
Indirect Participants	392
Initial Delivery Date	449
Initial Pool Balance	147
Initial Rate	201
Initial Requesting Certificateholder	493
In-Place Cash Management	154
Institutional Investor	22
Institutional Investors	122

Insurance and Condemnation Proceeds	413
Intercreditor Agreement	218
Interest Accrual Amount	368
Interest Accrual Period	368
Interest Distribution Amount	368
Interest Reserve Account	414
Interest Shortfall	368
Interested Person	456
Investor Certification	384
IRS	141
J
Japanese Retention Requirement	23
JFSA	23
Jointly Sold Mortgage Loan	26, 154
JRR Rule	23
K
KBRA	503
KeyBank	276, 336
KeyBank Data Tape	277
KeyBank Mortgage Loans	277
KeyBank Qualification Criteria	278
KeyBank Review Team	277
L
L(#)	155
Langdon at Walnut Park Purchase Option	188
Langdon at Walnut Park Purchase Option and ROFR Agreement	188
Langdon at Walnut Park Special Member	175
Langdon at Walnut Park Tax Exemption	164
Lennar	297
Liquidation Fee	426
Liquidation Fee Rate	426
Liquidation Proceeds	413
LMF	297
LMF Data Tape	301
LMF Mortgage Loans	297
LMF Review Team	301
LNR Partners	342
Loan Per Unit	154
Local Law 97	89
Lock-out Period	202
Loss of Value Payment	402
Lower-Tier Regular Interests	541
lower-tier REMIC	54
Lower-Tier REMIC	361, 541
Lower-Tier REMIC Distribution Account	414

569

LTV Ratio	152
LTV Ratio at Maturity or Anticipated Repayment Date	154
LTV Ratio at Maturity or ARD	154
M
Macy’s	166
MAI	403
Major Decision	459
Major Decision Reporting Package	462
MAS	21
Master Servicer Proposed Course of Action Notice	494
Material Defect	400
Maturity Date Balloon or ARD Payment	154
MDNR	179
MIEGLE	179
MiFID II	17, 18
MLPA	395
MOA	353
Modeling Assumptions	535
Modification Fees	424
Moody’s	336, 503
Morningstar DBRS	336, 478
Mortgage	148
Mortgage ALA	207
Mortgage File	396
Mortgage Loans	147
Mortgage Note	148
Mortgage Pool	147
Mortgage Rate	368
Mortgaged Property	148
N
NCMSLT Action	349
Net Mortgage Rate	367
Net Operating Income	154
NI 33-105	24
Non-Control Note	218
Non-Controlling Holder	218
Nonrecoverable Advance	411
Non-Serviced A/B Whole Loan	218
Non-Serviced Certificate Administrator	218
Non-Serviced Companion Loan	218
Non-Serviced Custodian	218
Non-Serviced Directing Certificateholder	218
Non-Serviced Master Servicer	218
Non-Serviced Mortgage Loan	219
Non-Serviced Pari Passu Companion Loan	219
Non-Serviced Pari Passu Mortgage Loan	219

Non-Serviced Pari Passu Whole Loan	219
Non-Serviced PSA	219
non-serviced servicing shift whole loan	46
Non-Serviced Servicing Shift Whole Loan	219
Non-Serviced Special Servicer	219
Non-Serviced Trustee	219
Non-Serviced Whole Loan	219
Non-U.S. Person	551
Notional Amount	360
NRA	155
NRSRO	382
NRSRO Certification	385
O
O(#)	155
Oakley Environmental Covenant	178
Oakley Phase I	164
Oakley PILOT	196
Oakley Site	178
Oakley TIF	196
Oakley TIF Payments	196
OCC	139
Occupancy As Of Date	155
Occupancy Rate	155
Offer Summary	189
Offered Certificates	359
Official Records	192
OID	543
OID Regulations	544
OLA	139
Operating Advisor	349
Operating Advisor Annual Report	468
Operating Advisor Consultation Event	357
Operating Advisor Consulting Fee	430
Operating Advisor Expenses	431
Operating Advisor Fee	430
Operating Advisor Fee Rate	430
Operating Advisor Standard	468
Operating Advisor Termination Event	471
Operating Advisor Upfront Fee	430
Operating Statements	159
Other Master Servicer	219
Other PSA	219
Other Special Servicer	219
P
P&I Advance	409
P&I Advance Date	409
PACE	217
Pads	160
PAR	294
Pari Passu Companion Loan	45

570

Pari Passu Companion Loan(s)	147
Pari Passu Mortgage Loan	219
Park Bridge Financial	349
Park Bridge Lender Services	349
Parking Area	193
Participants	391
Parties in Interest	558
Pass-Through Rate	366
Patriot Act	527
PCE	177
PCO	168
PCR	285, 325, 333
Percentage Interest	361
Periodic Payments	362
Permitted Investments	361, 415
Permitted Special Servicer/Affiliate Fees	430
PHFC	174
PHFC Entities	174
PHFC Manager	174
PHFC Payments	175
PHFC Program	152, 164
PHFC Program Affordable Components	164
PHFC ROFR	188
PHFC Termination Prepayment	195
PIPs	181
Plans	557
PLL	177
Pooling and Servicing Agreement	359
PRC	20
Preliminary Dispute Resolution Election Notice	495
Prepayment Assumption	545
Prepayment Charge Entitlement	234
Prepayment Interest Excess	377
Prepayment Interest Shortfall	377
Prepayment Premium	375
Prepayment Provisions	155
Prime Rate	413
principal balance certificates	3
Principal Balance Certificates	359
Principal Distribution Amount	368
Principal Shortfall	369
Privileged Information	470
Privileged Information Exception	471
Privileged Person	382
Professional Investors	21
Prohibited Prepayment	377
Promotion of Collective Investment Schemes Exemptions Order	20
Proposed Course of Action	494
Proposed Course of Action Notice	494
Proposed Rule	167
Prospectus	21
PSA	339, 359

PSA Party Repurchase Request	493
PTCE	561
Purchase Price	402
Q
Qualification Criteria	287, 302, 313
Qualified Replacement Special Servicer	484
Qualified Substitute Mortgage Loan	403
Qualifying CRE Loan Percentage	353
R
RAC No-Response Scenario	502
Rated Final Distribution Date	376
Rating Agencies	503
Rating Agency Confirmation	503
REA	71
RealINSIGHT	340
Realized Loss	379
REC	176
Record Date	361
Registration Statement	557
Regular Certificates	359
Regular Interestholder	544
Regular Interests	541
Regulation AB	505
Reimbursement Rate	413
Related Proceeds	412
Release Amount	207
Release Date	205
Release Parcel	208
Relevant Investor	22
Relevant Persons	20
Relief Act	526
Remaining Property	206
Remaining Term to Maturity or ARD	156
REMIC	541
REO Account	415
REO Loan	371
REO Property	449
Repurchase Request	493
Requesting Certificateholder	495
Requesting Holders	437
Requesting Investor	395
Requesting Party	502
Required Credit Risk Retention Percentage	353
Requirements	527
Residual Certificates	359
Resolution Failure	493
Resolved	493
Restricted Group	559
Restricted Holder	244
Restricted Party	471

571

Retaining Party	352
Retaining Sponsor	352
Review Materials	476
Revised Rate	201
RevPAR	156
Risk Retention Affiliate	470
Risk Retention Affiliated	470
Risk Retention Consultation Party	383, 482
Risk Retention Requirements	123
RMBS	348
ROFO	187
ROFR	187
ROFR Property	188
Rooms	160
Rule 17g-5	385
S
S&P	336, 478
Sandpiper Allocated Loan Amount	210
Scheduled Principal Distribution Amount	369
School Tax Payment	196
SEC	255, 296
Securities Act	504
Securitization Accounts	415
Securitization Regulation	122
SEL	316
Senior Certificates	359
Serviced Companion Loan	219
Serviced Mortgage Loan	219
Serviced Pari Passu Companion Loan	219
Serviced Pari Passu Companion Loan Securities	487
Serviced Pari Passu Mortgage Loan	219
Serviced Pari Passu Whole Loan	219
Serviced Whole Loan	220
Servicer Termination Event	486
Servicing Advances	410
Servicing Fee	422
Servicing Fee Rate	422
Servicing Standard	408
Servicing Transfer Event	448
SF	156
SFA	21
SFO	21
SGFC Entities	281
SGNY	281
Similar Law	557
SMC	269
SMC Data Tape	270
SMC Mortgage Loans	269
SMC Review Team	270
SMMEA	561
SMP	177

Société Générale	281
Societe Generale Financial Corporation	281
Societe Generale Financial Corporation Data Tape	286
Societe Generale Financial Corporation Deal Team	286
Societe Generale Mortgage Loans	282
Southpointe and Lake Crest Affiliate Lease	190
SPCC	180
Special Servicer	339
Special Servicer Decision	441
Special Servicing Fee	425
Special Servicing Fee Rate	425
Specially Serviced Loans	447
Sq. Ft.	156
Square Feet	156
Standard Qualifications	1
Startup Day	542
Starwood	269
Stated Principal Balance	370
Stonebriar Centre Acquired Parcel	208
Structured Product	21
Student Loans	349
STWD	342
Subject 2023 Computershare CMBS Annual Statement of Compliance	347
Subordinate Certificates	359
Subordinate Companion Loan	45, 220
Subordinate Companion Loan(s)	147
Subsequent Asset Status Report	449
Subsequent Third Party Purchaser	353
Sub-Servicing Agreement	408
SVB	106
T
T-12	156
Tax Savings Payment	175
TCO	168
Term to Maturity	156
Termination Purchase Amount	506
Terms and Conditions	394
Tests	477
The Hub Note	288
Third-Party Offer	188
TIF	196
Title IV Financial Aid	64
Title V	526
Total Operating Expenses	151
Transfer Restriction Period	356
Treasury Regulations	541
Triggering Event of Default	239
TRIPRA	91
Trust	335
trust REMICs	54

572

Trust REMICs	361, 541
TTM	156
U
U.S. Bank	348
U.S. Bank N.A.	348
U.S. Person	551
U/W DSCR	153
U/W Expenses	156
U/W NCF	156
U/W NCF Debt Yield	158
U/W NCF DSCR	153
U/W Net Cash Flow	156
U/W Net Operating Income	158
U/W NOI	158
U/W NOI Debt Yield	160
U/W NOI DSCR	160
U/W Revenues	160
UBS AG, New York Branch	25, 303
UBS AG, New York Branch Data Tape	304
UBS AG, New York Branch Deal Team	304
UBS AG, New York Branch Mortgage Loans	303
UBS Qualification Criteria	305
UBSRES	303
UCC	513
UK	17
UK CRR	122
UK Due Diligence Requirements	122
UK Institutional Investor	122
UK PRIIPS Regulation	18
UK Retail Investor	17
UK Securitization Regulation	19
UK Transparency Requirements	123
Underwriter Entities	113
Underwriting Agreement	554

Underwritten Debt Service Coverage Ratio	153
Underwritten Expenses	156
Underwritten NCF	156
Underwritten NCF Debt Yield	158
Underwritten Net Cash Flow	156
Underwritten Net Cash Flow Debt Service Coverage Ratio	153
Underwritten Net Operating Income	158
Underwritten Net Operating Income Debt Service Coverage Ratio	160
Underwritten NOI	158
Underwritten NOI Debt Yield	160
Underwritten Revenues	160
Units	160
Unscheduled Principal Distribution Amount	369
Unsolicited Information	477
upper-tier REMIC	54
Upper-Tier REMIC	361, 541
Upper-Tier REMIC Distribution Account	414
V
Volcker Rule	146
Voting Rights	391
VRR Interest	30, 352
W
WAC Rate	367
Weighted Average Mortgage Rate	160
weighted averages	161
Wells Fargo	346
Wells Fargo Bank	346
Whole Loan	45, 147
Whole Loan Event of Default	239
Wichita Certificate and Release	180
Withheld Amounts	414
Workout Fee	425
Workout Fee Rate	425
Workout-Delayed Reimbursement Amount	413
Y
Yield Maintenance Charge	375
YM(#)	155
YM@(#)	156

573

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City
								1	25		30
1	Loan	6	3	Arch Portfolio	7.0%		AREF2	AREF2	NAP	NAP	Various	Winston-Salem
1.01	Property		1	The Arcadian	2.7%	38.4%					1805 Franciscan Drive	Winston-Salem
1.02	Property		1	The Charleston	2.2%	31.2%					1010 Oak Grove Road	Winston-Salem
1.03	Property		1	The Arlington	2.1%	30.3%					3411 Old Vineyard Road	Winston-Salem
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	6.6%	100.0%	GACC	GACC	NAP	NAP	277 Park Avenue	New York
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio	5.9%		SMC	SMC	NAP	NAP	Various	Lawrence
3.01	Property		1	201 Merrimack Street	3.1%	52.5%					197-201 Merrimack Street	Lawrence
3.02	Property		1	117 Water Street	2.8%	47.5%					13-15 Melrose Street	Lawrence
4	Loan	17, 19	1	Estates at Palm Bay	5.7%	100.0%	Barclays	Barclays	NAP	NAP	302 Blessinger Drive	Fort Walton Beach
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	5.7%	100.0%	MSBNA, Barclays, SGFC	Barclays, SGFC	Group A	NAP	500 Baybrook Mall	Friendswood
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	5.6%	100.0%	AREF2	AREF2	NAP	NAP	12101 North Lamar Boulevard	Austin
7	Loan	16, 19	1	New Jersey Logistics	3.9%	100.0%	SGFC	SGFC	NAP	NAP	400 Fairfield Road	Howell
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2	2.8%		CREFI, JPMCB, GSBI, WFB	CREFI	NAP	NAP	Various	Various
8.01	Property		1	200 Sidney	0.9%	32.2%					200 Sidney Street	Cambridge
8.02	Property		1	Lincoln Centre	0.6%	21.1%					200, 300, 400, 500 and 800 Lincoln Centre Drive	Foster City
8.03	Property		1	40 Erie Street	0.4%	14.5%					40 Erie Street	Cambridge
8.04	Property		1	4570 Executive Drive	0.3%	11.6%					4570 Executive Drive	San Diego
8.05	Property		1	9360-9390 Towne Centre Drive	0.3%	9.2%					9360-9390 Towne Centre Drive	San Diego
8.06	Property		1	21 Erie Street	0.2%	7.4%					21 Erie Street	Cambridge
8.07	Property		1	47 Erie Street Parking Structure	0.1%	2.8%					47 Erie Street	Cambridge
8.08	Property		1	Eastgate Mall	0.0%	1.3%					4575 Eastgate Mall	San Diego
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	2.8%	100.0%	GSBI, BANA, SGFC	SGFC	Group A	NAP	2601 Preston Road	Frisco
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	2.8%	100.0%	BMO	BMO	NAP	NAP	515 North Flagler Drive and 517 North Olive Avenue	West Palm Beach
11	Loan	3	1	Patriot Crossing	2.8%	100.0%	BSPRT	BSPRT	NAP	NAP	7415 Patrick Henry Court	Louisville
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio	2.8%		Barclays	Barclays	NAP	NAP	Various	Charlotte
12.01	Property		1	Queen's Grant	1.5%	52.2%					124 Carnival Street	Charlotte
12.02	Property		1	Arrowood	1.3%	47.8%					10400 and 10416 John Price Road	Charlotte
13	Loan	7, 12, 19	1	Westshore Crossing	2.3%	100.0%	UBS AG	UBS AG	NAP	NAP	4515-17 North Rome Avenue, 1502-1610 River Drive, 1505-09 Coolwater Drive, 1609-13 Sandy Ridge Drive, 4515-19 River Front Lane and 1500-06 Waters Edge Drive	Tampa
14	Loan		1	Oak Ridge City Center	2.3%	100.0%	LMF	LMF	NAP	NAP	333 East Main Street	Oak Ridge
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	2.3%	100.0%	GACC, BANA, SMC, WFB	SMC	NAP	NAP	610 Exterior Street	Bronx
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II	2.2%	100.0%	KeyBank	KeyBank	NAP	NAP	4585-4586 Oakley Mill Lane and 4590 Factory Colony Lane	Cincinnati
17	Loan	19	1	Cherrywood Shopping Center	2.2%	100.0%	Barclays	Barclays	NAP	NAP	1148-1194 Wantagh Avenue	Wantagh
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue	2.1%	100.0%	SMC	SMC	NAP	NAP	161 Meserole Avenue	Brooklyn
19	Loan		1	The Palisades	2.0%	100.0%	Barclays	Barclays	NAP	NAP	409 South Lenzner Avenue	Sierra Vista
20	Loan	7	1	Northwoods Apartments	2.0%	100.0%	UBS AG	UBS AG	NAP	NAP	99 Antelope Way	Columbus
21	Loan	4, 19, 30	1	DeKalb Student Housing	1.9%	100.0%	Barclays	Barclays	NAP	NAP	Various	DeKalb
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	1.6%		KeyBank, BMO, SGFC, Barclays	KeyBank	NAP	NAP	Various	Various
22.01	Property		1	FCA USA - Detroit, MI	0.5%	29.7%					6836 Georgia Street	Detroit
22.02	Property		1	Grupo Antolin - Shelby Township, MI	0.2%	11.7%					52888 Shelby Parkway	Shelby Township
22.03	Property		1	Follett School - McHenry, IL	0.1%	8.5%					1340 Ridgeview Drive	McHenry
22.04	Property		1	Shaw Aero - Naples, FL	0.1%	4.9%					3580 Shaw Boulevard	Naples
22.05	Property		1	Kuka - Sterling Heights, MI	0.1%	4.5%					7408 Metro Parkway	Sterling Heights
22.06	Property		1	ZF Active Safety - Findlay, OH	0.1%	4.4%					1750 Production Drive	Findlay
22.07	Property		1	CF Sauer - 184 Suburban	0.1%	4.1%					184 Suburban Road	San Luis Obispo
22.08	Property		1	CF Sauer - 728 N Main St.	0.1%	4.1%					728 North Main Street	Mauldin
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	0.1%	3.6%					130 Enterprise Drive	Pittsburgh
22.10	Property		1	Hannibal - Houston, TX	0.1%	3.6%					6501 Bingle Road	Houston
22.11	Property		1	FedEx IV - Lexington, KY	0.1%	3.3%					2024 Buck Lane	Lexington
22.12	Property		1	VersaFlex - Kansas City, KS	0.0%	3.1%					686 Adams Street and 33 Shawnee Avenue	Kansas City
22.13	Property		1	Cott Beverage Inc - Sikeston, MO	0.0%	2.7%					301 Larcel Drive	Sikeston
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	0.0%	2.6%					1850 Clark Road	Havre de Grace
22.15	Property		1	CSTK - St. Louis, MO	0.0%	2.5%					420 East Carrie Avenue	St. Louis
22.16	Property		1	CF Sauer - 39 S Park Dr.	0.0%	2.5%					39 South Park Drive	Mauldin
22.17	Property		1	AM Castle - Wichita, KS	0.0%	2.4%					3050 South Hydraulic Avenue	Wichita
22.18	Property		1	CF Sauer - 9 Old Mill Road	0.0%	1.3%					9 Old Mill Road	Mauldin
22.19	Property		1	CF Sauer - 2447 Eunice Avenue	0.0%	0.2%					2447 Eunice Avenue	Orlando
22.20	Property		1	CF Sauer - 513 West Butler Road	0.0%	0.1%					513 West Butler Road	Mauldin
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio	1.5%		SMC	SMC	NAP	NAP	Various	Chicago
23.01	Property		1	8705-8711 South Morgan Street	0.2%	16.3%					8705-8711 South Morgan Street	Chicago
23.02	Property		1	11214-11218 South Indiana Avenue	0.2%	10.9%					11214-11218 South Indiana Avenue	Chicago
23.03	Property		1	8201 South Paulina Street	0.1%	8.8%					8201 South Paulina Street	Chicago
23.04	Property		1	2320 West Garfield Boulevard	0.1%	8.8%					2320 West Garfield Boulevard	Chicago
23.05	Property		1	7818-7820 South South Shore Drive	0.1%	8.7%					7818-7820 South South Shore Drive	Chicago
23.06	Property		1	8001-8007 South Eberhart Avenue	0.1%	8.1%					8001-8007 South Eberhart Avenue	Chicago
23.07	Property		1	8139-8145 South Maryland Avenue	0.1%	7.5%					8139-8145 South Maryland Avenue	Chicago
23.08	Property		1	535 East 102nd Street	0.1%	7.5%					535 East 102nd Street	Chicago
23.09	Property		1	6516 South Stony Island Avenue	0.1%	6.6%					6516 South Stony Island Avenue	Chicago
23.10	Property		1	7770-7778 South South Shore Drive	0.1%	5.9%					7770-7778 South South Shore Drive	Chicago
23.11	Property		1	9017-9025 South Cottage Grove Avenue	0.1%	5.6%					9017-9025 South Cottage Grove Avenue	Chicago
23.12	Property		1	7956 South Normal Avenue	0.1%	5.4%					7956 South Normal Avenue	Chicago
24	Loan	19, 23	1	London Bridge Industrial	1.3%	100.0%	UBS AG	UBS AG	NAP	NAP	1440 and 1444 London Bridge Road	Virginia Beach
25	Loan	10, 15	1	Fountain Hills Plaza	1.3%	100.0%	KeyBank	KeyBank	NAP	NAP	16605 East Palisades Boulevard	Fountain Hills
26	Loan	21	1	80 White Street	1.2%	100.0%	AREF2	AREF2	NAP	NAP	80-82 White Street	New York
27	Loan	20	1	Feasterville Plaza	1.2%	100.0%	Barclays	Barclays	NAP	NAP	1045 Bustleton Pike	Feasterville-Trevose
28	Loan	10, 17, 19, 23	1	Crown Center	1.1%	100.0%	KeyBank	KeyBank	NAP	NAP	1201 West Cypress Creek Road	Fort Lauderdale
29	Loan		1	The Park at Milestone	1.1%	100.0%	AREF2	AREF2	NAP	NAP	1000 Commons Circle	Vicksburg
30	Loan	6, 10	3	Sandpiper Midwest Portfolio	1.0%		KeyBank	KeyBank	NAP	NAP	Various	Various
30.01	Property		1	WoodSpring Suites Fort Wayne	0.4%	35.6%					2850 Dupont Commerce Court	Fort Wayne
30.02	Property		1	WoodSpring Suites Easton	0.4%	34.1%					4202 Transit Drive	Columbus
30.03	Property		1	WoodSpring Suites Fairfield	0.3%	30.3%					6725 Fairfield Business Center Drive	Fairfield
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport	0.9%	100.0%	Barclays	Barclays	NAP	NAP	5855 Rockville Road	Indianapolis
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington	0.8%	100.0%	BSPRT	BSPRT	NAP	NAP	2117 North DuPont Highway	New Castle
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center	0.8%	100.0%	LMF	LMF	NAP	NAP	1010 Wilkinson Trace	Bowling Green
34	Loan	2, 16, 19	1	The Hub	0.8%	100.0%	DBRI	GACC	NAP	NAP	2626 South Hardy Drive	Tempe
35	Loan	16, 23, 30	1	Enfield Industrial	0.8%	100.0%	Barclays	Barclays	NAP	NAP	53 Manning Road	Enfield
36	Loan		1	Storage Sense Orlando	0.8%	100.0%	Barclays	Barclays	NAP	NAP	10906 Moss Park Road	Orlando

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City
								1	25		30
37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest	0.7%		AREF2	AREF2	NAP	NAP	Various	Tampa
37.01	Property		1	Lakecrest	0.4%	53.0%					3710 Corporex Park Drive	Tampa
37.02	Property		1	Southpointe	0.3%	47.0%					5650 Breckenridge Park Drive	Tampa
38	Loan	6, 13, 16	3	Retek New York Portfolio	0.7%		LMF	LMF	NAP	NAP	Various	Various
38.01	Property		1	1503 Teller Avenue	0.3%	38.5%					1503 Teller Avenue	Bronx
38.02	Property		1	171 Herzl Street	0.2%	30.8%					171 Herzl Street	Brooklyn
38.03	Property		1	2822 University Avenue	0.2%	30.8%					2822 University Avenue	Bronx
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP	0.6%		Barclays	Barclays	NAP	NAP	Various	Various
39.01	Property		1	Saucon Valley Crossing	0.3%	53.7%					5002 Pennsylvania Route 309	Center Valley
39.02	Property		1	Birch Knoll	0.3%	46.3%					130 South Pine Tree Road	Hazelton
40	Loan	13, 18, 27	1	2758 Creston Avenue	0.6%	100.0%	LMF	LMF	NAP	NAP	2758 Creston Avenue	Bronx
41	Loan	2, 16	1	1900 Euclid Avenue	0.6%	100.0%	Barclays	Barclays	NAP	NAP	1900 Euclid Avenue	Cleveland
42	Loan	2, 19, 20	1	501 Hayes	0.6%	100.0%	GACC	GACC	NAP	NAP	501 Hayes Street	San Francisco
43	Loan	19	1	Suburban Extended Stay - Denver Westminster	0.6%	100.0%	KeyBank	KeyBank	NAP	NAP	12095 North Mariposa Street	Westminster
44	Loan	15	1	Strawberry Square Shopping Center	0.5%	100.0%	KeyBank	KeyBank	NAP	NAP	2301 North 29th Street	Philadelphia
45	Loan	18, 20, 23	1	51 Haddonfield	0.5%	100.0%	DBRI	GACC	NAP	NAP	51 Haddonfield Road	Cherry Hill
46	Loan	16	1	140-150 Access Road	0.5%	100.0%	BMO	BMO	NAP	NAP	140-150 Access Road	Spartanburg
47	Loan		1	824 Classon Avenue	0.5%	100.0%	LMF	LMF	NAP	NAP	824 Classon Avenue	Brooklyn
48	Loan	10	1	US Storage - Delray Beach	0.5%	100.0%	KeyBank	KeyBank	Group B	NAP	1425 Southwest 10th Street	Delray Beach
49	Loan	10	1	US Storage - Nashville	0.5%	100.0%	KeyBank	KeyBank	Group B	NAP	4611 Nolensville Pike	Nashville
50	Loan	10	1	US Storage - Clarksville	0.5%	100.0%	KeyBank	KeyBank	Group B	NAP	2430 Madison Street	Clarksville
51	Loan	5, 16, 27	1	286 East 163rd Street	0.5%	100.0%	LMF	LMF	NAP	NAP	286 East 163rd Street	Bronx
52	Loan	13	1	60 Cottage Street	0.4%	100.0%	LMF	LMF	NAP	NAP	60 Cottage Street	Jersey City
53	Loan	2, 28	1	431 Dekalb Avenue	0.4%	100.0%	SMC	SMC	NAP	NAP	431 Dekalb Avenue	Brooklyn
54	Loan	16, 27, 29	1	1668 Bergen Street	0.4%	100.0%	SMC	SMC	NAP	NAP	1668 Bergen Street	Brooklyn
55	Loan		1	Hamlet MHC	0.3%	100.0%	KeyBank	KeyBank	NAP	NAP	123 Jones Street	Hamlet

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)
								2	2			3			6, 7	6, 7	6, 7		8		9
1	Loan	6	3	Arch Portfolio	Forsyth	NC	Various	Multifamily	Garden	Various	2022-2024	813	Units	91,220.17	74,162,000	74,162,000	74,162,000	6.95000%	0.13741%	6.81259%	NAP
1.01	Property		1	The Arcadian	Forsyth	NC	27127	Multifamily	Garden	1972	2022-2024	285	Units		28,493,774	28,493,774	28,493,774
1.02	Property		1	The Charleston	Forsyth	NC	27103	Multifamily	Garden	1962	2022-2024	234	Units		23,171,712	23,171,712	23,171,712
1.03	Property		1	The Arlington	Forsyth	NC	27103	Multifamily	Garden	1981, 1983	2022-2024	294	Units		22,496,514	22,496,514	22,496,514
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	New York	NY	10172	Office	CBD	1963	2023	1,881,010	SF	276.45	70,000,000	70,000,000	70,000,000	7.01000%	0.01304%	6.99697%	NAP
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio	Essex	MA	Various	Industrial	Storage / Manufacturing	Various	Various	344,304	SF	181.53	62,500,000	62,500,000	62,500,000	6.89000%	0.01366%	6.87634%	NAP
3.01	Property		1	201 Merrimack Street	Essex	MA	01843	Industrial	Storage / Manufacturing	1955	2023	182,304	SF		32,833,821	32,833,821	32,833,821
3.02	Property		1	117 Water Street	Essex	MA	01841	Industrial	Storage / Manufacturing	1960	2021	162,000	SF		29,666,179	29,666,179	29,666,179
4	Loan	17, 19	1	Estates at Palm Bay	Okaloosa	FL	32547	Multifamily	Garden	1992	2019-2024	300	Units	203,333.33	61,000,000	61,000,000	61,000,000	6.55000%	0.02366%	6.52634%	NAP
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	Harris	TX	77546	Retail	Super Regional Mall	1978	2016	540,986	SF	406.40	61,000,000	60,959,705	57,653,509	6.81600%	0.01491%	6.80109%	398,324.71
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	Travis	TX	78753	Multifamily	Garden	2018	2023	277	Units	216,606.50	60,000,000	60,000,000	60,000,000	6.25700%	0.01366%	6.24334%	NAP
7	Loan	16, 19	1	New Jersey Logistics	Monmouth	NJ	07728	Industrial	Warehouse / Distribution	2023	NAP	368,050	SF	114.11	42,000,000	42,000,000	42,000,000	6.30000%	0.01366%	6.28634%	NAP
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2	Various	Various	Various	Various	Various	Various	Various	995,458	SF	552.40	30,000,000	30,000,000	30,000,000	5.48759809004295%	0.01366%	5.47393809004295%	NAP
8.01	Property		1	200 Sidney	Middlesex	MA	02139	Mixed Use	Lab / Office	2000	2016	188,616	SF		9,653,289	9,653,289	9,653,289
8.02	Property		1	Lincoln Centre	San Mateo	CA	94404	Mixed Use	Lab / Office	2017	NAP	360,000	SF		6,315,789	6,315,789	6,315,789
8.03	Property		1	40 Erie Street	Middlesex	MA	02139	Mixed Use	Lab / Office	1996	2015	106,638	SF		4,342,105	4,342,105	4,342,105
8.04	Property		1	4570 Executive Drive	San Diego	CA	92121	Mixed Use	Lab / Office	2000	2019	125,550	SF		3,486,316	3,486,316	3,486,316
8.05	Property		1	9360-9390 Towne Centre Drive	San Diego	CA	92121	Mixed Use	Lab / Office	1990	2020	147,577	SF		2,763,158	2,763,158	2,763,158
8.06	Property		1	21 Erie Street	Middlesex	MA	02139	Mixed Use	Lab / Office	1925	2018	51,914	SF		2,215,658	2,215,658	2,215,658
8.07	Property		1	47 Erie Street Parking Structure	Middlesex	MA	02139	Other	Parking Garage	1997	NAP	447	Spaces		828,947	828,947	828,947
8.08	Property		1	Eastgate Mall	San Diego	CA	92121	Mixed Use	Lab / Office	1989	2020	15,163	SF		394,737	394,737	394,737
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	Collin	TX	75033	Retail	Super Regional Mall	2000	NAP	1,096,880	SF	232.48	30,000,000	30,000,000	30,000,000	6.99900%	0.01366%	6.98534%	NAP
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	Palm Beach	FL	33407	Office	CBD	1985	2018	294,493	SF	325.98	30,000,000	30,000,000	30,000,000	6.90500%	0.01366%	6.89134%	NAP
11	Loan	3	1	Patriot Crossing	Jefferson	KY	40214	Multifamily	Garden	1970	2024	362	Units	82,320.44	29,800,000	29,800,000	29,800,000	6.75000%	0.01366%	6.73634%	NAP
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio	Mecklenburg	NC	Various	Manufactured Housing	Manufactured Housing	Various	NAP	402	Pads	73,880.60	29,700,000	29,700,000	29,700,000	6.40000%	0.01366%	6.38634%	NAP
12.01	Property		1	Queen's Grant	Mecklenburg	NC	28262	Manufactured Housing	Manufactured Housing	1980	NAP	207	Pads		15,503,774	15,503,774	15,503,774
12.02	Property		1	Arrowood	Mecklenburg	NC	28273	Manufactured Housing	Manufactured Housing	1983	NAP	195	Pads		14,196,226	14,196,226	14,196,226
13	Loan	7, 12, 19	1	Westshore Crossing	Hillsborough	FL	33603	Multifamily	Garden	1973	2023	337	Units	149,554.90	25,000,000	25,000,000	25,000,000	6.49900%	0.01366%	6.48534%	NAP
14	Loan		1	Oak Ridge City Center	Anderson	TN	37830	Retail	Anchored	1955	2018	286,989	SF	87.11	25,000,000	25,000,000	25,000,000	7.28000%	0.01366%	7.26634%	NAP
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	Bronx	NY	10451	Retail	Anchored	2009	NAP	918,779	SF	261.22	24,578,947	24,578,947	24,578,947	5.18100%	0.01366%	5.16734%	NAP
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II	Hamilton	OH	45209	Multifamily	Garden	2016	NAP	150	Units	158,333.33	23,750,000	23,750,000	23,750,000	6.20000%	0.02241%	6.17759%	NAP
17	Loan	19	1	Cherrywood Shopping Center	Nassau	NY	11793	Retail	Anchored	1954	2020	59,906	SF	396.45	23,750,000	23,750,000	23,750,000	6.68000%	0.01366%	6.66634%	NAP
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue	Kings	NY	11222	Multifamily	Mid Rise	2024	NAP	29	Units	758,620.69	22,000,000	22,000,000	22,000,000	6.30000%	0.01366%	6.28634%	NAP
19	Loan		1	The Palisades	Cochise	AZ	85635	Multifamily	Garden	1997	2023	192	Units	109,375.00	21,000,000	21,000,000	21,000,000	6.20000%	0.04241%	6.15759%	NAP
20	Loan	7	1	Northwoods Apartments	Franklin	OH	43235	Multifamily	Garden	1983	2021	280	Units	124,221.43	20,782,000	20,782,000	20,782,000	6.20000%	0.01366%	6.18634%	NAP
21	Loan	4, 19, 30	1	DeKalb Student Housing	DeKalb	IL	60115	Multifamily	Student Housing	1940-2001	NAP	978	Beds	20,245.40	19,800,000	19,800,000	19,800,000	7.40000%	0.01366%	7.38634%	NAP
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	Various	Various	Various	Various	Various	Various	Various	3,908,306	SF	60.64	17,400,000	17,400,000	17,400,000	5.74400%	0.01366%	5.73034%	NAP
22.01	Property		1	FCA USA - Detroit, MI	Wayne	MI	48211	Industrial	Warehouse / Distribution	2015	2017, 2020	997,022	SF		5,175,618	5,175,618	5,175,618
22.02	Property		1	Grupo Antolin - Shelby Township, MI	Macomb	MI	48316	Industrial	Manufacturing	2017	NAP	359,807	SF		2,040,198	2,040,198	2,040,198
22.03	Property		1	Follett School - McHenry, IL	McHenry	IL	60050	Industrial	Warehouse / Distribution	1996	2002	486,868	SF		1,486,656	1,486,656	1,486,656
22.04	Property		1	Shaw Aero - Naples, FL	Collier	FL	34117	Industrial	Manufacturing / Flex	1999	NAP	130,581	SF		850,082	850,082	850,082
22.05	Property		1	Kuka - Sterling Heights, MI	Macomb	MI	48312	Industrial	Warehouse / Distribution	2006	NAP	200,000	SF		788,797	788,797	788,797
22.06	Property		1	ZF Active Safety - Findlay, OH	Hancock	OH	45840	Industrial	Manufacturing / Warehouse	2018	NAP	216,300	SF		769,028	769,028	769,028
22.07	Property		1	CF Sauer - 184 Suburban	San Luis Obispo	CA	93401	Industrial	Manufacturing	1998	NAP	106,066	SF		711,697	711,697	711,697
22.08	Property		1	CF Sauer - 728 N Main St.	Greenville	SC	29662	Industrial	Warehouse / Distribution	1970	NAP	247,000	SF		707,743	707,743	707,743
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	Allegheny	PA	15275	Industrial	Distribution / Flex	2015	2024	85,646	SF		634,596	634,596	634,596
22.10	Property		1	Hannibal - Houston, TX	Harris	TX	77092	Industrial	Manufacturing / Distribution	1978	2016	109,000	SF		628,666	628,666	628,666
22.11	Property		1	FedEx IV - Lexington, KY	Fayette	KY	40511	Industrial	Warehouse / Distribution	2006	2012	138,487	SF		581,219	581,219	581,219
22.12	Property		1	VersaFlex - Kansas City, KS	Wyandotte	KS	66105	Industrial	Manufacturing	1977	1990	113,000	SF		531,796	531,796	531,796
22.13	Property		1	Cott Beverage Inc - Sikeston, MO	New Madrid	MO	63801	Industrial	Warehouse / Distribution	2016	NAP	170,000	SF		470,511	470,511	470,511
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	Harford	MD	21078	Industrial	Warehouse / Distribution	2002	NAP	120,000	SF		446,788	446,788	446,788
22.15	Property		1	CSTK - St. Louis, MO	City of St. Louis	MO	63147	Industrial	Warehouse	2015	NAP	56,029	SF		442,834	442,834	442,834
22.16	Property		1	CF Sauer - 39 S Park Dr.	Greenville	SC	29607	Industrial	Warehouse / Distribution	1982	NAP	152,000	SF		434,926	434,926	434,926
22.17	Property		1	AM Castle - Wichita, KS	Sedgwick	KS	67216	Industrial	Manufacturing	1976	NAP	127,600	SF		419,110	419,110	419,110
22.18	Property		1	CF Sauer - 9 Old Mill Road	Greenville	SC	29607	Industrial	Warehouse / Distribution	1960	2004	80,000	SF		229,325	229,325	229,325
22.19	Property		1	CF Sauer - 2447 Eunice Avenue	Orange	FL	32808	Industrial	Warehouse / Distribution	1971	NAP	6,900	SF		30,643	30,643	30,643
22.20	Property		1	CF Sauer - 513 West Butler Road	Greenville	SC	29662	Office	Suburban	2000	2004	6,000	SF		19,769	19,769	19,769
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio	Cook	IL	Various	Multifamily	Various	Various	NAP	243	Units	65,843.62	16,000,000	16,000,000	14,994,699	7.27000%	0.01366%	7.25634%	112,224.64
23.01	Property		1	8705-8711 South Morgan Street	Cook	IL	60620	Multifamily	Garden	1929	NAP	36	Units		2,600,000	2,600,000	2,436,639
23.02	Property		1	11214-11218 South Indiana Avenue	Cook	IL	60628	Multifamily	Mid Rise	1923	NAP	27	Units		1,750,000	1,750,000	1,640,045
23.03	Property		1	8201 South Paulina Street	Cook	IL	60620	Multifamily	Mid Rise	1926	NAP	22	Units		1,400,000	1,400,000	1,312,036
23.04	Property		1	2320 West Garfield Boulevard	Cook	IL	60609	Multifamily	Garden	1963	NAP	18	Units		1,400,000	1,400,000	1,312,036
23.05	Property		1	7818-7820 South South Shore Drive	Cook	IL	60649	Multifamily	Garden	1966	NAP	24	Units		1,390,000	1,390,000	1,302,665
23.06	Property		1	8001-8007 South Eberhart Avenue	Cook	IL	60619	Multifamily	Garden	1925	NAP	18	Units		1,300,000	1,300,000	1,218,319
23.07	Property		1	8139-8145 South Maryland Avenue	Cook	IL	60619	Multifamily	Garden	1930	NAP	17	Units		1,200,000	1,200,000	1,124,602
23.08	Property		1	535 East 102nd Street	Cook	IL	60628	Multifamily	Garden	1927	NAP	22	Units		1,200,000	1,200,000	1,124,602
23.09	Property		1	6516 South Stony Island Avenue	Cook	IL	60637	Multifamily	Garden	1916	NAP	16	Units		1,050,000	1,050,000	984,027
23.10	Property		1	7770-7778 South South Shore Drive	Cook	IL	60649	Multifamily	Garden	1955	NAP	15	Units		950,000	950,000	890,310
23.11	Property		1	9017-9025 South Cottage Grove Avenue	Cook	IL	60619	Multifamily	Garden	1925, 1966	NAP	14	Units		900,000	900,000	843,452
23.12	Property		1	7956 South Normal Avenue	Cook	IL	60620	Multifamily	Garden	1927	NAP	14	Units		860,000	860,000	805,965
24	Loan	19, 23	1	London Bridge Industrial	Virginia Beach City	VA	23453	Industrial	Warehouse	1996	NAP	400,000	SF	35.00	14,000,000	14,000,000	14,000,000	6.56000%	0.01366%	6.54634%	NAP
25	Loan	10, 15	1	Fountain Hills Plaza	Maricopa	AZ	85268	Retail	Anchored	1986	2009	111,284	SF	124.12	13,812,500	13,812,500	13,812,500	6.50000%	0.02241%	6.47759%	NAP
26	Loan	21	1	80 White Street	New York	NY	10013	Mixed Use	Office / Retail	1915	2019	39,786	SF	326.75	13,000,000	13,000,000	13,000,000	7.20000%	0.01366%	7.18634%	NAP
27	Loan	20	1	Feasterville Plaza	Bucks	PA	19053	Retail	Anchored	1958	2011	110,627	SF	116.61	12,900,000	12,900,000	12,900,000	7.22000%	0.01366%	7.20634%	NAP
28	Loan	10, 17, 19, 23	1	Crown Center	Broward	FL	33309	Office	Suburban	1988	2001	107,897	SF	106.58	11,500,000	11,500,000	11,500,000	7.35000%	0.02241%	7.32759%	NAP
29	Loan		1	The Park at Milestone	Warren	MS	39180	Multifamily	Garden	2003	2021	192	Units	59,375.00	11,400,000	11,400,000	11,400,000	6.30400%	0.01366%	6.29034%	NAP
30	Loan	6, 10	3	Sandpiper Midwest Portfolio	Various	Various	Various	Hospitality	Extended Stay	Various	NAP	365	Rooms	30,410.96	11,100,000	11,100,000	11,100,000	7.79000%	0.02241%	7.76759%	NAP
30.01	Property		1	WoodSpring Suites Fort Wayne	Allen	IN	46825	Hospitality	Extended Stay	2009	NAP	124	Rooms		3,949,000	3,949,000	3,949,000
30.02	Property		1	WoodSpring Suites Easton	Franklin	OH	43230	Hospitality	Extended Stay	2015	NAP	122	Rooms		3,789,000	3,789,000	3,789,000
30.03	Property		1	WoodSpring Suites Fairfield	Butler	OH	45014	Hospitality	Extended Stay	2008	NAP	119	Rooms		3,362,000	3,362,000	3,362,000
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport	Marion	IN	46224	Hospitality	Limited Service	1996	2024	98	Rooms	102,040.82	10,000,000	10,000,000	9,655,821	7.75000%	0.01366%	7.73634%	71,641.22
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington	New Castle	DE	19720	Hospitality	Limited Service	2015	NAP	72	Rooms	125,000.00	9,000,000	9,000,000	9,000,000	7.95000%	0.01366%	7.93634%	NAP
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center	Warren	KY	42103	Hospitality	Select Service	1997	2019-2020	93	Rooms	95,698.92	8,900,000	8,900,000	8,900,000	8.20000%	0.01366%	8.18634%	NAP
34	Loan	2, 16, 19	1	The Hub	Maricopa	AZ	85282	Industrial	Flex	1968	2021	50,400	SF	174.60	8,800,000	8,800,000	8,800,000	7.48800%	0.01366%	7.47434%	NAP
35	Loan	16, 23, 30	1	Enfield Industrial	Hartford	CT	06082	Industrial	Warehouse / Distribution	1961	2022	244,505	SF	34.56	8,450,000	8,450,000	8,450,000	7.60000%	0.01366%	7.58634%	NAP
36	Loan		1	Storage Sense Orlando	Orange	FL	32832	Self Storage	Self Storage	2017	NAP	62,259	SF	134.92	8,400,000	8,400,000	8,400,000	6.71200%	0.01366%	6.69834%	NAP

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)
								2	2			3			6, 7	6, 7	6, 7		8		9
37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest	Hillsborough	FL	Various	Office	Suburban	Various	NAP	121,513	SF	59.66	7,250,000	7,250,000	6,882,689	7.20000%	0.01366%	7.18634%	49,212.15
37.01	Property		1	Lakecrest	Hillsborough	FL	33619	Office	Suburban	1988	NAP	59,758	SF		3,842,500	3,842,500	3,647,825
37.02	Property		1	Southpointe	Hillsborough	FL	33610	Office	Suburban	1985	NAP	61,755	SF		3,407,500	3,407,500	3,234,864
38	Loan	6, 13, 16	3	Retek New York Portfolio	Various	NY	Various	Multifamily	Low Rise	1920	2024	26	Units	278,653.85	7,245,000	7,245,000	7,245,000	6.85000%	0.01366%	6.83634%	NAP
38.01	Property		1	1503 Teller Avenue	Bronx	NY	10457	Multifamily	Low Rise	1920	2024	10	Units		2,787,000	2,787,000	2,787,000
38.02	Property		1	171 Herzl Street	Kings	NY	11212	Multifamily	Low Rise	1920	2024	8	Units		2,229,000	2,229,000	2,229,000
38.03	Property		1	2822 University Avenue	Bronx	NY	10468	Multifamily	Low Rise	1920	2024	8	Units		2,229,000	2,229,000	2,229,000
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP	Various	PA	Various	Manufactured Housing	Manufactured Housing	Various	NAP	162	Pads	41,641.98	6,746,000	6,746,000	6,746,000	6.30000%	0.06241%	6.23759%	NAP
39.01	Property		1	Saucon Valley Crossing	Lehigh	PA	18034	Manufactured Housing	Manufactured Housing	1980	NAP	71	Pads		3,625,026	3,625,026	3,625,026
39.02	Property		1	Birch Knoll	Luzerne	PA	18201	Manufactured Housing	Manufactured Housing	1989	NAP	91	Pads		3,120,974	3,120,974	3,120,974
40	Loan	13, 18, 27	1	2758 Creston Avenue	Bronx	NY	10468	Multifamily	Mid Rise	2024	NAP	21	Units	313,333.33	6,580,000	6,580,000	6,226,385	6.92000%	0.01366%	6.90634%	43,423.95
41	Loan	2, 16	1	1900 Euclid Avenue	Cuyahoga	OH	44115	Multifamily	Mid Rise	1912	2003	80	Units	81,250.00	6,500,000	6,500,000	6,145,577	6.85000%	0.01366%	6.83634%	42,591.85
42	Loan	2, 19, 20	1	501 Hayes	San Francisco	CA	94102	Mixed Use	Multifamily / Retail	1900	NAP	16	Units	406,250.00	6,500,000	6,500,000	6,500,000	6.45500%	0.01366%	6.44134%	NAP
43	Loan	19	1	Suburban Extended Stay - Denver Westminster	Adams	CO	80234	Hospitality	Extended Stay	2008	2023-2024	128	Rooms	50,390.63	6,450,000	6,450,000	6,450,000	7.55000%	0.02241%	7.52759%	NAP
44	Loan	15	1	Strawberry Square Shopping Center	Philadelphia	PA	19132	Retail	Anchored	1985-2006	2007	69,807	SF	83.80	5,850,000	5,850,000	5,850,000	7.05000%	0.07241%	6.97759%	NAP
45	Loan	18, 20, 23	1	51 Haddonfield	Camden	NJ	08002	Office	Suburban	1987	2022	98,382	SF	55.90	5,500,000	5,500,000	5,500,000	6.96100%	0.01366%	6.94734%	NAP
46	Loan	16	1	140-150 Access Road	Spartanburg	SC	29303	Industrial	Distribution / Outdoor Storage	1972	2004	35,232	SF	156.11	5,500,000	5,500,000	5,500,000	7.60000%	0.01366%	7.58634%	NAP
47	Loan		1	824 Classon Avenue	Kings	NY	11238	Multifamily	Mid Rise	1920	2022	10	Units	522,500.00	5,225,000	5,225,000	5,225,000	6.72000%	0.01366%	6.70634%	NAP
48	Loan	10	1	US Storage - Delray Beach	Palm Beach	FL	33444	Self Storage	Self Storage	2001	NAP	48,745	SF	104.85	5,111,000	5,111,000	5,111,000	6.07000%	0.02241%	6.04759%	NAP
49	Loan	10	1	US Storage - Nashville	Davidson	TN	37211	Self Storage	Self Storage	1998	NAP	74,075	SF	67.70	5,015,000	5,015,000	5,015,000	6.07000%	0.02241%	6.04759%	NAP
50	Loan	10	1	US Storage - Clarksville	Montgomery	TN	37043	Self Storage	Self Storage	2009	NAP	76,585	SF	65.29	5,000,000	5,000,000	5,000,000	6.07000%	0.02241%	6.04759%	NAP
51	Loan	5, 16, 27	1	286 East 163rd Street	Bronx	NY	10451	Multifamily	Mid Rise	2024	NAP	18	Units	277,777.78	5,000,000	5,000,000	5,000,000	7.31000%	0.01366%	7.29634%	NAP
52	Loan	13	1	60 Cottage Street	Hudson	NJ	07306	Multifamily	Mid Rise	2021	NAP	21	Units	214,285.71	4,500,000	4,500,000	4,500,000	6.54000%	0.01366%	6.52634%	NAP
53	Loan	2, 28	1	431 Dekalb Avenue	Kings	NY	11205	Mixed Use	Multifamily / Retail	1905	2024	9,881	SF	414.94	4,100,000	4,100,000	4,100,000	6.90000%	0.01366%	6.88634%	NAP
54	Loan	16, 27, 29	1	1668 Bergen Street	Kings	NY	11213	Multifamily	Mid Rise	2023	NAP	10	Units	390,000.00	3,900,000	3,900,000	3,900,000	6.71200%	0.01366%	6.69834%	NAP
55	Loan		1	Hamlet MHC	Richmond	NC	28345	Manufactured Housing	Manufactured Housing	1965	NAP	80	Pads	37,375.00	2,990,000	2,990,000	2,990,000	6.45000%	0.02241%	6.42759%	NAP

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date
					9	9	9		11
1	Loan	6	3	Arch Portfolio	435,487.16	NAP	5,225,845.92	Interest Only	No	Actual/360	60	60	60	60	0	0	9/4/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
1.01	Property		1	The Arcadian
1.02	Property		1	The Charleston
1.03	Property		1	The Arlington
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	414,596.06	NAP	4,975,152.72	Interest Only - ARD	Yes	Actual/360	60	59	60	59	0	0	8/6/2024	1	6	9/6/2024	NAP	8/6/2029	8/6/2032
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio	363,838.25	NAP	4,366,059.03	Interest Only	No	Actual/360	60	60	60	60	0	0	8/29/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
3.01	Property		1	201 Merrimack Street
3.02	Property		1	117 Water Street
4	Loan	17, 19	1	Estates at Palm Bay	337,582.75	NAP	4,050,993.00	Interest Only	No	Actual/360	60	60	60	60	0	0	8/14/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	NAP	4,779,896.52	NAP	Amortizing Balloon	No	Actual/360	0	0	60	59	360	359	7/19/2024	1	1	9/1/2024	9/1/2024	8/1/2029	8/1/2029
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	317,195.14	NAP	3,806,341.68	Interest Only	No	Actual/360	60	60	60	60	0	0	8/29/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
7	Loan	16, 19	1	New Jersey Logistics	223,562.50	NAP	2,682,750.00	Interest Only	No	Actual/360	60	60	60	60	0	0	8/28/2024	0	1	10/1/2024	NAP	9/1/2029	9/1/2029
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2	139,095.37	NAP	1,669,144.44	Interest Only	No	Actual/360	60	59	60	59	0	0	8/9/2024	1	9	9/9/2024	NAP	8/9/2029	8/9/2029
8.01	Property		1	200 Sidney
8.02	Property		1	Lincoln Centre
8.03	Property		1	40 Erie Street
8.04	Property		1	4570 Executive Drive
8.05	Property		1	9360-9390 Towne Centre Drive
8.06	Property		1	21 Erie Street
8.07	Property		1	47 Erie Street Parking Structure
8.08	Property		1	Eastgate Mall
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	177,405.21	NAP	2,128,862.52	Interest Only	No	Actual/360	60	58	60	58	0	0	7/1/2024	2	1	8/1/2024	NAP	7/1/2029	7/1/2029
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	175,022.57	NAP	2,100,270.84	Interest Only	No	Actual/360	60	60	60	60	0	0	8/9/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
11	Loan	3	1	Patriot Crossing	169,953.13	NAP	2,039,437.56	Interest Only	No	Actual/360	60	60	60	60	0	0	8/30/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio	160,600.00	NAP	1,927,200.00	Interest Only	No	Actual/360	60	60	60	60	0	0	8/30/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
12.01	Property		1	Queen's Grant
12.02	Property		1	Arrowood
13	Loan	7, 12, 19	1	Westshore Crossing	137,276.33	NAP	1,647,315.96	Interest Only	No	Actual/360	60	58	60	58	0	0	7/8/2024	2	6	8/6/2024	NAP	7/6/2029	7/6/2029
14	Loan		1	Oak Ridge City Center	153,773.15	NAP	1,845,277.80	Interest Only	No	Actual/360	60	60	60	60	0	0	8/15/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	107,593.49	NAP	1,291,121.88	Interest Only	No	Actual/360	60	59	60	59	0	0	8/6/2024	1	6	9/6/2024	NAP	8/6/2029	8/6/2029
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II	124,412.62	NAP	1,492,951.44	Interest Only	No	Actual/360	60	60	60	60	0	0	8/30/2024	0	1	10/1/2024	NAP	9/1/2029	9/1/2029
17	Loan	19	1	Cherrywood Shopping Center	134,044.56	NAP	1,608,534.72	Interest Only	No	Actual/360	60	60	60	60	0	0	9/4/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue	117,104.17	NAP	1,405,250.00	Interest Only	No	Actual/360	60	60	60	60	0	0	8/8/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
19	Loan		1	The Palisades	110,006.94	NAP	1,320,083.28	Interest Only	No	Actual/360	60	60	60	60	0	0	8/30/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
20	Loan	7	1	Northwoods Apartments	108,864.97	NAP	1,306,379.64	Interest Only	No	Actual/360	60	59	60	59	0	0	7/31/2024	1	6	9/6/2024	NAP	8/6/2029	8/6/2029
21	Loan	4, 19, 30	1	DeKalb Student Housing	123,795.83	NAP	1,485,549.96	Interest Only	No	Actual/360	60	59	60	59	0	0	7/30/2024	1	6	9/6/2024	NAP	8/6/2029	8/6/2029
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	84,444.78	NAP	1,013,337.36	Interest Only	No	Actual/360	60	55	60	55	0	0	4/5/2024	5	6	5/6/2024	NAP	4/6/2029	4/6/2029
22.01	Property		1	FCA USA - Detroit, MI
22.02	Property		1	Grupo Antolin - Shelby Township, MI
22.03	Property		1	Follett School - McHenry, IL
22.04	Property		1	Shaw Aero - Naples, FL
22.05	Property		1	Kuka - Sterling Heights, MI
22.06	Property		1	ZF Active Safety - Findlay, OH
22.07	Property		1	CF Sauer - 184 Suburban
22.08	Property		1	CF Sauer - 728 N Main St.
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA
22.10	Property		1	Hannibal - Houston, TX
22.11	Property		1	FedEx IV - Lexington, KY
22.12	Property		1	VersaFlex - Kansas City, KS
22.13	Property		1	Cott Beverage Inc - Sikeston, MO
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD
22.15	Property		1	CSTK - St. Louis, MO
22.16	Property		1	CF Sauer - 39 S Park Dr.
22.17	Property		1	AM Castle - Wichita, KS
22.18	Property		1	CF Sauer - 9 Old Mill Road
22.19	Property		1	CF Sauer - 2447 Eunice Avenue
22.20	Property		1	CF Sauer - 513 West Butler Road
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio	NAP	1,346,695.68	NAP	Amortizing Balloon	No	Actual/360	0	0	60	60	330	330	8/29/2024	0	6	10/6/2024	10/6/2024	9/6/2029	9/6/2029
23.01	Property		1	8705-8711 South Morgan Street
23.02	Property		1	11214-11218 South Indiana Avenue
23.03	Property		1	8201 South Paulina Street
23.04	Property		1	2320 West Garfield Boulevard
23.05	Property		1	7818-7820 South South Shore Drive
23.06	Property		1	8001-8007 South Eberhart Avenue
23.07	Property		1	8139-8145 South Maryland Avenue
23.08	Property		1	535 East 102nd Street
23.09	Property		1	6516 South Stony Island Avenue
23.10	Property		1	7770-7778 South South Shore Drive
23.11	Property		1	9017-9025 South Cottage Grove Avenue
23.12	Property		1	7956 South Normal Avenue
24	Loan	19, 23	1	London Bridge Industrial	77,596.30	NAP	931,155.60	Interest Only	No	Actual/360	60	59	60	59	0	0	8/1/2024	1	6	9/6/2024	NAP	8/6/2029	8/6/2029
25	Loan	10, 15	1	Fountain Hills Plaza	75,856.84	NAP	910,282.08	Interest Only	No	Actual/360	60	60	60	60	0	0	8/9/2024	0	1	10/1/2024	NAP	9/1/2029	9/1/2029
26	Loan	21	1	80 White Street	79,083.33	NAP	948,999.96	Interest Only	No	Actual/360	60	60	60	60	0	0	8/16/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
27	Loan	20	1	Feasterville Plaza	78,692.99	NAP	944,315.88	Interest Only	No	Actual/360	60	59	60	59	0	0	8/9/2024	1	6	9/6/2024	NAP	8/6/2029	8/6/2029
28	Loan	10, 17, 19, 23	1	Crown Center	71,415.80	NAP	856,989.60	Interest Only	No	Actual/360	60	60	60	60	0	0	8/13/2024	0	1	10/1/2024	NAP	9/1/2029	9/1/2029
29	Loan		1	The Park at Milestone	60,719.78	NAP	728,637.36	Interest Only	No	Actual/360	60	60	60	60	0	0	8/30/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
30	Loan	6, 10	3	Sandpiper Midwest Portfolio	73,058.30	NAP	876,699.60	Interest Only	No	Actual/360	60	59	60	59	0	0	8/1/2024	1	1	9/1/2024	NAP	8/1/2029	8/1/2029
30.01	Property		1	WoodSpring Suites Fort Wayne
30.02	Property		1	WoodSpring Suites Easton
30.03	Property		1	WoodSpring Suites Fairfield
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport	65,480.32	859,694.64	785,763.84	Interest Only, Amortizing Balloon	No	Actual/360	12	12	60	60	360	360	8/29/2024	0	6	10/6/2024	10/6/2025	9/6/2029	9/6/2029
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington	60,453.13	NAP	725,437.56	Interest Only	No	Actual/360	60	59	60	59	0	0	7/25/2024	1	6	9/6/2024	NAP	8/6/2029	8/6/2029
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center	61,661.34	NAP	739,936.08	Interest Only	No	Actual/360	60	58	60	58	0	0	7/10/2024	2	6	8/6/2024	NAP	7/6/2029	7/6/2029
34	Loan	2, 16, 19	1	The Hub	55,674.67	NAP	668,096.04	Interest Only	No	Actual/360	60	59	60	59	0	0	7/25/2024	1	6	9/6/2024	NAP	8/6/2029	8/6/2029
35	Loan	16, 23, 30	1	Enfield Industrial	54,259.95	NAP	651,119.40	Interest Only	No	Actual/360	60	60	60	60	0	0	8/23/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
36	Loan		1	Storage Sense Orlando	47,636.56	NAP	571,638.72	Interest Only	No	Actual/360	60	59	60	59	0	0	7/9/2024	1	6	9/6/2024	NAP	8/6/2029	8/6/2029

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date
					9	9	9		11
37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest	NAP	590,545.80	NAP	Amortizing Balloon	No	Actual/360	0	0	60	60	360	360	8/30/2024	0	6	10/6/2024	10/6/2024	9/6/2029	9/6/2029
37.01	Property		1	Lakecrest
37.02	Property		1	Southpointe
38	Loan	6, 13, 16	3	Retek New York Portfolio	41,931.28	NAP	503,175.36	Interest Only	No	Actual/360	60	60	60	60	0	0	8/26/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
38.01	Property		1	1503 Teller Avenue
38.02	Property		1	171 Herzl Street
38.03	Property		1	2822 University Avenue
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP	35,908.40	NAP	430,900.80	Interest Only	No	Actual/360	60	59	60	59	0	0	8/9/2024	1	6	9/6/2024	NAP	8/6/2029	8/6/2029
39.01	Property		1	Saucon Valley Crossing
39.02	Property		1	Birch Knoll
40	Loan	13, 18, 27	1	2758 Creston Avenue	NAP	521,087.40	NAP	Amortizing Balloon	No	Actual/360	0	0	60	60	360	360	8/28/2024	0	6	10/6/2024	10/6/2024	9/6/2029	9/6/2029
41	Loan	2, 16	1	1900 Euclid Avenue	NAP	511,102.20	NAP	Amortizing Balloon	No	Actual/360	0	0	60	60	360	360	8/30/2024	0	6	10/6/2024	10/6/2024	9/6/2029	9/6/2029
42	Loan	2, 19, 20	1	501 Hayes	35,450.20	NAP	425,402.40	Interest Only	No	Actual/360	60	60	60	60	0	0	8/16/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
43	Loan	19	1	Suburban Extended Stay - Denver Westminster	41,144.88	NAP	493,738.56	Interest Only	No	Actual/360	60	60	60	60	0	0	8/30/2024	0	1	10/1/2024	NAP	9/1/2029	9/1/2029
44	Loan	15	1	Strawberry Square Shopping Center	34,846.09	NAP	418,153.08	Interest Only	No	Actual/360	60	60	60	60	0	0	8/20/2024	0	1	10/1/2024	NAP	9/1/2029	9/1/2029
45	Loan	18, 20, 23	1	51 Haddonfield	32,347.70	NAP	388,172.40	Interest Only	No	Actual/360	60	59	60	59	0	0	8/1/2024	1	6	9/6/2024	NAP	8/6/2029	8/6/2029
46	Loan	16	1	140-150 Access Road	35,317.13	NAP	423,805.56	Interest Only	No	Actual/360	60	60	60	60	0	0	8/15/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
47	Loan		1	824 Classon Avenue	29,666.39	NAP	355,996.68	Interest Only	No	Actual/360	60	60	60	60	0	0	8/28/2024	0	6	10/6/2024	NAP	9/6/2029	9/6/2029
48	Loan	10	1	US Storage - Delray Beach	26,212.21	NAP	314,546.52	Interest Only	No	Actual/360	60	57	60	57	0	0	5/30/2024	3	1	7/1/2024	NAP	6/1/2029	6/1/2029
49	Loan	10	1	US Storage - Nashville	25,719.87	NAP	308,638.44	Interest Only	No	Actual/360	60	57	60	57	0	0	5/30/2024	3	1	7/1/2024	NAP	6/1/2029	6/1/2029
50	Loan	10	1	US Storage - Clarksville	25,642.94	NAP	307,715.28	Interest Only	No	Actual/360	60	57	60	57	0	0	5/30/2024	3	1	7/1/2024	NAP	6/1/2029	6/1/2029
51	Loan	5, 16, 27	1	286 East 163rd Street	30,881.37	NAP	370,576.44	Interest Only	No	Actual/360	60	58	60	58	0	0	6/28/2024	2	6	8/6/2024	NAP	7/6/2029	7/6/2029
52	Loan	13	1	60 Cottage Street	24,865.63	NAP	298,387.56	Interest Only	No	Actual/360	60	59	60	59	0	0	8/2/2024	1	6	9/6/2024	NAP	8/6/2029	8/6/2029
53	Loan	2, 28	1	431 Dekalb Avenue	23,902.43	NAP	286,829.17	Interest Only	No	Actual/360	60	59	60	59	0	0	8/2/2024	1	6	9/6/2024	NAP	8/6/2029	8/6/2029
54	Loan	16, 27, 29	1	1668 Bergen Street	22,116.97	NAP	265,403.67	Interest Only	No	Actual/360	60	59	60	59	0	0	7/31/2024	1	6	9/6/2024	NAP	8/6/2029	8/6/2029
55	Loan		1	Hamlet MHC	16,294.46	NAP	195,533.52	Interest Only	No	Actual/360	60	60	60	60	0	0	8/23/2024	0	1	10/1/2024	NAP	9/1/2029	9/1/2029

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)
					10		12					16				16
1	Loan	6	3	Arch Portfolio	0	0	L(24),D(33),O(3)	9,910,694	3,027,779	6,882,915	7/31/2024	T-12	8,491,584	2,909,179	5,582,405	12/31/2023	T-12	6,348,884	2,597,339	3,751,546
1.01	Property		1	The Arcadian				3,699,036	1,161,142	2,537,894	7/31/2024	T-12	3,046,336	1,084,423	1,961,913	12/31/2023	T-12	2,151,687	920,268	1,231,419
1.02	Property		1	The Charleston				2,985,156	837,034	2,148,122	7/31/2024	T-12	2,594,434	817,170	1,777,264	12/31/2023	T-12	1,876,193	732,120	1,144,073
1.03	Property		1	The Arlington				3,226,502	1,029,603	2,196,898	7/31/2024	T-12	2,850,814	1,007,586	1,843,229	12/31/2023	T-12	2,321,003	944,951	1,376,053
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	0	0	L(25),D(31),O(4)	136,878,629	76,295,844	60,582,785	6/30/2024	T-12	129,173,492	74,584,157	54,589,335	12/31/2023	T-12	129,208,510	68,005,400	61,203,110
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio	0	0	L(24),D(32),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.01	Property		1	201 Merrimack Street				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.02	Property		1	117 Water Street				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4	Loan	17, 19	1	Estates at Palm Bay	0	0	L(24),YM1(29),O(7)	7,866,018	2,670,621	5,195,397	6/30/2024	T-12	7,663,254	2,717,358	4,945,896	12/31/2023	T-12	6,950,919	2,615,596	4,335,323
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	0	0	L(25),D(31),O(4)	41,668,756	11,820,364	29,848,392	5/31/2024	T-12	42,147,608	12,227,638	29,919,970	12/31/2023	T-12	40,539,309	11,947,424	28,591,885
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	0	0	L(24),D(32),O(4)	6,747,675	3,085,940	3,661,735	6/30/2024	T-12	6,705,102	3,316,700	3,388,403	12/31/2023	T-12	6,162,076	3,286,914	2,875,162
7	Loan	16, 19	1	New Jersey Logistics	5	5	L(24),D(32),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2	0	0	YM0.5%(25),DorYM0.5%(28),O(7)	85,469,946	25,221,741	60,248,205	3/31/2024	T-12	84,472,430	25,317,096	59,155,334	12/31/2023	T-12	82,497,597	23,810,406	58,687,190
8.01	Property		1	200 Sidney				23,664,042	6,898,096	16,765,946	3/31/2024	T-12	22,759,084	6,921,719	15,837,365	12/31/2023	T-12	22,214,851	6,661,111	15,553,740
8.02	Property		1	Lincoln Centre				18,183,731	5,093,898	13,089,833	3/31/2024	T-12	18,193,066	5,181,882	13,011,184	12/31/2023	T-12	17,847,308	5,067,069	12,780,239
8.03	Property		1	40 Erie Street				14,104,382	4,651,964	9,452,417	3/31/2024	T-12	14,006,653	4,579,941	9,426,712	12/31/2023	T-12	12,121,371	4,032,638	8,088,733
8.04	Property		1	4570 Executive Drive				10,674,557	3,762,645	6,911,912	3/31/2024	T-12	10,861,584	3,817,054	7,044,530	12/31/2023	T-12	10,448,701	3,452,658	6,996,043
8.05	Property		1	9360-9390 Towne Centre Drive				9,014,947	2,866,298	6,148,648	3/31/2024	T-12	8,970,666	2,982,548	5,988,118	12/31/2023	T-12	10,779,744	2,856,444	7,923,300
8.06	Property		1	21 Erie Street				5,993,729	1,152,875	4,840,853	3/31/2024	T-12	5,866,478	1,065,329	4,801,149	12/31/2023	T-12	5,677,004	998,372	4,678,632
8.07	Property		1	47 Erie Street Parking Structure				2,782,533	580,403	2,202,130	3/31/2024	T-12	2,770,094	552,837	2,217,257	12/31/2023	T-12	2,433,387	591,553	1,841,834
8.08	Property		1	Eastgate Mall				1,052,026	215,560	836,466	3/31/2024	T-12	1,044,805	215,786	829,019	12/31/2023	T-12	975,231	150,562	824,669
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	0	0	L(26),D(27),O(7)	59,253,463	15,561,540	43,691,924	4/30/2024	T-12	59,426,990	15,869,494	43,557,495	12/31/2023	T-12	56,031,261	16,837,781	39,193,479
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	0	0	L(24),DorYM1(29),O(7)	14,843,393	6,342,469	8,500,924	5/31/2024	T-12	13,660,870	6,210,980	7,449,891	12/31/2023	T-12	11,934,903	6,116,002	5,818,901
11	Loan	3	1	Patriot Crossing	0	0	L(24),YM1(30),O(6)	4,061,904	1,579,316	2,482,588	7/31/2024	T-12	3,837,629	1,594,263	2,243,366	12/31/2023	T-12	3,712,759	1,457,861	2,254,898
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio	0	0	L(24),D(29),O(7)	3,180,205	854,665	2,325,541	6/30/2024	T-12	2,973,309	923,620	2,049,689	12/31/2023	T-12	2,602,488	828,346	1,774,142
12.01	Property		1	Queen's Grant				1,634,702	415,142	1,219,561	6/30/2024	T-12	1,523,850	458,869	1,064,980	12/31/2023	T-12	1,314,265	415,086	899,179
12.02	Property		1	Arrowood				1,545,503	439,523	1,105,980	6/30/2024	T-12	1,449,460	464,751	984,709	12/31/2023	T-12	1,288,223	413,260	874,963
13	Loan	7, 12, 19	1	Westshore Crossing	0	0	L(26),D(27),O(7)	6,198,227	2,356,254	3,841,973	4/30/2024	T-12	5,959,388	2,257,727	3,701,662	12/31/2023	T-12	4,604,817	1,920,555	2,684,261
14	Loan		1	Oak Ridge City Center	0	0	L(11),YM1(42),O(7)	3,476,435	863,605	2,612,830	4/30/2024	T-12	3,505,582	838,313	2,667,269	12/31/2023	T-12	3,387,815	849,501	2,538,314
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	5	0	L(23),YM1(2),DorYM1(31),O(4)	47,421,498	17,043,518	30,377,981	3/31/2024	T-12	48,058,002	17,301,924	30,756,078	12/31/2023	T-12	48,167,771	16,915,840	31,251,930
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II	0	0	L(24),D(30),O(6)	3,379,842	821,522	2,558,320	6/30/2024	T-12	3,338,662	715,320	2,623,342	12/31/2023	T-12	3,192,773	709,109	2,483,664
17	Loan	19	1	Cherrywood Shopping Center	0	0	L(24),D(29),O(7)	3,374,335	1,008,579	2,365,756	6/30/2024	T-12	3,256,526	894,754	2,361,772	12/31/2023	T-12	3,068,041	1,063,393	2,004,648
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue	0	0	L(24),D(32),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19	Loan		1	The Palisades	0	0	L(24),D(29),O(7)	2,461,063	717,274	1,743,789	7/31/2024	T-12	2,291,278	738,291	1,552,987	12/31/2023	T-12	2,232,909	673,861	1,559,048
20	Loan	7	1	Northwoods Apartments	0	0	L(25),D(31),O(4)	4,138,554	1,503,431	2,635,122	6/30/2024	T-12	4,017,088	1,522,201	2,494,887	12/31/2023	T-12	3,648,119	1,474,791	2,173,328
21	Loan	4, 19, 30	1	DeKalb Student Housing	0	0	L(25),D(28),O(7)	4,624,901	2,107,202	2,517,699	5/31/2024	T-12	4,614,580	2,176,244	2,438,336	12/31/2023	T-12	4,544,247	2,209,533	2,334,713
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	0	0	L(11),YM1(18),DorYM1(24),O(7)	30,083,673	1,937,654	28,146,019	12/31/2023	T-12	29,989,517	2,405,590	27,583,927	12/31/2022	T-12	27,940,480	1,352,135	26,588,345
22.01	Property		1	FCA USA - Detroit, MI				9,124,678	980,812	8,143,866	12/31/2023	T-12	8,520,112	650,834	7,869,278	12/31/2022	T-12	7,504,173	492,597	7,011,576
22.02	Property		1	Grupo Antolin - Shelby Township, MI				3,723,073	62,226	3,660,847	12/31/2023	T-12	3,635,451	46,387	3,589,064	12/31/2022	T-12	3,572,514	53,827	3,518,687
22.03	Property		1	Follett School - McHenry, IL				2,078,309	15,385	2,062,924	12/31/2023	T-12	2,282,237	242,928	2,039,309	12/31/2022	T-12	2,175,499	14,055	2,161,445
22.04	Property		1	Shaw Aero - Naples, FL				1,339,488	263,265	1,076,223	12/31/2023	T-12	1,258,092	199,160	1,058,932	12/31/2022	T-12	1,185,273	140,625	1,044,648
22.05	Property		1	Kuka - Sterling Heights, MI				1,189,724	19,724	1,170,000	12/31/2023	T-12	1,167,198	17,198	1,150,000	12/31/2022	T-12	1,145,854	15,854	1,130,000
22.06	Property		1	ZF Active Safety - Findlay, OH				1,700,662	52,029	1,648,633	12/31/2023	T-12	2,181,541	566,121	1,615,420	12/31/2022	T-12	1,613,103	30,166	1,582,937
22.07	Property		1	CF Sauer - 184 Suburban				1,140,189	5,229	1,134,961	12/31/2023	T-12	1,116,127	3,421	1,112,707	12/31/2022	T-12	1,095,495	4,606	1,090,889
22.08	Property		1	CF Sauer - 728 N Main St.				1,196,256	12,180	1,184,076	12/31/2023	T-12	1,168,826	7,967	1,160,859	12/31/2022	T-12	1,148,824	10,727	1,138,097
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA				1,054,508	24,302	1,030,206	12/31/2023	T-12	1,041,968	21,962	1,020,006	12/31/2022	T-12	1,030,165	20,259	1,009,906
22.10	Property		1	Hannibal - Houston, TX				1,437,384	291,247	1,146,137	12/31/2023	T-12	1,440,392	316,728	1,123,664	12/31/2022	T-12	1,418,165	316,534	1,101,631
22.11	Property		1	FedEx IV - Lexington, KY				853,366	12,834	840,532	12/31/2023	T-12	990,505	148,531	841,974	12/31/2022	T-12	960,054	145,240	814,814
22.12	Property		1	VersaFlex - Kansas City, KS				720,000	5,328	714,672	12/31/2023	T-12	723,486	3,486	720,000	12/31/2022	T-12	721,756	1,756	720,000
22.13	Property		1	Cott Beverage Inc - Sikeston, MO				920,672	79,649	841,024	12/31/2023	T-12	909,392	80,797	828,595	12/31/2022	T-12	894,780	78,430	816,350
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD				661,814	6,949	654,865	12/31/2023	T-12	646,522	4,435	642,087	12/31/2022	T-12	640,692	2,212	638,480
22.15	Property		1	CSTK - St. Louis, MO				995,619	94,628	900,991	12/31/2023	T-12	990,341	87,739	902,602	12/31/2022	T-12	917,357	14,755	902,602
22.16	Property		1	CF Sauer - 39 S Park Dr.				736,155	7,492	728,662	12/31/2023	T-12	719,276	4,901	714,375	12/31/2022	T-12	706,968	6,600	700,367
22.17	Property		1	AM Castle - Wichita, KS				750,794	0	750,794	12/31/2023	T-12	747,440	0	747,440	12/31/2022	T-12	767,495	0	767,495
22.18	Property		1	CF Sauer - 9 Old Mill Road				387,452	3,946	383,506	12/31/2023	T-12	378,568	2,581	375,987	12/31/2022	T-12	372,089	3,475	368,614
22.19	Property		1	CF Sauer - 2447 Eunice Avenue				44,567	230	44,338	12/31/2023	T-12	43,653	222	43,432	12/31/2022	T-12	42,580	225	42,355
22.20	Property		1	CF Sauer - 513 West Butler Road				28,962	199	28,763	12/31/2023	T-12	28,391	192	28,199	12/31/2022	T-12	27,646	195	27,452
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio	0	0	L(24),D(32),O(4)	3,243,411	870,203	2,373,209	6/30/2024	Various	2,384,527	688,907	1,695,620	Various	Various	1,827,777	641,017	1,186,760
23.01	Property		1	8705-8711 South Morgan Street				526,295	146,528	379,767	6/30/2024	T-8 Ann.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.02	Property		1	11214-11218 South Indiana Avenue				342,648	83,980	258,668	6/30/2024	T-12	330,498	85,251	245,247	12/31/2023	T-12	235,049	83,352	151,697
23.03	Property		1	8201 South Paulina Street				267,830	74,532	193,298	6/30/2024	T-12	253,807	84,153	169,654	12/31/2023	T-12	188,841	74,884	113,957
23.04	Property		1	2320 West Garfield Boulevard				277,075	72,219	204,856	6/30/2024	T-12	277,792	74,847	202,945	12/31/2023	T-12	237,346	69,617	167,729
23.05	Property		1	7818-7820 South South Shore Drive				291,915	79,909	212,006	6/30/2024	T-12	274,421	79,812	194,609	12/31/2023	T-12	238,520	72,122	166,398
23.06	Property		1	8001-8007 South Eberhart Avenue				254,366	63,530	190,836	6/30/2024	T-12	247,160	73,591	173,569	12/31/2023	T-12	194,773	65,518	129,255
23.07	Property		1	8139-8145 South Maryland Avenue				216,926	57,139	159,787	6/30/2024	T-12	213,478	59,447	154,031	12/31/2023	T-12	152,115	56,927	95,188
23.08	Property		1	535 East 102nd Street				245,330	70,566	174,764	6/30/2024	T-8 Ann.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.09	Property		1	6516 South Stony Island Avenue				215,984	64,083	151,901	6/30/2024	T-12	208,580	67,219	141,361	12/31/2023	T-12	149,329	60,777	88,552
23.10	Property		1	7770-7778 South South Shore Drive				194,721	56,121	138,600	6/30/2024	T-12	188,837	56,765	132,072	12/31/2023	T-12	142,024	48,519	93,505
23.11	Property		1	9017-9025 South Cottage Grove Avenue				233,787	53,984	179,803	6/30/2024	T-12	224,757	58,895	165,862	12/31/2023	T-12	179,283	56,764	122,519
23.12	Property		1	7956 South Normal Avenue				176,535	47,612	128,923	6/30/2024	T-12	165,197	48,927	116,270	12/31/2023	T-12	110,497	52,537	57,961
24	Loan	19, 23	1	London Bridge Industrial	0	0	L(12),YM1(44),O(4)	2,010,455	532,603	1,477,852	6/30/2024	T-12	1,841,906	531,745	1,310,162	12/31/2023	T-12	1,654,342	439,288	1,215,054
25	Loan	10, 15	1	Fountain Hills Plaza	5	5	L(24),D(30),O(6)	2,174,796	510,646	1,664,149	6/30/2024	T-12	2,153,383	486,278	1,667,104	12/31/2023	T-12	2,215,082	481,494	1,733,588
26	Loan	21	1	80 White Street	0	0	L(24),D(32),O(4)	1,352,205	675,653	676,552	4/30/2024	T-12	1,367,969	679,460	688,509	12/31/2023	T-12	1,100,418	691,482	408,936
27	Loan	20	1	Feasterville Plaza	0	0	L(25),YM1(28),O(7)	2,028,131	681,041	1,347,090	6/30/2024	T-12	2,025,441	568,233	1,457,208	12/31/2023	T-12	1,927,713	613,527	1,314,186
28	Loan	10, 17, 19, 23	1	Crown Center	0	5	L(24),D(30),O(6)	2,584,176	1,296,092	1,288,085	4/30/2024	T-12	2,554,885	1,199,237	1,355,648	9/30/2023	T-12	2,513,357	1,087,174	1,426,183
29	Loan		1	The Park at Milestone	0	0	L(24),D(29),O(7)	1,790,155	1,216,900	573,255	7/31/2024	T-12	1,356,183	1,242,025	114,158	12/31/2023	T-12	2,073,639	1,192,303	881,336
30	Loan	6, 10	3	Sandpiper Midwest Portfolio	0	5	L(25),D(29),O(6)	5,417,506	3,706,957	1,710,549	5/31/2024	T-12	5,196,777	3,505,926	1,690,851	12/31/2023	T-12	5,879,952	3,458,607	2,421,345
30.01	Property		1	WoodSpring Suites Fort Wayne				1,911,191	1,235,914	675,277	5/31/2024	T-12	1,772,449	1,206,927	565,522	12/31/2023	T-12	1,891,990	1,088,361	803,629
30.02	Property		1	WoodSpring Suites Easton				1,787,700	1,274,488	513,212	5/31/2024	T-12	1,583,014	1,163,365	419,649	12/31/2023	T-12	1,944,325	1,264,739	679,586
30.03	Property		1	WoodSpring Suites Fairfield				1,718,615	1,196,555	522,060	5/31/2024	T-12	1,841,314	1,135,634	705,680	12/31/2023	T-12	2,043,637	1,105,507	938,130
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport	0	0	L(24),D(29),O(7)	3,435,883	2,069,128	1,366,755	6/30/2024	T-12	2,988,027	2,002,035	985,993	12/31/2023	T-12	3,537,013	2,052,923	1,484,090
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington	0	0	L(25),D(31),O(4)	3,047,141	1,594,474	1,452,666	5/31/2024	T-12	3,003,498	1,615,147	1,388,350	12/31/2023	T-12	3,412,656	1,733,649	1,679,007
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center	0	0	L(26),D(27),O(7)	3,317,111	2,021,469	1,295,642	5/31/2024	T-12	3,303,896	2,001,982	1,301,914	12/31/2023	T-12	3,387,709	1,963,575	1,424,134
34	Loan	2, 16, 19	1	The Hub	0	0	L(25),D(31),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
35	Loan	16, 23, 30	1	Enfield Industrial	0	0	L(24),D(32),O(4)	810,006	316,738	493,267	6/30/2024	T-12	462,166	327,378	134,788	12/31/2023	T-12	504,778	153,226	351,552
36	Loan		1	Storage Sense Orlando	0	0	L(25),D(28),O(7)	1,066,834	341,733	725,100	5/31/2024	T-12	1,062,117	343,302	718,815	12/31/2023	T-12	992,946	330,049	662,896

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)
					10		12					16				16
37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest	0	0	L(24),D(32),O(4)	1,980,612	1,211,067	769,545	7/31/2024	T-12	1,794,884	1,210,176	584,707	12/31/2023	T-12	1,699,797	1,014,193	685,604
37.01	Property		1	Lakecrest				1,095,140	588,367	506,773	7/31/2024	T-12	1,044,206	569,468	474,738	12/31/2023	T-12	898,242	494,797	403,445
37.02	Property		1	Southpointe				885,472	622,700	262,772	7/31/2024	T-12	750,678	640,708	109,969	12/31/2023	T-12	801,555	519,396	282,159
38	Loan	6, 13, 16	3	Retek New York Portfolio	0	0	L(11),YM1(42),O(7)	225,206	21,590	203,616	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
38.01	Property		1	1503 Teller Avenue				72,001	3,093	68,908	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
38.02	Property		1	171 Herzl Street				60,538	2,754	57,784	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
38.03	Property		1	2822 University Avenue				92,667	15,743	76,924	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP	0	0	L(25),D(28),O(7)	902,869	437,522	465,348	6/30/2024	T-12	859,229	444,957	414,272	12/31/2023	T-12	847,398	442,806	404,591
39.01	Property		1	Saucon Valley Crossing				409,031	171,059	237,972	6/30/2024	T-12	404,298	175,329	228,970	12/31/2023	T-12	390,030	167,958	222,072
39.02	Property		1	Birch Knoll				493,839	266,463	227,376	6/30/2024	T-12	454,931	269,629	185,302	12/31/2023	T-12	457,367	274,848	182,519
40	Loan	13, 18, 27	1	2758 Creston Avenue	0	0	L(23),YM1(33),O(4)	235,207	13,982	221,225	7/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
41	Loan	2, 16	1	1900 Euclid Avenue	0	0	L(24),YM1(29),O(7)	1,322,215	725,605	596,610	5/31/2024	T-12	1,198,278	710,787	487,491	12/31/2023	T-12	1,128,782	696,061	432,721
42	Loan	2, 19, 20	1	501 Hayes	0	0	L(24),D(31),O(5)	819,202	107,309	711,893	4/30/2024	T-12	778,568	104,289	674,279	12/31/2023	T-12	693,816	133,903	559,913
43	Loan	19	1	Suburban Extended Stay - Denver Westminster	0	0	L(24),D(33),O(3)	2,336,594	1,332,956	1,003,638	7/31/2024	T-12	2,251,717	1,394,930	856,786	12/31/2023	T-12	2,349,240	1,439,707	909,533
44	Loan	15	1	Strawberry Square Shopping Center	0	0	L(24),D(33),O(3)	1,152,348	723,604	428,744	6/30/2024	T-12	1,220,346	669,924	550,422	12/31/2023	T-12	1,084,668	543,694	540,974
45	Loan	18, 20, 23	1	51 Haddonfield	0	0	L(25),D(31),O(4)	1,600,242	1,033,246	566,996	6/30/2024	T-12	1,507,364	1,068,251	439,113	12/31/2023	T-12	1,627,289	1,115,054	512,235
46	Loan	16	1	140-150 Access Road	0	0	L(24),D(29),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
47	Loan		1	824 Classon Avenue	0	0	L(11),YM1(45),O(4)	536,266	30,833	505,433	8/31/2024	T-12	539,235	57,437	481,798	12/31/2023	T-12	268,740	40,432	228,308
48	Loan	10	1	US Storage - Delray Beach	0	5	L(25),YM1(32),O(3)	1,148,860	407,364	741,496	3/31/2024	T-12	1,178,778	408,325	770,453	12/31/2023	T-12	1,206,571	410,877	795,693
49	Loan	10	1	US Storage - Nashville	0	5	L(25),YM1(32),O(3)	1,019,844	346,587	673,257	3/31/2024	T-12	1,000,860	346,403	654,457	12/31/2023	T-12	942,638	356,856	585,781
50	Loan	10	1	US Storage - Clarksville	0	5	L(25),YM1(32),O(3)	1,137,913	292,754	845,159	3/31/2024	T-12	1,130,815	293,572	837,243	12/31/2023	T-12	1,147,164	276,457	870,707
51	Loan	5, 16, 27	1	286 East 163rd Street	0	0	L(26),D(30),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
52	Loan	13	1	60 Cottage Street	0	0	L(11),YM1(45),O(4)	478,978	86,384	392,594	7/31/2024	T-12	504,106	86,397	417,709	12/31/2023	T-12	443,124	41,761	401,363
53	Loan	2, 28	1	431 Dekalb Avenue	0	0	L(25),D(31),O(4)	345,983	53,559	292,424	6/30/2024	T-12	204,218	54,994	149,224	12/31/2023	T-12	157,165	40,587	116,578
54	Loan	16, 27, 29	1	1668 Bergen Street	0	0	L(25),D(31),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
55	Loan		1	Hamlet MHC	0	0	L(25),YM1(29),O(6)	359,193	110,789	248,405	6/30/2024	T-12	343,074	116,549	226,525	12/31/2023	T-12	309,208	138,249	170,960

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
					16						15	15		7, 14	7, 14	7	7	5
1	Loan	6	3	Arch Portfolio	12/31/2022	T-12	89.6%	10,707,510	3,085,563	7,621,948	203,250	0	7,418,698	1.46	1.42	10.3%	10.0%	117,900,000
1.01	Property		1	The Arcadian	12/31/2022	T-12	90.4%	4,026,076	1,238,468	2,787,608	71,250	0	2,716,358					45,200,000
1.02	Property		1	The Charleston	12/31/2022	T-12	93.5%	3,220,138	831,941	2,388,197	58,500	0	2,329,697					35,100,000
1.03	Property		1	The Arlington	12/31/2022	T-12	85.4%	3,461,296	1,015,154	2,446,142	73,500	0	2,372,642					37,600,000
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	12/31/2022	T-12	95.0%	177,408,734	76,356,450	101,052,285	376,202	0	100,676,083	2.73	2.72	19.4%	19.4%	1,755,000,000
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio	NAV	NAV	95.0%	8,832,476	1,575,343	7,257,133	34,430	68,861	7,153,842	1.66	1.64	11.6%	11.4%	102,600,000
3.01	Property		1	201 Merrimack Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV					53,900,000
3.02	Property		1	117 Water Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV					48,700,000
4	Loan	17, 19	1	Estates at Palm Bay	12/31/2022	T-12	95.0%	7,901,075	2,612,665	5,288,410	75,000	0	5,213,410	1.31	1.29	8.7%	8.5%	87,200,000
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	12/31/2022	T-12	95.4%	41,481,121	11,271,177	30,209,945	232,624	324,592	29,652,729	1.75	1.72	13.7%	13.5%	392,659,260
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	12/31/2022	T-12	94.1%	6,616,450	1,650,161	4,966,288	69,250	0	4,897,038	1.30	1.29	8.3%	8.2%	90,100,000
7	Loan	16, 19	1	New Jersey Logistics	NAV	NAV	95.0%	6,236,143	1,257,080	4,979,063	36,805	92,013	4,850,245	1.86	1.81	11.9%	11.5%	80,300,000
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2	12/31/2022	T-12	93.7%	97,707,980	25,625,813	72,082,166	66,915	497,729	71,517,523	2.36	2.34	13.1%	13.0%	1,098,200,000
8.01	Property		1	200 Sidney	12/31/2022	T-12	100.0%	31,122,294	6,841,858	24,280,436	33,951	94,308	24,152,177					323,600,000
8.02	Property		1	Lincoln Centre	12/31/2022	T-12	100.0%	20,914,054	5,419,567	15,494,487	10,800	180,000	15,303,687					243,000,000
8.03	Property		1	40 Erie Street	12/31/2022	T-12	100.0%	15,205,784	4,613,990	10,591,794	4,266	53,319	10,534,209					151,900,000
8.04	Property		1	4570 Executive Drive	12/31/2022	T-12	91.5%	12,230,158	3,839,407	8,390,751	7,533	62,775	8,320,443					120,000,000
8.05	Property		1	9360-9390 Towne Centre Drive	12/31/2022	T-12	60.6%	7,873,720	2,960,083	4,913,637	7,379	73,789	4,832,469					141,000,000
8.06	Property		1	21 Erie Street	12/31/2022	T-12	100.0%	6,491,667	1,159,323	5,332,345	2,077	25,957	5,304,311					75,500,000
8.07	Property		1	47 Erie Street Parking Structure	12/31/2022	T-12	NAP	2,782,533	584,424	2,198,109	0	0	2,198,109					28,000,000
8.08	Property		1	Eastgate Mall	12/31/2022	T-12	100.0%	1,087,770	207,163	880,608	910	7,582	872,116					15,200,000
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	12/31/2022	T-12	95.0%	58,468,101	15,644,476	42,823,625	219,376	1,038,756	41,565,493	2.37	2.30	16.8%	16.3%	605,000,000
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	12/31/2022	T-12	85.6%	17,729,678	6,923,863	10,805,815	73,623	294,493	10,437,699	1.61	1.55	11.3%	10.9%	158,400,000
11	Loan	3	1	Patriot Crossing	12/31/2022	T-12	94.2%	4,209,817	1,529,594	2,680,223	90,500	0	2,589,723	1.31	1.27	9.0%	8.7%	47,400,000
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio	12/31/2022	T-12	94.7%	3,319,678	869,655	2,450,024	20,100	0	2,429,924	1.27	1.26	8.2%	8.2%	47,700,000
12.01	Property		1	Queen's Grant	12/31/2022	T-12	94.6%	1,677,511	421,527	1,255,984	10,350	0	1,245,634					24,900,000
12.02	Property		1	Arrowood	12/31/2022	T-12	94.7%	1,642,167	448,128	1,194,039	9,750	0	1,184,289					22,800,000
13	Loan	7, 12, 19	1	Westshore Crossing	12/31/2022	T-12	93.5%	6,652,986	2,260,995	4,391,990	84,250	0	4,307,740	1.32	1.30	8.7%	8.5%	86,200,000
14	Loan		1	Oak Ridge City Center	12/31/2022	T-12	95.0%	3,521,965	903,092	2,618,873	43,048	129,145	2,446,680	1.42	1.33	10.5%	9.8%	35,900,000
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	12/31/2022	T-12	90.1%	46,320,029	17,725,341	28,594,688	183,756	918,779	27,492,153	2.27	2.18	11.9%	11.5%	555,000,000
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II	12/31/2022	T-12	95.0%	3,417,302	825,652	2,591,650	37,500	0	2,554,150	1.74	1.71	10.9%	10.8%	38,000,000
17	Loan	19	1	Cherrywood Shopping Center	12/31/2022	T-12	95.0%	3,339,625	1,087,125	2,252,500	8,986	79,648	2,163,866	1.40	1.35	9.5%	9.1%	35,600,000
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue	NAV	NAV	97.0%	1,956,072	156,227	1,799,845	7,250	0	1,792,595	1.28	1.28	8.2%	8.1%	34,200,000
19	Loan		1	The Palisades	12/31/2022	T-12	94.3%	2,539,258	784,155	1,755,103	48,000	0	1,707,103	1.33	1.29	8.4%	8.1%	29,200,000
20	Loan	7	1	Northwoods Apartments	12/31/2022	T-12	90.7%	4,321,762	1,301,720	3,020,042	70,000	0	2,950,042	1.38	1.35	8.7%	8.5%	52,000,000
21	Loan	4, 19, 30	1	DeKalb Student Housing	12/31/2022	T-12	94.0%	4,634,449	2,185,838	2,448,610	106,200	0	2,342,410	1.65	1.58	12.4%	11.8%	35,100,000
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	12/31/2021	T-12	100.0%	32,612,362	2,698,321	29,914,041	586,246	0	29,327,795	2.17	2.12	12.6%	12.4%	440,475,000
22.01	Property		1	FCA USA - Detroit, MI	12/31/2021	T-12	100.0%	10,165,096	1,216,851	8,948,245	149,553	0	8,798,692					130,900,000
22.02	Property		1	Grupo Antolin - Shelby Township, MI	12/31/2021	T-12	100.0%	3,862,154	136,993	3,725,161	53,971	0	3,671,190					52,000,000
22.03	Property		1	Follett School - McHenry, IL	12/31/2021	T-12	100.0%	2,257,626	60,838	2,196,789	73,030	0	2,123,759					37,600,000
22.04	Property		1	Shaw Aero - Naples, FL	12/31/2021	T-12	100.0%	1,482,908	319,310	1,163,598	19,587	0	1,144,011					21,500,000
22.05	Property		1	Kuka - Sterling Heights, MI	12/31/2021	T-12	100.0%	1,315,504	54,009	1,261,495	30,000	0	1,231,495					19,950,000
22.06	Property		1	ZF Active Safety - Findlay, OH	12/31/2021	T-12	100.0%	1,799,430	88,008	1,711,423	32,445	0	1,678,978					19,450,000
22.07	Property		1	CF Sauer - 184 Suburban	12/31/2021	T-12	100.0%	1,198,556	27,502	1,171,054	15,910	0	1,155,144					18,000,000
22.08	Property		1	CF Sauer - 728 N Main St.	12/31/2021	T-12	100.0%	1,255,057	33,326	1,221,732	37,050	0	1,184,682					17,900,000
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	12/31/2021	T-12	100.0%	1,120,814	54,362	1,066,453	12,847	0	1,053,606					16,050,000
22.10	Property		1	Hannibal - Houston, TX	12/31/2021	T-12	100.0%	1,552,566	340,787	1,211,779	16,350	0	1,195,429					15,900,000
22.11	Property		1	FedEx IV - Lexington, KY	12/31/2021	T-12	100.0%	855,554	26,656	828,898	20,773	0	808,125					14,700,000
22.12	Property		1	VersaFlex - Kansas City, KS	12/31/2021	T-12	100.0%	851,541	20,629	830,912	16,950	0	813,962					13,450,000
22.13	Property		1	Cott Beverage Inc - Sikeston, MO	12/31/2021	T-12	100.0%	979,883	112,372	867,512	25,500	0	842,012					11,900,000
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	12/31/2021	T-12	100.0%	700,694	18,761	681,932	18,000	0	663,932					11,300,000
22.15	Property		1	CSTK - St. Louis, MO	12/31/2021	T-12	100.0%	1,124,754	131,892	992,862	8,404	0	984,458					11,200,000
22.16	Property		1	CF Sauer - 39 S Park Dr.	12/31/2021	T-12	100.0%	772,341	20,506	751,835	22,800	0	729,035					11,000,000
22.17	Property		1	AM Castle - Wichita, KS	12/31/2021	T-12	100.0%	834,023	22,751	811,272	19,140	0	792,132					10,600,000
22.18	Property		1	CF Sauer - 9 Old Mill Road	12/31/2021	T-12	100.0%	406,497	10,794	395,703	12,000	0	383,703					5,800,000
22.19	Property		1	CF Sauer - 2447 Eunice Avenue	12/31/2021	T-12	100.0%	46,876	1,167	45,709	1,035	0	44,674					775,000
22.20	Property		1	CF Sauer - 513 West Butler Road	12/31/2021	T-12	100.0%	30,486	808	29,678	900	0	28,778					500,000
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio	Various	Various	94.8%	3,220,807	1,139,567	2,081,240	70,215	0	2,011,025	1.55	1.49	13.0%	12.6%	34,100,000
23.01	Property		1	8705-8711 South Morgan Street	NAV	NAV	95.0%	530,828	184,579	346,248	10,692	0	335,556					5,080,000
23.02	Property		1	11214-11218 South Indiana Avenue	12/31/2022	T-11 Ann.	95.0%	342,137	112,487	229,650	9,126	0	220,524					3,140,000
23.03	Property		1	8201 South Paulina Street	12/31/2022	T-11 Ann.	95.0%	272,973	94,587	178,386	5,962	0	172,424					2,530,000
23.04	Property		1	2320 West Garfield Boulevard	12/31/2022	T-10 Ann.	94.1%	268,164	88,565	179,599	5,238	0	174,361					2,510,000
23.05	Property		1	7818-7820 South South Shore Drive	12/31/2022	T-11 Ann.	95.0%	298,509	113,354	185,155	6,696	0	178,459					2,670,000
23.06	Property		1	8001-8007 South Eberhart Avenue	12/31/2022	T-11 Ann.	94.7%	252,031	83,604	168,427	4,950	0	163,477					2,310,000
23.07	Property		1	8139-8145 South Maryland Avenue	12/31/2022	T-12	95.0%	218,253	73,471	144,782	4,590	0	140,192					2,200,000
23.08	Property		1	535 East 102nd Street	NAV	NAV	95.0%	252,453	89,625	162,828	6,446	0	156,382					2,180,000
23.09	Property		1	6516 South Stony Island Avenue	12/31/2022	T-12	95.0%	215,141	81,262	133,879	4,400	0	129,479					1,850,000
23.10	Property		1	7770-7778 South South Shore Drive	12/31/2022	T-9 Ann.	95.0%	197,448	72,453	124,995	4,065	0	120,930					1,950,000
23.11	Property		1	9017-9025 South Cottage Grove Avenue	12/31/2022	T-8 Ann.	92.1%	196,968	81,864	115,104	3,864	0	111,240					1,900,000
23.12	Property		1	7956 South Normal Avenue	12/31/2022	T-9 Ann.	95.0%	175,902	63,715	112,187	4,186	0	108,001					1,710,000
24	Loan	19, 23	1	London Bridge Industrial	12/31/2022	T-12	95.0%	1,837,812	576,628	1,261,184	40,000	59,822	1,161,362	1.35	1.25	9.0%	8.3%	32,200,000
25	Loan	10, 15	1	Fountain Hills Plaza	12/31/2022	T-12	86.4%	2,076,697	485,171	1,591,526	22,257	55,020	1,514,249	1.75	1.66	11.5%	11.0%	21,250,000
26	Loan	21	1	80 White Street	12/31/2022	T-12	95.0%	1,918,302	698,799	1,219,504	9,947	0	1,209,557	1.29	1.27	9.4%	9.3%	22,300,000
27	Loan	20	1	Feasterville Plaza	12/31/2022	T-12	95.0%	1,995,486	604,065	1,391,421	16,594	76,484	1,298,342	1.47	1.37	10.8%	10.1%	19,100,000
28	Loan	10, 17, 19, 23	1	Crown Center	9/30/2022	T-12	91.4%	2,825,059	1,337,361	1,487,697	50,087	171,556	1,266,054	1.74	1.48	12.9%	11.0%	19,900,000
29	Loan		1	The Park at Milestone	12/31/2022	T-12	86.3%	2,313,046	1,237,743	1,075,303	48,000	0	1,027,303	1.48	1.41	9.4%	9.0%	17,300,000
30	Loan	6, 10	3	Sandpiper Midwest Portfolio	12/31/2022	T-12	77.6%	5,417,506	3,658,718	1,758,788	216,700	0	1,542,087	2.01	1.76	15.8%	13.9%	20,800,000
30.01	Property		1	WoodSpring Suites Fort Wayne	12/31/2022	T-12	82.4%	1,911,191	1,235,234	675,957	76,448	0	599,509					7,400,000
30.02	Property		1	WoodSpring Suites Easton	12/31/2022	T-12	71.8%	1,787,700	1,221,134	566,566	71,508	0	495,058					6,300,000
30.03	Property		1	WoodSpring Suites Fairfield	12/31/2022	T-12	78.6%	1,718,615	1,202,351	516,264	68,745	0	447,520					7,100,000
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport	12/31/2022	T-12	75.2%	3,435,883	2,098,008	1,337,875	137,435	0	1,200,439	1.56	1.40	13.4%	12.0%	15,200,000
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington	12/31/2022	T-12	76.9%	3,039,064	1,620,011	1,419,053	121,563	0	1,297,490	1.96	1.79	15.8%	14.4%	13,700,000
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center	12/31/2022	T-12	72.1%	3,317,111	2,022,871	1,294,240	99,513	0	1,194,726	1.75	1.61	14.5%	13.4%	14,500,000
34	Loan	2, 16, 19	1	The Hub	NAV	NAV	95.0%	1,259,945	112,626	1,147,319	7,760	37,800	1,101,759	1.72	1.65	13.0%	12.5%	15,930,000
35	Loan	16, 23, 30	1	Enfield Industrial	12/31/2022	T-12	95.0%	1,243,018	335,208	907,810	24,451	24,718	858,642	1.39	1.32	10.7%	10.2%	14,000,000
36	Loan		1	Storage Sense Orlando	12/31/2022	T-12	92.2%	1,074,531	348,724	725,807	6,226	0	719,581	1.27	1.26	8.6%	8.6%	12,900,000

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
					16						15	15		7, 14	7, 14	7	7	5
37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest	12/31/2022	T-12	83.7%	2,397,849	1,253,992	1,143,857	23,867	64,013	1,055,976	1.94	1.79	15.8%	14.6%	10,000,000
37.01	Property		1	Lakecrest	12/31/2022	T-12	84.8%	1,159,020	606,268	552,752	13,666	31,008	508,079					5,300,000
37.02	Property		1	Southpointe	12/31/2022	T-12	82.6%	1,238,829	647,724	591,105	10,202	33,005	547,898					4,700,000
38	Loan	6, 13, 16	3	Retek New York Portfolio	NAV	NAV	97.5%	805,209	100,390	704,819	5,200	0	699,619	1.40	1.39	9.7%	9.7%	10,500,000
38.01	Property		1	1503 Teller Avenue	NAV	NAV	97.5%	314,243	37,761	276,482	2,000	0	274,482					4,100,000
38.02	Property		1	171 Herzl Street	NAV	NAV	97.5%	247,380	30,854	216,526	1,600	0	214,926					3,200,000
38.03	Property		1	2822 University Avenue	NAV	NAV	97.5%	243,587	31,775	211,812	1,600	0	210,212					3,200,000
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP	12/31/2022	T-12	91.0%	961,159	394,283	566,876	8,100	0	558,776	1.32	1.30	8.4%	8.3%	9,770,000
39.01	Property		1	Saucon Valley Crossing	12/31/2022	T-12	91.2%	462,388	168,954	293,434	3,550	0	289,884					5,250,000
39.02	Property		1	Birch Knoll	12/31/2022	T-12	90.8%	498,771	225,330	273,441	4,550	0	268,891					4,520,000
40	Loan	13, 18, 27	1	2758 Creston Avenue	NAV	NAV	95.7%	734,160	81,914	652,246	4,200	0	648,046	1.25	1.24	9.9%	9.8%	10,600,000
41	Loan	2, 16	1	1900 Euclid Avenue	12/31/2022	T-12	88.8%	1,474,446	814,288	660,158	25,600	0	634,559	1.29	1.24	10.2%	9.8%	10,300,000
42	Loan	2, 19, 20	1	501 Hayes	12/31/2022	T-12	91.1%	869,985	274,140	595,845	4,000	0	591,845	1.40	1.39	9.2%	9.1%	9,770,000
43	Loan	19	1	Suburban Extended Stay - Denver Westminster	12/31/2022	T-12	86.6%	2,336,594	1,360,030	976,564	93,464	0	883,100	1.98	1.79	15.1%	13.7%	10,700,000
44	Loan	15	1	Strawberry Square Shopping Center	12/31/2022	T-12	92.5%	1,231,078	600,573	630,505	13,961	20,288	596,256	1.51	1.43	10.8%	10.2%	9,700,000
45	Loan	18, 20, 23	1	51 Haddonfield	12/31/2022	T-12	88.4%	1,925,945	1,081,678	844,267	19,676	102,978	721,613	2.17	1.86	15.4%	13.1%	9,800,000
46	Loan	16	1	140-150 Access Road	NAV	NAV	95.0%	793,374	219,366	574,008	11,135	7,046	555,827	1.35	1.31	10.4%	10.1%	7,650,000
47	Loan		1	824 Classon Avenue	12/31/2022	T-12	98.0%	543,841	69,406	474,435	2,500	0	471,935	1.33	1.33	9.1%	9.0%	8,220,000
48	Loan	10	1	US Storage - Delray Beach	12/31/2022	T-12	93.2%	1,148,860	403,132	745,728	7,071	0	738,657	2.37	2.35	14.6%	14.5%	12,650,000
49	Loan	10	1	US Storage - Nashville	12/31/2022	T-12	86.1%	1,019,844	353,197	666,648	7,866	0	658,782	2.16	2.13	13.3%	13.1%	11,760,000
50	Loan	10	1	US Storage - Clarksville	12/31/2022	T-12	89.6%	1,137,913	286,077	851,836	7,659	0	844,178	2.77	2.74	17.0%	16.9%	14,470,000
51	Loan	5, 16, 27	1	286 East 163rd Street	NAV	NAV	98.0%	521,744	54,359	467,385	3,600	0	463,785	1.26	1.25	9.3%	9.3%	7,200,000
52	Loan	13	1	60 Cottage Street	12/31/2022	T-12	95.0%	528,678	137,941	390,737	4,200	0	386,537	1.31	1.30	8.7%	8.6%	6,600,000
53	Loan	2, 28	1	431 Dekalb Avenue	12/31/2022	T-12	95.9%	480,025	87,664	392,361	2,540	4,196	385,625	1.37	1.34	9.6%	9.4%	6,400,000
54	Loan	16, 27, 29	1	1668 Bergen Street	NAV	NAV	97.0%	415,245	50,043	365,202	2,500	0	362,702	1.38	1.37	9.4%	9.3%	6,500,000
55	Loan		1	Hamlet MHC	12/31/2022	T-12	95.0%	377,457	110,380	267,077	4,000	0	263,077	1.37	1.35	8.9%	8.8%	4,600,000

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date
					5		5, 7	5, 7	3, 4			22, 23	23		23
1	Loan	6	3	Arch Portfolio	As Is	8/14/2024	62.9%	62.9%	92.6%	8/1/2024
1.01	Property		1	The Arcadian	As Is	8/14/2024			93.0%	8/1/2024	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	The Charleston	As Is	8/14/2024			97.0%	8/1/2024	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	The Arlington	As Is	8/14/2024			88.8%	8/1/2024	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	Alternate Market Value As Is Subject to EA Regarding Funds Held in Reserve	5/15/2024	29.6%	29.6%	97.5%	5/6/2024	No	JP Morgan Chase	898,121	47.7%	3/31/2026
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio	As Is	8/6/2024	60.9%	60.9%	100.0%	8/29/2024
3.01	Property		1	201 Merrimack Street	As Is	8/6/2024			100.0%	8/29/2024	Yes	Artisan Chef Manufacturing	182,304	100.0%	8/24/2039
3.02	Property		1	117 Water Street	As Is	8/6/2024			100.0%	8/29/2024	Yes	Artisan Chef Manufacturing	162,000	100.0%	8/24/2039
4	Loan	17, 19	1	Estates at Palm Bay	As Is	6/27/2024	70.0%	70.0%	95.7%	6/30/2024	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	As Is with Escrow Reserve	6/4/2024	56.0%	53.0%	95.4%	6/30/2024	No	JCPenney	96,605	17.9%	1/31/2026
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	Hypothetical Market Value with Restricted Rents	7/3/2024	66.6%	66.6%	94.2%	8/1/2024	NAP	NAP	NAP	NAP	NAP
7	Loan	16, 19	1	New Jersey Logistics	As Is	8/14/2024	52.3%	52.3%	100.0%	8/28/2024	Yes	EDA International, Inc.	368,050	100.0%	8/31/2039
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2	As Is	Various	50.1%	50.1%	93.8%	4/12/2024
8.01	Property		1	200 Sidney	As Is	4/30/2024			100.0%	4/12/2024	No	AbbVie Inc.	119,980	63.6%	7/31/2028
8.02	Property		1	Lincoln Centre	As Is	4/22/2024			100.0%	4/12/2024	Yes	Illumina, Inc.	360,000	100.0%	1/15/2033
8.03	Property		1	40 Erie Street	As Is	4/30/2024			100.0%	4/12/2024	No	Intellia Therapeutics, Inc.	65,319	61.3%	9/30/2026
8.04	Property		1	4570 Executive Drive	As Is	4/24/2024			91.6%	4/12/2024	No	BioMed Realty, L.P.	49,912	39.8%	6/22/2025
8.05	Property		1	9360-9390 Towne Centre Drive	As Is	4/24/2024			65.6%	4/12/2024	No	Poseida Therapeutics, Inc.	71,405	48.4%	12/31/2029
8.06	Property		1	21 Erie Street	As Is	4/30/2024			100.0%	4/12/2024	Yes	MIL 21E, LLC	51,914	100.0%	11/30/2030
8.07	Property		1	47 Erie Street Parking Structure	As Is	4/30/2024			NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	Eastgate Mall	As Is	4/24/2024			100.0%	4/12/2024	Yes	Poseida Therapeutics, Inc.	15,163	100.0%	12/31/2029
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	As Is	5/13/2024	42.1%	42.1%	96.7%	4/30/2024	No	JCPenney	162,347	14.8%	12/31/2040
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	As Is	7/2/2024	60.6%	60.6%	85.8%	8/2/2024	No	Quest Workspaces	25,947	8.8%	1/31/2034
11	Loan	3	1	Patriot Crossing	As Is	7/23/2024	62.9%	62.9%	96.4%	8/7/2024	NAP	NAP	NAP	NAP	NAP
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio	As Is	7/17/2024	62.3%	62.3%	98.0%	8/26/2024
12.01	Property		1	Queen's Grant	As Is	7/17/2024			99.5%	8/26/2024	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Arrowood	As Is	7/17/2024			96.4%	8/26/2024	NAP	NAP	NAP	NAP	NAP
13	Loan	7, 12, 19	1	Westshore Crossing	As Is	5/28/2024	58.5%	58.5%	96.1%	6/19/2024	NAP	NAP	NAP	NAP	NAP
14	Loan		1	Oak Ridge City Center	As Is	4/23/2024	69.6%	69.6%	100.0%	6/18/2024	No	Belk	61,200	21.3%	6/30/2026
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	As Is	4/30/2024	43.2%	43.2%	90.2%	4/19/2024	No	Target	188,446	20.5%	10/14/2033
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II	As Is	7/11/2024	62.5%	62.5%	97.3%	7/8/2024	NAP	NAP	NAP	NAP	NAP
17	Loan	19	1	Cherrywood Shopping Center	As Is	6/21/2024	66.7%	66.7%	100.0%	6/6/2024	No	Iavarone Bros. of Wantagh, Inc.	12,375	20.7%	1/31/2040
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue	Market Value Subject to a Hypothetical Condition	7/22/2024	64.3%	64.3%	75.9%	8/7/2024	NAP	NAP	NAP	NAP	NAP
19	Loan		1	The Palisades	As Is	7/26/2024	71.9%	71.9%	94.8%	7/12/2024	NAP	NAP	NAP	NAP	NAP
20	Loan	7	1	Northwoods Apartments	As Is	7/23/2024	66.9%	66.9%	92.9%	7/18/2024	NAP	NAP	NAP	NAP	NAP
21	Loan	4, 19, 30	1	DeKalb Student Housing	As Is	6/18/2024	56.4%	56.4%	95.2%	6/30/2024	NAP	NAP	NAP	NAP	NAP
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	As Is	Various	53.8%	53.8%	100.0%	4/5/2024
22.01	Property		1	FCA USA - Detroit, MI	As Is	2/29/2024			100.0%	4/5/2024	Yes	Fiat Chrysler	997,022	100.0%	7/2/2030
22.02	Property		1	Grupo Antolin - Shelby Township, MI	As Is	2/29/2024			100.0%	4/5/2024	Yes	Grupo Antolin	359,807	100.0%	10/31/2032
22.03	Property		1	Follett School - McHenry, IL	As Is	2/28/2024			100.0%	4/5/2024	Yes	Follett School Solutions	486,868	100.0%	12/31/2029
22.04	Property		1	Shaw Aero - Naples, FL	As Is	3/5/2024			100.0%	4/5/2024	Yes	Shaw Aero Devices	130,581	100.0%	12/31/2032
22.05	Property		1	Kuka - Sterling Heights, MI	As Is	2/29/2024			100.0%	4/5/2024	Yes	KUKA Systems	200,000	100.0%	6/30/2034
22.06	Property		1	ZF Active Safety - Findlay, OH	As Is	3/1/2024			100.0%	4/5/2024	Yes	ZF Active Safety	216,300	100.0%	10/31/2033
22.07	Property		1	CF Sauer - 184 Suburban	As Is	3/1/2024			100.0%	4/5/2024	Yes	Sauer Brands	106,066	100.0%	7/31/2039
22.08	Property		1	CF Sauer - 728 N Main St.	As Is	2/29/2024			100.0%	4/5/2024	Yes	Sauer Brands	247,000	100.0%	7/31/2039
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	As Is	2/28/2024			100.0%	4/5/2024	Yes	Walgreens	85,646	100.0%	11/30/2030
22.10	Property		1	Hannibal - Houston, TX	As Is	2/28/2024			100.0%	4/5/2024	Yes	Hannibal Industries	109,000	100.0%	9/30/2029
22.11	Property		1	FedEx IV - Lexington, KY	As Is	3/7/2024			100.0%	4/5/2024	Yes	FedEx Ground	138,487	100.0%	4/30/2032
22.12	Property		1	VersaFlex - Kansas City, KS	As Is	3/4/2024			100.0%	4/5/2024	Yes	VersaFlex	113,000	100.0%	12/31/2038
22.13	Property		1	Cott Beverage Inc - Sikeston, MO	As Is	2/28/2024			100.0%	4/5/2024	Yes	Cott Beverages	170,000	100.0%	1/31/2027
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	As Is	3/1/2024			100.0%	4/5/2024	Yes	Dunlop Protective Footwear	120,000	100.0%	1/17/2031
22.15	Property		1	CSTK - St. Louis, MO	As Is	2/29/2024			100.0%	4/5/2024	Yes	Central States Thermo King	56,029	100.0%	3/25/2030
22.16	Property		1	CF Sauer - 39 S Park Dr.	As Is	2/29/2024			100.0%	4/5/2024	Yes	Sauer Brands	152,000	100.0%	7/31/2039
22.17	Property		1	AM Castle - Wichita, KS	As Is	3/5/2024			100.0%	4/5/2024	Yes	A.M. Castle & Co	127,600	100.0%	10/31/2029
22.18	Property		1	CF Sauer - 9 Old Mill Road	As Is	2/29/2024			100.0%	4/5/2024	Yes	Sauer Brands	80,000	100.0%	7/31/2039
22.19	Property		1	CF Sauer - 2447 Eunice Avenue	As Is	3/4/2024			100.0%	4/5/2024	Yes	Sauer Brands	6,900	100.0%	7/31/2039
22.20	Property		1	CF Sauer - 513 West Butler Road	As Is	2/29/2024			100.0%	4/5/2024	Yes	Sauer Brands	6,000	100.0%	7/31/2039
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio	As Portfolio	6/14/2024	46.9%	44.0%	96.7%	8/29/2024
23.01	Property		1	8705-8711 South Morgan Street	As Is	6/14/2024			97.2%	8/29/2024	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	11214-11218 South Indiana Avenue	As Is	6/14/2024			100.0%	8/29/2024	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	8201 South Paulina Street	As Is	6/14/2024			95.5%	8/29/2024	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	2320 West Garfield Boulevard	As Is	6/14/2024			94.4%	8/29/2024	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	7818-7820 South South Shore Drive	As Is	6/14/2024			95.8%	8/29/2024	NAP	NAP	NAP	NAP	NAP
23.06	Property		1	8001-8007 South Eberhart Avenue	As Is	6/14/2024			100.0%	8/29/2024	NAP	NAP	NAP	NAP	NAP
23.07	Property		1	8139-8145 South Maryland Avenue	As Is	6/14/2024			94.1%	8/29/2024	NAP	NAP	NAP	NAP	NAP
23.08	Property		1	535 East 102nd Street	As Is	6/14/2024			95.5%	8/29/2024	NAP	NAP	NAP	NAP	NAP
23.09	Property		1	6516 South Stony Island Avenue	As Is	6/14/2024			100.0%	8/29/2024	NAP	NAP	NAP	NAP	NAP
23.10	Property		1	7770-7778 South South Shore Drive	As Is	6/14/2024			100.0%	8/29/2024	NAP	NAP	NAP	NAP	NAP
23.11	Property		1	9017-9025 South Cottage Grove Avenue	As Is	6/14/2024			85.7%	8/29/2024	NAP	NAP	NAP	NAP	NAP
23.12	Property		1	7956 South Normal Avenue	As Is	6/14/2024			100.0%	8/29/2024	NAP	NAP	NAP	NAP	NAP
24	Loan	19, 23	1	London Bridge Industrial	As Is	7/8/2024	43.5%	43.5%	100.0%	7/15/2024	No	U-Play USA, LLC	300,000	75.0%	4/30/2032
25	Loan	10, 15	1	Fountain Hills Plaza	As Is	6/26/2024	65.0%	65.0%	90.0%	6/30/2024	No	Basha's	49,409	44.4%	3/31/2029
26	Loan	21	1	80 White Street	As Is	6/11/2024	58.3%	58.3%	100.0%	8/8/2024	No	A&P Packing & Shipping	12,500	31.4%	8/31/2029
27	Loan	20	1	Feasterville Plaza	As Is	3/26/2024	67.5%	67.5%	100.0%	7/9/2024	No	Bell's Market	52,694	47.6%	6/30/2031
28	Loan	10, 17, 19, 23	1	Crown Center	As Is	5/24/2024	57.8%	57.8%	90.3%	6/1/2024	No	Brown & Brown of Florida Inc.	37,932	35.2%	9/30/2034
29	Loan		1	The Park at Milestone	As Is	3/21/2024	65.9%	65.9%	90.1%	8/26/2024	NAP	NAP	NAP	NAP	NAP
30	Loan	6, 10	3	Sandpiper Midwest Portfolio	As Is	Various	53.4%	53.4%	77.6%	5/31/2024
30.01	Property		1	WoodSpring Suites Fort Wayne	As Is	6/23/2024			82.4%	5/31/2024	NAP	NAP	NAP	NAP	NAP
30.02	Property		1	WoodSpring Suites Easton	As Is	6/27/2024			71.8%	5/31/2024	NAP	NAP	NAP	NAP	NAP
30.03	Property		1	WoodSpring Suites Fairfield	As Is	6/26/2024			78.6%	5/31/2024	NAP	NAP	NAP	NAP	NAP
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport	As Is	4/9/2024	65.8%	63.5%	76.6%	6/30/2024	NAP	NAP	NAP	NAP	NAP
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington	Hypothetical As If Stabilized	6/6/2024	65.7%	65.7%	76.9%	5/31/2024	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center	As Is	3/19/2024	61.4%	61.4%	72.1%	5/31/2024	NAP	NAP	NAP	NAP	NAP
34	Loan	2, 16, 19	1	The Hub	As Is	5/24/2024	55.2%	55.2%	100.0%	7/25/2024	Yes	The Bouldering Project	50,400	100.0%	9/30/2042
35	Loan	16, 23, 30	1	Enfield Industrial	As Is	7/25/2024	60.4%	60.4%	99.5%	8/13/2024	No	SOLogistics	187,905	76.9%	10/31/2028
36	Loan		1	Storage Sense Orlando	As Is	6/24/2024	65.1%	65.1%	93.4%	6/30/2024	NAP	NAP	NAP	NAP	NAP

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date
					5		5, 7	5, 7	3, 4			22, 23	23		23
37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest	As Is	7/19/2024	72.5%	68.8%	84.2%	8/16/2024
37.01	Property		1	Lakecrest	As Is	7/19/2024			85.2%	8/16/2024	No	Matrix IFS	8,125	13.6%	2/28/2025
37.02	Property		1	Southpointe	As Is	7/19/2024			83.2%	8/16/2024	No	Choice Legal, Inc	10,905	17.7%	4/30/2028
38	Loan	6, 13, 16	3	Retek New York Portfolio	As Is	Various	69.0%	69.0%	100.0%	7/21/2024
38.01	Property		1	1503 Teller Avenue	As Is	6/10/2024			100.0%	7/21/2024	NAP	NAP	NAP	NAP	NAP
38.02	Property		1	171 Herzl Street	As Is	6/17/2024			100.0%	7/21/2024	NAP	NAP	NAP	NAP	NAP
38.03	Property		1	2822 University Avenue	As Is	6/10/2024			100.0%	7/21/2024	NAP	NAP	NAP	NAP	NAP
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP	As Is	6/10/2024	69.0%	69.0%	96.3%	7/9/2024
39.01	Property		1	Saucon Valley Crossing	As Is	6/10/2024			93.0%	7/9/2024	NAP	NAP	NAP	NAP	NAP
39.02	Property		1	Birch Knoll	As Is	6/10/2024			98.9%	7/9/2024	NAP	NAP	NAP	NAP	NAP
40	Loan	13, 18, 27	1	2758 Creston Avenue	As Is	2/20/2024	62.1%	58.7%	95.2%	8/12/2024	NAP	NAP	NAP	NAP	NAP
41	Loan	2, 16	1	1900 Euclid Avenue	As Is	4/1/2024	63.1%	59.7%	91.3%	6/24/2024	NAP	NAP	NAP	NAP	NAP
42	Loan	2, 19, 20	1	501 Hayes	As Is	7/9/2024	66.5%	66.5%	87.5%	8/12/2024	No	Hazie's	3,300	60.0%	11/30/2031
43	Loan	19	1	Suburban Extended Stay - Denver Westminster	As Is	7/15/2024	60.3%	60.3%	86.6%	7/31/2024	NAP	NAP	NAP	NAP	NAP
44	Loan	15	1	Strawberry Square Shopping Center	As Is	7/9/2024	60.3%	60.3%	100.0%	8/19/2024	No	Save A Lot	28,630	41.0%	6/30/2032
45	Loan	18, 20, 23	1	51 Haddonfield	As Is	5/20/2024	56.1%	56.1%	87.1%	7/31/2024	No	GSA IRS	20,145	20.5%	12/14/2034
46	Loan	16	1	140-150 Access Road	As Is	6/12/2024	71.9%	71.9%	100.0%	7/10/2024	No	LandAir (Covenant Logistics)	25,458	72.3%	6/29/2027
47	Loan		1	824 Classon Avenue	As Is	6/20/2024	63.6%	63.6%	100.0%	8/21/2024	NAP	NAP	NAP	NAP	NAP
48	Loan	10	1	US Storage - Delray Beach	As Is	4/8/2024	40.4%	40.4%	90.9%	3/31/2024	NAP	NAP	NAP	NAP	NAP
49	Loan	10	1	US Storage - Nashville	As Is	4/9/2024	42.6%	42.6%	85.9%	3/31/2024	NAP	NAP	NAP	NAP	NAP
50	Loan	10	1	US Storage - Clarksville	As Is	4/9/2024	34.6%	34.6%	85.1%	3/31/2024	NAP	NAP	NAP	NAP	NAP
51	Loan	5, 16, 27	1	286 East 163rd Street	Prospective As Stabilized	5/20/2024	69.4%	69.4%	100.0%	5/20/2024	NAP	NAP	NAP	NAP	NAP
52	Loan	13	1	60 Cottage Street	As Is	5/9/2024	68.2%	68.2%	100.0%	6/30/2024	NAP	NAP	NAP	NAP	NAP
53	Loan	2, 28	1	431 Dekalb Avenue	As Is	6/10/2024	64.1%	64.1%	100.0%	7/31/2024	No	Krishna Grocery	1,127	28.5%	6/30/2033
54	Loan	16, 27, 29	1	1668 Bergen Street	As Is	4/18/2024	60.0%	60.0%	100.0%	7/25/2024	NAP	NAP	NAP	NAP	NAP
55	Loan		1	Hamlet MHC	As Is	7/9/2024	65.0%	65.0%	100.0%	7/31/2024	NAP	NAP	NAP	NAP	NAP

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA
					23	23		23					23	23
1	Loan	6	3	Arch Portfolio
1.01	Property		1	The Arcadian	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	The Charleston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	The Arlington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	Sumitomo Mitsui Banking Corporation	315,671	16.8%	6/30/2037	M&T Bank	92,658	4.9%	11/30/2033	Visa USA Inc	49,236	2.6%
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio
3.01	Property		1	201 Merrimack Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	117 Water Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	17, 19	1	Estates at Palm Bay	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	Forever 21	81,772	15.1%	12/31/2026	Foot Locker	18,376	3.4%	4/30/2032	H&M	17,510	3.2%
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	16, 19	1	New Jersey Logistics	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2
8.01	Property		1	200 Sidney	Seres Therapeutics, Inc.	68,636	36.4%	1/13/2030	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Lincoln Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	40 Erie Street	BioNTech US Inc.	26,806	25.1%	9/30/2028	Gritstone Bio, Inc.	13,907	13.0%	4/30/2025	Make Life Sweeter, LLC	606	0.6%
8.04	Property		1	4570 Executive Drive	Human Longevity, Inc.	48,049	38.3%	9/12/2025	International AIDS Vaccine Initiative, Inc.	17,006	13.5%	8/20/2026	NAP	NAP	NAP
8.05	Property		1	9360-9390 Towne Centre Drive	Biosplice Therapeutics, Inc.	25,391	17.2%	11/24/2030	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	21 Erie Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	47 Erie Street Parking Structure	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	Eastgate Mall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	AMC Theatres	94,560	8.6%	9/30/2028	Dick's Sporting Goods	77,411	7.1%	1/31/2027	Kidzania	60,000	5.5%
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	Lytal Reiter Smith Ivey & Fronrath LLP	18,835	6.4%	3/31/2027	Wicker Smith O'Hara McCoy & Ford P.A.	17,010	5.8%	4/30/2030	GSA (U.S. Secret Service)	13,135	4.5%
11	Loan	3	1	Patriot Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio
12.01	Property		1	Queen's Grant	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Arrowood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	7, 12, 19	1	Westshore Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	Oak Ridge City Center	Dick's Sporting Goods	35,000	12.2%	1/31/2028	TJ Maxx	22,477	7.8%	8/31/2027	Ross Dress for Less	22,000	7.7%
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	BJ's Wholesale Club	130,099	14.2%	8/2/2029	Home Depot	124,955	13.6%	2/28/2034	Food Bazaar	77,915	8.5%
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	19	1	Cherrywood Shopping Center	Nashua Hollis CVS Inc.	11,700	19.5%	1/31/2039	Mama Ida Restaurant, LLC	6,460	10.8%	7/31/2032	Citizens Bank, N.A.	4,875	8.1%
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	The Palisades	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	7	1	Northwoods Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	4, 19, 30	1	DeKalb Student Housing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio
22.01	Property		1	FCA USA - Detroit, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Grupo Antolin - Shelby Township, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	Follett School - McHenry, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Shaw Aero - Naples, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.05	Property		1	Kuka - Sterling Heights, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.06	Property		1	ZF Active Safety - Findlay, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.07	Property		1	CF Sauer - 184 Suburban	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.08	Property		1	CF Sauer - 728 N Main St.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.10	Property		1	Hannibal - Houston, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.11	Property		1	FedEx IV - Lexington, KY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.12	Property		1	VersaFlex - Kansas City, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.13	Property		1	Cott Beverage Inc - Sikeston, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.15	Property		1	CSTK - St. Louis, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.16	Property		1	CF Sauer - 39 S Park Dr.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.17	Property		1	AM Castle - Wichita, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.18	Property		1	CF Sauer - 9 Old Mill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.19	Property		1	CF Sauer - 2447 Eunice Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.20	Property		1	CF Sauer - 513 West Butler Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio
23.01	Property		1	8705-8711 South Morgan Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	11214-11218 South Indiana Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	8201 South Paulina Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	2320 West Garfield Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	7818-7820 South South Shore Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.06	Property		1	8001-8007 South Eberhart Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.07	Property		1	8139-8145 South Maryland Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.08	Property		1	535 East 102nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.09	Property		1	6516 South Stony Island Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.10	Property		1	7770-7778 South South Shore Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.11	Property		1	9017-9025 South Cottage Grove Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.12	Property		1	7956 South Normal Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	19, 23	1	London Bridge Industrial	LifeNet Health	100,000	25.0%	5/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	10, 15	1	Fountain Hills Plaza	Paul's Ace Hardware	30,646	27.5%	2/28/2033	AutoZone Parts	6,600	5.9%	5/31/2031	Primary Care Medical	2,560	2.3%
26	Loan	21	1	80 White Street	Click Therapeutics	12,500	31.4%	12/31/2026	Artists Space	8,536	21.5%	7/31/2038	Arsenal	6,250	15.7%
27	Loan	20	1	Feasterville Plaza	Altitude Trampoline Park	30,865	27.9%	5/31/2027	Image Studios 360	6,000	5.4%	7/18/2030	YERE1 Restaurant, Inc	5,000	4.5%
28	Loan	10, 17, 19, 23	1	Crown Center	Health Career Institute, LLC dba HCI College	23,479	21.8%	8/31/2028	Cruise One, Inc.	15,923	14.8%	4/30/2031	Attorney's Title Fund Services, LLC	11,885	11.0%
29	Loan		1	The Park at Milestone	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	6, 10	3	Sandpiper Midwest Portfolio
30.01	Property		1	WoodSpring Suites Fort Wayne	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.02	Property		1	WoodSpring Suites Easton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.03	Property		1	WoodSpring Suites Fairfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	2, 16, 19	1	The Hub	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	16, 23, 30	1	Enfield Industrial	Kamps	40,000	16.4%	6/30/2025	Pallet Services Company	10,000	4.1%	8/31/2028	Classic Toy Soldiers, Inc	3,650	1.5%
36	Loan		1	Storage Sense Orlando	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA
					23	23		23					23	23
37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest
37.01	Property		1	Lakecrest	OWT Global, LLC	5,151	8.6%	11/30/2029	Department of Juvenile Justice	4,971	8.3%	11/30/2029	The Roskamp Institute, Inc.	4,882	8.2%
37.02	Property		1	Southpointe	Think Anew	8,298	13.4%	7/31/2029	Tri-City Electrical Contractors, Inc.	7,293	11.8%	4/30/2029	Strayer University, Inc.	6,319	10.2%
38	Loan	6, 13, 16	3	Retek New York Portfolio
38.01	Property		1	1503 Teller Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.02	Property		1	171 Herzl Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.03	Property		1	2822 University Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP
39.01	Property		1	Saucon Valley Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39.02	Property		1	Birch Knoll	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	13, 18, 27	1	2758 Creston Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	2, 16	1	1900 Euclid Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	2, 19, 20	1	501 Hayes	Miette Patisserie	2,200	40.0%	1/31/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	19	1	Suburban Extended Stay - Denver Westminster	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	15	1	Strawberry Square Shopping Center	Oak Street Health	9,000	12.9%	8/31/2031	John Lee dba All About Dollar	8,230	11.8%	5/31/2034	Rainbow Store #278	7,424	10.6%
45	Loan	18, 20, 23	1	51 Haddonfield	Benefits Consultants Group/Horace Mann	19,708	20.0%	8/31/2034	GSA DHS	10,713	10.9%	11/14/2026	Asset Based Lending	8,265	8.4%
46	Loan	16	1	140-150 Access Road	Custom Ecology, Inc.	9,774	27.7%	3/31/2027	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	824 Classon Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	10	1	US Storage - Delray Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	10	1	US Storage - Nashville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	10	1	US Storage - Clarksville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	5, 16, 27	1	286 East 163rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	13	1	60 Cottage Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	2, 28	1	431 Dekalb Avenue	Pizza Spot	769	19.5%	9/30/2026	Platonic Love Vintage	635	16.1%	11/10/2028	Chabad of Brooklyn Heights Storage	500	12.7%
54	Loan	16, 27, 29	1	1668 Bergen Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan		1	Hamlet MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
					23											17	17
1	Loan	6	3	Arch Portfolio
1.01	Property		1	The Arcadian	NAP	NAP	NAP	NAP	NAP	4/8/2024	NAP	4/9/2024	NAP	NAP	No	Fee	NAP
1.02	Property		1	The Charleston	NAP	NAP	NAP	NAP	NAP	4/8/2024	NAP	4/9/2024	NAP	NAP	No	Fee	NAP
1.03	Property		1	The Arlington	NAP	NAP	NAP	NAP	NAP	4/8/2024	NAP	4/9/2024	NAP	NAP	No	Fee	NAP
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	6/30/2033	Russell Reynolds Associates	49,236	2.6%	12/31/2026	5/23/2024	NAP	5/23/2024	NAP	NAP	No	Fee	NAP
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio
3.01	Property		1	201 Merrimack Street	NAP	NAP	NAP	NAP	NAP	8/7/2024	NAP	8/7/2024	NAP	NAP	No	Fee	NAP
3.02	Property		1	117 Water Street	NAP	NAP	NAP	NAP	NAP	8/7/2024	NAP	8/7/2024	NAP	NAP	No	Fee	NAP
4	Loan	17, 19	1	Estates at Palm Bay	NAP	NAP	NAP	NAP	NAP	6/27/2024	NAP	6/27/2024	NAP	NAP	No	Leasehold	1/30/2066
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	1/31/2032	Victoria's Secret	14,115	2.6%	1/31/2032	5/20/2024	NAP	5/20/2024	NAP	NAP	No	Fee	NAP
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	NAP	NAP	NAP	NAP	NAP	7/11/2024	NAP	7/11/2024	NAP	NAP	No	Fee / Leasehold	9/30/2123
7	Loan	16, 19	1	New Jersey Logistics	NAP	NAP	NAP	NAP	NAP	8/16/2024	NAP	5/13/2024	NAP	NAP	No	Fee	NAP
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2
8.01	Property		1	200 Sidney	NAP	NAP	NAP	NAP	NAP	4/8/2024	NAP	4/8/2024	NAP	NAP	No	Fee	NAP
8.02	Property		1	Lincoln Centre	NAP	NAP	NAP	NAP	NAP	4/10/2024	NAP	4/8/2024	4/8/2024	12%	No	Fee	NAP
8.03	Property		1	40 Erie Street	12/4/2029	NAP	NAP	NAP	NAP	4/8/2024	NAP	4/8/2024	NAP	NAP	No	Fee	NAP
8.04	Property		1	4570 Executive Drive	NAP	NAP	NAP	NAP	NAP	4/8/2024	NAP	4/8/2024	4/8/2024	10%	No	Fee	NAP
8.05	Property		1	9360-9390 Towne Centre Drive	NAP	NAP	NAP	NAP	NAP	4/8/2024	NAP	4/8/2024	4/8/2024	13%	No	Fee	NAP
8.06	Property		1	21 Erie Street	NAP	NAP	NAP	NAP	NAP	4/8/2024	NAP	4/8/2024	NAP	NAP	No	Fee	NAP
8.07	Property		1	47 Erie Street Parking Structure	NAP	NAP	NAP	NAP	NAP	4/8/2024	NAP	4/8/2024	NAP	NAP	No	Fee	NAP
8.08	Property		1	Eastgate Mall	NAP	NAP	NAP	NAP	NAP	4/8/2024	NAP	4/8/2024	4/8/2024	10%	No	Fee	NAP
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	11/30/2046	Haverty's Furniture	60,000	5.5%	1/31/2026	4/15/2024	NAP	4/16/2024	NAP	NAP	No	Fee	NAP
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	5/31/2035	Focus Financial Partners	13,135	4.5%	2/28/2035	7/3/2024	NAP	7/3/2024	NAP	NAP	Yes - AE	Fee	NAP
11	Loan	3	1	Patriot Crossing	NAP	NAP	NAP	NAP	NAP	8/27/2024	NAP	8/27/2024	NAP	NAP	Yes - AE, A1-A30	Fee	NAP
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio
12.01	Property		1	Queen's Grant	NAP	NAP	NAP	NAP	NAP	7/25/2024	NAP	7/25/2024	NAP	NAP	Yes - AE, A1-A30	Fee	NAP
12.02	Property		1	Arrowood	NAP	NAP	NAP	NAP	NAP	7/25/2024	NAP	7/25/2024	NAP	NAP	Yes - AE, A1-A30	Fee	NAP
13	Loan	7, 12, 19	1	Westshore Crossing	NAP	NAP	NAP	NAP	NAP	5/31/2024	NAP	5/31/2024	NAP	NAP	Yes - AE	Fee	NAP
14	Loan		1	Oak Ridge City Center	1/31/2032	HomeGoods	22,000	7.7%	9/30/2031	5/13/2024	NAP	5/13/2024	NAP	NAP	No	Fee	NAP
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	9/30/2039	Burlington Coat Factory	74,329	8.1%	1/31/2028	5/1/2024	NAP	4/30/2024	NAP	NAP	Yes - AE	Leasehold	9/13/2055
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II	NAP	NAP	NAP	NAP	NAP	7/18/2024	NAP	7/17/2024	NAP	NAP	No	Fee	NAP
17	Loan	19	1	Cherrywood Shopping Center	12/31/2027	Mt. Fuji Japanese Cuisine Inc.	3,140	5.2%	8/31/2026	7/10/2024	8/13/2024	7/10/2024	NAP	NAP	No	Fee	NAP
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue	NAP	NAP	NAP	NAP	NAP	5/15/2024	NAP	5/15/2024	NAP	NAP	No	Fee	NAP
19	Loan		1	The Palisades	NAP	NAP	NAP	NAP	NAP	7/31/2024	NAP	7/31/2024	NAP	NAP	No	Fee	NAP
20	Loan	7	1	Northwoods Apartments	NAP	NAP	NAP	NAP	NAP	3/28/2024	NAP	7/15/2024	NAP	NAP	No	Fee	NAP
21	Loan	4, 19, 30	1	DeKalb Student Housing	NAP	NAP	NAP	NAP	NAP	7/8/2024	NAP	7/8/2024; 7/9/2024	NAP	NAP	No	Fee	NAP
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio
22.01	Property		1	FCA USA - Detroit, MI	NAP	NAP	NAP	NAP	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
22.02	Property		1	Grupo Antolin - Shelby Township, MI	NAP	NAP	NAP	NAP	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
22.03	Property		1	Follett School - McHenry, IL	NAP	NAP	NAP	NAP	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
22.04	Property		1	Shaw Aero - Naples, FL	NAP	NAP	NAP	NAP	NAP	3/8/2024	NAP	3/6/2024	NAP	NAP	Yes - AE	Fee	NAP
22.05	Property		1	Kuka - Sterling Heights, MI	NAP	NAP	NAP	NAP	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
22.06	Property		1	ZF Active Safety - Findlay, OH	NAP	NAP	NAP	NAP	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
22.07	Property		1	CF Sauer - 184 Suburban	NAP	NAP	NAP	NAP	NAP	3/6/2024	NAP	3/6/2024	3/6/2024	13%	No	Fee	NAP
22.08	Property		1	CF Sauer - 728 N Main St.	NAP	NAP	NAP	NAP	NAP	3/26/2024	NAP	3/13/2024	NAP	NAP	No	Fee	NAP
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	NAP	NAP	NAP	NAP	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
22.10	Property		1	Hannibal - Houston, TX	NAP	NAP	NAP	NAP	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
22.11	Property		1	FedEx IV - Lexington, KY	NAP	NAP	NAP	NAP	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
22.12	Property		1	VersaFlex - Kansas City, KS	NAP	NAP	NAP	NAP	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
22.13	Property		1	Cott Beverage Inc - Sikeston, MO	NAP	NAP	NAP	NAP	NAP	3/6/2024	NAP	3/6/2024	3/6/2024	13%	No	Fee	NAP
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	NAP	NAP	NAP	NAP	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
22.15	Property		1	CSTK - St. Louis, MO	NAP	NAP	NAP	NAP	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
22.16	Property		1	CF Sauer - 39 S Park Dr.	NAP	NAP	NAP	NAP	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
22.17	Property		1	AM Castle - Wichita, KS	NAP	NAP	NAP	NAP	NAP	3/26/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
22.18	Property		1	CF Sauer - 9 Old Mill Road	NAP	NAP	NAP	NAP	NAP	3/15/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
22.19	Property		1	CF Sauer - 2447 Eunice Avenue	NAP	NAP	NAP	NAP	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
22.20	Property		1	CF Sauer - 513 West Butler Road	NAP	NAP	NAP	NAP	NAP	3/5/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio
23.01	Property		1	8705-8711 South Morgan Street	NAP	NAP	NAP	NAP	NAP	7/18/2024	NAP	2/12/2024	NAP	NAP	No	Fee	NAP
23.02	Property		1	11214-11218 South Indiana Avenue	NAP	NAP	NAP	NAP	NAP	7/16/2024	NAP	2/10/2024	NAP	NAP	No	Fee	NAP
23.03	Property		1	8201 South Paulina Street	NAP	NAP	NAP	NAP	NAP	7/17/2024	NAP	2/8/2024	NAP	NAP	No	Fee	NAP
23.04	Property		1	2320 West Garfield Boulevard	NAP	NAP	NAP	NAP	NAP	7/17/2024	NAP	2/6/2024	NAP	NAP	No	Fee	NAP
23.05	Property		1	7818-7820 South South Shore Drive	NAP	NAP	NAP	NAP	NAP	7/16/2024	NAP	2/2/2024	NAP	NAP	No	Fee	NAP
23.06	Property		1	8001-8007 South Eberhart Avenue	NAP	NAP	NAP	NAP	NAP	7/16/2024	NAP	2/1/2024	NAP	NAP	No	Fee	NAP
23.07	Property		1	8139-8145 South Maryland Avenue	NAP	NAP	NAP	NAP	NAP	7/17/2024	NAP	2/12/2024	NAP	NAP	No	Fee	NAP
23.08	Property		1	535 East 102nd Street	NAP	NAP	NAP	NAP	NAP	7/18/2024	NAP	2/6/2024	NAP	NAP	No	Fee	NAP
23.09	Property		1	6516 South Stony Island Avenue	NAP	NAP	NAP	NAP	NAP	7/16/2024	NAP	2/1/2024	NAP	NAP	No	Fee	NAP
23.10	Property		1	7770-7778 South South Shore Drive	NAP	NAP	NAP	NAP	NAP	7/18/2024	NAP	2/13/2024	NAP	NAP	No	Fee	NAP
23.11	Property		1	9017-9025 South Cottage Grove Avenue	NAP	NAP	NAP	NAP	NAP	7/17/2024	NAP	2/8/2024	NAP	NAP	No	Fee	NAP
23.12	Property		1	7956 South Normal Avenue	NAP	NAP	NAP	NAP	NAP	7/18/2024	NAP	2/12/2024	NAP	NAP	No	Fee	NAP
24	Loan	19, 23	1	London Bridge Industrial	NAP	NAP	NAP	NAP	NAP	7/17/2024	NAP	7/16/2024	NAP	NAP	No	Fee	NAP
25	Loan	10, 15	1	Fountain Hills Plaza	6/30/2026	Heartland Dental	2,110	1.9%	9/30/2029	5/15/2024	NAP	5/16/2024	NAP	NAP	No	Fee	NAP
26	Loan	21	1	80 White Street	6/30/2032	NAP	NAP	NAP	NAP	6/12/2024	NAP	6/12/2024	NAP	NAP	No	Fee	NAP
27	Loan	20	1	Feasterville Plaza	5/17/2027	Wise Game Club	4,000	3.6%	3/14/2028	4/10/2024	NAP	4/1/2024	NAP	NAP	No	Fee	NAP
28	Loan	10, 17, 19, 23	1	Crown Center	12/31/2026	Nova Southeastern University, Inc.	6,903	6.4%	8/31/2031	6/5/2024	NAP	6/5/2024	NAP	NAP	Yes - AH	Leasehold	1/14/2045
29	Loan		1	The Park at Milestone	NAP	NAP	NAP	NAP	NAP	7/17/2024	NAP	7/17/2024	NAP	NAP	No	Fee	NAP
30	Loan	6, 10	3	Sandpiper Midwest Portfolio
30.01	Property		1	WoodSpring Suites Fort Wayne	NAP	NAP	NAP	NAP	NAP	7/8/2024	NAP	7/8/2024	NAP	NAP	No	Fee	NAP
30.02	Property		1	WoodSpring Suites Easton	NAP	NAP	NAP	NAP	NAP	7/8/2024	NAP	7/8/2024	NAP	NAP	No	Fee	NAP
30.03	Property		1	WoodSpring Suites Fairfield	NAP	NAP	NAP	NAP	NAP	7/8/2024	NAP	7/8/2024	NAP	NAP	No	Fee	NAP
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport	NAP	NAP	NAP	NAP	NAP	4/25/2024	NAP	4/25/2024	NAP	NAP	No	Fee	NAP
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington	NAP	NAP	NAP	NAP	NAP	6/17/2024	NAP	6/12/2024	NAP	NAP	No	Fee	NAP
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center	NAP	NAP	NAP	NAP	NAP	3/22/2024	NAP	3/22/2024	NAP	NAP	No	Fee	NAP
34	Loan	2, 16, 19	1	The Hub	NAP	NAP	NAP	NAP	NAP	5/6/2024	NAP	6/6/2024	NAP	NAP	No	Fee	NAP
35	Loan	16, 23, 30	1	Enfield Industrial	8/31/2025	Prime Cash and Carry	1,750	0.7%	5/31/2026	8/13/2024	NAP	8/7/2024	NAP	NAP	No	Fee	NAP
36	Loan		1	Storage Sense Orlando	NAP	NAP	NAP	NAP	NAP	7/1/2024	NAP	7/1/2024	NAP	NAP	No	Fee	NAP

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
					23											17	17
37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest
37.01	Property		1	Lakecrest	11/30/2026	AssuranceAmerica Managing Gene	4,400	7.4%	6/30/2028	8/5/2024	NAP	8/2/2024	NAP	NAP	Yes - AE, A1-A30	Fee	NAP
37.02	Property		1	Southpointe	10/31/2027	Visiting Nurses	3,762	6.1%	MTM	8/5/2024	NAP	8/2/2024	NAP	NAP	Yes - AE, A1-A30	Fee	NAP
38	Loan	6, 13, 16	3	Retek New York Portfolio
38.01	Property		1	1503 Teller Avenue	NAP	NAP	NAP	NAP	NAP	7/12/2024	NAP	7/11/2024	NAP	NAP	No	Fee	NAP
38.02	Property		1	171 Herzl Street	NAP	NAP	NAP	NAP	NAP	7/11/2024	NAP	7/15/2024	NAP	NAP	No	Fee	NAP
38.03	Property		1	2822 University Avenue	NAP	NAP	NAP	NAP	NAP	7/12/2024	NAP	7/12/2024	NAP	NAP	No	Fee	NAP
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP
39.01	Property		1	Saucon Valley Crossing	NAP	NAP	NAP	NAP	NAP	6/21/2024	6/17/2024	4/11/2024	NAP	NAP	No	Fee	NAP
39.02	Property		1	Birch Knoll	NAP	NAP	NAP	NAP	NAP	6/18/2024	NAP	4/11/2024	NAP	NAP	No	Fee	NAP
40	Loan	13, 18, 27	1	2758 Creston Avenue	NAP	NAP	NAP	NAP	NAP	3/8/2024	NAP	3/8/2024	NAP	NAP	No	Fee	NAP
41	Loan	2, 16	1	1900 Euclid Avenue	NAP	NAP	NAP	NAP	NAP	4/4/2024	NAP	4/4/2024	NAP	NAP	No	Fee	NAP
42	Loan	2, 19, 20	1	501 Hayes	NAP	NAP	NAP	NAP	NAP	5/14/2024	NAP	5/14/2024	5/14/2024	10%	No	Fee	NAP
43	Loan	19	1	Suburban Extended Stay - Denver Westminster	NAP	NAP	NAP	NAP	NAP	7/11/2024	NAP	8/26/2024	NAP	NAP	No	Fee	NAP
44	Loan	15	1	Strawberry Square Shopping Center	1/31/2031	Hair Town	6,516	9.3%	12/31/2032	7/19/2024	NAP	7/19/2024	NAP	NAP	No	Fee	NAP
45	Loan	18, 20, 23	1	51 Haddonfield	8/31/2031	CRRC MA Corporation	3,371	3.4%	2/28/2027	6/4/2024	NAP	6/4/2024	NAP	NAP	No	Fee	NAP
46	Loan	16	1	140-150 Access Road	NAP	NAP	NAP	NAP	NAP	7/10/2024	NAP	7/3/2024	NAP	NAP	No	Fee	NAP
47	Loan		1	824 Classon Avenue	NAP	NAP	NAP	NAP	NAP	7/1/2024	NAP	7/1/2024	NAP	NAP	No	Fee	NAP
48	Loan	10	1	US Storage - Delray Beach	NAP	NAP	NAP	NAP	NAP	4/15/2024	NAP	4/15/2024	NAP	NAP	No	Fee	NAP
49	Loan	10	1	US Storage - Nashville	NAP	NAP	NAP	NAP	NAP	4/15/2024	NAP	4/15/2024	NAP	NAP	No	Fee	NAP
50	Loan	10	1	US Storage - Clarksville	NAP	NAP	NAP	NAP	NAP	4/15/2024	NAP	4/15/2024	NAP	NAP	No	Fee	NAP
51	Loan	5, 16, 27	1	286 East 163rd Street	NAP	NAP	NAP	NAP	NAP	3/29/2024	NAP	3/28/2024	NAP	NAP	No	Fee	NAP
52	Loan	13	1	60 Cottage Street	NAP	NAP	NAP	NAP	NAP	5/22/2024	NAP	5/22/2024	NAP	NAP	No	Fee	NAP
53	Loan	2, 28	1	431 Dekalb Avenue	1/31/2026	Beam Bike Joco LLC	467	11.8%	12/31/2028	6/25/2024	NAP	6/25/2024	NAP	NAP	No	Fee	NAP
54	Loan	16, 27, 29	1	1668 Bergen Street	NAP	NAP	NAP	NAP	NAP	5/6/2024	NAP	5/6/2024	NAP	NAP	No	Fee	NAP
55	Loan		1	Hamlet MHC	NAP	NAP	NAP	NAP	NAP	7/19/2024	NAP	7/19/2024	NAP	NAP	No	Fee	NAP

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)
					17	17	17	18	19	18	19	18	19	20
1	Loan	6	3	Arch Portfolio				0	43,413	230,484	28,810	800,813	16,938	0
1.01	Property		1	The Arcadian	NAP	NAP	NAP
1.02	Property		1	The Charleston	NAP	NAP	NAP
1.03	Property		1	The Arlington	NAP	NAP	NAP
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	NAP	NAP	NAP	6,464,476	3,232,238	0	Springing	13,608,000	0	0
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio				74,022	24,674	264,539	38,391	0	2,869	0
3.01	Property		1	201 Merrimack Street	NAP	NAP	NAP
3.02	Property		1	117 Water Street	NAP	NAP	NAP
4	Loan	17, 19	1	Estates at Palm Bay	None	8% of Gross Monthly Income	No	123,727	20,621	0	Springing	0	6,250	0
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	270,493
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	None	0	No	1,180,085	131,121	76,976	12,829	0	5,771	0
7	Loan	16, 19	1	New Jersey Logistics	NAP	NAP	NAP	110,568	55,284	82,550	10,319	0	3,067	0
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2				0	Springing	0	Springing	0	0	0
8.01	Property		1	200 Sidney	NAP	NAP	NAP
8.02	Property		1	Lincoln Centre	NAP	NAP	NAP
8.03	Property		1	40 Erie Street	NAP	NAP	NAP
8.04	Property		1	4570 Executive Drive	NAP	NAP	NAP
8.05	Property		1	9360-9390 Towne Centre Drive	NAP	NAP	NAP
8.06	Property		1	21 Erie Street	NAP	NAP	NAP
8.07	Property		1	47 Erie Street Parking Structure	NAP	NAP	NAP
8.08	Property		1	Eastgate Mall	NAP	NAP	NAP
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	438,752
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	NAP	NAP	NAP	1,819,946	181,995	0	Springing	0	6,135	0
11	Loan	3	1	Patriot Crossing	NAP	NAP	NAP	169,918	16,992	139,886	13,989	0	7,542	0
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio				0	10,231	21,139	6,868	0	1,675	0
12.01	Property		1	Queen's Grant	NAP	NAP	NAP
12.02	Property		1	Arrowood	NAP	NAP	NAP
13	Loan	7, 12, 19	1	Westshore Crossing	NAP	NAP	NAP	411,534	45,726	262,256	33,546	100,000	7,021	0
14	Loan		1	Oak Ridge City Center	NAP	NAP	NAP	88,452	42,120	45,674	8,700	0	3,587	0
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	5, 10-year extension options	The greater of (i) $394,961.41 ("Adjusted Base Amount") and (ii) 5% of Gross Revenue	Yes	0	Springing	0	Springing	0	Springing	547,400
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II	NAP	NAP	NAP	42,749	14,250	0	Springing	3,125	3,125	0
17	Loan	19	1	Cherrywood Shopping Center	NAP	NAP	NAP	0	65,815	134,936	11,245	0	749	0
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue	NAP	NAP	NAP	1,732	577	11,583	2,413	0	604	0
19	Loan		1	The Palisades	NAP	NAP	NAP	43,830	8,766	0	Springing	0	4,000	0
20	Loan	7	1	Northwoods Apartments	NAP	NAP	NAP	146,206	40,613	0	Springing	0	5,833	0
21	Loan	4, 19, 30	1	DeKalb Student Housing	NAP	NAP	NAP	0	74,285	0	Springing	0	8,850	318,600
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio				376,843	94,211	0	Springing	0	Springing	0
22.01	Property		1	FCA USA - Detroit, MI	NAP	NAP	NAP
22.02	Property		1	Grupo Antolin - Shelby Township, MI	NAP	NAP	NAP
22.03	Property		1	Follett School - McHenry, IL	NAP	NAP	NAP
22.04	Property		1	Shaw Aero - Naples, FL	NAP	NAP	NAP
22.05	Property		1	Kuka - Sterling Heights, MI	NAP	NAP	NAP
22.06	Property		1	ZF Active Safety - Findlay, OH	NAP	NAP	NAP
22.07	Property		1	CF Sauer - 184 Suburban	NAP	NAP	NAP
22.08	Property		1	CF Sauer - 728 N Main St.	NAP	NAP	NAP
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	NAP	NAP	NAP
22.10	Property		1	Hannibal - Houston, TX	NAP	NAP	NAP
22.11	Property		1	FedEx IV - Lexington, KY	NAP	NAP	NAP
22.12	Property		1	VersaFlex - Kansas City, KS	NAP	NAP	NAP
22.13	Property		1	Cott Beverage Inc - Sikeston, MO	NAP	NAP	NAP
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	NAP	NAP	NAP
22.15	Property		1	CSTK - St. Louis, MO	NAP	NAP	NAP
22.16	Property		1	CF Sauer - 39 S Park Dr.	NAP	NAP	NAP
22.17	Property		1	AM Castle - Wichita, KS	NAP	NAP	NAP
22.18	Property		1	CF Sauer - 9 Old Mill Road	NAP	NAP	NAP
22.19	Property		1	CF Sauer - 2447 Eunice Avenue	NAP	NAP	NAP
22.20	Property		1	CF Sauer - 513 West Butler Road	NAP	NAP	NAP
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio				42,686	21,343	39,035	19,518	0	5,851	0
23.01	Property		1	8705-8711 South Morgan Street	NAP	NAP	NAP
23.02	Property		1	11214-11218 South Indiana Avenue	NAP	NAP	NAP
23.03	Property		1	8201 South Paulina Street	NAP	NAP	NAP
23.04	Property		1	2320 West Garfield Boulevard	NAP	NAP	NAP
23.05	Property		1	7818-7820 South South Shore Drive	NAP	NAP	NAP
23.06	Property		1	8001-8007 South Eberhart Avenue	NAP	NAP	NAP
23.07	Property		1	8139-8145 South Maryland Avenue	NAP	NAP	NAP
23.08	Property		1	535 East 102nd Street	NAP	NAP	NAP
23.09	Property		1	6516 South Stony Island Avenue	NAP	NAP	NAP
23.10	Property		1	7770-7778 South South Shore Drive	NAP	NAP	NAP
23.11	Property		1	9017-9025 South Cottage Grove Avenue	NAP	NAP	NAP
23.12	Property		1	7956 South Normal Avenue	NAP	NAP	NAP
24	Loan	19, 23	1	London Bridge Industrial	NAP	NAP	NAP	48,292	13,414	0	Springing	0	3,333	0
25	Loan	10, 15	1	Fountain Hills Plaza	NAP	NAP	NAP	10,446	10,446	21,080	2,635	1,855	1,855	0
26	Loan	21	1	80 White Street	NAP	NAP	NAP	145,414	36,353	17,112	5,704	0	829	0
27	Loan	20	1	Feasterville Plaza	NAP	NAP	NAP	0	25,733	3,936	3,936	0	1,383	0
28	Loan	10, 17, 19, 23	1	Crown Center	3, 10-year options; 1, 5-year option	408,099	Yes	249,732	22,703	305,011	30,673	450,000	Springing	100,000
29	Loan		1	The Park at Milestone	NAP	NAP	NAP	254,583	29,951	52,274	7,468	0	5,600	0
30	Loan	6, 10	3	Sandpiper Midwest Portfolio				61,988	21,750	0	Springing	18,058	18,058	0
30.01	Property		1	WoodSpring Suites Fort Wayne	NAP	NAP	NAP
30.02	Property		1	WoodSpring Suites Easton	NAP	NAP	NAP
30.03	Property		1	WoodSpring Suites Fairfield	NAP	NAP	NAP
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport	NAP	NAP	NAP	58,753	11,751	0	Springing	0	5,726	0
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington	NAP	NAP	NAP	0	4,635	9,455	2,364	0	10,130	0
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center	NAP	NAP	NAP	53,027	6,313	26,691	3,177	0	8,293	0
34	Loan	2, 16, 19	1	The Hub	NAP	NAP	NAP	27,003	4,501	5,767	1,922	0	647	0
35	Loan	16, 23, 30	1	Enfield Industrial	NAP	NAP	NAP	34,174	11,391	2,847	2,847	290,102	2,038	0
36	Loan		1	Storage Sense Orlando	NAP	NAP	NAP	64,473	7,164	2,812	2,812	0	519	0

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)
					17	17	17	18	19	18	19	18	19	20
37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest				179,896	16,354	118,106	23,621	0	2,025	0
37.01	Property		1	Lakecrest	NAP	NAP	NAP
37.02	Property		1	Southpointe	NAP	NAP	NAP
38	Loan	6, 13, 16	3	Retek New York Portfolio				8,696	2,070	6,731	2,137	0	433	0
38.01	Property		1	1503 Teller Avenue	NAP	NAP	NAP
38.02	Property		1	171 Herzl Street	NAP	NAP	NAP
38.03	Property		1	2822 University Avenue	NAP	NAP	NAP
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP				21,073	5,268	867	867	0	675	0
39.01	Property		1	Saucon Valley Crossing	NAP	NAP	NAP
39.02	Property		1	Birch Knoll	NAP	NAP	NAP
40	Loan	13, 18, 27	1	2758 Creston Avenue	NAP	NAP	NAP	750	179	3,304	1,049	0	350	0
41	Loan	2, 16	1	1900 Euclid Avenue	NAP	NAP	NAP	71,107	23,702	26,273	6,568	0	2,133	0
42	Loan	2, 19, 20	1	501 Hayes	NAP	NAP	NAP	14,493	3,623	8,611	4,305	0	333	8,000
43	Loan	19	1	Suburban Extended Stay - Denver Westminster	NAP	NAP	NAP	71,786	11,964	48,229	4,823	7,789	7,789	0
44	Loan	15	1	Strawberry Square Shopping Center	NAP	NAP	NAP	65,406	10,901	131,639	10,592	50,000	1,163	0
45	Loan	18, 20, 23	1	51 Haddonfield	NAP	NAP	NAP	24,112	24,112	0	Springing	0	1,640	0
46	Loan	16	1	140-150 Access Road	NAP	NAP	NAP	95,267	10,585	8,994	4,497	0	928	0
47	Loan		1	824 Classon Avenue	NAP	NAP	NAP	8,899	2,119	2,718	1,294	0	208	0
48	Loan	10	1	US Storage - Delray Beach	NAP	NAP	NAP	95,935	11,992	36,698	2,953	589	589	21,213
49	Loan	10	1	US Storage - Nashville	NAP	NAP	NAP	47,828	9,566	34,527	2,778	656	656	23,598
50	Loan	10	1	US Storage - Clarksville	NAP	NAP	NAP	23,635	4,727	32,123	2,585	638	638	22,977
51	Loan	5, 16, 27	1	286 East 163rd Street	NAP	NAP	NAP	15,292	7,282	3,398	1,079	0	300	0
52	Loan	13	1	60 Cottage Street	NAP	NAP	NAP	14,871	7,081	2,270	1,081	0	350	0
53	Loan	2, 28	1	431 Dekalb Avenue	NAP	NAP	NAP	6,489	3,245	9,398	1,044	0	212	0
54	Loan	16, 27, 29	1	1668 Bergen Street	NAP	NAP	NAP	9,923	4,962	4,956	916	0	208	0
55	Loan		1	Hamlet MHC	NAP	NAP	NAP	675	675	1,129	565	342,333	333	0

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					18	19	20	18	19	20	18	18	19
1	Loan	6	3	Arch Portfolio	0	0	0	0	0	0	445,500	0	0
1.01	Property		1	The Arcadian
1.02	Property		1	The Charleston
1.03	Property		1	The Arlington
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	180,000,000	Springing	0	20,000,000	1,250,000	53,305,208	0	41,953,099	0
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio	0	Springing	0	0	0	0	34,641	15,000,000	0
3.01	Property		1	201 Merrimack Street
3.02	Property		1	117 Water Street
4	Loan	17, 19	1	Estates at Palm Bay	0	0	0	0	0	0	0	150,217	Springing
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	0	Springing	1,081,972	0	0	0	0	0	Springing
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	0	0	0	0	0	0	15,625	0	Springing
7	Loan	16, 19	1	New Jersey Logistics	1,000,000	7,668	0	0	0	0	0	1,641,090	Springing
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2	0	Springing	An amount equal to twelve (12) multiplied by the Rollover Reserve Monthly Deposit.	0	0	0	0	3,569,740	0
8.01	Property		1	200 Sidney
8.02	Property		1	Lincoln Centre
8.03	Property		1	40 Erie Street
8.04	Property		1	4570 Executive Drive
8.05	Property		1	9360-9390 Towne Centre Drive
8.06	Property		1	21 Erie Street
8.07	Property		1	47 Erie Street Parking Structure
8.08	Property		1	Eastgate Mall
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	0	91,407	2,193,760	0	0	0	0	12,477,527	0
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	3,000,000	24,541	0	0	0	0	0	5,435,972	0
11	Loan	3	1	Patriot Crossing	0	0	0	0	0	0	199,576	0	0
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio	0	0	0	0	0	0	325,000	0	0
12.01	Property		1	Queen's Grant
12.02	Property		1	Arrowood
13	Loan	7, 12, 19	1	Westshore Crossing	0	0	0	0	0	0	56,313	0	0
14	Loan		1	Oak Ridge City Center	300,000	10,762	0	0	0	0	125,325	0	0
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	874,981	Springing	1,696,118	0	0	0	0	9,000,000	Springing
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II	0	0	0	0	0	0	0	0	0
17	Loan	19	1	Cherrywood Shopping Center	0	4,992	0	0	0	0	0	0	Springing
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue	0	0	0	0	0	0	0	1,535,120	0
19	Loan		1	The Palisades	0	0	0	0	0	0	39,500	0	0
20	Loan	7	1	Northwoods Apartments	0	0	0	0	0	0	53,750	78,750	0
21	Loan	4, 19, 30	1	DeKalb Student Housing	0	0	0	0	0	0	30,924	48,167	Springing
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	0	Springing	0	0	0	0	0	1,634,412	0
22.01	Property		1	FCA USA - Detroit, MI
22.02	Property		1	Grupo Antolin - Shelby Township, MI
22.03	Property		1	Follett School - McHenry, IL
22.04	Property		1	Shaw Aero - Naples, FL
22.05	Property		1	Kuka - Sterling Heights, MI
22.06	Property		1	ZF Active Safety - Findlay, OH
22.07	Property		1	CF Sauer - 184 Suburban
22.08	Property		1	CF Sauer - 728 N Main St.
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA
22.10	Property		1	Hannibal - Houston, TX
22.11	Property		1	FedEx IV - Lexington, KY
22.12	Property		1	VersaFlex - Kansas City, KS
22.13	Property		1	Cott Beverage Inc - Sikeston, MO
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD
22.15	Property		1	CSTK - St. Louis, MO
22.16	Property		1	CF Sauer - 39 S Park Dr.
22.17	Property		1	AM Castle - Wichita, KS
22.18	Property		1	CF Sauer - 9 Old Mill Road
22.19	Property		1	CF Sauer - 2447 Eunice Avenue
22.20	Property		1	CF Sauer - 513 West Butler Road
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio	0	0	0	0	0	0	218,750	0	0
23.01	Property		1	8705-8711 South Morgan Street
23.02	Property		1	11214-11218 South Indiana Avenue
23.03	Property		1	8201 South Paulina Street
23.04	Property		1	2320 West Garfield Boulevard
23.05	Property		1	7818-7820 South South Shore Drive
23.06	Property		1	8001-8007 South Eberhart Avenue
23.07	Property		1	8139-8145 South Maryland Avenue
23.08	Property		1	535 East 102nd Street
23.09	Property		1	6516 South Stony Island Avenue
23.10	Property		1	7770-7778 South South Shore Drive
23.11	Property		1	9017-9025 South Cottage Grove Avenue
23.12	Property		1	7956 South Normal Avenue
24	Loan	19, 23	1	London Bridge Industrial	0	5,000	200,000	0	0	0	0	0	0
25	Loan	10, 15	1	Fountain Hills Plaza	800,000	Springing	500,000	0	0	0	0	0	0
26	Loan	21	1	80 White Street	200,000	1,658	0	0	0	0	0	104,167	0
27	Loan	20	1	Feasterville Plaza	0	4,609	0	0	0	0	99,841	0	0
28	Loan	10, 17, 19, 23	1	Crown Center	14,296	14,296	0	0	0	0	0	859,379	Springing
29	Loan		1	The Park at Milestone	0	0	0	0	0	0	0	0	0
30	Loan	6, 10	3	Sandpiper Midwest Portfolio	0	0	0	0	0	0	334,362	134,771	Springing
30.01	Property		1	WoodSpring Suites Fort Wayne
30.02	Property		1	WoodSpring Suites Easton
30.03	Property		1	WoodSpring Suites Fairfield
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport	0	0	0	0	0	0	10,750	21,000	0
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington	0	0	0	0	0	0	0	785,000	Springing
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center	0	0	0	0	0	0	0	0	0
34	Loan	2, 16, 19	1	The Hub	0	Springing	0	0	0	0	0	0	0
35	Loan	16, 23, 30	1	Enfield Industrial	0	5,094	0	0	0	0	5,980	0	0
36	Loan		1	Storage Sense Orlando	0	0	0	0	0	0	1,688	0	0

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					18	19	20	18	19	20	18	18	19
37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest	575,000	Springing	825,000	0	0	0	12,500	26,139	0
37.01	Property		1	Lakecrest
37.02	Property		1	Southpointe
38	Loan	6, 13, 16	3	Retek New York Portfolio	0	0	0	0	0	0	0	0	0
38.01	Property		1	1503 Teller Avenue
38.02	Property		1	171 Herzl Street
38.03	Property		1	2822 University Avenue
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP	0	0	0	0	0	0	76,625	1,084,000	0
39.01	Property		1	Saucon Valley Crossing
39.02	Property		1	Birch Knoll
40	Loan	13, 18, 27	1	2758 Creston Avenue	0	0	0	71,591	0	0	0	791,000	0
41	Loan	2, 16	1	1900 Euclid Avenue	0	0	0	0	0	0	118,250	103,851	0
42	Loan	2, 19, 20	1	501 Hayes	0	Springing	11,000	0	0	0	0	0	0
43	Loan	19	1	Suburban Extended Stay - Denver Westminster	0	0	0	0	0	0	0	0	Springing
44	Loan	15	1	Strawberry Square Shopping Center	250,000	Springing	250,000	0	0	0	105,688	13,097	0
45	Loan	18, 20, 23	1	51 Haddonfield	200,000	10,248	450,000	0	0	0	0	460,636	0
46	Loan	16	1	140-150 Access Road	0	587	0	0	0	0	0	0	0
47	Loan		1	824 Classon Avenue	0	0	0	0	0	0	0	0	0
48	Loan	10	1	US Storage - Delray Beach	0	0	0	0	0	0	0	0	0
49	Loan	10	1	US Storage - Nashville	0	0	0	0	0	0	0	0	0
50	Loan	10	1	US Storage - Clarksville	0	0	0	0	0	0	0	0	0
51	Loan	5, 16, 27	1	286 East 163rd Street	0	0	0	117,358	0	0	0	0	0
52	Loan	13	1	60 Cottage Street	0	0	0	0	0	0	17,188	0	0
53	Loan	2, 28	1	431 Dekalb Avenue	0	350	0	0	0	0	0	0	0
54	Loan	16, 27, 29	1	1668 Bergen Street	0	0	0	0	0	0	3,750	0	0
55	Loan		1	Hamlet MHC	0	0	0	0	0	0	0	0	0

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description

1	Loan	6	3	Arch Portfolio
1.01	Property		1	The Arcadian
1.02	Property		1	The Charleston
1.03	Property		1	The Arlington
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	Outstanding TI/LC and Free Rent Reserve
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio	Planned Renovations Reserve
3.01	Property		1	201 Merrimack Street
3.02	Property		1	117 Water Street
4	Loan	17, 19	1	Estates at Palm Bay	Ground Rent Reserve
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	Anchor Tenant Reserve
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	PHFC Payments Reserve
7	Loan	16, 19	1	New Jersey Logistics	Rent Reserve
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2	Unfunded Obligations Reserve
8.01	Property		1	200 Sidney
8.02	Property		1	Lincoln Centre
8.03	Property		1	40 Erie Street
8.04	Property		1	4570 Executive Drive
8.05	Property		1	9360-9390 Towne Centre Drive
8.06	Property		1	21 Erie Street
8.07	Property		1	47 Erie Street Parking Structure
8.08	Property		1	Eastgate Mall
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	Rollover Reserve ($11,720,606), Gap Rent Reserve ($756,921)
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	Outstanding TI/LC Reserve ($2,379,904.79), Free Rent Reserve ($1,453,178.59), Gap Rent Reserve ($1,169,335.99), Cash Out Reserve ($433,552.88)
11	Loan	3	1	Patriot Crossing
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio
12.01	Property		1	Queen's Grant
12.02	Property		1	Arrowood
13	Loan	7, 12, 19	1	Westshore Crossing
14	Loan		1	Oak Ridge City Center
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	DMV Space Reserve (Upfront: $9,000,000), Ground Rent Reserve (Monthly: Springing)
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II
17	Loan	19	1	Cherrywood Shopping Center	Major Tenant Reserve, Low DSCR Reserve
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue	Air Rights Reserve ($1,035,120), Rent Reserve ($500,000)
19	Loan		1	The Palisades
20	Loan	7	1	Northwoods Apartments	Radon Mitigation Reserve
21	Loan	4, 19, 30	1	DeKalb Student Housing	Force Place Insurance Reserve (Upfront: $48,167.25), Lease Sweep Reserve (Monthly: Springing)
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	Follet Replacement Work Reserve ($741,402.50), Free Rent Reserve ($553,119), Cott Beverage Concrete Work Reserve ($230,000), Outstanding TI/LC Reserve ($109,890)
22.01	Property		1	FCA USA - Detroit, MI
22.02	Property		1	Grupo Antolin - Shelby Township, MI
22.03	Property		1	Follett School - McHenry, IL
22.04	Property		1	Shaw Aero - Naples, FL
22.05	Property		1	Kuka - Sterling Heights, MI
22.06	Property		1	ZF Active Safety - Findlay, OH
22.07	Property		1	CF Sauer - 184 Suburban
22.08	Property		1	CF Sauer - 728 N Main St.
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA
22.10	Property		1	Hannibal - Houston, TX
22.11	Property		1	FedEx IV - Lexington, KY
22.12	Property		1	VersaFlex - Kansas City, KS
22.13	Property		1	Cott Beverage Inc - Sikeston, MO
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD
22.15	Property		1	CSTK - St. Louis, MO
22.16	Property		1	CF Sauer - 39 S Park Dr.
22.17	Property		1	AM Castle - Wichita, KS
22.18	Property		1	CF Sauer - 9 Old Mill Road
22.19	Property		1	CF Sauer - 2447 Eunice Avenue
22.20	Property		1	CF Sauer - 513 West Butler Road
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio
23.01	Property		1	8705-8711 South Morgan Street
23.02	Property		1	11214-11218 South Indiana Avenue
23.03	Property		1	8201 South Paulina Street
23.04	Property		1	2320 West Garfield Boulevard
23.05	Property		1	7818-7820 South South Shore Drive
23.06	Property		1	8001-8007 South Eberhart Avenue
23.07	Property		1	8139-8145 South Maryland Avenue
23.08	Property		1	535 East 102nd Street
23.09	Property		1	6516 South Stony Island Avenue
23.10	Property		1	7770-7778 South South Shore Drive
23.11	Property		1	9017-9025 South Cottage Grove Avenue
23.12	Property		1	7956 South Normal Avenue
24	Loan	19, 23	1	London Bridge Industrial
25	Loan	10, 15	1	Fountain Hills Plaza
26	Loan	21	1	80 White Street	Rent Abatement Reserve
27	Loan	20	1	Feasterville Plaza
28	Loan	10, 17, 19, 23	1	Crown Center	Brown & Brown Rent Reserve (Upfront: $125,369.41), Nova Rent Reserve (Upfront: $53,210.65), Brown & Brown TI Reserve (Upfront: $445,972.00), Cruise One TI Reserve (Upfront: $16,621.89), Crown Retail Sublease Reserve (Upfront: $111,079.00), Ground Rent Reserve (Upfront: $107,126.00; Monthly: Springing)
29	Loan		1	The Park at Milestone
30	Loan	6, 10	3	Sandpiper Midwest Portfolio	Excess Tax Reserve (Upfront: $134,771), Required Future PIP Renovations (Monthly: Springing)
30.01	Property		1	WoodSpring Suites Fort Wayne
30.02	Property		1	WoodSpring Suites Easton
30.03	Property		1	WoodSpring Suites Fairfield
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport	PIP Reserve
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington	PIP Reserve (Upfront: $750,000; Monthly: Springing), Seasonality Reserve (Upfront: $35,000; Monthly: Springing)
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center
34	Loan	2, 16, 19	1	The Hub
35	Loan	16, 23, 30	1	Enfield Industrial
36	Loan		1	Storage Sense Orlando

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description

37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest	Outstanding TI/LC Reserve ($21,335.61), Free Rent Reserve ($4,803.34)
37.01	Property		1	Lakecrest
37.02	Property		1	Southpointe
38	Loan	6, 13, 16	3	Retek New York Portfolio
38.01	Property		1	1503 Teller Avenue
38.02	Property		1	171 Herzl Street
38.03	Property		1	2822 University Avenue
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP	Holdback Reserve
39.01	Property		1	Saucon Valley Crossing
39.02	Property		1	Birch Knoll
40	Loan	13, 18, 27	1	2758 Creston Avenue	Section 421-a Reserve
41	Loan	2, 16	1	1900 Euclid Avenue	Major Lease Reserve
42	Loan	2, 19, 20	1	501 Hayes
43	Loan	19	1	Suburban Extended Stay - Denver Westminster	Required Future PIP Renovations
44	Loan	15	1	Strawberry Square Shopping Center	Rent Concession Reserve
45	Loan	18, 20, 23	1	51 Haddonfield	Asset Based Lending Reserve
46	Loan	16	1	140-150 Access Road
47	Loan		1	824 Classon Avenue
48	Loan	10	1	US Storage - Delray Beach
49	Loan	10	1	US Storage - Nashville
50	Loan	10	1	US Storage - Clarksville
51	Loan	5, 16, 27	1	286 East 163rd Street
52	Loan	13	1	60 Cottage Street
53	Loan	2, 28	1	431 Dekalb Avenue
54	Loan	16, 27, 29	1	1668 Bergen Street
55	Loan		1	Hamlet MHC

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
					20			26								9
1	Loan	6	3	Arch Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
1.01	Property		1	The Arcadian
1.02	Property		1	The Charleston
1.03	Property		1	The Arlington
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	0	NAP	NAP	Hard	In Place	Yes	No	Yes	No	70,000,000.00	450,000,000.00	2,665,260.42
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
3.01	Property		1	201 Merrimack Street
3.02	Property		1	117 Water Street
4	Loan	17, 19	1	Estates at Palm Bay	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	0	NAP	NAP	Hard	Springing	Yes	No	Yes	No	60,959,704.62	158,894,967.80	1,038,256.20
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP
7	Loan	16, 19	1	New Jersey Logistics	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2	0	NAP	NAP	Hard	Springing	Yes	No	Yes	No	30,000,000.00	519,894,737.00	2,410,498.33
8.01	Property		1	200 Sidney
8.02	Property		1	Lincoln Centre
8.03	Property		1	40 Erie Street
8.04	Property		1	4570 Executive Drive
8.05	Property		1	9360-9390 Towne Centre Drive
8.06	Property		1	21 Erie Street
8.07	Property		1	47 Erie Street Parking Structure
8.08	Property		1	Eastgate Mall
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	0	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No	30,000,000.00	225,000,000.00	1,330,539.06
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	0	NAP	NAP	Hard	Springing	Yes	No	Yes	No	30,000,000.00	66,000,000.00	385,049.65
11	Loan	3	1	Patriot Crossing	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
12.01	Property		1	Queen's Grant
12.02	Property		1	Arrowood
13	Loan	7, 12, 19	1	Westshore Crossing	0	NAP	NAP	Soft	Springing	Yes	No	Yes	Yes	25,000,000.00	25,400,000.00	139,472.75
14	Loan		1	Oak Ridge City Center	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	0	NAP	NAP	Hard	Springing	Yes	No	Yes	No	24,578,947.36	215,421,052.64	942,998.18
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
17	Loan	19	1	Cherrywood Shopping Center	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
19	Loan		1	The Palisades	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP
20	Loan	7	1	Northwoods Apartments	0	NAP	NAP	Springing	Springing	Yes	No	Yes	Yes	20,782,000.00	14,000,000.00	73,337.96
21	Loan	4, 19, 30	1	DeKalb Student Housing	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	0	NAP	NAP	Hard	Springing	Yes	No	Yes	No	17,400,000.00	219,600,000.00	1,065,751.33
22.01	Property		1	FCA USA - Detroit, MI
22.02	Property		1	Grupo Antolin - Shelby Township, MI
22.03	Property		1	Follett School - McHenry, IL
22.04	Property		1	Shaw Aero - Naples, FL
22.05	Property		1	Kuka - Sterling Heights, MI
22.06	Property		1	ZF Active Safety - Findlay, OH
22.07	Property		1	CF Sauer - 184 Suburban
22.08	Property		1	CF Sauer - 728 N Main St.
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA
22.10	Property		1	Hannibal - Houston, TX
22.11	Property		1	FedEx IV - Lexington, KY
22.12	Property		1	VersaFlex - Kansas City, KS
22.13	Property		1	Cott Beverage Inc - Sikeston, MO
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD
22.15	Property		1	CSTK - St. Louis, MO
22.16	Property		1	CF Sauer - 39 S Park Dr.
22.17	Property		1	AM Castle - Wichita, KS
22.18	Property		1	CF Sauer - 9 Old Mill Road
22.19	Property		1	CF Sauer - 2447 Eunice Avenue
22.20	Property		1	CF Sauer - 513 West Butler Road
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
23.01	Property		1	8705-8711 South Morgan Street
23.02	Property		1	11214-11218 South Indiana Avenue
23.03	Property		1	8201 South Paulina Street
23.04	Property		1	2320 West Garfield Boulevard
23.05	Property		1	7818-7820 South South Shore Drive
23.06	Property		1	8001-8007 South Eberhart Avenue
23.07	Property		1	8139-8145 South Maryland Avenue
23.08	Property		1	535 East 102nd Street
23.09	Property		1	6516 South Stony Island Avenue
23.10	Property		1	7770-7778 South South Shore Drive
23.11	Property		1	9017-9025 South Cottage Grove Avenue
23.12	Property		1	7956 South Normal Avenue
24	Loan	19, 23	1	London Bridge Industrial	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
25	Loan	10, 15	1	Fountain Hills Plaza	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
26	Loan	21	1	80 White Street	0	NAP	NAP	Hard	In Place	Yes	Yes	No	NAP	NAP	NAP	NAP
27	Loan	20	1	Feasterville Plaza	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
28	Loan	10, 17, 19, 23	1	Crown Center	0	NAP	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
29	Loan		1	The Park at Milestone	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
30	Loan	6, 10	3	Sandpiper Midwest Portfolio	0	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
30.01	Property		1	WoodSpring Suites Fort Wayne
30.02	Property		1	WoodSpring Suites Easton
30.03	Property		1	WoodSpring Suites Fairfield
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington	0	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
34	Loan	2, 16, 19	1	The Hub	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
35	Loan	16, 23, 30	1	Enfield Industrial	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
36	Loan		1	Storage Sense Orlando	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
					20			26								9
37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
37.01	Property		1	Lakecrest
37.02	Property		1	Southpointe
38	Loan	6, 13, 16	3	Retek New York Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
38.01	Property		1	1503 Teller Avenue
38.02	Property		1	171 Herzl Street
38.03	Property		1	2822 University Avenue
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP	0	1,084,000	$1,084,000 deposited into the Performance Holdback Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
39.01	Property		1	Saucon Valley Crossing
39.02	Property		1	Birch Knoll
40	Loan	13, 18, 27	1	2758 Creston Avenue	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
41	Loan	2, 16	1	1900 Euclid Avenue	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP
42	Loan	2, 19, 20	1	501 Hayes	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
43	Loan	19	1	Suburban Extended Stay - Denver Westminster	0	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
44	Loan	15	1	Strawberry Square Shopping Center	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
45	Loan	18, 20, 23	1	51 Haddonfield	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
46	Loan	16	1	140-150 Access Road	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
47	Loan		1	824 Classon Avenue	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
48	Loan	10	1	US Storage - Delray Beach	0	NAP	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
49	Loan	10	1	US Storage - Nashville	0	NAP	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
50	Loan	10	1	US Storage - Clarksville	0	NAP	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP
51	Loan	5, 16, 27	1	286 East 163rd Street	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
52	Loan	13	1	60 Cottage Street	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
53	Loan	2, 28	1	431 Dekalb Avenue	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
54	Loan	16, 27, 29	1	1668 Bergen Street	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
55	Loan		1	Hamlet MHC	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)
					9				9		14
1	Loan	6	3	Arch Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	The Arcadian
1.02	Property		1	The Charleston
1.03	Property		1	The Arlington
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	3,079,856.48	230,000,000	7.01000%	750,000,000.00	4,442,100.69	42.7%	1.89	13.5%	NAP	NAP	NAP
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	201 Merrimack Street
3.02	Property		1	117 Water Street
4	Loan	17, 19	1	Estates at Palm Bay	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	1,436,580.91	NAP	NAP	219,854,672.42	1,436,580.91	56.0%	1.72	13.7%	NAP	NAP	NAP
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	16, 19	1	New Jersey Logistics	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2	2,549,593.70	166,842,106	7.23928517798977%	716,736,843.00	3,570,087.72	65.3%	1.67	10.1%	NAP	NAP	NAP
8.01	Property		1	200 Sidney
8.02	Property		1	Lincoln Centre
8.03	Property		1	40 Erie Street
8.04	Property		1	4570 Executive Drive
8.05	Property		1	9360-9390 Towne Centre Drive
8.06	Property		1	21 Erie Street
8.07	Property		1	47 Erie Street Parking Structure
8.08	Property		1	Eastgate Mall
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	1,507,944.27	NAP	NAP	255,000,000.00	1,507,944.27	42.1%	2.30	16.8%	NAP	NAP	NAP
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	560,072.22	NAP	NAP	96,000,000.00	560,072.22	60.6%	1.55	11.3%	NAP	NAP	NAP
11	Loan	3	1	Patriot Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Queen's Grant
12.02	Property		1	Arrowood
13	Loan	7, 12, 19	1	Westshore Crossing	276,749.08	NAP	NAP	50,400,000.00	276,749.08	58.5%	1.30	8.7%	NAP	NAP	NAP
14	Loan		1	Oak Ridge City Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	1,050,591.67	140,000,000	9.20000%	380,000,000.00	2,138,832.41	68.5%	1.07	7.5%	NAP	NAP	NAP
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	19	1	Cherrywood Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	The Palisades	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	7	1	Northwoods Apartments	182,202.93	NAP	NAP	34,782,000.00	182,202.93	66.9%	1.35	8.7%	NAP	NAP	NAP
21	Loan	4, 19, 30	1	DeKalb Student Housing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	1,150,196.11	NAP	NAP	237,000,000.00	1,150,196.11	53.8%	2.12	12.6%	NAP	NAP	NAP
22.01	Property		1	FCA USA - Detroit, MI
22.02	Property		1	Grupo Antolin - Shelby Township, MI
22.03	Property		1	Follett School - McHenry, IL
22.04	Property		1	Shaw Aero - Naples, FL
22.05	Property		1	Kuka - Sterling Heights, MI
22.06	Property		1	ZF Active Safety - Findlay, OH
22.07	Property		1	CF Sauer - 184 Suburban
22.08	Property		1	CF Sauer - 728 N Main St.
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA
22.10	Property		1	Hannibal - Houston, TX
22.11	Property		1	FedEx IV - Lexington, KY
22.12	Property		1	VersaFlex - Kansas City, KS
22.13	Property		1	Cott Beverage Inc - Sikeston, MO
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD
22.15	Property		1	CSTK - St. Louis, MO
22.16	Property		1	CF Sauer - 39 S Park Dr.
22.17	Property		1	AM Castle - Wichita, KS
22.18	Property		1	CF Sauer - 9 Old Mill Road
22.19	Property		1	CF Sauer - 2447 Eunice Avenue
22.20	Property		1	CF Sauer - 513 West Butler Road
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	8705-8711 South Morgan Street
23.02	Property		1	11214-11218 South Indiana Avenue
23.03	Property		1	8201 South Paulina Street
23.04	Property		1	2320 West Garfield Boulevard
23.05	Property		1	7818-7820 South South Shore Drive
23.06	Property		1	8001-8007 South Eberhart Avenue
23.07	Property		1	8139-8145 South Maryland Avenue
23.08	Property		1	535 East 102nd Street
23.09	Property		1	6516 South Stony Island Avenue
23.10	Property		1	7770-7778 South South Shore Drive
23.11	Property		1	9017-9025 South Cottage Grove Avenue
23.12	Property		1	7956 South Normal Avenue
24	Loan	19, 23	1	London Bridge Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	10, 15	1	Fountain Hills Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	21	1	80 White Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	20	1	Feasterville Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	10, 17, 19, 23	1	Crown Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	The Park at Milestone	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	6, 10	3	Sandpiper Midwest Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.01	Property		1	WoodSpring Suites Fort Wayne
30.02	Property		1	WoodSpring Suites Easton
30.03	Property		1	WoodSpring Suites Fairfield
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	2, 16, 19	1	The Hub	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	16, 23, 30	1	Enfield Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Storage Sense Orlando	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)
					9				9		14
37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.01	Property		1	Lakecrest
37.02	Property		1	Southpointe
38	Loan	6, 13, 16	3	Retek New York Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.01	Property		1	1503 Teller Avenue
38.02	Property		1	171 Herzl Street
38.03	Property		1	2822 University Avenue
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39.01	Property		1	Saucon Valley Crossing
39.02	Property		1	Birch Knoll
40	Loan	13, 18, 27	1	2758 Creston Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	2, 16	1	1900 Euclid Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	2, 19, 20	1	501 Hayes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	19	1	Suburban Extended Stay - Denver Westminster	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	15	1	Strawberry Square Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	18, 20, 23	1	51 Haddonfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	16	1	140-150 Access Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	824 Classon Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	10	1	US Storage - Delray Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	10	1	US Storage - Nashville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	10	1	US Storage - Clarksville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	5, 16, 27	1	286 East 163rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	13	1	60 Cottage Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	2, 28	1	431 Dekalb Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	16, 27, 29	1	1668 Bergen Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan		1	Hamlet MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
					9		14		13	13
1	Loan	6	3	Arch Portfolio	NAP	NAP	NAP	NAP	No	NAP	Jacques Schmidt and Abraham Weber
1.01	Property		1	The Arcadian
1.02	Property		1	The Charleston
1.03	Property		1	The Arlington
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	NAP	NAP	NAP	NAP	No	NAP	The Stahl Organization
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio	NAP	NAP	NAP	NAP	No	NAP	Joseph Faro and Salvatore Lupoli
3.01	Property		1	201 Merrimack Street
3.02	Property		1	117 Water Street
4	Loan	17, 19	1	Estates at Palm Bay	NAP	NAP	NAP	NAP	No	NAP	Lurin Advisors, LLC
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	NAP	NAP	NAP	NAP	No	NAP	Brookfield Properties Retail Holding LLC and SMRF Baybrook Investor Member LLC
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	NAP	NAP	NAP	NAP	No	NAP	Adam Daneshgar and George Daneshgar
7	Loan	16, 19	1	New Jersey Logistics	NAP	NAP	NAP	NAP	No	NAP	MCB 2024 Lender LLC
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan	BioMed Realty, L.P.
8.01	Property		1	200 Sidney
8.02	Property		1	Lincoln Centre
8.03	Property		1	40 Erie Street
8.04	Property		1	4570 Executive Drive
8.05	Property		1	9360-9390 Towne Centre Drive
8.06	Property		1	21 Erie Street
8.07	Property		1	47 Erie Street Parking Structure
8.08	Property		1	Eastgate Mall
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	NAP	NAP	NAP	NAP	No	NAP	GGP/Homart II L.L.C., Brookfield Properties Retail Holding LLC and New York State Common Retirement Fund
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	NAP	NAP	NAP	NAP	No	NAP	C-III Capital Partners, Vanderbilt Office Properties, and Trinity Capital Advisors
11	Loan	3	1	Patriot Crossing	NAP	NAP	NAP	NAP	No	NAP	Adam Brandon Denton, Thomas J. Floyd and Joseph Mitchell Collins
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio	NAP	NAP	NAP	NAP	No	NAP	Bradley R. Hill, Robert Spencer Engler-Coldren, Thomas Niederkofler and Michael A. Cirillo
12.01	Property		1	Queen's Grant
12.02	Property		1	Arrowood
13	Loan	7, 12, 19	1	Westshore Crossing	NAP	NAP	NAP	NAP	No	NAP	Jakub Hejl
14	Loan		1	Oak Ridge City Center	NAP	NAP	NAP	NAP	No	NAP	Philip J. Wilson and W. Neil Wilson
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	NAP	NAP	NAP	NAP	No	NAP	The Related Companies, L.P.
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II	NAP	NAP	NAP	NAP	No	NAP	David M. Flaherty
17	Loan	19	1	Cherrywood Shopping Center	NAP	NAP	NAP	NAP	No	NAP	Joshua Goldberg
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue	NAP	NAP	NAP	NAP	No	NAP	Hershy Silberstein and Solomon Kleinman
19	Loan		1	The Palisades	NAP	NAP	NAP	NAP	No	NAP	Michael Silberman, William Roos and BAMCAP Partners IV LP
20	Loan	7	1	Northwoods Apartments	NAP	NAP	NAP	NAP	No	NAP	Mathias Deutsch, Joshua Braun and Isiodore Bleier
21	Loan	4, 19, 30	1	DeKalb Student Housing	NAP	NAP	NAP	NAP	No	NAP	Samuel Okner, Atied Associates, LLC and Okner Family Real Estate Trust
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	NAP	NAP	NAP	NAP	No	NAP	Global Net Lease Operating Partnership, L.P.
22.01	Property		1	FCA USA - Detroit, MI
22.02	Property		1	Grupo Antolin - Shelby Township, MI
22.03	Property		1	Follett School - McHenry, IL
22.04	Property		1	Shaw Aero - Naples, FL
22.05	Property		1	Kuka - Sterling Heights, MI
22.06	Property		1	ZF Active Safety - Findlay, OH
22.07	Property		1	CF Sauer - 184 Suburban
22.08	Property		1	CF Sauer - 728 N Main St.
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA
22.10	Property		1	Hannibal - Houston, TX
22.11	Property		1	FedEx IV - Lexington, KY
22.12	Property		1	VersaFlex - Kansas City, KS
22.13	Property		1	Cott Beverage Inc - Sikeston, MO
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD
22.15	Property		1	CSTK - St. Louis, MO
22.16	Property		1	CF Sauer - 39 S Park Dr.
22.17	Property		1	AM Castle - Wichita, KS
22.18	Property		1	CF Sauer - 9 Old Mill Road
22.19	Property		1	CF Sauer - 2447 Eunice Avenue
22.20	Property		1	CF Sauer - 513 West Butler Road
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio	NAP	NAP	NAP	NAP	No	NAP	Shaya Wurzberger
23.01	Property		1	8705-8711 South Morgan Street
23.02	Property		1	11214-11218 South Indiana Avenue
23.03	Property		1	8201 South Paulina Street
23.04	Property		1	2320 West Garfield Boulevard
23.05	Property		1	7818-7820 South South Shore Drive
23.06	Property		1	8001-8007 South Eberhart Avenue
23.07	Property		1	8139-8145 South Maryland Avenue
23.08	Property		1	535 East 102nd Street
23.09	Property		1	6516 South Stony Island Avenue
23.10	Property		1	7770-7778 South South Shore Drive
23.11	Property		1	9017-9025 South Cottage Grove Avenue
23.12	Property		1	7956 South Normal Avenue
24	Loan	19, 23	1	London Bridge Industrial	NAP	NAP	NAP	NAP	No	NAP	Michael Haas and Adrian Hass
25	Loan	10, 15	1	Fountain Hills Plaza	NAP	NAP	NAP	NAP	No	NAP	Anthony Grosso and Christopher Palermo
26	Loan	21	1	80 White Street	NAP	NAP	NAP	NAP	No	NAP	Behrooz Hedvat, Leon Hedvat and Faramarz Hedvat
27	Loan	20	1	Feasterville Plaza	NAP	NAP	NAP	NAP	No	NAP	Nandish Patel
28	Loan	10, 17, 19, 23	1	Crown Center	NAP	NAP	NAP	NAP	No	NAP	James E. Goldstein, Anders U. Schroeder and Midgard Group Inc.
29	Loan		1	The Park at Milestone	NAP	NAP	NAP	NAP	No	NAP	Reuven Oded
30	Loan	6, 10	3	Sandpiper Midwest Portfolio	NAP	NAP	NAP	NAP	No	NAP	P. Carter Rise
30.01	Property		1	WoodSpring Suites Fort Wayne
30.02	Property		1	WoodSpring Suites Easton
30.03	Property		1	WoodSpring Suites Fairfield
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport	NAP	NAP	NAP	NAP	No	NAP	Harsharan Ghoman and Balwinder Kang
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington	NAP	NAP	NAP	NAP	No	NAP	Rajesh K. Badam and Sridhar Challa
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center	NAP	NAP	NAP	NAP	No	NAP	David G. Chandler
34	Loan	2, 16, 19	1	The Hub	NAP	NAP	NAP	NAP	No	NAP	Michael Bronska and Bradley M. Hall
35	Loan	16, 23, 30	1	Enfield Industrial	NAP	NAP	NAP	NAP	No	NAP	Jeremiah Boucher
36	Loan		1	Storage Sense Orlando	NAP	NAP	NAP	NAP	No	NAP	Lawrence Charles Kaplan, George Thacker and Richard Schontz

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
					9		14		13	13
37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest	NAP	NAP	NAP	NAP	No	NAP	Sebastian Barbagallo
37.01	Property		1	Lakecrest
37.02	Property		1	Southpointe
38	Loan	6, 13, 16	3	Retek New York Portfolio	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan	Joel Retek
38.01	Property		1	1503 Teller Avenue
38.02	Property		1	171 Herzl Street
38.03	Property		1	2822 University Avenue
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP	NAP	NAP	NAP	NAP	No	NAP	Christian Cronin and Mark Matan
39.01	Property		1	Saucon Valley Crossing
39.02	Property		1	Birch Knoll
40	Loan	13, 18, 27	1	2758 Creston Avenue	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan	Andrea Gjini
41	Loan	2, 16	1	1900 Euclid Avenue	NAP	NAP	NAP	NAP	No	NAP	Eric Korchia
42	Loan	2, 19, 20	1	501 Hayes	NAP	NAP	NAP	NAP	No	NAP	Garrett Brasseaux, Chris Baker and Jonah Aelyon
43	Loan	19	1	Suburban Extended Stay - Denver Westminster	NAP	NAP	NAP	NAP	No	NAP	David Kaye, Asaf Fligelman and Jaime Gitler
44	Loan	15	1	Strawberry Square Shopping Center	NAP	NAP	NAP	NAP	No	NAP	Robert Gassel
45	Loan	18, 20, 23	1	51 Haddonfield	NAP	NAP	NAP	NAP	No	NAP	TEI, LLC
46	Loan	16	1	140-150 Access Road	NAP	NAP	NAP	NAP	No	NAP	Robert Kaplain, Mitchell Kaplain, Kyle Friedland and Jeffrey Davis
47	Loan		1	824 Classon Avenue	NAP	NAP	NAP	NAP	No	NAP	Abraham Waldman
48	Loan	10	1	US Storage - Delray Beach	NAP	NAP	NAP	NAP	No	NAP	DJH Holdings, LLC
49	Loan	10	1	US Storage - Nashville	NAP	NAP	NAP	NAP	No	NAP	DJH Holdings, LLC
50	Loan	10	1	US Storage - Clarksville	NAP	NAP	NAP	NAP	No	NAP	DJH Holdings, LLC
51	Loan	5, 16, 27	1	286 East 163rd Street	NAP	NAP	NAP	NAP	No	NAP	Armin Jadadic
52	Loan	13	1	60 Cottage Street	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan	Onkar Singh
53	Loan	2, 28	1	431 Dekalb Avenue	NAP	NAP	NAP	NAP	No	NAP	Yosef Eliav
54	Loan	16, 27, 29	1	1668 Bergen Street	NAP	NAP	NAP	NAP	No	NAP	Nathan Retek
55	Loan		1	Hamlet MHC	NAP	NAP	NAP	NAP	No	NAP	Rohun Khanna and Eddie Baurer

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
					24				29
1	Loan	6	3	Arch Portfolio	Jacques Schmidt and Abraham Weber	No	No	Refinance		74,162,000
1.01	Property		1	The Arcadian					No
1.02	Property		1	The Charleston					No
1.03	Property		1	The Arlington					No
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	NAP	No	No	Refinance	No	520,000,000
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio	Joseph Faro and Salvatore Lupoli	No	No	Refinance		62,500,000
3.01	Property		1	201 Merrimack Street					Yes
3.02	Property		1	117 Water Street					No
4	Loan	17, 19	1	Estates at Palm Bay	Lurin Advisors, LLC	No	No	Refinance	No	61,000,000
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	BPR Nimbus LLC	No	No	Refinance	No	220,000,000
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	Adam Daneshgar and George Daneshgar	No	Yes	Refinance	No	60,000,000
7	Loan	16, 19	1	New Jersey Logistics	MCB 2024 Lender LLC	No	No	Acquisition	No	42,000,000
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2	BRE Edison L.P.	No	No	Refinance		549,894,737
8.01	Property		1	200 Sidney					No
8.02	Property		1	Lincoln Centre					No
8.03	Property		1	40 Erie Street					No
8.04	Property		1	4570 Executive Drive					No
8.05	Property		1	9360-9390 Towne Centre Drive					No
8.06	Property		1	21 Erie Street					No
8.07	Property		1	47 Erie Street Parking Structure					No
8.08	Property		1	Eastgate Mall					No
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	GGP/Homart II L.L.C.	No	No	Refinance	No	255,000,000
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	C-III Recovery Fund III Tier Holdings LLC, Vanderbilt Partners LLC, JBC Office, LLC (f/k/a CA Office, LLC), C. Walker Collier III, Jeff Sheehan, Gary Chesson and Peter J. Conway	No	No	Refinance	No	96,000,000
11	Loan	3	1	Patriot Crossing	Adam Brandon Denton, Thomas J. Floyd and Joseph Mitchell Collins	No	No	Refinance	No	29,800,000
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio	Bradley R. Hill, Robert Spencer Engler-Coldren, Thomas Niederkofler and Michael A. Cirillo	No	No	Refinance		29,700,000
12.01	Property		1	Queen's Grant					No
12.02	Property		1	Arrowood					No
13	Loan	7, 12, 19	1	Westshore Crossing	Jakub Hejl	No	No	Refinance	No	50,400,000
14	Loan		1	Oak Ridge City Center	Philip J. Wilson and W. Neil Wilson	No	No	Refinance	No	25,000,000
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	The Related Companies, L.P.	No	No	Refinance	No	240,000,000
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II	David M. Flaherty	No	No	Refinance	No
17	Loan	19	1	Cherrywood Shopping Center	Joshua Goldberg	No	No	Refinance	No
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue	Hershy Silberstein and Solomon Kleinman	No	No	Refinance	No
19	Loan		1	The Palisades	Michael Silberman, William Roos and BAMCAP Partners IV LP	No	No	Refinance	No
20	Loan	7	1	Northwoods Apartments	Mathias Deutsch, Joshua Braun and Isiodore Bleier	No	No	Refinance	No
21	Loan	4, 19, 30	1	DeKalb Student Housing	Samuel Okner, Atied Associates, LLC and Okner Family Real Estate Trust	No	No	Refinance	No
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	Global Net Lease Operating Partnership, L.P.	No	No	Refinance
22.01	Property		1	FCA USA - Detroit, MI					No
22.02	Property		1	Grupo Antolin - Shelby Township, MI					No
22.03	Property		1	Follett School - McHenry, IL					No
22.04	Property		1	Shaw Aero - Naples, FL					No
22.05	Property		1	Kuka - Sterling Heights, MI					No
22.06	Property		1	ZF Active Safety - Findlay, OH					No
22.07	Property		1	CF Sauer - 184 Suburban					No
22.08	Property		1	CF Sauer - 728 N Main St.					No
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA					No
22.10	Property		1	Hannibal - Houston, TX					No
22.11	Property		1	FedEx IV - Lexington, KY					No
22.12	Property		1	VersaFlex - Kansas City, KS					No
22.13	Property		1	Cott Beverage Inc - Sikeston, MO					No
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD					No
22.15	Property		1	CSTK - St. Louis, MO					No
22.16	Property		1	CF Sauer - 39 S Park Dr.					No
22.17	Property		1	AM Castle - Wichita, KS					No
22.18	Property		1	CF Sauer - 9 Old Mill Road					No
22.19	Property		1	CF Sauer - 2447 Eunice Avenue					No
22.20	Property		1	CF Sauer - 513 West Butler Road					No
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio	Shaya Wurzberger	No	No	Refinance
23.01	Property		1	8705-8711 South Morgan Street					Yes
23.02	Property		1	11214-11218 South Indiana Avenue					Yes
23.03	Property		1	8201 South Paulina Street					No
23.04	Property		1	2320 West Garfield Boulevard					No
23.05	Property		1	7818-7820 South South Shore Drive					No
23.06	Property		1	8001-8007 South Eberhart Avenue					Yes
23.07	Property		1	8139-8145 South Maryland Avenue					No
23.08	Property		1	535 East 102nd Street					No
23.09	Property		1	6516 South Stony Island Avenue					No
23.10	Property		1	7770-7778 South South Shore Drive					No
23.11	Property		1	9017-9025 South Cottage Grove Avenue					Yes
23.12	Property		1	7956 South Normal Avenue					No
24	Loan	19, 23	1	London Bridge Industrial	Michael Haas and Adrian Hass	No	No	Refinance	No
25	Loan	10, 15	1	Fountain Hills Plaza	Anthony Grosso and Christopher Palermo	No	Yes	Acquisition	No
26	Loan	21	1	80 White Street	Behrooz Hedvat, Leon Hedvat and Faramarz Hedvat	No	No	Acquisition	No
27	Loan	20	1	Feasterville Plaza	Nandish Patel	No	No	Acquisition	No
28	Loan	10, 17, 19, 23	1	Crown Center	James E. Goldstein, Anders U. Schroeder and Midgard Group Inc.	No	No	Refinance	No
29	Loan		1	The Park at Milestone	Reuven Oded	No	No	Refinance	No
30	Loan	6, 10	3	Sandpiper Midwest Portfolio	P. Carter Rise	No	No	Refinance
30.01	Property		1	WoodSpring Suites Fort Wayne					No
30.02	Property		1	WoodSpring Suites Easton					No
30.03	Property		1	WoodSpring Suites Fairfield					No
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport	Harsharan Ghoman and Balwinder Kang	No	No	Refinance	No
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington	Rajesh K. Badam and Sridhar Challa	No	No	Acquisition	No
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center	David G. Chandler	No	No	Refinance	No
34	Loan	2, 16, 19	1	The Hub	Michael Bronska and Bradley M. Hall	No	No	Refinance	No
35	Loan	16, 23, 30	1	Enfield Industrial	Jeremiah Boucher	No	No	Refinance	No
36	Loan		1	Storage Sense Orlando	Lawrence Charles Kaplan, George Thacker and Richard Schontz	No	No	Refinance	No

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
					24				29
37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest	Sebastian Barbagallo	No	No	Refinance
37.01	Property		1	Lakecrest					No
37.02	Property		1	Southpointe					No
38	Loan	6, 13, 16	3	Retek New York Portfolio	Joel Retek	No	No	Refinance
38.01	Property		1	1503 Teller Avenue					No
38.02	Property		1	171 Herzl Street					No
38.03	Property		1	2822 University Avenue					No
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP	Christian Cronin and Mark Matan	No	No	Acquisition
39.01	Property		1	Saucon Valley Crossing					No
39.02	Property		1	Birch Knoll					No
40	Loan	13, 18, 27	1	2758 Creston Avenue	Andrea Gjini	No	No	Refinance	No
41	Loan	2, 16	1	1900 Euclid Avenue	Eric Korchia	No	No	Refinance	No
42	Loan	2, 19, 20	1	501 Hayes	Garrett Brasseaux, Chris Baker and Jonah Aelyon	No	No	Acquisition	No
43	Loan	19	1	Suburban Extended Stay - Denver Westminster	David Kaye, Asaf Fligelman and Jaime Gitler	No	No	Refinance	No
44	Loan	15	1	Strawberry Square Shopping Center	Robert Gassel	No	No	Refinance	No
45	Loan	18, 20, 23	1	51 Haddonfield	TEI, LLC	No	No	Refinance	No
46	Loan	16	1	140-150 Access Road	Robert Kaplain, Mitchell Kaplain, Kyle Friedland and Jeffrey Davis	No	No	Refinance	No
47	Loan		1	824 Classon Avenue	Abraham Waldman	No	No	Refinance	No
48	Loan	10	1	US Storage - Delray Beach	DJH Holdings, LLC	No	No	Refinance	No
49	Loan	10	1	US Storage - Nashville	DJH Holdings, LLC	No	No	Refinance	No
50	Loan	10	1	US Storage - Clarksville	DJH Holdings, LLC	No	No	Refinance	No
51	Loan	5, 16, 27	1	286 East 163rd Street	Armin Jadadic	No	No	Refinance	No
52	Loan	13	1	60 Cottage Street	Onkar Singh	No	No	Acquisition	No
53	Loan	2, 28	1	431 Dekalb Avenue	Yosef Eliav	No	No	Refinance	No
54	Loan	16, 27, 29	1	1668 Bergen Street	Nathan Retek	No	No	Refinance	Yes
55	Loan		1	Hamlet MHC	Rohun Khanna and Eddie Baurer	No	No	Acquisition	No

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)

1	Loan	6	3	Arch Portfolio	0	0	0	74,162,000	64,275,373	0	2,500,838	1,476,796	5,908,992	0	74,162,000	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	The Arcadian												NAP	NAP	NAP	NAP	NAP
1.02	Property		1	The Charleston												NAP	NAP	NAP	NAP	NAP
1.03	Property		1	The Arlington												NAP	NAP	NAP	NAP	NAP
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	283,053,566	230,000,000	0	1,033,053,566	752,340,900	0	18,687,091	262,025,575	0	0	1,033,053,566	NAP	NAP	NAP	NAP	NAP
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio	0	0	0	62,500,000	34,793,129	0	1,132,465	15,373,202	11,201,204	0	62,500,000	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	201 Merrimack Street												NAP	NAP	NAP	NAP	NAP
3.02	Property		1	117 Water Street												NAP	NAP	NAP	NAP	NAP
4	Loan	17, 19	1	Estates at Palm Bay	0	0	0	61,000,000	56,043,469	0	3,147,202	273,944	1,535,385	0	61,000,000	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	0	0	0	220,000,000	213,488,234	0	1,474,030	0	5,037,736	0	220,000,000	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	0	0	0	60,000,000	55,458,625	0	3,060,602	1,272,686	208,086	0	60,000,000	NAP	NAP	NAP	NAP	NAP
7	Loan	16, 19	1	New Jersey Logistics	30,034,060	0	0	72,034,060	0	67,522,031	1,677,820	2,834,209	0	0	72,034,060	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2	142,402,323	166,842,106	0	859,139,166	845,920,651	0	9,648,775	3,569,740	0	0	859,139,166	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	200 Sidney												NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Lincoln Centre												NAP	NAP	NAP	NAP	NAP
8.03	Property		1	40 Erie Street												NAP	NAP	NAP	NAP	NAP
8.04	Property		1	4570 Executive Drive												NAP	NAP	NAP	NAP	NAP
8.05	Property		1	9360-9390 Towne Centre Drive												NAP	NAP	NAP	NAP	NAP
8.06	Property		1	21 Erie Street												NAP	NAP	NAP	NAP	NAP
8.07	Property		1	47 Erie Street Parking Structure												NAP	NAP	NAP	NAP	NAP
8.08	Property		1	Eastgate Mall												NAP	NAP	NAP	NAP	NAP
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	0	0	0	255,000,000	242,815,054	0	811,504	10,449,929	923,513	0	255,000,000	NAP	NAP	NAP	NAP	NAP
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	50,000	0	0	96,050,000	83,638,830	0	2,155,251	10,255,918	0	0	96,050,000	NAP	NAP	NAP	NAP	NAP
11	Loan	3	1	Patriot Crossing	0	0	0	29,800,000	19,886,975	0	1,335,080	569,880	8,008,065	0	29,800,000	NAP	NAP	NAP	NAP	NAP
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio	0	0	0	29,700,000	25,360,094	0	1,233,906	346,139	2,759,862	0	29,700,000	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Queen's Grant												NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Arrowood												NAP	NAP	NAP	NAP	NAP
13	Loan	7, 12, 19	1	Westshore Crossing	0	0	0	50,400,000	45,453,546	0	2,685,684	830,104	1,430,666	0	50,400,000	NAP	NAP	NAP	NAP	NAP
14	Loan		1	Oak Ridge City Center	181,558	0	0	25,181,558	23,503,746	0	1,118,362	559,450	0	0	25,181,558	NAP	NAP	NAP	NAP	NAP
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	13,238,721	140,000,000	0	393,238,721	376,708,834	0	6,654,906	9,874,981	0	0	393,238,721	NAP	NAP	NAP	NAP	NAP
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II												NAP	NAP	NAP	NAP	NAP
17	Loan	19	1	Cherrywood Shopping Center												NAP	NAP	NAP	NAP	NAP
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue												NAP	NAP	NAP	NAP	NAP
19	Loan		1	The Palisades												NAP	NAP	NAP	NAP	NAP
20	Loan	7	1	Northwoods Apartments												NAP	NAP	NAP	NAP	NAP
21	Loan	4, 19, 30	1	DeKalb Student Housing												NAP	NAP	NAP	NAP	NAP
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio												NAP	NAP	NAP	NAP	NAP
22.01	Property		1	FCA USA - Detroit, MI												NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Grupo Antolin - Shelby Township, MI												NAP	NAP	NAP	NAP	NAP
22.03	Property		1	Follett School - McHenry, IL												NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Shaw Aero - Naples, FL												NAP	NAP	NAP	NAP	NAP
22.05	Property		1	Kuka - Sterling Heights, MI												NAP	NAP	NAP	NAP	NAP
22.06	Property		1	ZF Active Safety - Findlay, OH												NAP	NAP	NAP	NAP	NAP
22.07	Property		1	CF Sauer - 184 Suburban												NAP	NAP	NAP	NAP	NAP
22.08	Property		1	CF Sauer - 728 N Main St.												NAP	NAP	NAP	NAP	NAP
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA												NAP	NAP	NAP	NAP	NAP
22.10	Property		1	Hannibal - Houston, TX												NAP	NAP	NAP	NAP	NAP
22.11	Property		1	FedEx IV - Lexington, KY												NAP	NAP	NAP	NAP	NAP
22.12	Property		1	VersaFlex - Kansas City, KS												NAP	NAP	NAP	NAP	NAP
22.13	Property		1	Cott Beverage Inc - Sikeston, MO												NAP	NAP	NAP	NAP	NAP
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD												NAP	NAP	NAP	NAP	NAP
22.15	Property		1	CSTK - St. Louis, MO												NAP	NAP	NAP	NAP	NAP
22.16	Property		1	CF Sauer - 39 S Park Dr.												NAP	NAP	NAP	NAP	NAP
22.17	Property		1	AM Castle - Wichita, KS												NAP	NAP	NAP	NAP	NAP
22.18	Property		1	CF Sauer - 9 Old Mill Road												NAP	NAP	NAP	NAP	NAP
22.19	Property		1	CF Sauer - 2447 Eunice Avenue												NAP	NAP	NAP	NAP	NAP
22.20	Property		1	CF Sauer - 513 West Butler Road												NAP	NAP	NAP	NAP	NAP
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio												NAP	NAP	NAP	NAP	NAP
23.01	Property		1	8705-8711 South Morgan Street												NAP	NAP	NAP	NAP	NAP
23.02	Property		1	11214-11218 South Indiana Avenue												NAP	NAP	NAP	NAP	NAP
23.03	Property		1	8201 South Paulina Street												NAP	NAP	NAP	NAP	NAP
23.04	Property		1	2320 West Garfield Boulevard												NAP	NAP	NAP	NAP	NAP
23.05	Property		1	7818-7820 South South Shore Drive												NAP	NAP	NAP	NAP	NAP
23.06	Property		1	8001-8007 South Eberhart Avenue												NAP	NAP	NAP	NAP	NAP
23.07	Property		1	8139-8145 South Maryland Avenue												NAP	NAP	NAP	NAP	NAP
23.08	Property		1	535 East 102nd Street												NAP	NAP	NAP	NAP	NAP
23.09	Property		1	6516 South Stony Island Avenue												NAP	NAP	NAP	NAP	NAP
23.10	Property		1	7770-7778 South South Shore Drive												NAP	NAP	NAP	NAP	NAP
23.11	Property		1	9017-9025 South Cottage Grove Avenue												NAP	NAP	NAP	NAP	NAP
23.12	Property		1	7956 South Normal Avenue												NAP	NAP	NAP	NAP	NAP
24	Loan	19, 23	1	London Bridge Industrial												NAP	NAP	NAP	NAP	NAP
25	Loan	10, 15	1	Fountain Hills Plaza												NAP	NAP	NAP	NAP	NAP
26	Loan	21	1	80 White Street												NAP	NAP	NAP	NAP	NAP
27	Loan	20	1	Feasterville Plaza												NAP	NAP	NAP	NAP	NAP
28	Loan	10, 17, 19, 23	1	Crown Center												NAP	NAP	NAP	NAP	NAP
29	Loan		1	The Park at Milestone												NAP	NAP	NAP	NAP	NAP
30	Loan	6, 10	3	Sandpiper Midwest Portfolio												Various	51.02	39.59	77.6%	51.02
30.01	Property		1	WoodSpring Suites Fort Wayne												2/2/2038	50.02	41.20	82.4%	50.02
30.02	Property		1	WoodSpring Suites Easton												8/31/2036	54.58	39.20	71.8%	54.58
30.03	Property		1	WoodSpring Suites Fairfield												8/31/2036	48.77	38.31	78.6%	48.77
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport												8/29/2033	125.94	94.72	75.2%	125.94
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington												3/6/2035	145.94	112.17	76.9%	145.94
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center												2/27/2030	125.01	90.16	72.1%	125.01
34	Loan	2, 16, 19	1	The Hub												NAP	NAP	NAP	NAP	NAP
35	Loan	16, 23, 30	1	Enfield Industrial												NAP	NAP	NAP	NAP	NAP
36	Loan		1	Storage Sense Orlando												NAP	NAP	NAP	NAP	NAP

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)

37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest												NAP	NAP	NAP	NAP	NAP
37.01	Property		1	Lakecrest												NAP	NAP	NAP	NAP	NAP
37.02	Property		1	Southpointe												NAP	NAP	NAP	NAP	NAP
38	Loan	6, 13, 16	3	Retek New York Portfolio												NAP	NAP	NAP	NAP	NAP
38.01	Property		1	1503 Teller Avenue												NAP	NAP	NAP	NAP	NAP
38.02	Property		1	171 Herzl Street												NAP	NAP	NAP	NAP	NAP
38.03	Property		1	2822 University Avenue												NAP	NAP	NAP	NAP	NAP
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP												NAP	NAP	NAP	NAP	NAP
39.01	Property		1	Saucon Valley Crossing												NAP	NAP	NAP	NAP	NAP
39.02	Property		1	Birch Knoll												NAP	NAP	NAP	NAP	NAP
40	Loan	13, 18, 27	1	2758 Creston Avenue												NAP	NAP	NAP	NAP	NAP
41	Loan	2, 16	1	1900 Euclid Avenue												NAP	NAP	NAP	NAP	NAP
42	Loan	2, 19, 20	1	501 Hayes												NAP	NAP	NAP	NAP	NAP
43	Loan	19	1	Suburban Extended Stay - Denver Westminster												5/12/2042	56.45	48.87	86.6%	56.45
44	Loan	15	1	Strawberry Square Shopping Center												NAP	NAP	NAP	NAP	NAP
45	Loan	18, 20, 23	1	51 Haddonfield												NAP	NAP	NAP	NAP	NAP
46	Loan	16	1	140-150 Access Road												NAP	NAP	NAP	NAP	NAP
47	Loan		1	824 Classon Avenue												NAP	NAP	NAP	NAP	NAP
48	Loan	10	1	US Storage - Delray Beach												NAP	NAP	NAP	NAP	NAP
49	Loan	10	1	US Storage - Nashville												NAP	NAP	NAP	NAP	NAP
50	Loan	10	1	US Storage - Clarksville												NAP	NAP	NAP	NAP	NAP
51	Loan	5, 16, 27	1	286 East 163rd Street												NAP	NAP	NAP	NAP	NAP
52	Loan	13	1	60 Cottage Street												NAP	NAP	NAP	NAP	NAP
53	Loan	2, 28	1	431 Dekalb Avenue												NAP	NAP	NAP	NAP	NAP
54	Loan	16, 27, 29	1	1668 Bergen Street												NAP	NAP	NAP	NAP	NAP
55	Loan		1	Hamlet MHC												NAP	NAP	NAP	NAP	NAP

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	6	3	Arch Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	The Arcadian	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	The Charleston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	The Arlington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 7, 11, 12, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	6, 16, 19, 29	2	Artisan Foods Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	201 Merrimack Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	117 Water Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	17, 19	1	Estates at Palm Bay	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 5, 7, 12, 20, 21	1	Baybrook Mall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 10, 12, 17, 19, 27	1	Langdon at Walnut Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	16, 19	1	New Jersey Logistics	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 2, 4, 6, 7, 12, 13, 20, 21, 23, 30	8	BioMed 2024 Portfolio 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	200 Sidney	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Lincoln Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	40 Erie Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	4570 Executive Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	9360-9390 Towne Centre Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	21 Erie Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	47 Erie Street Parking Structure	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	Eastgate Mall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	1, 7, 12, 18, 19, 20	1	Stonebriar Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	7, 12, 17, 18, 23	1	Northbridge Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	3	1	Patriot Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	6, 16, 28	2	Charlotte MHP Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Queen's Grant	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Arrowood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	7, 12, 19	1	Westshore Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	Oak Ridge City Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	1, 7, 12, 27, 30	1	Bronx Terminal Market	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	5, 27	1	The Boulevard at Oakley Station Phase II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	19	1	Cherrywood Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	5, 14, 16, 27, 28	1	161 Meserole Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	The Palisades	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	7	1	Northwoods Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	4, 19, 30	1	DeKalb Student Housing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	FCA USA - Detroit, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Grupo Antolin - Shelby Township, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	Follett School - McHenry, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Shaw Aero - Naples, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.05	Property		1	Kuka - Sterling Heights, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.06	Property		1	ZF Active Safety - Findlay, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.07	Property		1	CF Sauer - 184 Suburban	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.08	Property		1	CF Sauer - 728 N Main St.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.10	Property		1	Hannibal - Houston, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.11	Property		1	FedEx IV - Lexington, KY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.12	Property		1	VersaFlex - Kansas City, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.13	Property		1	Cott Beverage Inc - Sikeston, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.15	Property		1	CSTK - St. Louis, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.16	Property		1	CF Sauer - 39 S Park Dr.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.17	Property		1	AM Castle - Wichita, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.18	Property		1	CF Sauer - 9 Old Mill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.19	Property		1	CF Sauer - 2447 Eunice Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.20	Property		1	CF Sauer - 513 West Butler Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	5, 6, 16, 27, 29	12	Chicago 12-Property Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	8705-8711 South Morgan Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	11214-11218 South Indiana Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	8201 South Paulina Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	2320 West Garfield Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	7818-7820 South South Shore Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.06	Property		1	8001-8007 South Eberhart Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.07	Property		1	8139-8145 South Maryland Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.08	Property		1	535 East 102nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.09	Property		1	6516 South Stony Island Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.10	Property		1	7770-7778 South South Shore Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.11	Property		1	9017-9025 South Cottage Grove Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.12	Property		1	7956 South Normal Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	19, 23	1	London Bridge Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	10, 15	1	Fountain Hills Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	21	1	80 White Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	20	1	Feasterville Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	10, 17, 19, 23	1	Crown Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	The Park at Milestone	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	6, 10	3	Sandpiper Midwest Portfolio	39.59	77.6%	52.89	37.82	71.5%	49.71	42.43	85.4%
30.01	Property		1	WoodSpring Suites Fort Wayne	41.20	82.4%	51.63	38.00	73.6%	45.31	40.10	88.5%
30.02	Property		1	WoodSpring Suites Easton	39.20	71.8%	56.46	34.49	61.1%	53.48	42.31	79.1%
30.03	Property		1	WoodSpring Suites Fairfield	38.31	78.6%	51.30	41.04	80.0%	50.85	45.00	88.5%
31	Loan	16, 19	1	Holiday Inn Express Indianapolis West Airport	96.44	76.6%	124.79	86.01	68.9%	124.28	101.28	81.5%
32	Loan	5, 19	1	Fairfield Inn & Suites by Marriott Wilmington	112.17	76.9%	154.55	111.41	72.1%	169.21	127.18	75.2%
33	Loan		1	Courtyard by Marriott Bowling Green Convention Center	90.16	72.1%	125.05	90.16	72.1%	118.89	93.21	78.4%
34	Loan	2, 16, 19	1	The Hub	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	16, 23, 30	1	Enfield Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Storage Sense Orlando	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

37	Loan	6, 19, 21, 28	2	Southpointe and Lakecrest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.01	Property		1	Lakecrest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.02	Property		1	Southpointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	6, 13, 16	3	Retek New York Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.01	Property		1	1503 Teller Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.02	Property		1	171 Herzl Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.03	Property		1	2822 University Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	6, 18, 28	2	Birch Knoll & Saucon Valley Crossing MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39.01	Property		1	Saucon Valley Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39.02	Property		1	Birch Knoll	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	13, 18, 27	1	2758 Creston Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	2, 16	1	1900 Euclid Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	2, 19, 20	1	501 Hayes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	19	1	Suburban Extended Stay - Denver Westminster	48.87	86.6%	54.84	47.05	85.8%	58.72	48.62	82.8%
44	Loan	15	1	Strawberry Square Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	18, 20, 23	1	51 Haddonfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	16	1	140-150 Access Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	824 Classon Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	10	1	US Storage - Delray Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	10	1	US Storage - Nashville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	10	1	US Storage - Clarksville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	5, 16, 27	1	286 East 163rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	13	1	60 Cottage Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	2, 28	1	431 Dekalb Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	16, 27, 29	1	1668 Bergen Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan		1	Hamlet MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

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Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller, “BSPRT” denotes BSPRT CMBS Finance, LLC as Mortgage Loan Seller, “BMO” denotes Bank of Montreal as Mortgage Loan Seller, “AREF2” denotes Argentic Real Estate Finance 2 LLC as Mortgage Loan Seller, “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “CREFI” denotes Citi Real Estate Funding Inc. as Mortgage Loan Seller, “GACC” denotes German American Capital Corporation as Mortgage Loan Seller and “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York as Mortgage Loan Seller.

With respect to Loan No. 5, Baybrook Mall, the mortgage loan is part of a whole loan that was co-originated by Morgan Stanley Bank, N.A., Barclays and SGFC.

With respect to Loan No. 8, BioMed 2024 Portfolio 2, the mortgage loan is part of a whole loan that was co-originated by CREFI, JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA and Wells Fargo Bank, National Association.

With respect to Loan No. 9, Stonebriar Centre, the mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA, Bank of America, N.A. and SGFC.

With respect to Loan No. 15, Bronx Terminal Market, the mortgage loan is part of a whole loan that was co-originated by German American Capital Corporation, Wells Fargo Bank, National Association, Bank of America, N.A. and SMC.

With respect to Loan No. 22, GNL Industrial Portfolio, the mortgage loan is part of a whole loan that was co-originated by KeyBank, Bank of Montreal, Barclays Capital Real Estate Inc. and Societe Generale Financial Corporation.

(2)	With respect to Loan No. 8, BioMed 2024 Portfolio 2, the mortgage loan is comprised of seven lab/office properties totaling 995,458 square feet and one parking garage comprised of 447 parking stalls. The lab/office portion of the mortgaged property is 93.8% leased as of April 12, 2024, and represents 97.2% of total portfolio EGI, with the parking garage income accounting for the remaining 2.8% of total portfolio EGI.

With respect to Loan No. 34, The Hub, the mortgaged property consists of a 50,400 square foot converted warehouse that is leased to a fitness tenant that offers indoor rock climbing spaces, fitness and yoga studios and locker rooms. The mortgaged property also includes a 19,000 square foot outdoor shade structure that was added in 2021 and is frequently rented out for events.

With respect to Loan No. 41, 1900 Euclid Avenue, the mortgaged property is comprised of 80 multifamily units and 7,114 square feet of retail space. The multifamily units are 91.3% occupied and the retail portion is 100% occupied as of June 24, 2024. In total, the mortgaged property is comprised of 77,394 total square feet.

With respect to Loan No. 42, 501 Hayes, the mortgaged property consists of 16 units equating to 6,639 square feet and 5,500 square feet of ground floor retail. The multifamily portion is 86.4% occupied and the retail portion is 100% occupied as of August 12, 2024. The multifamily portion accounts for 48.9% and the retail portion accounts for 48.5% of total EGI.

With respect to Loan No. 53, 431 Dekalb Avenue, the mortgaged property is comprised of (i) seven apartment units totaling 5,933 square feet and (ii) 3,948 square feet of ground-floor and below-grade commercial space.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 11, Patriot Crossing, the mortgaged property consists of 362 units, one of which is leased to an employee.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

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For tenants that are one of the top five tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the prospectus.

With respect to Loan No. 8, BioMed 2024 Portfolio 2, certain tenants, although paying rent, are not yet in occupancy with respect to all or a portion of their leased space and in those cases such space is currently “dark”, and/or have the option to terminate all or a portion of their leased space prior to the lease expiration date. See “Risk Factors—Certain Tenants Have the Right to Terminate Their Leases or Go “Dark” at Any Time” and “Description of the Mortgage Pool-Mortgage Pool Characteristics-Tenant Issues-Lease Expirations and Terminations” in the prospectus for more information regarding the foregoing and related tenant issues.

With respect to Loan No. 8, BioMed 2024 Portfolio 2, certain tenants may sublease all or a portion of their leased space. See “Risk Factors—Certain Tenants Have the Right to Terminate Their Leases or Go “Dark” at Any Time” and “Description of the Mortgage Pool-Mortgage Pool Characteristics-Tenant Issues-Other” in the prospectus for more information regarding the foregoing and related tenant issues.

With respect to Loan No. 8, BioMed 2024 Portfolio 2, Biosplice Therapeutics, Inc. currently leases 76,172 square feet at the 9360-9390 Towne Centre Drive mortgaged property and subleases 25,391 square feet to BioMed Realty, L.P., a borrower affiliated tenant, at a rental rate of approximately $56.37 per square foot NNN. The remaining 50,781 square feet of non-subleased space was not being utilized by Biosplice Therapeutics, Inc. at origination and the lender underwriting considers such space to be vacant.

With respect to Loan No. 21, DeKalb Student Housing, the mortgaged property consists of 978 beds across 354 units. The leased occupancy was calculated based on the 354 units as occupancy by beds was not available.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans identified in “Description of the Mortgage Pool—Definitions” in the prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 2, 277 Park Avenue, the Appraised Value is the “Alternative Market Value As Is Subject to Extraordinary Assumptions Regarding Funds Held in Reserve,” which assumes a $217,228,243 upfront reserve will be held at origination, of which $37,228,243 is for leasing cost obligations and the remaining $180,000,000 is for future leasing costs. At origination, $180,000,000 was deposited into a TI/LC reserve and $41,953,099 was deposited into the Outstanding TI/LC and Free Rent Reserve. The “as-is” appraised value is $1,555,000,000. Such “as-is” appraised value results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 33.4%.

With respect to Loan No. 5, Baybrook Mall, the Appraised Value ($) of $392,659,260 assumes that an escrow reserve of $2,659,260 was funded at origination of the Baybrook Mall Whole Loan for tenant improvements and leasing commissions. Some of the cost has been paid by the borrower sponsor and at origination, the outstanding tenant improvements of approximately $1,984,194 were guaranteed by the guarantor under a Guaranty of Limited Payment in lieu of a reserve.

With respect to Loan No. 6, Langdon at Walnut Park, the Appraised Value ($) shown represents the “Hypothetical Market Value with Restricted Rents” value of the leasehold interest for the mortgaged property, which assumes the mortgaged property is encumbered by a ground lease as part of the Pleasanton Housing Finance Corporation program (“PHFC Program”) pursuant to which the mortgaged property is expected to benefit from an exemption from all property taxes and requires that certain units at the mortgaged property are restricted for rent to tenants whose income does not exceed specified percentages of the area median income and that the tax savings payment is subordinate to the mortgage loan. The market-based “As Is” appraised value, which assumes no tax exemption for the mortgaged property, is $67,100,000.

With respect to Loan No. 16, The Boulevard at Oakley Station Phase II, the appraised value reflects an “as-is” appraised value inclusive of the PILOT, which according to the appraisal, has a present value of $4,000,000. The “as-is” appraised value excluding the PILOT is $34,000,000.

With respect to Loan No. 18, 161 Meserole Avenue, the Appraised Value ($) of $34,200,000 represents the “Market Value Subject to a Hypothetical Condition”, which assumes that the borrower sponsors have completed the purchase of certain air rights required under the 161 Meserole Avenue mortgage loan documents. The borrower sponsors are under contract to acquire 4,313 square feet of air rights for a purchase price of $1,035,120, of which

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the borrower sponsors have put down a 30% deposit ($310,536). At origination, the borrower deposited $1,035,120 with the lender in connection with the purchase of the air rights. Assuming the “As-Is” Appraised Value ($), the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) is 65.7%.

With respect to Loan No. 23, Chicago 12-Property Multifamily Portfolio, the Appraised Value ($) of $34,100,000 represents the “As Portfolio” value of the mortgaged properties as of June 14, 2024, which reflects an “As Portfolio” premium equal to approximately 13.6%. Assuming the aggregate “As Is” Appraised Values ($) for the mortgaged properties, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are 53.3% and 49.9%, respectively.

With respect to Loan No. 32, Fairfield Inn & Suites by Marriott Wilmington, the Appraised Value of $13,700,000 represents the “Hypothetical As-If Stabilized” value which assumes the borrower completes the PIP by July 25, 2025. The “As Is” appraised value is $13,100,000.

With respect to Loan No. 51, 286 East 163rd Street, the appraised value of $7,200,000 is the “Prospective As Stabilized” value as of May 20, 2024. The “as-is” appraised value is $7,100,000 as of March 13, 2024, which results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 70.4%.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

● Loan No. 1, Arch Portfolio

● Loan No. 3, Artisan Foods Portfolio

● Loan No. 8, BioMed 2024 Portfolio 2

● Loan No. 12, Charlotte MHP Portfolio

● Loan No. 22, GNL Industrial Portfolio

● Loan No. 23, Chicago 12-Property Multifamily Portfolio

● Loan No. 30, Sandpiper Midwest Portfolio

● Loan No. 37, Southpointe and Lakecrest

● Loan No. 38, Retek New York Portfolio

● Loan No. 39, Birch Knoll & Saucon Valley Crossing MHP

(7)	The Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

● Loan No. 2, 277 Park Avenue

● Loan No. 5, Baybrook Mall

● Loan No. 8, BioMed 2024 Portfolio 2

● Loan No. 9, Stonebriar Centre

● Loan No. 10, Northbridge Centre

● Loan No. 13, Westshore Crossing

● Loan No. 15, Bronx Terminal Market

● Loan No. 20, Northwoods Apartments

● Loan No. 22, GNL Industrial Portfolio

(8)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate (%) and (iii) 365/360.

(10)	With respect to Loan No. 6, Langdon at Walnut Park, a Grace Period – Late Fee (Days) of five days is permitted once in any 12-month period.

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With respect to Loan No. 25, Fountain Hills Plaza, a Grace Period – Default (Days) of five days does not apply to the amount due on the maturity date.

With respect to Loan No. 28, Crown Center, a Grace Period – Default (Days) of five days does not apply to the amount due on the maturity date.

With respect to Loan No. 30, Sandpiper Midwest Portfolio, a Grace Period – Default (Days) of five days does not apply to the amount due on the maturity date.

With respect to Loan No. 48, US Storage – Delray Beach, a Grace Period – Default (Days) of five days does not apply to the amount due on the maturity date.

With respect to Loan No. 49, US Storage – Nashville, a Grace Period – Default (Days) of five days does not apply to the amount due on the maturity date.

With respect to Loan No. 50, US Storage – Clarksville, a Grace Period – Default (Days) of five days does not apply to the amount due on the maturity date.

(11)	With respect to Loan No. 2, 277 Park Avenue, the anticipated repayment date (“ARD”) is August 6, 2029. The stated maturity date is August 6, 2032. The ARD step up associated with the 277 Park Avenue Whole Loan is the greater of (i) 9.51% and (ii) 5.27% plus the lender’s determination as of the ARD of the then on-the-run five-year U.S. Treasury. If the 277 Park Avenue Whole Loan is not paid in full on the ARD and income tax conditions are met, 80% of the excess cash flow after payment of interest and the initial interest rate (100% if certain income tax conditions are not met), reserves and operating expenses (the “Excess Cash Flow”) will be applied to reduce the outstanding principal balance of the 277 Park Avenue Senior Loan on a pro rata and pari passu basis until paid in full and then the 277 Park Subordinate Companion Loan until paid in full. Thereafter, 80% of Excess Cash Flow (100% if certain tax conditions are not met) will be applied to the deferred interest on the 277 Park Avenue Senior Loan on a pro rata and pari passu basis until paid in full and then the deferred interest on the 277 Park Subordinate Companion Loan until paid in full. If certain conditions are satisfied, including that no trigger event exists (other than the occurrence of the ARD) and the DSCR is at least 1.50x, 20% of the Excess Cash Flow will be deposited into an income tax reserve account.

(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the prospectus.

With respect to Loan No. 2, 277 Park Avenue, the lockout period for prepayment of the 277 Park Avenue Whole Loan, will be at least 25 payment periods beginning with and including the first payment date on September 6, 2024. Defeasance of the 277 Park Avenue Whole Loan, in whole but not in part, is permitted any time after the earlier to occur of (i) August 6, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payment dates is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024.

With respect to Loan No. 5, Baybrook Mall, the lockout period will be at least 25 months beginning with and including the first payment date on September 1, 2024. Defeasance of the Baybrook Mall Whole Loan is permitted after the date that is the earlier to occur of (i) two years from and after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 19, 2028. The assumed lockout period of 25 payment dates is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024. The actual lockout period may be longer.

With respect to Loan No. 6, Langdon at Walnut Park, the borrower is required to partially prepay the mortgage loan, with payment of an applicable yield maintenance premium, within 60 days in the amount necessary for the

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mortgaged property to satisfy both a debt service coverage ratio of 1.28x and a debt yield of 8.13% (the “PHFC Prepayment Amount”), if either (i) the tax exemption is not granted by August 29, 2025 or (ii) the PHFC program documents are terminated, the tax exemption is lost and/or the borrower otherwise surrenders the leasehold estate created by the ground lease with the PHFC and the borrower acquires the fee interest in the mortgaged property. The mortgage loan documents provide recourse to the guarantor for the failure to timely make the PHFC Prepayment Amount.

With respect to Loan No. 8, BioMed 2024 Portfolio 2, defeasance of the BioMed 2024 Portfolio 2 Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 9, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024. The actual defeasance lockout period may be longer.

With respect to Loan No. 8, BioMed 2024 Portfolio 2, “Yield Maintenance Premium” means, with respect to each mortgage loan component, an amount equal to the greater of (a) one-half of one percent (0.50%) of the outstanding principal amount of such component to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest in respect of the principal amount being prepaid under such component assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on such component is paid on February 9, 2029 (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the prepayment rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding payment date in the event such payment is not made on a payment date), over (ii) the principal amount being prepaid, provided, that with respect to any prepayment of any portion of the BioMed 2024 Portfolio 2 Whole Loan that is subject to a rated securitization and that is made after the payment date in January 2029 but prior to February 9, 2029, the Yield Maintenance Premium will be zero. All Yield Maintenance Premiums payable with respect to component A and component B will be allocated to the notes comprising Note A on a pro rata and pari passu basis, and all Yield Maintenance Premiums payable with respect to component C and component D will be allocated to the notes comprising Note B on a pro rata and pari passu basis. “Prepayment Rate” means the bond equivalent yield (in the secondary market) on the United States Treasury Security, that as of the date that is five business days prior to the date that such prepayment has a remaining term to maturity closest to, but not later than, February 9, 2029 as most recently published in “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as the lender may reasonably select. If there is no United States Treasury Security with a yield equal to the remaining term to February 9, 2029, the Prepayment Rate will be calculated by taking the linear interpolation of the yields with maturity dates (one longer and one shorter) most nearly approximating the remaining term to February 9, 2029.

With respect to Loan No. 9, Stonebriar Centre, Defeasance of the Stonebriar Centre Whole Loan is permitted at any time after the earlier to occur of (i) July 1, 2027 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Stonebriar Centre Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024. The actual lockout period may be longer.

With respect to Loan No. 10, Northbridge Centre, the lockout period will be at least 24 payment dates beginning with and including the first payment date on October 6, 2024. Defeasance or voluntary prepayment with yield maintenance of the Northbridge Centre Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) August 9, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024. The actual lockout period may be longer.

With respect to Loan No. 13, Westshore Crossing, defeasance of the whole loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024. The actual defeasance lockout period may be longer.

With respect to Loan No. 15, Bronx Terminal Market, the defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date on September 6, 2024. Defeasance of the Bronx Terminal Market Whole Loan in full is permitted at any time after the earlier to occur of (i) September 6, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.

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The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024. The actual defeasance lockout period may be longer.

With respect to Loan No. 22, GNL Industrial Portfolio, the GNL Industrial Portfolio Whole Loan may be voluntarily prepaid in whole (but not in part, other than in connection with the release of an individual mortgaged property, to cure a debt yield trigger or to obtain the DSCR threshold necessary for casualty/condemnation proceeds to be made available to the borrowers), at any time after April 5, 2025, (i) with the payment of a yield maintenance premium if such prepayment is made prior to October 6, 2028 or (ii) without the payment of a yield maintenance premium from and after October 6, 2028. The GNL Industrial Portfolio Whole Loan may be defeased in whole (but not in part, other than in connection with the release of an individual mortgaged property pursuant to the GNL Industrial Portfolio Whole Loan documents) at any time after September 1, 2026.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 8, BioMed 2024 Portfolio 2, future mezzanine debt is permitted as described in this prospectus under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans”.

With respect to Loan No. 8, BioMed 2024 Portfolio 2, the BioMed 2024 Portfolio 2 Whole Loan also includes the BioMed 2024 Portfolio 2 junior notes. The BioMed 2024 Portfolio 2 junior notes bear interest at the weighted average of the interest rate of BioMed 2024 Portfolio 2 mortgage loan component C (which is 6.6442479% per annum) and component D (which is 7.7308079% per annum). Payments on the BioMed 2024 Portfolio 2 junior notes are generally subordinate to payments on the BioMed 2024 Portfolio 2 senior notes, provided that the BioMed 2024 Portfolio 2 junior notes receive payments of interest prior to principal payments being made on the BioMed 2024 Portfolio 2 senior notes. See ““Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The BioMed 2024 Portfolio 2 Whole Loan” in the prospectus.

With respect to Loan No. 38, Retek New York Portfolio, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio does not exceed 69.0% and (y) the debt service coverage ratio is at least 1.23x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and (iii) receipt of a rating agency confirmation from each applicable rating agency.

With respect to Loan No. 40, 2758 Creston Avenue, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio does not exceed 63.3% and (y) the debt service coverage ratio is at least 1.24x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and (iii) receipt of a rating agency confirmation from each applicable rating agency.

With respect to Loan No. 52, 60 Cottage Street, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio does not exceed 68.2% and (y) the debt service coverage ratio is at least 1.13x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and (iii) receipt of a rating agency confirmation from each applicable rating agency.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

With respect to Loan No. 18, 161 Meserole Avenue, the Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%), which equal 1.28x, 1.28x, 8.2% and 8.1%, respectively, assume a stabilized underwritten economic vacancy of 3.0%, giving credit to rent payments due under seven unleased units that are currently subject to a master lease, versus actual economic vacancy of 15.6%. Assuming the in-place economic vacancy, the Underwritten NOI DSCR (x), the Underwritten NCF DSCR (x), the Underwritten NOI Debt Yield (%) and the Underwritten NCF Debt Yield (%) would be 1.11x, 1.10x, 7.1% and 7.0%, respectively. The mortgage loan was structured to include a $500,000 rent reserve to be released to the borrower upon the satisfaction of certain conditions, including, but not limited to, (i) no event of default under the mortgage

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loan then exists, (ii) the borrower has provided a certified rent roll with 100% occupancy, (iii) the borrower has provided the executed leases for all nine affordable units and (iv) the DSCR, based on trailing one-month income, annualized less the greater of (a) underwritten operating expenses ($163,477) and (b) actual operating expenses is greater than or equal to 1.30x.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

With respect to Loan No. 25, Fountain Hills Plaza, a $80,000 credit to tenant improvements and leasing commissions has been underwritten, reflecting 1/10th of the TI/LC deposit at origination.

With respect to Loan No. 44, Strawberry Square Shopping Center, a $25,000 credit to tenant improvements and leasing commissions has been underwritten, reflecting 1/10th of the TI/LC deposit at origination.

(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 3, Artisan Foods Portfolio, historical financial information is not available for the mortgaged properties. The 117 Water Street mortgaged property was recently converted from a commercial bakery operation to a food manufacturing facility with cold storage. The 201 Merrimack Street mortgaged property is currently being converted from a warehouse / dry storage facility to a full food manufacturing and cold storage facility. As such, historical expenses were primarily recorded at the tenant operating level.

With respect to Loan No. 7, New Jersey Logistics, historical financial information is not available as the mortgaged property was built in 2023.

With respect to Loan No. 12, Charlotte MHP Portfolio, Fourth Most Recent cash flows are not available as the mortgaged properties were recapitalized in 2021.

With respect to Loan No. 18, 161 Meserole Avenue, historical financial information is not available as the mortgaged property was built in 2024.

With respect to Loan No. 22, GNL Industrial Portfolio, Fourth Most Recent cash flows are unavailable because the GNL Industrial Portfolio mortgaged properties were acquired by the borrower sponsor on various dates between 2014 and 2020.

With respect to Loan No. 23, Chicago 12-Property Multifamily Portfolio, historical financial information for the 8705-8711 South Morgan Street and 535 East 102nd Street mortgaged properties prior to the most recent operating period is not available because the borrower sponsor acquired the mortgaged properties in November and December 2023, respectively.

With respect to Loan No. 31, Holiday Inn Express Indianapolis West Airport, Most Recent cash flows were based on the Normalized T12 ended June 30, 2024. During the 2023 PIP, the mortgaged property had all rooms offline at varying points throughout the year, impacting 2023 revenue. Consequently, Barclays normalized the T12 to replace 2023 months with the same months from 2022, when the mortgaged property was fully operational. As such, the Normalized T12 months comprise July - December 2022 and January - June 2024. It should be noted that January - May are shoulder months in the market, and the portion of Normalized T12 comprising July – December 2022 does not reflect the four additional rooms in connection with the renovation.

With respect to Loan No. 34, The Hub, historical financial information is not available because the sole tenant spent 18 months on the build-out and took occupancy in October 2023. Prior to the current tenant, the mortgaged property was redesigned by the borrower sponsor.

With respect to Loan No. 35, Enfield Industrial, Fourth Most Recent cash flows are not available as the mortgaged property was acquired in May 2022.

With respect to Loan No. 38, Retek New York Portfolio, historical financial information is not available as the mortgaged properties were acquired in 2023 and underwent renovations afterwards.

With respect to Loan No. 41, 1900 Euclid Avenue, Fourth Most Recent cash flows are not available as the mortgaged property was acquired in April 2021.

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With respect to Loan No. 46, 140-150 Access Road, historical financial information is not available due to the recent development of the mortgaged property.

With respect to Loan No. 51, 286 East 163rd Street, historical financial information is not available as the mortgaged property was built in 2024.

With respect to Loan No. 54, 1668 Bergen Street, historical financial information is not available as the mortgaged property was built in 2023 and began leasing up in the first quarter of 2024.

(17)	With respect to Loan No. 4, Estates at Palm Bay, the mortgaged property is subject to a ground lease between the United States of America, acting by and through the Secretary of the Air Force, as ground lessor, and the borrower, Lurin Real Estate Holdings VI, LLC, as ground lessee. The borrower entered into the ground lease on January 31, 1991, which was amended to extend the expiration to January 30, 2066. The ground lease has no remaining extension options. The ground rent is 8.0% of gross monthly income received by the ground lessee from the mortgaged property, payable in monthly installments in arrears for the preceding month.

With respect to Loan No. 6, Langdon at Walnut Park, at origination, (i) the borrowers entered into a ground lease between PHFC, as ground lessor, and the borrowers, as ground lessee, and (ii) PHFC Walnut LLC, an entity wholly-owned and controlled by PHFC (the “Langdon at Walnut Park Managing Member”), was appointed as the managing member of the borrowers (0.01% membership interest), in connection with an exemption from all property taxes expected to benefit the mortgaged property. Pursuant to the ground lease, which is scheduled to terminate on September 30, 2123 with no extensions, the borrowers are required to pay PHFC, among other amounts, as applicable, (i) an annual compliance fee of $100 per unit, with 2% annual increases (the “Compliance Payment”) and (ii) an annual fee equal to 10% of the annual property tax savings (the “Savings Fee”, and together with the Compliance Payment, the “PHFC Payments”). PHFC, the Langdon at Walnut Park Managing Member and the borrowers entered into a fee agreement agreeing that for so long as the tax exemption remains in effect, all fees required under the PHFC program documents, including the PHFC Payments, be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the mortgage loan and operating expenses due and owing. The lender has established a reserve for the PHFC Payments, provided that, absent a continuing event of default under the mortgage loan, there is no obligation to make deposits into the PHFC Payments reserve unless the borrowers fail to provide evidence of timely payment. The lender has a lien on both the borrowers’ leasehold interest and PHFC’s fee interest in the mortgaged property.

With respect to Loan No. 10, Northbridge Centre, the mortgaged property is subject to reciprocal easement and development agreement (as amended, the “Development Agreement”). The Development Agreement grants the borrower use of certain adjacent tracts of land for, among other things, green space, an overhead walkway between the parking structure that is part of the collateral and the office building, vehicular access to the primary entrance to the office building and additional street-level parking in areas visible to the primary entrance to the improvements. The majority of the rights granted under the Development Agreement are perpetual. These include use of the access drive known as Flagler Court Drive between 4th and 5th Streets and the use of the street-level parking along Flagler Court Drive closest to 5th Street. In addition, the borrower has access to an additional six parking spaces along Flagler Court Drive near 4th Street. The borrower’s use of these parking spaces pursuant to the Development Agreement currently expires in 2031. If these rights are not extended, the mortgaged property would lose the use of those parking spaces but would still satisfy all applicable zoning requirements (i.e., the mortgaged property would still have 767 parking spaces with 675 parking spaces required by zoning). Pursuant to the Development Agreement, the borrower is obligated to maintain the areas to which it has access resulting in additional expenses for the operation of the mortgaged property. An annual easement expense of $16,871 was included in the lender’s underwriting for the mortgaged property.

With respect to Loan No. 28, Crown Center, the mortgaged property is secured by a ground lease between the city of Fort Lauderdale, Florida, as ground lessor, and the borrower, as ground lessee, which expires on January 14, 2045, with three, 10-year extension options and one, five-year extension option remaining.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to loan No. 2, 277 Park Avenue, upfront other reserves consist of a $41,953,099 outstanding free rent and tenant improvement/leasing cost reserve. With respect to the upfront TI/LC reserve, if, among other things, (i) at least 750,000 square feet of the space demised under the JP Morgan leases that expire in 2026 and 2028, respectively, have been renewed or re-tenanted with qualified leases subject to minimum lease terms of at least five years beyond the ARD with no termination or contraction options that would be effective prior to the date that

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is five years after the ARD, (ii) the mortgaged property occupancy level is at or greater than 95% (excluding amenity space and space on the 47th floor currently occupied by an affiliate of borrower), and (iii) the DSCR is greater than 2.00x excluding net cash flow from tenants not in exclusive possession and paying full unabated rent (unless funds are retained in the TI/LC reserve for such amounts) then, provided no event of default is continuing and the ARD has not occurred, funds on deposit in the TI/LC reserve for future leasing not previously disbursed or applied in excess of the aggregate amount of the vacancy holdback amount, the unpaid TI/LC obligations balance and the remaining rent abatement amount, in each case, as determined the lender, may be disbursed to the borrower.

With respect to Loan No. 9, Stonebriar Centre, Other Reserves consist of an Upfront Rollover Reserve ($11,720,606) and an Upfront Gap Rent Reserve ($756,921). The borrowers funded $10,449,929 into a reserve at origination, with the remaining $2,027,598 being guaranteed by the non-recourse carveout guarantor, as limited payment guarantor.

With respect to Loan No. 10, Northbridge Centre, the borrower established an upfront obligations reserve of $5,002,419 for unfunded obligations to third parties, such as unpaid tenant improvements, leasing commissions, free rent and gap rent. Additionally, the borrower established an upfront business interruption insurance reserve of $433,553 from which the borrower may obtain disbursements for leasing costs to the extent there are not any available funds in the rollover reserve for the same purpose. Any remaining balance may be released upon the borrower replacing the current insurance coverage of 12-months business interruption with 18-months.

With respect to Loan No. 39, Birch Knoll & Saucon Valley Crossing MHP, the borrowers deposited $1,084,000 into the Performance Holdback Reserve at origination. Prior to August 6, 2026, provided that no event of default has occurred and is continuing, the Performance Holdback Reserve Funds will be disbursed upon satisfaction of the following conditions: (i) any and all such written request(s) for release must (x) occur no later than August 6, 2026 and (y) be for no less than 100% of the Performance Holdback amount and (ii) the borrowers delivers to the lender, concurrently with such request, financial statements for the period ending on the last day of the immediately preceding calendar month, in form and detail satisfactory to the lender, which demonstrate to the lender’s satisfaction that (a) the mortgaged property has achieved: (1) an annualized gross income from operations equal to $961,000 (on a trailing six months accrual basis) and (2) after giving effect to the Performance Holdback amount, net operating income of at least $566,000, based on (A) annualized gross income from operations equal to clause (1) above and (B) actual operating expenses (on a trailing 12 month basis) and (b) tenants at no less than 92.0% of the pads at the mortgaged property are current on all obligations under their leases at the time of such request.

With respect to Loan No. 40, 2758 Creston Avenue, at origination, the borrower deposited $791,000 into a 421-a holdback reserve, on the condition that such reserve would be released when the borrower received the final Certificate of Eligibility and Restrictive Declaration. The condition was satisfied on August 28, 2024, and the funds will be released to the borrower.

With respect to loan No. 45, 51 Haddonfield, upfront other reserves consist of, with respect to the Asset Based Lending lease: (i) $28,238 for monthly disbursements related to such anticipated rent commencement, (ii) $350,000 for tenant improvements, (iii) $40,040 for leasing commissions and (iv) approximately $42,358 for free rent.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 2, 277 Park Avenue, during the continuance of a cash sweep period, the borrower is required to deposit all (i) lease termination payments, and (ii) any sum received from any tenant, except JP Morgan Chase, to obtain a consent to an assignment or sublet.

With respect to Loan No. 3, Artisan Foods Portfolio, the borrowers are required to escrow monthly $5,850 (approximately $0.20 per square foot annually) for tenant improvement and leasing commission reserves. The TI/LC reserve is suspended so long as no Major Tenant Trigger Event (as defined in the mortgage loan documents) then exists. The reserve is currently suspended.

With respect to Loan No. 3, Artisan Foods Portfolio, during the continuance of a Major Tenant Trigger Event (as defined in the mortgage loan documents), the borrowers are required to deposit all excess cash flow to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related major tenant space.

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With respect to Loan No. 4, Estates at Palm Bay, if at any time during the term of the mortgage loan the lender determines that the balance of the ground rent reserve is insufficient to pay the next ensuing three months of ground rent, the borrower will be required to pay to the lender for deposit into the ground rent reserve the amount of such deficiency within five business days of the lender’s written request therefor.

With respect to Loan No. 6, Langdon at Walnut Park, on a monthly basis, the borrower is required to escrow 1/12th of the property taxes (taking into account any tax exemption in effect with respect to the mortgaged property) that the lender estimates will be payable during the next 12 months (initially approximately $131,121) prior to the tax exemption being granted), provided that the borrower will no longer be required to make the monthly escrow for property taxes once the tax exemption has been formally granted by the central appraisal district and while it remains in effect.

With respect to Loan No. 7, New Jersey Logistics, at any time and from time to time that the lender disburses any funds in the rent reserve subaccount pursuant to the New Jersey Logistics mortgage loan documents, within 10 days following the notice from the lender, the borrower is required to pay to the lender an additional amount (the “Additional Rent Reserve Deposit”) equal to the difference between (i) the lender’s reasonable estimate of the aggregate amount of three months of rent that will be payable under the EDA lease and (ii) the balance then on deposit in the rent reserve subaccount (after deduction of the amount of the applicable disbursement from the rent reserve subaccount), which amount will be included in the notice to the borrower requesting such Additional Rent Reserve Deposit.

With respect to Loan No. 9, Stonebriar Centre, during the continuance of a reserve trigger period or cash management period, the borrowers are required to deposit $18,281.33 each month as the replacement reserve monthly deposit, which monthly deposit will be suspended during any period when the amount on deposit equals or exceeds $438,752.00.

With respect to Loan No. 13, Westshore Crossing, if the borrower elects to suspend a cash management DSCR trigger event or a cash sweep DSCR trigger event, the borrower is required to deposit with or deliver to the lender cash or a letter of credit in an amount equal to $500,000, to be held by the lender as additional collateral for the Westshore Crossing Whole Loan.

With respect to Loan No. 17, Cherrywood Shopping Center, on each payment date following the occurrence of a major tenant trigger event, the borrower is required to deposit (or cause to be deposited) an amount equal to the then-current monthly rent due under (i) the CVS lease and/or (ii) the Iavarone Brothers lease, as determined by the lender, which determination will be final absent manifest error.

With respect to Loan No. 17, Cherrywood Shopping Center, on each payment date during the continuance of a low DSCR period, the borrower is required to deposit (or cause to be deposited) the sum of $20,773.43 into the low DSCR reserve, which will be held by the lender as additional security for the mortgage loan.

With respect to Loan No. 21, DeKalb Student Housing, during the continuance of a lease sweep period, the borrower is required to deposit $70,000 into a lease sweep reserve on a monthly basis.

With respect to Loan No. 22, GNL Industrial Portfolio, during the continuance of a cash sweep period, the borrowers are required to deposit into an account for repairs and replacements, on a monthly basis, an amount equal to 1/12th of $0.15 multiplied by the total number of rentable square feet. In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.15 by the total number of rentable square feet of the individual mortgaged property that is subject of such partial release.

With respect to Loan No. 22, GNL Industrial Portfolio, during a cash sweep period, the borrowers are required to deposit into a reserve for tenant improvements and leasing commissions, on a monthly basis, an amount equal to 1/12th of $0.25 multiplied by the total number of rentable square feet. In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.25 by the total number of rentable square feet of the individual mortgaged property that is subject of such partial release.

With respect to Loan No. 24, London Bridge Industrial, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit all material tenant trigger event excess cash for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases.

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With respect to Loan No. 28, Crown Center, so long as the borrower pays directly to the ground lessor on each monthly installment of ground rent and provides evidence reasonable satisfactory to the lender of such timely payment, the borrower will not be required to make any such ground rent reserve monthly deposit.

With respect to Loan No. 31, Holiday Inn Express Indianapolis West Airport, on each monthly payment date, the borrower is required to pay an amount equal to 1/12th of (i) 2.0% of the projected annual gross income from operations of the mortgaged property through and including September 6, 2026 and (ii) 4.0% of the projected annual gross income from operations of the mortgaged property from and after September 7, 2026, as set forth in the approved annual budget for furniture, fixture and equipment expenditures (“FF&E”). The first FF&E monthly deposit is $5,726.47 and at no time will the deposit be less than this amount.

With respect to Loan No. 32, Fairfield Inn & Suites by Marriott Wilmington, the borrower is required to deposit into a seasonality reserve $6,000 on each monthly payment date in February, March, April, May, June, July, August, September, October and November of each calendar year.

With respect to Loan No. 32, Fairfield Inn & Suites by Marriott Wilmington, on the date that any PIP other than the scheduled PIP is imposed by the franchisor, the borrower is required to deposit into a PIP reserve an amount equal to 125% of the sum required to pay for such PIP.

With respect to Loan No. 32, Fairfield Inn & Suites by Marriott Wilmington, the borrower is required to deposit into an FF&E reserve on each monthly payment date an amount equal to the greater of (i) 1/12th of 4% times the annual rents of the property for the applicable prior 12 month period and (ii) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E.

With respect to Loan No. 34, The Hub, during the continuance of a cash sweep period, the borrower is required to deposit an amount of $3,150.00 for the monthly rollover deposit.

With respect to Loan No. 37, Southpointe and Lakecrest, on each payment date on or after the balance contained in the rollover reserve account is less than $475,000 (excluding any amounts attributable to lease termination payments and the outstanding approved TI/LC expenses with the respect to the leases with Betacom and Bask Development), the borrower is required to make monthly contributions to the reserve of $10,126, subject to a cap of $825,000.

With respect to Loan No. 42, 501 Hayes, on each payment date, the borrower is required to deposit an amount initially equal to 1/12th of the expected insurance cost (initially $4,305.39 per month) into the insurance reserve subaccount. The deposits may be suspended if an acceptable blanket policy is in effect.

With respect to Loan No. 43, Suburban Extended Stay – Denver Westminster, in the event the related franchisor requires a property improvement plan and there are insufficient funds in the replacement reserve to fund such property improvement plan, the borrower will be required to deposit an amount equal to 125% of the amount determined by the lender in its discretion to be required to complete the applicable property improvement plan.

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 2, 277 Park Avenue, on a monthly basis, the borrower is required to escrow $1,250,000 for debt service reserves. The reserve is subject to a cap of one year of debt service at the initial interest rate.

With respect to Loan No. 5, Baybrook Mall, during a cash management period, the borrower is required to make a monthly deposit equal to 1/12th of $0.25 per owned leasable square foot at the mortgaged property (initially $11,270.54) into the replacement reserve, provided that the monthly deposit will be suspended during any period when the amount on deposit equals or exceeds $270,493.

With respect to Loan No. 5, Baybrook Mall, during a cash management period, the borrower is required to make a monthly deposit equal to 1/12th of $1.00 per owned leasable square foot at the mortgaged property (initially $45,082.17) into the rollover reserve, provided that the monthly deposit will be suspended during any period when the amount on deposit equals or exceeds $1,081,972.

With respect to Loan No. 8, BioMed 2024 Portfolio 2, during the continuance of a cash sweep period, if the amount in the rollover reserve account is less than an amount equal to $1 multiplied by the aggregate square footage

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(excluding the rentable square footage attributable to the parking garage property) (the “Rollover Reserve Cap”), the borrowers will be required to deposit on each payment date an amount equal to 1/12th of the Rollover Reserve Cap (or such lesser amount that would cause the amounts on deposit in the rollover reserve account to equal the Rollover Reserve Cap).

With respect to Loan No. 9, Stonebriar Centre, the borrowers are required to deposit $91,406.67 each month as the rollover reserve monthly deposit, which monthly deposit will be suspended during any period when the amount on deposit equals or exceeds $2,193,760. During the continuance of a reserve trigger period or cash management period, if sufficient funds are available pursuant to the Stonebriar Centre Whole Loan cash management agreement, then no actual rollover reserve monthly deposit will be required.

With respect to Loan No. 9, Stonebriar Centre, if an anchor trigger event has occurred and is continuing with respect to any single anchor, the borrowers are required to pay to the lender on each monthly payment date an amount equal to all initial excess cash flow with respect to any particular interest period (the “Anchor Reserve Monthly Deposit”), provided, that to the extent the product obtained by multiplying (x) $50 by (y) the aggregate amount of gross leasable square footage of the applicable anchor parcel (the “Individual Anchor Threshold Amount”) has been deposited for any such anchor trigger event then continuing, then the Anchor Reserve Monthly Deposit with respect to such individual anchor trigger event will be zero (even if the funds in the anchor reserve account allocable to such individual anchor trigger event fall below the related Individual Anchor Threshold thereafter due to any disbursement to the borrowers in accordance with the terms of the Stonebriar Centre Whole Loan documents).

With respect to Loan No. 27, Feasterville Plaza, the borrower is required to deposit $4,609.46 into a rollover reserve on a monthly basis. Provided that no event of default has occurred and is continuing, on and after May 31, 2026, as long as (i) the borrower has satisfied the major tenant renewal criteria or the major tenant replacement lease criteria with respect to the Altitude Trampoline Park lease and (ii) the balance of the rollover reserve is at least $325,000, then the borrower’s obligation to make the rollover reserve deposit will be suspended.

With respect to Loan No. 42, 501 Hayes, on a monthly basis, the borrower is required to escrow $333.33 for replacement reserves. The reserve is subject to a cap of $8,000.

With respect to Loan No. 45, 51 Haddonfield, on a monthly basis, the borrower is required to escrow $10,248.13 for TI/LC reserves. The reserve is subject to a cap of $450,000 which is inclusive of the $200,000 upfront TI/LC reserve.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 2, 277 Park Avenue, the Largest Tenant, JP Morgan Chase, leases 361,802 square feet that expires on March 31, 2026 and 536,319 square feet that expires on March 31, 2028.

With respect to Loan No. 5, Baybrook Mall, the Third Largest Tenant, Foot Locker, leases 13,936 square feet that expires on April 30, 2032 and 4,440 square feet that expires on May 31, 2027.

With respect to Loan No. 8, BioMed 2024 Portfolio 2, the Largest Tenant, Illumina, Inc., leases 360,000 square feet at the Lincoln Centre mortgaged property, with 200,000 square feet expiring on January 15, 2033 and 160,000 square feet expiring on November 15, 2033.

With respect to Loan No. 8, BioMed 2024 Portfolio 2, the Second Largest Tenant, AbbVie Inc., leases 119,980 square feet at the 200 Sidney mortgaged property, with 57,850 square feet expiring on July 31, 2028 and 62,130 square feet expiring on October 31, 2029.

With respect to Loan No. 8, BioMed 2024 Portfolio 2, the Eighth Largest Tenant, Human Longevity, Inc. leases 48,049 square feet at the 4570 Executive Drive mortgaged property with 13,433 square feet expiring on September 12, 2030 and 34,616 square feet expiring on September 12, 2025.

With respect to Loan No. 8, BioMed 2024 Portfolio 2, the Third Largest Tenant, Poseida Therapeutics, Inc., leases 71,405 square feet, representing 48.4% of the NRA, at the 9360-9390 Towne Centre Drive mortgaged property as well as 15,163 square feet, representing 100% of NRA, at the Eastgate Mall mortgaged property.

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With respect to Loan No. 26, 80 White Street, the Second Largest Tenant, Click Therapeutics, is occupying the space under a license agreement through December 2026, which includes annual termination options that must be exercised no later than September 30th of each year.

With respect to Loan No. 37, Southpointe and Lakecrest, the Second Largest Tenant at the Lakecrest mortgaged property, OWT Global, LLC, has the ongoing option to terminate its lease at any time after October 31, 2026, with written notice at least nine months prior to the effective date of the termination. The Third Largest Tenant at the Lakecrest mortgaged property, Department of Juvenile Justice, has the right to terminate its lease without penalty in the event a state-owned building becomes available for occupancy, with written notice at least six months prior to termination. The Fourth Largest Tenant at the Southpointe mortgaged property, Strayer University, Inc., has the ongoing option to terminate its lease with written notice at least nine months prior to the effective date of the termination.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 2, 277 Park Avenue, the Second Largest Tenant, Sumitomo Mitsui Banking Corporation, has the right to terminate its lease with respect to its storage spaces, totaling 1,200 square feet, at any point during the lease term upon at least 30 days’ written notice to the landlord.

With respect to Loan No. 2, 277 Park Avenue, the Largest Tenant, JP Morgan Chase, currently subleases 12,406 square feet from Australia & New Zealand Bank through December 30, 2027.

With respect to Loan No. 8, BioMed 2024 Portfolio 2, the Third Largest Tenant, Poseida Therapeutics, Inc., leases 48.4% of the NRA at the 9360-9390 Towne Centre Drive mortgaged property and 100% of NRA at the Eastgate Mall mortgaged property, has a termination option if it enters into another lease at a different property owned by the landlord or an affiliate landlord, which may or may not constitute collateral for the BioMed 2024 Portfolio 2 mortgage loan; provided, that the term of the new lease is no less than 10 years, and the premises of the new lease is no less than (x) 125,000 square feet in the case of its lease at the 9360-9390 Towne Centre Drive mortgaged property, and (y) 95,000 square feet, in the case of its lease at the Eastgate Mall mortgaged property; and provided further, in each case, that the tenant must provide 30 days’ notice following full execution and delivery of the new lease. The mortgage loan documents do not contain anti-poaching provisions.

With respect to Loan No. 10, Northbridge Centre, the Fifth Largest Tenant, Focus Financial Partners, has a one-time right to terminate its lease with respect to suite 1900 (13,135 square feet) effective as of January 31, 2029, upon nine months’ prior written notice and payment of a termination fee equal to $1,515,605.49.

With respect to Loan No. 22, GNL Industrial Portfolio, Grupo Antolin, the sole tenant at the Grupo Antolin - Shelby Township, MI mortgaged property, has a one-time right to terminate its lease, effective as of the last day of the 138th month of the lease term, April 2029, by providing the related borrower written notice of such termination no later than the 126th month of the lease term, April 2028.

With respect to Loan No. 22, GNL Industrial Portfolio, ZF Active Safety, the sole tenant at the ZF Active Safety - Findlay, OH mortgaged property, has the right to terminate its lease, effective as of the last day of the 120th month of the lease term, September 2028, subject to providing no less than 12 months’ prior written notice to the related borrower and payment equal to the net present value of all remaining rent for the remainder of the initial lease term calculated using an interest rate of 5% concurrently with delivery of such notice.

With respect to Loan No. 22, GNL Industrial Portfolio, A.M. Castle & Co, the sole tenant at the AM Castle - Wichita, KS mortgaged property, has the right to terminate its lease, effective as of the last day of the 120th month of the lease term, October 2024, subject to providing no less than 180 days’ prior written notice to the related borrower and payment of a termination fee.

With respect to Loan No. 24, London Bridge Industrial, the Second Largest Tenant, LifeNet Health, subleases 14,800 square feet from the Largest Tenant, U-Play USA, LLC, at a rental rate of $4.79 per square foot expiring in December 2024. LifeNet Health occupies 100,000 square feet under a lease that commenced in June 2018 and

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expires in May 2026. LifeNet Health pays an underwritten base rent of $4.54 per square foot with 2.0% annual increases and has two, five-year renewal options remaining with 180 days’ written notice. The tenant does not have any termination options.

With respect to Loan No. 28, Crown Center, the Second Largest Tenant, Cruise One, Inc. has the right to terminate its lease, effective at any time following the expiration of the 63rd full calendar month of the extended term, May 1, 2029; provided that (i) the tenant has provided at least 12 months prior written notice, (ii) no event of default has occurred and (iii) the termination fee has been delivered within 10 business days following the borrower’s provision of the termination fee calculation to the tenant.

With respect to Loan No. 35, Enfield Industrial, the Second Largest Tenant, Kamps, may terminate its lease at any time, upon 30 days’ prior written notice.

With respect to Loan No. 35, Enfield Industrial, the Fourth Largest Tenant, Classic Toy Soldiers, Inc, may terminate its lease at any time, upon 30 days’ prior written notice.

With respect to Loan No. 45, 51 Haddonfield, the Largest Tenant, GSA IRS, has the right to terminate its lease at any time after December 15, 2027, upon 180 days’ prior written notice.

With respect to Loan No. 45, 51 Haddonfield, the Second Largest Tenant, Benefits Consultants Group / Horace Mann, has the one-time right to terminate its lease effective as of December 31, 2030, by providing 12 months prior written notice and paying an early termination fee of unamortized costs at a 6% annual rate plus $109,627.

With respect to Loan No. 45, 51 Haddonfield, the Third Largest Tenant, GSA DHS, has the right to terminate its lease at any time upon 180 days’ prior written notice.

With respect to Loan No. 45, 51 Haddonfield, the Fifth Largest Tenant, CRRC MA Corporation, has two options to terminate its lease after the 25th or 31st month of its lease (February 29, 2026 and August 31, 2026, respectively), by providing at least six months written notice and paying a fee equal to the unamortized leasing and construction costs, rental concessions, brokerage commissions and legal costs incurred by the borrower amortized monthly over the initial term of the lease at an annual interest rate of 8%.

(24)	With respect to Loan No. 2, 277 Park Avenue, there is no non-recourse carveout guarantor or environmental indemnitor separate from the borrower.

(25)	Each letter identifies a group of related borrowers.

(26)	The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the prospectus for further details.

(27)	With respect to Loan No. 6, Langdon at Walnut Park, all necessary documentation for admission into the PHFC program was effectuated, and as such, the mortgaged property is part of the PHFC program; however, the tax exemption has not yet been granted by the applicable central appraisal district. The mortgage loan documents provide full recourse to the guarantor until such time as the tax exemption has been granted for the benefit of the mortgaged property. Once granted, the tax exemption is expected to be retroactive to the date fee ownership in the mortgaged property was transferred by the borrower to PHFC, on or about August 29, 2024, and continue for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the PHFC program.

With respect to Loan No. 15, Bronx Terminal Market, the mortgaged property benefits from a payment in lieu of taxes (“PILOT”) arrangement with the City of New York that expires in the 2032/2033 tax year. The exemption amount is 100% in tax year 2023/2024 and reduces by 10% per year until expiration. In tax year 2023/2024, unabated taxes were estimated to be $13,436,971. Underwritten property taxes are based on the borrower’s budgeted amount, which takes into account the PILOT exemption.

With respect to Loan No. 16, The Boulevard at Oakley Station Phase II, the mortgaged property is subject to a 15-year tax abatement (“PILOT”) that runs through tax year 2032. The PILOT was predicated upon the mortgaged property receiving a leadership in energy and environmental design certification which was achieved. The improvements at the mortgaged property are abated at 100% of their value but there is still a 25% tax liability on the improvements that is payable to the Cincinnati public school system. The mortgage loan documents include a non-recourse carveout for any losses sustained due to any failure of the borrower to make a school tax payment.

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The mortgaged property is also part of a tax increment finance district (“TIF”). Under the TIF, (i) the mortgaged property is subject to an exemption for real estate taxes that runs from tax year 2013 through tax year 2042 and (ii) the borrower is required to pay service payments in lieu of taxes on the increased value of both the land and the improvements. The TIF payments are pledged to the payment of the TIF bonds.

With respect to Loan No. 18, 161 Meserole Avenue, the mortgaged property is expected to benefit from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development and is required to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. The 421-a tax abatement phases out in the 2058/2059 tax year. The borrower has opted to reserve 31.03% (nine units) of the units at the mortgaged property for tenants earning no more than 130% of the area median income. The 421-a tax abatement is expected to provide a (i) 100% tax exemption for the first 25 years and (ii) 31.03% tax exemption for years 26 through 35, with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending approval, and the abatement period has not yet started. The full unabated estimated taxes for the 2024/2025 tax year are $288,486 compared to the underwritten taxes of $10,586.

With respect to Loan No. 22, GNL Industrial Portfolio, The CSTK - St. Louis, MO mortgaged property is subject to tax increment financing (“TIF”) in which the City of St. Louis, Missouri issued bonds and reimbursed the prior owner for costs expended to develop the related mortgaged property before the related borrower acquired it in 2020. The city services those bond payments through tax increment and payment in lieu of taxes (“PILOT”) payments collected from the related borrower. The TIF structure does not create any additional or ongoing obligations on the part of the related borrower or the related mortgaged property (other than the PILOT payments). The related borrower is required to make PILOT payments when they become due, and the PILOT program terminates on January 30, 2037. The PILOT payments are equal to the real property taxes that would have been charged had the TIF structure not been in place. The lender underwrote the PILOT amount, which does not vary over the term.

With respect to Loan No. 23, Chicago 12-Property Multifamily Portfolio, the 7818-7820 South South Shore Drive mortgaged property and the 8139-8145 South Maryland Avenue mortgaged property are each expected to benefit from a 10-year tax abatement under the Affordable Housing Special Assessment Program of Cook County. In connection with each tax abatement, the borrower will be required to reserve 15% of the units at the related mortgaged properties for tenants earning no more than 60% of the area median income, subject to certain rental restrictions. Additionally, the 7770-7778 South South Shore Drive mortgaged property and the 7956 South Normal Avenue mortgaged property are each expected to benefit from a 10-year tax abatement under the Affordable Housing Special Assessment Program of Cook County. In connection with each tax abatement, the borrower will be required to reserve 35% of the units at the related mortgaged properties for tenants earning no more than 60% of the area median income, subject to certain rental restrictions. The full unabated taxes for the mortgaged properties were underwritten.

With respect to Loan No. 40, 2758 Creston Avenue, the borrower applied for a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development. In connection with the 421-a tax abatement, the borrower is required to reserve at least 30% of the units at the mortgaged property for tenants earning up to 130% of the area median income, subject to certain rental restrictions. The 421-a tax abatement provides a 100% tax exemption for the first 25 years, and then phases out over the next 10 years.

With respect to Loan No. 51, 286 East 163rd Street, the mortgaged property benefits from a 35-year 421-a tax abatement under the NYC Department of Housing Preservation & Development 421-a tax abatement program that commenced in 2024. In connection with the 421-a tax abatement, the borrower is required to reserve at least 30% of the units at the mortgaged property for tenants earning up to 130% of the area median income, subject to certain rental restrictions. The 421-a tax abatement provides a 100% tax exemption for the first 25 years, and then phases out over the next 10 years.

With respect to Loan No. 54, 1668 Bergen Street, the mortgaged property is expected to benefit from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development and is required to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. The 421-a tax abatement phases out in the 2058/2059 tax year. The borrower has opted to reserve 60% (six) of the units at the mortgaged property for tenants earning no more than 130% of the area median income. The 421-a tax abatement is expected to provide a (i) 100% tax exemption for the first 25 years and (ii) 60% tax exemption for years 26 through 35, with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending approval, and the abatement period has not yet started. The full unabated estimated taxes for the 2024/2025 tax year are $59,838 compared to the underwritten taxes of $1,226.

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(28)	With respect to Loan No. 12, Charlotte MHP Portfolio, the Queen’s Grant mortgaged property is subject to a master lease for 37 pads dated as of December 23, 2021, between CHR VIII-PCP MHC Charlotte Queens, L.L.C., a co-borrower, as lessor, and CHR VIII-PCP MHC Charlotte Queens Owner, L.L.C., an affiliate of the borrowers, as lessee. The lessee is required to pay the lessor rent in an amount initially equal to $600 per month per leased pad subject to the master lease, regardless of whether such pad is vacant or occupied, without offset or abatement, and such monthly amount of rent will be adjusted every 12 months to the highest rate being charged by the lessor to a tenant for a pad leased directly by the lessor to a tenant but in no case less than $600.

With respect to Loan No. 12, Charlotte MHP Portfolio, the Arrowood mortgaged property is subject to a master lease for 31 pads dated as of December 23, 2021, between CHR VIII-PCP MHC Charlotte Arrowood, L.L.C., a co-borrower, as lessor, and CHR VIII-PCP MHC Charlotte Arrowood Owner, L.L.C., an affiliate of the borrowers, as lessee. The lessee is required to pay the lessor rent in an amount initially equal to $600 per month per leased pad subject to the master lease, regardless of whether such pad is vacant or occupied, without offset or abatement, and such monthly amount of rent will be adjusted every 12 months to the highest rate being charged by the lessor to a tenant for a pad leased directly by the lessor to a tenant but in no case less than $600.

With respect to Loan No. 18, 161 Meserole Avenue, the borrower sponsors entered into a master lease with the borrower for the seven vacant residential units at the mortgaged property. The master lease has a term of eight years and expires in August 2032. The master lease may be terminated upon the satisfaction of certain conditions, including, but not limited to, (i) no event of default under the mortgage loan then exists, (ii) the borrower has provided a certified rent roll with 100% occupancy, (iii) the borrower has provided the executed leases for all nine affordable units and (iv) the DSCR, based on trailing one-month income, annualized less the greater of (a) underwritten operating expenses ($163,477) and (b) actual operating expenses is greater than or equal to 1.30x.

With respect to Loan No. 22, GNL Industrial Portfolio, the CF Sauer – 184 Suburban, CF Sauer – 9 Old Mill Road, CF Sauer – 2447 Eunice Avenue, CF Sauer – 39 S Park Dr. and CF Sauer – 513 West Butler Road mortgaged properties are subject to a master lease between ARG CFSRSLB001, LLC, as lessor, and Sauer Brands, Inc., as lessee.

With respect to Loan No. 37, Southpointe and Lakecrest, at origination, Lakecrest Acquisition, LLC and 5650 Tampa Acquisitions, LLC, co-borrowers, entered into a lease agreement with RE2011, CORP., a borrower affiliate, covering four suites at the Lakecrest mortgaged property (32.4% of the NRA) and one suite at the Southpointe mortgaged property (5.8% of the NRA) (the “Southpointe and Lakecrest Affiliate Lease”) which are currently leased by existing tenants at the mortgaged properties pursuant to leases that are scheduled to expire within six months of origination of the related mortgage loan, excluding the Roskamp Institute, Inc. lease, which is scheduled to expire in November 2026. As to any space under the existing tenant leases, the Southpoint and Lakecrest Affiliate Lease will commence upon the earlier to occur of (i) the expiration date of any existing tenant lease or (ii) the date any existing tenant ceases to pay rent under the terms of its existing lease, and will continue for a term of 12 months unless terminated earlier pursuant to the terms of the Southpointe and Lakecrest Affiliate Lease. The Southpointe and Lakecrest Affiliate Lease will terminate (a) in full upon repayment of the related mortgage loan and (b) in part, as to any existing tenant space, if among other things (i) the tenant under any existing lease executes a renewal for such lease with a minimum term of 12 months beyond the then-current expiration date of such lease or (ii) the borrower enters into a replacement lease with a new tenant for the same space, in each case subject to satisfaction of the requirements set forth in the Southpointe and Lakecrest Affiliate Lease and the Southpoint and Lakecrest mortgage loan documents.

With respect to Loan No. 39, Birch Knoll & Saucon Valley Crossing MHP, the mortgaged property is subject to a master lease for 25 lots and homes dated August 9, 2024, between Birch Knoll MHC, LLC, a co-borrower, as lessor, and FM MHC Homes III, LLC (“FM”), an affiliate of the borrowers, as lessee. The FM lease has a term of one year and will automatically renew for another year upon the same terms and conditions. The FM lease may be terminated if: (i) either of the lessor or lessee elects to terminate the lease by written notice delivered to the other party no less than 60 days in advance of the expiration of the then current term, during which the lessee will be required to pay rent to the lessor in an amount equal to the rent collected by the lessee from the third-party tenants or occupants of the lots and homes and (ii) provided that such rent payable to the lessor will not exceed the amount of rent attributable to the applicable lot which at a minimum will be no less than $445 per lot.

With respect to Loan No. 53, 431 Dekalb Avenue, the borrower entered into a master lease with a borrower-affiliate for one seven-bedroom unit at the mortgaged property.

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(29)	- Artisan Foods Portfolio – 201 Merrimack Street

- Chicago 12-Property Multifamily Portfolio - 11214-11218 South Indiana Avenue, 8001-8007 South Eberhart Avenue, 9017-9025 South Cottage Grove Avenue, 8705-8711 South Morgan Street

- 1668 Bergen Street

(30)	With respect to Loan No. 8, BioMed 2024 Portfolio, the increase in Underwritten NOI compared to Most Recent NOI is primarily attributable to (i) rent increases through May 31, 2025 and (ii) straight line rent credit for investment grade tenants.

With respect to Loan No. 8, BioMed 2024 Portfolio 2, the Interest Rate % represents the weighted average of component A and component B of the BioMed 2024 Portfolio 2 Whole Loan, which components are comprised of, collectively, Note A-1, Note A-2, Note A-3, Note A-4, Note A-5-1, Note A-5-2, Note A-5-3, Note A-6, Note A-7 and Note A-8. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Definitions” in the prospectus.

With respect to Loan No. 15, Bronx Terminal Market, commencing on August 2, 2024 and every five years thereafter, the ground tenant is required to pay ground rent equal to the greater of (i) 105% of the immediately preceding adjusted base amount or (ii) 5% of gross revenues (defined as all rent received from subtenants minus (a) a management fee of 3% of rent from subtenants received by the ground tenant and (b) aggregate compensation and associated costs and expenses for two on-site personnel engaged in the operation of the Bronx Terminal Market mortgaged property). As part of Target's lease, the tenant paid an upfront buydown of its rent of $46,394,000. Gross revenues utilized to calculate percent ground rent include an amortized imputed annual gross revenue amount from the Target buydown, calculated at an annual rate of 6.9% of the total buydown. The underwritten annual ground rent is $1,371,008 based on the lender’s underwriting assumptions. The 2023 ground rent was $1,078,546.

With respect to Loan No. 21, DeKalb Student Housing, the mortgaged property consists of 42 individual buildings located in 419 Normal Road, 501 Lucinda Avenue, 623 Lucinda Avenue, 627 Lucinda Avenue, 707 Lucinda Avenue, 711-715 Lucinda Avenue, 807 Lucinda Avenue, 817 Lucinda Avenue, 418 Russell Road, 420 Russell Road, 431 Russell Road, 803 Hillcrest Drive / 1011 Normal Road, 845 Pappas Drive, 855 Pappas Drive, 895 Pappas Drive, 925 Pappas Drive, 935 Pappas Drive, 845 Spiros Court, 910 Spiros Court, 922 Spiros Court, 934 Spiros Court, 935 Spiros Court, 1000 Spiros Court, 1020 Spiros Court, 1050 Spiros Court, 1001 Spiros Court, 1019 Spiros Court, 1037 Spiros Court, 1006 Aspen Court, 1018 Aspen Court, 1068 Aspen Court, 1032 Aspen Court, 1044 Aspen Court, 1056 Aspen Court, 1084 Aspen Court, 1089 Aspen Court, 1092 Aspen Court, 1009 Aspen Court, 1025 Aspen Court, 1043 Aspen Court, 1090 Rushmore Drive and 801 Lucinda Avenue.

With respect to Loan No. 35, Enfield Industrial, the mortgaged property is part of the 53 Manning Road Condominium, which consists of two units. The mortgaged property, Condo Unit 1, is comprised of 244,505 square feet of industrial space. Condo Unit 2, which is not part of the collateral, is a self-storage facility separately managed and financed but is under the control of an affiliate of the borrower sponsor.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2	BBCMS 2024-5C29
Collateral Characteristics
Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARDLTV(2)(4)
Multifamily	Garden	21	$339,744,000	31.9%	1.36x	9.3%	64.8%	64.7%
	Mid Rise	9	56,855,000	5.3	1.29x	9.2%	63.3%	62.4%
	Student Housing	1	19,800,000	1.9	1.58x	12.4%	56.4%	56.4%
	Low Rise	3	7,245,000	0.7	1.39x	9.7%	69.0%	69.0%
	Subtotal:	34	$423,644,000	39.8%	1.36x	9.5%	64.3%	64.0%
Retail	Anchored	6	$105,891,447	9.9%	1.59x	10.8%	61.5%	61.5%
	Super Regional Mall	2	90,959,705	8.5	1.91x	14.7%	51.4%	49.4%
	Subtotal:	8	$196,851,152	18.5%	1.74x	12.6%	56.8%	55.9%
Industrial	Storage / Manufacturing	2	$62,500,000	5.9%	1.64x	11.6%	60.9%	60.9%
	Warehouse / Distribution	12	60,802,224	5.7	1.79x	11.9%	53.7%	53.7%
	Warehouse	2	14,442,834	1.4	1.28x	9.1%	43.8%	43.8%
	Flex	1	8,800,000	0.8	1.65x	13.0%	55.2%	55.2%
	Distribution / Outdoor Storage	1	5,500,000	0.5	1.31x	10.4%	71.9%	71.9%
	Manufacturing	4	3,702,801	0.3	2.12x	12.6%	53.8%	53.8%
	Manufacturing / Flex	1	850,082	0.1	2.12x	12.6%	53.8%	53.8%
	Manufacturing / Warehouse	1	769,028	0.1	2.12x	12.6%	53.8%	53.8%
	Distribution / Flex	1	634,596	0.1	2.12x	12.6%	53.8%	53.8%
	Manufacturing / Distribution	1	628,666	0.1	2.12x	12.6%	53.8%	53.8%
	Subtotal:	26	$158,630,231	14.9%	1.68x	11.5%	56.3%	56.3%
Office	CBD	2	$100,000,000	9.4%	2.37x	17.0%	38.9%	38.9%
	Suburban	5	24,269,769	2.3	1.66x	14.3%	61.8%	60.7%
	Subtotal:	7	$124,269,769	11.7%	2.23x	16.5%	43.4%	43.2%
Mixed Use	Lab / Office	7	$29,171,053	2.7%	2.34x	13.1%	50.1%	50.1%
	Office / Retail	1	13,000,000	1.2	1.27x	9.4%	58.3%	58.3%
	Multifamily / Retail	2	10,600,000	1.0	1.37x	9.4%	65.6%	65.6%
	Subtotal:	10	$52,771,053	5.0%	1.88x	11.4%	55.2%	55.2%
Hospitality	Limited Service	2	$19,000,000	1.8%	1.58x	14.5%	65.8%	64.5%
	Extended Stay	4	17,550,000	1.6	1.77x	15.5%	55.9%	55.9%
	Select Service	1	8,900,000	0.8	1.61x	14.5%	61.4%	61.4%
	Subtotal:	7	$45,450,000	4.3%	1.66x	14.9%	61.1%	60.6%
Manufactured Housing	Manufactured Housing	5	$39,436,000	3.7%	1.27x	8.3%	63.7%	63.7%
Self Storage	Self Storage	4	$23,526,000	2.2%	2.00x	12.7%	48.5%	48.5%
Other	Parking Garage	1	$828,947	0.1%	2.34x	13.1%	50.1%	50.1%
	Subtotal:	1	$828,947	0.1%	2.34x	13.1%	50.1%	50.1%
Total / Weighted Average:		102	$1,065,407,152	100.0%	1.63x	11.5%	58.3%	58.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 2, 5, 8, 9, 10, 13, 15, 20 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 8 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 2, 6, 18, 23, 32 and 51, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-1

Annex A-2	BBCMS 2024-5C29
Collateral Characteristics

Mortgaged Properties by Location(1)
				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
New York	13	$185,378,947	17.4%	1.96x	13.4%	48.4%	48.3%
Texas	4	$151,588,370	14.2%	1.67x	12.2%	57.4%	56.2%
Florida	10	$149,141,725	14.0%	1.42x	10.1%	64.0%	63.8%
North Carolina	6	$106,852,000	10.0%	1.37x	9.7%	62.8%	62.8%
Massachusetts	6	$79,540,000	7.5%	1.79x	11.9%	58.6%	58.6%
Ohio	6	$58,952,028	5.5%	1.54x	10.7%	62.9%	62.5%
New Jersey	3	$52,000,000	4.9%	1.77x	12.0%	54.1%	54.1%
Arizona	3	$43,612,500	4.1%	1.48x	10.3%	66.3%	66.3%
Kentucky	3	$39,281,219	3.7%	1.36x	10.3%	62.4%	62.4%
Illinois	14	$37,286,656	3.5%	1.56x	12.7%	52.2%	51.0%
Tennessee	3	$35,015,000	3.3%	1.65x	11.8%	60.7%	60.7%
Pennsylvania	5	$26,130,596	2.5%	1.38x	10.2%	65.9%	65.9%
California	6	$20,171,697	1.9%	2.03x	11.8%	55.5%	55.5%
Virginia	1	$14,000,000	1.3%	1.25x	9.0%	43.5%	43.5%
Indiana	2	$13,949,000	1.3%	1.50x	14.1%	62.3%	60.6%
Mississippi	1	$11,400,000	1.1%	1.41x	9.4%	65.9%	65.9%
Delaware	1	$9,000,000	0.8%	1.79x	15.8%	65.7%	65.7%
Connecticut	1	$8,450,000	0.8%	1.32x	10.7%	60.4%	60.4%
Michigan	3	$8,004,613	0.8%	2.12x	12.6%	53.8%	53.8%
South Carolina	5	$6,891,763	0.6%	1.47x	10.8%	68.2%	68.2%
Colorado	1	$6,450,000	0.6%	1.79x	15.1%	60.3%	60.3%
Kansas	2	$950,906	0.1%	2.12x	12.6%	53.8%	53.8%
Missouri	2	$913,344	0.1%	2.12x	12.6%	53.8%	53.8%
Maryland	1	$446,788	0.0%	2.12x	12.6%	53.8%	53.8%
Total / Weighted Average:	102	$1,065,407,152	100.0%	1.63x	11.5%	58.3%	58.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 2, 5, 8, 9, 10, 13, 15, 20 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 8 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 2, 6, 18, 23, 32 and 51, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-2

Annex A-2	BBCMS 2024-5C29
Collateral Characteristics
Cut-off Date Principal Balance
						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$2,990,000	-	$9,999,999	24	$148,512,000	13.9%	7.03010%	59	1.56x	11.8%	61.5%	61.1%
$10,000,000	-	$14,999,999	8	97,712,500	9.2%	7.04842%	60	1.45x	11.4%	59.4%	59.1%
$15,000,000	-	$19,999,999	3	53,200,000	5.0%	6.81928%	58	1.73x	12.6%	52.7%	51.8%
$20,000,000	-	$29,999,999	10	245,360,947	23.0%	6.38487%	60	1.43x	9.4%	62.7%	62.7%
$30,000,000	-	$39,999,999	3	90,000,000	8.4%	6.46387%	59	2.06x	13.7%	50.9%	50.9%
$40,000,000	-	$54,999,999	1	42,000,000	3.9%	6.30000%	60	1.81x	11.9%	52.3%	52.3%
$55,000,000	-	$74,162,000	6	388,621,705	36.5%	6.76036%	60	1.70x	12.1%	57.2%	56.7%
Total / Weighted Average:			55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%
Mortgage Interest Rates
						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
5.18100	-	5.99900	3	$71,978,947	6.8%	5.44488%	58	2.23x	12.6%	48.6%	48.6%
6.00000	-	6.49900	15	286,994,000	26.9%	6.28897%	60	1.47x	9.5%	61.8%	61.8%
6.50000	-	6.99900	19	451,934,205	42.4%	6.79967%	60	1.52x	11.1%	60.9%	60.4%
7.00000	-	7.49900	11	195,100,000	18.3%	7.18959%	59	1.91x	14.5%	49.6%	49.3%
7.50000	-	7.79600	6	50,500,000	4.7%	7.72746%	60	1.58x	13.8%	62.1%	61.7%
8.00000	-	8.20000	1	8,900,000	0.8%	8.20000%	58	1.61x	14.5%	61.4%	61.4%
Total / Weighted Average:			55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%
Original Term to Maturity or ARD in Months
				Weighted Average
Original Term to Maturity or ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%
Total / Weighted Average:	55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%
Remaining Term to Maturity or ARD in Months
						Weighted Average
Range of Remaining Term to Maturity or ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
55	-	57	4	$32,526,000	3.1%	5.89560%	56	2.25x	13.7%	47.0%	47.0%
58	-	59	21	383,966,652	36.0%	6.73358%	59	1.91x	13.6%	50.7%	50.2%
60			30	648,914,500	60.9%	6.71659%	60	1.43x	10.2%	63.4%	63.2%
Total / Weighted Average:			55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%
(1)	In the case of Loan Nos. 2, 5, 8, 9, 10, 13, 15, 20 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 8 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 2, 6, 18, 23, 32 and 51, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-3

Annex A-2	BBCMS 2024-5C29
Collateral Characteristics
Original Amortization Term in Months
				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	49	$958,117,447	89.9%	6.66322%	59	1.63x	11.3%	58.4%	58.4%
330	1	16,000,000	1.5%	7.27000%	60	1.49x	13.0%	46.9%	44.0%
360	5	91,289,705	8.6%	6.95872%	59	1.62x	13.3%	59.3%	56.3%
Total / Weighted Average:	55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%

Remaining Amortization Term in Months
						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			49	$958,117,447	89.9%	6.66322%	59	1.63x	11.3%	58.4%	58.4%
330			1	16,000,000	1.5%	7.27000%	60	1.49x	13.0%	46.9%	44.0%
359	-	360	5	91,289,705	8.6%	6.95872%	59	1.62x	13.3%	59.3%	56.3%
Total / Weighted Average:			55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%
Amortization Types
				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	48	$888,117,447	83.4%	6.63589%	59	1.55x	10.7%	60.7%	60.7%
Amortizing Balloon	5	97,289,705	9.1%	6.92858%	59	1.62x	13.3%	56.6%	53.5%
Interest Only - ARD	1	70,000,000	6.6%	7.01000%	59	2.72x	19.4%	29.6%	29.6%
Interest Only, Amortizing Balloon	1	10,000,000	0.9%	7.75000%	60	1.40x	13.4%	65.8%	63.5%
Total / Weighted Average:	55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%
Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)
						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.24x	-	1.29x	12	$276,980,000	26.0%	6.51105%	60	1.28x	8.6%	65.0%	64.8%
1.30x	-	1.49x	21	291,500,000	27.4%	6.89671%	60	1.38x	10.2%	63.5%	63.3%
1.50x	-	1.79x	12	262,322,205	24.6%	6.99376%	60	1.67x	12.7%	59.7%	58.9%
1.80x		1.99x	2	47,500,000	4.5%	6.37654%	60	1.82x	12.3%	52.7%	52.7%
2.00x	-	2.49x	6	112,104,947	10.5%	5.91724%	58	2.25x	13.8%	46.2%	46.2%
2.50x	-	2.74x	2	75,000,000	7.0%	6.94733%	59	2.72x	19.2%	29.9%	29.9%
Total / Weighted Average:			55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%
(1)	In the case of Loan Nos. 2, 5, 8, 9, 10, 13, 15, 20 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 8 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 2, 6, 18, 23, 32 and 51, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-4

Annex A-2	BBCMS 2024-5C29
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)
						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
29.6%	-	49.9%	8	$169,704,947	15.9%	6.64676%	59	2.30x	16.0%	37.4%	37.1%
50.0%	-	54.9%	4	100,500,000	9.4%	6.12580%	59	2.02x	12.8%	52.0%	52.0%
55.0%	-	59.9%	7	144,559,705	13.6%	6.96461%	59	1.57x	12.2%	56.8%	55.5%
60.0%	-	64.9%	16	327,867,000	30.8%	6.82307%	60	1.46x	10.4%	62.1%	62.0%
65.0%	-	72.5%	20	322,775,500	30.3%	6.65551%	60	1.36x	9.6%	68.1%	67.9%
Total / Weighted Average:			55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%
LTV Ratios as of the Maturity Date/ARD(1)(3)
						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
29.6%	-	49.9%	8	$169,704,947	15.9%	6.64676%	59	2.30x	16.0%	37.4%	37.1%
50.0%	-	59.9%	13	258,139,705	24.2%	6.63401%	59	1.73x	12.3%	55.2%	54.3%
60.0%	-	64.9%	15	324,787,000	30.5%	6.84910%	60	1.46x	10.5%	62.2%	62.1%
65.0%	-	71.9%	19	312,775,500	29.4%	6.62052%	60	1.36x	9.5%	68.1%	68.1%
Total / Weighted Average:			55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%
Prepayment Protection
				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	37	$772,562,205	72.5%	6.80030%	60	1.64x	11.9%	57.8%	57.5%
Yield Maintenance	14	190,866,000	17.9%	6.72203%	60	1.39x	9.8%	63.4%	63.2%
Defeasance or Yield Maintenance	4	101,978,947	9.6%	5.87442%	59	2.03x	12.2%	52.2%	52.2%
Total / Weighted Average:	55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%
Loan Purpose
				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	46	$953,958,652	89.5%	6.69828%	59	1.63x	11.6%	58.1%	57.7%
Acquisition	9	111,448,500	10.5%	6.69226%	60	1.59x	11.2%	60.2%	60.2%
Total / Weighted Average:	55	$1,065,407,152	100.0%	6.69765%	59	1.63x	11.5%	58.3%	58.0%
(1)	In the case of Loan Nos. 2, 5, 8, 9, 10, 13, 15, 20 and 22, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 8 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 2, 6, 18, 23, 32 and 51, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-5

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-3	BBCMS 2024-5C29
No. 1 – Arch Portfolio

A-3-1

Annex A-3	BBCMS 2024-5C29
No. 1 – Arch Portfolio

Arch Portfolio
1 The Arcadian Winston-Salem, NC
2 The Arlington Winston-Salem, NC
3 The Charleston Winston-Salem, NC
WINSTON-SALEM
Mount Tabor
East Winston
Downtown W-S
Westview
West Salem
West Oaks
Williamsburg Square
Atwood
Atwood Acres
FORSYTH COUNTY
Wake Forest University
Reynolda Village
Reynolda Gardens
Reynolda House Museum of American Art
The Southeastern Center for Contemporary Art
Allegacy Federal Credit Union Stadium
Winston-Salem Fairgrounds Annex
LVJM Coliseum
Old Town Club
Smith Reynolds Airport
Robinhood Plaza
Whitaker Square
Sherwood Plaza
Kimberly Park
Krispy Kreme Mix Plant
Forsyth Country Club
RJ Reynolds Auditorium
Hanes Park
Benton Convention Center
Wake Forest School of Medicine
Eastway Plaza
Milton Rhodes Center for the Arts
Wells Fargo Ctr.
Truist Stadium
Stratford Village
Hathaway Park
Thruway Shopping Center
Cloverdale Plaza
Atrium Wake Forest Baptist Medical Center
Krispy Kreme Corp. HQ
Hanes Towne Village
Miller Park
Salem College
Winston-Salem State Univ.
Washington Park
NC School of the Arts
Forsyth Medical Center
Forsyth Comm. College - West Campus
Hanes Mall
Silas Creek Crossings
Forsyth Technical Comm. Coll.
Parkway Plaza
Hanes Commons
Pavilions Shopping Center
Brewer Crossing Shopping Ctr.
Parkland Park
Piedmont Triad Intl. Airport 22 miles
Heather Hills Golf Course
South Park Shopping Center
Ecolab
Wilshire Golf Club
Charlotte 73 miles
Polo Rd
Robinhood Rd
Milhaven Rd
N. Peace Haven Rd
Silas Creek Pkwy
Pine Valley Rd
Buena Vista Rd
Stratford Rd
Reynolda Rd
University Pkwy
Northwest Blvd
Coliseum Dr
27th St
25th St
14th St
8th St
Jackson Ave
Country Club Rd
Hawthorne Rd
Miller St
Peters Creek Pkwy
Broad St
Marshall St
Salem Ave
Waughtown St
Acadia Ave
Burke Mill Rd
S. Stratford Rd
Griffith Rd
Ardmore Rd
Elbert Rd
Old Salisbury Rd
Konnoak Dr
S. Main St
J. Gold Mem. Expwy
67
52
421
40
158
150
285
VIRGINIA
NORTH CAROLINA
SOUTH CAROLINA
TENN
Roanoke
Blacksburg
Martinsville
Danville
Reidsville
Winston-Salem
Greensboro
Durham
High Point
Chapel Hill
Cary
RALEIGH
Wake Forest
Kingsport
Johnson City
Boone
Statesville
Hickory
Lenoir
Mooresville
Asheville
Concord
CHARLOTTE
Gastonia
Sanford
Pinehurst
Southern Pines
Fayetteville
Spartanburg
Greenville
Rock Hill
Monroe
Rockingham
Laurinburg
Cheraw
Marshville
Greenwood
Columbia
Florence
Sumter
Conway
Myrtle Beach
GA

A-3-2

Annex A-3	BBCMS 2024-5C29
No. 1 – Arch Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$74,162,000	Title:	Fee
Cut-off Date Principal Balance:	$74,162,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	7.0%	Net Rentable Area (Units):	813
Loan Purpose:	Refinance	Location:	Winston-Salem, NC
Borrowers:	Arcadian Apts Owner LP, Arlington Apts Owner LP and Charleston Apts Owner LP	Year Built / Renovated:	Various / 2022-2024
Borrower Sponsors:	Jacques Schmidt and Abraham Weber	Occupancy:	92.6%
Interest Rate:	6.95000%	Occupancy Date:	8/1/2024
Note Date:	9/4/2024	4th Most Recent NOI (As of)(2):	$2,142,187 (TTM 11/30/2021)
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of)(2):	$3,751,546 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$5,582,405 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(2):	$6,882,915 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	89.6%
Amortization Type:	Interest Only	UW Revenues:	$10,707,510
Call Protection:	L(24),D(33),O(3)	UW Expenses:	$3,085,563
Lockbox / Cash Management:	Springing	UW NOI:	$7,621,948
Additional Debt:	No	UW NCF:	$7,418,698
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$117,900,000 / $145,018
Additional Debt Type:	N/A	Appraisal Date:	8/14/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$91,220
Taxes:	$0	$43,413	N/A	Maturity Date Loan / Unit:	$91,220
Insurance:	$230,484	$28,810	N/A	Cut-off Date LTV:	62.9%
Replacement Reserve:	$800,813	$16,938	N/A	Maturity Date LTV:	62.9%
Deferred Maintenance:	$445,500	$0	N/A	UW NCF DSCR:	1.42x
				UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$74,162,000	100.0%	Loan Payoff	$64,275,373	86.7%
			Return of Equity	5,908,992	8.0
			Closing Costs(3)	2,500,838	3.4
			Upfront Reserves	1,476,796	2.0
Total Sources	$74,162,000	100.0%	Total Uses	$74,162,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The borrower sponsors purchased the Arch Portfolio Properties (as defined below) in one transaction in February 2022. The borrower sponsors subsequently completed capital improvements totaling approximately $5.5 million. The growth in historical NOI is attributed to lease-up and rent growth at the Arch Portfolio Properties.
(3)	Closing Costs includes an origination fee of $185,405.

The Loan. The Arch Portfolio mortgage loan (the “Arch Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $74,162,000 and is secured by the borrowers’ fee interest in three garden-style multifamily properties totaling 813 units located in Winston-Salem, North Carolina (“The Arcadian Property”, “The Charleston Property” and “The Arlington Property”, each an “Individual Mortgaged Property”, and together, the “Arch Portfolio Properties”). The Arch Portfolio Mortgage Loan accrues interest at a rate of 6.95000% per annum. The Arch Portfolio Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

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Annex A-3	BBCMS 2024-5C29
No. 1 – Arch Portfolio

The Properties. The Arch Portfolio Properties are comprised of three garden-style multifamily properties totaling 813 units built between 1962 and 1983. The Arch Portfolio Properties are all located in Winston-Salem, North Carolina within an approximately seven-mile radius of each other. The borrower sponsors acquired the Arch Portfolio Properties in February 2022 for approximately $72.5 million. At the time of acquisition, the Arch Portfolio Properties were approximately 83% occupied, with 52 units offline primarily due to prior fire and water damage. Since acquisition, the borrower sponsors have invested approximately $5.5 million to upgrade 542 units (66.7% of the units by count), complete exterior renovations and bring all units back online. Of the 542 units that were renovated, 236 units were partially renovated and 306 units were fully renovated. Partial renovations included refaced kitchen cabinets, updated lighting, new bathroom fixtures, new kitchen fixtures and new flooring. Full renovations included new flooring, new kitchen appliances, refaced kitchen cabinets, updated lighting, new fixtures and new washer/dryers. Since acquisition, the total net operating income as of CY 2022 increased by approximately 83.5% against the trailing-12 month (as of July 31, 2024) net operating income. At origination, the borrowers deposited approximately $800,813 into a replacement reserve, $750,000 of which is earmarked for additional unit renovations. Specifically, $325,000, $275,000 and $150,000 are allocated for The Arcadian Property, The Arlington Property and The Charleston Property, respectively.

As of August 1, 2024, the Arch Portfolio Properties had an overall occupancy rate of 92.6% and 176 units (21.6% of the units) were leased to tenants who benefitted from voucher-based Section 8 subsidies offered primarily through the Housing Authority of Winston-Salem. Furthermore, approximately 13.9% of the occupied units at the Arch Portfolio Properties were on a month-to-month basis primarily as a result of tenants waiting for Section 8 approval on their renewal leases.

The following table presents certain information relating to the Arch Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Appraised Value(1)	UW NOI	% of UW NOI
The Arcadian	1972 / 2022-2024	285	93.0%	$28,493,774	38.4%	$45,200,000	38.3%	$2,787,608	36.6%
The Charleston	1962 / 2022-2024	234	97.0%	$23,171,712	31.2%	$35,100,000	29.8%	2,388,197	31.3%
The Arlington	1981, 1983 / 2022-2024	294	88.8%	$22,496,514	30.3%	$37,600,000	31.9%	2,446,142	32.1%
Total/Wtd. Avg.		813	92.6%	$74,162,000	100.0%	$117,900,000	100.0%	$7,621,948	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated August 1, 2024

The Arcadian Property. The Arcadian Property is a 285-unit garden-style multifamily complex located approximately four miles south of downtown Winston-Salem. Constructed in 1972, The Arcadian Property consists of 27 primarily two-story buildings and a clubhouse. Common amenities include a pool, playground, dog park, laundry facility and clubhouse. The unit mix includes 76 one-bedroom, 135 two-bedroom and 74 three-bedroom floorplans, with an average unit size of 1,082 square feet. Each unit features a range/oven with vent-hood, a refrigerator with icemaker and dishwasher, with select units also featuring a private patio or balcony. The Arcadian Property features 929 surface parking spaces, resulting in a parking ratio of 3.26 spaces per unit. As of August 1, 2024, The Arcadian Property was 93.0% occupied and 67 units (23.5% of units) were leased to tenants that benefitted from Section 8 housing vouchers.

The borrower sponsors acquired The Arcadian Property in February 2022 for a purchase price of approximately $24.8 million. Since acquisition, the borrower sponsors have completed approximately $2.1 million in interior improvements including new appliances, flooring, lighting fixtures, kitchen cabinets, tile backsplash, bathroom vanities and fixtures, in addition to approximately $503,000 in exterior renovations including upgrades to the leasing office, common areas and pool. The borrower sponsors plan to invest an additional $325,000 for interior renovations.

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No. 1 – Arch Portfolio
The Arcadian Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
1 Bedroom	76	26.7%	92.1%	737	$1,004	$1.36	$1,025	$1.39
2 Bedroom	135	47.4%	92.6%	1,146	$1,213	$1.06	$1,230	$1.07
3 Bedroom	74	26.0%	94.6%	1,319	$1,426	$1.08	$1,464	$1.11
Total/Wtd. Avg.	285	100.0%	93.0%	1,082	$1,214	$1.12	$1,236	$1.14
(1)	Based on the underwritten rent roll dated August 1, 2024.
(2)	Source: Appraisal.

The Charleston Property. The Charleston Property is a 234-unit garden-style multifamily complex located approximately three miles south of downtown Winston-Salem. Constructed in 1962, The Charleston Property consists of 33 primarily two-story buildings and a clubhouse. Common amenities include a pool, laundry facility and clubhouse. The unit mix includes 56 one-bedroom, 126 two-bedroom and 52 three-bedroom floorplans, with an average unit size of 900 square feet. Each unit features a range/oven with vent-hood, refrigerator with icemaker, wood cabinets with laminate or granite countertops, garbage disposal and dishwasher, with select units also featuring a private patio or balcony. The Charleston Property features 384 surface parking spaces, resulting in a parking ratio of 1.64 spaces per unit. As of August 1, 2024, The Arlington Property was 97.0% occupied and 44 units (18.8% of units) were leased to tenants that benefitted from Section 8 housing vouchers.

The borrower sponsors acquired The Charleston Property in February 2022 for a purchase price of approximately $20.9 million. Since acquisition, the borrower sponsors have completed approximately $1.4 million in interior improvements including new appliances, flooring, lighting fixtures, kitchen cabinets, tile backsplash, bathroom vanities and fixtures, in addition to approximately $72,000 in exterior renovations including upgrades to the leasing office, common areas and pool. The borrower sponsors plan to invest an additional $150,000 for interior renovations.

The Charleston Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
1 Bedroom	56	23.9%	98.2%	684	$947	$1.38	$975	$1.43
2 Bedroom	126	53.8%	96.0%	892	$1,113	$1.25	$1,153	$1.29
3 Bedroom	52	22.2%	98.1%	1,150	$1,315	$1.14	$1,358	$1.18
Total/Wtd. Avg.	234	100.0%	97.0%	900	$1,118	$1.24	$1,156	$1.29
(1)	Based on the underwritten rent roll dated August 1, 2024.
(2)	Source: Appraisal.

The Arlington Property. The Arlington Property is a 294-unit garden-style multifamily complex located approximately five miles east of downtown Winston-Salem. Constructed in 1981 and 1983, The Arlington Property consists of nine primarily two- and three-story buildings and a clubhouse. Common amenities include a pool, playground, dog park, laundry facility and clubhouse. The unit mix includes 282 two-bedroom and 12 three-bedroom floorplans, with an average unit size of 898 square feet. Each unit features a range/oven with vent-hood, wood cabinets with laminate countertops, garbage disposal and dishwasher. The Arlington Property features 431 surface parking spaces, resulting in a parking ratio of 1.47 spaces per unit. As of August 1, 2024, The Arlington Property was 88.8% occupied and 65 units (22.1% of units) were leased to tenants that benefitted from Section 8 housing vouchers.

The borrower sponsors acquired The Arlington Property in February 2022 for a purchase price of approximately $26.8 million. Since acquisition, the borrower sponsors completed approximately $1.3 million in interior improvements including new appliances, flooring, lighting fixtures, kitchen cabinets, tile backsplash, bathroom vanities and fixtures, in addition to approximately $149,000 in exterior renovations including upgrades to the leasing office, common areas and pool. The borrower sponsors plan to invest an additional $275,000 for interior renovations.

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No. 1 – Arch Portfolio
The Arlington Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
2 Bedroom	282	95.9%	89.0%	891	$1,045	$1.17	$1,078	$1.21
3 Bedroom	12	4.1%	83.3%	1,057	$1,322	$1.25	$1,400	$1.32
Total/Wtd. Avg.	294	100.0%	88.8%	898	$1,055	$1.17	$1,091	$1.21
(1)	Based on the underwritten rent roll dated August 1, 2024.
(2)	Source: Appraisal.

Environmental. According to the Phase I environmental assessments dated April 8, 2024, there was no evidence of any recognized environmental conditions at the Arch Portfolio Properties.

The following table presents certain information relating to the historical and current occupancy of the Arch Portfolio Properties:

Historical and Current Occupancy(1)
Property Name	2021(2)	2022	2023	Current(3)
The Arcadian Property	NAV	70.9%	90.9%	93.0%
The Arlington Property	NAV	84.7%	86.1%	88.8%
The Charleston Property	NAV	81.6%	92.3%	97.0%
Portfolio Total	NAV	79.0%	89.5%	92.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	2021 occupancy is not available as the borrower sponsor acquired the Arch Portfolio Properties in February 2022.
(3)	Current Occupancy is as of August 1, 2024.

The following table presents certain information relating to the operating history and underwritten cash flows of the Arch Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	TTM 11/30/2021	2022	2023	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent(3)	$8,369,510	$5,893,254	$7,959,227	$9,413,959	$11,050,476	$13,592	109.0%
(Vacancy/Concessions/Credit Loss)	(2,978,900)	(3,800)	(71,532)	(68,963)	(908,663)	($1,118)	(9.0)
Net Rental Income(3)	$5,390,610	$5,889,453	$7,887,695	$9,344,996	$10,141,813	$12,475	100.0%
Other Income(4)	457,092	459,431	603,889	565,697	565,697	$696	5.6
Effective Gross Income	$5,847,702	$6,348,884	$8,491,584	$9,910,694	$10,707,510	$13,170	105.6%
Total Expenses	$3,705,515	$2,597,339	$2,909,179	$3,027,779	$3,085,563	$3,795	28.8%
Net Operating Income	$2,142,187	$3,751,546	$5,582,405	$6,882,915	$7,621,948	$9,375	71.2%
Total TI/LC, Capex/RR	0	0	0	0	203,250	$250	1.9
Net Cash Flow	$2,142,187	$3,751,546	$5,582,405	$6,882,915	$7,418,698	$9,125	69.3%
(1)	TTM reflects the trailing 12 months ending July 31, 2024.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remaining fields.
(3)	Historical Gross Potential Rent shown is net of vacancy whereas the Underwritten Gross Potential Rent represents a grossed-up figure prior to the deduction of vacancy ($825,075) and one model unit ($14,625). The $796,817 increase in Underwritten Net Rental Income from TTM Net Rental Income is primarily due to the increase in occupancy from an average of 89.5% in the TTM period to the current occupancy of 92.6% and an increase in rents resulting from recent renovations.
(4)	Other Income consists of utility reimbursement, insurance reimbursement and other miscellaneous fees.

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Annex A-3	BBCMS 2024-5C29
No. 1 – Arch Portfolio

The Markets. The Arch Portfolio Properties are all located within five miles of downtown Winston-Salem, North Carolina and form part of the Winston-Salem, NC Metropolitan Statistical Area (“Winston-Salem MSA”). The top three industries in the Winston-Salem MSA are healthcare / social assistance, manufacturing and retail trade. The major employers in the Winston-Salem MSA include Wake Forest University Baptist Medical, Winston Salem Forsyth County School, Forsyth Memorial Hospital Inc., Novant Health Inc. and Wake Forest University.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of The Arcadian Property is 6,862, 63,894 and 145,654, respectively. The estimated 2024 average household income within the same radii is $58,865, $73,123 and $83,425, respectively. The estimated 2024 population within the same radii of The Charleston Property is 8,316, 70,525 and 165,475, respectively. The estimated 2024 average household income within the same radii is $73,825, $84,478 and $89,726, respectively. The estimated 2024 population within the same radii of The Arlington Property is 6,521, 66,437 and 157,541, respectively. The estimated 2024 average household income within the same radii is $64,756, $108,528 and $102,644, respectively.

According to the appraisal, the Arch Portfolio Properties are located in the South Winston-Salem apartment submarket. As of the second quarter of 2024, the South Winston-Salem apartment submarket has an inventory of 18,271, a vacancy rate of 6.5% and average rental rates of $1,215 per unit. The appraisal concluded to (i) market rents for The Arcadian Property of $1,025 for one-bedroom units, $1,150-$1,325 for two-bedroom units and $1,450-$1,475 for three-bedroom units, (ii) market rents for The Arlington Property of $1,050-$1,150 for two-bedroom units and $1,400 for three-bedroom units and (iii) market rents for The Charleston Property of $975 for one-bedroom units, $1,150-$1,250 for two-bedroom units and $1,300-$1,425 for three-bedroom units.

The following table presents certain information relating to comparable multifamily rental properties to the Arch Portfolio Properties:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The Arcadian(2) 1805 Franciscan Drive Winston-Salem, NC	1972 / 2022-2024	93.0%	285	1BR 2BR 3BR	737 1,146 1,319	$1.36 $1.06 $1.08	$1,004 $1,213 $1,426
The Charleston(2) 1010 Oak Grove Road Winston-Salem, NC	1962 / 2022-2024	97.0%	234	1BR 2BR 3BR	684 892 1,150	$1.38 $1.25 $1.14	$947 $1,113 $1,315
The Arlington(2) 3411 Old Vineyard Road Winston-Salem, NC	1981, 1983 / 2022-2024	88.8%	294	2BR 3BR	891 1,057	$1.17 $1.25	$1,045 $1,322
Villas at the Vineyard 3401 Old Vineyard Road Winston-Salem, NC	1970	91.0%	134	1BR 2BR	825 1,055	$1.21 $1.15	$999 $1,200-$1,230
Townhomes at Little Creek 4340 Johnsborough Court Winston-Salem, NC	1966	93.0%	95	1BR 2BR 5BR	647 1,226 2,700	$1.44 $1.05 $0.82	$933 $1,290 $2,214
Gardens at Country Club 240 Village Crossing Lane Winston-Salem, NC	1968	86.0%	874	1BR 2BR 3BR	676-905 962-1,156 1,201-1,405	$1.22-$1.66 $1.12-$1.41 $0.97-$1.12	$821-$1,245 $976-$1,525 $1,159-$1,566
Crowne Club Apartments 200 Crowne Club Drive Winston-Salem, NC	1995	96.0%	250	1BR 2BR 3BR	850-900 1,200-1,275 1,400	$1.27-$1.33 $1.22-$1.26 $1.21	$1,057-$1,197 $1,444-$1,584 $1,662-$1,722
Sedgefield Apartments 4755 Country Club Road Winston-Salem, NC	1987	96.0%	144	1BR 2BR	700 950	$1.41-$1.62 $1.24-$1.39	$985-$1,135 $1,175-$1,325
Twin City Townhomes 1500 Zuider Zee Drive Winston-Salem, NC	1970 / 2022	95.0%	203	1BR 2BR 3BR	750 1,085 1,165	$1.13 $0.92 $1.19	$850 $995 $1,385
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Information for the Arch Portfolio Properties obtained from the underwritten rent roll dated August 1, 2024.

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No. 1 – Arch Portfolio

The Borrowers. The borrowers are Arcadian Apts Owner LP, Arlington Apts Owner LP and Charleston Apts Owner LP, each a Delaware limited partnership and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Arch Portfolio Mortgage Loan. In addition, Argentic Real Estate Finance 2 LLC holds an accommodation equity pledge of 100% of the ownership interest in each borrower from all of the partners of such borrower.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Jacques Schmidt and Abraham Weber. Jacques Schmidt and Abraham Weber are the founders of Schweb Partners LLC, a multifamily-focused real estate investment vehicle focused on the mid-Atlantic region. Jacques Schmidt and Abraham Weber each currently hold interests in 25 multifamily properties totaling over 6,000 units. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus for additional information regarding the borrower sponsors.

Property Management. The Arch Portfolio Properties are managed by Schweb Management LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $230,484 for insurance premiums, (ii) $445,500 for immediate repairs and (iii) approximately $800,813 for replacement reserves.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $43,413.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently is approximately $28,810.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $16,938 for replacement reserves ($250 per unit annually).

Lockbox / Cash Management. The Arch Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. The Arch Portfolio Mortgage Loan requires that upon an Arch Portfolio Lockbox Event (as defined below), the borrowers are required to establish and maintain a lockbox account for the remainder of the Arch Portfolio Mortgage Loan term. Following an Arch Portfolio Lockbox Event, the borrowers are required to, and are required to cause the property manager to, deposit all rents and other revenue from the Arch Portfolio Properties into the lockbox account. Provided that no event of default has occurred, funds held in the lockbox account will be distributed to the borrowers according to the Arch Portfolio Mortgage Loan documents. After the occurrence of an event of default, all funds in the lockbox account will be swept by the lender on each business day and applied at the lender’s discretion.

A “Arch Portfolio Lockbox Event” will commence upon the earliest of: (i) the occurrence of an event of default under the Arch Portfolio Mortgage Loan documents or (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.10x based on the trailing 12 months.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. At any time after the date that is two years from the date the Arch Portfolio Mortgage Loan is securitized, the borrowers may, from time to time in one or more occurrences, obtain a release of an Individual Mortgaged Property in connection with a partial defeasance, subject to satisfaction of conditions set forth in the Arch Portfolio Mortgage Loan documents including, among others: (i) no event of default has occurred and is continuing; (ii) the Arch Portfolio Mortgage Loan documents are modified to amend and restate the related promissory note and issue two substitute notes, one note (the “Defeased Note”) having a principal balance equal to the greatest of (a) 125% of the allocated loan amount for the Individual Mortgaged Property being released, (b) 100% of net sales proceeds and (c) an amount sufficient to comply with the REMIC requirements such that the Arch Portfolio Mortgage Loan will not fail to maintain its status as a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and the other note having a principal balance equal to the excess of (1) the principal amount of the Arch Portfolio Mortgage Loan documents immediately prior to the applicable partial defeasance over (2) the amount of the Defeased Note; (iii) the borrowers pay to the lender the principal amount of the Defeased Note plus an additional amount sufficient to purchase defeasance collateral in satisfaction

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Annex A-3	BBCMS 2024-5C29
No. 1 – Arch Portfolio

of the terms of the Arch Portfolio Mortgage Loan documents; and (iv) after giving effect to the release, (a) the DSCR is not less than the greater of the DSCR on (1) the loan origination date and (2) the date immediately prior to the release, and (b) the debt yield is not less than the greater of the debt yield on (1) the loan origination date and (2) the date immediately prior to the release.

Ground Lease. None.

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Annex A-3	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

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Annex A-3	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

Visa USA Inc 24,618 SF 6/2033
50
JP Morgan Chase 24,618 SF 3/2026
49
Visa USA Inc 24,618 SF 6/2033
48
Ontario Teacher's Pension Plan Board 4,850 SF 9/2034
Vacant 3,129 SF
Stahl Real Estate Company 16,623 SF 12/2045
47
Link Logistics 24,580 SF 11/2033
46
Stepstone Group 24,338 SF 4/2039
45
Stepstone Group 24,334 SF 4/2039
44
JP Morgan Chase 24,613 SF 3/2026
43
JP Morgan Chase 24,566 SF 3/2026
42
Intermediate Capital Group 24,329 SF 5/2034
41
Intermediate Capital Group 19,097 SF 5/2034
China Investment Corporation 5,232 SF 9/2034
40
Affinius Capital 24,393 SF 11/2036
39
Russell Reynolds Associates 24,618 SF 12/2026
38
Russell Reynolds Associates 24,618 SF 12/2026
37
JP Morgan Chase 24,510 SF 3/2026
36
JP Morgan Chase 22,686 SF 3/2026
35
Arsenal Capital Management LP 23,235 SF 9/2034
34
Arsenal Capital Management LP 23,158 SF 9/2034
33
Vacant 23,158 SF
32
Australia & New Zealand Bank 23,158 SF 12/2027
31
Agricultural Bank of China - NY 23,158 SF 11/2027
30
Vacant 10,505 SF
Banco do Brasil S.A. 12,031 SF 1/2035
29
JP Morgan Chase 2,202 SF 3/2026
New York SMSA - Verizon 200 SF 1/2029
MECHANICAL 1,019 SF
28
M&T Bank 23,162 SF 11/2033
27
M&T Bank 23,162 SF 11/2033
26
M&T Bank 23,167 SF 11/2033
25
M&T Bank 23,167 SF 11/2033
24
JP Morgan Chase 23,190 SF 3/2026
23
JP Morgan Chase 23,214 SF 3/2026
22
JP Morgan Chase 23,148 SF 3/2026
21
Imperial Capital 11,117 SF 2/2033
ERM Consulting & Engineering, Inc. 12,392 SF 7/2031
20
National Australia Bank 23,143 SF 3/2033
19
Australia & New Zealand Bank 12,406 SF 12/2027
JP Morgan Chase 10,802 SF 3/2026
18
JP Morgan Chase 48,592 SF 3/2026
17
Sumitomo Mitsui Banking Corp. 48,234 SF 6/2037
16
Sumitomo Corporation of America 48,591 SF 5/2045
15
JP Morgan Chase 48,168 SF 3/2026
14
JP Morgan Chase 63,695 SF 3/2026
13
JP Morgan Chase 63,695 SF 3/2028
12
JP Morgan Chase 64,359 SF 3/2028
11
JP Morgan Chase 63,695 SF 3/2028
10
JP Morgan Chase 71,848 SF 3/2028
9
JP Morgan Chase 72,040 SF 3/2026
8
JP Morgan Chase 20,191 SF 3/2028
MECHANICAL 1,194 SF
7
Sumitomo Mitsui Banking Corp. 88,918 SF 6/2037
6
Sumitomo Mitsui Banking Corp. 88,919 SF 6/2037
5
Sumitomo Mitsui Banking Corp. 44,200 SF 6/2037
Sumitomo Mitsui Banking Corp. 44,200 SF 6/2037
4
JP Morgan Chase 88,919 SF 3/2028
3
JP Morgan Chase 86,072 SF 3/2028
2
Bank of India 11,113 SF 2/2027
JP Morgan Chase 3/2028
Lex News Corp 150 SF 4/2031
Cohen Fashion Optical ST 237 1,179 SF 12/2027
Amenity Center 18,000 SF 3/2050
Lobby/Ret
Level 3 Communications, LLC 1 SF 6/2031
Sumitomo Mitsui Bank - Stg 1,200 SF 6/2037
Garage Management Co. 8,022 SF 12/2030
Blank Street Coffee 940 SF 5/2032
Hiromi Inc. 2,635 SF 8/2029
Park Avenue Restaurant 6,000 SF 11/2043
Vacant 6,400 SF
Vacant 3,390 SF
Ret/Stg
Vacant
Building
2024 – 2025
2026 – 2027
2028 – 2029
2030+

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Annex A-3	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

Upper East Side
CENTRAL PARK
The Pond
MANHATTAN
Midtown
East Side
Diamond District
Murray Hill
277 Park Avenue
277 Park Avenue
New York, NY 10172
Plaza Tower
Bloomberg Corporate Office
One Beacon Court
Consulate General of Spain
The Ritz-Carlton New York
Plaza Hotel
Apple Fifth Avenue
9 West 57th
Four Seasons Hotel
Theodore Roosevelt Home
The Crown Building
432 Park Avenue
The Peninsula New York
St. Regis Hotel
Lever House
399 Park
Lipstick Building
53W53
Museum of Modern Art
Baccarat Hotel
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
875 Third
Consulate General of Hungary
75 Rockefeller Plaza
345 Park
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Lotte NY Palace
ITT Building
The Fifty Sonesta New York
Pod 51 Hotel
ROCKEFELLER CENTER
Ice Rink
Saks Fifth Avenue
Santander Bank Financial Center
Waldorf Astoria
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
Consulate General of Jamaica
Consulate of the Republic of Singapore
British Consulate General NY
JPMorgan Chase Tower
The Lexington Hotel
Japan Society
Gemological Institute of America
383 Madison
245 Park Avenue
485 Lexington
Consulate General of Estonia
The Roosevelt Hotel
Millennium Hilton NY One UN Plaza
Cassa Hotel NY 45th Street
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
Sofitel New York
Grand Central Terminal
Winstar Building
Hampton Inn Manhattan Grand Central
Permanent Mission of Sri Lanka
UNITED NATIONS
505 Fifth Ave.
One Vanderbilt
Chrysler Building
Consulate General of Ecuador
Bryant Park
New York Public Library
Consulate General of Australia
The Westin NY Grand Central
Daily News
Consulate General of Switzerland
Bryant Park Hotel
Park Terrace Hotel
HSBC Tower
425 Fifth Ave.
450 Fifth Ave.
Hotel NH Collection New York
Consulate General of Romania
Refinery Hotel
Archer Hotel NY
Hotel Hendricks
Consulate General of Poland
The Prince Kitano NY
The Shelburne Sonesta New York
Tunnel
495
Queens-Midtown
METRO NORTH
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Vanderbilt Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
E. 61st St.
E. 60th St.
W. 59th St.
E. 59th St.
W. 58th St.
E. 58th St.
W. 57th St.
E. 57th St.
W. 56th St.
E. 56th St.
W. 55th St.
E. 55th St.
W. 54th St.
E. 54th St.
W. 53rd St.
E. 53rd St.
W. 52nd St.
E. 52nd St.
W. 51st St.
E. 51st St.
W. 50th St.
E. 50th St.
W. 49th St.
E. 49th St.
W. 48th St.
E. 48th St.
W. 47th St.
E. 47th St.
W. 46th St.
E. 46th St.
W. 45th St.
E. 45th St.
W. 44th St.
E. 44th St.
W. 43rd St.
E. 43rd St.
W. 42nd St.
E. 42nd St.
E. 41st St.
W. 40th St.
E. 40th St.
W. 39th St.
E. 39th St.
W. 38th St.
E. 38th St.
E. 37th St.
5TH AVE/ 59TH ST
LEXINGTON/ 59TH ST
59TH ST/ LEXINGTON
57TH ST
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
ROCKEFELLER CTR.
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
5TH AVE
BRYANT PARK
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
Central Park
North Bergen
Weehawken
West Side
East Side
Midtown
Long Island City
Union City
MANHATTAN
Greenpoint
Williamsburg
Hoboken
Hudson River
Greenwich Village
Little Italy
Soho
Lower East Side
NEW JERSEY
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope

A-3-12

Annex A-3	BBCMS 2024-5C29
No. 2 – 277 Park Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$70,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	6.6%	Net Rentable Area (SF):	1,881,010
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	277 Park Avenue, LLC	Year Built / Renovated:	1963 / 2023
Borrower Sponsor:	The Stahl Organization	Occupancy:	97.5%
Interest Rate(2):	7.01000%	Occupancy Date:	5/6/2024
Note Date:	8/6/2024	4th Most Recent NOI (As of):	$72,346,093 (12/31/2021)
Maturity/ARD Date:	8/6/2029	3rd Most Recent NOI (As of):	$61,203,110 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$54,589,335 (12/31/2023)
Original ARD Term:	60 months	Most Recent NOI (As of):	$60,582,785 (TTM 6/30/2024)
Original Amortization:	None	UW Occupancy:	95.0%
Amortization Type(3):	Interest Only - ARD	UW Revenues:	$177,408,734
Call Protection(4):	L(25),D(31),O(4)	UW Expenses:	$76,356,450
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$101,052,285
Additional Debt(1):	Yes	UW NCF:	$100,676,083
Additional Debt Balance(1):	$450,000,000 / $230,000,000	Appraised Value / Per SF(7):	$1,755,000,000 / $933
Additional Debt Type(1):	Pari Passu / B Note	Appraisal Date:	5/15/2024

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$6,464,476	$3,232,238	N/A	Cut-off Date Loan / SF:	$276	$399
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$276	$399
Replacement Reserves:	$13,608,000	$0	N/A	Cut-off Date LTV:	29.6%	42.7%
TI / LC Reserve:	$180,000,000	Springing	N/A	Maturity Date LTV:	29.6%	42.7%
Other Reserves(6):	$61,953,099	$1,250,000	$53,305,208	UW NCF DSCR:	2.72x	1.89x
				UW NOI Debt Yield:	19.4%	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$520,000,000	50.3%	Existing Loan:	$752,340,900	72.8%
Subordinate Companion Loan(1):	230,000,000	22.3	Upfront Reserves:	262,025,575	25.4
Sponsor Equity:	283,053,566	27.4	Closing Costs:	18,687,091	1.8
Total Sources	$1,033,053,566	100.0%	Total Uses	$1,033,053,566	100.0%
(1)	The 277 Park Avenue Loan (as defined below) is part of a whole loan that is comprised of eight senior pari passu promissory notes with an aggregate original balance of $520,000,000 (the “277 Park Avenue Senior Loan”) and one junior note totaling $230,000,000 (the “277 Park Subordinate Companion Loan”, and together with the 277 Park Avenue Senior Loan, the “277 Park Avenue Whole Loan”). For additional information, see “The Loan” below.
(2)	The initial interest rate is a fixed rate per annum of 7.01000% for the 277 Park Avenue Senior Loan and 7.01000% for the 277 Park Subordinate Companion Loan (the “Initial Interest Rate”). From and after the anticipated repayment date (the “ARD”), the interest rate will be a rate equal to the greater of (i) 9.5100% and (ii) the five-year treasury yield plus 527 basis points, for the 277 Park Avenue Whole Loan (the “Adjusted Interest Rate”).
(3)	If the 277 Park Avenue Whole Loan is not paid in full on the ARD, and income tax conditions are met, 80% of the excess cash flow after payment of interest and the Initial Interest Rate (100% if certain income tax conditions are not met), reserves and operating expenses (the “Excess Cash Flow”) will be applied to reduce the outstanding principal balance of the 277 Park Avenue Senior Loan on a pro rata and pari passu basis until paid in full and then the 277 Park Subordinate Companion Loan until paid in full. Thereafter, 80% of Excess Cash Flow (100% if certain tax conditions are not met) will be applied to the deferred interest on the 277 Park Avenue Senior Loan on a pro rata and pari passu basis until paid in full and then the deferred interest on the 277 Park Subordinate Companion Loan until paid in full. If certain conditions are satisfied, including that no Trigger Event (as defined below) exists (other than the occurrence of the ARD) and the debt service coverage ratio (“DSCR”) is at least 1.50x, 20% of the Excess Cash Flow will be deposited into an income tax reserve account.
(4)	Defeasance of the 277 Park Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization that includes the last promissory note to be securitized and (b) August 6, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024. The actual lockout period may be longer.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	Other Reserves consist of (i) a $41,953,099 upfront outstanding TI/LC and free rent reserve and (ii) a $20,000,000 upfront debt service reserve with $1,250,000 ongoing monthly payments capped at $53,305,208.
(7)	The Appraised Value is the “Alternative Market Value As Is Subject to Extraordinary Assumptions Regarding Funds Held in Reserve”, which assumes a $217,228,243 upfront reserve was deposited in escrow at origination, of which $37,228,243 is for leasing cost obligations and the remaining $180,000,000 is for future leasing costs. At origination, $180,000,000 was deposited into a TI/LC reserve and $41,953,099 was deposited into the outstanding TI/LC and free rent reserve.
A-3-13

Annex A-3	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

The Loan. The 277 Park Avenue mortgage loan (the “277 Park Avenue Mortgage Loan”) is part of a whole loan that is evidenced by eight senior pari passu promissory notes totaling $520,000,000 and one junior note totaling $230,000,000. The 277 Park Avenue Whole Loan is secured by a first lien mortgage on the borrower’s fee simple interest in an approximately 1.88 million square foot office building located at 277 Park Avenue in New York, New York (the “277 Park Avenue Property”). The 277 Park Avenue Whole Loan has an outstanding principal balance as of the Cut-off Date of $70,000,000. The 277 Park Loan accrues interest at a fixed rate of 7.01000% per annum on an Actual/360 basis. The 277 Park Avenue Whole Loan has a 60-month term and is interest-only for the full term. The ARD of the 277 Park Avenue Whole Loan is the payment date that occurs on August 6, 2029. The 277 Park Avenue Mortgage Loan is evidenced by Note A-4-2, Note A-5 and Note A-6 with an original principal balance of $70,000,000.

The relationship between the holders of the 277 Park Avenue Whole Loan is governed by a co-lender agreement. The 277 Park Avenue Whole Loan is currently serviced under the COMM 2024-277P trust and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus. The table below identifies the promissory notes that comprise the 277 Park Avenue Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$370,000,000	$370,000,000	COMM 2024-277P	No
A-2(1)	$10,000,000	$10,000,000	GACC	No
A-3(1)	$10,000,000	$10,000,000	GACC	No
A-4-1(1)	$10,000,000	$10,000,000	GACC	No
A-4-2	$5,000,000	$5,000,000	BBCMS 2024-5C29	No
A-5	$25,000,000	$25,000,000	BBCMS 2024-5C29	No
A-6	$40,000,000	$40,000,000	BBCMS 2024-5C29	No
A-7	$50,000,000	$50,000,000	COMM 2024-277P	No
B-1	$230,000,000	$230,000,000	COMM 2024-277P	Yes
Whole Loan	$750,000,000	$750,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The 277 Park Avenue Property is a Class A 50-story office building with ground floor retail space, totaling 1,881,010 square feet. The 277 Park Avenue Property is located on an entire block bounded by Park Avenue, Lexington Avenue, East 47th Street and East 48th Street in the Plaza District submarket of Midtown Manhattan. The 277 Park Avenue Property contains 1,820,679 square feet of office space, 31,807 square feet of retail space and 20,502 square feet of other space used for amenities, communications and storage. The 277 Park Avenue Property also contains an 8,022 square foot (40 spaces) parking garage leased to a third-party parking operator. As of May 6, 2024, the 277 Park Avenue Property was 97.5% occupied by 31 tenants including several investment grade credit tenants that comprise 83.6% of UW base rent. The 277 Park Avenue Property is located on Park Avenue in the heart Midtown Manhattan with nearby access to Grand Central Terminal and local subway lines in addition to major New York City landmarks, hotels, restaurants and attractions.

Originally built in 1963, the 277 Park Avenue Property was most recently renovated in 2023. In 2023, ownership completed a more than $150 million capital improvement program, which included a new, re-mastered lobby and entrances, modern destination dispatch elevators (including all new elevator cabs, controls and interior finishes), a new amenity center with a state-of-the-art gym and common areas, and a new restaurant managed by renowned restauranteur and chef David Burke. In addition, the 277 Park Avenue Property has recently completed a significant HVAC infrastructure upgrade that allows the building to realize energy savings in swing seasons by utilizing the smaller electric drive units to cool the building during the low-demand season.

Major Tenants. The three largest tenants based on underwritten base rent are JP Morgan Chase, Sumitomo Mitsui Banking Corporation (“SMBC”) and M&T Bank.

JP Morgan Chase (898,121 square feet; 47.7% of net rentable area; 48.0% of underwritten base rent). Founded in 1823 and headquartered in New York, New York, JP Morgan Chase is one of the largest financial services firms in the U.S. The company has more than 5,100 bank branches across the country and is also among the nation's largest mortgage lenders and credit card issuers. Active in approximately 60 countries, the company also boasts formidable investment banking and asset management operations. The firm's subsidiaries include JPMorgan Private Bank and institutional investment manager JPMorgan Asset Management (with $3.4 trillion in assets under management as of 2023). JP Morgan Chase also owns the

A-3-14

Annex A-3	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

private equity firm One Equity Partners and 45.0% of mutual fund company American Century. JP Morgan Chase hosts some of their investment banking, compliance, accounting and other support functions at the 277 Park Avenue Property. The company is building a new corporate headquarters directly across from the 277 Park Avenue Property at 270 Park Avenue, which is expected to be completed in 2025. It is expected that JP Morgan Chase will vacate most of its space at the 277 Park Avenue Property upon expiration of its leases. At origination, the borrower deposited approximately $180,000,000 in the TI/LC reserve for the purposes of reletting the JP Morgan Chase premises. See “Escrows and Reserves” below.

Sumitomo Mitsui Banking Corporation (315,671 square feet; 16.8% of net rentable area; 17.2% of underwritten base rent). SMBC is one of the largest banks in Japan. The bank's main lines of business include retail, corporate and investment banking, asset management, securities trading and lending. The bank is headquartered in Tokyo and operates as a subsidiary of Sumitomo Mitsui Financial Group (“SMFG”), which acts as a holding company for a group of related financial businesses. In addition to SMBC, SMFG also owns Sumitomo Mitsui Finance and Leasing, SMBC Nikko, SMBC Friend Securities, Sumitomo Mitsui Card Company, Cedyna, SMBC Consumer Finance and the Japan Research Institute. SMFG is a publicly traded company and began listing its shares on the New York Stock Exchange in 2010. SMBC has been at the 277 Park Avenue Property since 1994 and has expanded its space since that time.

M&T Bank (92,658 square feet; 4.9% of net rentable area; 4.7% of underwritten base rent). M&T Bank is a bank holding company that offers banking, mortgages, investments and insurance and business solutions through its subsidiaries. Banking products comprise accounts, cards, loans, deposit services and investment banking. Mortgage solutions consist of refinancing, financing solutions and loan sweep services. Investments and insurance solutions include life and non-life insurance and retirement planning services. Business solutions comprise business succession, custody and employee benefits services. The company operates through a network of branch offices, ATMs and online portals and serves individual, corporate, high-net-worth individuals and wealthy family clients. M&T Bank has an operational presence in Maryland, New York, Pennsylvania, New Jersey, Connecticut, Delaware, West Virginia, Virginia and the District of Columbia. M&T Bank is headquartered in Buffalo, New York.

Environmental. According to the Phase I environmental assessment dated May 23, 2024, there was no evidence of any recognized environmental conditions at the 277 Park Avenue Property.

The following table presents certain information relating to the historical occupancy of the 277 Park Avenue Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
80.0%	80.0%	89.0%	97.5%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated May 6, 2024.

A-3-15

Annex A-3	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

The following table presents certain information relating to the top 10 tenants by underwritten base rent at the 277 Park Avenue Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
JP Morgan Chase(3)	A1/A-/AA-	898,121	47.7%	$86.91	$78,051,455	48.0%	3/31/2026
Sumitomo Mitsui Banking Corporation(4)	A1/A/A	315,671	16.8	$88.80	28,032,423	17.2	6/30/2037
M&T Bank	Baa1/BBB+/A	92,658	4.9	$83.00	7,690,614	4.7	11/30/2033
Visa USA Inc	Aa3/AA-/NR	49,236	2.6	$118.09	5,814,480	3.6	6/30/2033
Russell Reynolds Associates	NR/NR/NR	49,236	2.6	$95.70	4,711,894	2.9	12/31/2026
Stepstone Group(5)	NR/NR/NR	48,672	2.6	$107.00	5,207,904	3.2	4/30/2039
Sumitomo Corporation of America(6)	Baa1/A-/NR	48,591	2.6	$94.00	4,567,554	2.8	5/31/2045
Arsenal Capital Management LP(7)	NR/NR/NR	46,393	2.5	$105.00	4,871,265	3.0	9/30/2034
Intermediate Capital Group	NR/BBB/BBB	43,426	2.3	$97.00	4,212,322	2.6	5/31/2034
Australia & New Zealand Bank	NR/NR/NR	35,564	1.9	$89.53	3,184,177	2.0	12/31/2027
Top 10 Tenant Occupied		1,627,568	86.5%	$89.92	$146,344,089	90.0%
Other Occupied		206,860	11.0	$78.82	16,304,248	10.0
Total Occupied		1,834,428	97.5%	$88.66	$162,648,337	100.0%
Vacant Space		46,582	2.5
Totals/ Wtd. Avg.		1,881,010	100.0%
(1)	Based on the underwritten rent roll dated May 6, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	JP Morgan Chase has 361,802 square feet of net rentable area expiring on March 31, 2026 and 536,319 square feet of net rentable area expiring on March 31, 2028. JP Morgan Chase currently subleases 12,406 square feet from Australia & New Zealand Bank through December 30, 2027.
(4)	SMBC has the right to terminate its lease with respect to the storage spaces (approximately 1,200 square feet) at any point during the lease term upon at least 30 days’ written notice to the landlord.
(5)	Stepstone Group has the right to terminate its lease effective on the date that is its 10th anniversary of the rent commencement date upon 18 months’ prior written notice and paying a termination fee equal to (i) three months of fixed rent and escalation rent then payable by the tenant, (ii) the unamortized amount of out of pocket costs incurred by the landlord in connection with the lease, including the free rent period between the lease commencement date and rent commencement date, brokerage commissions, tenant improvement allowances, costs of the landlord’s work (including the restroom allowance and test fits) and legal costs, amortized on a straight-line basis over the lease term plus interest on the unamortized balance at the rate of 6% per annum.
(6)	Sumitomo Corporation of America has the right to terminate its lease effective on the date that is its 10th anniversary of the rent commencement date upon 18 months’ prior written notice and paying a termination fee equal to (i) three months of fixed rent and escalation rent then payable by the tenant, (ii) the unamortized amount of out of pocket costs incurred by the landlord in connection with the lease, including the free rent period between the lease commencement date and rent commencement date, brokerage commissions, tenant improvement allowances, costs of the landlord’s work (including the restroom allowance) and legal costs, amortized on a straight-line basis over the lease term plus interest on the unamortized balance at the rate of 7% per annum.
(7)	Arsenal Capital Management LP currently subleases 6,419 square feet to Willoughby Capital Holdings through 2027.

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Annex A-3	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

The following table presents certain information relating to the lease rollover schedule at the 277 Park Avenue Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	46,582	2.5%	NAP	NAP	46,582	2.5%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%	46,582	2.5%	$0	0.0%
2025	0	0	0.0	0	0.0	46,582	2.5%	$0	0.0%
2026	3	411,139	21.9	37,025,426	22.8	457,721	24.3%	$37,025,426	22.8%
2027	4	71,014	3.8	6,536,873	4.0	528,735	28.1%	$43,562,299	26.8%
2028	1	536,319	28.5	45,737,923	28.1	1,065,054	56.6%	$89,300,222	54.9%
2029	2	2,835	0.2	240,000	0.1	1,067,889	56.8%	$89,540,222	55.1%
2030	1	8,022	0.4	0	0.0	1,075,911	57.2%	$89,540,222	55.1%
2031	2	12,542	0.7	1,127,544	0.7	1,088,453	57.9%	$90,667,766	55.7%
2032	1	940	0.0	132,000	0.1	1,089,393	57.9%	$90,799,766	55.8%
2033	5	200,734	10.7	19,152,309	11.8	1,290,127	68.6%	$109,952,075	67.6%
2034	4	99,901	5.3	10,309,123	6.3	1,390,028	73.9%	$120,261,198	73.9%
2035 & Beyond	9	490,982	26.1	42,387,138	26.1	1,881,010	100.0%	$162,648,337	100.0%
Total	32	1,881,010	100.0%	$162,648,337	100.0%
(1)	Based on the underwritten rent roll dated May 6, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

The Market. The 277 Park Avenue Property is located in New York, New York, in the Manhattan office market and the Park Avenue office submarket. According to the appraisal, the New York City Metro has a population of approximately 14.5 million people and a median household income of $86,200. Total employment in the area has been trending upward since 2020 with a 2.6% increase from 2022 and a total of approximately 7.3 million jobs in 2023.

According to the appraisal, the Manhattan office market performed well in 2023 but reported some weakness in the first quarter of 2024. The leasing activity in the first quarter of 2024 recorded at 6.5 million square feet, which is down 10.7% from same time last year. 76.4% of the leasing activity came from the midtown submarket (inclusive of the Park Avenue submarket). Asking rents as of the first quarter of 2024 were $75.42, average vacancies at 14.2%, and approximately 90 million square feet of space was available.

The Park Avenue office submarket is heavily trafficked and conveniently located within proximity to several local area attractions, public amenities, and transportation. According to the appraisal, the 277 Park Avenue Property is classified as Class A and is commensurate with the surrounding Class A-/A+ office buildings. The Park Avenue office submarket had the lowest availability rate in Manhattan at 9.96% in the first quarter of 2024. Asking rents as of the first quarter of 2024 were at $102.31 PSF and the Park Avenue office submarket saw a net absorption of negative 161,276 square feet – the first negative absorption reported by the submarket since the first quarter of 2023.

A-3-17

Annex A-3	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

The following table presents certain information relating to comparable office leases for the 277 Park Avenue Property:

Comparable Office Leases(1)
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant SF	Rent PSF
277 Park Avenue 277 Park Avenue New York, NY	1963 / 2023	JP Morgan Chase(2)	Apr-21(3)	7.0(3)	-	898,121(3)	$86.91(3)
280 Park Avenue 280 Park Avenue New York, NY	1968 / NAP	PJT	Apr-24	15.8	Modified Gross	290,639	$125.16 - $145.16
299 Park Avenue 299 Park Avenue New York, NY	1967 / 2020	MacKay Shields	Oct-24	10.7	Modified Gross	29,820	$105.00 - $115.00
320 Park Avenue 320 Park Avenue New York, NY	1960 / NAP	Flagstar Bank	Jan-24	12.3	Modified Gross	54,590	$85.00 - $92.00
499 Park Avenue 499 Park Avenue New York, NY	1981 / 2016	The Andrew W. Mellon Foundation	Mar-24	12.0	Modified Gross	22,588	$105.00 - $115.00
200 Park Avenue 200 Park Avenue New York, NY	1963 / NAP	Herbert Smith Freehills LLP	Oct-23	12.3	Modified Gross	36,184	$89.00 - $103.00
245 Park Avenue 245 Park Avenue New York, NY	1967 / 2017	Stonepeak Infrastructure Partners	Nov-23	16.4	Modified Gross	76,716	$130.00 - $152.00
101 Park Avenue 101 Park Avenue New York, NY	1982 / NAP	Federated Investors, Inc.	Jul-23	10.8	Modified Gross	26,400	$119.10 - $127.10
399 Park Avenue 399 Park Avenue New York, NY	1961 / 2019	WorldQuant	Mar-23	12.8	Modified Gross	35,000	$115.00 - $125.00
(1)	Source: Appraisal.
(2)	JP Morgan Chase has 361,802 square feet of net rentable area expiring on March 31, 2026 and 536,319 square feet of net rentable area expiring on March 31, 2028.
(3)	Based on the underwritten rent roll dated May 6, 2024.

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Annex A-3	BBCMS 2024-5C29
No. 2 – 277 Park Avenue

The following table presents certain information relating to the operating history and underwritten cash flows of the 277 Park Avenue Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	TTM(2)	Underwritten	Per Sq. Ft.(3)	%(4)
Base Rent	$132,486,801	$124,191,735	$119,189,677	$125,830,169	$162,648,337	$86.47	87.1%
Step Rent	0	0	0	0	1,125,485	0.60	0.6
IG Rent Steps	0	0	0	0	3,464,684	1.84	1.9
Value of Vacant Space	0	0	0	0	8,367,800	4.45	4.5
Gross Potential Revenue	$132,486,801	$124,191,735	$119,189,677	$125,830,169	$175,606,306	$93.36	94.0%
Tenant Recoveries	12,358,454	4,267,841	5,575,511	6,508,016	6,011,472	3.20	3.2
Total Recoveries	$12,358,454	$4,267,841	$5,575,511	$6,508,016	$6,011,472	$3.20	3.2%
Other Income	8,552,695	5,990,796	4,424,460	4,642,061	5,128,258	2.73	2.7
Total Gross Income	$153,397,950	$134,450,372	$129,189,648	$136,980,246	$186,746,036	$99.28	100.0%
Vacancy	0	0	0	0	(9,337,302)	(4.96)	(5.0)
Abatements	(13,216,308)	(5,241,862)	(16,156)	(101,617)	0	0.00	0.0
Effective Gross Income	$140,181,642	$129,208,510	$129,173,492	$136,878,629	$177,408,734	$94.32	95.0%
Management Fee	302,820	302,820	302,820	302,820	1,000,000	0.53	0.6
Administrative	1,284,453	1,428,837	1,995,481	3,228,216	2,585,496	1.37	1.5
Utilities	7,118,727	7,918,635	8,546,301	8,148,277	8,148,277	4.33	4.6
Fire, Life & Safety	1,887,964	1,978,598	2,101,921	2,510,357	2,203,000	1.17	1.2
Cleaning	607,933	701,083	818,476	1,038,189	1,089,214	0.58	0.6
Payroll	11,366,933	12,454,336	13,863,634	13,352,199	14,387,761	7.65	8.1
Repairs & Maintenance	3,318,833	3,605,678	5,048,055	4,606,333	3,866,045	2.06	2.2
Non-Reimbursable	937,537	828,770	1,097,565	1,017,787	961,000	0.51	0.5
Real Estate Taxes	39,051,049	36,527,572	38,700,170	39,599,259	39,287,320	20.89	22.1
Insurance	1,959,300	2,259,072	2,109,734	2,492,407	2,828,337	1.50	1.6
Total Expenses	$67,835,549	$68,005,400	$74,584,157	$76,295,844	$76,356,450	$40.59	43.0%
Net Operating Income	$72,346,093	$61,203,110	$54,589,335	$60,582,785	$101,052,285	$53.72	57.0%
Reserves for Replacements	0	0	0	0	376,202	0.20	0.2
TI/LC	0	0	0	0	0	0.00	0.0
Net Cash Flow	$72,346,093	$61,203,110	$54,589,335	$60,582,785	$100,676,083	$53.52	56.7%
(1)	Based on the underwritten rent roll dated May 6, 2024.
(2)	TTM column reflects the trailing 12 months ending June 30, 2024.
(3)	Per Sq. Ft. values are based on 1,881,010 square feet.
(4)	Revenue % column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

The Borrower. The borrower is 277 Park Avenue, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 277 Park Avenue Whole Loan.

The Borrower Sponsor. The borrower sponsor is The Stahl Organization (“Stahl”), a privately held, New York-based real estate company founded by Stanley Stahl in 1949. Mr. Stahl passed away in 1999, and pursuant to his will, the decision-making authority for all operations and investments was vested with Richard Czaja and Gregg Wolpert, as Co-Trustees of Trusts established under Mr. Stahl’s will. Stahl’s current real estate portfolio comprises over 5,000,000 square feet of commercial space. Flagship buildings include 277 Park Avenue, 122 East 42nd Street and 60 Hudson Street. Stahl is also a significant residential landlord with over 3,000 apartments in various residential assets located in New York City, predominantly on Manhattan’s Upper East and Upper West Sides. In addition to its real estate portfolio, Stahl owns Apple Bank, a New York State chartered savings bank with over 80 branches and total assets of approximately $17 billion. Stahl affiliates also own Cauldwell Wingate Company (“Cauldwell”), a prominent New York City construction company founded in 1910. Stahl and Cauldwell are active in new residential development as well as third party construction. Stahl is also a passive investor in more than 40 private equity funds, and a direct investor/owner of several other operating businesses. The 277 Park Avenue Whole Loan is not structured with a non-recourse carveout guarantor.

Property Management. The 277 Park Avenue Property is managed by Stanley Stahl Management, Inc., an affiliate of the borrower and the borrower sponsor, and sub-managed by Cushman & Wakefield U.S., Inc.

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Escrows and Reserves. At origination, the borrower deposited: (i) $6,464,476 into a tax reserve, (ii) $180,000,000 into a TI/LC reserve, (iii) $20,000,000 into a debt service reserve, (iv) $41,953,099 into a reserve for outstanding tenant obligations and (v) $13,608,000 into a replacement reserve for certain anticipated steel and foundation work.

Tax Reserve: The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes for the next ensuing 12 months (initially estimated to be $3,232,237.92).

Insurance Reserve: The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the origination date, an acceptable blanket policy was in place.

Debt Service Reserve: The borrower is required to deposit $1,250,000 on a monthly basis ($15,000,000 annually) or such lesser amount that would cause amounts on deposit to be equal to one year of debt service at the initial interest rate.

Lockbox / Cash Management. The 277 Park Avenue Whole Loan is structured with a hard lockbox and in place cash management. At origination, one or more clearing accounts controlled by the lender (the “Clearing Account”) were established by the borrower, into which all rents, revenues and receipts from the 277 Park Avenue Property are required to be deposited directly by the tenants. If the borrower property manager or third-party property manager receives gross revenue from the 277 Park Avenue Property, it is required to deposit such amounts in the Clearing Account within two business days of receipt. Amounts on deposit in the Clearing Account are transferred on a daily basis into a deposit account controlled by the lender (the “CMA”) at a financial institution selected by the lender. Provided that no Trigger Period (as defined below) exists prior to the ARD, after payment of all monthly amounts owing under the 277 Park Avenue Whole Loan documents, excess cash will be delivered to the borrower and, if a Trigger Period exists, such excess cash (up to a cap of one year of debt service at the initial interest rate) will be held as additional collateral for the 277 Park Avenue Whole Loan and, so long as no event of default is continuing, disbursed for leasing costs and operating expense shortfalls in accordance with the 277 Park Avenue Whole Loan; provided, however, if JP Morgan Chase pays holdover rent to the lender following an expiration of the JP Morgan Chase lease or other amounts from JP Morgan Chase on account of any holdover tenancy (net or any third-party expenses incurred by the borrower to obtain such amount (including legal fees and expenses)) are on deposit in the Clearing Account or the CMA, then such excess cash will be deposited into the debt service reserve notwithstanding that following such deposit, amounts on deposit in the debt service reserve may exceed the cap of one year of debt service at the initial interest rate.

A “Trigger Period” means, (i) the occurrence of an event of default under the 277 Park Avenue Whole Loan until cured and the cure has been accepted by the lender, (ii) the DSCR falls below 1.20x for two consecutive calendar quarters (a “Low Debt Service Period”) until the DSCR is at least 1.20x for two consecutive calendar quarters or (iii) the ARD, until the 277 Park Avenue Whole Loan has been repaid in full. With respect to clause (ii) above, the borrower may, at its sole option, deliver cash or a letter of credit as additional collateral for the 277 Park Avenue Whole Loan, to prevent a Low Debt Service Period. Such collateral is required to be returned to the borrower in the event the Low Debt Service Period would not be continuing absent such additional collateral.

Subordinate Debt and Mezzanine Debt. The 277 Park Avenue Property also secures the 277 Park Avenue Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $230,000,000. The 277 Park Avenue Subordinate Companion Loan is coterminous with the 277 Park Avenue Senior Loan and accrues interest at 7.01000% per annum. The 277 Park Avenue Senior Loan is senior in right of payment to the 277 Park Avenue Subordinate Companion Loan. The holders of the 277 Park Avenue Mortgage Loan, the 277 Park Avenue Senior Loan and the 277 Park Avenue Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 277 Park Avenue Whole Loan.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
277 Park Avenue Subordinate Companion Loan	$230,000,000	7.01000%	60	0	60	1.89x	13.5%	42.7%

Permitted Future Mezzanine Debt. Not permitted.

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Partial Release. Not permitted.

Ground Lease: None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$62,500,000	Title:	Fee
Cut-off Date Principal Balance:	$62,500,000	Property Type - Subtype:	Industrial - Storage / Manufacturing
% of IPB:	5.9%	Net Rentable Area (SF):	344,304
Loan Purpose:	Refinance	Location:	Lawrence, MA
Borrowers:	J&S Investments Lawrence, LLC and 201 Merrimack LLC	Year Built / Renovated(2):	Various / Various
Borrower Sponsors:	Joseph Faro and Salvatore Lupoli	Occupancy:	100.0%
Interest Rate:	6.89000%	Occupancy Date:	8/29/2024
Note Date:	8/29/2024	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$8,832,476
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,575,343
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,257,133
Additional Debt:	No	UW NCF:	$7,153,842
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$102,600,000 / $298
Additional Debt Type:	N/A	Appraisal Date:	8/6/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$182
Taxes:	$74,022	$24,674	N/A	Maturity Date Loan / SF:	$182
Insurance:	$264,539	$38,391	N/A	Cut-off Date LTV:	60.9%
Replacement Reserves:	$0	$2,869	N/A	Maturity Date LTV:	60.9%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.64x
Planned Renovations Reserve:	$15,000,000	$0	N/A	UW NOI Debt Yield:	11.6%
Deferred Maintenance:	$34,641	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$62,500,000	100.0%	Payoff Existing Debt	$34,793,129	55.7%
			Upfront Reserves	15,373,202	24.6
			Return of Equity	11,201,204	17.9
			Closing Costs(4)	1,132,465	1.8
Total Sources	$62,500,000	100.0%	Total Uses	$62,500,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	See the “Portfolio Summary” chart below.
(3)	Historical operating history is not available for the Artisan Foods Portfolio Properties (as defined below). The 117 Water Street mortgaged property was recently converted from a commercial bakery operation to a food manufacturing facility with cold storage. The 201 Merrimack Street mortgaged property is currently being converted from warehouse / dry storage to a full food manufacturing and cold storage facility. As such, historical expenses were primarily recorded at the tenant operating level.
(4)	Closing Costs include an interest rate buy-down credit equal to $312,500.

The Loan. The Artisan Foods Portfolio mortgage loan (the “Artisan Foods Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in two industrial manufacturing and storage properties located in Lawrence, Massachusetts (the “Artisan Foods Portfolio Properties”). The Artisan Foods Portfolio Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $62,500,000, has a five-year term and is interest-only for the loan term. The Artisan Foods Portfolio Mortgage Loan accrues interest at a rate of 6.89000% per annum on an Actual/360 basis.

The Properties. The Artisan Foods Portfolio Properties total 344,304 square feet of industrial space across two properties located in Lawrence, Massachusetts. The 201 Merrimack Street mortgaged property is a 182,304 square foot industrial facility that is currently being used for both cold storage and dry storage. The borrower sponsors expect to complete an

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extensive renovation of the 201 Merrimack Street mortgaged property at an expected cost of approximately $15.0 million, which will convert approximately 100,000 square feet of dry storage space into a USDA-certified food manufacturing space. At origination of the Artisan Foods Portfolio Mortgage Loan, the lender escrowed $15.0 million for the related renovation work. The approximately 60,000 square feet of space at the 201 Merrimack Street mortgaged property not subject to food manufacturing conversion was already renovated and is utilized for dry storage, refrigerated cold storage and freezer cold storage.

The 117 Water Street mortgaged property is a 162,000 square foot industrial facility that is currently designed with approximately (i) 120,000 square feet of manufacturing and dry storage space, (ii) 30,000 square feet of cold storage space and (iii) 12,000 square feet of test kitchen and office space. The 117 Water Street mortgaged property is a USDA-approved food manufacturing plant.

The borrower sponsors acquired the 201 Merrimack Street mortgaged property in 2020 while vacant for $15.0 million before completing approximately $11.35 million of renovation work. The borrower sponsors acquired the 117 Water Street mortgaged property in 2020 for $9.2 million before retrofitting and gut-renovating the space between 2020 and 2023 at a total cost of approximately $51.6 million. Inclusive of closing costs and the $15.0 million renovation reserve escrowed at the origination of the Artisan Foods Portfolio Mortgage Loan, the borrower sponsors have a cost basis of approximately $103.3 million.

The following table presents certain information relating to the Artisan Foods Portfolio Properties:

Portfolio Summary(1)
Property Name	Year Built / Renovated	SF(2)	Occupancy %(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)(3)	% of ALA(3)	Appraised Value	% of Appraised Value	Clear Heights	Loading Doors
201 Merrimack Street	1955 / 2023	182,304	100.0%	$32,833,821	52.5%	$53,900,000	52.5%	18 feet	23
117 Water Street	1960 / 2021	162,000	100.0	29,666,179	47.5	48,700,000	47.5	14-24 feet	6
Total/Wtd. Avg.		344,304	100.0%	$62,500,000	100.0%	$102,600,000	100.0%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 29, 2024.
(3)	The Artisan Foods Portfolio Mortgage Loan documents do not permit the release of any of the Artisan Foods Portfolio Properties.

Sole Tenant. The sole tenant at the Artisan Foods Portfolio Properties is The Artisan Chef Manufacturing, LLC (“ACM”), an affiliate of the borrower sponsors. ACM was founded by Joseph Faro, one of the borrower sponsors.

ACM (344,304 square feet; 100.0% of NRA; 100.0% of underwritten base rent). ACM is a multifaceted manufacturer of scratch-made breads, fresh pasta, gourmet sauces, Neapolitan-style pizza, calzones and prepared meals. Additionally, ACM manufactures products for notable accounts including BJ’s Wholesale Club, Hello Fresh, Costco, Market Basket, Publix and more. The Artisan Foods Portfolio Properties serves as ACM’s headquarters and sole locations for ACM. At origination of the Artisan Foods Portfolio Mortgage Loan, ACM entered into new 15-year leases at the Artisan Foods Portfolio Properties, which run through August 2039 with no termination options. The leases require 2% annual rental increases and contain two, 10-year renewal options. Additionally, the borrower sponsors personally guarantee the ACM leases.

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The following table presents certain information relating to the sole tenant at the Artisan Foods Portfolio Properties:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
ACM – 201 Merrimack Street(2)(3)	NR / NR / NR	182,304	52.9%	$22.81	$4,158,000	53.8%	8/24/2039
ACM – 117 Water Street(2)(3)	NR / NR / NR	162,000	47.1	$22.00	3,564,000	46.2	8/24/2039

Occupied Collateral Total / Wtd. Avg.		344,304	100.0%	$22.43	$7,722,000	100.0%

Vacant Space		0	0.0%

Collateral Total		344,304	100.0%

(1)	Based on the underwritten rent roll dated August 29, 2024.
(2)	ACM has two, 10-year renewal options remaining.
(3)	ACM is a borrower affiliate. The borrower sponsors personally guarantee the ACM leases.

The following table presents certain information relating to the lease rollover schedule at the Artisan Foods Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2035 & Beyond	2	344,304	100.0	7,722,000	100.0		344,304	100.0%	$7,722,000	100.0%
Total	2	344,304	100.0%	$7,722,000	100.0%
(1)	Based on the underwritten rent roll dated August 29, 2024.

The Market. The Artisan Foods Portfolio Properties are located in Lawrence, Essex County, Massachusetts. The Artisan Foods Portfolio Properties are proximate to I-495 and I-93 within the Boston industrial market. As of the second quarter of 2024, the Boston industrial market has a vacancy rate of 6.5% and market rent of $16.29 per square foot. The Artisan Foods Portfolio Properties are located within the Lawrence/Andover industrial submarket. As of the second quarter of 2024, the Lawrence/Andover industrial submarket contains approximately 34.1 million square feet, a vacancy rate of 5.4% and asking rent of $13.74 per square foot. The appraisal determined market rent of $24.00 per square foot for the industrial space at the Artisan Foods Portfolio Properties. The estimated 2024 population within a one-, three- and five-mile radius of the Artisan Foods Portfolio Properties is 37,102, 136,331 and 197,464, respectively. The estimated 2024 median household income within the same radii is $60,118, $87,596 and $106,807, respectively.

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The following table presents industrial rental data for comparable industrial single-tenant property leases with respect to the Artisan Foods Portfolio Properties as identified in the appraisal:

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
Artisan Foods Portfolio 201 Merrimack Street Lawrence, MA	1955 / 2023	100.0%	182,304	ACM	182,304	$22.81	Aug-2024	15	NNN
Artisan Foods Portfolio 117 Water Street Lawrence, MA	1960 / 2021	100.0%	162,000	ACM	162,000	$22.00	Aug-2024	15	NNN
3 Technology Drive Peabody, MA	2003 / NAP	100.0%	53,884	NAV	53,884	$21.50	Apr-2024	10	NNN
111 Ledge Road Seabrook, NH	1997 / NAP	100.0%	32,000	Munters	32,000	$27.57	Nov-2023	5	NNN
24 Wilson Way Westwood, MA	1974 / NAP	100.0%	67,560	Frugal Fannie’s	67,560	$21.65	Jun-2023	3	NNN
6 Rockingham Road Londonderry, NH	2002 / NAP	100.0%	124,100	UNFI	124,100	$18.00	Jan-2023	8	NNN
42 Industrial Way Wilmington, MA	2000 / NAP	100.0%	72,500	Steele Canvas Basket Corp	72,500	$20.54	Sep-2022	5	NNN
300 Middlesex Avenue Medford, MA	1950 / 2001	100.0%	57,570	Monogram Foods	57,570	$22.88	Feb-2021	20	NNN
(1)	Source: Appraisal, except for the Artisan Foods Portfolio Properties, which lease information is based on the underwritten rent roll dated August 29, 2024.

Environmental. According to the Phase I environmental assessments dated August 7, 2024, there was no evidence of any recognized environmental conditions at the Artisan Foods Portfolio Properties.

The following table presents certain information relating to the historical and current occupancy at the Artisan Foods Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of August 29, 2024.

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The following table presents certain information relating to the underwritten cash flow at the Artisan Foods Portfolio Properties:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$7,722,000	$22.43	83.1%
Gross Potential Rent	$7,722,000	$22.43	83.1%
Total Reimbursements	1,575,343	4.58	16.9
Net Rental Income	$9,297,343	$27.00	100.0%
(Vacancy/Credit Loss)	(464,867)	(1.35)	(5.0)
Effective Gross Income	$8,832,476	$25.65	95.0%
Total Expenses	$1,575,343	$4.58	17.8%
Net Operating Income	$7,257,133	$21.08	82.2%
Total TI/LC, Capex/RR	103,291	0.30	1.2
Net Cash Flow	$7,153,842	$20.78	81.0%
(1)	Based on the underwritten rent roll dated August 29, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

The Borrowers. The borrowers are J&S Investments Lawrence, LLC and 201 Merrimack LLC, each a Massachusetts limited liability company and special purpose entity. The sole member of the borrowers is also a special purpose entity and has two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Artisan Foods Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Joseph Faro and Salvatore Lupoli. The borrower sponsors have experience in food manufacturing, in addition to extensive real estate holdings. The borrower sponsors are each required to maintain a minimum net worth of $62.5 million and a minimum liquidity of $6.25 million.

Property Management. The Artisan Foods Portfolio Properties are self-managed.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $74,022 for real estate taxes, (ii) $264,539 for insurance premiums, (iii) $15,000,000 for planned renovation work at the 201 Merrimack Street mortgaged property and (iv) $34,641 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $24,674.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $38,391.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $2,869 for replacement reserves (approximately $0.10 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrowers are required to escrow $5,850 (approximately $0.20 per square foot annually) for tenant improvement and leasing commission reserves. The TI/LC reserve is suspended so long as no event of default under the Artisan Foods Portfolio Mortgage Loan or Major Tenant Trigger Event (as defined below) then exists. The reserve is currently suspended.

Major Tenant Reserve – During the continuance of a Major Tenant Trigger Event, the borrowers are required to deposit all excess cash flow to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related major tenant space.

Lockbox / Cash Management. The Artisan Foods Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters to the sole tenant directing such tenant to

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pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Artisan Foods Portfolio Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Artisan Foods Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Artisan Foods Portfolio Mortgage Loan (unless the Sweep Event Period is a Major Tenant Trigger Event, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Major Tenant (as defined below) space). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Artisan Foods Portfolio Mortgage Loan documents; (ii) on or after February 29, 2025, the date on which the debt service coverage ratio (“DSCR”) is less than 1.30x based on the trailing 12 months; or (iii) the occurrence of a Major Tenant Trigger Event (as defined below).

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.35x for two consecutive calendar quarters; and (c) clause (iii) above, the Major Tenant Trigger Event is cured in accordance with the Artisan Foods Portfolio Mortgage Loan documents.

A “Major Tenant Trigger Event” will commence upon the date on which: (A) (i) a Major Tenant fails to renew or extend the term of its lease, on terms and conditions reasonably acceptable to the lender and in accordance with the terms of the Artisan Foods Portfolio Mortgage Loan including, without limitation, for a term of no less than five years (or as otherwise approved by the lender), prior to the earlier of the date that is 12 months prior to its lease expiration, (ii) a default by such Major Tenant occurs under its lease, (iii) a Major Tenant goes dark or otherwise ceases operations at the Artisan Foods Portfolio Property or any material portion thereof, (iv) a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding (a “Major Tenant Insolvency Proceeding”), (v) a Major Tenant sublets any portion of its leased space without the lender’s consent or (vi) a Major Tenant terminates its lease, gives notice of its intent to terminate its lease, gives notice to vacate or vacates its leased space at the Artisan Foods Portfolio Property or any material portion thereof; or (B) the ratio of EBITDAR-to-Rent for a Major Tenant (based on its annual corporate operating statements submitted annually and as calculated by the lender) falls below 1.40x.

A Major Tenant Trigger Event will terminate with regard to: all sub-clauses mentioned under clause (A) above, if the related Major Tenant has extended its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (ii), upon the related Major Tenant curing such default; (c) clause (iii), upon the related Major Tenant resuming its customary business operations at its leased space for at least two consecutive calendar quarters; (d) clause (iv), when the lease for the related Major Tenant is assumed or affirmed in such proceeding and the related Major Tenant, among other things, is discharged from bankruptcy in a manner satisfactory to lender; and (e) clause (vi), the related Major Tenant has rescinded such notice to terminate or cancel its lease.

Additionally, a Major Tenant Trigger Event will terminate with regard to clause (B) above upon the EBTIDAR-to-Rent ratio for a Major Tenant (based on its annual corporate operating statements submitted annually and as calculated by the lender) being at least 1.50x.

A “Major Tenant” means ACM or any tenant otherwise occupying the space currently leased by ACM.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 4 – Estates at Palm Bay

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No. 4 – Estates at Palm Bay

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Annex A-3	BBCMS 2024-5C29
No. 4 – Estates at Palm Bay
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$61,000,000	Title:	Leasehold
Cut-off Date Principal Balance:	$61,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	5.7%	Net Rentable Area (Units):	300
Loan Purpose:	Refinance	Location:	Fort Walton Beach, FL
Borrower:	Lurin Real Estate Holdings VI, LLC	Year Built / Renovated:	1992 / 2019-2024
Borrower Sponsor:	Lurin Advisors, LLC	Occupancy:	95.7%
Interest Rate:	6.55000%	Occupancy Date:	6/30/2024
Note Date:	8/14/2024	4th Most Recent NOI (As of):	$4,044,625 (12/31/2021)
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of):	$4,335,323 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,945,896 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$5,195,397 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$7,901,075
Call Protection:	L(24),YM1(29),O(7)	UW Expenses:	$2,612,665
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$5,288,410
Additional Debt:	No	UW NCF:	$5,213,410
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$87,200,000 / $290,667
Additional Debt Type:	N/A	Appraisal Date:	6/27/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap
Taxes:	$123,727	$20,621	N/A	Cut-off Date Loan / Unit:	$203,333
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$203,333
Replacement Reserves:	$0	$6,250	N/A	Cut-off Date LTV:	70.0%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	70.0%
Ground Rent:	$150,217	Springing	N/A	UW NCF DSCR:	1.29x
				UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$61,000,000	100.0%	Loan Payoff	$56,043,469	91.9%
			Closing Costs(2)	3,147,202	5.2
			Return of Equity	1,535,385	2.5
			Upfront Reserves	273,944	0.4
Total Sources	$61,000,000	100.0%	Total Uses	$61,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Closing Costs include an interest rate buydown of $1,921,500.

The Loan. The Estates at Palm Bay mortgage loan (the “Estates at Palm Bay Mortgage Loan”) is secured by the borrower’s leasehold interest in a multifamily property located in Fort Walton Beach, Florida (the “Estates at Palm Bay Property”). The Estates at Palm Bay Mortgage Loan accrues interest at a fixed rate of 6.55000% per annum on an Actual/360 basis with an initial term of five years and is interest-only for the full term.

The Property. The Estates at Palm Bay Property is a 300-unit, garden-style multifamily property located in Fort Walton Beach, Florida within the Florida panhandle and 15 miles west of Destin, Florida. The Estates at Palm Bay Property, originally constructed in 1992, consists of 76 two-story apartment buildings across 65.65 acres. Since the borrower sponsor acquired the Estates at Palm Bay Property in 2019, the borrower sponsor indicated that approximately $10.75 million has been spent on renovations to unit interiors, exterior lighting and painting, fencing and landscaping, common areas, the parking lot and roofing. Amenities at the Estates at Palm Bay Property include a dog park, nature trails, a playground, tennis courts, RV and boat storage and fenced-in backyards.

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No. 4 – Estates at Palm Bay

The Estates at Palm Bay Property is located approximately 8.0 miles from Eglin Air Force Base which is one of the primary economic drivers for the region. According to the appraisal, approximately 50% to 60% of residents at the Estates at Palm Bay Property are military or military-affiliated tenants. Eglin Air Force Base was established in 1935, is the Department of Defense’s largest Air Force installation by land area and is a major test center for non-nuclear munitions. According to the borrower sponsor, the majority of military tenants at the Estates at Palm Bay Property are base personnel, which mitigates the risk of deployment. Eglin Air Force Base, which serves as a training site for over 19,000 personnel, provides over 74,000 jobs and has an economic impact of over $9 billion annually.

The Estates at Palm Bay Property is subject to a ground lease between the United States of America, as ground lessor, and the borrower, as ground lessee, with a lease expiration date in January 2066. Please refer to the “Ground Lease” section for more details.

The following table presents certain information relating to the historical and current occupancy of the Estates at Palm Bay Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
97.3%	97.7%	97.3%	95.7%
(1)	Historical Occupancy is as of the end of each historical year.
(2)	Current occupancy is based on the underwritten rent roll as of June 30, 2024.

The following table presents detailed information with respect to the residential units at the Estates at Palm Bay Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy %	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate per SF	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
2BR / 2BA	88	29.3%	86	97.7%	1,235	$1,920	$1.56	$2,011	$1.63
3BR / 2BA	132	44.0	122	92.4%	1,549	$2,124	$1.37	$2,241	$1.45
4 BR	80	26.7	79	98.8%	1,728	$2,256	$1.30	$2,418	$1.40
Total/Wtd. Avg.	300	100.0%	287	95.7%	1,505	$2,099	$1.40	$2,221	$1.49
(1)	Based on the underwritten rent roll as of June 30, 2024, unless otherwise indicated.
(2)	Source: Appraisal.

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Annex A-3	BBCMS 2024-5C29
No. 4 – Estates at Palm Bay

The following table presents certain information relating to the operating history and underwritten cash flows of the Estates at Palm Bay Property:

Underwritten Net Cash Flow and Operating History(1)
	2021	2022	2023	June 2024 TTM	Underwritten	Per Unit	%(2)
Gross Potential Rent	$5,891,986	$6,487,777	$7,096,131	$7,362,715	$7,576,757	$25,256	91.1%
Reimbursements	382,150	419,190	427,566	390,248	390,248	1,301	4.7
Other Income	306,394	279,041	373,597	349,915	349,915	1,166	4.2
Net Rental Income	$6,580,530	$7,186,008	$7,897,294	$8,102,878	$8,316,921	$27,723	100.0%
(Vacancy/Credit Loss)	(253,295)	(235,089)	(234,040)	(236,860)	(415,846)	(1,386)	(5.0)
Effective Gross Income	$6,327,235	$6,950,919	$7,663,254	$7,866,018	$7,901,075	$26,337	95.0%
Taxes	228,011	238,801	231,957	227,285	240,248	801	3.0
Insurance	260,842	363,227	389,086	396,861	321,750	1,073	4.1
Ground Rent	468,161	476,450	569,477	591,372	600,866	2,003	7.6
Other Expenses	1,325,596	1,537,118	1,526,838	1,455,103	1,449,801	4,833	18.3
Total Expenses	$2,282,610	$2,615,596	$2,717,358	$2,670,621	$2,612,665	$8,709	33.1%
Net Operating Income	$4,044,625	$4,335,323	$4,945,896	$5,195,397	$5,288,410	$17,628	66.9%
CapEx	0	0	0	0	75,000	250	0.9

Net Cash Flow	$4,044,625	$4,335,323	$4,945,896	$5,195,397	$5,213,410	$17,378	66.0%
(1)	Based on the underwritten rent roll as of June 30, 2024.
(2)	% column represents percent of Net Rental Income for revenue fields and of Effective Gross Income for the remaining fields.

Environmental. According to the Phase I environmental assessment dated June 27, 2024, there was no evidence of any recognized environmental conditions at the Estates at Palm Bay Property.

The Market. The Estates at Palm Bay Property is located in Fort Walton Beach, Florida within the Crestview - Fort Walton Beach - Destin, FL multifamily market. The Estates at Palm Bay Property is approximately a 15-minute drive away from both downtown Fort Walton Beach and Destin – Fort Walton Beach Airport. A main demand generator for the region is proximity to military installations such as Eglin Air Force Base, which creates a consistent demand for housing in the area for military personnel and their families. Fort Walton Beach features a diverse economy with major employers in the United States military and the defense, technology, aerospace and tourism sectors. Additionally, Fort Walton Beach is known for its easy access to the Gulf of Mexico beaches. The Estates at Palm Bay Property is approximately a 15-minute drive from Okaloosa Island, a barrier island that extends along the southern coast of the Florida Panhandle and is home to federally protected sand dunes, which makes it one of the most preserved beaches in Florida.

According to the appraisal, as of the first quarter of 2024, the Crestview – Fort Walton Beach – Destin, FL multifamily market had an inventory of 6,376 units, a vacancy rate of 8.25% and asking rent per unit of $1,813. As of the first quarter of 2023, the vacancy rate increased slightly from 5.5% and asking rent per unit decreased slightly from $1,841. The appraisal indicates that the vacancy increase and asking rent decrease is primarily driven by the absorption of new developments in the market. However, the appraisal notes that the market is expected to normalize with the vacancy rate forecasted to decline to 4.0% from 2025 through 2027 and asking rent is forecasted to increase by 2.7% on average from 2025 through 2027.

The 2024 population within a one-, three- and five-mile radius from the Estates at Palm Bay Property is 8,227, 47,195 and 72,562, respectively. The 2024 median household income within the same radii is $72,614, $68,988 and $70,904, respectively.

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No. 4 – Estates at Palm Bay

The following table presents certain information relating to comparable multifamily sales to the Estates at Palm Bay Property:

Competitive Sales Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Transaction Date	Sale Price	Sale Price per Unit	NOI per Unit	Cap Rate
Estates at Palm Bay 302 Blessinger Drive Fort Walton Beach, FL	1992 / 2019-2024	95.7%(2)	300	NAP	$87,200,000(3)	$290,667(3)	$17,628(2)	6.00%
Windbrooks 1720 Cambrelle Way Saint Cloud, FL	2023 / NAP	59.0%	90	Jun-23	$31,815,300	$353,503	$18,556	5.25%
Kinsman Pointe Ranch Side Road Kissimmee, FL	2022 / NAP	58.0%	77	Jun-23	$32,833,100	$426,404	$22,386	5.25%
Palms West 1607 Amalfi Drive Cocoa, FL	2023 / NAP	78.0%	87	Jun-23	$30,000,000	$344,828	$19,724	5.72%
Artisan Living Grand Lagoon 7110 London Street Panama City Beach, FL	2022 / NAP	59.0%	152	Sep-23	$43,750,000	$287,829	$17,991	6.25%
Jennings Place 5943 Ravines Lane Pensacola, FL	2022 / NAP	77.0%	237	Sep-23	$68,000,000	$286,920	$15,781	5.50%
Primrose at Santa Rosa Beach 15 Blue Cove Drive Santa Rosa Beach, FL	2022 / NAP	90.0%	288	Oct-23	$83,520,000	$290,000	$17,396	6.00%
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll as of June 30, 2024.
(3)	Based on the As-Is Appraised Value of the Estates at Palm Bay Property.

The Borrower. The borrower is Lurin Real Estate Holdings VI, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Estates at Palm Bay Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Lurin Advisors, LLC (“Lurin”). Lurin is a real estate investment firm that specializes in acquisitions, construction and operation within the multifamily sector. Lurin focuses on undercapitalized multifamily garden and mid-rise apartment buildings within markets with strong underlying fundamentals. Lurin has owned, renovated or operated over 16,000 units throughout the southeastern United States.

Property Management. The Estates at Palm Bay Property is managed by Lurin Property Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $123,727 for real estate taxes and $150,217 for ground rent.

Tax Escrows – The borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $20,621.

Insurance Escrows – In the event that the borrower does not maintain an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance premiums on a monthly basis.

Ground Rent – In the event that the balance of the ground rent reserve account is insufficient to pay the next ensuing three months of ground rent, the borrower is required to deposit such deficiency amount into the ground rent reserve account.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $6,250 for replacement reserves ($250 per unit annually).

Lockbox / Cash Management. The Estates at Palm Bay Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to cause all rents received by the property manager with respect to the Estates at Palm Bay Property to be deposited into such lockbox account within two business days of receipt. During a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied and disbursed in accordance with the Estates at Palm Bay Mortgage Loan documents.

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No. 4 – Estates at Palm Bay

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Estates at Palm Bay Mortgage Loan documents or (ii) the net cash flow debt service coverage ratio (“NCF DSCR”) is less than 1.15x for two consecutive calendar quarters.

A Trigger Period will end, with regard to: (a) clause (i) above, upon the cure of such event of default and (b) clause (ii) above, upon the NCF DSCR being equal to or greater than 1.20x for two consecutive calendar quarters.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The Estates at Palm Bay Mortgage Loan is secured by the borrower’s leasehold interest under a ground lease between the borrower, as ground lessee, and the United States of America, as ground lessor. The terms of the ground lease require that units at the Estates at Palm Bay Property can only be leased to prospective non-military tenants if there are no prospective military tenants on the waiting list and any prospective military tenant on the waiting list has declined to lease an available unit offered to them.

The ground lease commenced on January 31, 1991 with an expiration date of January 30, 2051. In June 2022, the ground lease term was extended through January 30, 2066. Ground rent payments are based on the sum of 8% of gross monthly income received by the ground lessee from the Estates at Palm Bay Property less utility reimbursements.

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No. 5 – Baybrook Mall

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No. 5 – Baybrook Mall

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No. 5 – Baybrook Mall

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No. 5 – Baybrook Mall

Spencer Hwy
College Ave
South Houston
Downtown Houston 11 miles
Clearwood St
Edgebrook Plaza
Edgebrook
Shaver St
Allen Genoa Rd
Strawberry Rd
HCA Houston Healthcare Southeast
Vista Rd
Preston Ave
Texas Chiropractic College
Deer Park
San Jacinto College Central Campus
Spencer Hwy
La Porte Municipal Airport
La Porte
Canada Rd
Underwood Rd
Fairmont Pkwy
Fairmont Pkwy
8
St. Luke's Health - Patients Medical Center - Pasadena, TX
Pasadena
Pasadena Convention Center
Crenshaw Rd
Burke Rd
45
Almeda Crossing
Shaver St
Galveston Rd
Genoa Red Bluff Rd
Gulf Frwy
Fuqua Business Park
Fuqua St
Almeda Mall
Sam Houston Tollway
HARRIS COUNTY
Red Bluff Rd
Southpoint Shopping Ctr
Pasadena Municipal Golf Course
Ellington Field
Chemlake Golf Course
Southbelt/ Ellington
Fuqua Shopping Center
Lone Star Flight Museum
Space Center Blvd
Middlebrook Dr
Bay Area Blvd
8
HOUSTON
Bay Pointe Shopping Center
Bay Oaks Country Club
Blackhawk Blvd
Scarsdale Blvd
Clear Lake City Blvd
Clear Lake
Armand Bayou Park
Scarsdale Village
San Jacinto College South
Dixie Farm Rd
45
3
El Camino Real
El Dorado Blvd
University of Houston-Clear Lake
Kirby Rd
Galveston Rd
Yost Blvd
Beamer Rd
Bay Area Blvd
NASA Johnson Space Center
Golfcrest Country Club
Quail Crossing
Timber Creek Golf Club
Gulf Frwy
Clear Lake
Pearland
Baybrook Mall
500 Baybrook Mall
Friendswood, TX 77546
Bay Area Plaza
UTMB Health Clear Lake Campus Hospital
Space Center Houston
Challenger Plaza
NASA Pkwy
Houston Methodist Clear Lake Hospital
Nassau Bay Town Square
Dixie Farm Rd
Broadway St
W. Wedgewood Dr
Baybrook Gateway
Blackhawk Blvd
Baybrook Village
Baybrook Square
HCA Houston Healthcare Clear Lake
Bypass
El Camino Real
Marina Bay Dr
South Shore Harbour Country Club
BRAZORIA COUNTY
Bayway Village
NASA
Friendswood
Baywood Plaza
3
Clear Creek ISD Challenger Columbia Stadium
Webster
Parkwood Dr
Grissom Rd
Challenger 7 Memorial Park
45
Main St
Bay Area Blvd
League City
GALVESTON COUNTY
League City Pkwy
UTMB Health League City Campus Hospital & Clinics
Galveston Rd
League City Pkwy
Beacon Lakes Golf Club
Magnolia Creek Golf Course
Gulf Frwy
3
Bay Colony Town Center
League City Towne Center
Dickinson
45
Galveston 21 miles
Conroe
The Woodlands
Spring
Atascocita
HOUSTON
Pasadena
Pearland
Friendswood
Sugar Land
Missouri City
League City
Texas City

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Annex A-3	BBCMS 2024-5C29
No. 5 – Baybrook Mall

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Barclays, SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$61,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,959,705	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	5.7%	Net Rentable Area (SF)(5):	540,986
Loan Purpose:	Refinance	Location:	Friendswood, TX
Borrower:	Baybrook Mall, LLC	Year Built / Renovated:	1978 / 2016
Borrower Sponsors:	Brookfield Properties Retail Holding LLC and SMRF Baybrook Investor Member LLC	Occupancy:	95.4%
Interest Rate:	6.81600%	Occupancy Date:	6/30/2024
Note Date:	7/19/2024	4th Most Recent NOI (As of):	$25,944,427 (12/31/2021)
Maturity Date:	8/1/2029	3rd Most Recent NOI (As of):	$28,591,885 (12/31/2022)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$29,919,970 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$29,848,392 (5/31/2024 TTM)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.4%
Amortization Type:	Amortizing Balloon	UW Revenues:	$41,481,121
Call Protection(2):	L(25),D(31),O(4)	UW Expenses:	$11,271,177
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$30,209,945
Additional Debt(1):	Yes	UW NCF:	$29,652,729
Additional Debt Balance(1):	$158,894,968	Appraised Value / Per SF(6):	$392,659,260 / $726
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	6/4/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$406
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$384
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	56.0%
Replacement Reserves:	$0	Springing	$270,493	Maturity Date LTV(6):	53.0%
TI/LC Reserve:	(4)	Springing	$1,081,972	UW NCF DSCR:	1.72x
Anchor Tenant Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	13.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$220,000,000	100.0%	Loan Payoff	$213,488,234	97.0%
			Return of Equity	5,037,736	2.3
			Closing Costs	1,474,030	0.7
Total Sources	$220,000,000	100.0%	Total Uses	$220,000,000	100.0%
(1)	The Baybrook Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by 11 pari passu promissory notes, with an aggregate original principal balance of $220,000,000 (the “Baybrook Mall Whole Loan”). The Financial Information in the chart above is based on the Baybrook Mall Whole Loan.
(2)	Defeasance of the Baybrook Mall Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years from and after the date on which the Baybrook Mall Whole Loan (other than portions of the Baybrook Mall Whole Loan not intended for securitization) have been securitized and (ii) 42 months from the origination date. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	On the origination date, the borrower provided a Guaranty of Limited Payment (as described below) from the non-recourse carveout guarantor in lieu of depositing approximately $1,984,194 into a TI/LC reserve. See “Escrows and Reserves” below for further discussion of the Guaranty of Limited Payment.
(5)	Net Rentable Area (SF) does not include 720,931 square feet of space associated with Dillard’s, Macy’s and Living Space, all non-collateral anchor tenants.
(6)	The Appraised Value is the Market Value “As Is” with Escrow Reserve, which assumes that $2,659,260 will be reserved for tenant improvements. The Market Value “As Is” Appraised Value without the reserve is $390,000,000, which results in a Cut-off Date LTV and Maturity Date LTV of 56.4% and 53.3%, respectively, and an Appraised Value Per SF of $720.91. Since the date of the appraisal, some of the outstanding tenant improvements have been paid. At origination, the outstanding tenant improvements of approximately $1,984,194 were guaranteed by the guarantor under the Guaranty of Limited Payment in lieu of a reserve.

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Annex A-3	BBCMS 2024-5C29
No. 5 – Baybrook Mall

The Loan. The Baybrook Mall mortgage loan (the “Baybrook Mall Mortgage Loan”) is part of a whole loan evidenced by 11 pari passu promissory notes with an aggregate original principal amount of $220,000,000. The Baybrook Mall Whole Loan is secured by a first priority fee mortgage encumbering a 540,986 square foot retail property located in Friendswood, Texas (the “Baybrook Mall Property”). The Baybrook Mall Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Societe Generale Financial Corporation (“SGFC”) and Barclays. The Baybrook Mall Mortgage Loan is evidenced by the non-controlling Notes A-6, A-7, A-8 and A-9 with an aggregate original principal amount of $61,000,000. The Baybrook Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR9 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus. The table below summarizes the promissory notes that comprise the Baybrook Mall Whole Loan.

Baybrook Mall Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,000,000	$59,960,365	BANK5 2024-5YR9	Yes
A-2	$28,000,000	$27,981,504	BANK5 2024-5YR9	No
A-3(1)	$10,000,000	$9,993,394	MSBNA or an affiliate	No
A-4(1)	$10,000,000	$9,993,394	MSBNA or an affiliate	No
A-5	$25,000,000	$24,983,486	BMARK 2024-V9	No
A-6	$18,000,000	$17,988,110	BBCMS 2024-5C29	No
A-7	$8,000,000	$7,994,715	BBCMS 2024-5C29	No
A-8	$5,000,000	$4,996,697	BBCMS 2024-5C29	No
A-9	$30,000,000	$29,980,183	BBCMS 2024-5C29	No
A-10(1)	$16,000,000	$15,989,431	SGFC	No
A-11(1)	$10,000,000	$9,993,394	SGFC	No
Total	$220,000,000	$219,854,672
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Property. The Baybrook Mall Property is a 540,986 square foot super regional shopping center, which is part of a larger 1,261,917 square foot super regional shopping center (the “Baybrook Mall Regional Shopping Center”) located in Friendswood, Texas. As of June 30, 2024, the Baybrook Mall Property was 95.4% leased to a granular rent roll comprised of approximately 140 tenants. The five largest tenants by square feet at the Baybrook Mall Property comprise approximately 13.8% of underwritten rent and no single tenant makes up more than 5.7% of the underwritten rent. Additionally, the 10 largest tenants by square feet account for 23.7% of the aggregate underwritten rent. Notable national tenants at the Baybrook Mall Property include Apple, Sephora, Foot Locker, Buckle, Lego, Shoe Palace, Victoria’s Secret and Finish Line. The Baybrook Mall Property is anchored by Dillard’s, Macy’s, Living Spaces (which is currently building out its space and is not yet in occupancy) and JCPenney. The Dillard’s, Macy’s and Living Spaces tenants are separately owned and are not part of the collateral. Additionally, the borrower sponsors own the remainder of the Baybrook Mall Regional Shopping Center, which includes an adjacent outdoor lifestyle center as well as a power center anchored by Dick’s Sporting Goods, neither of which are part of the collateral. The Baybrook Mall Property includes three restaurant outparcels: Denny’s, The Cheesecake Factory and P.F. Chang’s. The Baybrook Mall Regional Shopping Center completed expansion projects including an additional lifestyle expansion and power center, adding more than 30 retailers, 10 restaurants and entertainment venues including The Lawn, a spacious grassy area providing a gathering spot for the community. Since 2019, the borrower sponsors invested approximately $16.8 million in capital expenditures at the Baybrook Mall Property, including property development and tenant improvements.

The following table presents inline sales history at the Baybrook Mall Property:

Tenant Sales PSF(1)
Tenant Type	2021 Sales	2021 Sales PSF	2022 Sales	2022 Sales PSF	2023 Sales	2023 Sales PSF	TTM 5/31/2024 Sales	TTM 5/31/2024 Sales PSF	TTM 5/31/2024 Occupancy Cost(2)
Inline (<10,000 SF)	$189,773,031	$976	$203,360,206	$881	$203,295,153	$855	$206,637,422	$863	14.2%
Inline (<10,000 SF excl. Apple)	$148,088,487	$782	$156,222,056	$692	$164,350,170	$706	$168,012,667	$717	17.2%
(1)	Information is based on sales information provided by the borrower sponsors.
(2)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements).

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Annex A-3	BBCMS 2024-5C29
No. 5 – Baybrook Mall

Major Tenants.

JCPenney (96,605 square feet; 17.9% of NRA; 1.3% of underwritten base rent). Founded in 1902 and headquartered in Plano, Texas, JCPenney is a department store chain with approximately 50,000 employees. JCPenney serves customers at more than 650 stores across the United States and Puerto Rico. JCPenney is one of the nation’s largest retailers of apparel, home, jewelry and beauty merchandise with a growing portfolio of private and national brands. JCPenney has anchored the Baybrook Mall Property since 2005, has a lease expiration date of January 31, 2026, and has six, five-year extension options remaining. JCPenney filed for bankruptcy in 2020 during the beginning of the COVID-19 pandemic and emerged from bankruptcy in December 2020.

Forever 21 (81,772 square feet; 15.1% of NRA; 0.0% of underwritten base rent). Founded in 1984 and headquartered in Los Angeles, California, Forever 21 sells men's and women's clothing and accessories. Forever 21 is located in more than 540 locations globally and online throughout the United States and in Canada, Europe, Japan, Korea and the Philippines. Forever 21 has been a tenant at the Baybrook Mall Property since 2009, has a lease expiration date of December 31, 2026, and has no extension options remaining. Forever 21 pays percentage rent instead of base rent. Based on the May 2024 TTM period, Forever 21 percentage in lieu rent was $519,744, which amount of percentage rent was underwritten for Forever 21. Forever 21 filed for bankruptcy in 2019 and emerged from bankruptcy in 2020.

H&M (17,510 square feet; 3.2% of NRA; 3.0% of underwritten base rent). H&M is a global retailer offering affordable apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. H&M operates approximately 4,338 stores across 77 markets with approximately 143,000 employees. H&M has been a tenant at the Baybrook Mall Property since 2022, has a lease expiration date of January 31, 2032, and has two, three-year extension options remaining. H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed approximately $5,440,386 between January 1, 2026 and December 31, 2026, or approximately $5,984,425 between January 1, 2028 and December 31, 2028. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of the construction allowance. H&M’s sales for the TTM May 2024 period were $4,596,073.

Victoria’s Secret (14,115 square feet; 2.6% of NRA; 3.7% of underwritten base rent). Victoria’s Secret is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swimwear, as well as fragrances and body care. Victoria’s Secret/Pink comprises two brands, Victoria’s Secret and PINK. Victoria’s Secret employs over 30,000 associates across approximately 1,350 retail stores in approximately 70 countries. Victoria’s Secret has been a tenant at the Baybrook Mall Property since 2022, has a lease expiration date of January 31, 2032, and has no extension options remaining. Victoria’s Secret’s parent company filed for bankruptcy in 2020, and Victoria’s Secret was spun off as an independent business in 2021.

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Annex A-3	BBCMS 2024-5C29
No. 5 – Baybrook Mall

The following table presents a summary regarding the major stores at the Baybrook Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Stores
JCPenney	NR/NR/NR	96,605	17.9%	$325,000	1.3%	$3.36	1/31/2026	6, 5-year	N
Macy’s (non-collateral)(3)	BBB/Baa3/BBB-	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Dillard’s (non-collateral)(3)	BBB-/Baa3/BB+	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Living Spaces (non-collateral)(3)	NR/NR/NR	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Subtotal/Avg.		96,605	17.9%	$325,000	1.3%	$3.36

Major Tenants
Forever 21(4)	NR/NR/NR	81,772	15.1%	$0	0.0%	$0.00	12/31/2026	None	N
Foot Locker(5)	NR/Ba2/BB+	18,376	3.4%	$1,383,569	5.7%	$75.29	Various	None	N
H&M(6)	NR/NR/BBB	17,510	3.2%	$728,241	3.0%	$41.59	1/31/2032	2, 3-year	Y
Victoria’s Secret	NR/B1/BB-	14,115	2.6%	$904,630	3.7%	$64.09	1/31/2032	None	N
The Cheesecake Factory	NR/NR/NR	11,393	2.1%	$517,698	2.1%	$45.44	1/31/2033	2, 5-year	N
Finish Line	NR/NR/NR	9,000	1.7%	$479,970	2.0%	$53.33	1/31/2028	None	N
Akira	NR/NR/NR	7,845	1.5%	$404,018	1.7%	$51.50	8/31/2029	None	N
Tilly’s(7)	NR/NR/NR	7,530	1.4%	$246,231	1.0%	$32.70	2/28/2033	None	Y
American Eagle Outfitters(8)	NR/NR/NR	6,723	1.2%	$721,311	3.0%	$107.29	3/31/2032	None	Y
Buckle	NR/NR/NR	6,502	1.2%	$310,275	1.3%	$47.72	7/31/2028	None	N
Subtotal/Avg.		180,766	33.4%	$5,695,943	23.6%	$31.51

Other Tenants(9)		238,914	44.2%	$18,124,370	75.1%	$75.86
Occupied Subtotal/Avg.		516,285	95.4%	$24,145,313	100.0%	$46.77(10)

Vacant Space		24,701	4.6%
Total/Avg.		540,986	100.0%
(1)	Information is based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through July 19, 2025 and (ii) signed not occupied rent totaling $946,662.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Macy’s, Dillard’s and Living Spaces (which are not part of the Baybrook Mall Property) occupy 720,931 square feet and anchor the Baybrook Mall Regional Shopping Center. Such non-collateral anchors do not have operating covenants in place. Living Spaces is currently building out its space and not yet in occupancy.
(4)	Forever 21 pays percentage rent instead of base rent. Based on the May 2024 TTM period, Forever 21 percentage in lieu rent was $519,744, which amount of percentage rent was underwritten for Forever 21.
(5)	Includes 13,936 square feet of Foot Locker space that expires on April 30, 2032 and 4,440 square feet of Kids Foot Locker space that expires on May 31, 2027.
(6)	H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed approximately $5,440,386 between January 1, 2026 and December 31, 2026, or approximately $5,984,425 between January 1, 2028 and December 31, 2028. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of its construction allowance. H&M’s sales for the TTM May 2024 period were $4,596,073.
(7)	Tilly’s has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed $2,000,000 between November 1, 2027 and December 31, 2027. Tilly’s is required to pay a termination fee equal to 100% of the then unamortized portion of its construction allowance. Tilly’s sales for the TTM May 2024 period were $2,380,972.
(8)	American Eagle Outfitters has the right to terminate its lease upon 180 days’ notice if the tenant’s net sales fail to exceed $4,349,071 between April 1, 2027 and March 31, 2028 with payment of a termination fee equal to $117,652.50. American Eagle Outfitters’ sales for the TTM May 2024 period were $4,647,955.
(9)	Includes 5,151 square feet of inline tenant space as to which only percentage rent is due, 302 square feet of tenant space as to which only overage rent is due and 3,411 square feet of other space as to which there is no underwritten rent.
(10)	Includes the following square feet as to which no base rent was underwritten: 81,772 square feet occupied by Forever 21, as to which only percentage rent is due, 5,151 square feet of inline tenant space as to which only percentage rent is due, 302 square feet of tenant space as to which only overage rent is due and 3,411 square feet of other space as to which there is no underwritten rent. Occupied Subtotal/Wtd. Avg. Annual UW Rent PSF excluding these tenants is $56.73.

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Annex A-3	BBCMS 2024-5C29
No. 5 – Baybrook Mall

The following table presents certain information relating to stores with the highest overall sales in order of their May 31, 2024 TTM Sales:

Top Tenants by Total Sales(1)
Tenant Name	Tenant SF	2022 Sales	2021 Sales PSF	2023 Sales	2023 Sales PSF	TTM 5/31/2024 Sales	TTM 5/31/2024 Sales PSF	TTM 5/31/2024 Occupancy Cost(2)
Macy’s(3)	254,000	$57,100,000	$225	$48,500,000	$191	$48,500,000	$191	0.2%
Dillard’s(3)	299,681	$51,500,000	$172	$51,200,000	$171	$51,200,000	$171	0.2%
Apple	5,176	$47,138,150	$9,107	$38,944,983	$7,524	$38,624,755	$7,462	1.1%
Sephora	5,876	$9,194,514	$1,565	$12,049,893	$2,051	$12,789,992	$2,177	8.3%
Foot Locker	18,376(4)	$11,908,582	$648	$12,329,184	$671	$12,452,889	$678	14.3%
JCPenney	96,605	$11,700,000	$121	$11,300,000	$117	$11,300,000	$117	2.9%
Victoria’s Secret	14,115	$9,186,162	$651	$10,320,677	$731	$10,210,080	$723	15.7%
The Cheesecake Factory	11,393	$9,806,788	$861	$9,899,056	$869	$9,845,401	$864	5.8%
Forever 21	81,772	$7,596,815	$93	$6,230,995	$76	$6,496,805	$79	8.0%
H&M	17,510	$6,099,815	$348	$5,413,053	$309	$4,596,073	$262	17.0%
(1)	Information obtained from the borrower.
(2)	TTM 5/31/2024 Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements). For the non-collateral tenants Macy’s and Dillard’s, Occupancy Cost is based on their respective common area maintenance expense contributions.
(3)	Not part of the Baybrook Mall Property collateral.
(4)	Includes 13,936 square feet of Foot Locker space and 4,400 square feet of Kids Foot Locker Space.

The following table presents certain information relating to the lease rollover at the Baybrook Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
Vacant	NAP	24,701	4.6%	4.6%	NAP	NAP	NAP	NAP
MTM	4	5,896	1.1%	5.7%	$308,043	1.3%	1.3%	$52.25
2024	8	8,611	1.6%	7.2%	$1,005,321	4.2%	5.4%	$116.75
2025	18	21,559	4.0%	11.2%	$1,816,951	7.5%	13.0%	$84.28
2026	24	240,690	44.5%	55.7%	$4,458,740	18.5%	31.4%	$18.52
2027	22	43,312	8.0%	63.7%	$4,177,820	17.3%	48.7%	$96.46
2028	21	54,663	10.1%	73.8%	$3,321,909	13.8%	62.5%	$60.77
2029	15	42,280	7.8%	81.6%	$2,640,420	10.9%	73.4%	$62.45
2030	7	11,461	2.1%	83.8%	$833,557	3.5%	76.9%	$72.73
2031	2	1,208	0.2%	84.0%	$214,791	0.9%	77.8%	$177.81
2032	6	54,798	10.1%	94.1%	$3,511,886	14.5%	92.3%	$64.09
2033	7	28,476	5.3%	99.4%	$1,645,052	6.8%	99.1%	$57.77
2034	3	3,331	0.6%	100.0%	$210,822	0.9%	100.0%	$63.29
2035 & Thereafter	4	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	141	540,986	100.0%		$24,145,313	100.0%		$46.77
(1)	Information is based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through July 19, 2025 and (ii) signed not occupied rent totaling $946,662.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes the following square feet as to which no base rent was underwritten: 81,772 square feet occupied by Forever 21, as to which only percentage rent is due, 5,151 SF of inline tenant space as to which only percentage rent is due, 302 square feet of tenant space as to which only overage rent is due and 3,411 square feet of other space as to which there is no underwritten rent. Total/Wtd. Avg. UW Rent PSF Rolling excluding these tenants is $56.73.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

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Annex A-3	BBCMS 2024-5C29
No. 5 – Baybrook Mall

The following table presents certain information relating to the underwritten cash flows at the Baybrook Mall Property:

Cash Flow Analysis(1)
	2020	2021	2022	2023	TTM 5/31/2024	UW	UW PSF
Gross Potential Rent(1)	$24,446,369	$25,720,119	$27,524,849	$28,432,717	$28,194,698	$28,171,016	$52.07
Reimbursements	$12,235,727	$10,638,392	$10,895,133	$11,417,589	$11,172,921	$11,141,965	$20.60
Other Income	$1,516,160	$1,860,280	$2,119,328	$2,297,302	$2,301,138	$2,168,140	$4.01
Effective Gross Income	$38,198,255	$38,218,791	$40,539,309	$42,147,608	$41,668,756	$41,481,121	$76.68

Real Estate Taxes	$5,440,425	$5,035,298	$4,702,799	$4,420,599	$4,217,902	$4,899,635	$9.06
Insurance	$247,003	$323,413	$366,254	$541,679	$614,253	$687,119	$1.27
Other Operating Expenses	$7,679,031	$6,915,653	$6,878,371	$7,265,360	$6,988,209	$5,684,423	$10.51
Total Operating Expenses	$13,366,460	$12,274,364	$11,947,424	$12,227,638	$11,820,364	$11,271,177	$20.83

Net Operating Income	$24,831,795	$25,944,427	$28,591,885	$29,919,970	$29,848,392	$30,209,945	$55.84
Replacement Reserves	$0	$0	$0	$0	$0	$232,624	$0.43
TI/LC	$0	$0	$0	$0	$0	$324,592	$0.60
Net Cash Flow	$24,831,795	$25,944,427	$28,591,885	$29,919,970	$29,848,392	$29,652,729	$54.81
(1)	Based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through July 19, 2025, (ii) signed not occupied rent totaling $946,662, (iii) percentage rent totaling $808,724, (iv) overage rent totaling $1,237,029, (v) specialty leasing rent totaling $408,693 and (vi) kiosk revenue totaling $1,571,257.

Environmental. According to the Phase I environmental site assessment dated May 20, 2024, there was no evidence of any recognized environmental conditions at the Baybrook Mall Property.

The Market. The Baybrook Mall Property is located in Friendswood, Texas, west of the central business district of Houston and northwest of the George Bush Intercontinental Airport. Major industries include energy, aerospace, specialty chemical, healthcare and maritime. The city is also home to the Texas Medical Center, the largest medical center in the world, and the world’s largest concentration of health care and research institutions. Primary access to the local area is provided by Interstate 45, a major north-south arterial highway in the immediate area. State Route 35 and Gulf Freeway are the major north-south highways in the immediate area. Bay Area Boulevard and Long Prairie Road are the primary east-west roadways in the area. The Baybrook Mall Property is not accessible via public transportation. The primary mode of transportation in the immediate area is through automobile. Neighboring areas and the larger Houston metropolitan region are served by the Metropolitan Transit Authority of Harris County (METRO), which includes bus routes and park-and-ride services that Friendswood residents can access for commutes to Houston. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Southeast Outlier retail submarket was approximately 3.6% with average asking rents of $28.82 PSF and inventory of approximately 16.6 million square feet. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Houston market was approximately 5.0%, with average asking rents of $21.08 PSF and inventory of approximately 440.3 million square feet. According to the appraisal, the 2023 population within a one-mile-, three-mile and five- mile radius of the Baybrook Mall Property was 6,603, 76,142 and 211,728, respectively. The 2023 average household income within the same radii was $93,263, $102,629 and $122,801, respectively.

The appraisal identified three shopping centers in the Baybrook Mall Property’s primary competitive set as outlined below:

Competitive Set Summary(1)
Name	Baybrook Mall (subject)	Houston Galleria	Memorial City	Pearland Town Center
Address	500 Baybrook Mall	5075 Westheimer Road	303 Memorial City	11200 Broadway
City, State	Friendswood, TX	Houston, TX	Houston, TX	Pearland, TX
Rentable Area (SF)	1,261,917(2)	2,011,293	1,700,000	N/A
Year Built	1978	1970	1966	N/A
Anchor Tenants	Dillard's, Macy's, JCPenney	Macy's, Neiman Marcus, Nordstrom, Saks Fifth Avenue	Dillard's JCPenney, Macy's	Dillard's, Macy's, Dick's Sporting Goods
Sales PSF	$863(3)	$980	$700	$406
Occupancy	95.4%(4)	95.0%	89.0%	94.0%
(1)	Source: Appraisal unless otherwise noted.
(2)	Information is based on the underwritten rent roll dated June 30, 2024.
(3)	Based on the trailing 12-month period as of May 31, 2024.
(4)	Occupancy is not inclusive of non-collateral tenants. The Baybrook Mall Property is comprised of 540,986 square feet. Dillard’s, Macy’s and Living Spaces (collectively, 720,931 square feet) are not part of the collateral.

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Annex A-3	BBCMS 2024-5C29
No. 5 – Baybrook Mall

The following table presents information relating to the appraisal’s market rent conclusion for the Baybrook Mall Property:

Market Rent Summary(1)
Space Type	Market Rent	Escalations	Term (Months)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
0 to 1,500 SF Space:	$80.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
1,501 to 2,500 SF Space:	$70.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
2,501 to 4,000 SF Space:	$55.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
4,001 to 6,500 SF Space:	$80.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
6,501 to 10,000 SF Space:	$55.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
Snack Bars Space:	$135.00	3.00%/year	60	Triple Net	$60.00 / $15.00	6.0% / 3.0%
Food Court Space:	$145.00	3.00%/year	60	Triple Net	$60.00 / $15.00	6.0% / 3.0%
Restaurant Space:	$55.00	3.00%/year	60	Triple Net	$30.00 / $10.00	6.0% / 3.0%
Kiosk Space:	$360.00	3.00%/year	60	Gross	$10.00 / $2.00	6.0% / 3.0%
Large Tenants Over 10,000 SF Space:	$55.00	10% Midterm	120	Triple Net	$20.00 / $5.00	6.0% / 3.0%
Anchor Space:	$9.50	10% Midterm	120	Gross	$5.00 / $1.00	4.0% / 2.0%
Restaurant Outparcel Space:	$35.00	10% Midterm	120	Triple Net	$20.00 / $5.00	6.0% / 3.0%
Jewelry Space:	$150.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
(1)	Source: Appraisal.

The Borrower. The borrower is Baybrook Mall, LLC, a single-purpose, Delaware limited liability company with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Baybrook Mall Whole Loan.

The Borrower Sponsors. The borrower sponsors are Brookfield Properties Retail Holding LLC and SMRF Baybrook Investor Member LLC, which is owned by Nuveen Asset Management, LLC (“Nuveen”). Brookfield Properties Retail Holding LLC is an affiliate of Brookfield Property Partners L.P., the public real estate vehicle for Brookfield Asset Management Inc. Brookfield Property Partners, L.P. is a large global real estate company, with more than 1,000 managed properties and 380 million square feet of managed space worldwide. Brookfield Property Partners, L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality and development opportunities. The borrower is owned by a joint venture between Brookfield Properties Retail Holdings LLC (51%) and Nuveen (49%). Nuveen is an asset manager and wholly owned subsidiary of Teachers Insurance and Annuity Association. The non-recourse carveout guarantor is BPR Nimbus LLC.

Property Management. The Baybrook Mall Property is managed by Brookfield Properties Retail Inc., an affiliate of the borrower sponsors.

Escrows and Reserves.

Real Estate Taxes Reserve — During the continuance of a Cash Management Period (as defined below), the Baybrook Mall Whole Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months for the Baybrook Mall Property. Upon the termination of a Cash Management Period, all funds in such account will be returned to the borrower.

Insurance — During the continuance of a Cash Management Period, the Baybrook Mall Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, upon delivery to the lender of satisfactory evidence that the insurance policies required by the Baybrook Mall Whole Loan documents are maintained pursuant to blanket insurance policies and the insurance premiums have been paid not less than one year in advance (or in the case of policies delivered at origination, for the period of coverage under such policies, if less than one year), the requirement to make deposits into the insurance reserve will be waived. Upon the termination of a Cash Management Period, all funds in such account will be returned to the borrower.

Replacement Reserve — During the continuance of a Cash Management Period, the Baybrook Mall Whole Loan documents provide for ongoing monthly deposits of 1/12th of $0.25 per owned leasable square foot at the Baybrook Mall Property (initially approximately $11,271) into a reserve for capital expenditures, provided that the borrower’s obligation to

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make such deposits will be suspended during any period in which the amounts on deposit in such reserve equal or exceed the product of (x) 24 and (y) the required monthly deposit amount (initially, such product will equal $270,493). Upon the termination of a Cash Management Period, all funds in such account will be returned to the borrower.

TI/LC Reserve — At origination, the borrower provided a Guaranty of Limited Payment (as described below) from the non-recourse carveout guarantor in lieu of depositing approximately $1,984,194 (the “Upfront Rollover Amount”) into a reserve for existing tenant improvements, landlord work, tenant improvement allowances and leasing commissions. In addition, during a Cash Management Period, the Baybrook Mall Whole Loan documents provide for ongoing monthly deposits of 1/12th of $1.00 per owned leasable square foot at the Baybrook Mall Property (initially approximately $45,082) into a reserve for future tenant improvements, landlord work, tenant improvement allowances and leasing commissions, provided that the borrower’s obligation to make such deposits will be suspended during any period in which the amounts on deposit in such reserve equal or exceed the product of (x) 24 and (y) the required monthly deposit amount (initially, such product will equal $1,081,972). Upon the termination of a Cash Management Period, all funds in such account will be returned to the borrower.

Guaranty of Limited Payment — At origination, the non-recourse carveout guarantor executed a Guaranty of Limited Payment, pursuant to which it guaranteed payment of the Baybrook Mall Whole Loan in an amount equal to the Upfront Rollover Amount. The amount guaranteed under such guaranty will be reduced on a dollar-for-dollar basis by an amount equal to the aggregate amount of expenditures actually made by the borrower or its affiliates for the outstanding amounts related to the Upfront Rollover Amount or for certain other costs permitted pursuant to the Baybrook Mall Whole Loan documents.

Anchor Tenant Reserve — During the continuance of an Anchor Tenant Trigger (as defined below), the borrower is required to deposit an amount equal to all excess cash flow (as described below under “Lockbox and Cash Management”) for tenant improvements and leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the Baybrook Mall Property. The borrower’s obligation to make deposits into the anchor tenant reserve with respect to any individual Anchor Tenant Trigger will terminate once the aggregate amount deposited into the anchor tenant reserve with respect to such individual Anchor Tenant Trigger equals or exceeds the Individual Anchor Threshold Amount (as defined below).

“Anchor” means any of Macy’s, Dillard’s, JCPenney or Living Spaces, or any replacement tenant(s) of the foregoing that are subject to replacement leases for which (i) not less than (x) 75% of the space previously occupied by the respective Anchor is re-let if the aggregate annual gross rent under such replacement lease(s) is not less than 75% of annual gross rent under the original Anchor lease and (y) 50% of the space previously occupied by the respective Anchor is re-let if the aggregate annual gross rent under such replacement lease(s) is not less than 100% of annual gross rent under the original Anchor lease.

An “Anchor Tenant Trigger” means that any Anchor (A) has “gone dark” (i.e., ceased to be in occupancy or ceased to utilize its space for business purposes), other than a temporary closure that is less than 60 days or is in connection with (x) a restoration, repair or renovation, (y) compliance with applicable law, regulations and/or governmental mandates or (z) civil unrest, (B) is the subject of a bankruptcy proceeding, (C) has vacated its premises, (D) has terminated, cancelled or surrendered its lease, or (E) has failed to renew and/or extend its lease within the applicable renewal period.

An Anchor Tenant Trigger will end if, for any Anchor Tenant Trigger described in (i) clause (A) above, the Anchor has operated its business for no less than 30 consecutive days during normal business hours, (ii) clause (B) above, the bankruptcy is dismissed or the Anchor has emerged from such bankruptcy, or if the Anchor premises are leased by the borrower to the Anchor, such lease is accepted and affirmed by the Anchor in the bankruptcy or assumed by a replacement Anchor, (iii) clause (C) above, the Anchor has reoccupied its premises, (iv) clause (D) above, the Anchor has rescinded any notice to terminate, cancel or surrender its lease, (v) clause (E) above, the Anchor has renewed its lease pursuant to the terms thereof, or (vi) clauses (A) through (E) above, if the Anchor space is (x) owned by the borrower, the Anchor space is leased by one or more replacement Anchors, and (y) not owned by the borrower, the borrower delivers an officer’s certificate reasonably satisfactory to the lender stating that the Anchor Tenant Trigger does not result in the violation of co-tenancy requirements in leases representing more than 15% of the aggregate rent payable under in-line leases at the Baybrook Mall Property (or if such violation did occur, such violation has now been cured).

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An “Individual Anchor Threshold Amount” means, with respect to any Anchor, an amount equal to the product of (x) $50.00 and (y) the aggregate amount of gross leasable square footage of the applicable Anchor space as of the origination date.

Lockbox / Cash Management. The Baybrook Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Baybrook Mall Property (other than tenants under Seasonal Leases (as defined below)) to pay rents (other than Non-Core Income (as defined below) directly into a lockbox account controlled by the lender, and to deposit any rents otherwise received by the borrower (other than Non-Core Income) into the lockbox account within two business days after receipt. Prior to a Cash Management Period, all funds in the lockbox account will be disbursed to the borrower’s operating account. Within two business days of written notification of the commencement of a Cash Management Period, the borrower is required to establish a lender controlled cash management account. During the continuance of a Cash Management Period or an Anchor Tenant Trigger, all funds deposited into the lockbox account are required to be swept each business day into the cash management account, to be applied and disbursed to pay (i) the tax and insurance escrow deposits, if any, described above, (ii) debt service under the Baybrook Mall Whole Loan, (iii) provided that no default exists as to which the lender has initiated an enforcement action, to pay budgeted operating expenses (or actual operating expenses to the extent not more than 115% of budgeted expenses), and budgeted capital expenses (or actual capital expenses to the extent not more than 110% of budgeted expenses), and extraordinary expenses for which the borrower has delivered a reasonably detailed explanation, (iv) subject to clause (v) below, the replacement and rollover reserve deposits, if any, described above, (v) (x) if both an Anchor Tenant Trigger and a Cash Management Period are continuing, to deposit all excess cash flow after the disbursements under clauses (i) through (iv) above, or (y) if only an Anchor Tenant Trigger is continuing, to deposit all excess cash flow after the disbursements under clauses (i) through (iii) above, in each case, up to the Individual Anchor Threshold Amount, into the anchor tenant reserve, and (vi) (x) if no Cash Sweep Period (as defined below) is continuing, to the borrower’s operating account, and (y) if a Cash Sweep Period is continuing, to an excess cash flow reserve to be held as additional collateral during the continuance of such Cash Sweep Period; provided that funds on deposit in such account will be made available to the borrower for the payment of certain property-level expenses and other uses, including REIT distributions up to $250,000.

“Non-Core Income” means (i) certain de minimis amounts of rents from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but will not include rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs that are directly attributable to the Baybrook Mall Property.

“Seasonal Leases” means leases or license agreements having a maximum term of one year or less.

A “Cash Management Period” means a period commencing upon the debt yield being less than 11.0% (the “CM Target Debt Yield”) as of the end of any two consecutive calendar quarters.

A “Cash Sweep Period” means a period commencing upon (i) an event of default under the Baybrook Mall Whole Loan or (ii) the debt yield being less than 10.0% (the “CS Target Debt Yield,” and, together with the CM Target Debt Yield, each a “Target Debt Yield”) as of the end of any two consecutive calendar quarters.

A Cash Sweep Period resulting from an event of default will end if such event of default is thereafter cured or waived.

A Cash Management Period or Cash Sweep Period resulting from a decline below the applicable Target Debt Yield will end if the borrower has maintained a debt yield equal to or in excess of the applicable Target Debt Yield for two consecutive calendar quarters or has either (i) prepaid the Baybrook Mall Whole Loan together with any then applicable prepayment fee, (ii) delivered cash to the lender, or (iii) delivered a letter of credit to the lender, in each case in an amount that if subtracted from the outstanding principal balance of the Baybrook Mall Whole Loan would cause the debt yield to equal or exceed the applicable Target Debt Yield.

For purposes of determining whether a Cash Sweep Period due to a decline in debt yield has been cured, the debt yield will be calculated net of funds in the excess cash flow reserve, provided that following any such calculation such funds may not be released unless a Cash Sweep Period no longer exists without giving credit to such amounts.

Upon the end of a Cash Sweep Period, all remaining funds in the Cash Management Account will be disbursed to the borrower.

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Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The borrower may obtain the release of (A) one or more parcels (including “air rights” parcels but excluding the Anchor parcels (each, an “Anchor Parcel”)) or outlots, or (B) one or more Acquired Parcels or Expansion Parcels (each as defined below), including, if applicable, any Anchor Parcel that is an Expansion Parcel (each, a “Release Parcel”), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the Release Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are not required for the use of the remaining Baybrook Mall Property (the “Remaining Property”) or are either readily re-locatable or will continue to service the Remaining Property, or non-income producing surface parking areas, (iii) the borrower delivers evidence that the parcel subject to release is not necessary for the operation or use of the Remaining Property and may be readily separated from the Remaining Property without a material diminution in value, (iv) the parcel subject to release has been legally subdivided from the Remaining Property and after giving effect to such transfer, the release parcel and the Remaining Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (v) the parcel subject to the release is not necessary for the Remaining Property to comply with zoning or legal requirements, (vi) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to either approve or deny in writing within 30 days a request for such confirmation), and (vii) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the Baybrook Mall Whole Loan to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the Release Parcel.

Ground Lease. None.

Substitution. The borrower is also permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest at or adjacent to the Baybrook Mall Regional Shopping Center (each, an “Acquired Parcel”) as collateral for the Baybrook Mall Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) there is no event of default, (ii) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are not required for the use of the Remaining Property or is readily re-locatable or will continue to serve the Remaining Property (and the borrower is able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (iii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser that appraised the Baybrook Mall Property or an appraiser of comparable experience selected by the borrower, (iv) with respect to the Acquired Parcel, the borrower has delivered, among other things (a) unless the Acquired Parcel is already covered by the environmental report delivered at origination, an addendum or supplement to such environmental report or new environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel and title insurance, (c) a property condition report indicating that the Acquired Parcel is in good condition if the Acquired Parcel is improved, subject to certain exceptions, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $11,750,000, cash or an indemnity from the guarantor, certain of its affiliates or an entity otherwise meeting ratings or financial tests set forth in the related Baybrook Mall Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the Remaining Property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Baybrook Mall Whole Loan in order to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution and (f) the lender has received a rating agency confirmation from the applicable rating agencies (unless the rating agencies waive review).

Addition of Parcels. In addition, the borrower has the right, at its own expense, to acquire one or more parcels of land, together with any improvements thereon located, that constitutes an integral part of, adjoins or is proximately located near the Baybrook Mall Regional Shopping Center, which land was not owned by the borrower on the origination date and is not an Acquired Parcel (such acquired land, an “Expansion Parcel”), to become additional collateral for the Baybrook Mall

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Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Expansion Parcel and (iii) the borrower delivers, among other things, (a) unless the Expansion Parcel is already covered by the environmental report delivered at origination, an addendum or supplement to such environmental report or new environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Expansion Parcel and title insurance, (c) a property condition report indicating that the Expansion Parcel is in good condition if the Expansion Parcel is improved, subject to certain exceptions, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $11,750,000, cash or an indemnity from the guarantor, certain of its affiliates or an entity otherwise meeting ratings or financial tests set forth in the Baybrook Mall Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

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Langdon at Walnut Park
12101 North Lamar Boulevard
Austin, TX 78753
AUSTIN
Round Rock
Wells Branch
Jollyville
Pflugerville
Brushy Creek
WILLIAMSON COUNTY
TRAVIS COUNTY
La Frontera Village
Crossing Point Shopping Center
Dell Round Rock
St. David's Surgical Hospital
Round Rock Crossing
Apple Campus
Northtech Business Center
Austin Continuum
The Shops at Wells Branch
Cisco Systems
Flex
Riata Corporate Park
Parmer Crossing
Walnut Crossing
Great Hills
Ascension Seton NW Hospital
St. David's North Austin Medical Center
IBM
The Domain
Cisco
PayPal Data Services
Charles Schwab Corporate Office
Austin Comm. College - Northridge Campus
Gracywoods
American Tire Distributors, Inc.
Shops at Tech Ridge
HID Corporate Campus
Tech Ridge
Tech Ridge Center
Dell Parmer South Campus
The Shops at Parmer Park
Arboretum Market
The Arboretum
Gateway Shopping Centers
Arboretum Crossing
Univ. of TX J.J. Pickle Research Ctr.
Northwest Hills
Windsor Hills
Chinatown Center
Samsung Austin Semiconductor
Pioneer Crossing
Northeast Metropolitan Park
Big Walnut Creek Greenbelt
Northcross Center
Clinical Pathology Laboratories
Allandale
Crestview
Applied Materials
Amazon
The Linc
Highland
Downtown Austin 5 miles
Windsor Park
Austin-Bergstrom Intl. Airport 10 miles
Northeast District Park
Walter E. Long Metropolitan Park
Manor Expwy
MoPac Expwy
Research Blvd
MetroRail
AMTRAK
HOWARD
KRAMER
CRESTVIEW
HIGHLAND

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No. 6 – Langdon at Walnut Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$60,000,000	Title(2):	Fee / Leasehold
Cut-off Date Principal Balance:	$60,000,000	Property Type – Subtype:	Multifamily - Garden
% of Pool by IPB:	5.6%	Net Rentable Area (Units):	277
Loan Purpose:	Refinance	Location:	Austin, TX
Borrowers:	Walnut Equity LLC, Walnut Viva, LLC and Walnut Watertree LLC	Year Built / Renovated:	2018 / 2023
Borrower Sponsors:	Adam Daneshgar and George Daneshgar	Occupancy:	94.2%
Interest Rate:	6.25700%	Occupancy Date:	8/1/2024
Note Date:	8/29/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of):	$2,875,162 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,388,403 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(3):	$3,661,735 (TTM 6/30/2024)
Original Amortization:	None	UW Economic Occupancy:	94.1%
Amortization Type:	Interest Only	UW Revenues:	$6,616,450
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,650,161
Lockbox / Cash Management:	Soft / Springing	UW NOI(3):	$4,966,288
Additional Debt:	No	UW NCF:	$4,897,038
Additional Debt Balance:	N/A	Appraised Value / Per Unit(4):	$90,100,000 / $325,271
Additional Debt Type:	N/A	Appraisal Date(4):	7/3/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$216,606
Taxes:	$1,180,085	$131,121	N/A	Maturity Date Loan / Unit:	$216,606
Insurance:	$76,976	$12,829	N/A	Cut-off Date LTV(4):	66.6%
Replacement Reserves:	$0	$5,771	N/A	Maturity Date LTV(4):	66.6%
Deferred Maintenance:	$15,625	$0	N/A	UW NCF DSCR:	1.29x
PHFC Payments Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$60,000,000	100.0%	Loan Payoff	$55,458,625	92.4%
			Closing Costs(5)	3,060,602	5.1
			Upfront Reserves	1,272,686	2.1
			Return of Equity	208,086	0.3
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The Langdon at Walnut Park Property (as defined below) is encumbered by a 99-year ground lease as part of the Pleasanton Housing Finance Corporation program (the “PHFC Program”). The Langdon at Walnut Park Mortgage Loan (as defined below) is secured by the borrowers’ leasehold interest and the Pleasanton Housing Finance Corporation’s (“PHFC”) fee interest in the Langdon at Walnut Park Property. See “The Property” below for further information.
(3)	The increase in UW NOI from Most Recent NOI is primarily due to the anticipated real estate tax savings related to the admission of the Langdon at Walnut Park Property into the PHFC Program.
(4)	The Appraised Value, Cut-off Date LTV and Maturity Date LTV are based on the “Hypothetical Market Value with Restricted Rents” value of the leasehold interest for the Langdon at Walnut Park Property, which assumes the Langdon at Walnut Park Property is encumbered by a ground lease as part of the PHFC Program, whereby certain units at the Langdon at Walnut Park Property are restricted for rent to tenants whose income does not exceed specified percentages of the area median income and that the ongoing payments due in connection with being a part of the PHFC Program are subordinate to the Langdon at Walnut Park Mortgage Loan. The market-based “As Is” appraised value as of July 3, 2024, which assumes no Tax Exemption (as defined below) for the Langdon at Walnut Park Property, is $67,100,000. See “The Property” below for further information.
(5)	Closing Costs include $900,000 in origination fees and approximately $1.1 million in upfront fees and related legal costs associated with entering the PHFC Program.
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The Loan. The Langdon at Walnut Park mortgage loan (the “Langdon at Walnut Park Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $60,000,000 and is secured by the borrowers’ leasehold interest and the PHFC’s fee simple interest in a 277-unit, garden-style multifamily property located in Austin, Texas (the “Langdon at Walnut Park Property”). The Langdon at Walnut Park Mortgage Loan accrues interest at a fixed rate of 6.25700% per annum. The Langdon at Walnut Park Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The Property. The Langdon at Walnut Park Property is a 277-unit garden-style multifamily complex located in Austin, Texas located approximately 11-miles north of downtown Austin. Constructed in 2018, the Langdon at Walnut Park Property consists of 15, three-story apartment buildings and one, two-story clubhouse/amenity building. The Langdon at Walnut Park Property offers amenities such as a fitness center, clubhouse, swimming pool, indoor spa/sauna, private detached garages, parking garage, dog park and outdoor grilling stations. Unit amenities include stainless steel appliances, patios/balconies, gas fireplaces, quartz countertops, walk-in closets and glass-encased walk-in showers. The unit mix includes 155, one-bedroom and 122, two-bedroom floorplans, with an average unit size of 978 square feet. In 2023, the borrower sponsors invested approximately $700,000 in renovations for 49, one-bedroom units and 41, two-bedroom units that included updated cabinetry and fixtures, new flooring and new appliances. On a per square foot basis, renovated units currently achieve rents that are approximately 7% higher than unrenovated units. The Langdon at Walnut Park Property features 457 open and garage parking spaces, resulting in a parking ratio of approximately 1.65 spaces per unit.

As of August 1, 2024, the Langdon at Walnut Park Property was 94.2% occupied. The average occupancy at the Langdon at Walnut Park Property from 2020 to 2023 was 95.8%, never falling below 90.8%.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
One Bedroom	106	38.3%	104	98.1%	788	$1,617	$2.05
One Bedroom Renovated	49	17.7%	43	87.8%	779	$1,711	$2.19
Two Bedroom	81	29.2%	76	93.8%	1,249	$2,212	$1.77
Two Bedroom Renovated	41	14.8%	38	92.7%	1,168	$2,218	$1.90
Total/Wtd. Avg.	277	100.0%	261	94.2%	978	$1,893	$1.94
(1)	Based on the underwritten rent roll dated August 1, 2024.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

Pursuant to the PHFC Program, a property will be exempt from all property taxes (the “Tax Exemption”) if it meets certain conditions including, among other things, (i) a portion of the property is utilized for the purpose of affordable housing, (ii) the fee interest to the property is owned by the governing body overseeing the PHFC Program and (iii) the managing member of the borrower is an entity with minimal ownership interest (i.e. 0.01%) that is owned and controlled by the same governing body overseeing the PHFC Program. In order to receive the Tax Exemption, at least 90% of the 277 residential units at Langdon at Walnut Park Property must be restricted for rent to tenants whose household income does not exceed 140% of the area median family income (“AMI”). Additionally, at least 50% of the residential units (139 units) at Langdon at Walnut Park Property must be restricted for rent to individuals and households whose aggregate adjusted gross incomes does not exceed 80% of the AMI.

At origination, the borrowers entered into a 99-year ground lease between PHFC, as ground lessor, and the borrowers, as ground lessee (see “Ground Lease” below). The Langdon at Walnut Park Mortgage Loan is secured by the borrowers’ leasehold interest and PHFC’s fee interest in the Langdon at Walnut Park Property. The in-place rents at the Langdon at Walnut Park Property currently comply with the rent limits under the PHFC Program documents. The appraiser concluded the current rental rates are in-line with achievable rental rates for most units.

Concurrent with the origination of the Langdon at Walnut Park Mortgage Loan, all necessary documentation for admission into the PHFC Program was effectuated and as such, Langdon at Walnut Park Property is part of the PHFC Program; however, the Tax Exemption has not yet been granted by the applicable central appraisal district. Once issued, the Tax

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No. 6 – Langdon at Walnut Park

Exemption is expected to be retroactive to the date fee ownership in the Langdon at Walnut Park Property was transferred by the borrowers to PHFC (on or about August 29, 2024) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the PHFC Program.

If (i) the Tax Exemption is not granted by August 29, 2025 or (ii) the PHFC Program documents are terminated, the Tax Exemption is lost and/or the borrowers otherwise surrender the leasehold estate created by the ground lease with PHFC and the borrowers acquire the fee interest in the Langdon at Walnut Park Property, the Langdon at Walnut Park Mortgage Loan documents require the borrowers to partially prepay (in conjunction with the applicable payment of yield maintenance premium) the Langdon at Walnut Park Mortgage Loan within 60 days in the amount necessary for the Langdon at Walnut Park Property to satisfy both a debt service coverage ratio of 1.28x and a debt yield of 8.13% (the “PHFC Prepayment Amount”). The Langdon at Walnut Park Mortgage Loan documents provide recourse to the guarantor for the PHFC Prepayment Amount.

Counsel for the borrowers issued a legal opinion for the benefit of the lender opining that the Langdon at Walnut Park Property (including both the fee and leasehold interest therein) more likely than not will be held by the Travis Central Appraisal District to be exempt from ad valorem taxation under the Texas Property Tax Code. Until the Tax Exemption is granted, the borrowers are required to make monthly deposits into a real estate tax reserve.

Environmental. According to the Phase I environmental assessment dated July 11, 2024, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions at the Langdon at Walnut Park Property.

The following table presents certain information relating to the historical and current occupancy of the Langdon at Walnut Park Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
97.8%	92.7%	94.6%	94.2%
(1)	Historical occupancies represent the occupancy as of December 31 for each respective year.
(2)	Current occupancy is as of August 1, 2024.

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No. 6 – Langdon at Walnut Park

The following table presents certain information relating to the operating history and underwritten cash flows of the Langdon at Walnut Park Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per Unit	%(2)
Rents In-Place	$5,598,093	$6,045,690	$6,058,565	$5,930,064	$21,408	100.1%
Vacancy Gross Up	0	0	0	368,640	1,331	6.2
Gross Potential Rent	$5,981,055	$6,461,295	$6,447,794	$6,298,704	$22,739	106.3%
(Vacancy/Concessions/Credit Loss)	(409,090)	(448,726)	(391,482)	(373,617)	(1,349)	(6.3)
Net Rental Income	$5,571,965	$6,012,569	$6,056,312	$5,925,087	$21,390	100.0%
Other Income(3)	590,112	692,533	691,363	691,363	2,496	11.7
Effective Gross Income	$6,162,076	$6,705,102	$6,747,675	$6,616,450	$23,886	111.7%

Total Expenses	$3,286,914	$3,316,700	$3,085,940	$1,650,161	$5,957	24.9%

Net Operating Income(4)	$2,875,162	$3,388,403	$3,661,735	$4,966,288	$17,929	75.1%

Total TI/LC, Capex/RR	0	0	0	69,250	250	1.0

Net Cash Flow	$2,875,162	$3,388,403	$3,661,735	$4,897,038	$17,679	74.0%
(1)	TTM column represents the trailing 12 months ending June 30, 2024.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income is comprised of parking revenue, utility reimbursement and other miscellaneous fees.
(4)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily due to the anticipated real estate tax savings related to the admission of the Langdon at Walnut Park Property into the PHFC Program.

The Market. The Langdon at Walnut Park Property is located in Austin, Texas, approximately 11 miles north of downtown Austin. The Langdon at Walnut Park Property is located adjacent to Walnut Creek Metro Park, a 293-acre park featuring paved hiking, cycling, sports and recreational facilities. Additionally, the Langdon at Walnut Park Property is located within three miles of several retail centers including a Walmart, Lowe’s, Ross, Home Depot and an AMC Theater. The Austin metropolitan area is home to major employers including Dell, Oracle, Tesla, Samsung, Apple and the University of Texas at Austin.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius is 8,833, 147,885 and 315,682, respectively. Additionally, the estimated 2024 median household income within the same radii is $82,540, $75,340 and $78,018, respectively.

According to the appraisal, the Langdon at Walnut Park Property is located in the North Central Austin apartment submarket. As of the first quarter of 2024, the North Central Austin apartment submarket had an inventory of 26,431 units, a vacancy rate of 7.2% and average rental rates of $1,495 per unit. The appraisal concluded to market rents of $1,360-$1,790 for unrenovated one-bedroom units, $1,500-$1,910 for renovated one-bedroom units, $1,835-$2,600 for unrenovated two-bedroom units and $2,015-$2,555 for renovated two-bedroom units.

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No. 6 – Langdon at Walnut Park

The following table presents multifamily rental data at comparable properties with respect to the Langdon at Walnut Park Property:

Comparable Multifamily Rental Summary(1)
Property Name/Location	Year Built	Occupancy	Number of Units	Average Unit Size (SF)	Average Asking Rent ($/month)	Average Asking Rent ($/SF)
Langdon at Walnut Park	2018	94.2%	277	978	$1,893(2)	$1.94(2)
Austin, TX
Citadel Tech Ridge	2020	93.0%	308	871	$1,399	$1.61
Austin, TX
Austin Waters	2019	96.0%	300	861	$1,582	$1.84
Austin, TX
The Upland North ATX	2023	98.0%	311	878	$1,554	$1.77
Austin, TX
Lucent	2021	95.0%	368	954	$1,551	$1.63
Austin, TX
Bridge at Heritage	2021	95.0%	298	964	$1,829	$1.90
Woods
(1)	Source: Appraisal, except for the Langdon at Walnut Park Property, which information is based on the underwritten rent roll dated August 1, 2024.
(2)	Represents the average in-place rents of occupied units.

The Borrowers. The borrowers are Walnut Equity LLC, Walnut Viva, LLC and Walnut Watertree LLC, as tenants-in-common, each entity being a Delaware limited liability company and special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Langdon at Walnut Park Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Adam Daneshgar and George Daneshgar. Adam Daneshgar is the founder and president of Langdon Street Capital, a real estate investment company that acquires, manages, develops and finances real estate projects across multiple property types. Since 2011, Langdon Street Capital has acquired over 2,000 multifamily units and several retail properties and office complexes.

Property Management. The Langdon at Walnut Park Property is managed by RPM Living, LLC, a third-party property manager.

Escrows and Reserves. At origination, the borrowers deposited approximately $1,180,085 for property taxes, $76,976 for insurance premiums and $15,625 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the property taxes (taking into account any Tax Exemption in effect with respect to the Langdon at Walnut Park Property) that the lender estimates will be payable during the next 12 months (initially approximately $131,121 per month prior to the Tax Exemption being granted), provided that the borrowers will not be required to make the monthly escrow for Langdon at Walnut Park Property once the Tax Exemption has been formally granted by the central appraisal district and while it remains in effect.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premium (initially approximately $12,829 per month).

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $5,771 for replacement reserves ($250 per multifamily unit annually).

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PHFC Payments Reserves – The lender is required to maintain a subaccount (the “PHFC Payments Subaccount”) as a reserve for the PHFC Payments (as defined below). The borrowers are not required to make monthly deposits in the PHFC Payments Subaccount in respect of the PHFC Payments so long as (i) no event of default has occurred and is continuing and (ii) the borrowers deliver evidence reasonably acceptable to the lender that the PHFC Payments due under the PHFC Program documents are paid on or prior to the applicable due date in accordance with the PHFC Program documents. To the extent deposits are required, the borrowers are required to pay to the lender an amount that is estimated by the lender to be sufficient to pay the next monthly or annual installment of the PHFC Payments due under the PHFC Program documents, and the lender will transfer such amounts to the PHFC Payments Subaccount. Provided that no event of default has occurred and is continuing, the lender will apply the funds in the PHFC Payments Subaccount to payments of the PHFC Payments required to be made by the borrowers under the PHFC Program documents.

Lockbox / Cash Management. The Langdon at Walnut Park Mortgage Loan is structured with a soft lockbox and springing cash management. The Langdon at Walnut Park Mortgage Loan documents require the borrowers to deposit, or cause the manager to deposit, all rents into the lockbox within three business days of receipt. If a Cash Management Period (as defined below) is not in effect, all funds in the lockbox will be swept daily into the borrowers’ operating account. During a Cash Management Period, all funds in the lockbox will be swept daily into a cash management account controlled by the lender and applied in accordance with the Langdon at Walnut Park Mortgage Loan documents.

A “Cash Management Period” will commence upon the earliest of (i) the stated maturity date, (ii) the occurrence of an event of default, (iii) the DSCR for the Langdon at Walnut Park Mortgage Loan as of the last day of any calendar quarter being less than 1.10x or (iv) the tax exemption has not been granted by August 29, 2025.

A Cash Management Period will end when, with respect to (A) clause (i) above, the Langdon at Walnut Park Mortgage Loan and all other obligations have been paid in full, (B) clause (ii) above, such event of default has been cured and no other event of default is continuing, (C) clause (iii) above, the Langdon at Walnut Park Property achieves a DSCR of at least 1.15x as of the end of any calendar quarter, or (D) clause (iv) above, the earlier to occur of the Tax Exemption being granted or the borrowers making the prepayment equal to the PHFC Prepayment Amount.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. At origination, (i) the borrowers entered into a ground lease between PHFC, as ground lessor, and the borrowers, as ground lessee, and (ii) PHFC Walnut LLC, an entity wholly-owned and controlled by PHFC (the “Managing Member”), was appointed as the managing member of the borrowers (0.01% membership interest). Pursuant to the ground lease, which is scheduled to terminate on September 30, 2123 with no extensions, the borrowers are required to pay PHFC, among other amounts, as applicable, (i) an annual compliance fee of $100 per unit, with 2% annual increases (the “Compliance Payment”) and (ii) an annual fee in an amount equal to 10% of the annual property tax savings (the “Savings Fee”, and together with the Compliance Payment, the “PHFC Payments”). PHFC, the Managing Member and the borrowers entered into a fee agreement agreeing that for so long as the Tax Exemption remains in effect, all fees required under the PHFC Program documents, including the PHFC Payments, be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the Langdon at Walnut Park Mortgage Loan and operating expenses due and owing. The lender has established a reserve for the PHFC Payments, provided, that absent a continuing event of default under the Langdon at Walnut Park Mortgage Loan, there is no obligation to make deposits into the PHFC Payments reserve unless the borrowers fail to provide evidence of timely payment.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$42,000,000	Title:	Fee
Cut-off Date Principal Balance:	$42,000,000	Property Type – Subtype:	Industrial – Warehouse / Distribution
% of IPB:	3.9%	Net Rentable Area (SF):	368,050
Loan Purpose:	Acquisition	Location:	Howell, NJ
Borrower:	400 Fairfield Road Owner, LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsor:	MCB 2024 Lender LLC	Occupancy:	100.0%
Interest Rate:	6.30000%	Occupancy Date:	8/28/2024
Note Date:	8/28/2024	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	9/1/2029	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	60 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,236,143
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,257,080
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,979,063
Additional Debt:	No	UW NCF:	$4,850,245
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$80,300,000 / $218
Additional Debt Type:	N/A	Appraisal Date:	8/14/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$114
Taxes:	$110,568	$55,284	N/A	Maturity Date Loan / SF:	$114
Insurance:	$82,550	$10,319	N/A	Cut-off Date LTV:	52.3%
Replacement Reserve:	$0	$3,067	N/A	Maturity Date LTV:	52.3%
TI/LC:	$1,000,000	$7,668	N/A	UW NCF DSCR:	1.81x
Rent Reserve:	$1,641,090	Springing	N/A	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,000,000	58.3%	Purchase Price(3)	$67,522,031	93.7%
Borrower's Equity	30,034,060	41.7	Upfront Reserves	2,834,209	3.9
			Closing Costs	1,677,820	2.3
Total Sources	$72,034,060	100.0%	Total Uses	$72,034,060	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	4th Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent NOI and Most Recent NOI are unavailable as the New Jersey Logistics Property (as defined below) was recently constructed in 2023.
(3)	The borrower received a credit of approximately $2,257,469 for deposits and interest and $150,000 for a seller’s credit in the purchase price of the New Jersey Logistics Property.

The Loan. The New Jersey Logistics mortgage loan, (the “New Jersey Logistics Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 368,050 square foot industrial property located in Howell, New Jersey (the “New Jersey Logistics Property”). The New Jersey Logistics Mortgage Loan accrues at an interest rate of 6.30000% per annum. The New Jersey Logistics Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The Property. The New Jersey Logistics Property is a single-story industrial warehouse and distribution building situated on a 36.48-acre site located in Howell, New Jersey. The improvements were completed in 2023 and features include 72 dock-high doors, four drive-in doors, 1% office space (proposed) and a clear ceiling height of 38 feet. The proposed office area is expected to be built on the south side adjacent to the car parking area and there are two entrances on the west side of Fairfield Road. The New Jersey Logistics Property contains approximately 105 surface parking spaces, reflecting an overall parking ratio of 0.29 spaces per 1,000 square feet of net rentable area. The New Jersey Logistics Property is entirely occupied by EDA International, Inc (“EDA”).

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Sole Tenant. EDA International, Inc. (368,050 square feet; 100.0% of NRA: 100.0% of underwritten base rent). EDA is a United States based subsidiary of EDA Group Holdings Limited (“EDA Group”) that currently operates through approximately two million square feet of warehouse space in the United States. EDA Group is a China-based holding company primarily engaged in providing one-stop end-to-end supply chain solutions, covering international freight services as well as fulfillment services.

EDA Group logistics network covers various major trade lanes originating from China and reaching B2C e-commerce destinations around the world, including North America, Europe and Australia. EDA Group has a portfolio of third-party logistics service providers, comprising third-party warehouse providers, 300 international freight forwarding service providers, ocean carriers and air carriers and 80 local “last mile” fulfillment service providers. EDA Group manages 53 overseas warehouses in the United States, Canada, the United Kingdom, Germany and Australia, spanning three continents and over 20 cities in the world. Of the 53 overseas warehouses, 44 are third-party logistic company partnered warehouses.

EDA signed a 15-year, absolute triple-net lease at the New Jersey Logistics Property commencing in August 2024 at $14.00 per square foot in annual rent that expires in August 2039, with no extension option or termination options.

Environmental. According to the Phase I environmental assessment dated August 16, 2024, there is no evidence of any recognized or controlled environmental conditions at the New Jersey Logistics Property.

The following table presents certain information relating to the historical occupancy of the New Jersey Logistics Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical Occupancies are not available as the New Jersey Logistics Property was constructed in 2023.
(2)	Current Occupancy is as of August 28, 2024.

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The following table presents certain information relating to the sole tenant based on the net rentable area of the New Jersey Logistics Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
EDA International, Inc.	NR/NR/NR	368,050	100.0%	$14.42	5,307,281	100.0%	8/31/2039
Total Occupied		368,050	100.0%	$14.42	$5,307,281	100.0%
Vacant Space		0	0.0
Total / Wtd. Avg.		368,050	100.0%

(1)	Based on the underwritten rent roll dated August 28, 2024.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes an annual 3% rent step totaling $154,581.

The following table presents certain information relating to the sole tenant lease expiration at the New Jersey Logistics Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034 & Beyond	1	368,050	100.0	5,307,281	100.0		368,050	100.0%	$5,307,281	100.0%
Total	1	368,050	100.0%	$5,307,281	100.0%
(1)	Based on the underwritten rent roll dated August 28, 2024.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring includes an annual 3% rent step totaling $154,581.

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The following table presents certain information relating to the underwritten cash flows of the New Jersey Logistics Property:

Underwriting Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$5,307,281	$14.42	80.8%
Gross Potential Rent	$5,307,281	$14.42	80.8%
Total Reimbursements	1,257,080	$3.42	19.2
Net Rental Income	$6,564,361	$17.84	100.0%
(Vacancy/Credit Loss)	(328,218)	($0.89)	(5.0)
Effective Gross Income	$6,236,143	$16.94	95.0%
Total Expenses	1,257,080	$3.42	20.2
Net Operating Income	$4,979,063	$13.53	79.8%
Capital Expenditures	36,805	$0.10	0.6
TI/LC	92,013	$0.25	1.5
Net Cash Flow	$4,850,245	$13.18	77.8%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.
(2)	Rents in Place include a rent step totaling $154,581.

The Market. The New Jersey Logistics Property is located in Howell, and forms part of Central New Jersey. The region’s largest employment sector is professional and business services, comprising 20.6% of the workforce. Other employment sectors include trade, transportation and utilities and education and health services sectors, together accounting for 36.5% of employment. Central New Jersey’s largest employers include RWJBarnabas Health, Inc., Rutgers, The State University, United Airlines, Inc., Johnson & Johnson, Bank of America and CVS Health.

The New Jersey Logistics Property is located on Fairfield Road and Route 33 in Howell Township, bordered by Freehold, Colts Neck, Wall Township and Lakewood. Regional access is provided via Interstate 195, Route 9, Route 34 and I-195. Howell features a mix of suburban neighborhoods, with commercial, industrial and governmental uses. Major land uses include the US Naval Weapons Station Earle, Manasquan River Reservoir, Allaire State Park, Howell Park County Golf Course and Shore Oaks Golf Course. Howell is a growing residential community with areas of light industrial uses and office/warehouses uses in proximity to Routes 9 and 33. Nearby, there are light industrial and office/warehouse areas, with 18 industrial properties within a one-mile radius totaling about 900,000 square feet.

According to the appraisal, the New Jersey Logistics Property is located within the Central New Jersey warehouse/distribution market and the Monmouth County warehouse/distribution submarket. As of the third quarter of 2023, the Central New Jersey warehouse/distribution market contained inventory of approximately 300.5 million square feet, with a vacancy rate of 4.9% and an average rental rate of $16.68 per square foot. The Monmouth County warehouse/distribution submarket contained inventory of approximately 9.2 million square feet with a vacancy rate of 6.9% and an average rental rate of $14.23 per square foot as of the third quarter 2023. The Monmouth County warehouse/distribution submarket reported year-to-date net absorption of 55,822 square feet and 609,082 square feet of completed construction.

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The following table presents recent leasing data at comparable properties to the New Jersey Logistics Property:

Competitive Building Summary(1)
	Year Built / Renovated	Size (SF)	% Office	Clear Height	Tenant	Tenant Size (SF)	Rent PSF	Reimb.	Lease Date	Lease Term (Yrs.)
Property / Location
New Jersey Logistics Howell, NJ	2023 / NAP	368,050	1.00%	38.0'	EDA International, Inc.	368,050(2)	$14.00(2)	NNN(2)	Aug-24(2)	15.0(2)
1 Debaun Road Millstone Township, NJ	2023 / NAP	132,930	5.80%	32.0'	Soligent Distribution	54,973	$15.75	Net	Jan-24	5.0
1265 South River Road Cranbury, NJ	1999 / NAP	345,465	3.00%	32.0'	Moroccanoil	105,515	$15.65	Net	Dec-23	5.0
2615 U.S. 130 East Windsor, NJ	1989 / NAP	250,499	2.00%	25.0'	Braun's Express	64,496	$14.25	Net	Jul-23	5.0
1 Debaun Road Millstone Township, NJ	2023 / NAP	132,930	5.80%	32.0'	Berry Global	77,957	$15.75	Net	Mar-23	5.0
(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated August 28, 2024.

The following table presents certain information relating to comparable industrial sales for the New Jersey Logistics Property:

Comparable Industrial Sales(1)
Property / Location	Total NRA (SF)	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Sales PSF
New Jersey Logistics Howell, NJ	368,050(2)	100.0%(2)	Aug-24	$69,929,500	$190.00	NAV
CenterPoint Industrial Park 34 Engelhard Drive Monroe Township, NJ	203,404	100.0%	Aug-23	$53,750,000	$264.25	$226.33
1 Debaun Road Millstone Township, NJ	132,930	100.0%	May-24	$41,100,000	$309.19	$255.26
151 Old New Brunswick Road Piscataway, NJ	89,070	100.0%	Mar-23	$21,300,000	$239.14	$223.07
45 – 51 Stouts Lane Monmouth Junction, NJ	111,051	100.0%	Mar-22	$25,562,849	$230.19	$204.50
19 Stults Road South Brunswick Township, NJ	190,146	100.0%	Feb-23	$44,700,000	$235.08	$219.28
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 28, 2024.

The Borrower. The borrower for the New Jersey Logistics Mortgage Loan is 400 Fairfield Road Owner, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the New Jersey Logistics Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is MCB 2024 Lender LLC (“MCB”). MCB is a Baltimore based real estate firm with a diverse portfolio of operating assets and developments. MCB invests in industrial, office, retail, multifamily and mixed-use properties and selects special use assets with approximately 150 years in combined leadership experience and approximately $3 billion in assets under management. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties” in the Prospectus.

Property Management. The New Jersey Logistics Property is managed by MCB Property Management LLC, an affiliate of the borrower sponsor.

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Escrows and Reserves. At origination, the borrower deposited approximately (i) $110,568 into a real estate tax reserve, (ii) $82,550 into an insurance reserve, (iii) $1,000,000 into a TI/LC reserve and (iv) $1,641,090 into a rent reserve.

Real Estate Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $55,284.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $10,319.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $3,067 for replacement reserves (approximately $0.10 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $7,668 for TI/LC reserves (approximately $0.25 per square foot annually).

Rent Reserve – At any time that the lender disburses any funds in the rent reserve subaccount pursuant to the New Jersey Logistics Mortgage Loan documents, within 10 days following the notice from the lender, the borrower is required to pay to the lender an additional amount (the “Additional Rent Reserve Deposit”) equal to the difference between (i) the lender’s reasonable estimate of the aggregate amount of three months of rent that will be payable under the EDA lease and (ii) the balance then on deposit in the rent reserve subaccount (after deduction of the amount of the applicable disbursement from the rent reserve subaccount), which amount will be included in the notice to the borrower requesting such Additional Rent Reserve Deposit.

Special Rollover Reserve – During the continuance of a Lease Sweep Period (as defined below) (provided that no other Cash Management Period (as defined below) is then continuing, the borrower is required to deposit with the lender all available cash (or such portion of available cash allocated by the lender for deposit into the special rollover reserve subaccount). The borrower will also be required to deposit with the lender for transfer into the special rollover reserve subaccount (i) all fees, penalties, commissions or other payments made to the borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Sweep Lease (as defined below) (including in connection with any Major Sweep Tenant (as defined below) insolvency proceedings), (ii) any security deposits or proceeds of letters of credit held by the borrower in lieu of cash security deposits, which the borrower is permitted to retain pursuant to the applicable provisions of any Major Sweep Lease and (iii) any payments made to the borrower relating to unamortized tenant improvements and leasing commissions under any Major Sweep Lease.

Lockbox / Cash Management The New Jersey Logistics Mortgage Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited into a lender-controlled lockbox account. If the borrower or the property manager receive any rent with respect to the New Jersey Logistics Property, then the borrower or the property manager, as applicable, is required to deposit such amount into the lender-controlled lockbox account within one business day of receipt. If a Cash Management Period is in effect, funds deposited into the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account, to be applied in accordance with the New Jersey Logistics Mortgage Loan documents. If no Cash Management Period is continuing, funds are required to be swept on a daily basis into the borrower’s operating account. Available cash on deposit will be applied as follows: (a) during the occurrence of a Cash Management Period, other than a Cash Management Period continuing solely as a result of a Lease Sweep Period, to the special rollover reserve subaccount or (b) during a Cash Management Period, other than a Cash Management Period continuing solely because of the continuance of a Lease Sweep Period, to the lender; provided, however, that if a Lease Sweep Period has occurred and is continuing during the continuance of any other Cash Management Period (other than a Cash Management Period triggered solely as a result of a Lease Sweep Period), the lender has the right (but not the obligation) to allocate funds in the cash collateral subaccount to the special rollover reserve subaccount to be held and disbursed in accordance with the New Jersey Logistics Mortgage Loan documents.

A “Cash Management Period” will commence upon (i) the stated maturity date of September 1, 2029, (ii) occurrence of an event of default, (iii) the debt service coverage ratio (“DSCR”) being less than 1.15x as of any calendar quarter, (iv) the commencement of a Lease Sweep Period or (v) the commencement of an EBITDAR Event Period (as defined below) following the first anniversary of the first calendar quarter after the origination date, and will end, as applicable, if (x) the lender gives notice to the clearing bank that the sweeping of funds into the lockbox account may cease, which notice will be required to be provided if (a) the New Jersey Logistics Mortgage Loan and all other obligations under the New Jersey

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Logistics Mortgage Loan documents have been repaid in full, (b) with respect to clause (ii) above, once the event of default has been cured and no other event of default has occurred and is continuing, (c) with respect to clause (iii) above, the DSCR is at least 1.20x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the Lease Sweep Period has ended and (e) with respect to clause (v) above, the EBITDAR Event Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (a) with respect to each Major Sweep Lease, the earlier to occur of (i) 12 months prior to the earliest stated expiration date of any Major Sweep Lease (including the stated expiration date of any renewal term) or (ii) upon the date required under a Major Sweep Lease by which the applicable Major Sweep Tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (b) the receipt by the borrower or property manager of notice from any Major Sweep Tenant exercising its right to terminate its Major Sweep Lease, (c) any Major Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then-current expiration date or the receipt by the borrower or property manager of notice from any Major Sweep Tenant of its intent to surrender, cancel or terminate the Major Sweep Lease (or any material portion thereof prior to its then-current expiration date), (d) the date that any Major Sweep Tenant under a Major Sweep Lease discontinues its business or no longer occupies its premise (i.e., “goes dark”) or gives notice that it intends to discontinue its business or no longer occupy its demised premises, (e) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Sweep Lease by the applicable Major Sweep Tenant, (f) the occurrence of a Major Sweep Tenant party insolvency proceeding or (g) the commencement of an EBITDAR Event Period.

A Lease Sweep Period will end upon the earlier to occur of (a) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Sweep Lease that gave rise to subject Lease Sweep Period, including brokerage commissions and tenant improvements and any anticipated shortfalls of payments required under the New Jersey Logistics Mortgage Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (b) the occurrence of any of the following, with respect to clauses (1) (a) – (f) above, upon the earlier to occur (A) with respect to clause (a) – (d) above, the date on which such Major Sweep Tenant exercises its renewal or extension option with respect to all of the space demised under its Major Sweep Lease, and in the lender’s judgment, sufficient funds have been accumulated in the special rollover reserve account (during the continuance of a Lease Sweep Period) to pay for all anticipated approved Major Sweep Lease leasing expenses, free rent periods and/or rent abatement periods and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the subject Major Sweep Lease that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the New Jersey Logistics Mortgage Loan documents and all approved Major Sweep Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) (b) above, if such termination option it not validly exercised by the subject Major Sweep Tenant by the latest exercise date specified in such Major Sweep Lease or is otherwise validly and irrevocably waived in writing by the related Major Sweep Tenant; (3) (d) above, the borrower delivers reasonably satisfactory evidence (a tenant estoppel certificate) to the lender that the applicable Major Sweep Tenant is in actual, physical possession of the space demised under the applicable Major Sweep Lease, open for business and is no longer dark in the space demised under the applicable Major Sweep Lease and such Major Sweep Tenant is paying full unabated rent; (4) (e) above, if the subject Major Sweep Tenant default has been cured and no other Major Sweep Tenant default has occurred for a period of three consecutive months; (5) (f) above, if the applicable Major Sweep Tenant insolvency proceeding has been terminated and the applicable Major Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender or (6) (g) above, the applicable EBITDAR Event Period has ended.

An “EBITDAR Event Period” means, following the first anniversary of the first calendar quarter following the origination date of the New Jersey Logistics Mortgage Loan, if, as of any calendar quarter, the EBITDAR Ratio (as defined below) for EDA Group Holdings Limited (the, “Lease Guarantor”) is less than 1.40x, and will end when, as applicable, (a) the EBITDAR Ratio for the Lease Guarantor equals or exceeds 1.40x or (b) the borrower has delivered to the lender the EBITDAR Maintenance Funds (as defined below) either in the form of cash or a letter of credit in the face amount equal to the applicable amount of the EBITDAR Maintenance Funds (the “EBITDAR Maintenance Letter of Credit”). The New Jersey Logistics Mortgage Loan is not currently in an EBITDAR Event Period.

“EBITDAR Ratio” means a percentage as reasonably determined by the lender (based on the financial and operating statements delivered by the borrower and/or the Lease Guarantor to the lender pursuant to the terms set forth in the New Jersey Logistics Mortgage Loan documents) on a trailing 12 month basis as of the date of calculation, which the EBITDAR Ratio will be calculated as follows (i) the EBITDAR (as defined below) for the Lease Guarantor, divided by (ii) the aggregate

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EBITDAR Rents (as defined below) for the trailing 12 months plus rent for any other property for the trailing 12 months to the extent the Lease Guarantor is obligated to pay or guarantee the same.

“EBITDAR Maintenance Funds” means, so long as the Lease Guarantor’s EBITDAR Ratio is below 1.40x, an amount sufficient to achieve an EBITDAR Ratio of 1.40x for the Lease Guarantor in which funds may come in the form of cash or an EBITDAR Maintenance Letter of Credit; provided, however, that when determining the amount of EBITDAR Maintenance Letter Funds required to terminate the EBITDAR Event Period as of any calendar quarter, any existing EBITDAR Maintenance Funds held by the lender in the cash collateral subaccount will be taken into account when calculating the total among of EBITDAR Maintenance Funds required to be deposited with the lender pursuant to the terms of the New Jersey Logistics Mortgage Loan documents. The EBITDAR Maintenance Funds (including any EBITDAR Maintenance Letter of Credit) will be returned to the borrower when the EBITDAR Ratio for the Lease Guarantor equals or exceeds 1.40x.

“EBITDAR” means, with respect to the Lease Guarantor, the net operating income for such entity plus (i) paid interest and tax expenses, (ii) depreciation, (iii) amortization, (iv) other non-cash charges incurred during the applicable fiscal year, including, without limitation, non-cash impairment charges, (v) EBITDAR Rents for the New Jersey Logistics Property, (vi) rent for any other property to the extent the Lease Guarantor is obligated to pay or guarantee the same and (vii) corporate restructuring charges. The lender will calculate EBITDAR on a trailing 12 month basis from the date of calculation by the lender.

“EBITDAR Rents” means all base rent, base rent equivalents and “additional rent” payable by the tenant under the EDA lease to the borrower.

A “Major Sweep Lease” means (i) the EDA lease, (ii) any replacement lease or leases demising the space formerly leased to EDA and/or (iii) any lease or sublease of the New Jersey Logistics Property that covers 55,000 square feet or more of rentable square feet at the New Jersey Logistics Property.

A “Major Sweep Tenant” means any tenant under a Major Sweep Lease.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

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San Francisco Bay
San Francisco International Airport
Millbrae
Burlingame
San Mateo
Hillsborough
San Mateo County
Foster City
Redwood Shores
Bair Island
Belmont
San Carlos
Redwood City
San Mateo Bridge
San Carlos Airport
San Francisco State Fish and Game Refuge
Upper Crystal Springs Reservoir
Lower Crystal Springs Reservoir
2

Somerville
Cambridge
Allston
Brookline
Boston
Back Bay
Charles River
Massachusetts Institute of Technology
Harvard University
1
7
6
3

Torrey Pines State Reserve
Los Peñasquitos Canyon Preserve
Torrey Pines
Sorrento Valley
San Diego
Pacific Ocean
University City
La Jolla
Hidden Valley
Soledad Natural Park
Rose Canyon Open Space
San Clemente Park
San Diego County
USMC Air Station Miramar
Jacob Dekema Fwy
8
4
5

BioMed 2024 Portfolio 2

1	200 Sidney	Cambridge, MA
2	Lincoln Centre	Foster City, CA
3	40 Erie Street	Cambridge, MA
4	4570 Executive Drive	San Diego, CA
5	9360-9390 Towne Centre Drive	San Diego, CA
6	21 Erie Street	Cambridge, MA
7	47 Erie Street Parking Structure	Cambridge, MA
8	Eastgate Mall	San Diego, CA

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No. 8 – BioMed 2024 Portfolio 2
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype(7):	Various - Various
% of IPB:	2.8%	Net Rentable Area (SF)(8):	995,458
Loan Purpose:	Refinance	Location(7):	Various
Borrowers(2):	Various	Year Built / Renovated(7):	Various / Various
Borrower Sponsor:	BioMed Realty, L.P.	Occupancy:	93.8%
Interest Rate(3):	5.48759809004295%	Occupancy Date:	Various
Note Date:	8/9/2024	4th Most Recent NOI (As of):	$55,282,799 (12/31/2021)
Maturity Date:	8/9/2029	3rd Most Recent NOI (As of):	$58,687,190 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$59,155,334 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(11):	$60,248,205 (3/31/2024 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	93.7%
Amortization Type:	Interest Only	UW Revenues:	$97,707,980
Call Protection(4):	YM0.5%(25),DorYM0.5%(28),O(7)	UW Expenses:	$25,625,813
Lockbox / Cash Management:	Hard / Springing	UW NOI(11):	$72,082,166
Additional Debt(1):	Yes	UW NCF:	$71,517,523
Additional Debt Balance(1):	$519,894,737 / $166,842,106	Appraised Value / Per SF(9):	$1,098,200,000 / $1,103
Additional Debt Type(1):	Pari Passu / Subordinate	Appraisal Date(10):	Various

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF(12):	$552	$720
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(12):	$552	$720
TI / LC:	$0	Springing	(6)	Cut-off Date LTV:	50.1%	65.3%
Unfunded Obligations	$3,569,740	$0	N/A	Maturity Date LTV:	50.1%	65.3%
				UW NCF DSCR:	2.34x	1.67x
				UW NOI Debt Yield:	13.1%	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$549,894,737	64.0%	Loan Payoff	$845,920,651	98.5%
Subordinate Debt	$166,842,106	19.4	Closing Costs	$9,648,775	1.1
Sponsor Equity	$142,402,323	16.6	Upfront Reserves	$3,569,740	0.4
Total Sources	$859,139,166	100.0%	Total Uses	$859,139,166	100.0%
(1)	The BioMed 2024 Portfolio 2 Mortgage Loan (as defined below) is part of a whole loan that is comprised of 10 pari passu senior promissory notes and four junior promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $716,736,843 (the “BioMed 2024 Portfolio 2 Whole Loan”). The Cut-off Date Loan / SF, Maturity Date Loan / SF, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV and Maturity Date LTV presented above are based on the principal balance of the BioMed 2024 Portfolio 2 Senior Notes (as defined below).
(2)	The borrowers are BMR-21 Erie Street LLC, BMR-Lincoln Centre LP, BMR-Sidney Research Campus LLC and BRE-BMR Campus at Towne Centre LP.
(3)	Interest Rate represents the weighted average interest rate of component A and component B of the BioMed 2024 Portfolio 2 Whole Loan. Component A has an interest rate of 5.4313179% per annum and Component B has an interest rate of 5.9172279% per annum. The Interest Rate does not include the weighted average interest rate of component C and component D applicable to the BioMed 2024 Portfolio 2 Junior Notes. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus. The Interest Rate of the BioMed 2024 Portfolio 2 Whole Loan may change if any of the individual mortgaged properties securing the BioMed 2024 Portfolio 2 Whole Loan is released and any portion of any of the BioMed 2024 Portfolio 2 Mortgage Loan components is paid down in accordance with the BioMed 2024 Portfolio 2 Whole Loan documents. See “Release of Collateral” below for additional information related to permitted partial releases.
(4)	Defeasance of the BioMed 2024 Portfolio 2 Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 9, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024. The actual defeasance lockout period may be longer.
(5)	See “Escrows and Reserves” below.
(6)	The TI / LC Reserve is capped at an amount equal to the aggregate square footage (excluding the rentable square footage attributable to the 47 Erie Street Parking Structure mortgaged property) multiplied by $1.
(7)	See “Portfolio Summary” below.
(8)	The BioMed 2024 Portfolio 2 Properties are inclusive of 447 parking stalls located at the 47 Erie Street Parking Structure mortgaged property.
(9)	Appraised Value / Per SF excludes the value of the 47 Erie Street Parking Structure mortgaged property as there is not attributable square feet.
(10)	The appraisals were completed on various dates between April 22, 2024 and April 30, 2024.
(11)	Increase in UW NOI compared to Most Recent NOI is primarily attributable to (i) rent increases through May 31, 2025 and (ii) straight line rent credit for investment grade tenants.
(12)	Cut-off Date Loan / SF and Maturity Date Loan / SF exclude the 447 parking stalls located at the 47 Erie Street Parking Structure mortgaged property.
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The Loan. The BioMed 2024 Portfolio 2 mortgage loan (the “BioMed 2024 Portfolio 2 Mortgage Loan”) is part of a whole loan with an outstanding balance of $716,736,843 and is comprised of (i) 10 pari passu senior notes with an aggregate outstanding balance of $549,894,737 (collectively, the “BioMed 2024 Portfolio 2 Senior Notes”) and (ii) four junior notes with an aggregate outstanding balance of $166,842,106 (collectively, the “BioMed 2024 Portfolio 2 Junior Notes”). The BioMed 2024 Portfolio 2 Junior Notes are generally subordinate in right of payment to the BioMed 2024 Portfolio 2 Senior Notes. The BioMed 2024 Portfolio 2 Mortgage Loan is evidenced by non-controlling Note A-5-2, with an initial principal balance of $30,000,000. The BioMed 2024 Portfolio 2 Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA (“GSBI”) and Wells Fargo Bank, National Association. The BioMed 2024 Portfolio 2 Whole Loan is secured by a first priority fee mortgage encumbering a portfolio of seven life science lab/office properties and one parking garage, totaling 995,458 square feet and 447 parking stalls located across California and Massachusetts (collectively, the “BioMed 2024 Portfolio 2 Properties”, and each individually, a “BioMed 2024 Portfolio 2 Property”).

The BioMed 2024 Portfolio 2 Whole Loan will be serviced pursuant to the trust and servicing agreement for the BX 2024-BIO2 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus. The promissory notes comprising the BioMed 2024 Portfolio 2 Whole Loan are summarized in the below table.

BioMed 2024 Portfolio 2 Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$139,957,896	$139,957,896	BX 2024-BIO2	Yes
A-2	$69,978,947	$69,978,947	BX 2024-BIO2	No
A-3	$69,978,947	$69,978,947	BX 2024-BIO2	No
A-4	$69,978,947	$69,978,947	BX 2024-BIO2	No
A-5-1(1)	$45,000,000	$45,000,000	CREFI	No
A-5-2	$30,000,000	$30,000,000	BBCMS 2024-5C29	No
A-5-3(1)	$5,000,000	$5,000,000	CREFI	No
A-6	$40,000,000	$40,000,000	BANK5 2024-5YR9	No
A-7(1)	$40,000,000	$40,000,000	GSBI	No
A-8	$40,000,000	$40,000,000	BANK5 2024-5YR9	No
Total Senior Notes	$549,894,737	$549,894,737
B-1(2)	$66,736,843	$66,736,843	BX 2024-BIO2	No
B-2(2)	$33,368,421	$33,368,421	BX 2024-BIO2	No
B-3(2)	$33,368,421	$33,368,421	BX 2024-BIO2	No
B-4(2)	$33,368,421	$33,368,421	BX 2024-BIO2	No
Total Junior Notes	$166,842,106	$166,842,106
Whole Loan	$716,736,843	$716,736,843
(1)	Expected to be contributed to one or more future securitizations.
(2)	The BioMed 2024 Portfolio 2 Junior Notes will generally be subordinate in right of payment to the BioMed 2024 Portfolio 2 Senior Notes.

The Properties. The BioMed 2024 Portfolio 2 Properties consist of eight properties totaling approximately 995,458 square feet and 447 parking stalls, including seven lab/office properties and one parking garage property. Geographically, the BioMed 2024 Portfolio 2 Properties span two states and three key life science submarkets: Mid Cambridge, Boston (four properties, 58.8% of UW NOI), Peninsula, San Francisco (one property, 21.5% of UW NOI) and University Towne Center, San Diego (three properties, 19.7% of UW NOI).

As of the underwritten rent roll dated April 12, 2024, the BioMed 2024 Portfolio 2 Properties were 93.8% leased to 14 individual tenants, with a weighted average remaining lease term of 5.8 years. Tenancy across the BioMed 2024 Portfolio 2 Properties is generally comprised of biotech and life science companies including a mix of publicly traded, investment-grade rated and privately held companies. Approximately 48.2% of the BioMed 2024 Portfolio 2 Properties NRA is leased to investment-grade tenants, with the largest tenant, Illumina, Inc. (“Illumina”) (rated Baa3/BBB/BBB by Moody’s/S&P/Fitch), representing 20.8% of underwritten rent. Several of the BioMed 2024 Portfolio 2 Properties serve as domestic headquarters for companies such as Intellia Therapeutics, Inc. and Poseida Therapeutics, Inc.

Additionally, the BioMed 2024 Portfolio 2 Properties benefit from their rollover profile as evidenced by only 26.7% of NRA and 36.4% of underwritten rent expiring during the term of the BioMed 2024 Portfolio 2 Whole Loan. No greater than 9.9%

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of Portfolio NRA or 15.3% of underwritten rent is subject to roll during any single year during the term of the BioMed 2024 Portfolio 2 Whole Loan. Additionally, 36.2% of the BioMed 2024 Portfolio 2 Properties’ NRA is comprised of leases expiring in 2033. Additionally, among those tenants rolling during the term of the BioMed 2024 Portfolio 2 Whole Loan, UW rent is on average approximately 12.0% below the appraisal concluded market rents, offering potential mark-to-market opportunity.

The BioMed 2024 Portfolio 2 Properties fell into the following three categories prior to the closing of the BX 2024-BIO2 securitization: (i) two properties previously included in the LIFE 2021-BMR securitization transaction (the “BMR Same-Store Properties”), (ii) three properties previously included in the DBGS 2018-BIOD securitization transaction (the “BIOD Same-Store Properties”) and (iii) three properties previously encumbered with balance sheet financing. Since the closing of the LIFE 2021-BMR securitization transaction, the BMR Same-Store Properties have achieved UW NOI growth of approximately 42.7%. Similarly, the BIOD Same-Store Properties have achieved UW NOI growth of approximately 27.7% since the closing of the DBGS 2018-BIOD securitization transaction.

The following table presents a summary of certain information relating to the BioMed 2024 Portfolio 2 Properties:

Portfolio Summary
Property Name	City, State	Property Sub- Type	Year Built / Year Renovated	NRA(1)	% of Portfolio NRA(1)	Leased %(1)	Wtd. Avg. Remaining Lease Term (Yrs)(1)	UW NOI ($MM)(1)	% of Portfolio UW NOI(1)
200 Sidney	Cambridge, MA	Lab / Office	2000 / 2016	188,616	18.9%	100.0%	4.8	$24.3	33.7%
Lincoln Centre	Foster City, CA	Lab / Office	2017 / NAP	360,000	36.2%	100.0%	8.7	$15.5	21.5%
40 Erie Street	Cambridge, MA	Lab / Office	1996 / 2015	106,638	10.7%	100.0%	2.4	$10.6	14.7%
4570 Executive Drive	San Diego, CA	Lab / Office	2000 / 2019	125,550	12.6%	91.6%	1.6	$8.4	11.6%
21 Erie Street	Cambridge, MA	Lab / Office	1925 / 2018	51,914	5.2%	100.0%	6.2	$5.3	7.4%
9360-9390 Towne Centre Drive	San Diego, CA	Lab / Office	1990 / 2020	147,577	14.8%	65.6%(2)	5.6	$4.9	6.8%
47 Erie Street Parking Structure	Cambridge, MA	Parking Garage	1997 / NAP	NAP	NAP	NAP	NAP	$2.2	3.0%
Eastgate Mall	San Diego, CA	Lab / Office	1989 / 2020	15,163	1.5%	100.0%	5.3	$0.9	1.2%
Total/Wtd. Avg.				995,458	100.0%	93.8%	5.8	$72.1	100.0%
(1)	Information is based on the underwritten rent roll as of April 12, 2024.
(2)	Biosplice Therapeutics, Inc. currently leases 76,172 square feet at the 9360-9390 Towne Centre Drive mortgaged property and subleases 25,391 square feet to BioMed Realty, L.P. The remaining 50,781 square feet of non-subleased space was not being utilized by Biosplice Therapeutics, Inc. at the time or origination and, therefore, the lender underwriting considers such space to be vacant.

Major Tenants.

The three largest tenants based on underwritten base rent are Illumina, AbbVie Inc. (“AbbVie”) and Seres Therapeutics, Inc. (“Seres Therapeutics”).

Illumina (360,000 square feet; 36.2% of net rentable area; 20.8% of underwritten rent) (NASDAQ: ILMN): Illumina is a company specializing in sequencing and array-based solutions for genetic and genomic analysis with products servicing customers across several markets. Illumina’s customers include genomic research centers, academic institutions, government laboratories and hospitals, as well as pharmaceutical, biotechnology, commercial molecular diagnostic laboratories and consumer genomics companies. Illumina leases 360,000 square feet at the Lincoln Centre mortgaged property, with 200,000 square feet expiring in January 2033 and 160,000 square feet expiring in November 2033.

Illumina subleases a total of 133,800 square feet to three distinct sub-tenants at the Lincoln Centre mortgaged property. The weighted average sub-lease rent represents a premium to the in-place contractual rent under the Illumina lease. The lender underwriting is reflective of the in-place contractual rent under the Illumina prime lease.

AbbVie Inc., (A3/A-/NR by Moody’s/S&P/Fitch; 119,980 square feet; 12.1% of net rentable area) (NYSE: AABV): AbbVie is a global, research-based pharmaceutical company with products across immunology, oncology, aesthetics, neuroscience and eye care. AbbVie serves patients in over 175 countries and provides treatments for over 75 conditions. AbbVie employed approximately 50,000 employees in over 70 countries as of January 31, 2024. AbbVie leases 119,980 square feet at the 200 Sidney mortgaged property, with 57,850 square feet expiring in July 2028 and 62,130 square feet expiring in October 2029. A portion of the space leased through October 2029 was a recent extension by AbbVie.

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Seres Therapeutics, Inc. (68,636 square feet; 6.9% of net rentable area; 13.1% of underwritten rent) (NASDAQ: MCRB): Seres Therapeutics operates as a microbiome therapeutics platform company that focuses on developing biological drugs designed to treat disease by modulating the microbiome to restore health and repair the function of a disrupted microbiome to a non-disease state. Seres Therapeutics’ first drug VOWST was approved by the U.S. Food and Drug Administration to prevent Clostridioides difficile infection. Seres Therapeutics’ current lease expires in January 2030.

The following table presents certain information relating to the tenants at the BioMed 2024 Portfolio 2 Properties:

Tenant Summary(1)(2)(3)
Tenant Name	Ratings (Moody’s/S&P/ Fitch)(4)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration
Illumina(5)	Baa3/BBB/BBB	360,000	36.2%	$38.04	$13,694,400	20.8%	Various(5)
AbbVie(6)	A3/A-/NR	119,980	12.1	NAV	NAV	NAV	Various(6)
Poseida Therapeutics, Inc.(7)	NR/NR/NR	86,568	8.7	$56.12	4,858,415	7.4	12/31/2029
Seres Therapeutics	NR/NR/NR	68,636	6.9	$125.66	8,624,800	13.1	1/13/2030
Intellia Therapeutics, Inc.	NR/NR/NR	65,319	6.6	$86.14	5,626,579	8.5	9/30/2026
MIL 21E, LLC	NR/NR/NR	51,914	5.2	$97.89	5,081,861	7.7	11/30/2030
BioMed Realty, L.P.(8)	NR/NR/NR	49,912	5.0	$54.02	2,696,246	4.1	6/22/2025
Human Longevity, Inc.(9)	NR/NR/NR	48,049	4.8	$80.81	3,882,840	5.9	Various(8)

SubTotal/Wtd Avg.		850,378	85.4%
Other Tenants(10)		83,716(11)	8.4%(11)	NAV	NAV	NAV
Occupied Collateral Total		934,094	93.8%	$70.56	$65,911,829	100.0%
Vacant Space		61,364	6.2
Collateral Total		995,458	100.0%
(1)	Information is based on the underwritten rent roll as of April 12, 2024, inclusive of rent steps through May 31, 2025.
(2)	Certain tenants reflected in the chart above, although paying rent, are not yet in occupancy with respect to all or a portion of their leased space and in those cases such space is currently “dark”, and/or have the option to terminate all or a portion of their leased space prior to the lease expiration date. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” and “Description of the Mortgage Pool-Mortgage Pool Characteristics-Tenant Issues-Lease Expirations and Terminations-Other” in the Prospectus for more information regarding the foregoing and related tenant issues.
(3)	Certain tenants reflected in the chart above may sublease square feet with respect to all or a portion of their leased space. See “Risk Factors— Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” and “Description of the Mortgage Pool-Mortgage Pool Characteristics-Tenant Issues-Other” in the Prospectus for more information regarding the foregoing and related tenant issues. Human Longevity, Inc. subleases 25,394 square feet at the 4570 Executive Drive mortgaged property to Neogenomics at a rental rate of $64.56 per square foot NNN.
(4)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(5)	Illumina leases 360,000 square feet at the Lincoln Centre mortgaged property, with 200,000 square feet expiring on January 15, 2033 and 160,000 square feet expiring on November 15, 2033.
(6)	AbbVie leases 119,980 square feet at the 200 Sidney mortgaged property, with 57,850 square feet expiring on July 31, 2028 and 62,130 square feet expiring on October 31, 2029.
(7)	Poseida Therapeutics, Inc. occupies approximately 71,405 square feet at the 9360-9390 Towne Centre Drive mortgaged property and approximately 15,163 square feet at the Eastgate Mall mortgaged property.
(8)	BioMed Realty, L.P. is an affiliate of the borrower.
(9)	Human Longevity, Inc. leases 48,049 square feet at the 4570 Executive Drive mortgaged property with 13,433 square feet expiring on September 12, 2030 and 34,616 square feet expiring on September 12, 2025.
(10)	Other Tenant Net Rentable Area (SF) is inclusive of 25,391 square feet subleased to BioMed Realty, L.P. by Biosplice Therapeutics, Inc. Biosplice Therapeutics, Inc. currently leases 76,172 square feet at the 9360-9390 Towne Centre Drive mortgaged property but at the time of origination, was not utilizing the non-subleased space (50,781 square feet). For underwriting purposes, the lender has treated the non-subleased space as vacant.
(11)	Includes Biosplice Therapeutics, Inc., which subleases 25,391 square feet at the 9360-9390 Towne Centre Drive mortgaged property to BioMed Realty, L.P. at a rental rate of approximately $56.37 per square foot NNN.

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The following table presents certain information relating to the lease rollover schedule at the BioMed 2024 Portfolio 2 Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	61,364	6.2%	NAP	NAP	61,364	100.0%	NAP	NAP
2024	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.00%
2025	3	98,435	9.9%	$7,190,219	10.9%	98,435	9.9%	$7,190,219	10.9%
2026	3	82,325	8.3%	$6,774,994	10.3%	180,760	18.2%	$13,965,213	21.2%
2027	0	0	0.0%	$0	0.0%	180,760	18.2%	$13,965,213	21.2%
2028	2	84,656	8.5%	$10,055,763	15.3%	265,416	26.7%	$24,020,976	36.5%
2029	3	149,304	15.0%	$11,972,980	18.2%	414,720	41.7%	$35,993,956	54.7%
2030	4	159,374	16.0%	$16,223,473	24.6%	574,094	57.7%	$52,217,429	79.3%
2031	0	0	0.0%	$0	0.0%	574,094	57.7%	$52,217,429	79.3%
2032	0	0	0.0%	$0	0.0%	574,094	57.7%	$52,217,429	79.3%
2033	2	360,000	36.2%	$13,694,400	20.8%	934,094	93.8%	$65,911,829	100.0%
2034	0	0	0.0%	$0	0.0%	934,094	93.8%	$65,911,829	100.0%
2035 & Beyond	0	0	0.0%	$0	0.0%	934,094	93.8%	$65,911,829	100.0%
Total	17	995,458	100.0%	$65,911,829	100.0%	995,458	100.0%	$65,911,829	100.0%
(1)	Based on the underwritten rent roll as of April 12, 2024, inclusive of contractual rent steps through May 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.

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The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the BioMed 2024 Portfolio 2 Properties:

Cash Flow Analysis(1)(2)
	2021	2022	2023	TTM 3/31/2024(3)	UW(3)	UW Per SF
Base Rent(4)	$53,692,596	$56,896,650	$57,041,567	$58,184,829	$62,811,907	$63.10
Rent Steps	0	0	0	0	3,099,922	$3.11
Credit Tenant Rent Steps	0	0	0	0	2,861,326	$2.87
Potential Income from Vacant Space	0	0	0	0	6,259,328	$6.29
Gross Potential Rent	$53,692,596	$56,896,650	$57,041,567	$58,184,829	$75,032,482	$75.37
Recoveries	$21,774,462	$21,833,220	$23,186,569	23,003,034	24,652,742	$24.77
Total Gross Income	$75,467,058	$78,729,870	$80,228,136	$81,187,863	$99,685,224	$100.14
(Vacancy)	0	0	0	0	(6,259,328)	($6.29)
Parking	3,479,391	3,767,727	4,244,294	4,282,083	4,282,083	$4.30
Effective Gross Income	$78,946,449	$82,497,597	$84,472,430	$85,469,946	$97,707,980	$98.15
Real Estate Taxes(5)	11,269,448	10,764,291	10,923,225	10,775,914	11,684,665	$11.74
Insurance	993,631	913,919	992,586	1,087,161	591,533	$0.59
Other Expenses(6)	11,400,571	12,132,197	13,401,285	13,358,667	13,349,615	$13.41
Total Expenses	$23,663,650	$23,810,406	$25,317,096	$25,221,741	$25,625,813	$25.74
Net Operating Income	$55,282,799	$58,687,190	$59,155,334	$60,248,205	$72,082,166	$72.41
Replacement Reserves	0	0	0	0	66,915	$0.07
TI/LC	$0	0	0	0	497,729	$0.50
Net Cash Flow	$55,282,799	$58,687,190	$59,155,334	$60,248,205	$71,517,523	$71.84

Occupancy (%)	100.0%	100.0%	98.8%	98.9%(1)	93.7%
NCF DSCR(7)	1.81x	1.92x	1.93x	1.97x	2.34x
NOI Debt Yield(7)	10.1%	10.7%	10.8%	11.0%	13.1%
(1)	Based on the underwritten rent roll as of April 12, 2024, with UW inclusive of (i) contractual rent increases through May 31, 2025 and (ii) straight line rent for investment-grade tenants.
(2)	Historical and underwritten cash flows have been adjusted to remove free rent and concessions.
(3)	Increase in UW NOI compared to TTM 3/31/2024 NOI is primarily attributable to (i) rent increases through May 31, 2025 and (ii) straight line rent credit for investment grade tenants.
(4)	UW Base Rent accounts for newly executed leases and excludes any free rent.
(5)	UW Real Estate Taxes are based on the borrower sponsor’s budget.
(6)	UW Other Expenses are inclusive of a 1.5% management fee.
(7)	NCF DSCR and NOI Debt Yield are based on the BioMed 2024 Portfolio 2 Senior Notes. Including the BioMed 2024 Portfolio 2 Junior Notes, NCF DSCR is 1.67x and NOI Debt Yield is 10.1%.

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Appraisals. According to the appraisals, the BioMed 2024 Portfolio 2 Properties had an aggregate “as-is” value as of $1,098,200,000 as of various dates in April 2024, which reflects the aggregate as-is appraised value of the individual BioMed 2024 Portfolio 2 Properties, exclusive of any portfolio premium.

BioMed 2024 Portfolio 2 Appraised Value(1)
Property	Value	Capitalization Rate
200 Sidney	323,600,000	6.00%
Lincoln Centre	243,000,000	5.50%
40 Erie Street	151,900,000	6.00%
4570 Executive Drive	120,000,000	5.65%
9360-9390 Towne Centre Drive	141,000,000	5.50%
21 Erie Street	75,500,000	6.00%
47 Erie Street Parking Structure	28,000,000	6.50%
Eastgate Mall	15,200,000	5.50%
Total / Wtd. Avg.	$1,098,200,000	5.79%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessments dated as of various dates in April 2024, there was no evidence of any recognized environmental conditions at the BioMed 2024 Portfolio 2 Properties.

The Markets.

Boston – Cambridge Market. Four properties, comprising a total of 347,168 square feet and 447 parking stalls, are located in the Boston – Cambridge life science market, contributing approximately $42.4 million (approximately 58.8%) of UW NOI. The Boston – Cambridge life science market includes the largest property in the BioMed 2024 Portfolio 2 Whole Loan, the 200 Sidney mortgaged property (33.7% of UW NOI), which is 100.0% leased to AbbVie (63.6% of the property’s NRA) and Seres Therapeutics (36.4% of the property’s NRA).

The Boston – Cambridge market has been considered one of the most innovative life science cities in the world according to a third-party market report. Cambridge has provided leading healthcare and biotechnology firms with supportive infrastructure, access to top academic institutions, state-of-the-art laboratories and funding from leading venture capital firms. The life science corridor within the greater Boston area is home to over 500 companies, including some of the largest biopharmaceutical companies in the world. In 2023, biopharma companies with headquarters in Massachusetts received approximately $7.7 billion in venture capital funding, which is an increase from the pre-COVID-19 pandemic amount of $5.5 billion. The 2023 venture capital funding for biopharma companies with headquarters in Massachusetts represented approximately 31% of all national venture capital investments, an increase from the 2022 total of approximately 25%. Across Massachusetts, nearly 2,000 drugs are in the development pipeline and over 800 drugs are in stages of clinical trials, which represents 14.9% of the national pipeline (second only to California). Access to talent differentiates the Boston market with over 80 colleges and universities nearby as the Boston market represents the largest concentration of college students in the nation. Boston is also home to 22 hospitals and some of the top medical schools in the country, including Harvard Medical School, Tufts University School of Medicine and Boston University Chobanian & Avedisian School of Medicine. In the first quarter of 2024, triple-net market rents within the East and Mid Cambridge submarket were reported at $110.20 per square foot. Due to the lack of available and developable land, the vacancy rates within the East and Mid Cambridge submarket remain low as the submarket appears insulated from new supply.

San Francisco Market. Located within the San Francisco life science market, the Lincoln Centre mortgaged property comprises a total of 360,000 square feet and contributes approximately $15.5 million (approximately 21.5%) of UW NOI.

Centrally located in the San Francisco Peninsula submarket, the Lincoln Centre mortgaged property provides access to leading biotech clusters and research institutions in the Bay Area. According to a third-party market report, San Francisco is the second largest life science market in the United States and encompasses approximately 36 million square feet of lab space. The Bay Area is considered the “birthplace of biotechnology.” In 1976, Genentech, the world’s first biotech company, was founded in San Francisco. The Bay Area has since been home to one of the largest biotech clusters in the world as it comprises over 250 companies and features a workforce developed from top academic institutions nearby. The largest companies in the life science industry, including Roche (Genentech), Gilead, Illumina, Merck, Amgen, Abbott and the life science arm of Google (Verily), have established a presence in the Bay Area. The San Francisco life science market features

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one of the densest concentrations of qualified life science professionals and has benefitted from the research, innovation and talent pool from nearby universities with life science incubators, such as Stanford, UC San Francisco and UC Berkeley. As of the fourth quarter of 2023, the monthly average asking rents in the Bay Area life science market remain near all-time highs. As of the second quarter of 2023, life science companies in the San Francisco Bay Area life science market employed over 116,000 individuals. Biotech venture capital funding in the Bay Area market increased in the fourth quarter of 2023, recording $2.06 billion in capital raised, which is an increase from the $1.91 billion raised in the third quarter of 2023 and $2.01 billion raised in the fourth quarter of 2022.

San Diego Market. Three of the BioMed 2024 Portfolio 2 Properties are located in the San Diego life science market, comprising a total of 288,290 square feet and contributing approximately $14.2 million (approximately 19.7%) of UW NOI.

According to a third-party market report, the San Diego life science market, often referred to as “Biotech Beach,” is recognized as one of the leading life science markets globally. As the third largest biotech cluster in the United States, the San Diego market has been a focus of major life science REITs and real estate investment due to its research institutions and investment activity from venture capital. The San Diego life science cluster is anchored by UC San Diego and the Scripps Research Institute, among other research institutes. The life science industry remains a cornerstone of San Diego’s economic landscape as the industry employs over 77,000 individuals across over 2,000 companies. The San Diego market’s demand for life science facilities, along with the lack of available space and rising construction costs, has led to several office and flex conversion plans in order to repurpose properties into life science space. In March 2024, Pfizer signed a 15-year, approximately 230,000 square foot lease for its oncology division at a complex along the San Diego coast. Pfizer’s lease marks the largest life science lease in 2024 and the lease is more than twice the size of 2023’s largest lease in the San Diego life science market. Since 2019, San Diego has received at least $1 billion in National Institutes of Health funding per year and in 2022, received a record $1.2 billion.

The following table presents certain market rent conclusions for the BioMed 2024 Portfolio 2 Properties:

Market Rent Conclusions(1)
Property Name	Appraisal Concluded Market Rent	UW Rent PSF(2)	Delta
200 Sidney	$115.00	$121.13	5.3%
Lincoln Centre	$75.00	$38.04	-49.3%
40 Erie Street	$110.00	$96.32	-12.4%
4570 Executive Drive	$79.20	$67.21	-15.1%
21 Erie Street	$105.00	$97.89	-6.8%
9360-9390 Towne Centre Drive	$78.00	$56.05	-28.1%
Eastgate Mall	$78.00	$57.00	-26.9%
Wtd. Avg.(3)	$97.41	$85.69	-12.0%
(1)	Source: Appraisals.
(2)	Based on underwritten rent rolls as of April 12, 2024, inclusive of contractual rent increases through May 31, 2025.
(3)	Wtd. Avg. is calculated based on UW Rent of the respective property.

The Borrowers. The borrowers are BMR-21 Erie Street LLC, BMR-Lincoln Centre LP, BMR-Sidney Research Campus LLC and BRE-BMR Campus at Towne Centre LP, each either Delaware limited liability companies or limited partnerships and special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the BioMed 2024 Portfolio 2 Whole Loan.

The Borrower Sponsor. The borrower sponsor is BioMed Realty, L.P., a Blackstone portfolio company, which indirectly owns and controls the borrowers. The borrower sponsor is a provider of real estate solutions to the life science and technology industries. The borrower sponsor owns and operates life science real estate comprising 16.1 million square feet concentrated in leading innovation markets throughout the United States and United Kingdom, including Boston/Cambridge, San Francisco, San Diego, Seattle, Boulder and Cambridge, United Kingdom. In addition, the borrower sponsor maintains a development platform with 2.7 million square feet of Class A properties in active construction, to meet the growing demand of the life science industry.

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The non-recourse carveout guarantor for the BioMed 2024 Portfolio 2 Whole Loan is BRE Edison L.P. The non-recourse carveout guarantor’s springing recourse liability for enumerated bankruptcy events is limited to 15% of the outstanding BioMed 2024 Portfolio 2 Whole Loan amount, plus costs of enforcement. In addition, the BioMed 2024 Portfolio 2 Whole Loan documents provide that the guarantor’s loss-recourse liability for environmental matters is limited to the aggregate pollution legal liability environmental insurance policy minimum limits applicable to the related mortgaged properties if the term of the related pollution legal liability property does not extend two years past the BioMed 2024 Portfolio 2 Whole Loan maturity.

Property Management. The BioMed 2024 Portfolio 2 Properties are managed by BioMed Realty LLC, a borrower-affiliated management company and Pro Park, LLC.

Escrows and Reserves.

Tax Reserve – During the continuance of a Cash Sweep Period (as defined below), the borrowers are required to deposit on each payment date 1/12th of an amount that the lender reasonably estimates will be payable for taxes during the next ensuing 12 months.

Insurance Reserve – During the continuance of a Cash Sweep Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless no event of default is continuing and the BioMed 2024 Portfolio 2 Properties are insured under a blanket policy meeting the requirements set forth in the BioMed 2024 Portfolio 2 Whole Loan documents, in which case, no insurance escrows will be required.

Unfunded Obligations Reserve – At origination, the borrowers deposited approximately $3,569,740 into an unfunded obligations reserve for outstanding free rent, unfunded tenant improvement allowances and leasing commissions.

Rollover Reserve – During the continuance of a Cash Sweep Period, if the amount in the rollover reserve account is less than an amount equal to $1 multiplied by the aggregate square footage (excluding the rentable square footage attributable to the parking garage mortgaged property) (the “Rollover Reserve Cap”), the borrowers will be required to deposit on each payment date an amount equal to 1/12th of the Rollover Reserve Cap (or such lesser amount that would cause the amounts on deposit in the rollover reserve account to equal the Rollover Reserve Cap).

Lockbox / Cash Management. The BioMed 2024 Portfolio 2 Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deposit, or cause to be deposited, all revenues derived from the BioMed 2024 Portfolio 2 Properties into restricted lockbox accounts in the name of certain of the borrowers for the benefit of the lender to the extent set forth in the BioMed 2024 Portfolio 2 Whole Loan documents. During a Cash Sweep Period, funds on deposit in the lockbox accounts are required to be transferred to a single segregated account, a cash management account, held in trust and for the benefit of the lender. After application of such funds as provided in the BioMed 2024 Portfolio 2 Whole Loan documents, during a Cash Sweep Period excess cash is swept to a reserve, provided that (i) such excess cash sweep is capped at the Trigger Prepayment Amount (as defined below), and (ii) funds in such reserve may be applied to certain expenses and distributions, and may be replaced by an excess cash flow guaranty. If a Cash Sweep Period does not exist, the borrowers have access to the lockbox accounts and may direct funds be transferred to an account designated by the borrowers that is not pledged as security for the BioMed 2024 Portfolio 2 Whole Loan or the mezzanine loan.

“Cash Sweep Period” means a period commencing upon the earliest to occur of: (i) an event of default under the BioMed 2024 Portfolio 2 Whole Loan; (ii) certain bankruptcy or insolvency events with respect to the borrowers; (iii) the debt yield on the BioMed 2024 Portfolio 2 Whole Loan (and if outstanding, any mezzanine loan) falling below 7.00% for two consecutive calendar quarters immediately preceding the applicable debt yield determination date set forth in the BioMed 2024 Portfolio 2 Whole Loan documents (a “Debt Yield Trigger Event”) or (iv) an event of default under the mezzanine loan documents; and expiring upon, with respect to: (w) clause (i) above, such event of default is no longer continuing; (x) clause (ii) above, such bankruptcy action, only in the event of an involuntary bankruptcy action that was not consented to by a borrower or its general partner or managing member, as applicable, is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action; (y) clause (iii) above, (1) such debt yield is equal to or greater than 7.00% on the first day of each of two consecutive calendar quarters, (2) immediately upon the borrowers’ and/or the mezzanine borrower’s prepayment of the BioMed 2024 Portfolio 2 Whole Loan and/or the mezzanine loan, as applicable, in an amount (the “Trigger Prepayment Amount”) such that the debt yield is equal to 7.00% without any obligation to wait two consecutive quarters or (3) the borrowers deliver to the lender cash or a letter of credit in an amount equal to the amount

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by which net operating income would need to increase in order to achieve a debt yield equal to 7.00% (as applicable, the “Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral will be held by the lender in escrow as additional collateral for the BioMed 2024 Portfolio 2 Whole Loan and the mezzanine borrower delivers to the mezzanine lender cash or a letter of credit in an amount equal to the lender’s allocation (as defined in the mezzanine loan agreement) of the Debt Yield Cure Collateral amount (the “Mezzanine Debt Yield Cure Collateral”), which Mezzanine Debt Yield Cure Collateral will be held by the mezzanine lender in escrow as additional collateral for the mezzanine loan, and is required to be returned to the borrowers by the lender and be returned to the mezzanine borrower by the mezzanine lender upon the earlier of (A) the occurrence of a Debt Yield Trigger Event cure pursuant to clause (1) or (2) above or (4) below (provided that no other Cash Sweep Period is then in effect), and (B) the repayment of the BioMed 2024 Portfolio 2 Whole Loan or the mezzanine loan debt, as applicable, in full or (4) the guarantor delivers to the lender a guaranty in an amount equal to the lender’s allocation of the Trigger Prepayment Amount, and (z) clause (iv) above, such mezzanine loan default is no longer continuing. For the avoidance of doubt, the Debt Yield Cure Collateral cannot be applied by the lender and the debt yield guaranty may not be drawn on by the lender to satisfy any portion of the BioMed 2024 Portfolio 2 Whole Loan other than during the continuance of a Priority Payment Cessation Event (as defined below). In the event the Debt Yield Trigger Event cure is achieved by delivery of the Debt Yield Cure Collateral to the lender and delivery of the Mezzanine Debt Yield Cure Collateral to the mezzanine lender, the applicable Debt Yield Trigger Event will cease upon delivery of such Debt Yield Cure Collateral to the lender and such Mezzanine Debt Yield Cure Collateral to the mezzanine lender without any obligation to wait two consecutive calendar quarters.

“Priority Payment Cessation Event” means (a) the acceleration of the BioMed 2024 Portfolio 2 Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the BioMed 2024 Portfolio 2 Whole Loan documents relating to all or a material portion of the applicable BioMed 2024 Portfolio 2 Property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the BioMed 2024 Portfolio 2 Whole Loan documents.

Subordinate Debt and Mezzanine Debt. The BioMed 2024 Portfolio 2 Whole Loan also includes the BioMed 2024 Portfolio 2 Junior Notes. The BioMed 2024 Portfolio 2 Junior Notes bear interest at the weighted average of the interest rate of BioMed 2024 Portfolio 2 Mortgage Loan component C (which is 6.6442479% per annum) and component D (which is 7.7308079% per annum). Payments on the BioMed 2024 Portfolio 2 Junior Notes are generally subordinate to payments on the BioMed 2024 Portfolio 2 Senior Notes, provided that the BioMed 2024 Portfolio 2 Junior Notes receive payments of interest prior to principal payments being made on the BioMed 2024 Portfolio 2 Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The BioMed 2024 Portfolio 2 Whole Loan” in the Prospectus.

Permitted Future Mezzanine Debt. Provided that no event of default is continuing under the BioMed 2024 Portfolio 2 Whole Loan documents, a constituent party of the borrowers is permitted to incur a mezzanine loan (the “BioMed 2024 Portfolio 2 Mezzanine Loan”) secured by the equity interest held by such constituent party in the borrowers under the BioMed 2024 Portfolio 2 Whole Loan, subject to the satisfaction of certain requirements set forth in the BioMed 2024 Portfolio 2 Whole Loan documents, which include, but are not limited to: (i) the combined loan-to-value ratio based on the BioMed 2024 Portfolio 2 Whole Loan and the BioMed 2024 Portfolio 2 Mezzanine Loan is not greater than 65.3%; (ii) the combined debt yield based on the BioMed 2024 Portfolio 2 Whole Loan and the BioMed 2024 Portfolio 2 Mezzanine Loan is no less than 9.66%; (iii) the execution of an intercreditor agreement acceptable to the lender; and (iv) the maturity of the BioMed 2024 Portfolio 2 Mezzanine Loan is coterminous with, or longer than, the maturity date of BioMed 2024 Portfolio 2 Whole Loan. No rating agency confirmation is required for the issuance of the BioMed 2024 Portfolio 2 Mezzanine Loan. The mezzanine loan may bear a floating rate of interest, in which case the mezzanine borrower will be required to obtain an interest rate cap agreement from an institutional lender, the strike price of which will be used to calculate the debt service coverage ratio on the BioMed 2024 Portfolio 2 Whole Loan. Provided that there is no event of default under the BioMed 2024 Portfolio 2 Whole Loan, the mezzanine loan may be prepaid at a discount pursuant to negotiated transactions solely with the mezzanine lender. Provided that there is no event of default under the BioMed 2024 Portfolio 2 Whole Loan, the mezzanine loan may be voluntarily prepaid without any obligation to make a corresponding prepayment of the BioMed 2024 Portfolio 2 Whole Loan; provided that the foregoing will not apply to prepayments made (x) to achieve Debt Yield Trigger Event cure, (y) in connection with the partial release of a BioMed 2024 Portfolio 2 Property and (z) from excess cash flow reserve funds, which in each case are required to be made concurrently with a pro rata prepayment of the BioMed 2024 Portfolio 2 Whole Loan.

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Annex A-3	BBCMS 2024-5C29
No. 8 – BioMed 2024 Portfolio 2

Partial Release. The borrowers may at any time obtain the release of an individual BioMed 2024 Portfolio 2 Property from the lien of the BioMed 2024 Portfolio 2 Whole Loan and the release of the applicable borrower’s obligations under the BioMed 2024 Portfolio 2 Whole Loan documents with respect to the released BioMed 2024 Portfolio 2 Property, subject to the satisfaction of certain conditions, including, but not limited to, (i) payment of the applicable Release Amount (as defined below) together with, if such prepayment is made prior to the Permitted Par Prepayment Date (as defined below), any Yield Maintenance Premium (as defined below) then required or, if after the defeasance lockout period, defeasance of the applicable Release Amount, (ii) after giving effect to such release, the debt yield of the BioMed 2024 Portfolio 2 Whole Loan as of the determination date immediately preceding such release is greater than or equal to 9.66% and (iii) compliance with certain REMIC provisions. Notwithstanding the foregoing, if the foregoing debt yield requirement is not satisfied and the release of such BioMed 2024 Portfolio 2 Property is in connection with an arms-length transaction to a third party, the borrowers may obtain the release of such BioMed 2024 Portfolio 2 Property upon payment to the lender of an amount equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such BioMed 2024 Portfolio 2 Property and (ii) the greater of (x) the applicable Release Amount for such BioMed 2024 Portfolio 2 Property together with any Yield Maintenance Premium then required and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt yield requirement, together with any Yield Maintenance Premium then required. In connection with any release where the amount to be prepaid is less than the Mortgage ALA (defined below) for such BioMed 2024 Portfolio 2 Property, the Mortgage ALA for each BioMed 2024 Portfolio 2 Property that will remain subject to the lien of the BioMed 2024 Portfolio 2 Whole Loan will each be increased on a pro rata basis by the amount of such shortfall, provided that to the extent such increase will require amending any mortgage which contains a cap on the amount secured by such mortgage that is less than the reallocated Mortgage ALA, the borrowers will pay the cost of any mortgage recording tax.

“Release Amount” means, for a BioMed 2024 Portfolio 2 Property, the lesser of (a) the outstanding principal amount of the BioMed 2024 Portfolio 2 Whole Loan (plus interest and any other amounts that may be due) and (b) the product of the allocated mortgage loan amount (“Mortgage ALA”) for such BioMed 2024 Portfolio 2 Property (as adjusted pursuant to the BioMed 2024 Portfolio 2 Whole Loan documents, if applicable), multiplied by (i) 105%, until such time as the outstanding BioMed 2024 Portfolio 2 Whole Loan amount has been reduced to $501,715,790, and (ii) thereafter, 110%.

“Yield Maintenance Premium” means, with respect to each BioMed 2024 Portfolio 2 Whole Loan component being prepaid, an amount equal to the greater of (a) one-half of one percent (0.50%) of the outstanding principal amount of such component to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest in respect of the principal amount of such component being prepaid under the BioMed 2024 Portfolio 2 Whole Loan documents assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on such BioMed 2024 Portfolio 2 Whole Loan component is paid on February 9, 2029 (the “Permitted Par Prepayment Date”) (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the prepayment rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding payment date in the event such payment is not made on a payment date), over (ii) the principal amount being prepaid; provided, that with respect to any prepayment of any portion of the BioMed 2024 Portfolio 2 Whole Loan that is made after the payment date in January 2029, but prior to the Permitted Par Prepayment Date, the Yield Maintenance Premium will be zero.

Ground Lease. None.

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Annex A-3	BBCMS 2024-5C29
No. 9 – Stonebriar Centre

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Annex A-3	BBCMS 2024-5C29
No. 9 – Stonebriar Centre

KidZania
2ND LEVEL
HYATT
REGENCY
2ND LEVEL
NORDSTROM
DICK'S
SPORTING GOODS
Dillard's
macy's
HOLLISTER
MANGO
chico's
QUAY
ATHLETA
SEPHORA
BANANA REPUBLIC
Capital One
VICTORIA'S SECRET
ALDO
VANS
purple
PLACE
KIDS
VACANT
VACANT
BARNES NOBLE
DAVE & BUSTER'S
jcpenney
LEVEL ONE
Anchor / Major
In-line
Vacant
Not Part of the Collateral

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Annex A-3	BBCMS 2024-5C29
No. 9 – Stonebriar Centre

KidZania
HYATT REGENCY
NORDSTROM
LOFT
ZARA
TILLY'S
DICK'S
CHAMPS
Dillard's
macy's
Buckle
H&M
GARAGE
BARNES & NOBLE
UNIQLO
amc
jcpenney
VACANT
LEVEL TWO
Anchor / Major
In-line
Vacant
Not Part of the Collateral

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Annex A-3	BBCMS 2024-5C29
No. 9 – Stonebriar Centre

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No. 9 – Stonebriar Centre

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	2.8%	Net Rentable Area (SF)(5):	1,096,880
Loan Purpose:	Refinance	Location:	Frisco, TX
Borrowers:	Stonebriar Mall, LLC and Stonebriar Anchor Acquisition II LLC	Year Built / Renovated:	2000 / NAP
Borrower Sponsors:	GGP/Homart II L.L.C., Brookfield Properties Retail Holding LLC and New York State Common Retirement Fund	Occupancy:	96.7%
Interest Rate:	6.99900%	Occupancy Date:	4/30/2024
Note Date:	7/1/2024	4th Most Recent NOI (As of):	$35,383,290 (12/31/2021)
Maturity Date:	7/1/2029	3rd Most Recent NOI (As of):	$39,193,479 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$43,557,495 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$43,691,924 (TTM 4/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$58,468,101
Call Protection(2):	L(26),D(27),O(7)	UW Expenses:	$15,644,476
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$42,823,625
Additional Debt(1):	Yes	UW NCF:	$41,565,493
Additional Debt Balance(1):	$225,000,000	Appraised Value / Per SF:	$605,000,000 / $552
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/13/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$232
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$232
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	42.1%
Replacement Reserves:	$0	Springing	$438,752	Maturity Date LTV:	42.1%
TI / LC Reserve:	$0	$91,407	$2,193,760	UW NCF DSCR:	2.30x
Gap Rent Reserve(4):	$756,921	$0	N/A	UW NOI Debt Yield:	16.8%
Rollover Reserve(4):	$11,720,606	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$255,000,000	100.0%	Loan Payoff:	$242,815,054	95.2%
			Upfront Reserves(4):	10,449,929	4.1
			Return of Equity:	923,513	0.4
			Closing Costs:	811,504	0.3
Total Sources	$255,000,000	100.0%	Total Uses:	$255,000,000	100.0%
(1)	The Stonebriar Centre Mortgage Loan (as defined below) is part of a whole loan that is evidenced by nine pari passu promissory notes with an aggregate original principal balance of $255,000,000 (the “Stonebriar Centre Whole Loan”). The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the Stonebriar Centre Whole Loan.
(2)	Defeasance of the Stonebriar Centre Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization that includes the last portion of the Stonebriar Centre Whole Loan to be securitized and (b) July 1, 2027. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of BBCMS 2024-5C29 securitization in September 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Initial Reserves consist of an Upfront Rollover Reserve ($11,720,606) and an Upfront Gap Rent Reserve ($756,921). The borrowers funded $10,449,929 into such reserves at origination, with the remaining $2,027,598 being guaranteed by GGP/Homart II L.L.C, the non-recourse carveout guarantor, as limited payment guarantor.
(5)	The Stonebriar Centre Property (as defined below) is part of a larger retail development consisting of 1,812,610 square feet (“SF”), including non-collateral tenants such as Dillard’s (206,133 SF), Macy’s (200,544 SF), Nordstrom (134,150 SF) and a vacant former Sears (162,903 SF).

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No. 9 – Stonebriar Centre

The Loan. The Stonebriar Centre mortgage loan (the “Stonebriar Centre Mortgage Loan”) is part of a whole loan that is evidenced by nine pari passu promissory notes with an aggregate original principal balance of $255,000,000 and is secured by a first priority fee mortgage encumbering a 1,096,880 SF super regional mall located in Frisco, Texas (the “Stonebriar Centre Property”). The Stonebriar Centre Mortgage Loan is evidenced by the non-controlling Note A-2-1, with an original principal balance of $30,000,000. The relationship between the holders of the Stonebriar Centre Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus. The Stonebriar Centre Whole Loan is serviced pursuant to the pooling and servicing agreement for the Benchmark 2024-V9 securitization. See “Description of the Mortgage Pool—The Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus.

The table below identifies the promissory notes that comprise the Stonebriar Centre Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$25,000,000	$25,000,000	Benchmark 2024-V9	Yes
A-1-2	$20,000,000	$20,000,000	BMO 2024-5C5	No
A-1-3(1)	$16,000,000	$16,000,000	GSMC	No
A-1-4	$40,000,000	$40,000,000	Benchmark 2024-V9	No
A-1-5	$24,000,000	$24,000,000	Benchmark 2024-V9	No
A-2-1	$30,000,000	$30,000,000	BBCMS 2024-5C29	No
A-2-2	$20,000,000	$20,000,000	BMO 2024-5C5	No
A-2-3(2)	$15,000,000	$15,000,000	BMO 2024-5C6	No
A-3-1	$65,000,000	$65,000,000	BANK5 2024-5YR8	No
Whole Loan	$255,000,000	$255,000,000
(1)	Expected to be contributed to one or more future securitization trusts.
(2)	Expected to be contributed to the BMO 2024-5C6 securitization, with an anticipated closing date of September 26, 2024.

The Property. The Stonebriar Centre Property is a 1,096,880 SF super regional mall located in Frisco, Texas. The Stonebriar Centre Property opened in 2000 and is anchored by non-collateral tenants, Dillard’s, Macy’s and Nordstrom and collateral tenants, JCPenney, AMC Theatres, Dick’s Sporting Goods, Kidzania, Dave & Buster’s, Zara and Barnes & Noble Bookseller, and has many other well-known national tenants. Additionally, the Stonebriar Centre Property has a diverse mix of dining offerings, with operators such as Chick-Fil-A, Sonic Drive In, Popeye’s and Panda Express. The Stonebriar Centre Property also benefits from having a Hyatt Regency on-site (non-collateral).

The Stonebriar Centre Property has a granular rent roll, with no collateral tenant occupying more than 14.8% of total rentable SF or contributing greater than 6.5% of the total underwritten rent. The top 10 tenants at the Stonebriar Centre Property represent 56.0% of total SF and generate 24.8% of total underwritten rent. The Stonebriar Centre Property was 96.7% occupied as of April 30, 2024 by 147 unique tenants. The Stonebriar Centre Property has maintained an average occupancy (excluding anchors) of 94.8% since 2019. Since 2023, the borrower sponsors have executed 33 new and renewal leases comprising 145,115 SF (13.2% of the collateral SF). Since 2019, the borrower sponsors have invested approximately $45.8 million in capital expenditures, tenant improvements and leasing commissions.

Over the trailing-12 months ending February 29, 2024, the Stonebriar Centre Property generated total sales of approximately $322 million. Over the same time period, inline tenants (less than 10,000 SF) generated sales of approximately $744 PSF (occupancy cost of 13.7%).

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No. 9 – Stonebriar Centre

The following table presents certain information relating to the sales history for the Stonebriar Centre Property:

Sales History(1)
	2021	2022	2023	TTM February 2024
Gross Mall Sales(2)	$266,600,050	$292,372,796	$323,546,061	$321,739,441
Estimated JCPenney Sales(3)	$18,300,000	$19,100,000	$18,200,000	$18,200,000
Estimated Dillard’s Sales(3)	$33,400,000	$37,300,000	$36,800,000	$36,800,000
Estimated Macy’s Sales(3)	$35,400,000	$46,900,000	$37,700,000	$37,700,000
Estimated Nordstrom Sales(3)	$49,000,000	$55,500,000	$56,300,000	$56,300,000
Sales PSF (Inline < 10,000 SF)	$645	$706	$731	$744
Occupancy Cost (Inline < 10,000 SF)	13.0%	13.7%	13.9%	13.7%
(1)	Information is as of February 29, 2024, as provided by the borrower sponsors, and only includes tenants reporting sales.
(2)	Excludes estimated sales for JCPenney and the non-collateral tenants, Dillard’s, Macy’s and Nordstrom.
(3)	Represents estimated sales as provided by the borrower sponsors. TTM February 2024 sales are shown as of year-end 2023.

The following table presents certain information relating to the anchor and major tenant sales history at the Stonebriar Centre Property:

Major Tenant Sales History(1)
Tenant	SF	2021 Sales PSF/Screen	2022 Sales PSF/Screen	2023 Sales PSF/Screen	February 2024 TTM Sales PSF/Screen
AMC Theatres(2)	94,560	$127,975	$383,080	$453,432	$453,432
Kidzania	60,000	$63	$83	$100	$105
Dave & Buster's	49,784	$157	$191	$187	$189
Barnes & Noble Bookseller	34,272	$147	$236	$268	$268
H&M	26,576	$275	$316	$246	$250
Banana Republic	10,862	$189	$215	$191	$199
Pottery Barn	10,580	$640	$638	$480	$460
The Cheesecake Factory	10,567	$1,007	$1,137	$1,144	$1,161
Altar'd State	10,200	$513	$572	$580	$597
Anthropologie	10,115	NAV	$557	$533	$535
(1)	Information is as of February 29, 2024, as provided by the borrower sponsors, and only includes tenants reporting sales.
(2)	AMC Theatres sales are based on 24 screens.

Major Tenants. The three largest tenants based on underwritten base rent are AMC Theatres, Dave & Buster’s and JCPenney.

AMC Theatres (94,560 SF; 8.6% of NRA; 6.5% of underwritten base rent): AMC Theatres is the largest theatrical exhibitor in the United States and in the world. AMC Theatres features amenities, including AMC Signature Recliners, varied food and beverage menus, premium presentation experiences and an industry-leading rewards program. AMC Theatres currently operates approximately 10,000 total screens at 900 locations. AMC Theatres has been a tenant at the Stonebriar Centre Property since 2000 and renewed its lease in 2023. AMC Theatres has a current lease expiration date of September 30, 2028, with two, five-year and one, three-year renewal options remaining. AMC Theaters currently pays a base rent of $27.07 PSF. AMC Theatres has 24 screens at the Stonebriar Centre Property and reported sales of $453,432 per screen for the trailing-12 months ended February 29, 2024. Reported sales per screen were $453,432, $383,080 and $127,975 for 2023, 2022 and 2021, respectively. AMC Theatres has no termination options.

Dave & Buster's (49,784 SF; 4.5% of NRA; 2.9% of underwritten base rent): Dave & Busters is an American restaurant and entertainment center that was founded in Dallas, Texas in 1982 and has 210 total stores with approximately 69 million annual visits. Dave & Buster’s has a current lease expiration date of January 31, 2037 and reported TTM February 2024 sales of approximately $9.4 million. Dave & Buster’s has no termination options.

JCPenney (162,347 SF; 14.8% of NRA; 2.6% of underwritten base rent): JCPenney was founded in Wyoming in 1902 and has been one of the United States’ largest retailers of apparel, home, jewelry and beauty merchandise with a growing portfolio of national brands. JCPenney has more than 650 stores across the United States and Puerto Rico and employs more than 50,000 people worldwide. JCPenney has been a tenant at the Stonebriar Centre Property since 2021. JCPenney has a current lease expiration date of December 31, 2040, subject to five additional renewal terms of five years each. JCPenney currently pays a base rent of $6.17 PSF which increases to $6.30 PSF in December 2024. Estimated sales for JCPenney at the Stonebriar Centre Property were $18,200,000, $19,100,000 and $18,300,000 for 2023, 2022 and 2021, respectively. JCPenney has no termination options.

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No. 9 – Stonebriar Centre

Appraisal. According to the appraisal, the Stonebriar Centre Property had an “as-is” appraised value of $605,000,000 as of May 13, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$605,000,000	6.75%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment dated April 15, 2024 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps at the Stonebriar Centre Property.

The following table presents certain information relating to the historical and current occupancy of the Stonebriar Centre Property:

Historical and Current Occupancy(1)(2)
2019	2020	2021	2022	2023	Current(3)
99.3%	96.5%	94.8%	95.9%	97.7%	96.7%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Excludes anchor tenants.
(3)	Based on the rent roll dated April 30, 2024.

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No. 9 – Stonebriar Centre

The following table presents certain information relating to the largest tenants (of which, certain tenants have co-tenancy provisions) at the Stonebriar Centre Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Non-Collateral Anchor Tenants(3)
Dillard's	Baa3/BB+/BBB-	206,133	38.1%	NAP	NAP	NAP	12/31/2050
Macy's	Ba1/BB+/BBB-	200,544	37.1	NAP	NAP	NAP	12/31/2050
Nordstrom	Ba2/BB+/BBB-	134,150	24.8	NAP	NAP	NAP	12/31/2050
Total / Wtd. Avg.(3)		540,827	100.0%	NAP	NAP	NAP

Collateral Anchors
AMC Theatres	Caa1/CCC+/NR	94,560	8.6%	$27.07	$2,559,336	6.5%	9/30/2028
Dave & Buster's	B1/B/NR	49,784	4.5	$23.42	1,165,941	2.9	1/31/2027
JCPenney	NR/NR/NR	162,347	14.8	$6.30	1,022,505	2.6	12/31/2040
Kidzania	NR/NR/NR	60,000	5.5	$14.00	840,000	2.1	11/30/2046
Dick's Sporting Goods	Baa3/BBB/NR	77,411	7.1	$10.33	799,810	2.0	1/31/2027
Barnes & Noble Bookseller	NR/NR/NR	34,272	3.1	$21.48	736,030	1.9	1/31/2025
Zara(4)	NR/NR/NR	34,678	3.2	$20.19	700,000	1.8	11/30/2034
Collateral Anchors Subtotal/Wtd. Avg.		513,052	46.8%	$15.25	$7,823,622	19.8%

Major Tenants
H&M	NR/BBB/NR	26,576	2.4%	$41.45	$1,101,464	2.8%	1/31/2027
Haverty’s Furniture	NR/NR/NR	60,000	5.5	$7.81	468,372	1.2	1/31/2026
Bassett Home Furnishings	NR/NR/NR	15,020	1.4	$27.07	406,591	1.0	9/30/2028
Anchor and Major Owned Tenants		101,596	9.3%	$19.45	$1,976,428	5.0%
Remaining Owned Tenants		445,734	40.6%	$66.69	$29,727,327	75.2%
Occupied Total Collateral		1,060,382	96.7%	$37.28	$39,527,376	100.0%
Vacant Space (Owned)		36,498	3.3
Totals/ Wtd. Avg. All Owned Tenants		1,096,880	100.0%
(1)	Based on the underwritten rent roll dated April 30, 2024, inclusive of rent steps through July 2025 and overage rent as of TTM February 2024 sales for certain tenants. Non-Collateral Anchor Tenants only pay expense reimbursements.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Non-Collateral Anchor Tenants do not pay rent but reimburse common area and maintenance charges to the borrower sponsors.
(4)	Zara has two, one-time options to terminate its lease effective either November 30, 2029 or May 31, 2032, with payment of a termination fee.

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The following table presents certain information relating to the lease rollover schedule at the Stonebriar Centre Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	36,498	3.3%	NAP	NA	P	36,498	3.3%	NAP	NAP
2024 & MTM	13	31,769	2.9	$2,054,163	5.2%		68,267	6.2%	$2,054,163	5.2%
2025	16	63,453	5.8	3,114,736	7.9		131,720	12.0%	$5,168,899	13.1%
2026	31	171,311	15.6	6,336,923	16.0		303,031	27.6%	$11,505,822	29.1%
2027	19	188,972	17.2	6,033,662	15.3		492,003	44.9%	$17,539,485	44.4%
2028	17	151,950	13.9	5,894,407	14.9		643,953	58.7%	$23,433,892	59.3%
2029	13	55,111	5.0	3,483,959	8.8		699,064	63.7%	$26,917,851	68.1%
2030	7	19,971	1.8	2,063,949	5.2		719,035	65.6%	$28,981,800	73.3%
2031	7	22,684	2.1	2,466,836	6.2		741,719	67.6%	$31,448,636	79.6%
2032	6	13,638	1.2	1,071,906	2.7		755,357	68.9%	$32,520,542	82.3%
2033	7	44,730	4.1	1,992,861	5.0		800,087	72.9%	$34,513,403	87.3%
2034	8	62,610	5.7	2,539,666	6.4		862,697	78.7%	$37,053,069	93.7%
2035 & Beyond	3	234,183	21.3	2,474,308	6.3		1,096,880	100.0%	$39,527,376	100.0%
Total/Wtd. Avg.	147	1,096,880	100.0%	$39,527,376	100.0%
(1)	Based on the underwritten rent roll dated April 30, 2024, inclusive of rent steps through July 2025 and overage rent as of TTM February 2024 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Expiration Schedule.

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No. 9 – Stonebriar Centre

The following table presents certain information relating to the operating history and underwritten cash flows of the Stonebriar Centre Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	TTM 4/30/2024	Underwritten	PSF	%(1)
Base Rent(2)	$33,466,820	$32,265,221	$29,270,542	$32,672,509	$35,937,602	$36,232,917	$36,660,035	$33.42	59.4%
Overage / Percent Rent(3)	639,506	364,234	1,577,498	3,446,220	3,565,330	3,192,719	2,867,342	2.61	4.6
Kiosks / Temporary / Specialty	5,397,242	3,867,530	4,954,494	5,079,672	5,369,340	5,121,469	4,900,367	4.47	7.9
Other Rental Revenue	312,458	178,210	208,753	143,343	240,242	241,710	234,952	0.21	0.4
Total Commercial Reimbursement Revenue(4)	15,279,668	13,816,106	12,482,394	13,584,525	13,788,050	13,787,111	13,568,569	12.37	22.0
Market Revenue from Vacant Units	0	0	0	0	0	0	3,098,248	2.82	5.0
Other Revenue	1,654,665	409,603	2,197,712	453,822	1,469,163	1,430,605	410,199	0.37	0.7
Gross Potential Rent	$56,750,359	$50,900,904	$50,691,394	$55,380,091	$60,369,727	$60,006,531	$61,739,711	$56.29	100.0%
Vacancy & Bad Debt	0	0	0	0	0	0	(3,098,248)	(2.82)	(5.3)
Commercial Credit Loss	(147,545)	(3,215,405)	(191,687)	651,169	(942,737)	(753,068)	(173,362)	(0.16)	(0.3)
Effective Gross Income	$56,602,814	$47,685,499	$50,499,707	$56,031,261	$59,426,990	$59,253,463	$58,468,101	$53.30	94.7%
Real Estate Taxes	5,499,182	7,003,890	6,237,278	6,094,576	5,640,789	5,341,718	6,394,183	5.83	10.9
Insurance	153,277	177,438	235,683	299,456	373,208	405,536	412,822	0.38	0.7
Management Fee	2,631,271	2,050,265	2,450,555	2,530,760	2,746,975	2,675,070	1,000,000	0.91	1.7
Other Expenses	6,097,531	5,696,812	6,192,901	7,912,988	7,108,522	7,139,215	7,837,471	7.15	13.4
Total Expenses	$14,381,261	$14,928,406	$15,116,418	$16,837,781	$15,869,494	$15,561,540	$15,644,476	$14.26	26.8%
Net Operating Income	$42,221,553	$32,757,094	$35,383,290	$39,193,479	$43,557,495	$43,691,924	$42,823,625	$39.04	73.2%
Total TI/LC, Capex/RR	0	0	0	0	0	0	1,258,132	1.15	2.2
Net Cash Flow	$42,221,553	$32,757,094	$35,383,290	$39,193,479	$43,557,495	$43,691,924	$41,565,493	$37.89	71.1%
(1)	Represents percent of Gross Potential Rent for all revenue fields and percent of Effective Gross Income for all other fields.
(2)	UW Base Rent is based on the underwritten rent roll dated April 30, 2024, inclusive of rent steps through July 2025.
(3)	Overage / Percent Rent is based on TTM February 2024 sales and contractual breakpoint; includes breakpoint steps through July 31, 2025.
(4)	Total Commercial Reimbursement Revenue is based on the in-place rent roll as of April 30, 2024 with contractual CAM steps through July 2025.

The Market. The Stonebriar Centre Property is located in Frisco, Texas, which is in the broader Dallas market. The Stonebriar Centre Property can primarily be accessed by State Route 121, which is an east-west highway offering connectivity through major destinations, including business centers, residential areas and shopping districts. The Stonebriar Centre Property is situated approximately 25 minutes from the Dallas Fort Worth International Airport and approximately 35 minutes from the Dallas Business District.

The Dallas-Fort Worth-Arlington, TX MSA is home to over four million employees over many different sectors with the largest being services, retail trade and finance/insurance/real estate. The market has a low unemployment rate of 3.9% as of March 2024. The Dallas submarket is expected to continuously grow with a high concentration of corporate headquarters, technology businesses and financial services, in addition to population growth contributing to above-average performance. The Stonebriar Centre Property is located in Frisco, Texas, which has of a population of approximately 226,065 residents with an average household income over $175,658. According to the U.S. Census, the Dallas-Fort Worth metro experienced the largest population growth of any metropolitan area in the country in 2023, adding approximately 152,000 residents. The surge in population growth in the area has coincided with a wave of new corporate headquarters and regional offices. Frisco has welcomed 16 new corporations and is poised to generate over 5,600 jobs in the community in the coming years. Some of the notable corporations include the Dallas Cowboys, FedEx Office, Frito-Lay North America, Inc., JCPenney Corporate, Keurig Dr Pepper, Inc. and PGA of America.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Stonebriar Centre Property was 11,962, 109,387 and 320,450, respectively. The 2023 average household income within the same radii was $119,821, $150,091 and $162,421, respectively.

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No. 9 – Stonebriar Centre

The following table presents information regarding certain competitive properties to the Stonebriar Centre Property:

Competitive Property Summary(1)
	Stonebriar Centre	Legacy West	The Shops at Willow Bend	Allen Premium Outlets	Galleria Dallas	Firewheel Town Center
Year Built/ Renovated	2000 / NAP	2017 / NAP	2001 / 2004	2000 / 2017	1982 / 2005	2005 / NAP
Total GLA (SF)	1,096,880(2)	335,000	1,300,000	548,000	1,400,000	996,000
Ownership	Brookfield Properties and New York State Common Retirement Fund	Kite Realty Group	Centennial Real Estate	Simon Property Group	UBS Realty	Simon Property Group
Distance to Property (miles)	N/A	2.0	5.0	13.0	13.0	21.0
Occupancy %	96.7%(2)	89.0%	50.0%	95.0%	95.0%	93.0%
Inline Sales PSF	$744(3)	N/A	$400	$418	$1,043	$404
Anchors	Dillard’s; Macy’s; JCPenney; Nordstrom	Louis Vuitton; Nike; Sephora	Dillard's; Macy's; Neiman Marcus	Nike Outlet; Tory Burch; Polo Ralph Lauren	Macy's; Nordstrom; Gucci; Louis Vuitton	Dillard's; Macy's; Barnes & Noble; AMC Theatres
(1)	Source: Third party report.
(2)	Information is based on the underwritten rent roll dated April 30, 2024.
(3)	Represents sales PSF as of TTM February 2024 as provided by the borrower sponsors.

The Borrowers. The borrowers are Stonebriar Mall, LLC and Stonebriar Anchor Acquisition II LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Stonebriar Centre Whole Loan.

The Borrower Sponsors. The borrower sponsors are a joint venture between GGP/Homart II L.L.C., the non-recourse carveout guarantor, and Brookfield Properties Retail Holding LLC (50.0%) and New York State Common Retirement Fund (50.0%). Brookfield Properties is a subsidiary of Brookfield Corporation (“Brookfield”), a diversified global real estate company that owns, operates and develops office, retail, multifamily, logistics and hospitality assets. Brookfield owns more than 175 retail assets across eight countries, totaling over 130 million SF.

The New York State Common Retirement Fund is one of the largest public pension plans in the United States, providing retirement security for over one million New York State and Local Retirement System members, retirees and beneficiaries. The fund ended the fiscal year of 2023 with assets under management of $267.7 billion.

Property Management. The Stonebriar Centre Property is currently managed by Brookfield Properties Retail Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination of the Stonebriar Centre Whole Loan, the borrower deposited: (i) $11,720,606 into a TI/LC reserve and (ii) $756,921 into a gap rent reserve.

Real Estate Taxes – During a Reserve Trigger Period (as defined below) or a Cash Management Period (as defined below), the borrowers are required to deposit monthly to a real estate tax reserve 1/12th of the annual estimated real estate taxes.

Insurance – During a Reserve Trigger Period or a Cash Management Period, the borrowers are required to deposit monthly 1/12th of the annual estimated insurance premiums to the insurance reserve unless the Stonebriar Centre Property is maintained under a blanket policy.

Replacement Reserve – During a Reserve Trigger Period or a Cash Management Period, the borrowers are required to deposit monthly approximately $18,281 to a reserve for replacements to the Stonebriar Centre Property, subject to a cap of $438,752.

TI/LC Reserve – The borrowers are required to make monthly deposits into the TI/LC reserve in an amount equal to approximately $91,407, subject to a cap of $2,193,760, which monthly deposit will be suspended during the continuance of a Reserve Trigger Period or Cash Management Period, if sufficient funds are available pursuant to the Stonebriar Centre Whole Loan cash management agreement.

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Upfront TI/LC Reserve – The Stonebriar Centre Whole Loan documents provide for an upfront reserve of $11,720,606 for outstanding tenant improvement allowances and leasing commissions.

With regard to the landlord obligations reserve and the gap rent reserve, the borrowers funded $10,449,929 at origination, with the remaining $2,027,598 being guaranteed by the non-recourse carveout guarantor, as limited payment guarantor. As provided in the limited payment guaranty, the amounts guaranteed by such guaranty will be reduced on a dollar for dollar basis by the aggregate amount of equity capital actually expended by the borrowers on upfront rollover expenditures and such guaranteed amount will be recalculated on the first day of every month to reduce the limited payment guarantor’s liability under such guaranty.

Anchor Reserve – During the continuance of an Anchor Trigger Event (as defined below), the borrowers are required to deposit into an anchor reserve, on a monthly basis, an amount equal to the anchor reserve monthly deposit for tenant improvement and leasing commission, construction costs, required landlord work and other related costs associated with re-tenanting the Anchor Tenant (as defined below) premises, which monthly deposit will be suspended to the extent the individual anchor threshold amount (an amount equal to the product obtained by multiplying (x) $50 by (y) the aggregate amount of gross leasable square footage of the applicable Anchor Tenant parcel) has been deposited for any such Anchor Trigger Event then continuing.

Excess Cash Flow Reserve – During the continuance of a Cash Management Period, the borrowers are required to deposit all excess cash flow into the excess cash flow reserve fund.

A “Reserve Trigger Period” will commence when the debt yield is less than 11.0% for two consecutive calendar quarters and will expire on the date that the debt yield is 11.0% or greater for two consecutive calendar quarters.

Lockbox / Cash Management. The Stonebriar Centre Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Stonebriar Centre Property are required to be deposited directly to the lockbox by tenants upon delivery of a tenant direction letter. During a Cash Management Period, funds will be transferred to the lender-controlled cash management account on each business day and disbursed according to the Stonebriar Centre Whole Loan documents. During a Cash Management Period, all excess cash is required to be held by the lender as additional security for the Stonebriar Centre Whole Loan; provided that excess cash will be disbursed at the direction of the borrowers in the event of shortfalls in certain monthly expense items, so long as no event of default is continuing for which the lender has initiated an enforcement action.

A “Cash Management Period” will occur during the existence of: (i) an event of default, (ii) a Debt Yield Event (as defined below) or (iii) an Anchor Trigger Event (as defined below).

A “Debt Yield Event” will commence when the debt yield is less than 10.25% for two consecutive calendar quarters and will expire on the date that the debt yield is 10.25% or greater for two consecutive calendar quarters.

An “Anchor Trigger Event” will commence when any Anchor Tenant: (i) (A) has “gone dark”, other than a temporary closure in connection with (x) restoration, repair or renovation, (y) compliance with applicable law, regulations and/or governmental mandates or (z) an event of force majeure for any reason not to exceed 60 days or (B) has vacated its anchor parcel; (ii) is the subject of a bankruptcy action; (iii) terminates, surrenders or cancels its lease; or (iv) fails to renew its lease 12 months prior to expiration and will expire (i) with respect to clause (i) above, such Anchor Tenant operates the demised premises (to the extent not subject to any permitted subletting) for a period of no less than 30 consecutive operating days, (ii) with respect to clause (ii) above, (x) if the premises occupied by the Anchor Tenant are owned by such tenant, such bankruptcy action is dismissed or the Anchor Tenant has emerged from such bankruptcy action and is continuing to occupy its premises or a substantial portion thereof or (y) if the premises occupied by the Anchor Tenant are leased by such tenant from the borrowers, such lease is accepted and affirmed by the Anchor Tenant in the bankruptcy action, (iii) with respect to clause (iii) above, such Anchor Tenant rescinds its notice of cancellation, termination or non-renewal in writing, (iv) with respect to clause (iv) above, such Anchor Tenant renews and/or extends its lease pursuant to the terms thereof, (v) for any Anchor Trigger Event, if such parcel is owned by the borrowers, the entire parcel or not less than 75% of the aggregate gross leasable square footage of the Anchor Tenant’s parcel (as set forth on a schedule to the Stonebriar Centre Whole Loan agreement) becomes owned or leased by one or more replacement tenants pursuant to leases entered into in accordance with the terms of the Stonebriar Centre Whole Loan documents or otherwise in each case reasonably approved by the lender (such approval not to be unreasonably withheld, conditioned or delayed), or (vi) for any Anchor Trigger Event, the borrowers have satisfied the conditions set forth in the Stonebriar Centre Whole Loan documents with respect to the applicable parcel.

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An “Anchor Tenant” includes (i) non-collateral anchors, Dillard’s, Macy’s and Nordstrom, (ii) collateral anchors, JCPenney and AMC Theatres, (iii) any tenant who occupies at least 75% of the space currently occupied by the foregoing after an acquisition of such space by the borrowers or one of their respective affiliates, and (iv) any replacement of either of the foregoing.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The Stonebriar Centre Whole Loan documents permit the release of (i) one or more parcels (including “air rights” parcels, (ii) one or more Acquired Parcels (as defined below) or Acquired Expansion Parcels (as defined below) (each, a “Release Parcel”) provided, among other things, (a) no event of default exists, (b) the borrowers deliver evidence reasonably satisfactory to the lender that the Release Parcel (x) has been legally subdivided (or that the borrowers have taken all action required for the Release Parcel to be legally subdivided), (y) is a separate tax lot (or the borrowers have taken all action required for the Release Parcel to be a separate tax lot), and (z) is not necessary for compliance with zoning, building, land use, parking or other legal requirements applicable to the Stonebriar Centre Property and (c) the Release Parcel is vacant, non-income producing and unimproved (unless waived by the lender), provided that this condition will not apply to any Release Parcel that is an Acquired Expansion Parcel.

An “Acquired Parcel” is a fee simple or leasehold interest to a parcel at or adjacent to the shopping center of which the Stonebriar Centre Property is a part that is acquired in a substitution in accordance with the Stonebriar Centre Property Whole Loan documents.

An “Acquired Expansion Parcel” means any parcel of land, together with any improvements thereon located, (a) constituting an integral part of, or adjoining to, or proximately located near, the shopping center of which the Stonebriar Centre Property is a part, (b) that is not owned by the borrowers on the origination date and (c) is not an Acquired Parcel and is acquired by the borrowers after the origination date.

Substitution. The Stonebriar Centre Whole Loan permits the release of one or more portions of the Stonebriar Centre Property (an “Exchange Parcel”) and the corresponding acquisition of an Acquired Parcel (such action, a “Substitution”), subject to the satisfaction of certain requirements including (but not limited to) (i) no event of default exists, (ii) the Exchange Parcel is vacant, non-income producing and unimproved (unless waived by the lender), provided that this condition will not apply to any Exchange Parcel that is an Acquired Expansion Parcel, (iii) simultaneously with the substitution, the borrowers acquire the fee or leasehold interest in an Acquired Parcel that is reasonably equivalent in value to the Exchange Parcel (as evidenced by a letter of value provided by the borrowers) and is at or adjacent to the Stonebriar Center Property, (iv) the borrowers deliver to the lender an officer’s certificate stating that certain of the representations and warranties in the Stonebriar Centre Whole Loan agreement are true and correct with respect to the Acquired Parcel, (v) the borrowers deliver such other restrictive covenants in recordable form to be recorded against the Exchange Parcel that would be satisfactory to a prudent lender acting reasonably, which restrict the use of the Release Parcel such that none of the exclusive use rights granted to any tenants pursuant to any of the leases are violated but, only to the extent such exclusive use rights apply to the Exchange Parcel following the release of the same, (vi) the borrowers deliver a rating agency confirmation for such Substitution and (vii) satisfaction of customary REMIC requirements.

Ground Lease. None.

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No. 10 – Northbridge Centre
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title(5):	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	2.8%	Net Rentable Area (SF):	294,493
Loan Purpose:	Refinance	Location:	West Palm Beach, FL
Borrower:	Northbridge Property Owner LLC	Year Built / Renovated:	1985 / 2018
Borrower Sponsors:	C-III Capital Partners, Vanderbilt Office Properties, and Trinity Capital Advisors	Occupancy:	85.8%
Interest Rate:	6.90500%	Occupancy Date:	8/2/2024
Note Date:	8/9/2024	4th Most Recent NOI (As of):	$4,621,321 (12/31/2021)
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of):	$5,818,901 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,449,891 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(6):	$8,500,924 (TTM 5/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	85.6%
Amortization Type:	Interest Only	UW Revenues:	$17,729,678
Call Protection(2):	L(24),DorYM1(29),O(7)	UW Expenses:	$6,923,863
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$10,805,815
Additional Debt(1):	Yes	UW NCF:	$10,437,699
Additional Debt Balance(1):	$66,000,000	Appraised Value / Per SF:	$158,400,000 / $538
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/2/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$326
Taxes:	$1,819,946	$181,995	N/A	Maturity Date Loan / SF:	$326
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.6%
Replacement Reserves:	$0	$6,135	N/A	Maturity Date LTV:	60.6%
TI / LC Reserve:	$3,000,000	$24,541	N/A	UW NCF DSCR:	1.55x
Other Reserves(4):	$5,435,972	$0	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$96,000,000	99.9%	Loan Payoff	$83,638,830	87.1%
Sponsor Equity	50,000	0.1	Upfront Reserves	10,255,918	10.7
			Closing Costs(7)	2,155,251	2.2
Total Sources	$96,050,000	100.0%	Total Uses	$96,050,000	100.0%
(1)	The Northbridge Centre Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $96,000,000 (the “Northbridge Centre Whole Loan”). The Northbridge Centre Whole Loan was originated by Bank of Montreal (“BMO”). For additional information, see “The Loan” below. The financial information presented above is calculated based on the Northbridge Centre Whole Loan
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on October 6, 2024. Defeasance or voluntary prepayment with the greater of a yield maintenance premium or 1% of the principal balance of the Northbridge Centre Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) August 9, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Other Initial Reserves consist of approximately (i) $2,379,905 for an outstanding TI/LC reserve, (ii) $1,453,179 for a free rent reserve, (iii) $1,169,336 for a gap rent reserve and (iv) $433,553 for a cash out reserve.
(5)	The Northbridge Centre Property (as defined below) is subject to reciprocal easement and development agreement (as amended, the “Development Agreement”). The Development Agreement grants the borrower use of certain adjacent tracts of land for, among other things, green space, an overhead walkway between the parking structure that is part of the collateral and the office building, vehicular access to the primary entrance to the office building and additional street-level parking in areas visible to the primary entrance to the improvements. The majority of the rights granted under the Development Agreement are perpetual. These include use of the access drive known as Flagler Court Drive between 4th and 5th Streets and the use of the street-level parking along Flagler Court Drive closest to 5th Street. In addition, the borrower has access to an additional six parking spaces along Flagler Court Drive near 4th Street. The borrower’s use of these parking spaces pursuant to the Development Agreement currently expires in 2031. If these rights are not extended, the Northbridge Centre Property would lose the use of these parking spaces but the Northbridge Centre Property would still satisfy all applicable zoning requirements (i.e., the Northbridge Centre Property would still have 767 parking spaces with 675 parking spaces required by zoning). Pursuant to the Development Agreement, the borrower is obligated to maintain the areas to which it has access resulting in additional expenses for the operation of the mortgaged property. An annual easement expense of $16,871 was included in the lender’s underwriting for the Northbridge Centre Property.
(6)	The increase in UW NOI from Most Recent NOI is primarily attributed to (i) $406,995 in rent steps through August 2025 and (ii) additional leasing in June 2025 by GSA (U.S. Secret Service) (13,135 square feet) accounting for approximately $985,004 in base rent.
(7)	Closing Costs includes an interest rate buydown of $960,000.
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The Loan. The Northbridge Centre mortgage loan (the “Northbridge Centre Mortgage Loan”) is part of a whole loan evidenced by three pari passu promissory notes in the aggregate original principal amount of $96,000,000 secured by a first lien mortgage on the borrower’s fee simple interest in a 294,493 square foot office property located in West Palm Beach, Florida (the “Northbridge Centre Property”). The Northbridge Centre Mortgage Loan has a five-year term and accrues interest at a fixed rate of 6.90500% per annum on an Actual/360 basis. The Northbridge Centre Mortgage Loan is evidenced by the non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $30,000,000.

The Northbridge Centre Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C6 securitization trust. The relationship between the holders of the Northbridge Centre Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus.

The table below identifies the promissory notes that comprise the Northbridge Centre Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$53,000,000	$53,000,000	BMO 2024-5C6(1)	Yes
A-2	$30,000,000	$30,000,000	BBCMS 2024-5C29	No
A-3(2)	$13,000,000	$13,000,000	BMO	No
Whole Loan	$96,000,000	$96,000,000
(1)	The BMO 2024-5C6 securitization is expected to close on September 26, 2024.
(2)	Expected to be contributed to one or more future securitization transactions.

The Property. The Northbridge Centre Property is comprised of a 21-story, Class A office building (the “Tower”) totaling 256,663 square feet and a 47,041 square foot five-story office building (the “Pavilion”), both located on the waterfront of downtown West Palm Beach, Florida. Built in 1985 and most recently renovated in 2018, the Northbridge Centre Property is situated on three parcels comprising 3.34-acres and contains 770 parking spaces (approximately 2.6 spaces per 1,000 square feet), which includes a four-story parking garage, 62 VIP parking spots below the Tower and the Pavilion buildings, and eight surface spaces. Located directly on the waterfront of downtown West Palm Beach, the Northbridge Centre Property provides views of the water from the north, east, and south sides. The Northbridge Centre Property’s 2018 renovation included a redesigned lobby, conference center, elevators and elevator lobbies, corridors, restrooms, red ribbon mullion replacement, and upgrades to the parking garage. The Northbridge Centre Property is located at the base of the Flagler Memorial Bridge, one of two access points to Palm Beach Island and located across from the Palm Beach Yacht Club.

As of August 2, 2024, the Northbridge Centre Property was 85.8% leased to 48 unique tenants representing various industries including government, law, co-working space, and finance. The Northbridge Centre Property includes on-site amenities with dining options (Dolce Café and Boocao Restaurant) and a gym. The borrower sponsors acquired the Northbridge Centre Property in July 2019 for $98,000,000, with occupancy as of July 2019 being approximately 66%. Since acquisition, the borrower sponsors have invested approximately $9.7 million in capital expenditures, $16.5 million in additional expenditures including tenant improvements and leasing commissions, and $1.9 million in other costs for a total additional investment of approximately $28.1 million while increasing occupancy and increasing NOI over 100% since July 2019. After factoring in closing costs, the borrower sponsors’ approximate cost basis is $127.8 million ($434 per square foot) equating to approximately $31.8 million of equity remaining in the Northbridge Centre Property.

Major Tenants. The three largest tenants by underwritten base rent at the Northbridge Centre Property are GSA (U.S. Secret Service), Quest Workspaces (“Quest”) and Wicker Smith O’Hara McCoy & Ford P.A (“Wicker Smith”).

GSA (U.S. Secret Service) (13,135 square feet; 4.5% of NRA; 9.2% of underwritten base rent). Founded in 1949, The General Services Administration (“GSA”) is an independent agency of the United States Government that provides centralized procurement. The GSA aids in the construction and acquisition of new federal properties and the preservation of historic federal properties. Further, the GSA creates policies to help efficiency in government operations as well as providing aid to the military, state and local law enforcement, and disaster relief. GSA (U.S. Secret Service) leases 13,135 square feet at the Northbridge Centre Property with a rent commencement date of June 1, 2025, and a lease expiration date of May 31, 2035. The GSA (U.S. Secret Service) is entitled to free rent for nine months of the lease (free rent including shell, operating, tenant improvements, and base stop and annual charges), which will be credited in the first three months at the beginning of each of the first three years in the lease term, commencing in June 2025. GSA (U.S. Secret Service) has an underwritten base rental rate of $74.99 per square foot and has no renewal or termination options in its lease.

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Annex A-3	BBCMS 2024-5C29
No. 10 – Northbridge Centre

Quest Workspaces (25,947 square feet; 8.8% of NRA; 7.2% of underwritten base rent). Founded in 2010, Quest is an American coworking company headquartered in Miami, Florida. Quest provides several different products including full time offices, virtual offices, coworking space, and meeting rooms. The company has one location in New York City, but operates primarily in Florida, offering 13 different office locations across the state. Quest also has won over 100 awards and supports 74 nonprofits with both office and virtual office space. Quest leases 25,947 square feet at the Northbridge Centre Property across two suites with a rent commencement date of February 1, 2023, and a lease expiration date of January 31, 2034. Quest has an underwritten base rental rate of $29.87 per square foot and has no renewal or termination options in its lease.

Wicker Smith O’Hara McCoy & Ford P.A. (17,010 square feet; 5.8% of NRA; 6.4% of underwritten base rent). Founded in 1952, Wicker Smith is an American law firm providing litigation services in multiple practice areas such as appellate, aviation, commercial litigation, construction, family law, and general liability. The firm has more than 280 attorneys in 16 different offices across the country. Wicker Smith is one of the founding members of the USLAW NETWORK which is comprised of 100 different independent law firms worldwide. Wicker Smith leases 17,010 square feet at the Northbridge Centre Property across two suites with a rent commencement date of October 1, 2017, and a lease expiration date of April 30, 2030. Wicker Smith has an underwritten base rental rate of $40.12 per square foot and has no renewal or termination options in its lease.

The following information presents certain information relating to the historical occupancy of the Northbridge Centre Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
69.4%	75.6%	79.1%	85.8%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated as of August 2, 2024.

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Annex A-3	BBCMS 2024-5C29
No. 10 – Northbridge Centre

The following table presents certain information relating to the major tenants at the Northbridge Centre Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
GSA (U.S. Secret Service)	NR/NR/NR	13,135	4.5%	$74.99	$985,004	9.2%	5/31/2035
Quest Workspaces	NR/NR/NR	25,947	8.8	$29.87	775,037	7.2	1/31/2034
Wicker Smith O'Hara McCoy & Ford P.A.	NR/NR/NR	17,010	5.8	$40.12	682,394	6.4	4/30/2030
Lytal Reiter Smith Ivey & Fronrath LLP	NR/NR/NR	18,835	6.4	$32.62	614,398	5.7	3/31/2027
Focus Financial Partners(3)	NR/NR/NR	13,135	4.5	$44.29	581,749	5.4	2/28/2035
Rottenstreich Farley Bronstein Fisher Potter Hodas LLP	NR/NR/NR	13,135	4.5	$38.13	500,838	4.7	9/30/2031
Fifth Third Bank	Baa1/BBB+/A-	7,684	2.6	$47.85	367,651	3.4	10/31/2025
Vault Risk Management Services	NR/NR/NR	8,614	2.9	$41.52	357,653	3.3	12/31/2026
Huizenga Holdings	NR/NR/NR	7,182	2.4	$49.75	357,320	3.3	1/31/2028
Saul Ewing Arnstein & Lehr LLP	NR/NR/NR	6,083	2.1	$56.22	341,986	3.2	7/31/2026
Major Tenants		130,760	44.4%	$42.55	$5,564,031	52.0%
Other Tenants		121,885	41.4%	$42.08	5,129,347	48.0%
Occupied Collateral Total		252,645	85.8%	$42.33	$10,693,377	100.0%
Vacant Space		41,848	14.2
Collateral Total		294,493	100.0%

(1)	Based on the underwritten rent roll dated August 2, 2024, inclusive of rent steps through August 2025 totaling $406,995.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Focus Financial Partners has a one-time right to terminate its lease with respect to suite 1900 (13,135 square feet) effective 1/31/2029, upon nine months’ prior written notice to the landlord and payment of a termination fee equal to approximately $1,515,605.

The following table presents certain information relating to the lease rollover schedule at the Northbridge Centre Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	41,848	14.2%	NAP	NAP	41,848	14.2%	NAP	NA	P
2024 & MTM	3	8,016	2.7	$81,386	0.8%	49,864	16.9%	$81,386	0.8%
2025	7	22,898	7.8	1,029,675	9.6	72,762	24.7%	$1,111,061	10.4%
2026	7	33,121	11.2	1,468,117	13.7	105,883	36.0%	$2,579,178	24.1%
2027	9	46,728	15.9	1,993,610	18.6	152,611	51.8%	$4,572,788	42.8%
2028	4	15,743	5.3	680,729	6.4	168,354	57.2%	$5,253,517	49.1%
2029	7	20,747	7.0	932,546	8.7	189,101	64.2%	$6,186,063	57.8%
2030	2	22,326	7.6	898,089	8.4	211,427	71.8%	$7,084,152	66.2%
2031	4	24,590	8.3	960,588	9.0	236,017	80.1%	$8,044,740	75.2%
2032	1	3,113	1.1	160,967	1.5	239,130	81.2%	$8,205,707	76.7%
2033	1	3,146	1.1	145,880	1.4	242,276	82.3%	$8,351,587	78.1%
2034	1	25,947	8.8	775,037	7.2	268,223	91.1%	$9,126,624	85.3%
2035 & Beyond	2	26,270	8.9	1,566,753	14.7	294,493	100.0%	$10,693,377	100.0%
Total	48	294,493	100.0%	$10,693,377	100.0%
(1)	Based on the underwritten rent roll dated August 2, 2024, inclusive of rent steps through August 2025 totaling $406,995.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

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Annex A-3	BBCMS 2024-5C29
No. 10 – Northbridge Centre

The following table presents certain information relating to the historical and underwritten cash flows of the Northbridge Centre Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
In Place Rent	$6,050,096	$5,839,690	$6,982,349	$7,996,288	$8,571,840	$10,286,382	$34.93	54.2%
Gross Up of Vacant Space	0	0	0	0	0	2,726,982	9.26	14.4
Rent Steps(3)	0	0	0	0	0	406,995	1.38	2.1
Gross Potential Rent	$6,050,096	$5,839,690	$6,982,349	$7,996,288	$8,571,840	$13,420,360	$45.57	70.7%
Total Reimbursements	3,726,772	3,569,286	4,010,675	4,455,848	4,772,946	5,556,893	18.87	29.3
Total Gross Income	$9,776,868	$9,408,976	$10,993,025	$12,452,136	$13,344,786	$18,977,253	$64.44	100.0%
(Vacancy/Credit Loss)	0	0	0	0	0	(2,726,982)	(9.26)	(14.4)
Other Income(4)	760,545	831,819	941,879	1,208,734	1,498,607	1,479,408	5.02	7.8
Effective Gross Income	$10,537,413	$10,240,795	$11,934,903	$13,660,870	$14,843,393	$17,729,678	$60.20	93.4%
Total Expenses(5)	$5,517,960	$5,619,475	$6,116,002	$6,210,980	$6,342,469	$6,923,863	$23.51	39.1%
Net Operating Income	$5,019,452	$4,621,321	$5,818,901	$7,449,891	$8,500,924	$10,805,815	$36.69	60.9%
Capital Expenditures	0	0	0	0	0	73,623	0.25	0.4
TI/LC	0	0	0	0	0	294,493	1.00	1.7
Net Cash Flow	$5,019,452	$4,621,321	$5,818,901	$7,449,891	$8,500,924	$10,437,699	$35.44	58.9%
(1)	TTM represents the trailing 12-month period ending May 31, 2024.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated August 2, 2024, inclusive of rent steps through August 2025 totaling $406,995.
(4)	Other Income includes parking income, conference center income, roof terrace income, management office income, tenant improvements amortization and termination fees.
(5)	Total Expenses includes management fees, real estate taxes, insurance, common area maintenance, repairs and maintenance, utilities, general and administrative, payroll, security, non-recoverables, reciprocal easement agreement expense, management office rent, bad debt expense and tenant billback expense.

Environmental. According to the Phase I environmental site assessment dated July 3, 2024, there was no evidence of any recognized environmental conditions at the Northbridge Centre Property. However, a controlled recognized environmental condition was identified at the Northbridge Centre Property. See “Description of the Mortgage Pool— Mortgage Pool Considerations—Environmental Considerations” in the Prospectus.

The Market. The Northbridge Centre Property is located in West Palm Beach, Florida, within the West Palm Beach Central Business District, which is the primary commercial hub of West Palm Beach. The City of West Palm Beach is situated in Palm Beach County, approximately 24 miles north of Boca Raton, and approximately 68 miles north of Miami. The Palm Beach International Airport is approximately four miles west of the West Palm Beach Central Business District. West Palm Beach borders Palm Beach Gardens to the north, Palm Beach to the east, Westgate and Golden Lakes to the south, and Royal Palm Beach to the west. The Northbridge Centre Property is adjacent to State Route 5 and U.S. Route 1, within one mile of State Route 704, and within three miles of both U.S. Route 98 and Interstate 95. The Northbridge Centre Property has waterfront views and immediate access to Palm Beach Island. The Northbridge Centre Property has access to Palm Tran bus stops on North Quadrille Boulevard, and the Tri-Rail commuter rail train connects three of the primary cities of South Florida (Miami, Fort Lauderdale, and West Palm Beach).

The Northbridge Centre Property is located within the regional hub of Palm Beach County, whose economy is based on tourism, agriculture and manufacturing. The local economy benefits from a wide range of retail stores and recreational centers. The Northbridge Centre Property is situated within the local area of CityPlace, a shopping, dining, and entertainment center with over 100 stores, restaurants, and cinemas. The Northbridge Centre Property is also near Clematis Street which is the main strip of bars and restaurants in the area. Additionally, not far from Clematis Street is the new city center Rosemary Square. Some of the most prominent employers in the area include Florida Crystals, Sikorsky Aircraft Corporation, and Pratt & Whitney. Additionally, the Northbridge Centre Property is within the local area of several community services such as fire stations, hospitals, police stations, and schools within the Palm Beach County School District.

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Annex A-3	BBCMS 2024-5C29
No. 10 – Northbridge Centre

According to a third-party market research report, the 2023 population within a one-, three- and five-mile radius of the Northbridge Centre Property was 18,214, 79,653 and 180,266, respectively. The 2023 average household income within the same radii was $116,005, $98,321, and $88,660, respectively. Furthermore, according to the appraisal, the top employers in Palm Beach County are the Palm Beach County School District with 22,218 employees, Palm Beach County Public Administration with 12,719 employees, and Tenet Healthcare Group with 5,734 employees.

According to a third-party market research report, the Northbridge Centre Property is situated in the West Palm Beach Central Business District office submarket, which contained approximately 6.4 million square feet of office space as of the first quarter of 2024. The West Palm Beach Central Business District office submarket reported a vacancy rate of 9.9% with an average asking rental rate of $75.12 per square foot. The appraiser concluded an office market rent at the Northbridge Centre Property of (i) for the Tower (a) $55 per square foot for floors 1-4, (b) $60 per square foot for floors 5-8 and (c) $65 per square foot for floors 9-21, and (ii) for the Pavilion (a) $35 per square foot for floors 1-2 and (b) $40 per square foot for floors 3-4.

The following table presents recent leasing data at comparable properties to the Northbridge Centre Property:

Comparable Office Leases(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF	Reimb.
Northbridge Centre West Palm Beach, FL	1985 / 2018	294,493(2)	Focus Financial Partners(2)	Aug-23 / 11.5(2)	13,135(2)	$44.29(2)	NNN
Phillips Point 777 S Flagler Drive West Palm Beach, FL	1985 / NAP	451,858	Confidential	Sep-23 / 3.2	2,184	$90.00	NNN
CityPlace Office Tower 525 Okeechobee Blvd West Palm Beach, FL	2008 / NAP	306,027	Confidential	Sep-23 / 5.0	3,160	$85.00	NNN
Esperanté Corporate Center 222 Lakeview Ave West Palm Beach, FL	1989 / NAP	460,394	Confidential	May-23 / 5.2	2,280	$75.00	NNN
360 Rosemary 360 Rosemary Ave West Palm Beach, FL	2021 / NAP	300,000	Confidential	Jan-24 / 10.0	25,380	$75.00	NNN
One Flagler 154 Lakeview Ave West Palm Beach, FL	2023 / NAP	267,320	Confidential	Feb-24 / 0.8	19,259	$100.00	NNN
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 2, 2024, inclusive of rent steps through August 2025 totaling $16,944.

The Borrower. The borrower is Northbridge Property Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Northbridge Centre Whole Loan.

The Borrower Sponsors. The borrower sponsors are C-III Capital Partners, Vanderbilt Office Properties and Trinity Capital Advisors. Founded in 2010, C-III Capital Partners is a fully-diversified asset management and commercial real estate services company. C-III Capital Partners currently has approximately $4 billion of assets under management and the leadership team has over 20 years of partnership. Vanderbilt Office Properties is a vertically-integrated office invertor/operator with $5.3 billion invested through acquiring/developing over 100 buildings over 35 transactions since its inception in 2014. Trinity Capital Advisors focuses on the acquisition and development of institutional-quality commercial real estate in the southeastern United States. The firm has invested $4.1 billion in acquiring and developing 28 million square feet of CBD office towers, industrial portfolios, life science parks, suburban office parks and mixed-use developments. C-III Recovery Fund III Tier Holdings LLC, Vanderbilt Partners LLC, JBC Office, LLC (f/k/a CA Office, LLC), C. Walker Collier III, Jeff Sheehan, Gary Chesson and Peter J. Conway provided a non-recourse carveout guaranty in favor of the lender in connection with the origination of the Northbridge Centre Whole Loan.

Property Management. The Northbridge Centre Property is managed by Vanderbilt Office Properties, LLC, which is one of the borrower sponsors.

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No. 10 – Northbridge Centre

Escrows and Reserves. At origination, the borrower deposited (i) approximately $1,819,946 for real estate taxes, (ii) $3,000,000 for tenant improvements and leasing commissions, (iii) approximately $2,379,905 for outstanding TI/LC reserves, (iv) approximately $1,169,336 for a gap rent reserve, (v) approximately $1,453,179 for a free rent reserve and (vi) approximately $433,553 for a cash out reserve.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $181,995 a month).

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages; provided, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $6,135 for replacement reserves.

TI / LC Reserve – On a monthly basis, the borrower is required to deposit approximately $24,541 to pay for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower.

Cash Out Reserve – At origination, the borrower deposited approximately $433,553 into a cash out reserve. The borrower may obtain disbursements for tenant allowances, tenant improvements and leasing commissions to the extent there are not any available funds in the TI/LC reserve for the same purpose. Any remaining balance will be released upon the borrower replacing the current insurance coverage of 12-months of business income with 18-months of business income.

Lockbox / Cash Management. The Northbridge Centre Whole Loan is structured with a hard lockbox and springing cash management. The Northbridge Centre Whole Loan requires the borrower or property manager, as applicable, to deposit all rents into a lockbox account no later than two business days after receipt. Upon the occurrence and during the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Northbridge Centre Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Northbridge Centre Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Northbridge Centre Whole Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” means a period commencing upon the first to occur of (i) an event of default under the Northbridge Centre Whole Loan documents, (ii) the debt yield as of the end of any calendar quarter being less than 9.0%, and the borrower has not timely made the cash deposit into the excess cash reserve account or delivered the letter of credit to the lender and (iii) March 6, 2029; and expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure or waiver of such event of default, (y) clause (ii) above, the debt yield determined as of the end of any calendar quarter thereafter, is equal to or greater 9.0% or the borrower thereafter makes the cash deposit into the excess cash reserve account or delivers the letter of credit to the lender or (z) clause (iii) above, the payment in full of the Northbridge Centre Whole Loan.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine and Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Annex A-3	BBCMS 2024-5C29
No. 11 Patriot Crossing
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,800,000	Title:	Fee
Cut-off Date Principal Balance:	$29,800,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.8%	Net Rentable Area (Units):	362
Loan Purpose:	Refinance	Location:	Louisville, KY
Borrower:	Patriot Crossing, LLC	Year Built / Renovated:	1970 / 2024
Borrower Sponsors:	Adam Brandon Denton, Thomas J. Floyd and Joseph Mitchell Collins	Occupancy(1):	96.4%
Interest Rate:	6.75000%	Occupancy Date:	8/7/2024
Note Date:	8/30/2024	4th Most Recent NOI (As of):	$1,838,564 (12/31/2021)
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of):	$2,254,898 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,243,366 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$2,482,588 (TTM 7/31/2024)
Original Amortization:	None	UW Economic Occupancy:	94.2%
Amortization Type:	Interest Only	UW Revenues:	$4,209,817
Call Protection:	L(24),YM1(30),O(6)	UW Expenses:	$1,529,594
Lockbox / Cash Management:	Springing	UW NOI:	$2,680,223
Additional Debt:	No	UW NCF:	$2,589,723
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$47,400,000 / $130,939
Additional Debt Type:	N/A	Appraisal Date:	7/23/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$82,320
Taxes:	$169,918	$16,992	N/A	Maturity Date Loan / Unit:	$82,320
Insurance:	$139,886	$13,989	N/A	Cut-off Date LTV:	62.9%
Engineering Reserve:	$199,576	$0	N/A	Maturity Date LTV:	62.9%
Environmental Reserve:	$60,500	$0	N/A	UW NCF DSCR:	1.27x
Replacement Reserves:	$0	$7,542	N/A	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,800,000	100.0%	Loan Payoff	$19,886,975	66.7%
			Return of Equity	8,008,065	26.9
			Closing Costs(2)	1,335,080	4.5
			Upfront Reserves	569,880	1.9
Total Sources	$29,800,000	100.0%	Total Uses	$29,800,000	100.0%
(1)	Occupancy figure includes one employee unit. The occupancy figure with this unit marked as vacant is 96.1%.
(2)	Closing Costs includes a rate buy-down credit of $495,000.

The Loan. The Patriot Crossing mortgage loan (the “Patriot Crossing Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $29,800,000. The Patriot Crossing Mortgage Loan is secured by a first mortgage lien on the borrower’s fee interest in a 362-unit, Class B, garden multifamily property located in Louisville, Kentucky (the “Patriot Crossing Property”). The Patriot Crossing Mortgage Loan accrues interest at a fixed rate of 6.75000% per annum on an Actual/360 basis, has a five-year term and is interest-only for the entire term.

The Property. The Patriot Crossing Property is a 362-unit, Class B garden multifamily property located in Louisville, Kentucky on a 20.4-acre site. Built in 1970 and renovated in 2024, the Patriot Crossing Property consists of 72 two-story buildings with nine, one-bedroom units and 353, two-bedroom units with an average unit size of 821 square feet. The Patriot Crossing Property includes 690 parking spaces, resulting in a parking ratio of approximately 1.9 spaces per unit. As of August 7, 2024, the Patriot Crossing Property was 96.4% occupied.

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No. 11 Patriot Crossing

Between 2022 and 2024, the borrower sponsor invested approximately $2.5 million towards capital expenditures at the Patriot Crossing Property including the clubhouse, fitness center, pool, unit renovations, roofs/gutters, decks/stairs and sidewalks. Common amenities at the Patriot Crossing Property include a community pool, fitness center, playground, dog park, fire pit, BBQ grilling area and picnic area. Unit amenities include air-conditioning, complete appliance packages, washer/dryer hookups, open-parking and a patio/balcony. In addition, 115 two-bedroom units have been renovated with new bathroom fixtures, cabinetry, faux wood flooring, granite countertops, and stainless-steel appliances. 52 two-bedroom units have been renovated with new bathroom fixtures, cabinetry, faux wood flooring, all-black appliances and new carpeting. 89 two-bedroom units have been renovated for all-black appliances and either (i) remodeled bathrooms, (ii) new cabinetry or (iii) new carpeting. 76 two-bedroom units and all nine of the one-bedroom units have been renovated with all-black appliance replacements when needed.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF) (2)	Average Monthly Rental Rate(2)(3)	Average Monthly Rental Rate PSF(2)(3)
1 Bedroom	9	2.5%	9	100.0%	650	$776.89	$1.20
2 Bedroom	353	97.5%	340	96.3%	825	$925.65	$1.12
Total/Wtd. Avg.	362	100.0%	349	96.4%	821	$921.81	$1.12
(1)	Based on the underwritten rent roll dated August 7, 2024.
(2)	Total/Wtd. Avg. based on number of occupied units of each unit type.
(3)	Average Monthly Rental Rate does not include the employee unit as no rent is being collected.

The following table presents certain information with respect to the historical and current occupancy of the Patriot Crossing Property:

Historical and Current Occupancy(1)(2)
2021	2022	2023	Current(3)
93.4%	95.1%	92.0%	96.4%
(1)	As provided by the borrower sponsor.
(2)	As of December 31 of each respective year.
(3)	Based on the underwritten rent roll dated August 7, 2024. The occupancy figure includes one employee unit. The occupancy figure with this unit marked as vacant is 96.1%.

Environmental. According to the Phase I environmental assessment dated August 27, 2024, there was no evidence of any recognized environmental conditions at the Patriot Crossing Property. 41 buildings at the mortgaged property either (x) identified radon levels above 4.0 pCi/L or (y) the radon testing was inconclusive. At origination, the borrower reserved $60,500 to cover the estimated costs of re-testing and mitigation efforts.

The Market. The Patriot Crossing Property is located in Louisville, Kentucky within the Louisville/Jefferson County, KY-IN multifamily market and the Southwest Louisville submarket. The Patriot Crossing Property is located approximately 8.3 miles south of downtown Louisville and 4.8 miles southwest of the Louisville International Airport. The Patriot Crossing Property is directly adjacent to State Route 1020, 4.0 miles west of Interstate 65 and 5.5 miles south of Interstate 264. The largest employer is United Parcel Services Inc., the world’s largest package delivery company and a provider of supply chain management solutions. The second largest employer is Norton Healthcare, Inc., a healthcare system serving patients throughout Greater Louisville, Southern Indiana and Kentucky. The third largest employer is the Jefferson County Public School District, which serves approximately 101,000 students and supervises 150 schools. According to the appraisal, as of the first quarter of 2024, the Southwest Louisville submarket contained an inventory of 26,704 units with a vacancy rate of 6.9% and average asking rent of $1,069 per unit.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Patriot Crossing Property was 7,053, 46,725 and 152,699, respectively, and the 2023 median household income within the same radii was $55,809, $54,791 and $51,739, respectively.

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Annex A-3	BBCMS 2024-5C29
No. 11 Patriot Crossing
Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per unit	Average Rent per Unit	Average Rent per SF
Patriot Crossing 7415 Patrick Henry Court Louisville, KY	1970 / 2024	96.4%(2)	362(2)	1 BD / 1 BA 2 BD / 1 BA	650(2) 825(2)	$776.89(2) $925.65(2)	$1.20(2) $1.12(2)
Tanglewood Apartments 500 Bermuda Lane Louisville, KY	1972 / 1999	95.7%	280	Studio / 1 BA 1 BD / 1 BA 2 BD / 1 BA 2 BD / 2 BA	509 786 961 1,075	$914 $1,065 $1,225 $1,330	$1.80 $1.35 $1.27 $1.24
The Madison 5515 Hunt Club Lane Louisville, KY	1970 / NAP	91.0%	106	1 BD / 1 BA 2 BD / 1 BA 3 BD / 1.5 BA	733 947 1,047	$925 $1,050 $1,225	$1.26 $1.11 $1.17
Indigo at the Park 518 Iroquois Gardens Louisville, KY	1971 / NAP	95.6%	156	1 BD / 1 BA 2 BD / 1 BA	750 975	$1,019 $1,129	$1.36 $1.16
Royal Gardens Apartments 1004 Royal Gardens Court Louisville, KY	1955 / NAP	96.2%	240	1 BD / 1 BA 2 BD / 1 BA 2 BD / 1.5 BA	757 845 860	$893 $995 $995	$1.18 $1.18 $1.16
Cardinal Hill Gardens 7329 Saint Andrews Church Road Louisville, KY	1973 / NAP	94.3%	132	Studio / 1 BA 1 BD / 1 BA 2 BD / 1 BA	350 650 850	$528 $830 $931	$1.51 $1.28 $1.10
Maple Run Apartments 6703 Strawberry Lane Louisville, KY	1998 / NAP	95.9%	79	1 BD / 1 BA 2 BD / 1 BA 3 BD / 1 BA	568 700 822	$599 $726 $826	$1.05 $1.04 $1.00
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated August 7, 2024.

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM 7/31/2024	Underwritten	Per Unit	%(1)
Gross Potential Rent	$3,297,479	$3,461,331	$3,754,586	$3,911,315	$4,004,978	$11,063	94.1%
RUBS	71,026	228,696	244,957	249,766	249,766	$690	5.9%
Net Rental Income	$3,368,505	$3,690,027	$3,999,543	$4,161,081	$4,254,744	$11,753	100.0%
Other Income(2)	130,220	185,271	186,672	188,895	188,895	$522	4.4%
Vacancy / Bad Debt	(213,570)	(162,538)	(348,586)	(288,072)	(233,821)	($646)	(5.5%)
Effective Gross Income	$3,285,155	$3,712,759	$3,837,629	$4,061,904	$4,209,817	$11,629	98.9%
Total Expenses	$1,446,592	$1,457,861	$1,594,263	$1,579,316	$1,529,594	$4,225	36.3%
Net Operating Income	$1,838,564	$2,254,898	$2,243,366	$2,482,588	$2,680,223	$7,404	63.7%
Total Capex/RR	90,500	90,500	90,500	90,500	90,500	$250	2.1%
Net Cash Flow	$1,748,064	$2,164,398	$2,152,866	$2,392,088	$2,589,723	$7,154	61.5%
(1)	% column represents percent of (i) Net Rental Income for all revenue lines and Vacancy/Bad Debt and (ii) Effective Gross Income for the remaining fields
(2)	Other Income is comprised of pet fees, application fees, late fees, parking and other miscellaneous items.

A-3-108

Annex A-3	BBCMS 2024-5C29
No. 12 – Charlotte MHP Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$29,700,000	Title:	Fee
Cut-off Date Principal Balance:	$29,700,000	Property Type – Subtype:	Manufactured Housing– Manufactured Housing
% of IPB:	2.8%	Net Rentable Area (Pads):	402
Loan Purpose:	Refinance	Location:	Charlotte, NC
Borrowers:	CHR VIII-PCP MHC Charlotte	Year Built / Renovated(1):	Various / NAP
	Arrowood, L.L.C. and CHR VIII-PCP MHC Charlotte Queens, L.L.C.	Occupancy:	98.0%
Borrower Sponsors:	Bradley R. Hill, Robert Spencer	Occupancy Date:	8/26/2024
	Engler-Coldren, Thomas	4th Most Recent NOI (As of)(2):	NAV
	Niederkofler and Michael A. Cirillo	3rd Most Recent NOI (As of):	$1,774,142 (12/31/2022)
Interest Rate:	6.40000%	2nd Most Recent NOI (As of):	$2,049,689 (12/31/2023)
Note Date:	8/30/2024	Most Recent NOI (As of):	$2,325,541 (TTM 6/30/2024)
Maturity Date:	9/6/2029	UW Economic Occupancy:	94.7%
Interest-only Period:	60 months	UW Revenues:	$3,319,678
Original Term:	60 months	UW Expenses:	$869,655
Original Amortization Term:	None	UW NOI:	$2,450,024
Amortization Type:	Interest Only	UW NCF:	$2,429,924
Call Protection:	L(24),D(29),O(7)	Appraised Value / Per Pad:	$47,700,000 / $118,657
Lockbox / Cash Management:	Springing	Appraisal Date:	7/17/2024
Additional Debt:	No
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$73,881
Taxes:	$0	$10,231	N/A	Maturity Date Loan / Pad:	$73,881
Insurance:	$21,139	$6,868	N/A	Cut-off Date LTV:	62.3%
Replacement Reserve:	$0	$1,675	N/A	Maturity Date LTV:	62.3%
Immediate Repairs:	$325,000	$0	N/A	UW NCF DSCR:	1.26x
				UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,700,000	100.0%	Payoff Existing Debt	$25,360,094	85.4%
			Return of Equity	2,759,862	9.3
			Closing Costs(3)	1,233,906	4.2
			Reserves	346,139	1.2
Total Sources	$29,700,000	100.0%	Total Uses	$29,700,000	100.0%
(1)	See the “Portfolio Summary” chart below.
(2)	4th Most Recent NOI was not required to be provided by the borrower sponsor.
(3)	Closing costs include an interest rate buydown of $816,750.

The Loan. The Charlotte MHP Portfolio mortgage loan (the “Charlotte MHP Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $29,700,000 and is secured by the borrowers’ fee interest in two manufactured housing community properties with an aggregate of 402 pads both located in Charlotte, North Carolina (the “Charlotte MHP Portfolio Properties”). The Charlotte MHP Portfolio Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.40000% per annum on an Actual/360 basis.

A-3-109

Annex A-3	BBCMS 2024-5C29
No. 12 – Charlotte MHP Portfolio

The Properties. The Charlotte MHP Portfolio Properties are comprised of two manufactured housing communities totaling 402 pads located in Charlotte, North Carolina that were 98.0% occupied as of August 26, 2024. Of the 402 pads, 30 are park owned (7.5% of pads), with the remaining being tenant-owned. Since 2019, the borrower sponsors have spent approximately $2.3 million in improvements across both mobile home parks, including painting, new driveways, decking, street repairs, landscaping, amenities and water meter installation. From the year end 2022 period to T-1 June 2024, the borrower sponsors have increased gross potential rent at the Charlotte MHP Portfolio Properties by approximately 21.6%.

The following table presents certain information relating to the Charlotte MHP Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Pads(1)	Occupancy(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(2)	U/W NOI	% of U/W NOI
Queen’s Grant	Charlotte, NC	1980 / NAP	207	99.5%	$15,503,774	52.2%	$24,900,000	$1,255,984	51.3%
Arrowood	Charlotte, NC	1983 / NAP	195	96.4%	$14,196,226	47.8%	$22,800,000	$1,194,039	48.7%
Total / Wtd. Avg.			402	98.0%	$29,700,000	100.0%	$47,700,000	$2,450,024	100.0%
(1)	Based on the underwritten rent rolls dated August 26, 2024. The Queen’s Grant Property includes one 5,000 square foot unit that is used for storage, laundry, office and a small convenience store, and the Arrowood Property includes 30 studio apartments.
(2)	Source: Appraisals.

The following table presents certain information relating to historical and current occupancy for the Charlotte MHP Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
92.0%	95.3%	97.0%	98.0%
(1)	Historical Occupancy represents year-end occupancy for each respective year.
(2)	Based on the underwritten rent roll dated August 26, 2024.

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Annex A-3	BBCMS 2024-5C29
No. 12 – Charlotte MHP Portfolio

The Properties.

Queen’s Grant. Queen’s Grant (the “Queen’s Grant Property”) is a 206-pad manufactured housing community with one 5,000 square foot unit that is used for storage, laundry, office and a small convenience store located in Charlotte, North Carolina. As of August 26, 2024, the Queen’s Grant Property was 99.5% occupied. Average underwritten rents at the Queen’s Grant Property are $660 per pad per month. The Queen’s Grant Property is located approximately a half mile from US Route 29, a mile from Interstate 485 and two miles from Interstate 85 and State Route 49. Many large retail shopping centers are located within two miles of the Queen’s Grant Property, and the Queen’s Grant Property is located near many large employers in the area including PNC Music Pavilion, Charlotte Motor Speedway, UNC Charlotte, Atrium Health, Wells Fargo, Bank of America, Novant Health and American Airlines.

Arrowood. Arrowood (the “Arrowood Property”) is a 165-pad manufactured housing community with 30 studio apartments located in Charlotte, North Carolina. As of August 26, 2024, the Arrowood Property was 96.4% occupied. Average underwritten rents at the Arrowood Property are $689 per pad per month. The Arrowood Property is located in the middle of a large concentration of warehousing/distribution centers for some of the biggest distributors in the country, including Staples, Frito-Lay, Snyder’s-Lance/Campbell’s and Sam’s Club. Some other major employers in the area include Atrium Health, Wells Fargo, Bank of America, Novant Health and American Airlines.

Environmental. According to the Phase I environmental reports, dated July 25, 2024, there was no evidence of any recognized environmental conditions at the Charlotte MHP Portfolio Properties.

The Market. The Charlotte MHP Portfolio Properties are both located in the Charlotte manufactured housing market. The Charlotte manufactured housing market includes 1,960 all-age homesites and 200 age-restricted home sites, totaling 2,160 home sites. As of the second quarter of 2024, asking rents for all-age units in the Charlotte manufactured housing market were $553, with rent increases of approximately 8.6%. The appraiser concluded a market vacancy rate of approximately 6.0%.

According to the appraisal, the 2023 population and average household income in the one-, three- and five-mile radius from the Queen’s Grant Property were 10,276, 70,495 and 189,426 and $84,991, $90,267 and $102,946, respectively. The appraiser noted that there are only three vacancies out of 1,144 manufactured housing units in the Queen’s Grant Property’s market area (0.3% vacancy rate), and there are no manufactured home communities planned or proposed in the immediate market area.

According to the appraisal, the 2023 population and average household income in the one-, three- and five-mile radius from the Arrowood Property were 3,368, 52,808 and 143,322 and $95,073, $104,040 and $110,030, respectively. The appraiser noted that there are only eight vacancies out of 1,133 manufactured housing units in the Arrowood Property’s market area (0.7% vacancy rate) and there are no manufactured home communities planned or proposed in the immediate market area.

Manufactured Housing Rent Comparables(1)
Property Name	Resident Type	Year Built / Renovated	Occupancy	Number of Pads	Average Rent Per Pad
Charlotte MHP Portfolio	All Age	Various / NAP	98.0%(2)	402(2)	Various(3)
Charlotte Hills MHP	All Age	1982 / NAV	100.0%	190	$735
Meadow Brook	All Age	1997 / NAV	100.0%	321	$723
Alpine Village	Senior	1972 / NAV	100.0%	200	$405
Woodridge	All Age	1996 / NAV	100.0%	102	$625
Oakland Glen	All Age	2010 / NAV	100.0%	125	$585
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 26, 2024.
(3)	Average Rent Per Pad is equal to $660 per month for the Queen’s Grant Property and $689 per month for the Arrowood Property.

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Annex A-3	BBCMS 2024-5C29
No. 12 – Charlotte MHP Portfolio

The following table presents certain information relating to the operating history and underwritten net cash flows of the Charlotte MHP Portfolio Properties:

Operating History and Underwritten Net Cash Flows(1)
	2022	2023	TTM 6/30/2024	Underwritten	Per Pad
Base Rent	$2,593,173	$2,816,374	$2,956,647	$3,270,840	$8,136
Vacant Income	0	0	0	0	0
Reimbursements	170	135,765	205,501	205,501	511
Other Income(2)	9,145	21,170	18,057	18,057	45
Vacancy	0	0	0	(174,720)	(435)
Effective Gross Income	$2,602,488	$2,973,309	$3,180,205	$3,319,678	$8,258
Total Expenses	828,346	923,620	854,665	869,655	2,163
Net Operating Income	$1,774,142	$2,049,689	$2,325,541	$2,450,024	$6,095
Replacement Reserves	0	0	0	20,100	50
Net Cash Flow	$1,774,142	$2,049,689	$2,325,541	$2,429,924	$6,045
(1)	Based on the underwritten rent roll dated as of August 26, 2024.
(2)	Other Income includes late fees, miscellaneous income and commercial/administrative income.

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Annex A-3	BBCMS 2024-5C29
No. 13 – Westshore Crossing
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.3%	Net Rentable Area (Units):	337
Loan Purpose:	Refinance	Location:	Tampa, FL
Borrower:	4515 N Rome Owner LLC	Year Built / Renovated:	1973 / 2023
Borrower Sponsor:	Jakub Hejl	Occupancy:	96.1%
Interest Rate:	6.49900%	Occupancy Date:	6/19/2024
Note Date:	7/8/2024	4th Most Recent NOI (As of):	$2,595,161 (12/31/2021)
Maturity Date:	7/6/2029	3rd Most Recent NOI (As of)(3):	$2,684,261 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$3,701,662 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(4):	$3,841,973 (TTM 4/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	93.5%
Amortization Type:	Interest Only	UW Revenues:	$6,652,986
Call Protection(2):	L(26),D(27),O(7)	UW Expenses:	$2,260,995
Lockbox / Cash Management:	Soft / Springing	UW NOI(4):	$4,391,990
Additional Debt(1):	Yes	UW NCF:	$4,307,740
Additional Debt Balance(1):	$25,400,000	Appraised Value / Per Unit:	$86,200,000 / $255,786
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/28/2024

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$149,555
Taxes:	$411,534	$45,726	N/A	Maturity Date Loan / Unit:	$149,555
Insurance:	$262,256	$33,546	N/A	Cut-off Date LTV:	58.5%
Replacement Reserves:	$100,000	$7,021	N/A	Maturity Date LTV:	58.5%
Immediate Repairs:	$56,313	$0	N/A	UW NCF DSCR:	1.30x
				UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$50,400,000	100.0%	Loan Payoff	$45,453,546	90.2%
			Closing Costs(5)	2,685,684	5.3
			Return of Equity	1,430,666	2.8
			Upfront Reserves	830,104	1.6
Total Sources	$50,400,000	100.0%	Total Uses	$50,400,000	100.0%
(1)	The Westshore Crossing Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $50,400,000 (the “Westshore Crossing Whole Loan”). The financial information in the chart above is based on the aggregate outstanding principal balance of the Westshore Crossing Whole Loan.
(2)	Defeasance of the Westshore Crossing Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization trust in September 2024. The actual defeasance lockout period may be longer.
(3)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributed to leasing up the Westshore Crossing Property (as defined below), increasing occupancy from 83.1% as of December 31, 2022 to 91.4% as of December 31, 2023.
(4)	The increase from Most Recent NOI to UW NOI is primarily attributed to recent leasing, increasing occupancy from 92.4% as of April 30, 2024, to 96.1% as of June 19, 2024.
(5)	Closing Costs includes an interest rate buydown of approximately $2.2 million.

The Loan. The Westshore Crossing mortgage loan (the “Westshore Crossing Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in a 337-unit garden style apartment building located in Tampa, Florida (the “Westshore Crossing Property”). The Westshore Crossing Whole Loan is comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $50,400,000. The Westshore Crossing Whole Loan accrues interest at a fixed rate of 6.49900% per annum. The Westshore Crossing Whole Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The Westshore Crossing Mortgage Loan is evidenced by the controlling Note A-2-A with an outstanding principal balance as of the Cut-off Date of $25,000,000.

A-3-113

Annex A-3	BBCMS 2024-5C29
No. 13 – Westshore Crossing

The Westshore Crossing Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C29 trust. The relationship between the holders of the Westshore Crossing Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus. The promissory notes comprising the Westshore Crossing Whole Loan are summarized in the below table.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$15,000,000	$15,000,000	BMO 2024-5C5	No
A-1-B(1)	$5,000,000	$5,000,000	UBS AG	No
A-2-A	$25,000,000	$25,000,000	BBCMS 2024-5C29	Yes
A-2-B(1)	$5,400,000	$5,400,000	UBS AG	No
Whole Loan	$50,400,000	$50,400,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The Westshore Crossing Property is a 337-unit garden-style multifamily community located in Tampa, Florida, approximately 3.6 miles north of downtown Tampa. Constructed in 1973 and renovated in 2023, the Westshore Crossing Property is comprised of 21, one- to three-story buildings situated on an approximately 13.39-acre site. The Westshore Crossing Property offers amenities such as a clubhouse/on-site leasing office, three swimming pools, a business center, a fitness center, common laundry, a sports field and a playground. The unit mix includes four studio, 120 one-bedroom, 168 two-bedroom and 45 three-bedroom units, with an average unit size of 893 square feet. Unit amenities include patios/balconies with storage, dishwashers, shaker-style cabinets and washer/dryers in select units. The Westshore Crossing Property features 551 surface parking spaces resulting in a parking ratio of approximately 1.6 spaces per unit. As of June 19, 2024, the Westshore Crossing Property was 96.1% occupied.

The following table presents detailed information with respect to the unit mix at the Westshore Crossing Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancys	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Average Monthly Market Rental Rate(3)	Market Monthly Market Rental Rate PSF(3)
Studio (313 SF)	4	1.2%	4	100.0%	313	$1,138	$3.63	$1,200	$3.83
1 BR/1 BA (575 SF)	14	4.2%	12	85.7%	575	$1,322	$2.30	$1,400	$2.43
1 BR/1 BA (650 SF)	76	22.6%	73	96.1%	650	$1,324	$2.04	$1,475	$2.27
1 BR/1.5 BA (800 SF)	30	8.9%	28	93.3%	800	$1,482	$1.85	$1,550	$1.94
2 BR/1 BA (950 SF)	28	8.3%	25	89.3%	950	$1,520	$1.60	$1,650	$1.74
2 BR/1 BA (955 SF)	17	5.0%	17	100.0%	955	$1,390	$1.46	$1,650	$1.73
2 BR/2 BA (1,050 SF)	69	20.5%	68	98.6%	1,050	$1,641	$1.56	$1,750	$1.67
2 BR/2.5 BA (950 SF)	54	16.0%	53	98.1%	950	$1,631	$1.72	$1,700	$1.79
3 BR/2 BA (1,150 SF)	45	13.4%	44	97.8%	1,150	$1,783	$1.55	$1,850	$1.61
Total/Wtd. Avg.	337	100.0%	324	96.1%	893	$1,533	$1.77	$1,641	$1.91
(1)	Based on the underwritten rent roll dated June 19, 2024.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.
(3)	Source: Appraisal.

Since acquiring the Westshore Crossing Property for $29.5 million in 2019, the borrower sponsor has invested approximately $7.7 million ($22,800 per unit) upgrading unit interiors, appliances, fitness center, pool, parking, landscaping and common areas and approximately $14.8 million in soft costs for a total cost basis of approximately $52.0 million. Prior to acquisition, the Westshore Crossing Property was subject to restrictions under a low-income housing tax credit program, which were removed as part of the deed-in-lieu transfer to the borrower sponsor and permitted conversion to market rent units.

A-3-114

Annex A-3	BBCMS 2024-5C29
No. 13 – Westshore Crossing

The following table presents certain information relating to the historical and current occupancy of the Westshore Crossing Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
88.4%	83.1%	91.4%	96.1%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of June 19, 2024.

The following table presents certain information relating to the operating history and underwritten cash flows of the Westshore Crossing Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	TTM(2)	Underwritten	Per Unit	%(3)
In Place Rent	$3,683,534	$4,251,786	$5,327,733	$5,505,078	$5,959,836	$17,685	102.7%
Gross Up of Vacant Space	629,854	1,109,455	616,936	523,873	246,900	733	4.3
Gross Potential Rent	$4,313,388	$5,361,241	$5,944,669	$6,028,951	$6,206,736	$18,418	107.0%
(Vacancy/Concessions/Credit Loss)	(631,707)	(1,409,862)	(796,670)	(681,459)	(404,486)	(1,200)	(7.0)
Net Rental Income	$3,681,680	$3,951,378	$5,147,998	$5,347,492	$5,802,250	$17,217	100.0%
Other Income	639,868	653,438	811,390	850,735	850,735	2,524	14.7
Effective Gross Income	$4,321,548	$4,604,817	$5,959,388	$6,198,227	$6,652,986	$19,742	114.7%
Total Expenses	1,726,387	1,920,555	2,257,727	2,356,254	2,260,995	6,709	34.0
Net Operating Income	$2,595,161	$2,684,261	$3,701,662	$3,841,973	$4,391,990	$13,033	66.0%
Capital Expenditures	0	0	0	0	84,250	250	1.3
Net Cash Flow	$2,595,161	$2,684,261	$3,701,662	$3,841,973	$4,307,740	$12,783	64.7%
(1)	Based on the underwritten rent roll dated June 19, 2024.
(2)	TTM represents the trailing 12-month period ending April 30, 2024.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

Environmental. According to the Phase I environmental site assessment dated May 31, 2024, there was no evidence of any recognized environmental conditions at the Westshore Crossing Property.

The Market. The Westshore Crossing Property is located in Tampa, Hillsborough County, Florida within the Tampa-St. Petersburg-Clearwater metropolitan statistical area (the “Tampa Bay MSA”). According to the appraisal, the Tampa Bay MSA is the second most populous metropolitan area in Florida, the second most on the Gulf Coast, the fourth most in the Southeast and the 19th most in the United States. The Westshore Crossing Property is located approximately 3.6 miles from downtown Tampa, approximately 5.3 miles from Tampa International Airport and approximately 9.8 miles from I-75, which runs north/south extending northward through Gainesville, south to Naples and east to Miami and Fort Lauderdale. The Tampa Bay MSA is home to several Fortune 500 and 1000 companies including Tech Data, Jabil, WellCare Health Plans, Raymond James Financial, Bloomin’ Brands, HSN and TECO Energy.

The Tampa central business district is approximately 30 minutes east of the Gulf of Mexico and approximately an hour southwest of Disney and Universal theme parks. In addition to the nearby beaches, other major attractions in the Tampa Bay MSA include Busch Gardens and Adventure Island, Tampa Bay Performing Arts Center, Florida Aquarium, Lowry Park Zoo, Tampa Museum of Art, Hillsborough River State Park, Fantasy of Flight, International Plaza and Westshore Mall and the downtown Tampa Channelside retail complex. The University of South Florida and University of Tampa are located within Hillsborough County and have historically experienced generally increasing enrollment trends according to the appraisal.

According to a third-party market research report, the estimated 2024 population within a one-, three- and five-mile radius of the Westshore Crossing Property is 15,809, 144,998 and 308,520, respectively. Since 2020, the population has increased by 6.24% within a three-mile radius and is expected to increase by an additional 5.02% over the next five years. The estimated 2024 average household income within the same radii is $87,435, $80,054 and $95,364, respectively. According to a third-party market research report, owner-occupied households outpace renters within a one-mile radius of the

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Westshore Crossing Property while there are more renters within a three- and five-mile radius of the Westshore Crossing Property.

According to a third-party market research report, the Westshore Crossing Property is situated in the West Tampa multifamily submarket, which contained approximately 24,038 units as of May 2024. The West Tampa multifamily submarket reported a vacancy rate of 6.3% with an average asking rental rate of $1,752 per unit, an increase of 60.0% from $1,095 per unit as of year-end 2015.

The following table presents certain information relating to comparable multifamily rental properties to the Westshore Crossing Property:

Comparable Rental Leases(1)
Property Name Location	Year Built / Renovated	Occupancy(2)	# of Units(2)	Unit Mix(2)	Average SF Per Unit(2)	Average Rent Per SF(2)	Average Rent Per Unit(2)
Westshore Crossing Tampa, FL	1973 / 2023	96.1%	337	Studio (313 SF) 1 BR/1 BA (575 SF) 1 BR/1 BA (650 SF) 1 BR/1.5 BA (800 SF) 2 BR/1 BA (950 SF) 2 BR/1 BA (955 SF) 2 BR/2 BA (1,050 SF) 2 BR/2.5 BA (950 SF) 3 BR/2 BA (1,150 SF)	313 575 650 800 950 955 1,050 950 1,150	$3.63 $2.30 $2.04 $1.85 $1.60 $1.46 $1.56 $1.72 $1.55	$1,138 $1,322 $1,324 $1,482 $1,520 $1,390 $1,641 $1,631 $1,783
Beach Club 6904 Ralston Place Drive Tampa, FL	1979 / NAV	96.5%	200	Studio 1 BR/1 BA 2 BR/2 BA	450 600 810	$3.01 $2.56 $2.34	$1,355 $1,537 $1,895
The Ava 4902 N MacDill Avenue Tampa, FL	1984 / NAV	93.5%	372	Studio 1 BR/1 BA 1 BR/1 BA 1 BR/1 BA 1 BR/1 BA 2 BR/1 BA 2 BR/2 BA	450 450 475 650 675 850 900	$2.81 $2.94 $3.00 $2.23 $2.17 $2.04 $1.88	$1,263 $1,325 $1,425 $1,450 $1,463 $1,738 $1,688
Lofts at Rivers Edge 1545 Spruce Street Tampa, FL	1964 / NAV	93.4%	135	1 BR/1 BA 2 BR/1 BA 3 BR/1 BA	688 816 944	$2.69 $2.63 $2.60	$1,850 $2,150 $2,450
Legend Oaks 4714 North Habana Avenue Tampa, FL	1982 / NAV	94.2%	416	1 BR/1 BA 1 BR/1 BA 1 BR/1 BA 2 BR/2 BA	550 650 750 1,000	$2.33 $2.09 $1.85 $1.82	$1,280 $1,360 $1,390 $1,820
Arbour Ponds 2901 N Dale Mabry Highway Tampa, FL	1981 / NAV	94.2%	338	Studio 1 BR/1 BA 1 BR/1 BA 1 BR/1 BA 2 BR/2 BA	450 550 650 750 950	$3.11 $2.62 $2.32 $2.13 $2.09	$1,400 $1,440 $1,510 $1,600 $1,983
The Flats at Seminole Heights 4111 N Poplar Avenue Tampa, FL	1968 / NAV	92.0%	165	1 BR/1 BA 2 BR/1 BA 2 BR/1.5 BA 3 BR/2 BA	700 900 900 1,200	$2.18 $1.81 $1.89 $1.75	$1,525 $1,625 $1,700 $2,100
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	For the Westshore Crossing Property, information is based on the underwritten unit mix summary dated June 19, 2024.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.3%	Net Rentable Area (SF):	286,989
Loan Purpose:	Refinance	Location:	Oak Ridge, TN
Borrower:	TN Oak Ridge Rutgers SPE, LLC	Year Built / Renovated:	1955 / 2018
Borrower Sponsors:	Philip J. Wilson and W. Neil Wilson	Occupancy:	100.0%
Interest Rate:	7.28000%	Occupancy Date:	6/18/2024
Note Date:	8/15/2024	4th Most Recent NOI (As of):	$1,752,677 (12/31/2021)
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of):	$2,538,314 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,667,269 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$2,612,830 (TTM 4/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,521,965
Call Protection:	L(11),YM1(42),O(7)	UW Expenses:	$903,092
Lockbox / Cash Management:	Springing	UW NOI:	$2,618,873
Additional Debt:	No	UW NCF:	$2,446,680
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$35,900,000 / $125
Additional Debt Type:	N/A	Appraisal Date:	4/23/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$87
Taxes:	$88,452	$42,120	N/A	Maturity Date Loan / SF:	$87
Insurance:	$45,674	$8,700	N/A	Cut-off Date LTV:	69.6%
Replacement Reserves:	$0	$3,587	N/A	Maturity Date LTV:	69.6%
TI/LC Reserve:	$300,000	$10,762	N/A	UW NCF DSCR:	1.33x
Deferred Maintenance:	$125,325	$0	N/A	UW NOI Debt Yield:	10.5%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	99.3%	Loan Payoff	$23,503,746	93.3%
Borrower Equity	181,558	0.7	Closing Costs	1,118,362	4.4
			Upfront Reserves	559,450	2.2
Total Sources	$25,181,558	100.0%	Total Uses	$25,181,558	100.0%

The Loan. The Oak Ridge City Center mortgage loan (the “Oak Ridge City Center Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $25,000,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 286,989 square foot retail anchored property located in Oak Ridge, Tennessee (the “Oak Ridge City Center Property”). The Oak Ridge City Center Mortgage Loan accrues interest at a rate of 7.28000% per annum. The Oak Ridge City Center Mortgage Loan has a five-year term, is interest only for the entire loan term and accrues interest on an Actual/360 basis.

The Property. The Oak Ridge City Center Property is a 286,989 square foot retail anchored property located in Oak Ridge, Tennessee. The Oak Ridge City Center Property consists of four, single-story multi-tenant buildings situated on an approximately 31.5-acre parcel along South Rutgers Avenue. Onsite parking includes a total of 1,249 parking spaces and a parking ratio of 4.35 spaces per 1,000 square feet. As of June 18, 2024 the Oak Ridge City Center Property was 100.0% occupied.

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Major Tenants.

Belk (61,200 square feet; 21.3% of NRA; Caa3/CCC-/NR by Moody’s/S&P/Fitch): Founded in 1888 and headquartered in Charlotte, North Carolina, Belk is a privately-owned department store with nearly 300 stores in 16 Southeastern states. Belk is a portfolio company of Sycamore Partners, a New York-based private equity firm, and offers a wide assortment of national and private label branded fashion apparel, shoes, accessories and cosmetics. Belk has been a tenant at the Oak Ridge City Center Property since 1992. Belk’s current base rent is $3.50 per square foot, which remains flat throughout the term of the lease. Belk has extended its lease twice, most recently in 2016 when it exercised a 10-year extension, expiring June 30, 2026. Belk has no termination options and four, five-year renewal options remaining. Revenues for fiscal year ending January 2024 were approximately $3.9 billion. Belk also pays percentage rent each lease year equal to 2% of the amount by which gross sales exceed the natural breakpoint.

Dick’s Sporting Goods (35,000 square feet; 12.2% of NRA; Baa3/BBB/NR by Moody’s/S&P/Fitch): Founded in 1948 and headquartered in Coraopolis, Pennsylvania, Dick’s Sporting Goods (“Dick’s”) is a leading retailer of sporting goods. Dick’s also owns and operates Golf Galaxy, Field & Steam specialty stores, Going, Going, Gone! discount stores, Public Lands outdoor specialty stores and GameChanger, a youth sports mobile app for scheduling, communications, live scorekeeping and video streaming. Dick’s has been a tenant at the Oak Ridge City Center Property since 2017 under an initial 10.6-year lease expiring January 31, 2028. Dick’s current base rent is $9.25 per square foot, which remains flat throughout the term of the lease. Dick’s has no termination options and four, five-year renewal options remaining. Dick’s has a co-tenancy clause that requires (i) Marshalls or TJ Maxx (or an acceptable replacement), (ii) Belk (or an acceptable replacement), (iii) three required tenants (a national tenant operating at least 50 retail stores or a regional tenant operating at least 30 retail stores), two of which are in at least 12,000 square feet and one in at least 10,000 square feet and (iv) at least 150,000 square feet of leasable floor area excluding the premises of Dick’s, to be open and fully staffed and stocked. If this co-tenancy requirement is violated, Dick’s may pay substitute rent (the lesser of minimum rent or 2% of gross sales). In the event the co-tenancy violation is not cured within two years, Dick’s will have the right to terminate its lease or resume paying full rent.

TJ Maxx (22,477 square feet; 7.8% of NRA; A2/A/NR by Moody’s/S&P/Fitch): Founded in 1976 and headquartered in Framingham, Massachusetts, TJ Maxx is the leading off-price apparel and home fashions retailer in the United States and worldwide, with four global home offices, seven brands and approximately 4,700 stores in nine countries and five distinctive branded e-commerce sites. The seven brands under the TJ Maxx umbrella include TJ Maxx, Marshalls, HomeGoods, Sierra, Winners, HomeSense and TK Maxx. TJ Maxx has been a tenant at the Oak Ridge City Center Property since 2017 under an initial 10-year lease expiring August 31, 2027. TJ Maxx’s current base rent is $8.40 per square foot, which remains flat throughout the term of the lease. TJ Maxx has no termination options and four, five-year renewal options remaining. TJ Maxx has a co-tenancy clause that provides that if either of the inducement stores (Belk and Dick’s) will not be open for business for more than 180 days, then from such 180th day until the inducement store (or its qualified replacement) opens for business, TJ Maxx will be required to pay alternate rent (the lesser of minimum rent or 2% of gross sales). Additionally, if the co-tenancy violation continues for more than 545 days, TJ Maxx has 180 days to terminate its lease. In the event TJ Maxx does not terminate its lease within 180 days following the first date on which it could terminate its lease, TJ Maxx will be required to resume paying minimum rent in accordance with its lease terms and the right to terminate will be null and void.

Environmental. According to a Phase I environmental assessment dated May 13, 2024, there was no evidence of any recognized environmental conditions at the Oak Ridge City Center Property.

Historical and Current Occupancy
2021	2022	2023	Current(1)
73.8%	96.0%	96.0%	100.0%
(1)	Current Occupancy is as of June 18, 2024.

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The following table presents certain information relating to the largest tenants based on underwritten base rent at the Oak Ridge City Center Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Anchor Tenants
Belk(4)	Caa3/CCC-/NR	61,200	21.3%	$3.50	$214,200	7.3%	6/30/2026
Dick’s(5)(14)	Baa3/BBB/NR	35,000	12.2	9.25	323,750	11.1	1/31/2028
TJ Maxx(6)(15)	A2/A/NR	22,477	7.8	8.40	188,807	6.5	8/31/2027
HomeGoods(7)(16)	A2/A/NR	22,000	7.7	6.50	143,000	4.9	9/30/2031
Ross Dress for Less(8)(17)	A2/BBB+/NR	22,000	7.7	10.50	231,000	7.9	1/31/2032
Anchor Tenant Total		162,677	56.7%	$6.77	$1,100,757	37.7%

Major In-Line Tenants
The Electronic Express, Inc. (9)	NR/NR/NR	20,000	7.0%	$8.50	$170,000	5.8%	9/30/2027
Burke’s Outlet(10)(18)	NR/NR/NR	20,000	7.0	8.70	174,000	6.0	1/31/2030
PetSmart(11)(19)	NR/NR/NR	18,173	6.3	15.50	281,682	9.7	7/31/2027
Old Navy(12)(20)(21)	NR/NR/NR	12,500	4.4	14.50	181,250	6.2	9/30/2031
Ulta(13)(22)	NR/NR/NR	10,184	3.5	16.50	168,036	5.8	8/31/2027
Major In-Line Tenants Total		80,857	28.2%	$12.06	$974,968	33.4%
Other Tenants		43,455	15.1%	$19.37	$841,918	28.9%
Occupied Collateral Total / Wtd. Avg.		286,989	100.0%	$10.17	$2,917,642	100.0%
Vacant Space		0	0.0%

Collateral Total		286,989	100.0%

(1)	Based on the underwritten rent roll dated June 18, 2024.
(2)	Ratings provided are for the parent company of the entity listed in “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes contractual rent steps totaling $15,203 through July 1, 2025.
(4)	Belk has four, five-year renewal options remaining.
(5)	Dick’s has four, five-year renewal options remaining.
(6)	TJ Maxx has four, five-year renewal options remaining.
(7)	HomeGoods has four, five-year renewal options remaining.
(8)	Ross Dress for Less has four, five-year renewal options remaining.
(9)	The Electronic Express, Inc. has three, five-year renewal options remaining.
(10)	Burke’s Outlet has five, five-year renewal options remaining.
(11)	PetSmart has four, five-year renewal options remaining.
(12)	Old Navy has three, five-year renewal options remaining.
(13)	Ulta has three, five-year renewal options remaining.
(14)	Dick’s co-tenancy clause requires (i) Marshalls or TJ Maxx (or an acceptable replacement), (ii) Belk (or an acceptable replacement), (iii) three required tenants (a national tenant operating at least 50 retail stores or a regional tenant operating at least 30 retail stores), two of which in at least 12,000 square feet and one in at least 10,000 square feet and (iv) at least 150,000 square feet of leasable floor area excluding the premises of Dick’s, to be open and fully staffed and stocked. If this co-tenancy requirement is violated, Dick’s may pay substitute rent equal to the lesser of minimum rent or 2% of gross sales. In the event the co-tenancy violation is not cured within two years, Dick’s will have the right to terminate its lease or resume paying full rent.
(15)	TJ Maxx’s co-tenancy clause requires that if either of the inducement stores (Belk and Dick’s) will not be open for business for more than 180 days, then from such 180th day until the inducement store (or its qualified replacement) opens for business, TJ Maxx shall pay alternate rent equal to the lesser of minimum rent or 2% of gross sales. Additionally, if the co-tenancy violation continues for more than 545 days, TJ Maxx may terminate its lease at any time thereafter up to 180 days. In the event TJ Maxx does not terminate its lease within 180 days following the first date on which it could terminate its lease, TJ Maxx will resume paying minimum rent in accordance with its lease terms and the right to terminate will be null and void.
(16)	HomeGoods’ co-tenancy clause requires that if less than four of the inducement stores (Belk’s, Dick’s, TJ Maxx, Ross, PetSmart, Ulta) will not be open for business for than 180 days, then from such 180th day until the inducement stores (or their qualified replacements) open for business, HomeGoods will pay alternate rent equal to the lesser of minimum rent or 2% of gross sales. Additionally, if the co-tenancy violation continues for more than 545 days, HomeGoods may terminate its lease at any time thereafter up to 180 days. In the event HomeGoods does not terminate its lease within 180 days following the first date on which it could terminate its lease, HomeGoods will resume paying minimum rent in accordance with its lease terms and the right to terminate will be null and void.
(17)	Ross Dress for Less’ co-tenancy clause requires that at least three of the following tenants must be operating in no less than the square footages indicated: HomeGoods (20,000 square feet); TJ Maxx (22,477 square feet); Belk (62,472 square feet); Burkes Outlet (20,000 square feet); and Five Below (8,205 square feet). Additionally, the co-tenancy clause requires that at least 70% of the leasable floor area must be occupied by operating tenants, excluding Ross Dress for Less and the outparcels. If any of the aforementioned requirements are violated for 90 days, Ross Dress for Less will be required to pay substitute rent equal to the lesser of minimum rent or 2% of gross sales plus reimbursements. If a co-tenancy violation continues for a period of 12 months beyond the 90 days, Ross Dress for Less will have the ongoing right to terminate its lease with a 30-day notice until such condition is cured.
(18)	If two or more of the inducement tenants (Dick's, PetSmart, Belk or TJ Maxx) cease to operate, Burke’s Outlet’s fixed annual rent will be reduced by 50%. After paying reduced rent for 12 consecutive months, Burke’s Outlet is required to either resume paying full rent commencing on the first day of the 13th month following the commencement of payment of reduced rent or terminate its lease within the termination notice period.

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(19)	PetSmart’s co-tenancy clause requires that if Dick's, TJ Maxx or Belk ceases to operate, the base rent (but not other charges) payable by PetSmart will be reduced by 50% for as long as such co-tenancy violation exists. If the co-tenancy violation continues for 365 consecutive days, PetSmart is required, within 30 days following notice from landlord, to either: (a) terminate its lease upon notice to the landlord, in which event this lease will terminate 60 days following the date of PetSmart's notice; or (b) resume payment of full base rent due under its lease. If PetSmart does not terminate its lease within the 30-day period set forth above, PetSmart will be deemed to have waived its right to terminate its lease as a result of that specific co-tenancy violation and will be required to commence paying full base rent as of the day next following the 30-day period.
(20)	It will be a violation of Old Navy’s co-tenancy provision if five of the key stores plus retailers (excluding the Old Navy and the largest key stores (by square foot)) having an aggregate of 50% or more of the total gross leasable area of the Oak Ridge City Center Property (excluding the gross leasable area of the premises and the largest key stores but including the gross leasable area of the key stores other than the largest key stores) are not open for business. Upon such occurrence, Old Navy will be required to pay alternate rent equal to 50% of minimum rent, may close the store but continue to pay alternate rent and after nine months have the right to terminate its lease with six months’ notice.
(21)	Old Navy has the right to terminate its lease if the gross sales for the 49th through the 60th full calendar month (October 2025 through September 2026) are not at least $3.5 million, on the date that is not less than 180 days from the date the landlord is notified.
(22)	Ulta’s co-tenancy clause requires that (i) Belk and Rack Room Shoes; and (ii) two of the following co-tenants: JC Penney, Dick's, T J Tenant and PetSmart (or a comparable replacement tenant) are open and operating (other than due to a permitted closure). Upon the event of a co-tenancy violation, Ulta will pay, in lieu of base rent alternate rent equal to 50% of base rent. However, if such continuing co-tenancy condition continues for a period of one year, Ulta will elect within 30 days after the end of such one-year period either to (i) resume full payment of rent or (ii) terminate its lease by giving written notice to the landlord, in which event its lease will terminate 90 days after the date of such termination notice.

The following table presents certain information relating to tenant lease expirations at the Oak Ridge City Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NA	P
2024 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2025	1	1,000	0.3	$20,260	0.7		1,000	0.3%	$20,260	0.7%
2026	3	68,754	24.0	$351,730	12.1		69,754	24.3%	$371,990	12.7%
2027	6	79,817	27.8	$975,626	33.4		149,571	52.1%	$1,347,616	46.2%
2028	4	46,966	16.4	$617,021	21.1		196,537	68.5%	$1,964,636	67.3%
2029	0	0	0.0	$0	0.0		196,537	68.5%	$1,964,636	67.3%
2030	1	20,000	7.0	$174,000	6.0		216,537	75.5%	$2,138,636	73.3%
2031	3	43,452	15.1	$463,006	15.9		259,989	90.6%	$2,601,642	89.2%
2032	1	22,000	7.7	$231,000	7.9		281,989	98.3%	$2,832,642	97.1%
2033	0	0	0.0	$0	0.0		281,989	98.3%	$2,832,642	97.1%
2034 & Beyond	1	5,000	1.7	$85,000	2.9		286,989	100.0%	$2,917,642	100.0%
Total	20	286,989	100.0%	$2,917,642	100.0%
(1)	Based on the underwritten rent roll dated June 18, 2024.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent includes contractual rent steps totaling $15,203 through July 1, 2025.

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The following table presents certain information relating to operating history and underwritten cash flows at the Oak Ridge City Center Property:

Underwritten Net Cash Flow
	2021	2022	2023	TTM	Underwritten	Per Square Foot	%(1)
Rents in Place(2)(3)	$2,161,833	$2,673,420	$2,737,663	$2,723,701	$2,902,439	$10.11	78.8%
Straight Line Rent	0	0	0	0	17,417	0.06	0.5
Contractual Rent Steps	0	0	0	0	15,203	0.05	0.4
Gross Potential Rent	$2,161,833	$2,673,420	$2,737,663	$2,723,701	$2,935,059	$10.23	79.7%
Total Reimbursements	412,619	707,555	753,517	731,099	749,499	2.61	20.3
Net Rental Income	$2,574,451	$3,380,975	$3,491,180	$3,454,800	$3,684,558	$12.84	100.0%
(Underwriting Vacancy Adjustment)	0	0	0	0	(184,228)	(0.64)	(5.0)
Other Income	16,305	6,840	14,402	21,635	21,635	0.08	0.6
Effective Gross Income	$2,590,756	$3,387,815	$3,505,582	$3,476,435	$3,521,965	$12.27	95.6%
Total Expenses	838,079	849,501	838,313	863,605	903,092	3.15	25.6
Net Operating Income	$1,752,677	$2,538,314	$2,667,269	$2,612,830	$2,618,873	$ 9.13	74.4%
Capital Expenditures	0	0	0	0	43,048	0.15	1.2
TI/LC	0	0	0	0	129,145	0.45	3.7
Net Cash Flow	$1,752,677	$2,538,314	$2,667,269	$2,612,830	$2,446,680	$ 8.53	69.5%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.
(2)	Underwritten Rents in Place includes contractual rent steps totaling $15,203 through July 1, 2025.
(3)	Income for non-collateral improvements has been excluded from the historical amounts per the borrower’s guidance.

The Market. The Oak Ridge City Center Property is located in Oak Ridge, Tennessee approximately 25 miles west of Knoxville, Tennessee. Primary regional access to the area is provided via State Route 95 and State Route 62. State Route 62 is the primary east-west thoroughfare in the area extending from Putnam County, Tennessee at State Route 84 in the west and ends in Knox County at State Route 33 in the east. State Route 95 is the primary north-south thoroughfare in the area extending from State Route 61 in Oak Ridge, Tennessee to the north and to U.S. 411 in Greenback, Tennessee to the south. The immediate area surrounding the Oak Ridge City Center Property is considered commercial. The Oak Ridge City Center Property is located in Anderson County, Tennessee, which is part of the Knoxville, Tennessee metropolitan area and home to the city of Oak Ridge. Key industries in the Knoxville metropolitan area include advanced manufacturing, healthcare, technology and tourism. According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Oak Ridge City Center Property was 6,279, 24,849 and 38,871, respectively. The 2023 average household income within the same radii was $66,436, $82,416 and $91,642, respectively.

According to the appraisal, the Oak Ridge City Center Property is located in the Knoxville retail market. As of the first quarter of 2024, the Knoxville market reported retail inventory of approximately 60.9 million square feet with an overall vacancy rate of 2.7% and an average annual asking rent of $18.47 per square foot. As of the first quarter of 2024, the Knoxville retail market reported positive absorption of 146,661 square feet and 55,148 square feet of new construction.

According to the appraisal, the Oak Ridge City Center Property is located in the Anderson County retail submarket. As of the first quarter of 2024, the Anderson County submarket reported retail inventory of approximately 5.9 million square feet with an overall vacancy rate of 1.4% and an average annual asking rent of $16.86 per square foot. As of the first quarter of 2024, the Anderson County retail submarket reported positive absorption of 17,548 square feet and no new construction.

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No. 15 – Bronx Terminal Market
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$24,578,947	Title:	Leasehold
Cut-off Date Principal Balance(1):	$24,578,947	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.3%	Net Rentable Area (SF):	918,779
Loan Purpose:	Refinance	Location:	Bronx, NY
Borrower:	BTM Development Partners, LLC	Year Built / Renovated:	2009 / NAP
Borrower Sponsor:	The Related Companies, L.P.	Occupancy:	90.2%
Interest Rate(2):	5.18100%	Occupancy Date:	4/19/2024
Note Date:	8/6/2024	4th Most Recent NOI (As of):	$30,539,405 (12/31/2021)
Maturity Date:	8/6/2029	3rd Most Recent NOI (As of):	$31,251,930 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$30,756,078 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$30,377,981 (3/31/2024 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	90.1%
Amortization Type:	Interest Only	UW Revenues:	$46,320,029
Call Protection(3):	L(23),YM1(2),DorYM1(31),O(4)	UW Expenses:	$17,725,341
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$28,594,688
Additional Debt(1):	Yes	UW NCF:	$27,492,153
Additional Debt Balance(1):	$215,421,053 / $140,000,000	Appraised Value / Per SF(1):	$555,000,000 / $604
Additional Debt Type(1):	Pari Passu / B Note	Appraisal Date:	4/30/2024

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF(1):	$261
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(1):	$261
Insurance:	$0	Springing	N/A	Cut-off Date LTV(1):	43.2%
Replacement Reserves:	$0	Springing	$547,400	Maturity Date LTV(1):	43.2%
TI / LC Reserve:	$874,981	Springing	$1,696,118	UW NCF DSCR(1):	2.18x
Other Reserve:	$9,000,000	Springing	N/A	UW NOI Debt Yield(1):	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$240,000,000	61.0%	Loan Payoff:	$376,708,834	95.8%
Subordinate Companion Loan(1):	140,000,000	35.6%	Upfront Reserves:	9,874,981	2.5%
Borrower Sponsor Equity:	13,238,721	3.4%	Closing Costs:	6,654,906	1.7
Total Sources:	$393,238,721	100.0%	Total Uses:	$393,238,721	100.0%
(1)	The Bronx Terminal Market Mortgage Loan (as defined below) is part of a whole loan that is comprised of 21 senior pari passu promissory notes and one subordinate B-note, with an aggregate original principal balance and Cut-off Date Balance of $380,000,000 (the “Bronx Terminal Market Whole Loan”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Bronx Terminal Market Senior Loan (as defined below). The Cut-off Date Loan / SF, Maturity Date Loan / SF, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield figures presented above are based on the Bronx Terminal Market Senior Loan. The Cut-off Date Loan/ SF, Maturity Date Loan/ SF, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield figures based upon the Bronx Terminal Market Whole Loan are $414, $414, 68.5%, 68.5%, 1.07x and 7.5%, respectively.
(2)	Interest rate represents the interest rate of the Bronx Terminal Market Senior Loan (as defined below). The interest rate of the Bronx Terminal Market Subordinate Companion Loan (as defined below) is 9.20000% per annum.
(3)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date on September 6, 2024. Defeasance of the Bronx Terminal Market Whole Loan in full is permitted at any time after the earlier to occur of (i) September 6, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. In addition, on any business day on and after August 6, 2026 voluntary prepayment of the Bronx Terminal Market Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs prior to May 6, 2029, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Bronx Terminal Market Whole Loan being prepaid and (y) a yield maintenance premium. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C29 securitization in September 2024. The actual defeasance lockout period may be longer.
(4)	Please see “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The Bronx Terminal Market mortgage loan (the “Bronx Terminal Market Mortgage Loan”) is part of a whole loan with an original principal balance and Cut-off Date Balance of $380,000,000 and is secured by the borrower’s leasehold interest in a 918,779 square foot, multi-level, anchored retail center, connected via a six-level, 2,602 stall parking garage located in Bronx, New York (the “Bronx Terminal Market Property”). The Bronx Terminal Market Whole Loan was co-originated on August 6, 2024 by German American Capital Corporation (“GACC”), Wells Fargo Bank, National Association, Bank of America, National Association (“BANA”) and Starwood Mortgage Capital LLC. The Bronx Terminal Market Whole

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Loan is comprised of 21 senior pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $240,000,000 (the “Bronx Terminal Market Senior Loan”) and one subordinate B-note with an original principal balance and Cut-off Date Balance of $140,000,000 (the “Bronx Terminal Market Subordinate Companion Loan”). The Bronx Terminal Market Senior Loan accrues interest at a fixed rate of 5.18100% per annum and the Bronx Terminal Market Subordinate Companion Loan accrues interest at a fixed rate of 9.20000% per annum. The Bronx Terminal Market Mortgage Loan is evidenced by the non-controlling Notes A-8, A-9 and A-11 with an aggregate original principal balance and Cut-off Date Balance of approximately $24,578,947. The Bronx Terminal Market Whole Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The Bronx Terminal Market Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR9 securitization trust, provided that from and after the securitization of Note A-1, the Bronx Terminal Market Whole Loan will be serviced pursuant to the pooling and servicing agreement for the securitization trust to which Note A-1 is contributed. The relationship between the holders of the Bronx Terminal Market Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Bronx Terminal Market Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement” in the Prospectus.

The table below identifies the promissory notes that comprise the Bronx Terminal Market Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$40,000,000	$40,000,000	GACC	No(2)
A-2	$20,000,000	$20,000,000	BMO 2024-5C6	No
A-3(1)	$15,000,000	$15,000,000	GACC	No
A-4	$11,578,947	$11,578,947	BMO 2024-5C6	No
A-5(1)	$5,000,000	$5,000,000	GACC	No
A-6	$10,000,000	$10,000,000	BMO 2024-5C6	No
A-7	$10,000,000	$10,000,000	BMO 2024-5C6	No
A-8	$10,000,000	$10,000,000	BBCMS 2024-5C29	No
A-9	$10,000,000	$10,000,000	BBCMS 2024-5C29	No
A-10	$3,421,053	$3,421,053	BMO 2024-5C6	No
A-11	$4,578,947	$4,578,947	BBCMS 2024-5C29	No
A-12	$30,000,000	$30,000,000	BANK5 2024-5YR9	No
A-13	$10,000,000	$10,000,000	BANK5 2024-5YR9	No
A-14	$4,500,000	$4,500,000	BANK5 2024-5YR9	No
A-15	$3,210,526	$3,210,526	BANK5 2024-5YR9	No
A-16	$2,500,000	$2,500,000	BANK5 2024-5YR9	No
A-17(1)	$30,000,000	$30,000,000	BANA	No
A-18(1)	$10,000,000	$10,000,000	BANA	No
A-19(1)	$4,500,000	$4,500,000	BANA	No
A-20(1)	$3,210,526	$3,210,526	BANA	No
A-21(1)	$2,500,000	$2,500,000	BANA	No
Senior Loan	$240,000,000	$240,000,000
Note B	$140,000,000	$140,000,000	CPPIB Credit Investments III Inc.	Yes(2)
Subordinate Companion Loan	$140,000,000	$140,000,000
Whole Loan	$380,000,000	$380,000,000
(1)	Expected to be contributed to one or more future securitization transactions.
(2)	The Bronx Terminal Market Whole Loan is an AB whole loan, and the controlling note as of the date hereof is Note B. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift to Note A-1. See “Description of the Mortgage Pool— The Whole Loans—The Bronx Terminal Market Pari Passu-AB Whole Loan” in the Prospectus for more information regarding the manner in which control shifts under the Bronx Terminal Market Whole Loan.

The Property. The Bronx Terminal Market Property is comprised of the borrower’s leasehold interest in a four building, 918,779 square foot, multi-level, anchored retail center, connected via a six-level, 2,602 space parking garage located in Bronx, New York. Completed in 2009, the Bronx Terminal Market Property features anchor tenants along with street level retail, restaurant and mixed-use space. The top five tenants at the Bronx Terminal Market Property account for 595,744 square feet (64.8% NRA) and include Target, BJ’s Wholesale Club, Home Depot, Food Bazaar and Burlington Coat Factory. The Bronx Terminal Market Property is located on the Bronx riverfront and 0.5 miles from Yankee Stadium within a residential neighborhood with access to public transportation nodes including the Major Deegan Expressway and the Yankees East 153rd Street Metro North Station.

As of April 19, 2024, the Bronx Terminal Market Property was 90.2% leased to 21 tenants with a 7.5-year weighted average remaining lease term. The Bronx Terminal Market Property is anchored by Target (Moody’s: A2, Fitch: A, S&P: A), BJ’s Wholesale Club (“BJ’s”) (S&P: BB+), and Home Depot (Moody’s: A2, Fitch: A, S&P: A), all three of which have been in

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No. 15 – Bronx Terminal Market

occupancy at the Bronx Terminal Market Property since delivery. The Bronx Terminal Market Property’s tenant mix also includes other well-established national retailers (such as Burlington Coat Factory, Best Buy and Skechers), the largest supermarket location in the Bronx (Food Bazaar), and numerous cultural, educational, and lifestyle offerings (Universal Hip Hop Museum, City University of NY, Chuck E. Cheese, GameStop and GNC, among others).

Major Tenants. The three largest tenants at the Bronx Terminal Market Property are Target, BJ’s Wholesale Club, and Home Depot.

Target (188,446 square feet; 20.5% of NRA; 4.6% of underwritten base rent). Target operates as a general merchandise retailer, selling products to its guests through its stores and digital channels. Founded in 1962, Target is headquartered in Minneapolis, Minnesota and has 1,956 stores in all 50 states and the District of Columbia. Prior to its original opening at the Bronx Terminal Market Property, Target elected to prepay approximately $46.4 million of base rent (residual in-place base rent is 80.9% below the appraisal’s market rent). At the Bronx Terminal Market Property, Target leases 188,446 square feet of space with a rent commencement date of October 15, 2008, and a lease expiration date of October 14, 2033. Target has consecutive, five-year renewal options remaining until the ground lease maturity and no termination options.

BJ’s Wholesale Club (130,099 square feet; 14.2% of NRA; 19.9% of underwritten base rent). BJ's is a warehouse club operator concentrated primarily in the eastern half of the United States. Founded in 1984, the company has more than 6.5 million members paying annual fees to gain access to savings on groceries and general merchandise and services. At the Bronx Terminal Market Property, BJ’s Wholesale Club leases 130,099 square feet of space with a rent commencement date of August 2, 2009, and a lease expiration date of August 2, 2029. BJ’s Wholesale Club has four, five-year renewal options remaining until the ground lease maturity and no termination options.

Home Depot (124,955 SF; 13.6% of NRA; 24.1% of underwritten base rent) – The Home Depot, Inc. is a home improvement retailer offering an assortment of building materials, home improvement products, lawn and garden products, décor products, facilities maintenance, repair and operations products. The company also provides a number of services, including home improvement installation services and tool and equipment rental. At the Bronx Terminal Market Property, Home Depot leases 124,955 square feet of space with a rent commencement date of February 12, 2009, and a lease expiration date of February 28, 2034. Home Depot has four, five-year renewal options remaining and no termination options.

The following information presents certain information relating to the historical occupancy of the Bronx Terminal Market Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
98.6%	98.4%	98.4%	90.2%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of April 19, 2024.

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The following table presents certain information relating to the major tenants at the Bronx Terminal Market Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Target	A2/A/A	188,446	20.5%	$6.70(4)	$1,262,964	4.6%	10/14/2033
BJ's Wholesale Club	NR/BB+/NR	130,099	14.2	$42.14	5,481,721	19.9%	8/2/2029
Home Depot	A2/A/A	124,955	13.6	$53.24	6,652,604	24.1%	2/28/2034
Food Bazaar	NR/NR/NR	77,915	8.5	$31.94	2,488,352	9.0%	9/30/2039
Burlington Coat Factory	NR/BB+/NR	74,329	8.1	$31.46	2,338,390	8.5%	1/31/2028
Best Buy	A3/BBB+/NR	52,086	5.7	$37.00	1,927,182	7.0%	3/31/2030
Raymour & Flanigan	NR/NR/NR	46,253	5.0	$25.94	1,200,000	4.3%	10/31/2027
City University of New York	NR/NR/AA-	26,627	2.9	$64.32	1,712,586	6.2%	7/31/2027
LIDL(3)(4)	NR/NR/NR	23,204	2.5	$43.10	1,000,000	3.6%	10/31/2039
Chuck E. Cheese	NR/NR/NR	19,834	2.2	$39.93	791,972	2.9%	12/31/2028
Major Tenants		763,748	83.1%	$32.54	$24,855,772	90.0%
Other Tenants		65,404	7.1	$42.13	2,755,729	10.0%
Occupied Collateral Total		829,152	90.2%	$33.30	$27,611,501	100.0%
Vacant Space		89,627	9.8
Collateral Total		918,779	100.0%

(1)	Based on the underwritten rent roll as of April 19, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	LIDL has executed a lease to occupy 23,204 square feet at the Bronx Market Terminal Property but is not yet in occupancy. The tenant’s estimated lease commencement date is November 1, 2024.
(4)	If the delivery conditions specified in the lease are not satisfied within 365 days (subject to extension for tenant delays and certain excusable delays) after the estimated commencement date determined pursuant to the lease, then either the tenant or the landlord (in each case if such failure is not due to its own delay) may terminate the lease. In addition, the tenant has a termination option if it does not obtain certain permits from the Building Department of the City of New York by a specified series of dates set forth in the lease.

The following table presents certain information relating to the lease rollover schedule at the Bronx Terminal Market Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	89,627	9.8%	NAP	NAP	89,627	9.8%	NAP	NA	P
2024 & MTM	1	1,980	0.2%	$70,000	0.3%	91,607	10.0%	$70,000	0.3%
2025	2	5,218	0.6%	302,740	1.1%	96,825	10.5%	$372,740	1.3%
2026	1	8,741	1.0%	349,640	1.3%	105,566	11.5%	$722,380	2.6%
2027	3	84,880	9.2%	3,406,986	12.3%	190,446	20.7%	$4,129,366	15.0%
2028	4	112,381	12.2%	3,594,042	13.0%	302,827	33.0%	$7,723,408	28.0%
2029	2	136,760	14.9%	6,045,908	21.9%	439,587	47.8%	$13,769,316	49.9%
2030	1	52,086	5.7%	1,927,182	7.0%	491,673	53.5%	$15,696,498	56.8%
2031	0	0	0.0%	0	0.0%	491,673	53.5%	$15,696,498	56.8%
2032	0	0	0.0%	0	0.0%	491,673	53.5%	$15,696,498	56.8%
2033	1	188,446	20.5%	1,262,964	4.6%	680,119	74.0%	$16,959,462	61.4%
2034	3	129,048	14.0%	6,823,967	24.7%	809,167	88.1%	$23,783,429	86.1%
2035 & Beyond	3	109,612	11.9%	3,828,072	13.9%	918,779	100.0%	$27,611,501	100.0%
Total	21	918,779	100.0%	$27,611,501	100.0%
(1)	Based on the underwritten rent roll as of April 19, 2024.
(2)	Certain tenants may have lease termination options that were not taken into account in the Lease Rollover Schedule.

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No. 15 – Bronx Terminal Market

The following table presents certain information relating to the historical operating results and underwritten cash flows of the Bronx Terminal Market Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$29,922,700	$30,411,117	$29,994,500	$29,571,181	$27,611,501	$30.05	53.7%
Vacant Income	0	0	0	0	5,098,835	5.55	9.9
Rent Steps	0	0	0	0	651,989(3)	0.71	1.3
Rent Step Credit	0	0	0	0	61,190(4)	0.07	0.1
Reimbursements	11,887,079	11,990,961	12,369,626	11,746,374	11,799,331	12.84	22.9
Other Income(5)	5,646,293	5,765,693	5,693,876	6,103,944	6,196,018	6.74	12.1
Gross Potential Income	$47,456,072	$48,167,771	$48,058,002	$47,421,498	$51,418,865	$55.96	100.0%
(Vacancy)	0	0	0	0	(5,098,835)	(5.55)	(9.9)
Effective Gross Income	$47,456,072	$48,167,771	$48,058,002	$47,421,498	$46,320,029	$50.41	90.1%
Real Estate Taxes(6)	1,951,556	1,970,892	2,021,028	2,036,650	3,261,247	3.55	7.0
Insurance	607,856	803,176	1,075,421	1,144,688	1,071,032	1.17	2.3
Ground Rent Expense	935,452	961,531	1,078,546	1,061,574	1,371,008	1.49	3.0
Other Operating Expenses	13,421,802	13,180,241	13,126,929	12,800,606	12,022,055	13.08	26.0
Total Expenses	$16,916,667	$16,915,840	$17,301,924	$17,043,518	$17,725,341	$19.29	38.3%
Net Operating Income	$30,539,405	$31,251,930	$30,756,078	$30,377,981	$28,594,688	$31.12	61.7%
Capital Expenditures	0	0	0	0	183,756	0.20	0.4
TI/LC	0	0	0	0	918,779	1.00	2.0
Net Cash Flow	$30,539,405	$31,251,930	$30,756,078	$30,377,981	$27,492,153	$29.92	59.4%
(1)	TTM represents the trailing 12-month period ending March 31, 2024.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Represents rent steps through July 23, 2025.
(4)	Represents straight line rent averaging for investment grade tenants.
(5)	Other Income includes revenue from percentage rent, parking income and other miscellaneous income.
(6)	The Bronx Terminal Market Property benefits from a payment in lieu of taxes (“PILOT”) arrangement with the City of New York that expires (i.e. is the last year of the benefit) in the 2032/2033 tax year. The exemption amount is 100% in tax year 2023/2024, and thereafter reduces by 10% per year through expiration. The Bronx Terminal Market Mortgage Loan matures in 2029. In tax year 2023/2024, unabated taxes were estimated to be $13,436,971. Underwritten property taxes of $3,261,247 are based on the borrower’s budgeted amount, which takes into account the PILOT exemption.

Environmental. According to the Phase I environmental site assessment dated May 1, 2024 (the “ESA”), there was no evidence of any recognized environmental conditions at the Bronx Terminal Market Property. The ESA identified a controlled recognized environmental condition related to prior on-site industrial uses. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

The Market. The Bronx Terminal Market Property is located within the Concourse neighborhood of the Bronx, which has undergone several development projects in recent years. According to a third party report, the Bronx is currently the third most densely populated county across the United States with the fastest observed population growth since 2010. Additionally, the Penn Station Access Project is estimated by the Metropolitan Transportation Authority to be completed in 2027, which is expected to bring four new rail stations to the Bronx and improve existing tracks and bridges.

The Bronx Terminal Market Property is located adjacent to the Bronx Point development, which is expected to include 540 affordable multifamily units (projected delivery in 2024), educational community facilities, cultural space, and several food and beverage outlets. Additional development underway adjacent to the Bronx Terminal Market Property includes the 300,000 SF Success Academy Charter School, which is expected to serve 2,400 children in grades K-12 and strengthen foot traffic at the Bronx Terminal Market Property, and is expected to be delivered in 2025.

According to the appraisal, the Bronx Terminal Market Property is located in the Bronx submarket, which contains 5.3 million SF of retail space across 27 shopping centers as of the first quarter of 2024. The submarket reported average asking rents of $51.95 with a vacancy rate of 5.8%.

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According to the appraisal, the 2022 population within a half-, one-, and 1.5 mile radius of the Bronx Terminal Market Property was 23,422, 194,242 and 464,962, respectively, and the average household income within the same radii was $59,248, $64,363 and $60,775, respectively.

The following table presents certain information relating to comparable retail centers for the Bronx Terminal Market Property:

Competitive Property Summary(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject	Anchor / Major Tenants
Bronx Terminal Market 610 Exterior Street Bronx, NY	2009 / NAP	918,779(2)	90.2%(2)		Target BJ’s Wholesale Club Home Depot
Bay Plaza Shopping Center 2136-2210 Bartow Avenue Bronx, NY	1998/2004	1,313,640	100%	10.2 miles	AMC Theaters Stop & Shop Burlington P.C. Richard & Son Marshalls Bob’s Discount Furniture Ashley HomeStore Staples
East River Plaza 520 East 117th Street Bronx, NY	2009/NAP	531,541	93%	1.0 mile	Target Costco Burlington
The Shops at Marble Hill 40 West 225th Street Bronx, NY	2004/NAP	238,549	100%	4.8 miles	Target Marshalls
Bruckner Commons 1998 Bruckner Boulevard Bronx, NY	1964/1989	369,301	89%	4.4 miles	Target Burlington Leonardo Furniture
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of April 19, 2024.

Ground Lease. The Bronx Terminal Market Property is secured by the borrower’s leasehold interest pursuant to a 49-year ground lease from the City of New York, which expires on September 13, 2055, and has five consecutive 10-year renewal options remaining. Commencing August 2, 2024, and every five years thereafter, the ground tenant is required to pay ground rent equal to the greater of (i) 105% of the immediately preceding adjusted base amount and (ii) 5% of gross revenues (defined as all rent received from subtenants minus (a) a management fee in the amount of 3% of rent from subtenants received by the ground tenant and (b) aggregate compensation and associated costs and expenses for two on-site personnel engaged in the operation of the Bronx Terminal Market Property). As part of Target's lease, the tenant paid an upfront buydown of its rent of $46,394,000. Gross revenues utilized to calculate percent ground rent include an amortized imputed annual gross revenue amount from the Target buydown, calculated at an annual rate of 6.9% of the total buydown. The underwritten annual ground rent is $1,371,008 based on the lender’s underwriting assumptions. The 2023 ground rent was $1,078,546. In addition, the Bronx Terminal Market Property benefits from a payment in lieu of taxes (“PILOT”) arrangement with the City of New York that expires (i.e. is the last year of the benefit) in the 2032/2033 tax year. The exemption amount is 100% in the 2023/2024 tax year, and reduces by 10% per year through expiration. The Bronx Terminal Market Whole Loan matures in 2029. In the 2023/2024 tax year, unabated taxes were estimated to be $13,436,971. Underwritten property taxes are based on the borrower’s budgeted amount, which takes into account the PILOT exemption.

A-3-127

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Daniel Vinson		daniel.vinson@barcap.com; SPLegalNotices@barclays.com
745 7th Avenue | New York, NY 10019 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	KeyBank National Association
	www.key.com/key2cre		Surveillance_Inquiries@KeyBank.com
11501 Outlook Street, Suite 300 | Overland Park, KS 66211 | United States
Special Servicer	Argentic Services Company LP
	Attention: Andrew Hundertmark		ahundertmark@argenticservices.com
500 N. Central Expressway, Suite 261 | Plano, TX 75074 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	CMBS Notices		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Trustee	U.S. Bank Trust Company, National Association
	General Contact	(312) 332-7457
190 South LaSalle Street, 7th Floor | Chicago, IL 60603 | United States
Directing Certificateholder	Argentic Securities Holdings 2 Cayman Limited
-

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0
Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Oct-24	0	0	0	0	0	0
Sep-24	0	0	0	0	0	0
Aug-24	0	0	0	0	0	0
Jul-24	0	0	0	0	0	0
Jun-24	0	0	0	0	0	0
May-24	0	0	0	0	0	0
Apr-24	0	0	0	0	0	0
Mar-24	0	0	0	0	0	0
Feb-24	0	0	0	0	0	0
Jan-24	0	0	0	0	0	0
Dec-23	0	0	0	0	0	0
Nov-23	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	10/18/24	BBCMS Mortgage Trust 2024-5C29
Determination Date:	10/11/24
Record Date:	09/30/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C29

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

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ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated and effective as of September 1, 2024 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, KeyBank National Association, as Master Servicer, Argentic Services Company LP, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator, U.S. Bank Trust Company, National Association, as Trustee, and Park Bridge Lender Services LLC, as Operating Advisor and Asset Representations Reviewer.
Transaction: BBCMS Mortgage Trust 2024-5C29, Commercial Mortgage Pass-Through Certificates, Series 2024-5C29
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: Argentic Services Company LP
Directing Certificateholder: Argentic Securities Income USA 2 LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	[●] Mortgage Loans were the subject of a Major Decision as to which the Operating Advisor had consultation rights pursuant to the Pooling and Servicing Agreement.

II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review of the items listed in this report, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

III.	List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.     Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.     Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.     The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.     [LIST OTHER REVIEWED INFORMATION].

5.     [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.     As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.     In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.     Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or Mortgagor directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The

C-2

services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.     The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.     Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.     There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, the Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.     The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.     This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.     Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.     Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

D-1-1

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.     Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.     Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.     Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.     Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

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7.     Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or, with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.     Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.     Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the

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related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.   Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.   Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.   Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.   Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.   Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the

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security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.   Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.   No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.   Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or, with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

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If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.   Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged

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Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.   No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.   No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.   REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

22.   Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23    Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to

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transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.   Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.   Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.   Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.   Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses

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and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.   Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and temporary and final Treasury Regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings or announcements promulgated thereunder, as the foregoing may be in effect from time to time (the “REMIC Provisions”).

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

29.   Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that

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have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.   Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.   Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.   Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide

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substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.   Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.   Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

35.   Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (“IDA”) or similar leases for purposes of conferring a tax abatement.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)    The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or

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assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)    The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)    The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)    The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)    Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)     The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)    The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)    A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)     The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)     Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

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(k)    In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)     Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.   Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.   Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.   No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.   Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.   Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.   Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its

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origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

42.   Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.   Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.   Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.    Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

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46.   Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller and officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Argentic Real Estate Finance 2 LLC	Bank of Montreal	Barclays Capital Real Estate Inc.	KeyBank National Association	LMF Commercial, LLC
None	None	None	None	None
Societe Generale Financial Corporation	BSPRT CMBS Finance, LLC	UBS AG, New York Branch	German American Capital Corporation	Starwood Mortgage Capital LLC
None	None	None	None	None
Citi Real Estate Funding Inc.
None

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Argentic Real Estate Finance 2 LLC	Bank of Montreal	Barclays Capital Real Estate Inc.	KeyBank National Association	LMF Commercial, LLC
None	None	None	None	Retek New York Portfolio (Loan No. 38) 2758 Creston Avenue (Loan No. 40) 60 Cottage Street (Loan No. 52)
Societe Generale Financial Corporation	BSPRT CMBS Finance, LLC	UBS AG, New York Branch	German American Capital Corporation	Starwood Mortgage Capital LLC
None	None	None	None	None
Citi Real Estate Funding Inc.
BioMed 2024 Portfolio 2 (Loan No. 8)

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Argentic Real Estate Finance 2 LLC	Bank of Montreal	Barclays Capital Real Estate Inc.	KeyBank National Association	LMF Commercial, LLC
None	None	None	None	None
Societe Generale Financial Corporation	BSPRT CMBS Finance, LLC	UBS AG, New York Branch	German American Capital Corporation	Starwood Mortgage Capital LLC
None	None	None	None	None
Citi Real Estate Funding Inc.
None

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Argentic Real Estate Finance 2 LLC	Bank of Montreal	Barclays Capital Real Estate Inc.	KeyBank National Association	LMF Commercial, LLC
None	None	None	US Storage – Delray Beach (Loan No. 48) US Storage – Nashville (Loan No. 49) US Storage – Clarksville (Loan No. 50)	None
Societe Generale Financial Corporation	BSPRT CMBS Finance, LLC	UBS AG, New York Branch	German American Capital Corporation	Starwood Mortgage Capital LLC
Baybrook Mall (Loan No. 5) Stonebriar Centre (Loan No. 9)	None	None	None	None
Citi Real Estate Funding Inc.
None

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Feasterville Plaza (Loan No. 27)	Under the terms of the lease between the Mortgagor and Bell’s Market, the largest tenant at the Mortgaged Property (the “Feasterville Tenant”), the Feasterville Tenant has a right of first offer to purchase the Mortgaged Property. Pursuant to such lease, if the Mortgagor decides to sell or transfer the Mortgaged Property to a third-party, the Mortgagor must first offer to sell the Mortgaged Property to the Feasterville Tenant by providing written notice that includes the material terms of the proposed sale and the opportunity to make an offer within 90 days of receipt of the written notice. Pursuant to a subordination, non-disturbance and attornment agreement executed in connection with the origination of the Mortgage Loan, the Feasterville Tenant waived its right of first offer in connection with a foreclosure or deed-in-lieu of foreclosure by the Mortgagee; provided, however that, the Feasterville Tenant’s right will apply to the first proposed transfer of the Mortgaged Property from the Mortgagee to a third party such that the Mortgagee must first provide the Feasterville Tenant with 30-days written notice and the opportunity to submit an offer to purchase the Mortgaged Property before the proposed transfer can become effective. The Mortgage Loan documents provide that the exercise of the right of first offer by the Feasterville Tenant without the Mortgagee’s prior written consent constitutes an event of default.
(7) Permitted Liens; Title Insurance	Feasterville Plaza (Loan No. 27)	See exception to Representation and Warranty No. 6, above.
(17) Insurance	Estates at Palm Bay (Loan No. 4)	The Whole Loan documents establish a restoration threshold in the amount of five percent of the original principal amount of the Whole Loan.
(17) Insurance	Baybrook Mall (Loan No. 5)	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy. The Mortgagee may deny its consent to any Non-Conforming Policy regardless of whether the Mortgagee has consented to the same on any prior occasion.
(17) Insurance	Charlotte MHP Portfolio (Loan No. 12)	Certain portions of the Queen’s Grant Mortgaged Property are located within a special flood hazard area, for which the Mortgagor has an existing flood insurance policy, which does not provide for business interruption coverage. Pursuant to the Mortgage Loan documents, the Mortgagor is required to obtain and maintain 12 months of insurance for business interruption/loss of rents in connection with any flood risk. The Mortgage Loan documents provide recourse to the Mortgagor and guarantor for any losses incurred by the Mortgagee as a result of the Mortgagor’s failure to obtain and maintain such policy.
(17) Insurance	DeKalb Student Housing (Loan No.	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the
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Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	21)	Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy. The Mortgagee may deny its consent to any Non-Conforming Policy regardless of whether the Mortgagee has consented to the same on any prior occasion.
(17) Insurance	DeKalb Student Housing (Loan No. 21)	The Mortgagor is permitted under the Mortgage Loan documents to pay insurance premiums pursuant to a premium financing arrangement. Although the insurance policies require the insurers to send the required notice of cancellation to the Mortgagee, the premium financing company will have the right to direct the insurer to cancel the insurance policies prior to the end of the notice period. At origination, the Mortgagor deposited approximately $48,167 into a force place insurance reserve, which the Mortgagee may use to obtain any insurance coverage it deems appropriate upon an event of default (including, without limitation, if at any time the Mortgagee is not in receipt of written evidence that all insurance required under the Mortgage Loan documents is in full force and effect). The Mortgage Loan documents provide that the Mortgagor and the guarantor have recourse liability in connection with (i) any premium financing (including, without limitation, any premium financing documents) or (ii) the Mortgagor’s failure to provide notice to the Mortgagee at least 10 days prior to the cancellation of any insurance policies (including, without limitation, a cancellation of any insurance policies by any premium financing lender in accordance with any premium financing documents).
(17) Insurance	Storage Sense Orlando (Loan No. 36)	The deductible for “Wind/Hail/Named Storm” coverage is 10% of the total insurable value of the Mortgaged Property, subject to a minimum of $50,000 per occurrence. In addition, with respect to “Wind/Hail” coverage, the roof surfaces at the Mortgaged Property are insured at actual cash value rather than at replacement cost.
(17) Insurance	Storage Sense Orlando (Loan No. 36)	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy. The Mortgagee may deny its consent to any Non-Conforming Policy regardless of whether the Mortgagee has consented to the same on any prior occasion.
(17) Insurance	Birch Knoll & Saucon Valley Crossing MHP (Loan No. 39)	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan
D-2-2

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy. The Mortgagee may deny its consent to any Non-Conforming Policy regardless of whether the Mortgagee has consented to the same on any prior occasion.
(18) Access; Utilities; Separate Tax Parcels	Holiday Inn Express Indianapolis West Airport (Loan No. 31)	The Mortgaged Property has access from one or more recorded easements endorsed by the title company permitting ingress and egress to/from a public road; however, the survey of the Mortgaged Property does not depict the full connection between the private road and the public right of access. Excess title insurance is in place covering the full balance of the Mortgage Loan for, and the Mortgage Loan documents provide recourse to the Mortgagor and guarantor for any losses suffered by the Mortgagee resulting from, any failure of the Mortgaged Property to provide for direct or indirect access to a public right of way; provided, however, that such liability will terminate at such time that the Mortgagor delivers an updated survey of the Mortgaged Property depicting that the Mortgaged Property has direct or indirect access to a public right of way pursuant in accordance with one or more recorded easements.
(18) Access; Utilities; Separate Tax Parcels	Birch Knoll & Saucon Valley Crossing MHP (Loan No. 39)	The Mortgaged Property is comprised of one or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Mortgaged Property, except for a certain lot at the Birch Knoll Property (the “Other Tax Lot Parcel”), which is taxed together with the Mortgaged Property. Pursuant to the Mortgage Loan documents, the Mortgagor must take all steps necessary to cause the separation of such tax lots to become effective so that the Other Tax Lot Parcel and the Mortgaged Property constitute separate and distinct tax lots.
(25) Local Law Compliance	Cherrywood Shopping Center (Loan No. 17)	The Mortgaged Property is legally conforming as to parking under the related zoning code, which requires 323 parking spaces for the Mortgaged Property; however, the two parking lots serving the Mortgaged Property are not part of the collateral for the Mortgage Loan. The parking lots are owned by the East End Turnpike Public Parking District to operate as parking for public use in the Town of Hempstead, New York. In connection with the operation and use of the Mortgaged Property, the Mortgagor and the tenants have the non-exclusive right to use at least 377 public parking spaces (the “Parking Area”). Although the related documents granting such right were not located, the legal description of the Mortgaged Property in the deed confirms that the borrower has the non-exclusive right to use the Parking Area so long as it is dedicated for public use, and the title policy insures the same. Further, any modification of the parking restrictions for the Parking Area affecting the use of the same by the Mortgagor and the tenants at the Mortgaged Property would require a public hearing and a town board vote. Pursuant to the zoning code, however, should a property fail to maintain parking facilities as provided in the zoning, the town board is permitted to revoke any certificate of occupancy issued for any structure on such premises. In addition to notice requirements, the Mortgage Loan documents require the Mortgagor to comply with all legal requirements applicable to the Mortgaged Property, itself and/or the tenants at the Mortgaged Property with respect to the Parking Area. The Mortgage Loan documents also provide recourse to the Mortgagor and the guarantor for losses as result of a reduction by the Town of Hempstead or any applicable governmental authority in the number of public parking spaces for use by the Mortgagor and the tenants in connection with the operation and use of the Mortgaged Property; or the Mortgagor
D-2-3

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
fails to comply with the same.
(25) Local Law Compliance	DeKalb Student Housing (Loan No. 21)	Certain building code violations are open at the 1068 Aspen Court property and the 1050 Spiros Court property. The Mortgage Loan documents require the Mortgagor by September 28, 2024 to provide evidence reasonably satisfactory to the Mortgagee that all violations have been cured and cleared of record with the applicable governmental authority; provided, however, that if any violation cannot be reasonably cured and cleared of record within such period, and provided further that the Mortgagor has commenced to cure and clear such violation of record within such period and thereafter diligently and expeditiously proceeds to accomplish the same, the deadline will be extended for such time as reasonably necessary for the Mortgagor in the exercise of due diligence to cure and clear such violation of record. The Mortgage Loan documents provide that the Mortgagor and the guarantor have recourse liability for the violations; provided, however, that there will be no further recourse liability with respect to a particular violation from and after the date that the Mortgagor has provided evidence reasonably satisfactory to the Mortgagee that such violation has been cured and cleared of record with the applicable governmental authority.
(25) Local Law Compliance	Feasterville Plaza (Loan No. 27)	The use of the Mortgaged Property for retail predates the current zoning code, which requires that conditional use approval be obtained for large retail centers. The current zoning code permits any lawful nonconforming use under current zoning code to continue and provides that the Mortgaged Property’s use may not be altered, reconstructed or extended, except as approved by the zoning hearing board and the satisfaction of certain other requirements. In the event the nonconforming use has been abandoned or discontinued for one year, such use may not thereafter be reestablished and any future use must be in conformity with the current zoning uses. Pursuant to the Mortgage Loan documents, the Mortgagor obtained law and ordinance insurance.
(25) Local Law Compliance	Storage Sense Orlando (Loan No. 36)	A certain building code violation is open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to promptly commence and thereafter diligently pursue to completion the correction, cure and removal of the building code violation in accordance with all applicable legal requirements and otherwise in accordance with the terms and provisions of the Mortgage Loan documents. In addition, the Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to complete the same, and deliver written evidence thereof to the Mortgagee in form and substance reasonably satisfactory to the Mortgagee by October 7, 2025 (provided, however, that the Mortgagee will permit such additional time as may be necessary for the Mortgagor to complete same to the extent that the Mortgagee determines that the Mortgagor is using commercially reasonable and diligent efforts to complete same).
(25) Local Law Compliance	Birch Knoll & Saucon Valley Crossing MHP (Loan No. 39)	The use of each of the Mortgaged Properties for manufactured housing predates the current zoning code, which does not permit such use. The current zoning code permits any lawful nonconforming use under current zoning code to continue and any nonconforming structure to be rebuilt in the event that it is entirely destroyed or damaged as before the destruction or damage, provided that, among other requirements, the reconstructed structure does not increase any dimensional nonconformity that existed before the destruction or damage. In the event the nonconforming use has been abandoned or discontinued for one year, such use may not thereafter be reestablished and any future use must be in conformity with the current zoning uses. Pursuant to the Mortgage Loan documents, the Mortgagor obtained law and ordinance insurance.
D-2-4

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	Baybrook Mall (Loan No. 5)	With respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents do provide recourse for the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds or condemnation awards, but only to the extent that the misappropriation is intentional and material. In addition, with respect to clause (b)(ii) of Representation and Warranty No. 27, the Mortgage Loan documents do provide recourse for the Mortgagor’s fraud, but only to the extent of actual fraud.
(27) Recourse Obligations	Cherrywood Shopping Center (Loan No. 17)	With respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents provide recourse for the Mortgagor’s misappropriation of security deposits, but only to the extent that such misappropriation is intentional.

D-2-5

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Liens; Valid Assignment	Langdon At Walnut Park (Loan No. 6)	Pursuant to a Purchase Option and Right of First Refusal Agreement (the “Langdon at Walnut Park Purchase Option and ROFR Agreement”), at any time during the term of the related ground lease, upon 30 days’ notice to the Mortgagor and each of its members, the Pleasanton Housing Finance Corporation, a Texas public facility corporation and the ground lessor (“PHFC”), has the option to purchase the Mortgaged Property subject to the terms and conditions of the Langdon at Walnut Park Purchase Option and ROFR Agreement. In addition, provided that the managing member of the Mortgagor (“PHFC Manager”) has not been removed or has not withdrawn as the managing member of the Mortgagor, in the event that the special member of the Mortgagor (the “Langdon at Walnut Park Special Member”) receives from a ready, willing and able third-party purchaser an acceptable bona fide offer to purchase the Mortgaged Property or the Mortgagor’s leasehold interest in the Mortgaged Property (the “Third-Party Offer”), then PHFC will have an irrevocable and exclusive right of first refusal (the “PHFC ROFR”) to purchase the Mortgaged Property or leasehold interest of the Mortgagor, as applicable, on terms not less favorable than those set forth in the Third-Party Offer (including but not limited to price, conditions to closing and timing for closing), and subject to the terms and conditions set forth in the Langdon at Walnut Park Purchase Option and ROFR Agreement. To exercise such right, PHFC must deliver written notice of its intent to exercise the PHFC ROFR on terms not less favorable than those set forth in such Third-Party Offer within thirty (30) days following receipt of notice from the Langdon at Walnut Park Special Member of such Third-Party Offer. The PHFC has agreed that (i) the exercise of its rights under the Langdon at Walnut Park Purchase Option and ROFR Agreement are subject to the terms and restrictions set forth in the Mortgage Loan documents, including the satisfaction of any conditions precedent to prepay, defease or assume the payment of the Mortgage Loan, (ii) any right requiring termination of the related ground lease and ownership of the Mortgaged Property to be transferred by PHFC will not apply to any acquisition by the Mortgagee, its designee or any other party pursuant to a foreclosure, deed in lieu of foreclosure or other exercise of remedies under the Mortgage Loan documents and (iii) the Mortgagee and its designee are pre-approved to acquire the membership interests in the Mortgagor pursuant to a foreclosure, deed in lieu of foreclosure or other exercise of remedies under the Mortgage Loan documents. To the extent the membership interests in the Mortgagor are acquired by the Mortgagee or a single-purpose entity controlled by Mortgagee, PHFC Manager will not be permitted to withdraw as the managing member of Mortgagor.
(7) Permitted Liens; Title Insurance	Langdon At Walnut Park (Loan No. 6)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Langdon At Walnut Park (Loan No. 6)	In connection with a prospective property tax exemption, the Mortgagor has, among other things, (i) transferred the fee interest in the Mortgaged Property to PHFC, (ii) entered into a ground lease with PHFC, pursuant to which PHFC has leased the Mortgaged Property back to the Mortgagor and (iii) entered into a certain land use restriction agreement with respect to the Mortgaged Property pursuant to which the Mortgaged Property is required to reserve (a) at least 90% of the units to tenants earning less than 140% of the area median income and (b) at least 50% of the units to tenants earning less than 80% of the area median income, subject to certain rent restrictions. Notwithstanding the foregoing, the related property tax exemption has not yet been granted pending final approval of the applicable governmental authority.
(25) Local Law Compliance	Arch Portfolio (Loan No. 1)	The Arlington Mortgaged Property is the subject of certain outstanding building code violations. Pursuant to the Mortgage Loan documents, the Mortgagor is required to remediate such violations and provide evidence that such violations were remediated within
D-2-6

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
ninety (90) days after the end of the calendar year.
(25) Local Law Compliance	80 White Street (Loan No. 26)	Certain building code and fire code/life safety violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to, at its sole cost and expense, deliver evidence reasonably satisfactory to the Mortgagee that all violations have been removed or resolved by November 24, 2024, provided, however, that so long as the Mortgagor is diligently pursuing the remedy of the violations and provides evidence to the Mortgagee of same, the Mortgagee may extend such timeframe in its sole and absolute discretion. The Mortgage Loan documents provide that the Mortgagor and the guarantor have recourse liability if the Mortgagor fails to cure and remove the violations of record in accordance with the foregoing. See additionally exception to Representation and Warranty No. 26, below.
(26) Licenses and Permits	80 White Street (Loan No. 26)	The related Mortgaged Property has not been issued a permanent certificate of occupancy (“PCO”) and its temporary certificate of occupancy (“TCO”) has expired, which may constitute a violation in the applicable municipality. Pursuant to the Mortgage Loan documents, the Mortgagor, as soon as reasonably practicable and at its sole cost and expense, is required to diligently pursue and satisfy all requirements of the applicable government authority to obtain a PCO for the Mortgaged Property’s use as a mixed office and gallery. In addition, the Mortgage Loan (i) is full recourse until the Mortgagor delivers a TCO for the entire Mortgaged Property issued by the New York City Department of Buildings and (ii) will be full recourse if, after the initial issuance of a TCO, the Mortgagor fails to maintain such TCO until such time that a PCO for the entire Mortgaged Property is issued by the New York City Department of Buildings.
(27) Recourse Obligations	Langdon At Walnut Park (Loan No. 6)	The related Mortgage Loan documents do provide for recourse against the Mortgagor and the guarantor for intentional physical waste in compliance with Representation and Warranty No. 27, except to the extent that such physical waste is due to the failure of the Mortgagee to make funds available for maintenance and repair purposes that would have otherwise prevented such waste where the Mortgagee has unrestricted access to sufficient funds that are on deposit in the required repairs subaccount, the capital expense reserve subaccount or the cash collateral subaccount.

D-2-7

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Artisan Foods Portfolio (Loan No. 3)	The 117 Water Street Mortgaged Property is located in an area identified as having special flood hazards and the Mortgagor is required to maintain additional excess flood coverage in an amount that is less than generally required by the lender.
(17) Insurance	Bronx Terminal Market (Loan No. 15)	In addition to a $250,000 property insurance deductible, the Mortgage Loan documents permit the Mortgagor to utilize a “Retention Amount” funded by Relsure Vermont Inc., a licensed unrated captive insurance company owned by affiliates of The Related Companies, L.P., in addition to the required deductible, for all losses, excluding wind and earthquake related losses, so long as (1) the Retention Amount is aggregated annually, (2) the Retention Amount remains prefunded at all times during the Mortgage Loan term and (3) the Mortgagor has submitted evidence satisfactory to the Mortgagee and the Rating Agencies of such prefunded arrangement at the request of the Mortgagee or Rating Agency. The Retention Amount is a $5,000,000 aggregate deductible, subject to a $2,500,000 per occurrence deductible.
(17) Insurance	Chicago 12-Property Multifamily Portfolio (Loan No. 23)	The roofs at the Mortgaged Properties are insured at actual cash value rather than at replacement cost.
(18) Access; Utilities; Separate Tax Parcels	Bronx Terminal Market (Loan No. 15)	The Mortgage Loan is secured by the Mortgagor’s leasehold interest in a ground lease with the City of New York, as ground lessor. An undeveloped portion of the Mortgaged Property is included in a tax lot that is shared with non-collateral property, also currently owned by the City of New York. Due to the City’s ownership, the shared tax parcel is not currently subject to taxation.
(25) Local Law Compliance	Bronx Terminal Market (Loan No. 15)	The Mortgaged Property is the subject of certain building and fire code violations.
(25) Local Law Compliance	161 Meserole Avenue (Loan No. 18)	The Mortgaged Property is not currently in compliance with applicable zoning requirements relating to floor to area ratio restrictions. In addition, the temporary certificate of occupancy for the Mortgaged Property may have been issued incorrectly and could be revoked by the municipality.
(25) Local Law Compliance	Chicago 12-Property Multifamily Portfolio (Loan No. 23)

The 11214-11218 South Indiana Avenue Mortgaged Property is the subject of certain building and zoning code violations.

The 2320 West Garfield Boulevard Mortgaged Property is the subject of certain building and zoning code violations.

The 6516 South Stony Island Avenue Mortgaged Property is legal non-conforming as to use.

The 7818-7820 South South Shore Drive Mortgaged Property is the subject of certain building and zoning code violations.

The 8139-8145 South Maryland Avenue Mortgaged Property is the subject of certain building and zoning code violations.

The 8201 South Paulina Street Mortgaged Property is the subject of certain building code violations.

The 9017-9025 South Cottage Grove Avenue Mortgaged Property is legal non-conforming as to use and is the subject of certain building code violations.

The 7956 South Normal Avenue Mortgaged Property is legal

D-2-8

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

non-conforming as to use and is the subject of certain building code violations.

The 7770-7778 South South Shore Drive Mortgaged Property is the subject of certain building code violations.

The 8705-8711 South Morgan Street Mortgaged Property is the subject of certain building code violations.

The 535 East 102nd Street Street Mortgaged Property is legal non-conforming as to use.

(25) Local Law Compliance	431 Dekalb Avenue (Loan No. 53)	The Mortgaged Property is the subject of certain New York City Department of Housing Preservation and Development violations.
(26) Licenses and Permits	161 Meserole Avenue (Loan No. 18)	The Mortgaged Property is not currently in compliance with applicable zoning requirements relating to floor to area ratio restrictions. In addition, the temporary certificate of occupancy for the Mortgaged Property may have been issued incorrectly and could be revoked by the municipality.
(28) Mortgage Releases	Bronx Terminal Market (Loan No. 15)	The Mortgage Loan provides for the free release (without prepayment or defeasance) of a release parcel identified in the ground lease for the Mortgaged Property as the “Hotel Site,” provided that certain conditions are satisfied, including but not limited to REMIC related conditions. Such release parcel is unimproved and non-income producing; however, the value of such release parcel was not specifically excluded from the appraised value set forth in the appraisal of the Mortgaged Property.
(30) Acts of Terrorism Exclusion	Bronx Terminal Market (Loan No. 15)	The Mortgagor may obtain terrorism insurance from Relsure Vermont Inc. (“RVI”), a licensed unrated captive insurance company owned by affiliates of The Related Companies, L.P., so long as certain conditions are satisfied, including but not limited to (i) the policy issued by RVI has a deductible not greater than $250,000 and (ii) RVI obtains reinsurance with a cut through endorsement acceptable to the Mortgagee and the rating agencies from an insurance company meeting the rating requirements set forth in the Mortgage Loan documents for covered losses not reinsured by the federal government under TRIPRA (subject to the $250,000 deductible).
(33) Defeasance	Bronx Terminal Market (Loan No. 15)	In connection with a defeasance, the Mortgagor’s obligation to pay servicing and trustee fees is capped at 5 basis points of the outstanding Mortgage Loan amount, and shall only be paid upon successful closing of the defeasance.
(35) Ground Leases	Bronx Terminal Market (Loan No. 15)	The Mortgage Loan is secured by the Mortgagor’s leasehold interest in a ground lease with the City of New York, as ground lessor. The Ground Lease estoppel provides that the Ground Lease cannot be terminated, cancelled or subordinated, or materially modified, amended or altered without the prior written consent of the Mortgagee. The holder of the Mortgage Loan is required to be a person that is not a Prohibited Person (defined below). In connection with a proposed assignment of the leasehold interest, the lessor’s consent is not required if the assignee is not a Prohibited Person, but 30 days’ advance notice is required to enable the ground lessor to make that determination. Generally, a “Prohibited Person” includes (i) persons, including related control parties, that are in default of any agreements with the City of New York or the New York City Economic Development Corporation (“EDC”); (ii) persons, including related control parties, that have been convicted of a felony or crime of moral turpitude, or are involved in organized crime; (iii) foreign governments, or parties controlled by foreign governments, in violation of the Export Administration Act of 1979 or related regulations; (iv) foreign governments, or parties controlled by foreign
D-2-9

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
governments, whose activities are regulated or controlled by the U.S. Treasury Department or executive orders of the President of the United States of America issued pursuant to the Trading with the Enemy Act of 1917, as amended; (v) persons having received a notice of default for non-payment from New York City in an amount over $10,000 unless contested in court proceedings; and (vi) except in the case of a “Recognized Mortgagee” or its “Control Affiliate” (in each case as defined in the Ground Lease) or designee, any person that has owned at any time in the preceding three (3) years any property which has been the subject of an in rem tax foreclosure by the City of New York unless otherwise released pursuant to the City’s Administrative Code. The Ground Lease requires that a subtenant under any sublease is a person that is not a “Prohibited Person.”

D-2-10

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Crown Center (Loan No. 28)	Pursuant to the related ground lease (the “Crown Center Ground Lease”), (i) all casualty funds, including funds in excess of the threshold amount specified in the related Mortgage Loan documents, are required to be held by an institutional trustee (which must be any commercial national bank located in Fort Lauderdale, Florida selected by the ground lessor) and (ii) such casualty funds are required to be applied to the restoration of the related Mortgaged Property. The related Mortgage Loan documents include a non-recourse carveout for any losses sustained due to any failure to apply the casualty funds in accordance with the Mortgage Loan documents and/or the Crown Center Ground Lease.
(25) Local Law Compliance	GNL Industrial Portfolio (Loan No. 22)	Certain building, zoning and fire code violations are open at the Grupo Antolin - Shelby Township, MI Mortgaged Property, CF Sauer - 184 Suburban Mortgaged Property, the AM Castle - Wichita, KS Mortgaged Property and the Hannibal - Houston, TX Mortgaged Property (the “GNL Violations”). The Mortgage Loan documents require the related Mortgagors to (i) cure all of the GNL Violations and (ii) deliver to the Mortgagee updates to the zoning reports obtained in connection with the origination of the Mortgage Loan confirming that there are no outstanding violations, provided, however, that so long as the related Mortgagors have taken all commercially reasonable actions within their control to cure the GNL Violations and deliver to the Mortgagees updated zoning reports, the related Mortgagors’ failure to do so within the timeframes set forth in the Mortgage Loan documents will not, on its own, result in an event of default. Additionally, the related Mortgage Loan documents include a recourse carveout for any losses in connection with the GNL Violations.
(27) Recourse Obligations	Fountain Hills Plaza (Loan No. 25)	The non-recourse provisions of the related Mortgage Loan only provide for full recourse liability for transfers made in violation of the related Mortgage Loan documents that result (i) in a change in control over any Mortgagor or (ii) a transfer of the related Mortgaged Property by deed, bill of sale, installment sales agreement, ground lease (excluding any lease to a Tenant in the ordinary course of business) or any similar agreement (each, a “Fountain Hills Full Recourse Transfer”). Any transfer made in violation of the related Mortgage Loan documents that is not a Fountain Hills Full Recourse Transfer only gives rise to liability for losses and damages sustained.
(27) Recourse Obligations

The Boulevard at Oakley Station Phase II (Loan No. 16)

Fountain Hills Plaza (Loan No. 25)

Crown Center (Loan No. 28)

Sandpiper Midwest Portfolio (Loan No. 30)

Suburban Extended Stay - Denver Westminster (Loan No. 43)

Strawberry Square Shopping Center (Loan No. 44)

Hamlet MHC (Loan No. 55)

The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with (i) a “willful misrepresentation” as opposed to “intentional material misrepresentation” and (ii) “material physical waste” as opposed to “intentional material physical waste.”
(27) Recourse Obligations	US Storage – Delray Beach (Loan No. 48)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with (i) “intentional misrepresentation” as opposed to “intentional material
D-2-11

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	US Storage – Nashville (Loan No. 49) US Storage – Clarksville (Loan No. 50)	misrepresentation” and (ii) “material physical waste” as opposed to “intentional material physical waste.”
(28) Mortgage Releases	All KeyBank Loans	With respect to the related Mortgage Loans, if the Mortgage Loans or any portion thereof are included in a REMIC trust and, immediately following a release of any portion of the lien of the security instrument in connection with a condemnation (but taking into account any proposed restoration on the remaining portion of the related Mortgaged Property), the loan to value ratio is greater than 125% (such value to be determined, in Mortgagee’s sole discretion, by any commercially reasonable method permitted to a REMIC trust), the principal balance of the related Mortgage Loan must be paid down in an amount sufficient to satisfy the REMIC requirements, unless the Mortgagee receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust and that the REMIC trust will not be subject to tax as a result of the related release of such portion of the Lien of the security instrument.)
(32) Single-Purpose Entity	Strawberry Shopping Center (Loan No. 44)	The related Mortgagor was formed to own the entire shopping center complex. At the origination of the related Mortgage Loan, an outparcel (the “Prior Owned Property”) was simultaneously transferred to separate ownership. A clean environmental site assessment was obtained. The related Mortgage Loan documents include a non-recourse carveout for any losses sustained due to the Prior Owned Property.
(35) Ground Leases	Crown Center (Loan No. 28)

With respect to (e), following a foreclosure or deed-in-lieu of foreclosure, any subsequent transfer of the Crown Center Ground Lease by the Mortgagee to another party will be subject to the ground lessor’s consent unless such party is an institutional assignee which is defined as any (i) savings bank, (ii) private banker, (iii) institutional lender, (iv) investment bank, (v) national bank, trust company or other federally-chartered or federally-regulated savings and loan association, credit union or other banking institution, (vi) foreign banking corporation licensed by an applicable federal or state banking authority to transact business in the State of Florida, (vii) trust established under the laws of the United States or any state in connection with the securitization of mortgage loans, or (viii) subsidiary or affiliate or any entities listed in (i) through (vii) above.

With respect to (j), the Crown Center Ground Lease stipulates that (i) all casualty funds, including funds in excess of the threshold amount specified in the related Mortgage Loan documents, are required to be held by an institutional trustee (which must be any commercial national bank located in Fort Lauderdale, Florida selected by the ground lessor) and (ii) such casualty funds are required to be applied to the restoration of the related Mortgaged Property. The related Mortgage Loan documents include a non-recourse carveout for any losses sustained due to any failure to apply the casualty funds in accordance with the Mortgage Loan documents and/or the Crown Center Ground Lease.

D-2-12

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Baybrook Mall (Loan No. 5) Stonebriar Centre (Loan No. 9)	Provided no event of default has occurred and is continuing, under the related Whole Loan, the Mortgage Loan documents prohibit the lender, without the prior written consent of the Mortgagor, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Retail, PREIT, Washington Prime Group, Pyramid Real Estate Group, CBL & Associates Properties, Inc., Westfield Holdings Limited, Unibail-Rodamco or, with respect to Baybrook Mall, Centennial, Inc. (or any successors or assigns of or any person or entity controlled by, controlling or under common control with the foregoing); provided, however, such restrictions will not apply to (a) any transfer or sale by the Mortgagee of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan or (b) any subsequent resale or transfer of the Whole Loan (or any interest therein) occurring after an initial sale or transfer by the Mortgagee even if such transaction results in a portion of the Whole Loan being held by a person or entity described above.
(7) Permitted Liens; Title Insurance	Baybrook Mall (Loan No. 5) Stonebriar Centre (Loan No. 9)	See exception to Representation and Warranty No. 6, above.
(17) Insurance	Baybrook Mall (Loan No. 5)

The Mortgage Loan documents permit (i) a property insurance deductible up to $250,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a commercial general liability insurance deductible or self-insured retention up to $250,000.

The threshold above which the Mortgagee (or a trustee appointed by it) has the right to hold and disburse insurance proceeds is $11,750,000 (which amount is equal to 5% of the original principal balance of the Mortgage Loan but may be higher than the then-outstanding principal balance of the Mortgage Loan).

The Mortgage Loan documents provide that the Mortgagee may consent (subject to rating agency confirmation) to the Mortgagor maintaining (or causing to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Mortgage Loan documents.

See exception to Representation and Warranty No. 30, below.

(17) Insurance	Stonebriar Centre (Loan No. 9)

The Mortgage Loan documents permit (i) a property insurance deductible up to $250,000, except with respect to windstorm, flood and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a commercial general liability insurance deductible or self-insured retention up to $250,000. Such deductibles may not be considered customary.

The threshold above which the Mortgagee (or a trustee appointed by it) has the right to hold and disburse insurance proceeds is $13,000,000 (which amount is higher than 5% of the original principal balance of the Mortgage Loan and may be higher than the then-outstanding principal balance of the Mortgage Loan).

The Mortgage Loan documents provide that the Mortgagee may consent (subject to rating agency confirmation) to the Mortgagor maintaining (or causing to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other

D-2-13

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Mortgage Loan documents.

See exception to Representation and Warranty No. 30, below.

(27) Recourse Obligations	Baybrook Mall (Loan No. 5) Stonebriar Centre (Loan No. 9)

With respect to clause (a)(iii) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for losses to the Mortgagee (and not full recourse) for transfers made in violation of the Mortgage Loan documents and only if such transfers are of all or substantially all of the Mortgaged Property or result in a prohibited change of control of the Mortgagor or any general partner or managing member of the Mortgagor, as applicable.

With respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for intentional misappropriation.

(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(28) Mortgage Releases	Baybrook Mall (Loan No. 5) Stonebriar Centre (Loan No. 9)	The Mortgagor is permitted to obtain the release of parcels at the Mortgaged Property upon the substitution therefor of other parcels of real property and satisfaction of certain conditions set forth in the Mortgage Loan documents.
(30) Acts of Terrorism Exclusion	Baybrook Mall (Loan No. 5) Stonebriar Centre (Loan No. 9)	The Mortgage Loan documents permit a terrorism insurance deductible of up to $1,000,000. Such deductible may not be considered customary. In addition, the Mortgage Loan documents permit terrorism insurance to be obtained through a captive insurance program with Liberty IC Casualty LLC (“Liberty”), subject to satisfaction of the conditions set forth in the Mortgage Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Liberty must be reinsured with a cut through endorsement acceptable to the Mortgagee and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(32) Single-Purpose Entity	Stonebriar Centre (Loan No. 9)	The related Mortgagor is a recycled Single-Purpose Entity that previously owned two parcels of land located adjacent to the Mortgaged Property that were transferred to a third party prior to the origination of the Mortgage Loan.
(33) Defeasance	Baybrook Mall (Loan No. 5)	In connection with a defeasance, the related Mortgagor is not required to pay defeasance related costs and expenses of Servicer or Trustee in excess of $10,000.
(33) Defeasance	Stonebriar Centre (Loan No. 9)	In connection with a defeasance, the related Mortgagor is not required to pay defeasance related costs and expenses in excess of $15,000 (exclusive of any rating agency fees and expenses).

D-2-14

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	277 Park Avenue (Loan No. 2)	The related Loan Documents permit the Mortgagor to maintain a portion of the coverage required under the related Loan Documents with insurance companies that do not meet the requirements in the related Loan Documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate of insurers, provided that if the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor will be required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in related Loan Documents.
(27) Recourse Obligations	All GACC Mortgage Loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(27) Recourse Obligations	277 Park Avenue (Loan No. 2)	There is no separate guarantor under the Loan Documents.

D-2-15

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(4) Hospitality Provisions	Courtyard by Marriott Bowling Green Convention Center (Loan No. 33)	The existing comfort letter was issued to the originator of the Mortgage Loan and is not enforceable by the issuing entity against the franchisor until such time that a replacement comfort letter is issued in the name of the issuing entity. The comfort letter provides for the issuance of a replacement comfort letter upon the transfer of the Mortgage Loan, provided certain conditions are complied with.
(7) Permitted Liens; Title Insurance	Courtyard by Marriott Bowling Green Convention Center (Loan No. 33)	The franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or an ownership interest in the related borrower (or a controlling affiliate of the borrower) to a Competitor (as defined in the related franchise agreement) of the franchisor.
(14) Actions Concerning Mortgage Loan	286 East 163rd Street (Loan No. 51)	The Mortgagor is currently subject to a lawsuit that is not covered by the Mortgagor’s insurance. An adjacent property owner brought an action against the Mortgagor alleging damage to the adjacent property during construction of the Mortgaged Property. The plaintiff alleged damages in an amount not less than $1.5 million, which is disputed by the Mortgagor. The construction contract contains broad indemnities in favor of the Mortgagor.
(42) Appraisal	2758 Creston Avenue (Loan No. 40)	The appraisal obtained in connection with the origination of the Mortgage Loan is dated February 20, 2024, which is more than six months prior to the Mortgage Loan origination date of August 28, 2024.

D-2-16

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Westshore Crossing (Loan No. 13)

The insurance coverage in place for the Mortgaged Property as of the Mortgage Loan origination date does not include excess flood insurance or coverage for storm surge in excess of the in place NFIP policies. Pursuant to the Mortgage Loan documents, the borrower and guarantor unconditionally guarantee payment for any related losses following the occurrence of a casualty to the Mortgaged Property or any part thereof that would have been covered (without taking into account coverages provided under the NFIP policy, or proceeds paid on account thereof) by an excess flood policy (including excess flood and storm surge) up to $5,000,000.

The Mortgage Loan documents provide that damages to roofs arising out of wind losses may be covered on an actual cash value basis, rather than replacement cost, until either the roofs or policy are replaced. The Mortgage Loan is recourse to the borrower and guarantor up to an amount equal to the difference between the full replacement value of the roofs of all of the buildings located on the Mortgaged Property and the depreciated actual cash value of such roofs, pursuant to the terms and conditions set forth in the related loan agreement and as calculated by the lender in its sole and absolute discretion.

There is a shortfall in the law and ordinance coverage required to be maintained at the Mortgaged Property. The Mortgage Loan is recourse to the borrower and guarantor for such shortfall.

The Mortgage Loan documents permit the borrower to maintain a portion of the required property coverage under policies issued by insurance companies that do not meet the rating requirements set forth in the Mortgage Loan documents (the “Otherwise Rated Insurers”), provided that (x) the A.M. Best ratings of such Otherwise Rated Insurers are not withdrawn or downgraded below its rating as of the origination date and (y) at renewal of the current policy term, the borrower replaces such Otherwise Rated Insurers with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents.

(17) Insurance	London Bridge Industrial (Loan No. 24)	The Mortgage Loan documents permit the Mortgagor to maintain insurance policies that do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received the Rating Agency Confirmation with respect to any such Non- Conforming Policy.
(32) Single-Purpose Entity	Westshore Crossing (Loan No. 13)	With respect to recourse liability to the borrower and guarantor (identified in exception to representation no. 17 above), up to an amount equal to the difference between the full replacement value of the roofs of all of the buildings located on the Mortgaged Property and the depreciated actual cash value of such roofs, the borrower delivered a non-consolidation opinion that assumes that the potential liability of the non-recourse guarantor for damages in excess of the actual cash value of such roofs will not exceed ten percent (10%) of the original principal balance of the Mortgage Loan and did not consider the effect that this guaranty might have on a court’s decision whether to order substantive consolidation of the borrower and guarantor if the amount payable under such guaranty exceeds such ten percent (10%) assumption.

D-2-17

BSPRT CMBS Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(1) Whole Loan; Ownership of Mortgage Loans	Fairfield Inn & Suites by Marriott Wilmington (Loan No. 32)	The existing comfort letter was issued to the originator of the Mortgage Loan and is not enforceable by the issuing entity against the franchisor until such time that a replacement comfort letter is issued in the name of the issuing entity. The comfort letter provides for the issuance of a replacement comfort letter upon the transfer of the Mortgage Loan, provided certain conditions are complied with.
(7) Permitted Liens; Title Insurance	Fairfield Inn & Suites by Marriott Wilmington (Loan No. 32)	The franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or an ownership interest the related borrower (or a controlling affiliate of the borrower) to a Competitor (as defined in the related franchise agreement) of the franchisor.

D-2-18

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	All BMO Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(17) Insurance	Northbridge Centre (Loan No. 10)	The Mortgage Loan documents only require the Mortgagor to maintain business interruption or rental loss insurance which covers a period of not less than 12 months. To the extent the Mortgagor chooses to increase the coverage to 18 months, in its discretion, and obtains a release of any remaining funds held in the business interruption escrow account, the Mortgage Loan documents require the Mortgagor to thereafter maintain at least 18 months of coverage.
(28) Mortgage Releases	All BMO Mortgage Loans	In the event of a taking of any portion of any of the Mortgaged Property by a state or any political subdivision or authority thereof, the Mortgagor cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC provisions if the related Mortgagor provides an opinion of counsel to the holder of the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust if such amount is not paid.
(30) Acts of Terrorism Exclusion	All BMO Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, as applicable, at the related Mortgaged Property.

D-2-19

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	BioMed 2024 Portfolio 2 (Loan No. 8)	The lender may (i) sell or otherwise transfer the Whole Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Whole Loan and the Whole Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization, as defined below) shall only be to an eligible assignee as more fully described in the Whole Loan documents or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents (a “Securitization”).
(6) Lien; Valid Assignment	BioMed 2024 Portfolio 2 (Loan No. 8)	The sole tenant at the Lincoln Centre Mortgaged Property, Illumina, Inc., has a right of first refusal (“ROFR”) to purchase the entire Lincoln Centre Mortgaged Property or any individual building at the related Mortgaged Property (“ROFR Property”) in the event the landlord receives an offer to purchase such Mortgaged Property or any individual building thereof on terms which the landlord would agree to sell such ROFR Property; provided, that the landlord is required to provide Illumina, Inc. with a summary of the pertinent economic and non-economic terms of such offer, including the purchase price and any earnest money deposits required (“Offer Summary”). Illumina, Inc. will then have 10 business days from receipt of such Offer Summary to notify the landlord of its election to exercise such ROFR option. Pursuant to a subordination, non-disturbance and attornment agreement, the tenant has agreed that such right of first refusal will not apply to a foreclosure or deed-in-lieu of foreclosure or the first transfer of title by the lender or its nominee subsequent thereto. However, such right would apply to subsequent transfers.
(7) Permitted Liens; Title Insurance	BioMed 2024 Portfolio 2 (Loan No. 8)	See exceptions to Representation 6.
(17) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(18) Access; Utilities; Separate Tax Lots	BioMed 2024 Portfolio 2 (Loan No. 8)	The 200 Sidney Street and 40 Erie Street Mortgaged Properties constitute a combined tax lot (however, both Mortgaged Properties are collateral for the Whole Loan).
(27) Recourse Obligations	BioMed 2024 Portfolio 2 (Loan No. 8)

Clause (a)(ii) is limited to affirmative collusion. Clause (a)(iii) is not a full recourse item (but loss recourse). The non-recourse carveout guarantor’s liability with respect to the items in clause (a) are limited to 15% of the outstanding Whole Loan amount, plus costs of enforcement.

There is no recourse for misappropriation of security deposits (clause (b)(i)).

Clause (b)(i) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Whole Loan documents or applied to pay other obligations required to be paid pursuant to the Whole Loan documents, or otherwise delivered to the lender.

With respect to clause (b)(iii), the environmental covenants do not trigger recourse to the non-recourse carveout guarantor, except, subject to a cap equal to the aggregated PLL Policy Limit, to the extent that the Mortgagors obtain PLL Policies that do not run for terms of at least two years past the then-current maturity date of the

D-2-20

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Whole Loan (the “Required PLL Period”) and Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Whole Loan documents, any liability pursuant to the related environmental indemnity that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender. As used herein, “PLL Policy Limit” means minimum coverage limits of either (1) $5,000,000 per incident and $10,000,000 in the aggregate, or (2) $20,000,000 per incident and $25,000,000 in the aggregate

(27) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(28) Mortgage Releases	BioMed 2024 Portfolio 2 (Loan No. 8)

The related Mortgagors may at any time obtain the release of an individual Mortgaged Property from the lien of the Whole Loan and the release of the applicable Mortgagor’s obligations under the Whole Loan documents with respect to the released Mortgaged Property, subject to the satisfaction of certain conditions, including, among other conditions, (i) prepayment or defeasance of the applicable Release Amount, where “Release Amount” means the lesser of (a) the outstanding principal amount of the Whole Loan (plus interest and any other amounts that may be due) and (b) the product of the allocated mortgage loan amount (“Mortgage ALA”) for such Mortgaged Property (as adjusted pursuant to the Whole Loan documents, if applicable), multiplied by (i) 105%, until such time as the outstanding Whole Loan amount has been reduced to $501,715,790, and (ii) thereafter, 110%.

In addition, if the debt yield requirement in connection with a partial release is not satisfied and the release of an individual Mortgaged Property is in connection with an arms-length transaction to a third party (provided that if a Blackstone entity controls the borrower, such transfer may be to an affiliate in certain circumstances), or pursuant to a tenant purchase option, the borrowers may obtain the release of such Mortgaged Property upon payment to the lender of an amount equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such individual Mortgaged Property and (ii) the greater of (x) the applicable Release Amount for such individual Mortgaged Property together with any yield maintenance premium then required and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt yield requirement, together with any yield maintenance premium then required. Such provision may result in a Mortgaged Property being released upon prepayment or defeasance of an amount that is less than its Mortgage ALA.

(29) Financial Reporting and Rent Rolls	BioMed 2024 Portfolio 2 (Loan No. 8)	With respect to annual financial statements, the Mortgagor must provide a complete copy of the Mortgagor’s (or, at the Mortgagor’s election, any direct or indirect owner of the Mortgagor; provided that as of the date of such annual financial statements the aggregate square footage accounts for 80% or more of the aggregate rentable square footage at all properties owned directly or indirectly by such entity) annual financial statements audited by a Big Four accounting firm or other independent certified public accountant reasonably approved by Lender and prepared in accordance with Approved Accounting Principles.
(30) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation and Warranty No. 17 are also exceptions to this Representation and Warranty No. 30.
(31) Due on Sale or	BioMed 2024 Portfolio 2 (Loan No. 8)	The Whole Loan documents permit free transfers or pledges of interests in Excluded Entities. “Excluded Entities” are defined as any
D-2-21

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Encumbrance

entity comprising Initial Sponsor any other Approved Sponsor Entity or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor or any other Approved Sponsor Entity. Initial Sponsor means certain Blackstone funds specified or described in the loan agreement and Approved Sponsor Entity means certain Blackstone funds specified or described in the loan agreement, as well as Blackstone Real Estate Income Trust, Inc and BREIT Operating Partnership L.P.

The Whole Loan documents provide that none of the Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagor up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Loan or any mezzanine loan.

Upon satisfaction of certain conditions set forth in the Whole Loan documents, certain transfers are permitted without the lender’s consent, including, without limitation, after giving effect to such sale or pledge, (A) one or more of the, among other entities, initial sponsor and any Blackstone Fund Entity (each, an “Approved Sponsor Entity”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest, where “Required Ownership Interest” means (i) for so long as one or more Approved Sponsor Entities individually or collectively controls the Mortgagor and the related mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower, or (ii) in the event that an Approved Sponsor Entity does not individually or collectively control the Mortgagor and the related mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower.

(32) Single-Purpose Entity	BioMed 2024 Portfolio 2 (Loan No. 8)	One of the Mortgagors, BMR-Lincoln Centre LP, previously owned other real property located at 600 and 700 Lincoln Centre Drive in Foster City, San Mateo County, California.

D-2-22

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in This Prospectus	15
Summary of Terms	25
Summary of Risk Factors	57
Risk Factors	59
Description of the Mortgage Pool	147
Transaction Parties	255
Credit Risk Retention	352
Description of the Certificates	359
Description of the Mortgage Loan Purchase Agreements	395
Pooling and Servicing Agreement	406
Certain Legal Aspects of Mortgage Loans	511
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	528
Pending Legal Proceedings Involving Transaction Parties	531
Use of Proceeds	531
Yield and Maturity Considerations	531
Material Federal Income Tax Considerations	541
Certain State and Local Tax Considerations	553
Method of Distribution (Underwriter)	554
Incorporation of Certain Information by Reference	556
Where You Can Find More Information	557
Financial Information	557
Certain ERISA Considerations	557
Legal Investment	561
Legal Matters	562
Ratings	562
Index of Defined Terms	565

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$961,529,000
(Approximate)

Barclays
Commercial Mortgage
Securities LLC
Depositor

BBCMS
MORTGAGE TRUST 2024-5C29
Issuing Entity

Commercial Mortgage Pass-Through

Certificates, Series 2024-5C29

Class A-1	$5,185,000
Class A-2	$205,825,000
Class A-3	$534,775,000
Class X-A	$745,785,000
Class X-B	$215,744,000
Class A-S	$127,848,000
Class B	$50,607,000
Class C	$37,289,000

PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets
Co-Lead Manager and Joint Bookrunner

Société Générale
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

BMO Capital Markets
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Drexel Hamilton
Co-Manager

September 16, 2024